Exhibit 10.1

AMENDED AND RESTATED

CREDIT AGREEMENT

among

WILLIAMS SCOTSMAN INTERNATIONAL, INC.,

WILLIAMS SCOTSMAN, INC.,

VARIOUS FINANCIAL INSTITUTIONS,

BANK OF AMERICA, N.A.,
as Administrative Agent,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Syndication Agent,

CITICORP USA, INC., WELLS FARGO BANK, N.A. and LEHMAN COMMERCIAL PAPER INC,
as Co-Documentation Agents,

and

BANC OF AMERICA SECURITIES LLC and DEUTSCHE BANK SECURITIES INC.,
as Co-Lead Arrangers and Joint Book Runners

Dated as of June 28, 2005

ARTICLE 1	Definitions
1.1	General Definitions; Holding Company Applicability
1.2	Accounting Terms and Determinations
1.3	Interpretive Provisions
1.4	No Strict Construction
1.5	Certain Provisions Regarding Holdings

ARTICLE 2	Amount and Terms of Credit
2.1	The Commitments and Loans
2.2	Determination of Borrowing Base for Revolving Loans; etc.
2.3	Borrowing Mechanics
2.4	Settlements Among the Administrative Agent and the Lenders
2.5	Mandatory and Voluntary Payments: Mandatory and Voluntary Reduction of Commitments
2.6	Payments and Computations
2.7	Maintenance of Account
2.8	Statement of Account
2.9	Taxes
2.10	Sharing of Payments
2.11	Bank Products
2.12	Assignment and Assumption on Effective Date

ARTICLE 3	Letters of Credit
3.1	Issuance of Letters of Credit
3.2	Terms of Letters of Credit
3.3	Revolving Credit Lenders’ Participation
3.4	Notice of Issuance
3.5	Payment of Amounts Drawn Under Letters of Credit
3.6	Payment by Revolving Credit Lenders
3.7	Nature of Issuing Lender’s Duties
3.8	Obligations Absolute

ARTICLE 4	Interest, Fees and Expenses
4.1	Interest on Eurodollar Rate Loans
4.2	Interest on Base Rate Loans
4.3	Notice of Continuation and Notice of Conversion
4.4	Interest After Default
4.5	Reimbursement of Expenses
4.6	Unused Line Fee
4.7	Letter of Credit Fees
4.8	Incremental Revolving Credit Commitments
4.9	Other Fees and Expenses

i

4.10	Authorization to Charge Account
4.11	Indemnification in Certain Events
4.12	Calculations
4.13	Change of Applicable Lending Office

ARTICLE 5	Conditions Precedent
5.1	Conditions to Initial Loans and Letters of Credit
5.2	Conditions to All Credit Events

ARTICLE 6	Representations and Warranties
6.1	Corporate Status
6.2	Corporate Power and Authority
6.3	No Violation
6.4	Litigation
6.5	Use of Proceeds
6.6	Governmental Approvals
6.7	Investment Company Act
6.8	Public Utility Holding Company Act
6.9	True and Complete Disclosure
6.10	Financial Condition; Financial Statements
6.11	Locations of Offices, Records, Inventory and Rental Equipment
6.12	Security Interests
6.13	Tax Returns and Payments
6.14	Compliance with ERISA
6.15	Subsidiaries
6.16	Intellectual Property; etc.
6.17	Compliance with Statutes, etc.
6.18	Properties
6.19	Labor Relations; Collective Bargaining Agreements
6.20	Restrictions on Subsidiaries
6.21	Status of Accounts
6.22	Material Contracts
6.23	Existing Indebtedness and Operating Leases
6.24	Guarantee of Certain Notes; Subordinated Guarantor Senior Indebtedness; Credit Agreement; etc.
6.25	Unit Subsidiary
6.26	Rental Equipment; Business of the Credit Parties
6.27	Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; etc.
6.28	Insurance
6.29	Ownership of Rental Equipment
6.30	No Permitted Units Financing or Attributable Debt
6.31	Intercreditor Agreement
6.32	Foreign Assets Control Regulations, Etc.

ARTICLE 7	Affirmative Covenants
7.1	Financial Information
7.2	Real Estate Appraisals
7.3	Corporate Franchises
7.4	Compliance with Statutes, etc.
7.5	ERISA
7.6	Good Repair
7.7	Books and Records
7.8	Collateral Records
7.9	Security Interests
7.10	Insurance; Casualty Loss
7.11	Taxes
7.12	End of Fiscal Years; Fiscal Quarters
7.13	Further Assurances
7.14	Maintenance of Separateness
7.15	Collateral Access Agreements
7.16	New Subsidiaries
7.17	Permitted Acquisitions
7.18	Unit Subsidiary; Provisions Relating to Units; etc.
7.19	Use of Proceeds
7.20	Rental Equipment; Business of the Credit Parties
7.21	Ownership of Rental Equipment
7.22	No Permitted Units Financing or Attributable Debt

ARTICLE 8	Negative Covenants
8.1	Consolidation, Merger, Sale or Purchase of Assets, etc.
8.2	Liens
8.3	Indebtedness
8.4	Capital Expenditures
8.5	Investments
8.6	Dividends, etc.
8.7	Transactions with Affiliates
8.8	Changes in Business
8.9	Senior Secured Leverage Ratio
8.10	Consolidated Interest Coverage Ratio
8.11	Utilization
8.12	Creation of Subsidiaries
8.13	Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Governing Documents, Preferred Stock and Certain Other Agreements; etc.
8.14	Issuance of Stock
8.15	Limitation on Restrictions Affecting Subsidiaries
8.16	No Additional Bank Accounts
8.17	No Excess Cash
8.18	Account Terms
8.19	Permitted Preferred Stock

8.20	Unit Subsidiary
8.21	Change of Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization etc.

ARTICLE 9	Events of Default and Remedies
9.1	Events of Default

ARTICLE 10	The Agents
10.1	Appointment
10.2	Nature of Duties
10.3	Lack of Reliance on the Agents
10.4	Certain Rights of the Agents
10.5	Reliance by the Agents
10.6	Indemnification
10.7	Each Agent in its Individual Capacity
10.8	Holders of Notes
10.9	Resignation by the Agents; Successor Agents; etc.
10.10	Collateral Matters
10.11	Co-Collateral Agents; Separate Collateral Agents
10.12	Actions with Respect to Defaults
10.13	Delivery of Information
10.14	The Syndication Agent and the Co-Documentation Agents

ARTICLE 11	Miscellaneous
11.1	Submission to Jurisdiction; Waivers
11.2	Waiver of Jury Trial
11.3	Governing Law
11.4	Delays: Partial Exercise of Remedies
11.5	Notices
11.6	Benefit of Agreement
11.7	Confidentiality
11.8	Indemnification
11.9	Entire Agreement; Successors and Assigns
11.10	Amendment or Waiver
11.11	Nonliability of Administrative Agent, Collateral Agent and Lenders
11.12	Independent Nature of Lenders’ Rights
11.13	Counterparts
11.14	Effectiveness
11.15	Headings Descriptive
11.16	Maximum Rate
11.17	Right of Setoff
11.18	Other Credit Documents
11.19	Certain Provisions Regarding Perfection of Security Interests
11.20	[Intentionally Omitted]
11.21	Acknowledgements Regarding Security Bond Obligations
11.22	PATRIOT Act Notice

11.23	Amendment and Restatement

ARTICLE 12	Holdings Secured Guaranty
12.1	The Holdings Secured Guaranty
12.2	Bankruptcy
12.3	Nature of Liability
12.4	Independent Obligation
12.5	Authorization
12.6	Reliance
12.7	Subordination
12.8	Waiver
12.9	Limitation on Enforcement

v

SCHEDULE I	Lender Commitments and Term Loan Outstandings
SCHEDULE II	Lenders Addresses
SCHEDULE III	Existing Indebtedness and Operating Leases
SCHEDULE IV	Real Properties
SCHEDULE V	Existing Letters of Credit
SCHEDULE VI	Location of Offices, Records, Inventory and Rental Equipment
SCHEDULE VII	Tax Matters
SCHEDULE VIII	ERISA Matters
SCHEDULE IX	Subsidiaries
SCHEDULE X	Collective Bargaining Agreements
SCHEDULE XI	Legal Names; Type of Organization; Jurisdiction of Organization
SCHEDULE XII	Insurance
SCHEDULE XIII	8.1(o) Conditions
SCHEDULE XIV	Existing Liens
SCHEDULE XV	Surety Liens
SCHEDULE XVI	Existing Investments
SCHEDULE XVII	Bank Accounts
SCHEDULE XVIII	Holdings Article 7 and 8 Covenants
SCHEDULE XIX	Affiliate Transactions
SCHEDULE XX	Subordinated Guarantor Senior Indebtedness
SCHEDULE XXI	First Lien Obligations Exception

EXHIBIT A-1	Form of Term Note
EXHIBIT A-2	Form of Revolving Note
EXHIBIT B-1	Form of Notice of Borrowing
EXHIBIT B-2	Form of Letter of Credit Request
EXHIBIT B-3	Form of Notice of Continuation
EXHIBIT B-4	Form of Notice of Conversion
EXHIBIT C-1	Form of Collection Bank Agreement
EXHIBIT C-2	Form of Canadian Bank Control Agreement
EXHIBIT D	Form of Section 2.9(b)(ii) Certificate
EXHIBIT E-1	Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel to Holdings and the Borrower
EXHIBIT E-2	Form of Opinion of Davies Ward Phillips & Vineberg LLP
EXHIBIT F-1	Form of U.S. Security Agreement
EXHIBIT F-2	Form of Canadian Security Agreement
EXHIBIT G	Form of Collateral Access Agreement
EXHIBIT H	Form of Officer’s Certificate
EXHIBIT I	Form of Solvency Certificate
EXHIBIT J-1	Form of U.S. Subsidiaries Guaranty
EXHIBIT J-2	Form of Canadian Subsidiaries Guaranty
EXHIBIT K-1	Form of U.S. Pledge Agreement
EXHIBIT L	Form of Mortgage
EXHIBIT M	Form of Custodian Agreement
EXHIBIT N	Form of U.S. Subsidiary Joinder Agreement
EXHIBIT O	Form of Compliance Certificate

EXHIBIT P	Form of Borrowing Base Certificate
EXHIBIT Q-1	Form of Assignment and Assumption Agreement
EXHIBIT Q-2	Form of Notice of Assignment
EXHIBIT R	Form of Incremental Commitment Agreement
EXHIBIT S	Form of Bank Assignment Agreement
EXHIBIT T	Form of Acknowledgment and Agreement to Intercreditor Agreement

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 28, 2005, among WILLIAMS SCOTSMAN INTERNATIONAL, INC. (formerly known as Scotsman Holdings, Inc.), a Delaware corporation (“Holdings”), WILLIAMS SCOTSMAN, INC., a Maryland corporation (the “Borrower”), the Lenders party hereto from time to time, BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Syndication Agent (in such capacity, the “Syndication Agent”), CITICORP USA, INC., WELLS FARGO BANK, N.A. and LEHMAN COMMERCIAL PAPER INC., as Co-Documentation Agents (in such capacities, each a “Co-Documentation Agent” and, collectively, the “Co-Documentation Agents”), and BANC OF AMERICA SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as Co-Lead Arrangers and Joint Book Runners (in such capacities, each a “Co-Lead Arranger” and, collectively, the “Co-Lead Arrangers”).  Capitalized terms used and not otherwise defined herein have the respective meanings set forth in Section 1.1 hereof.

W I T N E S S E T H :

WHEREAS, the Borrower has requested the Lenders to make available to the Borrower a revolving line of credit for loans and letters of credit in an original maximum amount of $500,000,000 and a term loan in an amount not to exceed $150,000,000, which extensions of credit the Borrower will use to refinance existing indebtedness and for its working capital and general corporate needs;

WHEREAS, the Lenders have agreed to make available to the Borrower the credit facilities provided for herein upon the terms and conditions set forth in this Credit Agreement;

WHEREAS, the Borrower and Holdings are parties to a certain Credit Agreement, dated as of March 26, 2002, among the Borrower, Holdings, the lenders party thereto, Deutsche Bank Trust Company Americas, as administrative agent, and certain other Persons, as amended by a First Amendment, dated as of February 27, 2003, a Second Amendment, dated as of August 11, 2003, a Third Amendment, dated as of December 22, 2003, a Fourth Amendment, dated as of September 24, 2004 and a Fifth Amendment, dated as of April 15, 2005 (as so amended, the “Existing Credit Agreement”);

WHEREAS, in connection with the aforesaid credit facilities requested by the Borrower, BofA and DBTCA have purchased from the other lenders party to the Existing Credit Agreement all of such lenders’ right, title and interest in and to the Existing Credit Agreement and the documents and instruments executed and delivered in connection therewith (with certain exceptions), all pursuant to a certain Assignment and Assumption Agreement (the “Bank Assignment Agreement”), dated as of the date hereof, among BofA, DBTCA, the other lenders party to the Existing Credit Agreement, the administrative agent and collateral agent under the Existing Credit Agreement, the Borrower and Holdings;

WHEREAS, the Borrower, Holdings and the Lenders desire to amend and restate the Existing Credit Agreement in its entirety in the manner hereinafter set forth to provide for the aforesaid credit facilities requested by the Borrower from the Lenders;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Credit Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree that the Existing Credit Agreement shall be, and hereby is, amended and restated in its entirety as follows:

ARTICLE 1

Definitions

1.1           General Definitions; Holding Company Applicability.  As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

Accounts shall mean, with respect to any Person, all present and future accounts, contract rights and other rights to payment for goods sold or leased (whether or not delivered) or for services rendered which are not evidenced by an instrument, whether or not they have been earned by performance, and any letter of credit, guarantee, security interest or other security issued or granted to secure payment by an account debtor including, without limitation, all rentals, lease payments and other monies earned and to be earned, due and to become due under any Lease.

ACH Transactions shall mean any cash management, disbursement, or related services, including overdrafts and the automated clearinghouse transfer of funds, by BofA for the account of any Credit Party.

Adjusted Net Book Value Percentage shall mean 70%, provided that the Adjusted Net Book Value Percentage shall be subject to adjustment as provided below on each date of the Borrower’s delivery of an appraisal of the Qualified Credit Parties’ Rental Equipment pursuant to this Credit Agreement (for the purposes of this definition, each such date, a Delivery Date).  In the event that on any such Delivery Date, the product of (x) 85% multiplied by (y) the Orderly Liquidation Value on such date (for the purposes of this definition, such product, the Orderly Liquidation Product) is less than the product of (i) 70% multiplied by (ii) the Net Book Value of all of the Qualified Credit Parties’ Eligible Rental Equipment on such date, then the Adjusted Net Book Value Percentage shall be reduced to a percentage such that if such reduced percentage were multiplied by the Net Book Value of all of the Qualified Credit Parties’ Eligible Rental Equipment on such date the resultant product would equal the Orderly Liquidation Product on such date, with the Adjusted Net Book Value Percentage to remain at such reduced percentage until the next succeeding Delivery Date at which time it shall return to 70% or be adjusted to a percentage below 70% in accordance with the provisions above.  In no event shall the Adjusted Net Book Value Percentage exceed 70% at any time.  If at the time the Borrower has repaid more than $75,000,000 in the aggregate of Senior Secured Notes as permitted herein or at the time of any subsequent permitted repayment of Senior Secured Notes the Consolidated Leverage Ratio for the four consecutive fiscal quarter period (taken as one accounting period) of the Borrower most recently ended prior to the date of such repayment for which Financial Statements were required to be delivered pursuant to Section 7.1(a) or (b), on a pro forma basis giving effect to such repayment (as if such repayment had occurred on the last day of such four consecutive fiscal quarter period), is greater than 5.25:1.00, then effective on the date of such

2

repayment, each reference to “70%” or “85%” set forth above shall instead be a reference to “65%” and “80%” respectively (subject to reinstatement to the previous percentages in the event that the Consolidated Leverage Ratio is less than 5.25:1.00 for any four consecutive fiscal quarter period (taken as one accounting period) of the Borrower ending after the fiscal quarter of the Borrower in which such repayment is made).

Administrative Agent shall mean BofA solely in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor thereof as Administrative Agent, appointed as such pursuant to Section 10.9.

Affected Loans shall have the meaning given to such term in Section 2.5(g).

Affiliate shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person or any Person who is a director or officer of such Person or any Subsidiary of such Person.  For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to (i) vote twenty percent or more of the securities having ordinary voting power for the election of directors (or Persons performing similar functions) of such Person or (ii) direct or cause the direction of management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group.  Neither any Lender nor any Person controlling any Lender or under common control with such Lender nor any of their respective Subsidiaries shall be treated as an Affiliate of the Credit Parties or their respective Subsidiaries.  Notwithstanding the foregoing, for purposes of determining the Borrowing Base, no portfolio companies of any of the Equity Investors or of their Affiliates (excluding Holdings and its Subsidiaries) shall be deemed an Affiliate of the Borrower or any Subsidiary of the Borrower.

Agent shall mean and include each of the Administrative Agent, the Collateral Agent, the Syndication Agent and, for the purposes of Section 11.8 and Articles 10 and 12, each Co-Lead Arranger, and Agents shall mean all of such Persons, collectively.

Agent Advance shall have the meaning provided in Section 2.3(c).

Agent Advance Period shall have the meaning given to such term in Section 2.3(c).

Aggregate Supermajority Lenders shall mean those Non-Defaulting Lenders which would constitute Required Lenders under, and as defined in, this Credit Agreement if the percentage “50%” contained therein were changed to “66-2/3%”.

Alternate Currency shall mean, with respect to any Letter of Credit, any currency other than Dollars as may be acceptable to the Administrative Agent and the Issuing Lender with respect thereto in their sole discretion.

Applicable Equity Recapture Percentage shall mean, at any time, (x) in the case of the Holdings IPO, 0%, (y) in the case of any other Public Equity Offering by Holdings, 50%, provided that if at any time the Consolidated Leverage Ratio (as established on the last day of the respective fiscal quarter or year pursuant to the officer’s certificate last delivered (or required to

3

be delivered) pursuant to Section 7.1(a) or (b) but after giving effect to repayments of Loans (but in the case of repayments of Revolving Loans only to the extent the Total Revolving Credit Commitment was contemporaneously reduced by a corresponding amount) made after the last day of such fiscal quarter or year and prior to the respective application of Net Equity Proceeds pursuant to the provisions of Section 2.5(k)) is equal to or less than 3.00:1.00, then the Applicable Equity Recapture Percentage for purposes of this clause (y) shall instead be 25%, provided further, that (i) if the Applicable Equity Recapture Percentage would otherwise be 50% but after giving effect to the respective application of Net Equity Proceeds pursuant to Section 2.5(k) in a percentage less than 50%, the Consolidated Leverage Ratio would be equal to or less than 3.00:1.00, the Applicable Equity Recapture Percentage for the purposes of this clause (y) shall instead be 25% or such higher percentage (not to exceed 50%) as may be necessary to reduce the Consolidated Leverage Ratio to 3.00:1.00 after giving effect to such application and (ii) notwithstanding anything to the contrary contained above, at any time that a Default or an Event of Default is then in existence, the Applicable Equity Recapture Percentage for the purposes of this clause (y) shall be 50%, and (z) in the case of any Equity Issuance by the Borrower or any other Domestic Subsidiary or Canadian Subsidiary of Holdings, 100%.

Applicable Lending Office shall mean, with respect to each Lender, such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Loan and such Lender’s Domestic Lending Office in the case of a Base Rate Loan.

Applicable Margin shall mean (i) initially a percentage per annum equal to (x) in the case of Loans maintained as Base Rate Loans, 1.00%, and (y) in the case of Loans maintained as Eurodollar Rate Loans, 2.50%, and (ii) from and after October 1, 2005, the percentage per annum set forth below opposite the respective Level (i.e., Level 1, Level 2 or Level 3, as the case may be) of Average Excess Availability for the fiscal quarter of the Borrower most recently ended; provided that the Applicable Margin shall not change until five (5) Business Days after the end of such fiscal quarter.

Level	Average Excess Availability	Eurodollar Rate Loans	Base Rate Loans
Level 1	Greater than $250,000,000	2.25%	0.75%

Level 2	Equal to or less than $250,000,000 but greater than $100,000,000	2.50%	1.00%

Level 3	Equal to or less than $100,000,000	2.75%	1.25%

In the event that (i) the Consolidated Leverage Ratio for any period of four consecutive fiscal quarters of the Borrower (taken as one accounting period) is less than 5.25:1.00 (such Consolidated Leverage Ratio to be determined based on the delivery of a certificate signed by a Responsible Officer of the Borrower to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 45 days of the last day of any fiscal quarter (or 90 days of the last day of any fiscal year) of the Borrower, which certificate shall set forth the calculation of the Consolidated Leverage Ratio as at the last day of the four

4

consecutive fiscal quarter period of the Borrower then ended), then each of the Applicable Margins set forth in the table above will be reduced by 0.25% and (ii) the Consolidated Leverage Ratio for any period of four consecutive fiscal quarters of the Borrower (taken as one accounting period) is less than 4.50:1.00, determined as set forth in clause (i) above, then each of the Applicable Margins set forth in the table above will be reduced by 0.50% (without giving effect to any reduction based upon clause (i) above), in each case the reduction shall be for the period commencing on the date five (5) Business Days after the date of delivery of the certificate of a Responsible Officer of the Borrower and ending on the date five (5) Business Days after the date on which the next certificate of a Responsible Officer of the Borrower is delivered to the Administrative Agent, provided that if no certificate has been delivered to the Administrative Agent within 45 days after the last day of the most recently ended fiscal quarter (or 90 days after the last day of any fiscal year) of the Borrower, the Applicable Margins set forth in the table above (without giving effect to any reduction based upon this paragraph) shall be applicable until five (5) Business Days after the date the Borrower delivers a new certificate to the Administrative Agent indicating a Consolidated Leverage Ratio that is less than 5.25:1.00 or 4.50:1.00.

Notwithstanding anything to the contrary contained above in this definition, Level 3 Applicable Margins (without giving effect to any reduction based upon the Consolidated Leverage Ratio) shall apply at all times during which there shall exist any Event of Default (it being understood that after all Events of Default have been cured, the applicable Applicable Margin shall be determined as otherwise provided above in this definition).

Applicable Unused Line Fee Percentage shall mean the percentage per annum set forth below opposite the respective Level (i.e., Level 1 or Level 2, as the case may be) of Average Revolver Usage for the calendar month most recently ended (or, for the first payment of the Unused Line Fee under Section 4.6, for the period commencing on the Initial Borrowing Date and ending on the last day of the calendar month in which the Initial Borrowing Date occurred); provided that the Applicable Unused Line Fee Percentage shall not change until five (5) Business Days after the end of such calendar month (or shorter period).

Level	Average Revolver Usage	Unused Line Fee
Level 1	Less than 50%	0.375%

Level 2	Equal to or greater than 50%	0.250%

Notwithstanding anything to the contrary contained above in this definition, Level 1 pricing shall apply at all times during which there shall exist any Default or Event of Default (it being understood that after all Defaults and Events of Default have been cured, the applicable pricing level shall be determined as otherwise provided above in this definition).

Assignment and Assumption Agreement shall have the meaning given to such term in Section 11.6(b)(A).

Asset Sale shall mean the sale, transfer or other disposition by Holdings, the Borrower or any Subsidiary of Holdings or the Borrower to any Person other than the Borrower

5

or any Subsidiary Guarantor of any asset of Holdings, the Borrower or such Subsidiary (other than sales, transfers or other dispositions in the ordinary course of business of inventory (including Rental Equipment) and/or obsolete or excess equipment); provided that, except as otherwise provided in the immediately succeeding proviso, all sale-leaseback transactions shall be deemed to constitute Asset Sales, provided, further, any such sales, transfers or other dispositions (whether in one or a series of such transactions) generating Net Sale Proceeds of less than $250,000 shall not constitute an Asset Sale for the purposes of this Credit Agreement.

Attorney Costs shall mean and include all reasonable fees, expenses, and disbursements of any law firm or other counsel engaged by the Administrative Agent, the Collateral Agent or the Syndication Agent.

Auditors shall mean a nationally-recognized firm of independent public accountants selected by the Borrower and reasonably satisfactory to the Administrative Agent.  For purposes of this Credit Agreement, the Borrower’s current firm of independent public accountants, Ernst & Young LLP, shall be deemed to be satisfactory to the Administrative Agent.

Average Excess Availability shall mean, for any period, an amount equal to (i) the sum of Excess Availability for each day during such period, divided by (ii) the number of days in such period.

Average Lease Term shall mean, as of any date, an amount equal to (x) the total number of months that all Rental Equipment has been on rent as of such date (including for this purpose the month in which the date recalculation occurs) divided by (y) the number of all existing Units on rent as of such date.

Average Rental Rate shall mean, at any time, the average monthly rental payment per unit of leased Rental Equipment.

Average Revolver Usage shall mean, for any period, an amount equal to (i) the quotient of (x) the sum of the Revolving Outstandings for each day during such period, divided by (y) the number of days in such period, divided by (ii) the quotient of (x) the sum of the Total Revolving Credit Commitments for each day during such period, divided by (y) the number of days in such period, all as determined by the Administrative Agent.

Bank Assignment Agreement shall have the meaning given to such term in the recitals to this Credit Agreement.

Bank Products shall mean each and any of the following types of services or facilities extended to any of the Credit Parties by BofA or any Affiliate of BofA or any other Lender (or any of its Affiliates) reasonably acceptable to the Administrative Agent (it being agreed by the Administrative Agent that each of the Lenders party to this Credit Agreement (and their respective Affiliates) on the Effective Date is reasonably acceptable to the Administrative Agent):  (a) commercial credit cards; (b) cash management services (including controlled disbursement services, ACH Transactions, and interstate depository network services), (c) Hedge Agreements; and (d) foreign exchange; provided that Bank Products consisting of cash

6

management services, including controlled disbursement services, and ACH Transactions may only be provided to a Credit Party by BofA or any Affiliate of BofA.

Bankruptcy Code shall have the meaning given to such term in Section 9.1(e).

Base Rate shall mean, for any day, the greater of (a) the rate of interest in effect for such day as publicly announced from time to time by BofA in Charlotte, North Carolina as its “prime rate” (the “prime rate” being a rate set by BofA based upon various factors including BofA’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate) or (b) the Federal Funds Rate in effect for such day, plus 0.50% per annum, provided, that, in the Administrative Agent’s sole discretion, such amount is subject to change at any time without notice to the Borrower (it being understood and agreed that no change shall be made under this proviso except as a result of a change in the above “prime rate” or Federal Funds Rate).  With respect to any determination of any interest rate which is based on the Base Rate, any change in the prime rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change, and any change in the Federal Funds Rate shall take effect as of the date of such change.

Base Rate Loan shall mean a Loan bearing interest as provided in Section 4.2.

Board of Directors shall mean the Board of Directors of Holdings.

BofA shall mean Bank of America, N.A. (and shall include any successor thereto).

Borrower shall have the meaning given to such term in the preamble to this Credit Agreement.

Borrowing shall mean an incurrence of Revolving Loans or Term Loans of the same Type from all the Lenders on the same day (or resulting from Conversion or Continuance on the same date), having, in the case of Eurodollar Rate Loans, the same Interest Period.

Borrowing Base shall have the meaning given to such term in Section 2.2(a).

Borrowing Base Certificate shall have the meaning given to such term in Section 7.1(e).

Borrowing Base Deficiency shall mean, at any time, the amount, if any, by which the Revolving Outstandings at such time exceeds the Borrowing Base at such time.

BTCC shall mean BT Commercial Corporation (and shall include any successor thereto).

Business Day shall mean (a) any day that is not a Saturday, Sunday or a day on which banks in New York, New York or Charlotte, North Carolina are required or permitted to be closed and (b) with respect to all notices, determinations, fundings, and payments in connection with the Eurodollar Rate or Eurodollar Rate Loans, any day that is a Business Day

7

pursuant to clause (a) preceding and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

Canadian Bank Control Agreement shall have the meaning provided in Section 2.6(e).

Canadian Security Agreement shall mean and include the security agreement executed by WSC pursuant to Section 5.1(d)(ii) and each other security agreement from time to time executed by any Canadian Subsidiary pursuant to Section 7.16 or in connection with any designation by the Borrower of an additional province of Canada as a Qualified Canadian Jurisdiction, in each case in the form of Exhibit F-2 or such other form or forms as Canadian counsel for the Collateral Agent may suggest with respect to the Canadian Subsidiary to become party, or the assets subject, thereto or as may otherwise be reasonably acceptable to the Collateral Agent, and as same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

Canadian Subsidiaries Guaranty shall mean and include the guaranty executed by WSC pursuant to Section 5.1(s)(ii) and each other guaranty from time to time executed by any other Canadian Subsidiary pursuant to Section 7.16, in each case in the form of Exhibit J-2 or such other form as Canadian counsel for the Collateral Agent may suggest with respect to the Canadian Subsidiary party thereto or as may otherwise be reasonably acceptable to the Collateral Agent, and as same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

Canadian Subsidiary shall mean, as to any Person, any Subsidiary of such Person that is organized under the laws of Canada or any province thereof.  Unless otherwise qualified, all references to a “Canadian Subsidiary” or to “Canadian Subsidiaries” in this Credit Agreement shall refer to a Canadian Subsidiary or Canadian Subsidiaries of Holdings.

Canadian Subsidiary Guarantor shall mean (i) WSC and (ii) each Canadian Subsidiary of Holdings that executes and delivers a counterpart of the Canadian Subsidiaries Guaranty after the Effective Date pursuant to the requirements of Section 7.16.

CapEx Rollover Amount shall have the meaning given to such term in Section 8.4(b).

Capital Expenditures shall mean, as applied to any Person for any period, the aggregate of all expenditures of (whether paid in cash or accrued as liabilities (including Capitalized Lease Obligations)) such Person and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in property and equipment or, with respect to Rental Equipment, lease equipment reflected in the consolidated balance sheet of such Person; provided that Capital Expenditures shall not include the purchase price paid in connection with Permitted Acquisitions consummated in accordance with Section 7.17.

Capital Lease, as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person or any of its Subsidiaries as lessee which, in conformity with GAAP, is accounted for as a capital lease on the consolidated balance sheet of that Person.

8

Capitalized Lease Obligations shall mean the obligations under Capital Leases of the Borrower and its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

Cash Equivalents shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from S&P or Moody’s; (iii) commercial paper maturing not more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P’s or Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000; (v) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (i) or clause (ii) above and are with any commercial bank described in clause (iv) above; and (vi) shares of any money market mutual fund that (a) has its assets invested continuously in the types of investments referred to in clauses (i) through (v) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

Casualty Loss shall have the meaning given to such term in Section 7.10.

CERCLA shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.

Certificate of Title shall mean certificates of title, certificates of ownership or other registration certificates issued or required to be issued under the certificate of title or other similar laws of any State for any of the Rental Equipment.

Certificated Units shall mean each Unit that is the subject of a Certificate of Title issued under the motor vehicle or other applicable statute of any State of the United States of America.

Change of Control shall mean, at any time and for any reason whatsoever, (a) Holdings shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the Borrower’s capital stock or (b) the Borrower shall cease to own directly 100% on a fully diluted basis of the economic and voting interests in the Unit Subsidiary’s equity or (c) the Equity Investors and/or their respective Affiliates and Permitted Transferees shall cease to own on a fully diluted basis in the aggregate (x) prior to the consummation of the Holdings IPO, at least 51% of the economic and voting interest in Holdings’ capital stock and (y) after consummation of the Holdings IPO, at least 25% of the economic and voting interest in Holdings’ capital stock or (d) after the consummation of the Holdings IPO, the Equity Investors and/or their respective Affiliates and Permitted Transferees shall own on a fully diluted basis in

9

the aggregate less than 35% of the economic and voting interest in Holdings’ capital stock and any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) (other than the Equity Investors and their respective Affiliates and Permitted Transferees) shall own on a fully diluted basis in the aggregate a percentage of the economic and voting interest in Holdings’ capital stock greater than the percentage of the economic and voting interest in Holdings’ capital stock owned in the aggregate at such time by the Equity Investors and/or their respective Affiliates and Permitted Transferees on a fully diluted basis or (e) Continuing Directors cease to constitute a majority of the members of the Board of Directors of Holdings or (f) a “change of control” or similar event shall occur as provided in any Permitted Preferred Stock (or the certificates of designation therefor), the Senior Secured Notes Documents, the Senior Unsecured Notes Documents or any agreement, document or instrument governing Indebtedness permitted under Section 8.3(n).

Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to the Code are to the Code, as in effect at the date of this Credit Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

Co-Documentation Agent shall have the meaning given to such term in the preamble to this Credit Agreement.

Co-Lead Arranger shall have the meaning given to such term in the preamble to this Credit Agreement.

Collateral shall mean all of the Collateral as defined in the Collateral Documents.

Collateral Access Agreements shall have the meaning given to such term in Section 5.1(e).

Collateral Agent shall mean, collectively, BofA acting as collateral agent pursuant to the Collateral Documents, any Affiliate of BofA acting as a sub-collateral agent or a separate collateral agent pursuant to any of the Collateral Documents and DBTCA or any Affiliate thereof (including BTCC) acting as a sub-collateral agent or a separate collateral agent pursuant to any of the Collateral Documents, including with respect to all or any portion of the Certificated Units and, in connection therewith, being the Person whose security interest in such Certificated Units may be noted (in lieu of BofA) from time to time on certificates of title issued with respect to such Certificated Units.

Collateral Documents shall mean each Mortgage, each Security Agreement, the U.S. Pledge Agreement, the Concentration Account Agreement, the Collection Bank Agreements, the Custodian Agreement and all other contracts, instruments and other documents now or hereafter executed and delivered in connection with this Credit Agreement or the Existing Credit Agreement, pursuant to which liens and security interests are granted to the Collateral Agent in the Collateral for the benefit of the Lenders and any other Secured Creditors.

10

Collection Account shall mean the account established at a Collection Bank pursuant to the Collection Bank Agreement, into which funds shall be transferred pursuant to Section 2.6.

Collection Bank shall have the meaning given to such term in Section 2.6(b)(i).

Collection Bank Agreement shall have the meaning given to such term in Section 2.6(b)(i).

Collective Bargaining Agreements shall have the meaning given to such term in Section 5.1(m).

Commitment of a Lender shall mean its Revolving Credit Commitment (if any) and its Incremental Revolving Credit Commitment (if any), as in effect from time to time pursuant to the terms of this Credit Agreement.

Concentration Account shall have the meaning given to such term in Section 2.6(c).

Concentration Account Agreement shall have the meaning given to such term in Section 2.6(c).

Consolidated Debt shall mean, at any time, all Indebtedness of the Borrower and its Subsidiaries (i) for borrowed money or (ii) with respect to Capitalized Lease Obligations, in each case determined on a consolidated basis.

Consolidated EBITDA shall mean, in any fiscal period, Consolidated Net Income (other than extraordinary items of the Borrower and its Subsidiaries for such period but including any Inventory or Rental Equipment adjustments) for such period, (i) plus the amount of all Consolidated Interest Expense, federal, state and local income or franchise tax expense (in each case to the extent such tax expense is included in the Borrower’s Financial Statements as income tax expense), depreciation and amortization, including amortization or write off of any goodwill or other intangibles, for such period, (ii) less gains and plus losses attributable to any fixed asset sales (other than Inventory and Rental Equipment) for such period, (iii) plus the amortization or write-off of deferred or capitalized debt issuance costs for such period, (iv) plus or minus (as the case may be) any other non-cash items (other than any write-off, write-down or reserve established by the Borrower against Accounts, Inventory and/or Rental Equipment) and (v) plus financing fees, tender premiums, call premiums and other non-recurring expenses in connection with (w) this Credit Agreement to the extent payable on the Effective Date or with respect to obtaining Incremental Revolving Credit Commitments, (x) the Holdings IPO, (y) the issuance of Indebtedness permitted pursuant to Section 8.3(n), and (z) the tender for or repurchase of the Senior Secured Notes and the Senior Unsecured Notes, all determined in accordance with GAAP, without duplication and only to the extent added or deducted (as the case may be) in calculating Consolidated Net Income for the respective period.

Consolidated Interest Coverage Ratio shall mean, for any fiscal period, the ratio of (x) Consolidated EBITDA to (y) Consolidated Interest Expense, in each case for such fiscal period.

11

Consolidated Interest Expense shall mean, for any fiscal period, the aggregate consolidated interest accrued and/or paid by the Borrower and its Subsidiaries in respect of Indebtedness determined on a consolidated basis in accordance with GAAP during such fiscal period, including, without limitation, amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation, the interest component of any Capitalized Lease Obligations, net cash costs under any Hedge Agreements, all capitalized interest and interest paid by the Borrower or its Subsidiaries on debt guaranteed by the Borrower or its Subsidiaries; provided that Consolidated Interest Expense shall not include (i) amortization or write-off of deferred or capitalized debt issuance costs or (ii) any financing fees, tender premiums, call premiums and other non-recurring expenses in connection with (w) this Credit Agreement to the extent payable on the Effective Date or with respect to obtaining Incremental Revolving Credit Commitments, (x) the Holdings IPO, (y) the issuance of Indebtedness permitted pursuant to Section 8.3(n) and (z) the tender for or repurchase of the Senior Secured Notes and the Senior Unsecured Notes.

Consolidated Leverage Ratio shall mean, for any fiscal period, the ratio of Consolidated Debt on the last day of such fiscal period to Consolidated EBITDA for such fiscal period; provided that for the purposes of calculating the Consolidated Leverage Ratio only, Consolidated EBITDA for any such period shall be increased (or decreased) on a pro forma basis by Consolidated EBITDA attributable to each Significant Acquisition (or each Significant Divestiture), in each case consummated during such period in accordance with the terms hereof, so long as (in the case of any such increase) the amount of any such increase is the actual Consolidated EBITDA earned by the Person (or directly attributable to the business, product line or assets) acquired pursuant to the respective Significant Acquisition and such actual Consolidated EBITDA is set forth in reasonable detail and with reasonable supporting documentation in a written certificate that is executed by a Responsible Officer of the Borrower and is delivered, and is satisfactory, to the Administrative Agent.

Consolidated Net Income shall mean, for any fiscal period, the consolidated net income of the Borrower and its Subsidiaries for such fiscal period as determined in accordance with GAAP.

Contingent Obligations shall mean as to any Person, without duplication, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligations shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) guarantees made by a Person (other than the

12

Unit Subsidiary) of the obligations of the Borrower or a Wholly-Owned Subsidiary of such Person which do not constitute Indebtedness of the Borrower or such Wholly-Owned Subsidiary and are incurred in the ordinary course of business of the Borrower or such Wholly-Owned Subsidiary.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

Continue, Continuation and Continuance each shall refer to a continuation of Loans pursuant to Section 4.3, provided that none of such terms shall be deemed to constitute the making of a Loan for purposes of this Credit Agreement.

Continuing Directors shall mean the directors of Holdings on the Effective Date and each other director if such director’s election or nomination for the election to the Board of Directors is recommended by a majority of the then Continuing Directors.

Convert, Conversion and Converted each shall refer to a conversion of Loans of one Type into Loans of another Type pursuant to Section 4.3, provided that each such term shall not constitute the making of a Loan for purposes of this Credit Agreement.

Credit Agreement shall mean this Credit Agreement, as the same may be modified, amended, extended, restated, amended and restated or supplemented from time to time.

Credit Agreement Parties shall mean Holdings and the Borrower.

Credit Documents shall mean, collectively, this Credit Agreement, the Notes, the Fee Letter, each of the Collateral Documents, each Guaranty, each U.S. Subsidiary Joinder Agreement, each Incremental Commitment Agreement and all other documents and agreements now or hereafter executed and delivered by a Credit Party in connection herewith or therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

Credit Event shall mean the making of a Loan or the issuance of a Letter of Credit.

Credit Party shall mean each of Holdings, the Borrower and the Subsidiary Guarantors, individually, and Credit Parties shall mean two or more of such Persons, collectively.

Custodian Agreement shall have the meaning given to such term in Section 5.1(v).

Cypress Group shall mean the Cypress Group L.L.C., Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. or any new partnership created to co-invest with Cypress Group L.L.C., Cypress Merchant Banking Partners L.P. or Cypress Offshore Partners L.P.; provided that Persons which had a majority of the equity interests in or otherwise controlled Cypress Group L.L.C., Cypress Merchant Banking Partners L.P. and/or Cypress

13

Offshore Partners L.P. on the Effective Date or any of their Permitted Transferees either (x) hold a majority of the equity interests of such new partnership or (y) control such new partnership.

DBTCA shall mean Deutsche Bank Trust Company Americas (and shall include any successor thereto).

Default shall mean an event, condition or circumstance which with the giving of notice, the passage of time or both would be (if not cured, waived or otherwise remedied during such time) an Event of Default.

Defaulting Lender shall have the meaning given to such term in Section 2.4(c).

Disbursement Account shall have the meaning given to such term in Section 2.3(b).

Dividend shall have the meaning given to such term in Section 8.6.

Dollar Equivalent of an amount denominated in an Alternate Currency shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of the Alternate Currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 a.m. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date, provided that the Dollar Equivalent of any unpaid drawing under a Letter of Credit expressed in an Alternate Currency shall be determined at the time the drawing under the related Letter of Credit was paid or disbursed by the Issuing Lender, provided further, that for purposes of (x) determining compliance with Sections 2.2(a), 2.5(d) and 3.1(a) and (y) calculating Fees pursuant to Section 4.7, the Dollar Equivalent of any amounts denominated in an Alternate Currency shall be revalued on a monthly basis using the spot exchange rates therefor as shown in The Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is satisfactory to the Administrative Agent) on the last Business Day of each calendar month, provided, however, that at any time during a calendar month, if the Revolving Outstandings (for the purposes of the determination thereof, using the Dollar Equivalent as recalculated based on the spot exchange rate therefor as shown in The Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is satisfactory to the Administrative Agent) on the respective date of determination pursuant to this exception) would exceed 85% of the Total Revolving Credit Commitment, then at the discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the spot exchange rates on such date as shown in The Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is satisfactory to the Administrative Agent), which rates shall remain in effect until the first Business Day of the then immediately succeeding calendar month or such earlier date, if any, as the rate is reset pursuant to this proviso.  Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under any Letters of Credit in an Alternate Currency in its sole discretion.

14

Dollar(s) and the sign $ shall each mean freely transferable lawful money of the United States.

Domestic Lending Office shall mean, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I, as such annex may be amended from time to time.

Domestic Subsidiary shall mean, as to any Person, any Subsidiary of such Person that is incorporated, organized or formed under the laws of the U.S., any State thereof, the United States Virgin Islands or Puerto Rico.  Unless otherwise qualified, all references to a “Domestic Subsidiary” or to “Domestic Subsidiaries” in this Credit Agreement shall refer to a Domestic Subsidiary or Domestic Subsidiaries of Holdings.

Effective Date shall have the meaning provided in Section 11.14.

Eligible Accounts Receivable shall mean, as at any date, the aggregate of all Accounts of the Qualified Credit Parties then due and payable in U.S. Dollars or Canadian Dollars and not deemed by the Administrative Agent in its Permitted Discretion (after at least two Business Days’ prior notice to Borrower by Administrative Agent) to be ineligible for inclusion in the calculation of the Borrowing Base.  In determining the amount to be so included, (x) the face amount of such Accounts shall be reduced, without duplication, by the amount of all returns, discounts, deferred revenue, progress billings, claims, contras, credits, charges, chargebacks, rebates or other allowances, amounts unearned and unapplied cash (in each case whether such reductions are attributable to one or more Accounts) and (but without duplication of any of the foregoing) by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Credit Agreement and (y) the amount of Accounts included shall in no event exceed the book value thereof as determined in a manner consistent with the Borrower’s Financial Statements.  Unless otherwise approved in writing by the Administrative Agent, no Account shall be deemed to be an Eligible Account Receivable if:

(a)           it arises out of a sale or Lease for which no invoice has been provided to the account debtor; or

(b)           it arises out of a sale or Lease made to an Affiliate; or

(c)           the Account is unpaid on the date which is (i) 90 days after the date on which the original invoice provides that such payment is due or (ii) 120 days after the date of the original invoice; or

(d)           the Account (other than Accounts having an aggregate fair market value not exceeding $5,000,000 at any time) provides for payment more than 91 days after the date of the original invoice; or

(e)           it is from the same account debtor (or any Subsidiary or parent company thereof) and 50% or more, in face amount, of all Accounts from such account debtor (or any Subsidiary or parent company thereof) are ineligible pursuant to (c) above; or

15

(f)            the Account, when aggregated with all other Accounts of such account debtor (and any Subsidiary or parent company thereof), exceeds 15% in face value of all Accounts of the Borrower and its Subsidiaries whose Accounts are included in the Borrowing Base then outstanding, to the extent of such excess; provided, however, that Accounts supported or secured by insurance acceptable to the Administrative Agent or by an irrevocable letter of credit in form and substance satisfactory to the Administrative Agent, issued by a financial institution satisfactory to the Administrative Agent, and duly pledged to the Collateral Agent (together with sufficient documentation to permit direct draws by the Collateral Agent) shall be excluded from this clause (f); or

(g)           (i) the account debtor is also a creditor of the Borrower or any of its Subsidiaries (other than account debtors which have provided to the Administrative Agent a “no-offset” letter in form and substance satisfactory to the Administrative Agent), (ii) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account or any other Account due from such account debtor to the Borrower or any of its Subsidiaries, which has not been resolved or (iii) the Account otherwise is or may become subject to any right of setoff by the account debtor; or

(h)           the account debtor has commenced a voluntary case under the federal bankruptcy laws or any foreign bankruptcy or insolvency laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction over the account debtor in an involuntary case under the federal bankruptcy laws or any foreign bankruptcy or insolvency laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws or any foreign bankruptcy or insolvency laws has been filed by or against the account debtor, or if the account debtor has filed a certificate of dissolution under applicable state or foreign law or shall be liquidated, dissolved or wound up, or shall authorize or commence any action or proceeding for dissolution, winding-up or liquidation, or if the account debtor has failed, suspended business, declared itself to be insolvent, is generally not paying its debts as they become due or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, unless (i) the payment of Accounts from such account debtor is secured in a manner satisfactory to the Administrative Agent, (ii) with respect to a voluntary or involuntary bankruptcy or similar proceeding, the court presiding over such proceeding has authorized such account debtor to pay such Account to the Borrower or (iii) if the Account from such account debtor arises subsequent to a decree or order for relief with respect to such account debtor under the federal bankruptcy laws or any foreign bankruptcy or insolvency laws, as now or hereafter in effect, the Administrative Agent shall have determined that the timely payment and collection of such Account will not be impaired; or

(i)            the sale or Lease is to an account debtor outside of the United States and Canada, unless the Account is supported by insurance acceptable to the Administrative Agent or the account debtor thereon has supplied the Borrower with an irrevocable letter of credit in form and substance satisfactory to the Administrative Agent, issued by a

16

financial institution satisfactory to the Administrative Agent and which has been duly pledged to the Collateral Agent (together with sufficient documentation to permit direct draws by the Collateral Agent); or

(j)            with respect to Accounts arising from a sale, the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return (other than pursuant to ordinary course of business warranties); or

(k)           the Administrative Agent determines in its Permitted Discretion that such Account may not be paid by reason of the account debtor’s financial inability to pay; or

(l)            the account debtor is (I) the United States of America or any department, agency or instrumentality thereof or (II) Canada or any department, agency or instrumentality thereof, except (i) in the case of preceding clause (I), (A) to the extent that the amount of such Account, together with the amount of all such other Accounts of the Qualified Credit Parties, does not exceed in the aggregate 15% in face value of all Accounts of the Borrower and its Subsidiaries whose Accounts are included in the Borrowing Base then outstanding or (B) if the Borrower duly assigns its rights to payment of such Account to the Collateral Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.) and (ii) in the case of preceding clause (II), if the respective Canadian Subsidiary duly assigns its rights in respect of any Crown Debts (as that term is defined in the Financial Administration Act (Canada)) to which Part VII of the Financial Administration Act (Canada) applies in accordance with applicable provisions of such Act; or

(m)          the act of the Rental Equipment being leased and put in service giving rise to such Account has not occurred or the services giving rise to such Account otherwise have not been performed by the applicable Qualified Credit Party and accepted by the account debtor or, with respect to an Account arising from a sale, the Account does not represent a final sale; or

(n)           the Account does not comply in all material respects with all applicable legal requirements;

(o)           the Collateral Agent does not have a valid and perfected first priority security interest in or Lien on such Account or the Account does not otherwise conform in all material respects to the representations and warranties contained in this Credit Agreement or any of the other Credit Documents; or

(p)           the Account arises out of the sale or lease of Rental Equipment that is the subject of a Surety Bond or is otherwise covered by a Surety Bond or securing any obligations under a Surety Bond.

Eligible Rental Equipment shall mean all Rental Equipment of the Qualified Credit Parties held for sale or lease or leased by the respective Qualified Credit Party as lessor in the ordinary course of business and not deemed by the Administrative Agent acting in its Permitted Discretion (after at least two Business Days’ prior notice to Borrower by

17

Administrative Agent) to be ineligible for inclusion in the calculation of the Borrowing Base.  In any event, Eligible Rental Equipment shall account for reserves for Rental Equipment that is unrentable.  In determining the amount to be so included, such Rental Equipment shall be valued on a net book value basis consistent with the Borrower’s consolidated month-end balance sheet, less any reserves otherwise required by the Administrative Agent pursuant to Section 2.2(b), and less any Rental Equipment that the Administrative Agent determines to be ineligible pursuant to Section 2.2(b).  Unless otherwise approved in writing by the Administrative Agent, no Rental Equipment shall be deemed Eligible Rental Equipment if:

(a)           the Rental Equipment is not owned solely by a Qualified Credit Party or with respect to which the respective Qualified Credit Party does not have good, valid and marketable title, or is held by a third party for sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis; or

(b)           the Rental Equipment (other than Rental Equipment being leased or returned by a customer) is not stored on property that is either (i) owned or leased by a Qualified Credit Party or (ii) owned or leased by a warehouseman that has contracted with a Qualified Credit Party to store Rental Equipment on such warehouseman’s property, provided that, except as otherwise agreed to by the Collateral Agent for purposes of determining Eligible Rental Equipment, with respect to Rental Equipment stored on property leased by a Qualified Credit Party, the Borrower shall have delivered in favor of the Collateral Agent a Collateral Access Agreement executed by the lessor of such property, and, with respect to Rental Equipment stored on property owned or leased by a warehouseman, the Borrower shall have delivered to the Collateral Agent a Collateral Access Agreement executed by such warehouseman; or

(c)           the Rental Equipment is not subject to a perfected first priority Lien in favor of the Collateral Agent except (i) with respect to Rental Equipment constituting Non-Certificated Units, all such Non-Certificated Units with respect to which all applicable UCC and PPSA filings and registrations have been made as required by the Credit Documents and (ii) with respect to Eligible Rental Equipment stored at sites described in clause (b) above, for Liens for normal and customary warehouseman charges and landlords’ Liens, in each instance, that constitute Permitted Liens, provided that the value of any Rental Equipment shall be reduced by the amount of any obligations secured by any such Permitted Liens which are prior to the Lien in favor of the Collateral Agent; or

(d)           the Rental Equipment is not located in the United States or a Qualified Canadian Jurisdiction unless arrangements for the granting and perfection of a security interest in such Rental Equipment have been made in a manner acceptable to the Administrative Agent in its discretion; or

(e)           the Rental Equipment does not conform in all material respects to the representations and warranties contained in the Credit Agreement or any of the other Credit Documents; or

18

(f)            whether or not located on property owned or leased by the Borrower or any other Qualified Credit Party, it is not segregated or otherwise separately identifiable from goods of others, if any, stored on the same premises as such Rental Equipment; or

(g)           the Rental Equipment (other than storage containers) is owned by a Qualified Credit Party other than the Unit Subsidiary, in each case unless (x) the respective Rental Equipment constitutes Qualified Certificated Units owned by the Borrower or a Wholly-Owned Subsidiary of the Borrower which is a U.S. Subsidiary Guarantor, and in each case with respect to which all actions required to be taken pursuant to Section 7.18 have in fact been taken or (y) the Rental Equipment is located in a Qualified Canadian Jurisdiction and is owned by a Wholly-Owned Canadian Subsidiary of the Borrower which is a Canadian Subsidiary Guarantor; or

(h)           the Rental Equipment is subject to Sales-Type Leases or leased by the Borrower or a Subsidiary thereof as lessor pursuant to a Lease which contains a bargain purchase option; or

(i)            the Rental Equipment has been or reasonably should be classified by the Borrower or its Subsidiaries as unrentable.

Eligible Transferee shall mean and include (i) a commercial bank, (ii) a financial institution, (iii) with respect to any Lender, a fund which invests in bank loans of the types made pursuant to this Credit Agreement as to which such Lender (or an Affiliate of such Lender) acts as an investment advisor or (iv) any other “accredited investor” (as defined in SEC Regulation D).

Employment Agreements shall have the meaning given to such term in Section 5.1(m).

Environmental Claims shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries solely in the ordinary course of such Person’s business or as required in connection with a financing transaction and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

Environmental Law shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to

19

the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300F et seq.; the Oil Pollution Act of 1990, 33 U.S.C § 2701 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any applicable state and local or foreign counterparts or equivalents.

Equity Investors shall mean Cypress Group, K-S Investor Group and Odyssey Investor Group.

Equity Issuance shall mean, with respect to any Person, any issuance of equity (common, preferred or otherwise) by such Person, the receipt of any capital contribution by such Person, or any issuance of options, warrants or rights to purchase equity of such Person; provided that the receipt of a capital contribution by any Subsidiary of Holdings from Holdings or another Subsidiary thereof (and the related issuance of equity by the respective Subsidiary receiving such capital contribution) shall not constitute an Equity Issuance for purposes of this Credit Agreement.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Credit Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

ERISA Affiliate shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

Eurodollar Lending Office shall mean, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule I, as such annex may be amended from time to time (or, if no such office is specified, its Domestic Lending Office), or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

Eurodollar Rate shall mean, for any Interest Period, with respect to Eurodollar Rate Loans, the rate of interest per annum determined pursuant to the following formula:

Eurodollar Rate =	Offshore Base Rate
1.00 - Eurodollar Reserve Percentage

Where,

Eurodollar Reserve Percentage means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/8th of 1.00%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental, or other marginal

20

reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

Offshore Base Rate means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.  If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.  If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by the Administrative Agent as the rate of interest at which Dollar deposits in the approximate amount of the Eurodollar Rate Loan comprising part of such Borrowing would be offered by BofA’s London Branch to major banks in the offshore Dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

Eurodollar Rate Loan shall mean a Loan bearing interest as provided in Section 4.1.

Event of Default shall have the meaning given to such term in Section 9.1.

Excess Availability shall mean, at any time, the amount (if any) by which (i) the least of (x) the Net Total Revolving Credit Commitments at such time, (y) the Borrowing Base at such time and (z) the maximum amount of Revolving Outstandings that are permitted to be outstanding at such time pursuant to the Senior Secured Notes Indenture and the Senior Unsecured Notes Indenture exceeds (ii) the Revolving Outstandings at such time.

Existing Credit Agreement shall have the meaning given to such term in the recitals of this Credit Agreement.

Existing Indebtedness shall mean Indebtedness of Holdings, the Borrower and their respective Subsidiaries outstanding prior to, and to remain outstanding on and after, the Effective Date, and set forth on Schedule III, without giving effect to extensions or renewals thereto, except as expressly provided therein.

Existing Indebtedness Agreements shall have the meaning given to such term in Section 5.1(m).

Existing Letters of Credit shall have the meaning given to such term in Section 3.1.

21

Existing Liens shall have the meaning given to such term in Section 8.2(d).

Existing Non-Canadian Foreign Subsidiary shall mean each of Williams Scotsman Mexico, S. de R.L. de C.V., Williams Scotsman Europe, S.L. and WS Servicios de Mexico S. de R.L. de C.V.

Expenses shall mean all present and future expenses paid or incurred by or on behalf of the Administrative Agent or any of its Affiliates or the Collateral Agent or any of its Affiliates in connection with this Credit Agreement, any other Credit Document or otherwise in its or their capacity as the Administrative Agent under this Credit Agreement or as the Collateral Agent under any of the Collateral Documents or as Issuing Lender or as Co-Lead Arranger (including without limitation, all costs related to the syndication efforts with respect to this Credit Agreement), whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all Attorney Costs, all costs and expenses incurred by the Administrative Agent (and the Collateral Agent) in opening bank accounts, depositing checks, electronically or otherwise receiving and transferring funds, and any charges imposed on the Administrative Agent due to insufficient funds of deposited checks and the standard fee of the Administrative Agent (and the Collateral Agent) relating thereto, costs of inspections and verifications of the Collateral and other due diligence, including travel, lodging, and meals for field examinations and inspections of the Collateral and the Credit Parties’ operations by the Administrative Agent or the Collateral Agent, plus such Agent’s then customary charge for field examinations and audits and the preparation of reports thereof (such charge for each Agent is currently $850 per day (or portion thereof) for each Person retained or employed by such Agent with respect to each field examination or audit) performed or prepared at any time, reasonable fees and expenses of accountants, appraisers or other consultants, experts or advisors employed or retained by the Administrative Agent (and the Collateral Agent), out of pocket syndication fees and expenses, fees and taxes relative to the filing of financing statements, costs of preparing and recording any other Collateral Documents, all expenses, costs and fees set forth in Article 4 of this Credit Agreement, all other fees and expenses required to be paid pursuant to the Fee Letter, all costs to preserve and protect Collateral and to enforce rights and remedies under the Credit Documents (including realizing on Collateral and collecting Obligations) and all fees and expenses incurred in connection with releasing Collateral and the amendment or termination of any of the Credit Documents.

Facing Fee shall have the meaning given to such term in Section 4.7(a).

Federal Funds Rate shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/8th of 1.00%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to BofA on such day on such transactions as determined by BofA.

22

Federal Reserve Board shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

Fee Letter shall mean that certain letter dated May 16, 2005 among BofA, DBTCA, the Co-Lead Arrangers and the Borrower, providing for the payment of certain fees in connection with this Credit Agreement.

Fees shall mean, collectively, the Unused Line Fee, the Letter of Credit Fees, the Issuing Lender Fees and the other fees provided for in the Fee Letter.

Financial Statements shall mean the consolidated balance sheets and consolidated statements of operations, cash flows and changes in shareholder’s equity of each of Holdings and its Subsidiaries and/or the Borrower and its Subsidiaries, as the case may be, for the respective period specified prepared in accordance with GAAP; provided that for purposes of Section 7.1(a), the Financial Statements of Holdings shall include (i) consolidating schedules for Holdings that separately identify the Borrower and its Subsidiaries and (ii) a report from the Auditors that indicates, among other things, the auditing procedures to which such consolidating schedules have been subject.

Foreign Cash Equivalents shall mean (i) certificates of deposit or bankers acceptances of, and bank deposits with, any bank organized under the laws of Canada or any country that is a member of the European Economic Community, whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition, (ii) commercial paper maturing not more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable by either S&P or Moody’s and (iii) shares of any money market mutual fund that (a) has its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets not less than $500,000,000 and (c) has the highest rating obtainable by either S&P or Moody’s.

Foreign Pension Plan shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or any such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

Foreign Subsidiary of any Person shall mean any Subsidiary of such Person which is not a Domestic Subsidiary.  Unless otherwise qualified, all references to a “Foreign Subsidiary” or to “Foreign Subsidiaries” in this Credit Agreement shall refer to a Foreign Subsidiary or Foreign Subsidiaries of Holdings.

Funding Affiliate shall have the meaning given to such term in Section 4.11.

GAAP shall mean, subject to the limitations on the applications thereof set forth in Section 1.2, generally accepted accounting principles set forth from time to time in the

23

opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversight Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession) that are applicable to the circumstances as of the date of determination.

Governing Documents shall mean, as to any Person, the certificate or articles of incorporation, the certificate of formation, the by-laws, the operating agreement, the limited liability company or partnership agreement or other organizational or governing documents of such Person.

Government Lease shall mean a lease of Rental Equipment by (i) the Borrower or any Domestic Subsidiary of the Borrower to the United States of America or any department, agency or instrumentality thereof or (ii) any Canadian Subsidiary of the Borrower to Canada or any department, agency or instrumentality thereof.

Governmental Authority shall mean any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any department, agency, board, commission, tribunal, committee, or instrumentality of any of the foregoing.

Gross-Up Payments shall have the meaning given to such term in Section 2.9(b).

Guaranteed Creditors shall mean and include each Agent, each Issuing Lender, each Lender and each Person (other than any Credit Party) party to a Hedge Agreement to the extent such Person constitutes a Secured Creditor under the Collateral Documents.

Guaranteed Obligations shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (a) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under this Credit Agreement, (b) all reimbursement obligations and unpaid drawings with respect to Letters of Credit issued under this Credit Agreement and (c) all other obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to the Agents, each Issuing Lender and the Lenders under the Credit Agreement and the other Credit Documents (including, without limitation, indemnities, Fees and interest thereon), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document, and the due performance and compliance with the terms of the Credit Documents by the Borrower and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower under any Hedge Agreement entered into by the Borrower with any Lender or Affiliate thereof or a syndicate of financial institutions organized by BofA (even if BofA or any such Lender subsequently ceases to be a Lender under this Credit Agreement for any reason) and any institution that participates, and in each case their subsequent assigns, in such Hedge Agreement.

24

Guarantors shall mean Holdings and each Subsidiary Guarantor.

Guaranty shall mean the Holdings Secured Guaranty and each Subsidiaries Guaranty.

Hazardous Materials shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained or contains dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “pollutants”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

Hedge Agreement shall mean any and all transactions, agreements, or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity, or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging a Person’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations, or commodity prices, including Interest Rate Agreements.

Highest Lawful Rate shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations owing under this Credit Agreement and any other Credit Document, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York (or such other jurisdiction’s) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

Holding Company Requirements shall mean the following:

(1)  Holdings is a holding company that conducts no material business or activities other than:

(i)  the holding of the capital stock of the Borrower,

(ii)  the holding (directly or through Unrestricted Subsidiaries), acquisition, sale or other disposition of equity interests in Unrestricted Subsidiaries and other foreign investments in Persons, in each instance, (x) not constituting a Canadian Subsidiary or a Person organized under the laws of Canada or any province thereof and (y) not, directly or indirectly, having any assets or business in Canada (other than de minimus assets and business),

25

(iii)  the issuance of equity and unsecured Indebtedness not guaranteed by the Borrower or any of its Subsidiaries,

(iv)  the guaranty of Indebtedness of (x) the Borrower (such guaranty to be unsecured except that the Obligations shall be guaranteed by Holdings on a secured basis as set forth herein and in the other Credit Documents), (y) Foreign Subsidiaries of Holdings not constituting a Canadian Subsidiary (such guaranty to be unsecured or secured only by the capital stock of the Foreign Subsidiary whose Indebtedness is guaranteed or the first tier Foreign Subsidiary of Holdings that owns, directly or indirectly, the Foreign Subsidiary whose Indebtedness is guaranteed) and (z) Persons not constituting Subsidiaries of Holdings in which Holdings acquired an equity interest pursuant to a Permitted Acquisition (such guaranty to be unsecured or secured only by the equity interest of Holdings in such Person),

(v)  loans to (x) Subsidiaries of Holdings and (y) Persons referred to in clause (iv)(z) above,

(vi)  entering into Hedge Agreements so long as entered into for bona fide hedging activities and not for speculative purposes,

(vii)  engaging in activities related to its status as a U.S. public company and

(viii)  engaging in businesses or activities that are reasonably incidental, ancillary or related to the businesses and activities described in clauses (i) through (vii) above);

(2)  Holdings owns no material assets other than:

(i)  the assets described in subclauses (i), (ii) and (v) of clause (1) above and proceeds from the sale or other disposition of assets described in subclause (ii) of clause (1) above,

(ii)  proceeds of any issuance by Holdings of equity or unsecured Indebtedness not guaranteed by the Borrower or any of its Subsidiaries, and

(iii)  any cash and cash equivalents distributed or contributed to Holdings or cash and cash equivalents from any other source (so long as, in each instance, the distribution, contribution or other payment of any such cash and cash equivalents to Holdings is not prohibited by the terms of any Credit Document);

(3)  no agreement to which the Borrower or any of the Borrower’s Subsidiaries is a party imposes (x) any restriction on incurring debt or Liens or paying dividends or any other material negative covenant on Holdings or any Unrestricted Subsidiary or (y) any mandatory repayments, redemptions or similar requirements (or any obligation to offer to effect same) based upon any event, act or condition relating to Holdings (other than a change of control) or any Unrestricted Subsidiary (it being agreed that (i) a requirement that Holdings provide SEC and similar reports, (ii) a requirement that Holdings comply with its guaranty obligations, (iii) a provision that it is an event of default if Holdings’ guaranty ceases to be enforceable or if Holdings denies its liability under its guaranty, or (iv) a prohibition on Holdings consolidating or

26

merging with or into, or conveying, transferring or leasing all or substantially all of its assets to any person unless, after giving effect to such transaction, no default or event of default has occurred, shall not be a violation of this clause (3)); and

(4)  no Subsidiary or other foreign investment of Holdings (other than the Borrower and its Subsidiaries), directly or indirectly, conducts any business in the U.S. or Canada or has any assets in the U.S. or Canada (other than de minimus business and assets).

Holdings shall have the meaning given to such term in the preamble to this Credit Agreement.

Holdings Common Stock shall mean the common stock of Holdings.

Holdings IPO shall mean the initial public offering by Holdings of its common stock pursuant to, and as contemplated by, the Form S-1 filed by Holdings with the SEC on April 29, 2005.

Holdings Secured Guaranty shall mean the Guaranty of Holdings pursuant to Article 12.

Incremental Commitment Agreement shall mean an Incremental Commitment Agreement substantially in the form of Exhibit R (appropriately completed and with such modifications as may be acceptable to the Administrative Agent).

Incremental Revolving Credit Commitment shall mean, for each Incremental Revolving Credit Lender, any commitment by such Incremental Revolving Credit Lender to make Revolving Loans pursuant to Section 2.1(d) as agreed to by such Incremental Revolving Credit Lender in the respective Incremental Commitment Agreement delivered pursuant to Section 2.1(e); it being understood, however, that on each date upon which an Incremental Revolving Credit Commitment of any Incremental Revolving Credit Lender becomes effective, such Incremental Revolving Credit Commitment of such Incremental Revolving Credit Lender shall be added to (and thereafter become a part of) the Revolving Credit Commitment of such Incremental Revolving Credit Lender for all purposes of this Credit Agreement as contemplated by Section 2.1(d).

Incremental Revolving Credit Lender shall have the meaning provided in Section 2.1(e).

Incremental Revolving Loan shall have the meaning provided in Section 2.1(d)(vii).

Indebtedness of any Person shall mean without duplication (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all indebtedness of a second Person secured by any Lien (in aggregate principal amount up to the amount of such Liens) on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease

27

Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Hedge Agreements, (viii) all reimbursement or other monetary obligations with respect to surety, performance and bid bonds, and (ix) all Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

Indemnitee shall have the meaning provided in Section 11.8.

Initial Borrowing Date shall mean the date that any loans under the Existing Credit Agreement are assigned to BofA or DBTCA under the Bank Assignment Agreement.

Intercreditor Agreement shall mean the Intercreditor Agreement, dated as of August 18, 2003, as same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

Interest Period shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the date such Loan is made or on the date on which such Loan is Continued as or Converted into a Eurodollar Rate Loan, and ending on the date one, two, three or six months, or to the extent approved by all the Lenders, nine or twelve months, thereafter as selected by the Borrower in a Notice of Borrowing or Notice of Continuation or Notice of Conversion, provided that:

(a)           if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period shall extend beyond the Maturity Date.

Interest Rate Agreement shall mean any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower or any of its Subsidiaries is a party or beneficiary.

Inventory shall mean all of the Borrower’s and its Subsidiaries’ now owned and existing and hereafter arising or acquired inventory, wherever located and whether in the possession of the Borrower or any other Person, including, without limitation, (a) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Borrower’s and its Subsidiaries’ business and (b) all goods, wares and merchandise, finished or unfinished, held for sale or lease or furnished or to be furnished under contracts of service, excluding the Rental Equipment.

28

Investment shall have the meaning given to such term in Section 8.5.

Issuing Lender shall mean BofA or any Lender approved by the Administrative Agent which has agreed to issue Letters of Credit under this Credit Agreement.

Issuing Lender Fees shall have the meaning given to such term in Section 4.7.

K-S Investor Group shall mean Keystone, Inc., Oak Hill Strategic Partners, L.P. and Scotsman Partners, L.P. and any new partnership or entity created to co-invest with Keystone, Inc., Oak Hill Strategic Partners, L.P., and Scotsman Partners, L.P., provided that Persons which had a majority of the equity interests in or otherwise controlled Keystone, Inc., Oak Hill Strategic Partners, L.P. and/or Scotsman Partners, L.P. on the Effective Date or any of their Permitted Transferees either (x) hold a majority of the equity interests of such new partnership or entity or (y) control such new partnership or entity.

Latest Projections shall mean:  (a) on the Effective Date and thereafter until the Administrative Agent receives new projections pursuant to Section 7.1(d), the Projections; and (b) thereafter, the projections most recently received by the Administrative Agent pursuant to Section 7.1(d).

Leases shall mean, collectively, the written agreements between the Borrower or any Subsidiary and an account debtor (other than Holdings, the Borrower, or their respective Subsidiaries) in the ordinary course of business of the Borrower or such Subsidiary for the lease or rental of Rental Equipment by the Borrower or such Subsidiary to such account debtor in which the account debtor agrees to pay to the Borrower, such Subsidiary or their respective assigns Rentals.

Lender shall mean each financial institution listed on Schedule I, as well as any Person which becomes a “Lender” pursuant to Section 11.6.

Letter of Credit Fees shall have the meaning given to such term in 4.7.

Letter of Credit Obligations shall mean, at any time, the sum of (i) the Undrawn Letter of Credit Outstandings at such time, plus (ii) the aggregate amount of all drawings (taking the Dollar Equivalent of any amount drawn in an Alternate Currency) under Letters of Credit which have not been reimbursed by the Borrower (including through the incurrence of Revolving Loans).

Letter of Credit Request shall have the meaning given to such term in Section 3.4.

Letters of Credit shall mean all letters of credit (whether trade or stand-by and whether for the purchase of Inventory, Rental Equipment, equipment or otherwise) issued for the account of the Borrower pursuant to Article 3 of this Credit Agreement and all amendments, renewals, extensions or replacements thereof.

Lien(s) shall mean any lien, charge, pledge, security interest, hypothecation, deed of trust, mortgage, other encumbrance or other arrangement having the practical effect of the foregoing or other preferential arrangement of any other kind and shall include the interest of a

29

vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

Loan shall mean each Term Loan and each Revolving Loan.

Location of any Person shall mean such Person’s “location” as determined pursuant to Section 9-307 of the UCC.

Majority Lenders of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Credit Agreement if all outstanding obligations of any other Tranches under this Credit Agreement were repaid in full and all Commitments, if any, with respect thereto were terminated.

Management Agreements shall have the meaning given to such term in Section 5.1(m).

Margin Stock shall have the meaning provided in Regulation U.

Master Lease Agreements shall have the meaning provided in Section 5.1(m).

Material Adverse Effect shall mean a material adverse effect on (i) the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower or of Holdings and its Subsidiaries (other than the Unrestricted Subsidiaries) taken as a whole or of the Borrower and its Subsidiaries taken as a whole, (ii) the value of Collateral or the amount which the Administrative Agent, the Collateral Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, (iii) the rights and remedies of any Agent, the Issuing Lender or the Lenders under any Credit Document or (iv) on the ability of any Credit Party to perform its obligations under the Credit Documents.

Material Contract shall mean any contract or other arrangement (other than the Credit Documents), whether written or oral, to which Holdings, the Borrower or any of their respective Subsidiaries (other than the Unrestricted Subsidiaries) is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

Maturity Date shall mean the fifth anniversary of the Effective Date.

Moody’s shall mean Moody’s Investors Service, Inc.

Mortgage Policies shall mean each of the title insurance policies delivered with respect to one or more of the Mortgages and Mortgaged Property.

Mortgaged Property shall mean each property at any time subject to a Mortgage, with the Mortgaged Properties as of the Initial Borrowing Date designated as such on Part B of Schedule IV.

30

Mortgages shall mean a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security interest granted as security for any of the Obligations (and in any event shall include each Mortgage, as defined in the Existing Credit Agreement, assigned to the Collateral Agent pursuant to the Bank Assignment Agreement) substantially in the form of Exhibit L.

Multiemployer Plan shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current calendar year or the immediately preceding six calendar years contributed to by a Credit Party or any ERISA Affiliate.

Net Book Value shall mean, with respect to Eligible Rental Equipment, the net book value of such Eligible Rental Equipment determined (i) in accordance with GAAP and (ii) consistently with the applicable Credit Party’s accounting practices.

Net Debt Proceeds shall mean, with respect to any incurrence of Indebtedness by any Person, the cash proceeds (net of underwriting discounts and commissions, reasonable legal fees, investment banking and consulting fees and other reasonable costs and expenses associated therewith) received by such Person from the respective incurrence of such Indebtedness.

Net Equity Proceeds shall mean, with respect to each Equity Issuance of or by any Person, the cash proceeds (net of underwriting discounts and commissions, reasonable legal fees, investment banking and consulting fees and other reasonable costs and expenses associated therewith) received by such Person from the respective Equity Issuance.

Net Sale Proceeds shall mean, with respect to any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received by Holdings, the Borrower or any of their respective Subsidiaries from such Asset Sale, net of (i) transaction costs (including, without limitation, (w) any federal, state and local income or other taxes paid or estimated to be payable as a result of such Asset Sale, (x) any underwriting, brokerage or other customary selling commissions, (y) reasonable legal fees, and (z) advisory, consulting, accountants’, investment banking and other fees and expenses, including title and recording expenses and reasonable expenses incurred for preparing such assets for sale, associated therewith), (ii) payments of unassumed liabilities relating to the assets sold at the time of, or within 90 days after, the date of such sale, (iii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness to the Lenders pursuant to this Credit Agreement) which is secured by the respective assets which were sold and (iv) in the case of any Asset Sale consummated by a non-Wholly-Owned Subsidiary of the Borrower, the amount of proceeds paid to the minority shareholder or shareholders of such non-Wholly-Owned Subsidiary so long as such amount paid to any such minority shareholder does not exceed such respective minority shareholder’s proportionate share of the aggregate proceeds from such Asset Sale based on its percentage equity interests held in such non-Wholly-Owned Subsidiary.

Net Total Revolving Credit Commitments shall have the meaning given to such term in Section 2.2(a).

31

Non-Canadian Foreign Subsidiaries shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary or a Canadian Subsidiary.

Non-Certificated Units shall mean all Units which are not Certificated Units.

Non-Defaulting Lender shall mean and include each Lender other than a Defaulting Lender.

Non-Qualified Units shall at any time mean any Unit which is not a Qualified Certificated Unit at such time.

Notes shall mean, collectively, the Revolving Notes and Term Notes, and Note means any Revolving Note or any Term Note.

Notice of Borrowing shall have the meaning given to such term in Section 2.3(a)(i) and shall include any deemed Notice of Borrowing pursuant to Section 3.5.

Notice of Continuation shall have the meaning given to such term in Section 4.3(a).

Notice of Conversion shall have the meaning given to such term in Section 4.3(b).

Obligations shall mean (a) all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Credit Parties, or any of them, to the Administrative Agent, the Syndication Agent, the Collateral Agent, the Co-Lead Arrangers, BofA, each Issuing Lender, each Indemnitee, and the Lenders, or any of them, arising under or pursuant to this Credit Agreement or any of the other Credit Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, loan, guaranty, indemnification, or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, Expenses, fees, Attorney Costs, filing fees, and any other sums chargeable to any Credit Party hereunder or under any of the other Credit Documents, including, without limitation, post-petition interest whether or not such interest is an allowable claim in a bankruptcy, (b) all debts, liabilities, and obligations owing by the Credit Parties, or any of them, now or hereafter arising from or in connection with the Letters of Credit, including, without limitation, the Existing Letters of Credit, (c) all debts, liabilities, and obligations owing by the Credit Parties, or any of them, now or hereafter arising from or in connection with Bank Products and (d) all debts, liabilities, and obligations now or hereafter owing from the Borrower under or in connection with all loans made under the Existing Credit Agreement assigned to BofA and DBTCA under the Bank Assignment Agreement.

Odyssey Investor Group shall mean Odyssey Investment Partners Fund, L.P. and Odyssey Coinvestors, LLC or any new partnership created to co-invest with Odyssey Investment Partners Fund, L.P. and Odyssey Coinvestors, LLC, provided that Persons which had a majority of the equity interests in or otherwise controlled Odyssey Investment Partners Fund, L.P. and/or Odyssey Coinvestors LLC on the Effective Date or any of their Permitted Transferees either (x) hold a majority of the equity interests of such new partnership or entity or (y) control such new partnership or entity.

32

Operating Lease shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person other than a Capital Lease.

Operating Lease Payment shall mean any payment made by Holdings, the Borrower or any of their respective Subsidiaries under an Operating Lease.

Orderly Liquidation Value shall mean, with respect to the Eligible Rental Equipment owned by the Qualified Credit Parties, the aggregate orderly liquidation value thereof as determined by an appraisal (or update thereof) of the Qualified Credit Parties’ Rental Equipment delivered to the Administrative Agent pursuant to this Credit Agreement.

Other Liabilities at any time shall mean the accounts payable and accrued expenses of Holdings and its Subsidiaries on a consolidated basis at such time set forth in Holdings’ consolidated balance sheet, but excluding accrued interest to the extent otherwise reflected therein.

Outstandings shall mean, at any time, the sum of (i) the principal amount of all Loans outstanding at such time plus (ii) the Letter of Credit Obligations at such time.

Payment Office shall mean the office of the Administrative Agent located at 335 Madison Avenue, New York, New York 10017, or any other office within the continental United States designated by the Administrative Agent to the Borrower from time to time as the office for payment of all amounts required to be paid by the Borrower under this Credit Agreement.

PATRIOT Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pub. L. No. 107-56, 115 Stat. 272 (Oct. 26, 2001)).

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

Permitted Acquisition shall mean:

(1)           the acquisition by Holdings directly or through any Unrestricted Subsidiary of (i) the assets constituting a business, division or product line of any Person not already a Subsidiary of Holdings or (ii) capital stock or other equity interest of any Person, provided that (A) all requirements of Section 7.17 applicable to Permitted Acquisitions (as if Section 1.5 were not in effect) are satisfied and (B) any such acquisition by Holdings or any Unrestricted Subsidiary shall be only of assets located outside of the United States and Canada or of equity interests of any Person that (i) is not incorporated, organized or formed under the laws of (x) the U.S., any State thereof, the United States Virgin Islands or Puerto Rico or (y) Canada or any province thereof and (ii) conducts no business, directly or indirectly, in the U.S. or Canada (other than de minimus business); and

(2)           the acquisition by the Borrower directly or through any of the Borrower’s Wholly-Owned Subsidiaries of (i) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower (excluding acquisitions by the Borrower, its Domestic Subsidiaries and/or its Canadian Subsidiaries consisting solely of property and

33

equipment or Rental Equipment (and not of capital stock or other equity interests, or any liabilities, of any other Person) which constitute Capital Expenditures permitted pursuant to the relevant provisions of Section 8.4) or (ii) 100% of the capital stock or other equity interest of any Person, which Person shall, as a result of such acquisition, become a Wholly-Owned Subsidiary of the Borrower (except that less than 100% of the capital stock or other equity interest of any Person may be acquired so long as such Person shall, as a result of such acquisition, become a Non-Canadian Foreign Subsidiary), provided that (A) the consideration paid by the Borrower or such Wholly-Owned Subsidiary of the Borrower, as the case may be, consists solely of cash (including proceeds of Revolving Loans to the extent permitted by Section 7.17) and, to the extent permitted under Section 8.3(m), the issuance of unsecured Indebtedness in an aggregate principal amount not to exceed 10% of the purchase price of such acquisition, (B) such Person shall own no capital stock of any other Person unless such Person owns 100% of the capital stock of such other Person (except that less than 100% of the capital stock of such other Person may be owned by such Person so long as such other Person shall, as a result of such acquisition, become a Non-Canadian Foreign Subsidiary), (C) all requirements of Sections 7.16 and 7.17 applicable to Permitted Acquisitions are satisfied and (D) no such acquisition shall result in a violation of Section 8.8.

Permitted Discretion shall mean the Administrative Agent’s judgment exercised in good faith based upon its consideration of any factor which the Administrative Agent believes in good faith:  (i) will or could reasonably be expected to adversely affect the value of any of the Collateral, the enforceability or priority of the Administrative Agent’s or Collateral Agent’s Liens thereon or the amount which the Agents, the Issuing Lender and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to the Administrative Agent by any Person on behalf of the Borrower or any other Credit Party is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving the Borrower or any of its Subsidiaries or any of the Collateral; (iv) creates or reasonably could be expected to create a Default or an Event of Default or (v) has resulted in a material amount of Eligible Rental Equipment securing any obligations under or with respect to Surety Bonds.  In exercising such judgment, the Administrative Agent may consider such factors already included in or tested by the definition of Eligible Accounts Receivable or Eligible Rental Equipment as well as any of the following:  (i) the financial and business climate of the Borrower’s or any Subsidiary’s industry, (ii) changes in collection history and dilution with respect to the Accounts, (iii) changes in any concentration of risk with respect to Accounts and Rental Equipment, (iv) changes in operating and turnover statistics with respect to Rental Equipment and/or Accounts, including actual versus historical and projected, and (v) any other factors that materially change the credit risk of lending to the Borrower on the security of the Accounts and Rental Equipment.  The burden of establishing lack of good faith hereunder shall be on the Borrower.

Permitted Encumbrance shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Collateral Agent in its reasonable discretion.

Permitted Liens shall have the meaning given to such term in Section 8.2.

34

Permitted Preferred Stock shall mean any preferred stock of Holdings, so long as the terms of any such preferred stock of Holdings (i) do not provide any collateral security, (ii) do not provide any guaranty or other support by the Borrower or any Subsidiary of the Borrower or Holdings, (iii) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before the first anniversary of the Maturity Date, (iv) do not require the cash payment of dividends or interest before the first anniversary of the Maturity Date, (v) do not grant the holders thereof any voting rights except for (i) voting rights required to be granted to such holders under applicable law and (ii) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of substantial assets, or liquidations involving Holdings and (vi) are otherwise reasonably satisfactory to the Administrative Agent.

Permitted Transferee shall mean with respect to any Person who is a natural person, (i) such individual’s spouse or children (natural or adopted), any trust for such individual’s benefit or the benefit of such individual’s spouse or children (natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such Person or such individual’s spouse or children (natural or adopted) or any trust for the benefit of such persons; and (ii) the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual’s assets.

Person shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or Governmental Authority, and, as applicable, the successors, heirs and assigns of each.

Plan shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate which is organized under the laws of the United States and is subject to Title I of ERISA, and each such plan for the five-year period immediately following the latest date on which Holdings, the Borrower, any of their respective Subsidiaries or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

Pledgee shall have the meaning given to such term in the U.S. Pledge Agreement.

Proceeds shall mean all proceeds of any Collateral.

Projections shall have the meaning provided in Section 5.1(o).

Proportionate Share of a Lender shall mean its Term Loan Proportionate Share or its Revolving Credit Proportionate Share, as the case may be.

PPSA shall mean the Personal Property Security Act of a province or territory of Canada or the Civil Code of Quebec or such other statute applicable in a Canadian jurisdiction which, by mandatory provisions of law, governs any or all of the attachment, perfection, enforcement or priority of security interests in such jurisdiction.

35

Public Equity Offering with respect to any Person, means any public offering of equity of such Person pursuant to an effective registration statement under the Securities Act.

Qualified Canadian Jurisdiction shall mean the provinces of Ontario, Alberta, British Columbia, Manitoba, Quebec and Saskatchewan, provided that the Borrower may designate additional provinces of Canada as Qualified Canadian Jurisdictions by written notice thereof to the Administrative Agent so long as all recordings, filings and other actions (including, without limitation, the execution and delivery of guarantees and security documentation) necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests in all of the assets and property of each Canadian Subsidiary (including, without limitation, all of its assets of the type described in the Canadian Security Agreement executed by WSC pursuant to Section 5.1(d)(ii)) which owns (or is to own) assets or property located in (or which operates in) such additional jurisdiction have been made and taken, and the Administrative Agent shall have received opinions of counsel in form and substance satisfactory to the Administrative Agent as to the matters described above.

Qualified Certificated Units shall mean each Unit owned by the Borrower or a Qualified Subsidiary Guarantor organized under the laws of the United States of America or a State thereof, whether owned on the Effective Date or acquired thereafter, which at the time in question is a Certificated Unit with respect to which the requirements set forth in Section 5.1(d)(C) have been satisfied (with such satisfaction to be determined on the date of any determination of whether the respective Unit is a Qualified Certificated Unit).

Qualified Credit Parties shall mean the Borrower and each Qualified Subsidiary Guarantor.

Qualified Subsidiary Guarantors shall mean each Wholly-Owned Subsidiary of the Borrower that (i) is organized under the laws of (x) the United States of America or a State thereof or (y) under the laws of Canada or a province thereof which is a Qualified Canadian Jurisdiction and (ii) in each case is a Subsidiary Guarantor.

RCRA shall mean the Resources Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq.

Real Property of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including leaseholds.

Register shall have the meaning provided in Section 11.6(b)(A).

Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

Regulation T shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or portion thereto.

Regulation U shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

36

Regulation X shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or portion thereto.

Rental Equipment shall mean the mobile structures, modular units and containers generally constructed of steel or using a steel frame and undercarriage with an exterior of wood or aluminum and similar products which are sold or leased by the Borrower or its Subsidiaries to third persons in the ordinary course of business and used to provide office, classroom, storage, commercial or other space, whether in single units or physically attached to other such units (and including in such form, modular structures), which structures are capable of being transported to and assembled on remote sites, and which may be equipped with air conditioning and heating, electrical outlets, floors, partitions, plumbing, carpeting, moldings, wall coverings, lighting and other accessories.

Rentals shall mean all fixed rents or rents which are fixed except for adjustments based upon the Consumer Price Index payable under the Leases in respect of the use of any Rental Equipment by account debtors as lessees of such Rental Equipment to the Borrower or its Subsidiaries as the lessor of such Rental Equipment exclusive of any amounts paid or payable to the Borrower or its Subsidiaries for the sale of Rental Equipment or other Inventory or on account of the service, site preparation, installation or removal of Rental Equipment, security deposits, insurance waivers, warranty service, late charges, delivery fees, moving fees maintenance charges, taxes, insurance or similar charges.

Replaced Lender shall have the meaning provided in Section 11.6(d).

Replacement Lender shall have the meaning provided in Section 11.6(d).

Reportable Event shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events to the extent to which the 30-day notice period is waived under subsection .22, ..23, .25, .27 or .28 of PBGC Regulation Section 4043.

Required Appraisal shall have the meaning provided in Section 7.2.

Required Lenders shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding Term Loans and Revolving Credit Commitments (or after the termination thereof, outstanding Revolving Loans and Revolving Credit Proportionate Shares of Letter of Credit Obligations) represent more than 50% of the sum of (i) all outstanding Term Loans of Non-Defaulting Lenders, and (ii) the Total Revolving Credit Commitments less the Revolving Credit Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Revolving Credit Proportionate Shares of all Non-Defaulting Lenders of the total Letter of Credit Obligations at such time).

Requirement of Law shall mean, as to any Person, the Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

37

Responsible Officer shall mean, with respect to any Credit Party, the chief executive officer, the chief financial officer, the vice president of finance, the treasurer, the controller or any other officer having substantially the same authority and responsibility as any of the foregoing.

Revolving Credit Commitment shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I hereto directly below the column entitled “Revolving Credit Commitment” or in the most recent Assignment and Assumption Agreement to which such Lender is a party, as same may be (x) increased (or, in the case of a new Lender, established) as a result of such Lender providing Incremental Revolving Credit Commitment(s) after the Effective Date and/or (y) reduced from time to time pursuant to the terms of this Credit Agreement.

Revolving Credit Lender shall mean, at any particular time, each Lender which has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have then been terminated, each Lender which has outstanding Revolving Loans and/or participations in Letters of Credit (or unreimbursed payments with respect thereto).

Revolving Credit Proportionate Share of a Revolving Credit Lender shall mean, at any particular time, a fraction, expressed as a percentage, obtained by dividing its Revolving Credit Commitment by the aggregate Revolving Credit Commitments of all the Revolving Credit Lenders or, if the Revolving Credit Commitments have been terminated, by dividing (i) the sum of (A) the outstanding Revolving Loans made or held by such Revolving Credit Lender, plus (B) the amount of such Revolving Credit Lender’s unfunded participations in outstanding Letters of Credit, plus (C) the amount of all payments made by such Revolving Credit Lender to the Issuing Lender in respect of its participations in Letters of Credit for which the Borrower has not reimbursed such Revolving Credit Lender (other than with respect to outstanding Revolving Loans deemed requested pursuant to Section 3.5), by (ii) the sum of (A) the aggregate amount of all Revolving Loans then outstanding, plus (B) the aggregate amount of all Revolving Credit Lenders’ unfunded participations in outstanding Letters of Credit, plus (C) the aggregate amount of all payments made by all Revolving Credit Lenders to the Issuing Lender in respect of their respective participations in Letters of Credit for which the Borrower has not reimbursed the Revolving Credit Lenders (other than with respect to outstanding Loans deemed requested pursuant to Section 3.5).

Revolving Credit Termination Date shall mean the first date upon which all Revolving Credit Commitments and Letters of Credit have terminated (or with respect to any Letters of Credit only, cash collateralized in a manner satisfactory to the Administrative Agent), all Revolving Outstandings have been paid in full in cash, and all interest, Fees and other amounts relating to the Revolving Credit Commitments, Revolving Loans and Letters of Credit have been repaid in full (or with respect to Letters of Credit only, cash collateralized in a manner satisfactory to the Administrative Agent).

Revolving Loans shall have the meaning given to such term in Section 2.1(c).

Revolving Note shall mean a promissory note of the Borrower payable to the order of a Lender, in the form of Exhibit A-2, evidencing the aggregate Indebtedness of the

38

Borrower to such Lender resulting from the Revolving Loans made by such Lender or acquired by such Lender pursuant to Section 2.12 or Section 11.6 or otherwise owing to such Lender pursuant to the Bank Assignment Agreement.

Revolving Outstandings shall mean, at any time, the sum of (i) the principal amount of all Revolving Loans at such time plus (ii) the Letter of Credit Obligations.

RL Borrowing Date shall have the meaning given such term in Section 2.4.

S&P shall mean Standard & Poor’s Rating Services.

Sales-Type Leases shall mean a Lease that should be treated as a capital lease in accordance with Financial Accounting Standards Board Statement No. 13, as amended, from time to time or if such statement is not then in effect, such other statement of GAAP as may be applicable.

SEC shall have the meaning given to such term in Section 7.1(i).

Section 2.9(b)(ii) Certificate shall have the meaning provided in Section 2.9(b)(ii).

Secured Creditor Grantors shall have the meaning given to such term in Section 11.21.

Secured Creditors shall have the meaning given to such term in the respective Collateral Documents.

Securities Act shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time.

Security Agreements shall mean each of the U.S. Security Agreement and each Canadian Security Agreement.

Security Bond Obligations shall have the meaning given to such term in Section 11.21.

Senior Secured Debt shall mean, at any time, Consolidated Debt (other than Consolidated Debt that is unsecured or the payment of which, by its express terms, is subordinated to the payment of the Obligations in a manner reasonably satisfactory to the Administrative Agent) and, in any event, shall include the Loans and all Indebtedness for borrowed money owing under or in connection with the Senior Secured Notes.

Senior Secured Leverage Ratio shall mean, for any fiscal period, the ratio of Senior Secured Debt on the last day of such fiscal period to Consolidated EBITDA for such fiscal period; provided that for the purposes of calculating the Senior Secured Leverage Ratio only, Consolidated EBITDA for any such period shall be increased (or decreased) on a pro forma basis by Consolidated EBITDA attributable to each Significant Acquisition (or each Significant Divestiture), in each case consummated during such period in accordance with the terms hereof,

39

so long as (in the case of any such increase) the amount of any such increase is the actual Consolidated EBITDA earned by the Person (or directly attributable to the business, product line or assets) acquired pursuant to the respective Significant Acquisition and such actual Consolidated EBITDA is set forth in reasonable detail and with reasonable supporting documentation in a written certificate that is executed by a Responsible Officer of the Borrower and is delivered, and is satisfactory, to the Administrative Agent.

Senior Secured Notes shall mean the Borrower’s senior secured notes due 2008, issued pursuant to the Senior Secured Notes Indenture, and all Senior Secured Notes issued upon the exchange offer as contemplated in the Senior Secured Notes Indenture, as in effect on the Effective Date, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

Senior Secured Notes Documents shall mean the Senior Secured Notes, the Senior Secured Notes Indenture and all other documents executed and delivered with respect to the Senior Secured Notes or the Senior Secured Notes Indenture, in each case, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

Senior Secured Notes Indenture shall mean the indenture, dated as of August 18, 2003, among the Borrower, each Subsidiary of the Borrower and U.S. Bank National Association, as trustee thereunder, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

Senior Unsecured Notes shall mean the 9 7/8% Senior Unsecured Notes due 2007 issued by the Borrower, and any substantially identical exchange notes issued pursuant to the Senior Unsecured Notes Indenture.

Senior Unsecured Notes Documents shall mean the Senior Unsecured Notes, the Senior Unsecured Notes Indenture and all other documentation relating thereto.

Senior Unsecured Notes Indenture shall mean the Indenture, dated as of May 15, 1997, between the Borrower, the Subsidiary Guarantors (by means of one or more supplemental indentures) and The Bank of New York as Trustee, as in effect on the Effective Date and as the same may be amended, modified or supplemented in accordance with the terms hereof and thereof.

Settlement Date shall have the meaning given to such term in Section 2.4(b)(i).

Shareholders’ Agreements shall have the meaning given to such term in Section 5.1(m)(iv).

Significant Acquisition shall mean any acquisition by the Borrower or any of its Subsidiaries of another Person (not already a Subsidiary of the Borrower), or the assets constituting all or a significant portion of a business, division or product line of any such Person, the fair market value (determined in good faith by the Borrower) of which exceeds $1,000,000 for any such transaction (or series of related transactions).

40

Significant Divestiture shall mean any sale or other disposition (other than in the ordinary course of business) of assets by the Borrower or any of its Subsidiaries to any other Person (other than the Borrower or a Subsidiary thereof), the fair market value (determined in good faith by the Borrower) of which exceeds $1,000,000 for any such transaction (or series of related transactions).

Subsidiaries Guaranty shall mean each of the U.S. Subsidiaries Guaranty and each Canadian Subsidiaries Guaranty.

Subsidiary shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

Subsidiary Guarantor shall mean each U.S. Subsidiary Guarantor and each Canadian Subsidiary Guarantor.

Surety shall have the meaning given to such term in Section 8.2(o).

Surety Bond shall have the meaning given to such term in Section 8.2(o).

Syndication Agent shall have the meaning given to such term in the preamble to this Credit Agreement.

Syndication Date shall mean the earlier of (x) the date which is 90 days after the Effective Date and (y) the date (which may occur prior to, on or after the Effective Date) upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication of the Credit Agreement (and the resulting addition of institutions as Lenders pursuant to Section 11.6) has been completed, notice of which shall be promptly given to the Borrower.

Tax Benefit shall have the meaning given to such term in Section 2.9(c).

Tax Sharing Agreements shall have the meaning given to such term in Section 5.1(m).

Taxes shall have the meaning given to such term in Section 2.9.

Term Loan shall have the meaning provided in Section 2.1(a).

Term Loan Lender shall mean, at any particular time, each Lender which has any Term Loan Outstandings owing to it at such time.

41

Term Loan Outstandings shall mean, with respect to any Term Loan Lender at any particular time, the aggregate outstanding principal balance of the Term Loans owing to such Term Loan Lender.

Term Loan Proportionate Share of a Term Loan Lender shall mean, at any particular time, a fraction, expressed as a percentage, obtained by dividing (i) the Term Loan Outstandings of such Term Loan Lender by (ii) the aggregate Term Loan Outstandings of all Term Loan Lenders.

Term Loans shall have the meaning given to such term in Section 2.1(a).

Term Note shall mean a promissory note of the Borrower payable to the order of a Lender, in the form of Exhibit A-1, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Term Loans made by such Lender or acquired by such Lender pursuant to Section 2.12 or Section 11.6 or otherwise owing to such Lender pursuant to the Bank Assignment Agreement.

Test Period shall mean, if a Trigger Event shall occur, each period of four consecutive fiscal quarters of the Borrower (taken as one accounting period) ending on each of (x) the last day of the fiscal quarter of the Borrower most recently ended prior to the occurrence of such Trigger Event for which Financial Statements for the Borrower and its consolidated Subsidiaries have been delivered to the Administrative Agent pursuant to Section 7.1(a) or 7.1(b) and (y) the last day of each fiscal quarter of the Borrower after the fiscal quarter referred to in clause (x) ending prior to or during the Trigger Event Compliance Period for such Trigger Event.

Total Commitments at any time shall mean the aggregate of the Commitments, as then in effect, of all the Lenders.

Total Revolving Credit Commitments shall mean at any time the aggregate of the Revolving Credit Commitments of the Revolving Loan Lenders.

Trade Name License Agreement shall mean that certain Trade Name and Service Mark License Agreement, dated as of September 1, 1998, by and among Space Master International, Inc., Space Master Building Systems, LLC, Space Master Manufacturing, Inc., Space Master Manufacturing of Pennsylvania, Inc., and Raymond A. Wooldridge, as in effect on the Effective Date (as same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof).

Tranche shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two separate Tranches, i.e., Term Loans and Revolving Loans.

Trigger Event shall mean for any reason Excess Availability is less than $75,000,000 for three (3) consecutive Business Days or is less than $70,000,000 at any time.

Trigger Event Compliance Period shall mean the period commencing on the occurrence of a Trigger Event and continuing until such time as Excess Availability is greater than $75,000,000 for ten (10) consecutive Business Days.

42

Type shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Rate Loan.

UCC shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

Undrawn Letter of Credit Outstandings shall mean, at any time, the aggregate undrawn amount of all Letters of Credit outstanding at such time (taking the Dollar Equivalent at such time of any such undrawn amounts under Letters of Credit denominated in an Alternate Currency).

Unfunded Current Liability of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

Unit shall have the meaning given to such term in the U.S. Security Agreement.

Unit Certificates shall mean certificates of title, certificates of ownership or other registration certificates issued or required to be issued under the laws of any State for any of the Rental Equipment owned or leased by the Borrower or any Guarantor.

Unit Subsidiary shall mean Willscot Equipment, LLC, a Delaware limited liability company.

Unit Subsidiary Management Agreement shall mean the Unit Subsidiary Management Agreement, dated as of May 22, 1997, and as amended and restated as of the Effective Date (as defined in the Existing Credit Agreement), between the Borrower and the Unit Subsidiary and shall include any other management agreement entered into by the Borrower with the Unit Subsidiary so long as all terms and conditions thereof are reasonably acceptable to the Administrative Agent.

United States and U.S. shall each mean the United States of America.

Unrestricted Subsidiary shall mean each Foreign Subsidiary of Holdings that does not constitute a Subsidiary of the Borrower or a Canadian Subsidiary.

Unused Line Fee shall have the meaning provided in Section 4.6.

U.S. Credit Parties shall mean each of Holdings, the Borrower and each Domestic Subsidiary that is a Subsidiary Guarantor.

U.S. Pledge Agreement shall have the meaning provided in Section 5.1(t).

U.S. Pledge Agreement Collateral shall mean all “Collateral” as defined in the U.S. Pledge Agreement.

43

U.S. Security Agreement shall have the meaning given to such term in Section 5.1(d)(i).

U.S. Subsidiaries Guaranty shall have the meaning given to such term in Section 5.1(s)(i).

U.S. Subsidiary Guarantor shall mean (i) each Domestic Subsidiary of the Borrower in existence on the Effective Date and (ii) each Domestic Subsidiary of the Borrower which executes and delivers a counterpart of the U.S. Subsidiaries Guaranty after the Effective Date pursuant to the requirements of Section 7.16.

Utilization shall mean for any period the fraction, expressed as a percentage, (x) the numerator of which is the gross book value of units of Rental Equipment of the Qualified Credit Parties leased to customers at the end of such period and (y) the denominator of which is the gross book value of units of Rental Equipment owned, leased (as lessee) or held for sale or lease (as lessor) by the Qualified Credit Parties at the end of such period, provided that any such new Rental Equipment that is classified by any such Qualified Credit Party as “equipment held for sale” in accordance with past practices shall be excluded from the calculation of “utilization” under this definition so long as (i) such Qualified Credit Party has received a firm purchase order or binding commitment from its customer for such Rental Equipment and (ii) such Rental Equipment will be sold upon completion of related delivery and installation to such customer after such Qualified Credit Party’s purchase thereof.

Wholly-Owned Canadian Subsidiary shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is incorporated under the laws of Canada or any province thereof.  Unless otherwise qualified, all references to a “Wholly-Owned Canadian Subsidiary” or to “Wholly-Owned Canadian Subsidiaries” in this Credit Agreement shall refer to a Wholly-Owned Canadian Subsidiary or Wholly-Owned Canadian Subsidiaries of the Borrower.

Wholly-Owned Domestic Subsidiary shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is incorporated under the laws of the U.S., any State thereof, the United States Virgin Islands or Puerto Rico.  Unless otherwise qualified, all references to a “Wholly-Owned Domestic Subsidiary” or to “Wholly-Owned Domestic Subsidiaries” in this Credit Agreement shall refer to a Wholly-Owned Domestic Subsidiary or Wholly-Owned Domestic Subsidiaries of the Borrower.

Wholly-Owned Subsidiary shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time. Unless otherwise qualified, all references to a “Wholly-Owned Subsidiary” or to “Wholly-Owned Subsidiaries” in this Credit Agreement shall refer to a Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries of the Borrower.

WSC shall mean Williams Scotsman of Canada, Inc., a corporation organized under the laws of the province of Ontario.

44

WSC Ontario Assets shall have the meaning given to such term in Section 11.19(d).

WSC Receivables shall have the meaning given to such term in Section 11.19(d).

1.2           Accounting Terms and Determinations.  Unless otherwise defined or specified herein, all accounting terms used herein shall have the meanings customarily given in accordance with GAAP, and all financial computations to be made under this Credit Agreement shall, unless otherwise specifically provided herein, be made in accordance with GAAP applied on a basis consistent in all material respects with the Financial Statements referred to in Section 6.10(b).  All accounting determinations for purposes of determining compliance with Sections 8.4, 8.9, 8.10 and 8.11 (and calculating the financial covenants set forth in such sections) and calculating the Borrowing Base as set forth in Section 2.2, the definitions directly or indirectly utilized in such sections or otherwise used in determining such compliance or making such calculation and the definitions of “Applicable Margin”, “Eligible Rental Equipment” and “Eligible Accounts Receivable” shall be made in accordance with GAAP as in effect on the Effective Date and applied on a basis consistent in all material respects with the Financial Statements referred to in Section 6.10(b).  Without limiting the foregoing, if the Borrower or any of its Subsidiaries changes its depreciation methodology after the Effective Date, such change shall not be given effect for purposes of determining compliance with the Sections referenced in the immediately preceding sentence or for making calculations of the types described in the immediately preceding sentence.  The Financial Statements required to be delivered hereunder from and after the Effective Date and all financial records shall be maintained in accordance with GAAP as in effect as of the date of the Financial Statements referred to in Section 6.10(b) or, if GAAP shall change from the basis used in preparing the Financial Statements referred to in Section 6.10(b), the certificates required to be delivered pursuant to Section 7.1 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as utilized in the Financial Statements referred to in Section 6.10(b).

1.3           Interpretive Provisions  (a).  Terms not otherwise defined herein which are defined in the UCC as in effect on the date hereof in the State of New York shall have the meanings given them in such UCC.  The term “security interest” includes a hypothec.

(b)           The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and references to Article, Section, Schedule, Exhibit and like references are references to this Credit Agreement unless otherwise specified.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”  The word “or” is not exclusive.

(c)           An Event of Default shall “continue” or be “continuing” until such Event of Default has been cured or waived in accordance with Section 11.10 hereof.

(d)           Unless otherwise expressly provided herein, (i) references to agreements (including this Credit Agreement) and other contractual instruments shall be deemed to include

45

all subsequent amendments, restatements, and other modifications thereto, but only to the extent such amendments, restatements, and other modifications are not prohibited by the terms of any Credit Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting the statute or regulation.

(e)           The captions and headings of this Credit Agreement and the other Credit Documents are for convenience of reference only and shall not affect the interpretation of this Credit Agreement and the other Credit Documents.

(f)            This Credit Agreement and the other Credit Documents may use several different limitations, tests, or measurements to regulate the same or similar matters.  All such limitations, tests, and measurements are cumulative and shall each be performed in accordance with their terms.

1.4           No Strict Construction.  This Credit Agreement and the other Credit Documents are the result of negotiations among, and have been reviewed by counsel to, each Agent, each Lender, each Co-Lead Arranger, and the Credit Parties and are the products of all parties.  Accordingly, this Credit Agreement and the other Credit Documents shall not be construed against the Administrative Agent, the Syndication Agent, the Collateral Agent, the Issuing Lender, the Lenders, or the Credit Parties merely because of their respective involvement in their preparation.

1.5           Certain Provisions Regarding Holdings.  (a)  Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Credit Documents, Holdings and the Unrestricted Subsidiaries shall not be required to comply with any of the covenants or other agreements set forth in Articles 7 and 8 (such covenants, the “Holdings No-Compliance Covenants”); provided, that (i) if at any time any of the Holding Company Requirements shall fail to be satisfied and such failure shall continue for 20 or more consecutive days after the earlier of (x) the date of the occurrence of such failure and (y) the date on which the Borrower or Holdings receives written notice from an Agent of such failure, then Holdings and the Unrestricted Subsidiaries shall, from and after such 20th day and until all of the Holding Company Requirements are again satisfied, comply with all of the Holdings No-Compliance Covenants and (ii) Holdings (but not the Unrestricted Subsidiaries) shall comply with the covenants contained in Schedule XVIII.

(b)           Holdings represents and warrants to the Agents and the Lenders that on the Effective Date all of the Holding Company Requirements are satisfied.  Holdings shall promptly (and in any event within 3 Business Days after obtaining knowledge thereof) notify the Administrative Agent of each occurrence of any of the Holding Company Requirements no longer being satisfied.  Further, Holdings agrees that it shall deliver to the Administrative Agent, not later than 45 days after the end of each fiscal quarter of Holdings, a certificate of a Responsible Officer of Holdings certifying that the Holding Company Requirements were satisfied at all times during the fiscal quarter of the Borrower just ended or, if the Holding Company Requirements were not so satisfied, certifying the requirements that were not satisfied in reasonable detail and whether all of the Holding Company Requirements have been satisfied on the date of such certificate.

46

(c)           Nothing contained in this Section 1.5 shall (x) relieve the Borrower or any of its Subsidiaries from any obligation to timely comply with the covenants set forth in Articles 7 and 8 or any other provisions applicable to such Persons in any Credit Document or (y) affect any Default or Event of Default arising from the failure of the Borrower or any of its Subsidiaries to so timely comply with any such obligation.

ARTICLE 2

Amount and Terms of Credit

2.1           The Commitments and Loans.  (a)  Pursuant to the Existing Credit Agreement, certain banks and other financial institutions made term loans to the Borrower, the aggregate outstanding principal balance of which as of the Effective Date is $205,776,241.50.  The Borrower acknowledges and agrees that (i) pursuant to the Bank Assignment Agreement, on the Effective Date, BofA and DBTCA purchased from the other banks and other financial institutions party to the Existing Credit Agreement the outstanding term loans made to the Borrower under the Existing Credit Agreement held by such banks and other financial institutions, (ii) such term loans purchased by BofA and DBTCA pursuant to the Bank Assignment Agreement and the term loans made by BofA and DBTCA to the Borrower under the Existing Credit Agreement and outstanding on the Effective Date, in an aggregate outstanding principal amount of $151,974,511.95, shall, subject to clause (iii) of the last sentence of Section 2.1(c), be deemed to constitute term loans made under this Credit Agreement on the Effective Date (each, a “Term Loan” and, collectively, the “Term Loans”), (iii) the Term Loans shall initially be maintained as a single Borrowing of Base Rate Loans (subject to the option to convert the Term Loans pursuant to Section 4.3) and (iv) a portion of the Term Loans shall be assigned by BofA and DBTCA to certain of the Lenders on the Effective Date pursuant to Section 2.12.  Once repaid, Term Loans may not be reborrowed.  The Borrower hereby agrees to execute and deliver to each Lender that requests same a Term Note in the form of Exhibit A-1 to evidence the Term Loans made by such Lender or otherwise owing to such Lender pursuant to the Bank Assignment Agreement or as provided in Section 11.6 of this Credit Agreement.

(b)           [intentionally omitted].

(c)           Subject to the terms and conditions set forth in this Credit Agreement, on and after the Initial Borrowing Date and to and excluding the Maturity Date, each Revolving Credit Lender severally agrees to make revolving loans and advances to the Borrower hereunder (the “Revolving Loans”).  Subject to the provisions of this Credit Agreement, the Borrower may borrow, repay (without penalty, except for breakage costs under Section 4.5(b)) and re-borrow Revolving Loans, all in accordance with the terms and conditions hereof.  On and immediately after the occurrence of the Effective Date, the Revolving Credit Commitment for each Lender shall be the amount set forth opposite such Lender’s name in Schedule I hereto directly below the column entitled “Revolving Credit Commitment” (as same may be (x) increased from time to time as a result of the respective Lender furnishing Incremental Revolving Credit Commitment(s) after the Effective Date and/or (y) reduced from time to time pursuant to the terms of this Credit Agreement).  If any Incremental Revolving Credit Commitments are provided after the Effective Date, the Administrative Agent is authorized to make such changes to Schedule I as are appropriate to reflect the revised Revolving Credit Commitments of the

47

various Lenders.  The Borrower hereby agrees to execute and deliver to each Lender that requests same a Revolving Note in the form of Exhibit A-2 to evidence the Revolving Loans made by each such Lender or otherwise owing to such Lender pursuant to the Bank Assignment Agreement or Sections 2.12 or 11.6 of this Credit Agreement.  The Borrower acknowledges and agrees that (i) the portion of the payment made on the Effective Date pursuant to Section 3(a) of the Bank Assignment Agreement by BofA and DBTCA to or for the account of certain of the other banks and other financial institutions party to the Existing Credit Agreement with respect to the purchase of the outstanding revolving loans made to the Borrower under the Existing Credit Agreement held by such banks and other financial institutions shall be deemed to constitute a Revolving Loan requested by and made to the Borrower on the Effective Date in the amount of $101,828,278.82, (ii) the revolving loans made by BofA and DBTCA under the Existing Credit Agreement outstanding on the Effective Date shall be deemed to constitute a Revolving Loan requested by and made to the Borrower on the Effective Date in the amount of the aggregate outstanding principal balance of such revolving loans on the Effective Date, (iii) the excess, if any, of (1) the aggregate of (x) the portion of the payment made on the Effective Date pursuant to Section 3(a) of the Bank Assignment Agreement by BofA and DBTCA to certain of the other banks and other financial institutions party to the Existing Credit Agreement with respect to the purchase of the outstanding term loans made to the Borrower under the Existing Credit Agreement held by such banks and other financial institutions and (y) the term loans made by BofA and DBTCA under the Existing Credit Agreement outstanding on the Effective Date over (2) $150,000,000, shall be deemed to constitute a Revolving Loan requested by and made to the Borrower on the Effective Date in the amount of such excess (and such excess portion shall no longer constitute term loans or Term Loans hereunder), (iv) the Revolving Loans deemed requested and made on the Effective Date pursuant to the foregoing clauses (i) through (iii) shall initially be maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such Revolving Loans pursuant to Section 4.3) and (v) a portion of the Revolving Loans deemed requested and made on the Effective Date pursuant to the foregoing clauses (i) through (iii) shall be assigned by BofA and DBTCA to the other Revolving Credit Lenders on the Effective Date pursuant to Section 2.12.

(d)           So long as no Default or Event of Default then exists or would result therefrom, the Borrower, in consultation with the Administrative Agent, shall have the right to request from time to time after the Syndication Date (for this purpose, determined as if clause (x) contained in the definition of Syndication Date were deleted) and prior to the Maturity Date that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Incremental Revolving Credit Commitments and, subject to the terms and conditions contained in this Credit Agreement, make Incremental Revolving Loans, as the case may be, pursuant thereto; it being understood and agreed, however, that:

(i)            no Lender shall be obligated to provide an Incremental Revolving Credit Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Revolving Credit Commitment and executed and delivered to the Administrative Agent an Incremental Commitment Agreement as provided in clause (e)(i) of this Section 2.1, such Lender shall not be obligated to fund any Incremental Revolving Loans;

48

(ii)           any Lender (or, in the circumstances contemplated by clause (v) below, any other Person which will qualify as an Eligible Transferee) may so provide an Incremental Revolving Credit Commitment without the consent of any other Lender;

(iii)          the Incremental Revolving Credit Commitments provided pursuant to this clause (d) shall be in a minimum aggregate amount (for all Lenders (including in the circumstances contemplated by clause (v) below, Eligible Transferees who will become Lenders)) of at least $5,000,000 and in integral multiples of $1,000,000 in excess thereof,

(iv)          the aggregate amount of all Incremental Revolving Credit Commitments permitted to be provided pursuant to this Section 2.1 shall not exceed $150,000,000;

(v)           if, after the Borrower has requested the then existing Lenders (other than Defaulting Lenders) to provide Incremental Revolving Credit Commitments pursuant to this clause (d), the Borrower has not received Incremental Revolving Credit Commitments in an aggregate amount equal to that amount of Incremental Revolving Credit Commitments which the Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the Borrower as provided below), then the Borrower may request Incremental Revolving Credit Commitments from Persons which would qualify as Eligible Transferees hereunder in an aggregate amount equal to such deficiency, provided that (x) any such Incremental Revolving Credit Commitment provided by any such Eligible Transferee shall be in a minimum amount (for such Eligible Transferee) of at least $1,000,000, (y) the fees to be paid to such Eligible Transferee shall be no greater than those paid (or which were offered) to the then existing Lenders providing (or which were requested to provide) the respective requested Incremental Revolving Credit Commitments and (z) the consent of the Administrative Agent shall be required with respect to each Person (not an existing Lender) which provides any Incremental Revolving Credit Commitment, such consent not to be unreasonably withheld;

(vi)          the consent of each Issuing Lender to each Lender providing an Incremental Revolving Credit Commitment (whether an existing or new Lender) shall be required, which consents shall not be unreasonably withheld;

(vii)         each Lender agreeing to provide an Incremental Revolving Credit Commitment pursuant to an Incremental Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make revolving loans and advances (each, an “Incremental Revolving Loan” and, collectively, the “Incremental Revolving Loans”) to the Borrower as specified in such Incremental Commitment Agreement and such Incremental Revolving Loans shall thereafter be deemed to be Revolving Loans for all purposes of this Credit Agreement and the other Credit Documents;

(viii)        Incremental Revolving Loans to be made pursuant to such Incremental Commitment Agreement shall mature on the Maturity Date and shall bear interest at the same rates (i.e., have the same Applicable Margins) applicable to other Revolving Loans; and

49

(ix)           all actions by the Borrower pursuant to this clause (d) shall be taken in coordination with the Administrative Agent.

(e)           In connection with the Incremental Revolving Credit Commitments to be provided pursuant to preceding clause (d):

(i)            the Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Revolving Credit Commitment (each such Lender or Eligible Transferee, an “Incremental Revolving Credit Lender”) shall execute and deliver to the Administrative Agent (with a copy to the Borrower) an Incremental Commitment Agreement substantially in the form of Exhibit R (appropriately completed), with the effectiveness of such Incremental Revolving Credit Lender’s Incremental Revolving Credit Commitment to occur upon the delivery of such Incremental Commitment Agreement to the Administrative Agent, the obtaining of the consents required by Section 2.1(d) (v) and/or (vi), if and to the extent required pursuant to said clauses, the payment of any fees required in connection therewith (including, without limitation, any fees payable pursuant to clause (ii) below) and the satisfaction of any other conditions precedent that may be set forth in such Incremental Commitment Agreement;

(ii)           Holdings, the Borrower and its Subsidiaries shall have delivered such amendments, modifications and/or supplements to the Collateral Documents as are necessary or, in the reasonable opinion of the Administrative Agent, desirable to ensure that the additional Obligations to be incurred pursuant to the Incremental Revolving Credit Commitments are secured by, and entitled to the benefits of, the Collateral Documents;

(iii)          the Administrative Agent shall receive an acknowledgment from the Credit Parties that the Incremental Revolving Loans to be incurred pursuant to such Incremental Revolving Credit Commitments are entitled to the benefits of the Guaranties and the Collateral Documents, together with resolutions executed by (x) the Borrower, authorizing the incurrence of such Incremental Revolving Loans pursuant to such Incremental Revolving Credit Commitments and (y) each other Credit Party, stating that the Incremental Revolving Loans to be incurred pursuant to such Incremental Revolving Credit Commitments are entitled to benefits of the Guaranties and the Collateral Documents;

(iv)          the Borrower shall deliver to the Administrative Agent an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower reasonably satisfactory to the Administrative Agent and dated the date of such Incremental Commitment Agreement, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Initial Borrowing Date pursuant to Section 5.1(c) and such other matters as the Administrative Agent may reasonably request, including non-contravention of the Senior Secured Notes Documents and the Senior Unsecured Notes Documents;

50

(v)           on the date of the making of such Incremental Revolving Loans, same shall be added to (and form part of) each Borrowing of outstanding Revolving Loans on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender will participate proportionately in each then outstanding Borrowing of Revolving Loans, and so that the existing Lenders continue to have the same participation (by amount) in each Borrowing as they had before the making of the new Incremental Revolving Loans; and

(vi)          the Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Commitment Agreement, and shall deliver to each Lender a copy of same, and (i) at such time Schedule I shall be deemed modified to reflect the Incremental Revolving Credit Commitments of such Incremental Revolving Lenders and (ii) to the extent requested by such Incremental Revolving Lenders, Revolving Notes will be issued, at the Borrower’s expense, to such Incremental Revolving Lenders, to reflect the Incremental Revolving Loans made by such Incremental Revolving Lenders or such Incremental Revolving Lender, as the case may be.

To the extent the provisions above contained in clause (e) (v) above require that Lenders making Incremental Revolving Loans add same to then outstanding Borrowings of Eurodollar Rate Loans, it is acknowledged that the effect thereof may result in such new Incremental Revolving Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Eurodollar Rate Loans and which will end on the last day of such Interest Period).  In connection therewith, the Borrower may agree, in the respective Incremental Commitment Agreement, to compensate the Lenders making the new Incremental Revolving Loans for funding Eurodollar Rate Loans during an existing Interest Period on such basis as may be agreed by the Borrower and such respective Lender or Lenders.

2.2           Determination of Borrowing Base for Revolving Loans; etc.  (a)  Subject to Section 2.2(c) and Section 2.3(c), Revolving Loans shall not in aggregate principal amount at any time outstanding exceed, when added to the Letter of Credit Obligations at such time, the least of:

(i)            the Total Revolving Credit Commitments as then in effect minus reserves established pursuant to the second sentence of clause (b) below; or

(ii)           the amount then equal to:

(A)          the Adjusted Net Book Value Percentage of all Eligible Rental Equipment. plus

(B)           85% of Eligible Accounts Receivable, minus

(C)           the aggregate principal amount of Term Loans outstanding at such time, minus

(D)          the aggregate principal amount of Senior Secured Notes then outstanding, minus

51

(E)           reserves established pursuant to the first sentence of clause (b) below; or

(iii)          the maximum amount of Revolving Outstandings that are permitted to be outstanding at such time pursuant to the Senior Secured Notes Indenture and the Senior Unsecured Notes Indenture.

The amount calculated in accordance with clause (i) above is hereinafter referred to as the “Net Total Revolving Credit Commitments”.  The amount calculated in accordance with clause (ii) above is hereinafter referred to as the “Borrowing Base”.

(b)           The Administrative Agent shall in the exercise of its Permitted Discretion (x) at any time be entitled to (i) establish and increase or decrease reserves against Eligible Accounts Receivable and Eligible Rental Equipment and (ii) impose additional restrictions (or eliminate the same) to the standards of “Eligible Accounts Receivable” and “Eligible Rental Equipment” and (y) at any time after the Effective Date be entitled to reduce the advance rates under Section 2.2(a)(ii)(A) or (B) or restore such advance rates to any level equal to or below the advance rates stated in Section 2.2(a)(ii)(A) or (B).  In addition, the Administrative Agent shall at any time be entitled to establish and increase or decrease reserves against the Total Revolving Credit Commitments that represent amounts the Administrative Agent in its reasonable judgment believes any of the Administrative Agent or the Collateral Agent may be required to expend or may deem advisable to expend (x) in connection with the preservation, protection, collection or realization of Collateral or (y) in connection with any obligation, agreement or undertaking of any Credit Party set forth in this Credit Agreement or any of the other Credit Documents.  The Administrative Agent shall provide the Borrower with not less than five (5) Business Days written notice prior to adding any new type of reserve against the Total Revolving Credit Commitments; provided, that no such notice shall be required if a new type of reserve is added during the continuance of an Event of Default.  The Administrative Agent may, but shall not be required to, rely on each Borrowing Base Certificate and any other schedules or reports delivered to it in connection herewith in determining the then eligibility of Accounts and Rental Equipment.  Reliance thereon by the Administrative Agent from time to time shall not be deemed to limit the right of the Administrative Agent to revise advance rates or standards of eligibility as provided in this Section 2.2(b).

(c)           The Borrowing Base will be computed monthly and a Borrowing Base Certificate presenting the computation thereof will be delivered promptly to the Administrative Agent as set forth in Section 7.1(e).  Notwithstanding anything to the contrary contained herein, the Administrative Agent shall be satisfied that on the Effective Date and after giving effect to all Credit Events on such date and after giving effect to the effectiveness of the assignments and transfers contemplated by the Bank Assignment Agreement, the Borrower shall be able to incur additional Revolving Outstandings, after giving effect to all Credit Events on the Effective Date, of $100,000,000 in compliance with the applicable restrictions contained in Section 2.2(a).

2.3           Borrowing Mechanics.  (a)  Except as provided in Section 2.3(b) or (c), Borrowings shall be made on notice from the Borrower to the Administrative Agent, given not later than 1:00 P.M. (New York City time) on the date on which the proposed Borrowing consisting of Base Rate Loans is requested to be made and on the third Business Day prior to the

52

date on which any proposed Borrowing consisting of Eurodollar Rate Loans is requested to be made.

(i)            Each Notice of Borrowing shall be given by either telephone, telecopy, telex, facsimile or cable, and, if by telephone, confirmed in writing, substantially in the form of Exhibit B-1 (the “Notice of Borrowing”), appropriately completed to specify the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day) and whether the Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Rate Loans and, if Eurodollar Rate Loans, the initial Interest Period to be applicable thereto.  The Administrative Agent shall promptly give each Revolving Credit Lender notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the second immediately preceding sentence to be specified in the Notice of Borrowing.  Each Notice of Borrowing shall be irrevocable by and binding on the Borrower.

(ii)           The Borrower shall notify the Administrative Agent in writing of the names of the officers authorized to request Revolving Loans on behalf of the Borrower, and shall provide the Administrative Agent with a specimen signature of each such officer.  The Administrative Agent shall be entitled to rely conclusively on such officers’ authority to request Revolving Loans on behalf of the Borrower until the Administrative Agent receives written notice to the contrary. The Administrative Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing or other writing delivered pursuant to this Section 2.3(a) and, with respect to an oral request for Revolving Loans, the Administrative Agent shall have no duty to verify the identity of any individual representing himself as one of the officers authorized to make such request on behalf of the Borrower.  Neither the Administrative Agent nor any of the Lenders shall incur any liability to the Borrower as a result of acting upon any telephonic notice referred to in this Section 2.3(a) which notice the Administrative Agent believes in good faith to have been given by a duly authorized officer or other individual authorized to request Revolving Loans on behalf of the Borrower or for otherwise acting reasonably and in good faith under this Section 2.3(a) and, upon the funding of Revolving Loans by the Lenders in accordance with this Credit Agreement, pursuant to any such telephonic notice, the Borrower shall be deemed to have made a Borrowing of such Revolving Loans hereunder.

(iii)          In a Notice of Borrowing, the Borrower may request one or more Borrowings on a single day.  Each such Borrowing shall be in an aggregate amount for all Lenders of not less than $1,000,000 in the case of Eurodollar Rate Loans.  Unless otherwise requested in the applicable Notice of Borrowing, all Revolving Loans shall be Base Rate Loans.  All Term Loans and Revolving Loans made (or deemed made) on the Effective Date shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Eurodollar Rate Loans, in the manner provided in Section 4.3(b).  The right of the Borrower to choose Eurodollar Rate Loans is subject to the provisions of Section 2.3(a)(v) and 4.3(c).

53

(iv)          Upon the Administrative Agent’s receipt of one or more Notices of Borrowing with respect to the Revolving Loans to be made on any given date, the Administrative Agent shall give each Lender prompt notice by telephone or facsimile transmission of such Notice of Borrowing.  Subject to the reasonable determination by the Administrative Agent that the applicable conditions for borrowing contained in Article 5 are satisfied, each Revolving Credit Lender shall make available to the Administrative Agent at the Payment Office its Revolving Credit Proportionate Share of the aggregate amount of Revolving Loans to be made on such date, in immediately available funds no later than 3:00 P.M. New York City time on such date.  Notwithstanding the foregoing, Incremental Revolving Loans to be made on any date shall be made in accordance with the relevant provisions of Section 2.1.  Unless the Administrative Agent receives contrary written notice prior to (unless the Initial Borrowing Date is the date of such Borrowing, in which case no later than 11:00 A.M. (New York City time) on the Initial Borrowing Date) the date of any Borrowing, it is entitled to assume that each Revolving Credit Lender will make available the amounts specified above and, in reliance upon such assumption, but without any obligation to do so, the Administrative Agent may advance such amounts on behalf of the Revolving Credit Lenders (with the Revolving Credit Lenders being obligated to the Administrative Agent for any such advances in accordance with the provisions of Section 2.4).

(v)           Notwithstanding the foregoing, prior to the Syndication Date, Loans may only be incurred and maintained as, and/or Converted into, Eurodollar Rate Loans as long as such Loans, together with all other outstanding Eurodollar Rate Loans, are subject to a one-month Interest Period which, in each case, begins and ends on the same day, with the first of such Interest Periods not to begin prior to the third Business Day following the Initial Borrowing Date.

(b)           The Borrower has informed the Administrative Agent that it has a checking account (such checking account, together with any other checking accounts established as contemplated in the last sentence of this clause (b) collectively, the “Disbursement Account”) with BofA for general corporate purposes, including the purpose of paying trade payables and other operating expenses.  The Lenders hereby authorize the Administrative Agent and, so long as the conditions for Borrowing in Article 5 remain satisfied, the Administrative Agent on behalf of the Lenders may but shall not be obligated to make Revolving Loans to cover the amount of checks presented for payment and other disbursements from the Disbursement Account.  Such Borrowings shall be of Base Rate Loans only and will at no time exceed the amount available for the Borrowing of Revolving Loans under Section 2.2 (as determined in good faith by the Administrative Agent).  The Borrower may open additional checking accounts with financial institutions satisfactory to the Administrative Agent so long as each such checking account constitutes a Deposit Account (as defined in the U.S. Security Agreement) and is subject to a Control Agreement as provided in the U.S. Security Agreement.

(c)           In the event the Borrower is unable to comply with (i) the Borrowing Base limitations set forth in Section 2.2(a)(ii) or (ii) the conditions precedent to the making of a Revolving Loan or the issuance of a Letter of Credit set forth in Section 5.2, the Lenders authorize the Administrative Agent, for the account of the Lenders, to make Revolving Loans (the “Agent Advances”) to the Borrower for a period commencing on the date the Administrative

54

Agent first receives a Notice of Borrowing requesting an Agent Advance until the earlier of (i) the date the Borrower is again able to comply with the Borrowing Base limitations and the conditions precedent to the making of Revolving Loans and issuance of Letters of Credit, or obtains an amendment or waiver with respect thereto or (ii) the date the Required Lenders instruct the Administrative Agent to cease making Agent Advances (in each case, the “Agent Advance Period”).  The Administrative Agent shall not make any Agent Advance (i) to the extent that at such time the amount of such Agent Advance when added to the aggregate outstanding amount of other Agent Advances would exceed the lesser of (x) the remainder of the Total Revolving Credit Commitments at such time less the Revolving Outstandings at such time and (y) 5% of the Revolving Outstandings at the time of the first request for an Agent Advance during the related Agent Advance Period or (ii) if the Administrative Agent believes that the making of the respective Agent Advance may cause a violation of the relevant provisions of the Senior Unsecured Notes Indenture or the Senior Secured Notes Indenture (it being understood and agreed that the Administrative Agent may, but shall not be required to, require such officer’s certificates and/or opinions of counsel from the Borrower to the effect that no such violation of the Senior Unsecured Notes Indenture or the Senior Secured Notes Indenture shall occur as a result of the making of the respective Agent Advance).  It is understood and agreed that, subject to the requirements set forth above, Agent Advances may be made by the Administrative Agent in its discretion and that the Borrower shall have no right to require that any Agent Advances be made.  Agent Advances will be subject to periodic settlement with the Lenders under Section 2.4.

2.4           Settlements Among the Administrative Agent and the Lenders.  (a)  Except as provided in Section 2.4(b), the Administrative Agent shall give to each Revolving Credit Lender prompt notice of each Notice of Borrowing by telecopy, telex, facsimile or cable.  No later than 3:00 P.M. (New York City time) on the date of each Borrowing representing the incurrence of Revolving Loans (each, a “RL Borrowing Date”), each Lender with a Revolving Credit Commitment will make available, from the account of its Applicable Lending Office, to the Administrative Agent at its Payment Office, in immediately available funds, for the account of the Borrower, its Revolving Credit Proportionate Share of such Borrowing.  To the extent the Lenders have made such amounts available to the Administrative Agent as provided above, the Administrative Agent will make the aggregate of such amounts available to the Borrower by 4:00 P.M., New York time, on the respective RL Borrowing Date in accordance with this Section 2.4 and in like funds received by the Administrative Agent.  Unless the Administrative Agent shall have been notified by any Lender prior to the date of such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of such Borrowing to be made on such date, the Administrative Agent may assume that such Lender will make such amount available to the Administrative Agent at its Payment Office on such date of Borrowing, or, if applicable, the Settlement Date and the Administrative Agent, in reliance upon such assumption, may but shall not be obligated to make available the amount of the Borrowing to be provided by such Lender.  Except as provided in Section 2.4(b) and subject to Section 2.4(e), promptly after its receipt of payments from or on behalf of the Borrower (other than amounts payable to the Administrative Agent to reimburse the Administrative Agent, the Collateral Agent and the Issuing Lender for fees and expenses payable solely to them), the Administrative Agent will cause such payments to be distributed ratably to the applicable Lenders.

55

(b)           Unless the Required Lenders have instructed the Administrative Agent to the contrary, the Administrative Agent on behalf of the Lenders may but shall not be obligated to make Base Rate Loans under Section 2.3 without prior notice of the proposed Borrowing to the Lenders, as follows:

(i)            The amount of each Revolving Credit Lender’s Revolving Credit Proportionate Share of outstanding Revolving Loans shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 5:00 P.M. (New York City time) on the last Business Day of the period specified by the Administrative Agent (such date, the “Settlement Date”).  The Administrative Agent shall deliver to each of the Revolving Credit Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Loans for such period.  The Revolving Credit Lenders shall transfer to the Administrative Agent, or, subject to Section 2.4(e), the Administrative Agent shall transfer to the Revolving Credit Lenders, such amounts as are necessary so that (after giving effect to all such transfers) the amount of Revolving Loans made by each Revolving Credit Lender shall be equal to such Revolving Credit Lender’s Revolving Credit Proportionate Share of the aggregate amount of Revolving Loans outstanding as of such Settlement Date.  If the summary statement is received by the Revolving Credit Lenders prior to 12:00 Noon (New York City time) on any Business Day, each Revolving Credit Lender shall make the transfers described above in immediately available funds no later than 3:00 P.M. (New York City time) on the day such summary statement was received; and if such summary statement is received by the Lenders after 12:00 Noon (New York City time) on such day, each Revolving Credit Lender shall make such transfers no later than 3:00 P.M. (New York City time) on the next succeeding Business Day.  The obligation of each of the Revolving Credit Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by the Administrative Agent.  Each of the Administrative Agent and the Revolving Credit Lenders agree to mark their respective books and records on the Settlement Date to show at all times the dollar amount of their respective Revolving Credit Proportionate Shares of the outstanding Revolving Loans.

(ii)           To the extent that the settlement described above shall not yet have occurred, upon any repayment of Revolving Loans by the Borrower, the Administrative Agent may apply such amounts repaid directly to the amounts made available by the Administrative Agent pursuant to this Section 2.4(b).

(iii)          Because the Administrative Agent on behalf of the Revolving Credit Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when the Revolving Credit Lenders will actually advance and/or be repaid Revolving Loans, interest with respect to Revolving Loans shall be allocated by the Administrative Agent to each Revolving Credit Lender and the Administrative Agent in accordance with the amount of Revolving Loans actually advanced by and repaid to each Revolving Credit Lender and the Administrative Agent and shall accrue from and including the date such Revolving Loans are so advanced to but excluding the date such Revolving Loans are either repaid by the Borrower in accordance with Section 2.5 or actually settled by the applicable Lender as described in this Section 2.4(b).

56

(c)           If a Lender (such a Lender, a “Defaulting Lender”) fails to make available to the Administrative Agent its Proportionate Share of any Loans (including Agent Advances) made available by the Administrative Agent on such Lender’s behalf, or fails to make available any other amount owing by it to the Administrative Agent and the Administrative Agent has made such amount available to the Borrower, the Administrative Agent shall be entitled to recover such amount on demand from such Defaulting Lender.  If such Defaulting Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall promptly (but in any event no later than five Business Days after such demand) pay such amount (to the extent not paid by the Defaulting Lender) to the Administrative Agent.  The Administrative Agent shall also be entitled to recover from such Defaulting Lender or the Borrower, as the case may be, (x) interest on such amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent, at a rate per annum equal to either (i) if paid by such Defaulting Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 4.1 or Section 4.2 hereof, plus (y) in each case, an amount equal to any costs (including reasonable legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Credit Agreement; provided, however, that the Administrative Agent shall not be entitled to demand payment by the Borrower of any amount under clause (y) above unless demand therefor has been made of the Defaulting Lender and not paid within five Business Days of such demand.  Nothing herein shall be deemed to relieve any Lender from its duty to fulfill its obligations hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrower under clause (y) above on account of such Defaulting Lender’s default.

(d)           The failure of any Lender to fund its Proportionate Share of any Loan (including Agent Advances) required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to fund its Proportionate Share of such Loan on the date of such Borrowing, or relieve the Lender who failed to make such amount available to subsequently repay such amount, or relieve any Lender (including the Lender that failed to make such amount available) of its obligation hereunder to make its ratable portion of any Borrowing available as part of any subsequent Loans, but no Lender shall be responsible for the failure of any other Lender to fund its Proportionate Share of a Loan.

(e)           Notwithstanding anything contained herein to the contrary, so long as any Revolving Credit Lender is a Defaulting Lender or has rejected or repudiated its Revolving Credit Commitment, the Administrative Agent shall not be obligated to transfer to such Lender any payments made by the Borrower to the Administrative Agent for the benefit of such Lender (excluding such payments made in respect of the Term Loans); and such Lender shall not be entitled to the sharing of any payments (excluding such payments made in respect of the Term Loans) pursuant to Section 2.10.  Amounts which would have been payable to such Lender in the absence of the immediately preceding sentence shall instead be paid to the Administrative Agent.  The Administrative Agent may hold and, in its discretion, re-lend to the Borrower the amount of all such payments received by it for such Lender.  For purposes of voting or consenting to

57

matters with respect to the Credit Documents, each Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Revolving Credit Commitment (and related Outstandings) and Term Loan Outstandings, as applicable, shall be deemed to be zero.  This Section 2.4(e) shall remain effective with respect to such Defaulting Lender until (x) the Obligations under this Credit Agreement shall have been paid in full to the Administrative Agent and/or the Lenders other than the Defaulting Lender or (y) the Required Lenders, the Administrative Agent and the Borrower shall have waived such Defaulting Lender’s default in writing.  No Commitment of any Lender shall be increased or otherwise affected, and performance by the Borrower shall not be excused, by the operation of this Section 2.4(e).

2.5           Mandatory and Voluntary Payments: Mandatory and Voluntary Reduction of Commitments.

(a)           Maturity of Term Loans.  The Borrower shall repay the outstanding principal balance of the Term Loans, together with all accrued and unpaid interest thereon, on the Maturity Date or earlier as herein provided (including, without limitation, pursuant to this Section 2.5).

(b)           Voluntary Prepayment of Term Loans.  Subject to Section 2.5(c) and the last sentence of this Section 2.5(b), the Borrower may, without premium or penalty, prepay Term Loans by giving the Administrative Agent at least (x) one Business Day’s prior written notice in the case of Term Loans constituting Base Rate Loans and (y) at least three Business Days’ notice in the case of Term Loans constituting Eurodollar Loans (which notice the Administrative Agent shall promptly transmit to each Term Loan Lender), provided that, in the case of Term Loans constituting Eurodollar Rate Loans, any payment required to be made pursuant to Section 4.5(b) as a result of such prepayments shall have been, or shall concurrently therewith be, made.  Unless the aggregate Term Loan Outstandings are to be prepaid in full, voluntary prepayments of the Term Loans shall be in an aggregate minimum amount of $1,000,000 and in increments of $500,000 in excess of such amount.  Each voluntary prepayment shall permanently reduce the Term Loan Outstandings of each Term Loan Lender ratably in accordance with its Term Loan Proportionate Share.  Any notice of prepayment given to the Administrative Agent under this Section 2.5(b) shall specify the date (which shall be a Business Day) of prepayment, the aggregate principal amount of the prepayment and the Types of Term Loans to be prepaid, and in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made.  When notice of prepayment is delivered as provided herein, the principal amount of the Term Loans specified in the notice shall become due and payable on the prepayment date specified in such notice.  Notwithstanding anything to the contrary contained above, unless the Required Lenders otherwise specifically consent in writing thereto (or the Revolving Credit Termination Date has occurred or will occur concurrently with such prepayment), no voluntary prepayment of Term Loans may be made pursuant to this Section 2.5(b) unless, after giving effect thereto, Excess Availability is at least $50,000,000.

(c)           No Readvance of Term Loans.  Any repayment or prepayment of all or any portion of the principal amount of the Term Loans shall constitute a permanent reduction in the Term Loan Outstandings and may not be readvanced to the Borrower.

58

(d)           Mandatory Payment of Revolving Loans.  Revolving Loans shall be due and payable without any demand at any time that the aggregate balance of Revolving Loans and all Letter of Credit Obligations outstanding at such time exceeds the lesser of the Borrowing Base then in effect and the Net Total Revolving Credit Commitments then in effect, in the amount of such excess, provided that (i) no such payment shall be required pursuant to the foregoing clause as a result of a Borrowing Base Deficiency during an Agent Advance Period (although to the extent the amount of Revolving Outstandings exceeds the amount permitted to be outstanding pursuant to the Senior Unsecured Notes Indenture or the Senior Secured Notes Indenture or to the extent there exists an excess over the Net Total Revolving Credit Commitments then in effect, each such payment shall be required to be made immediately and whether or not an Agent Advance Period is in existence), (ii) if the then aggregate outstanding principal amount of Revolving Loans is less than such excess (it being understood and agreed that such excess shall be calculated after giving effect to the foregoing clause (i)), Letters of Credit will be required to be cash collateralized (to the satisfaction of the Collateral Agent) in the amount of such difference and (iii) if the sum of the aggregate outstanding principal amount of Revolving Loans and the cash collateralized Letters of Credit is less than such excess, Term Loans will be required to be repaid in the amount of such difference.

(e)           Termination and Reductions of Commitments.

(i)            The Total Commitments (and the Commitment of each Lender) shall terminate on July 15, 2005, unless the Initial Borrowing Date shall have occurred on or before such date.

(ii)           [intentionally omitted].

(iii)          [intentionally omitted].

(iv)          On the earlier of (x) the Maturity Date and (y) unless the Required Lenders otherwise consent in writing, the date on which a Change of Control occurs, the Total Revolving Credit Commitments (and the Revolving Credit Commitment of each Revolving Credit Lender) shall terminate.

(v)           On each date upon which a mandatory repayment of Term Loans pursuant to Section 2.5(i), (j), (k) or (l) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Credit Commitments shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

(f)            Voluntary Prepayment of Revolving Loans.  In addition to the transfers and distributions of funds required pursuant to Section 2.6, the Borrower shall have the right to prepay the Revolving Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:  (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York City time) (x) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay

59

Base Rate Loans and (y) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Rate Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Lenders; and (ii) prepayments of Eurodollar Rate Loans made on a day other than the last day of an Interest Period applicable thereto shall be accompanied by any amounts owing pursuant to Section 4.5(b).

(g)           Apportionment and Application of Payments and Reductions to Total Commitments.

(i)            With respect to each repayment of Loans pursuant to this Section 2.5, the Borrower may designate the Types of Loans which are to be repaid and the specific Borrowing(s) pursuant to which made; provided that (i) if Eurodollar Rate Loans are repaid on a day that is other than the last day of an Interest Period applicable thereto, such repayment shall be accompanied by any amounts owing pursuant to Section 4.5(b); (ii) if any partial prepayment of Eurodollar Rate Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Rate Loans made pursuant to such Borrowing to an amount less than $1,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Rate Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and (iii) each repayment of any Loans made pursuant to a Borrowing shall, except as provided in Section 2.4(e) and (in the case of Term Loans) subject to the provisions of Section 2.5(n), be applied pro rata among the Lenders that made such Loans.  If the Borrower is required to repay any Eurodollar Rate Loans as a result of the application of Section 2.5(i), (j), (k) or (l) and such prepayment will result in the Borrower being required to pay breakage costs under Section 4.5(b) (any such Eurodollar Rate Loans, “Affected Loans”), the Borrower may elect, by written notice to the Administrative Agent, to have the provisions of the following sentence be applicable.  At the time any Affected Loans are otherwise required to be prepaid the Borrower may elect to deposit 100% (or such lesser percentage elected by the Borrower as not being immediately repaid) of the principal amounts that otherwise would have been paid in respect of the Affected Loans with the Administrative Agent to be held as security for the obligations of the Borrower hereunder for a period not to exceed 60 days pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent, with such cash collateral to be released from such cash collateral account (and applied to repay the principal amount of such Eurodollar Rate Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to Eurodollar Rate Loans of the respective Tranche (or such earlier date or dates as shall be requested by the Borrower), with the amount to be so released and applied on the last day of each Interest Period to be the amount of such Eurodollar Rate Loans (excluding any such Eurodollar Rate Loans which are Term Loans to the extent the respective Term Loan Lenders have waived their rights to receive such payment in accordance with the provisions of Section 2.5(n)) to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account); provided that on the 90th day after the deposit thereof, any amount remaining from the respective deposit pursuant to the cash collateral account shall be applied to repay outstanding Loans which would otherwise have been repaid in the absence of this sentence.  In the absence of a

60

designation by the Borrower as described in the first sentence of this clause (g)(i), each repayment of Loans pursuant to Section 2.5 shall be applied first to the payment of Base Rate Loans and second to the payment of Eurodollar Rate Loans in the order of the Interest Periods applicable thereto soonest to end.  If there is more than one Eurodollar Rate Loan maturing on any one date, then, in the absence of contrary instructions from the Borrower, (i) if such Eurodollar Rate Loans bear interest at different rates, payment shall be applied to the Eurodollar Rate Loans bearing the higher rate of interest and (ii) if such Eurodollar Rate Loans bear interest at the same interest rate, payment shall be applied to whichever Eurodollar Rate Loan the Administrative Agent shall select in its sole discretion.

(ii)           Any reduction to the Total Revolving Credit Commitments pursuant to this Section 2.5 shall reduce the Revolving Credit Commitment of each of the Revolving Credit Lenders pro rata (based on each Revolving Credit Lender’s Revolving Credit Proportionate Share).

(iii)          Any prepayment of Term Loans pursuant to this Section 2.5 and Section 7.10 shall permanently reduce the Term Loan Outstandings of each Term Loan Lender ratably in accordance with its Term Loan Proportionate Share.

(h)           Voluntary Reduction of Revolving Credit Commitments.  The Borrower may permanently reduce or terminate the unutilized Total Revolving Credit Commitments at any time and from time to time in whole or in part upon at least three Business Days’ prior written notice to the Administrative Agent; provided, however, that each such reduction must be in an amount not less than $250,000 (and in increments of $50,000 if in excess thereof); and provided further, that (i) if the Borrower seeks to reduce the Total Revolving Credit Commitments to an amount less than $10,000,000, then the Total Revolving Credit Commitments shall be reduced to zero and (ii) once reduced, the amount of any such reductions in the Total Revolving Credit Commitments may not be reinstated.

(i)            Mandatory Commitment Reductions and Prepayments Relating to Issuances of Debt.  In addition to any other mandatory repayments or commitment reductions pursuant to this Section 2.5, but subject to Section 2.5(o), on the date of the receipt of any cash proceeds by Holdings, the Borrower or any of their respective Subsidiaries from the incurrence of Indebtedness by Holdings, the Borrower or any of their respective direct or indirect Subsidiaries (other than Indebtedness permitted to be incurred under Section 8.3 as in effect on the Effective Date), an amount equal to 100% of the Net Debt Proceeds therefrom shall be applied to repay outstanding Term Loans in accordance with the requirements of Section 2.5(g)(iii).

(j)            Mandatory Prepayments Relating to Asset Sales.  In addition to any other mandatory repayments or commitment reductions pursuant to this Section 2.5, but subject to Section 2.5(o), on each date after the Effective Date upon which Holdings, the Borrower or any of their respective Subsidiaries receives any cash proceeds from any Asset Sale (including capital stock and securities held by any such Person, but excluding (i) Asset Sales so long as, and to the extent that, the aggregate amount of Net Sale Proceeds from all Asset Sales excluded pursuant to this clause (i) during the respective fiscal year of the Borrower in which the Net Sale

61

Proceeds are received does not exceed $7,500,000, (ii) sales of Rental Equipment in the ordinary course of business and consistent with past practices, (iii) sales or other dispositions of assets which do not constitute Collateral, and (iv) sales of Real Property under Section 8.1(k), to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that it intends to reinvest the Net Sale Proceeds therefrom in Inventory, replacement equipment, Rental Equipment, or property and equipment as the case may be, within 180 days after the respective date of sale or disposition or, in lieu thereof, commit to so invest such Net Sale Proceeds within 180 days after such date of sale and actually expend the funds pursuant to such commitment within 365 days after such date of sale or disposition), an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied to repay outstanding Term Loans in accordance with the requirements of Section 2.5(g)(iii); provided that to the extent any Net Sale Proceeds are not required to be applied pursuant to this Section 2.5(j) as a result of clause (iv) contained in the parenthetical above, then (x) on the 180th day after the date of the respective sale or disposition, the Net Sale Proceeds of the respective sale or disposition shall be applied as otherwise required by this Section 2.5(j) to the extent not actually used or committed to be used as contemplated by said clause (iv) by such 180th day and (y) on the 365th day after the date of the respective sale or disposition, any Net Sale Proceeds of the respective sale or disposition shall be applied as otherwise required by this Section 2.5(j) to the extent same were committed to be used within 180 days after the respective date of sale or other disposition but were not in fact used by such 365th day as contemplated by said clause (iv).

(k)           Mandatory Prepayments Relating to Equity Issuances.  In addition to any other mandatory repayments or commitment reductions pursuant to this Section 2.5, but subject to Section 2.5(o), on each date after the Effective Date upon which (x) Holdings receives any cash proceeds from any Public Equity Offering or (y) the Borrower or any Subsidiary of Holdings or the Borrower receives any cash proceeds from any Equity Issuance by the Borrower or any Subsidiary of Holdings or the Borrower, an amount equal to the Applicable Equity Recapture Percentage of the Net Equity Proceeds therefrom shall be applied to repay outstanding Term Loans in accordance with the requirements of Section 2.5(g)(iii).

(l)            Mandatory Prepayments Relating to Casualty Losses.  In addition to any other mandatory repayments pursuant to this Section 2.5, but subject to Section 2.5(o), to the extent Holdings, the Borrower or their respective Subsidiaries receives proceeds from a Casualty Loss, such proceeds shall, to the extent provided in Section 7.10, be applied to repay Term Loans in accordance with the requirements of Section 2.5(g)(iii).

(m)          Maturity Date; Change of Control.  Upon the earlier of (i) the Maturity Date and (ii) unless the Required Lenders otherwise consent in writing, the date on which a Change of Control occurs, all then outstanding Loans shall be repaid in full.

(n)           Special Application Provisions Regarding Term Loans.  So long as any Term Loans remain outstanding and so long as (and to the extent that) the Total Revolving Credit Commitments remain in effect, any amounts required to be applied as mandatory repayments to the Term Loans pursuant to Sections 2.5(i), (j), (k) and (l) shall be deposited with the Administrative Agent on the date the respective payment is otherwise required to be made and, unless the Borrower has already furnished the Administrative Agent at least three Business Days’ prior written notice of the respective prepayment and amount thereof, the Administrative

62

Agent shall not apply such amount to repay outstanding Term Loans until the third Business Day after its receipt of such amounts.  Prior thereto, the Administrative Agent shall give each Term Loan Lender notice of the amount of the respective repayment to be made to its Term Loans pursuant to the provisions of said Section 2.5(i), (j), (k) or (l), as the case may be.  Such amount shall be applied to repay the outstanding Term Loans of the various Term Loan Lenders in accordance with the provisions of this Section 2.5 on the date of receipt of such payment (if at least three Business Days’ notice had previously been given to the Term Loan Lenders of such prepayment by the Borrower) or on the third Business Day after the Administrative Agent’s receipt thereof; provided that, by written notice of any Term Loan Lender delivered to the Administrative Agent at least one Business Day before the date the respective repayment is actually applied to outstanding Term Loans, any Term Loan Lender may decline to receive its share of the amount which would otherwise have been applied to its outstanding Term Loans, in which case such declined amount shall instead be applied to the repayment of Revolving Loans and as a mandatory reduction of the Total Revolving Credit Commitments in the amount of such repayment of Revolving Loans in accordance with the requirements of Section 2.5(g)(ii).

(o)           Certain Payment Provisions Not Applicable to Holdings.  The provisions of Sections 2.5(i), (j), (k) and (l) shall not be applicable to Holdings or any of its Subsidiaries (other than the Borrower and Subsidiaries of the Borrower) at any time (and only during such time) that the Holding Company Requirements (as defined in Section 1.5) are satisfied.

2.6           Payments and Computations.  (a)  The Borrower shall make each payment hereunder and under the Notes not later than 1:00 P.M. New York City time on the day when due in Dollars to the Administrative Agent at its Payment Office in immediately available funds.  The Borrower’s obligations to the Lenders with respect to such payments shall be discharged by making such payments to the Administrative Agent pursuant to this Section 2.6.

(b)           (i)  The Borrower and each of its Subsidiaries that is a U.S. Credit Party shall each, along with the Collateral Agent and financial institutions selected by the Borrower and acceptable to the Administrative Agent (the “Collection Banks”), enter into and maintain an agreement substantially in the form of Exhibit C-1 (if the relevant Collection Bank is the Collateral Agent in its individual capacity) or, for any Collection Bank which is not the Collateral Agent in its individual capacity, such other form as may be acceptable to the Collateral Agent (each such agreement, with such changes as may be agreed to by the Collateral Agent and as modified, amended or supplemented from time to time, a “Collection Bank Agreement” and, collectively, the “Collection Bank Agreements”).  The Borrower and each of its Subsidiaries that is a U.S. Credit Party shall instruct all account debtors on the Accounts of the Borrower or such Subsidiary, as the case may be, to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” (as defined in the applicable Collection Bank Agreement) which remittances shall be collected by the applicable Collection Bank and deposited in the applicable Collection Account.  All amounts received by the Borrower and each of its Subsidiaries that is a U.S. Credit Party from any account debtor, in addition to all other cash received from any other source, shall, subject to the requirements of Sections 8.16 and 8.17, upon receipt be deposited into a Collection Account.

(ii)           The Borrower and its relevant Subsidiaries may close Collection Accounts and/or open new Collection Accounts with the prior written consent of the Administrative Agent

63

and subject to prior execution and delivery to the Administrative Agent of Collection Bank Agreements consistent with the provisions of this Section 2.6 and in form and substance satisfactory to the Administrative Agent.

(c)           Upon the terms and subject to the conditions set forth in the Collection Bank Agreements, all available amounts held in the Collection Accounts shall be wired by the close of each Business Day into an account maintained by BofA (the “Concentration Account”) established pursuant to a concentration account agreement entered into between the Borrower and the Collateral Agent in such form as may be acceptable to the Collateral Agent (the “Concentration Account Agreement”).

(d)           All available amounts held in the Concentration Account shall be distributed and applied on a daily basis in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below):  (1) first, to pay outstanding Expenses (including any amounts relating to any Bank Products (other than Hedge Agreements)) actually due and payable to the Administrative Agent and/or the Collateral Agent under any of the Credit Documents (provided that, in the case of Expenses attributable to services provided by third party accountants, consultants, advisors and other professionals retained by the Administrative Agent, the Collateral Agent or any of their respective Affiliates, same are invoiced to the Borrower or to the Administrative Agent, the Collateral Agent or the respective Affiliate, with a copy of said invoice provided to the Borrower), to pay indemnities (including any amounts relating to any Bank Products (other than Hedge Agreements)) actually due and payable to the Administrative Agent and/or the Collateral Agent under any Credit Document and to repay or prepay outstanding Revolving Loans advanced by the Administrative Agent on behalf of the Lenders pursuant to Sections 2.3 and 2.4(b); (2) second, to the extent all amounts referred to in preceding clause (1) have been paid in full, to pay all outstanding Expenses and indemnities actually due and payable to the Issuing Lender under any of the Credit Documents; (3) third, to the extent all amounts referred to in preceding clauses (1) and (2) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Loans and all accrued and unpaid Fees actually due and payable to the Administrative Agent, the Collateral Agent, the Issuing Lenders and the Lenders under any of the Credit Documents; (4) fourth, to the extent all amounts referred to in preceding clauses (1) through (3), inclusive, have been paid in full, to prepay (on a ratable basis) all outstanding principal on the Revolving Loans (whether or not then due and payable and with such application to be made, first, to outstanding Base Rate Loans and, second, to outstanding Eurodollar Rate Loans); and (5) fifth, to the extent all amounts referred to in preceding clauses (1) through (4), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding Obligations (including payment of any other Obligations relating to Bank Products) due and payable under any of the Credit Documents.

(e)           Each of the Canadian Subsidiaries shall, along with the Collateral Agent and one or more financial institutions selected by such Canadian Subsidiaries and acceptable to the Administrative Agent, enter into and maintain an agreement (or agreements) substantially in the form of Exhibit C-3 or such other form as Canadian counsel for the Collateral Agent may suggest with respect to any Canadian Subsidiary or as may otherwise be acceptable to the Collateral Agent (each such agreement, with such changes as may be agreed to by the Collateral

64

Agent and as modified, amended or supplemented from time to time, the “Canadian Bank Control Agreement” and, collectively, the “Canadian Bank Control Agreements”).

2.7           Maintenance of Account.  The Administrative Agent shall maintain an account on its books in the name of the Borrower in which the Borrower will be charged with all loans and advances made by the Lenders to the Borrower pursuant to the Commitments or otherwise owing by the Borrower under this Credit Agreement or any Notes as a result of the Bank Assignment Agreement or Sections 2.12 or 11.6 of this Credit Agreement or for the Borrower’s account, including the Loans, the Letter of Credit Obligations, and the Fees, Expenses and any other Obligations relating thereto.  The Borrower will be credited, in accordance with Section 2.6 above, with all amounts received by the Lenders from the Borrower or from others for the Borrower’s account, including, as set forth above, all amounts received by the Administrative Agent in payment of Accounts and applied to the Obligations.  In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Administrative Agent’s right to demand payment of any Obligation upon its maturity.  Further, the Administrative Agent shall have no obligation whatsoever to perform in any respect any of the Borrower’s or any of its Subsidiaries contracts or obligations relating to the Accounts.

2.8           Statement of Account.  After the end of each month the Administrative Agent shall send the Borrower a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Revolving Credit Lenders, the Issuing Lender and the Borrower during that month.  The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Borrower.

2.9           Taxes.  (a)  All payments made by the Borrower hereunder, under any Note, or under any other Credit Document will be made without setoff, counterclaim or other defense.  Except as provided in Section 2.9(c), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits (or any branch profits taxes or franchise taxes imposed in lieu of net income taxes) of the Administrative Agent or a Lender pursuant to the laws of the jurisdiction in which the Administrative Agent or such Lender, as the case may be, is organized or the jurisdiction in which the principal office of such Lender or the Administrative Agent or the Applicable Lending Office of such Lender is located or any subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, deductions, withholdings, charges, assessments or other liabilities being referred to collectively as “Taxes”).  If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note, or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note or such other Credit Document.  If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits (or any branch profits taxes or franchise

65

taxes imposed in lieu of net income taxes) of such Lender pursuant to the laws of the jurisdiction in which the Administrative Agent or such Lender is organized or incorporated or in which the principal office or Applicable Lending Office of such Lender is located or of any political subdivision or taxing authority thereof or therein and for any withholding of income or similar taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to this or the preceding sentence.  The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower.  The Borrower will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, on an after-tax basis (as described in the second preceding sentence), for the amount of any Taxes so levied or imposed and paid or withheld by the Administrative Agent or such Lender.  A certificate prepared in good faith as to the amount of such payment by such Lender or the Administrative Agent shall, absent manifest error, be prima facie evidence of such amount.

(b)           Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 11.6 or an Incremental Revolving Credit Lender pursuant to Section 2.1 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer or becoming an Incremental Revolving Credit Lender, as the case may be), on the date of such assignment or transfer to such Lender or the date such Lender becomes an Incremental Revolving Credit Lender, as the case may be, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a “Section 2.9(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Credit Agreement and under any Note.  In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will, if then permitted under applicable law, deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 2.9(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver

66

any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 2.9(b).  Notwithstanding anything to the contrary contained in Section 2.9(a), but subject to Section 11.6 and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from, or reduced rate of, such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.9(a) to make any additional payments to a Lender pursuant to the third and fourth sentences of Section 2.9(a) (the “Gross-Up Payments”) (i) if such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.9(b) or (ii) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from, or reduced rate of, withholding of such taxes.  Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.9 and except as set forth in Section 11.6, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.9(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

(c)           If the Borrower pays any additional amount under this Section 2.9 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction or credit, provided that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 2.9(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 2.9 without any exclusions or defenses; (iii) nothing in this Section 2.9(c) shall require the Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns); and (iv) no such refund, reduction or credit shall be made at any time when an Event of Default exists and is continuing.

2.10         Sharing of Payments.  If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account (x) of the Revolving Loans made by it or its participation in Letters of Credit in excess of its Revolving Credit Proportionate Share of payments on account of the Revolving Loans or Letters

67

of Credit obtained by all the Lenders (other than any Lender that has waived its share in writing), or interest thereon, such Lender shall forthwith purchase from the other Revolving Credit Lenders, such participation in the Revolving Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, or (y) the Term Loans made by it in excess of its Term Loan Proportionate Share of payments on account of the Term Loans obtained by all the Lenders (other than any Lender that has waived its share in writing or pursuant to Section 2.5(n)), or interest thereon, such Lender shall forthwith purchase from the other Term Loan Lenders such participation in the Term Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender with Obligations of the respective Tranche shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

2.11         Bank Products.  Any Credit Party (other than Holdings) may obtain Bank Products from BofA or any of BofA’s Affiliates or, subject to the definition of Bank Products, another Lender or any of such Lender’s Affiliates, although no Credit Party is required to do so.  To the extent Bank Products are provided by an Affiliate of BofA or of another Lender, the Borrower agrees, and the relevant Credit Party (if other than the Borrower) shall agree, to indemnify and hold the Administrative Agent, BofA and the other Lenders harmless from any and all costs and obligations now or hereafter incurred by any of the Lenders or Agents which arise from any indemnity given by BofA or another Lender to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit any Credit Party’s rights, with respect to BofA, another Lender or their respective Affiliates, if any, that arise as a result of the execution of documents by and between such Credit Party and BofA, another Lender or their respective Affiliates that relate to Bank Products.  The agreement contained in this Section 2.11 shall survive termination of this Credit Agreement.  The Borrower acknowledges and agrees that the obtaining of Bank Products from BofA, another Lender or any of their respective Affiliates (a) is in the sole and absolute discretion of BofA, such other Lender or the applicable Affiliate, as the case may be, and (b) is subject to all rules and regulations of BofA, such other Lender or such Affiliate.

2.12         Assignment and Assumption on Effective Date.  (a)  Effective upon the effectiveness of the amendment and restatement of the Existing Credit Agreement as contemplated hereby (but prior to the making of any financial accommodations on the Initial Borrowing Date other than those deemed made pursuant to Section 2.1(a) and the last sentence of Section 2.1(c) (the time of such effectiveness under this Section 2.12(a), the “Assignment Effective Time”), each of BofA and DBTCA (each an “Assignor”) hereby sells, transfers and assigns to each of the other Lenders party to this Credit Agreement on the Initial Borrowing Date

68

(each an “Assignee”), and each Assignee hereby purchases, assumes and undertakes from each Assignor, without recourse and without representation or warranty (except as provided in this Section 2.12), (1) such Assignee’s Revolver Percentage (as defined below) of (A) the revolving credit commitment of such Assignor under the Existing Credit Agreement immediately after giving effect to the transactions contemplated by the Bank Assignment Agreement, each of the Revolving Loans of such Assignor, the obligations of such Assignor relating to Letters of Credit (including, without limitation, any obligation to participate in Letters of Credit) with respect to such revolving credit commitment of such Assignor and all other obligations of such Assignor as a Revolving Credit Lender with respect to such revolving credit commitment of such Assignor, in each instance, under this Credit Agreement as in effect immediately prior to the assignments and assumptions contemplated by this Section 2.12 and (B) all related rights, benefits, obligations, liabilities and indemnities of such Assignor under and in connection with this Credit Agreement as in effect immediately prior to the assignments and assumptions contemplated by this Section 2.12 (for each Assignor, the foregoing with respect to all Assignees collectively, its “Assigned Revolver Interest” and collectively for both Assignors, the “Assigned Revolver Interests”) and (2) such Assignee’s Term Loan Percentage (as defined below) of (A) the Term Loans of such Assignor and all other obligations of such Assignor as a Term Loan Lender, in each instance, under this Credit Agreement as in effect immediately prior to the assignments and assumptions contemplated by this Section 2.12 and (B) all related rights, benefits, obligations, liabilities and indemnities of such Assignor under and in connection with this Credit Agreement as in effect immediately prior to the assignments and assumptions contemplated by this Section 2.12 (for each Assignor, the foregoing with respect to all Assignees collectively, its “Assigned Term Loan Interest” and collectively for both Assignors, the “Assigned Term Loan Interests” and for each Assignor, together with its Assigned Revolver Interest, its “Assigned Interest” and collectively for both Assignors, together with the Assigned Revolver Interests, the “Assigned Interests”); it being the intention of the parties hereto that immediately after giving effect to the assignments and assumptions contemplated by this Section 2.12 (together with the agreement, if any, of any Lender to provide any additional revolving credit commitments hereunder on the Initial Borrowing Date) each Lender shall have the Revolving Credit Commitment and Term Loan Outstandings as set forth on Schedule I hereto.  “Revolver Percentage” of any Assignee with respect to a particular Assignor shall mean such percentage of the revolving credit commitment of such Assignor under the Existing Credit Agreement immediately after giving effect to the transactions contemplated by the Bank Assignment Agreement such that immediately after giving effect to the above assignments and assumptions (together with the agreement, if any, of any Lender to provide any additional revolving credit commitments hereunder on the Initial Borrowing Date) each of the Lenders has the Revolving Credit Commitment set forth on Schedule I hereto.  “Term Loan Percentage” of any Assignee with respect to a particular Assignor shall mean such percentage of the Term Loans held by such Assignor pursuant to Section 2.1(a) immediately prior to the assignments and assumptions contemplated by this Section 2.12 such that immediately after giving effect to the above assignments and assumptions each of the Lenders has the Term Loan Outstandings set forth on Schedule I hereto.  The Administrative Agent shall determine the Revolver Percentage and Term Loan Percentage of each Assignee with respect to a particular Assignor.

(b)           With effect on and after such assignments and assumptions, each Assignee shall be a party to this Credit Agreement and shall succeed to all of the rights and be obligated to perform all of the obligations of a Lender under this Agreement, including the requirements

69

concerning confidentiality and the payment of indemnification, with a Revolving Credit Commitment and Term Loan Outstandings in the respective amounts set forth on Schedule I hereto.  Each Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.  It is the intent of the parties hereto that the Revolving Credit Commitment of each Assignor in effect immediately prior to the assignments and assumptions contemplated by this Section 2.12 shall, as of the Assignment Effective Time, be reduced such that its Revolving Credit Commitment hereunder (after giving effect to the agreement, if any, of such Assignor to provide any additional revolving credit commitments hereunder on the Initial Borrowing Date) shall be as set forth on Schedule I hereto and each Assignor shall relinquish its rights and be released from its obligations under this Credit Agreement in effect immediately prior to the assignments and assumptions contemplated by this Section 2.12 to the extent such obligations have been assumed by the Assignees under this Section 2.12; provided, however, neither Assignor shall relinquish its rights under any indemnities in its favor under this Credit Agreement or the Existing Credit Agreement to the extent such rights relate to the time prior to the Assignment Effective Time.

(c)           Immediately after giving effect to the assignments and assumptions set forth in this Section 2.12 (together with the agreement, if any, of any Lender to provide any additional revolving credit commitments hereunder on the Initial Borrowing Date), the Revolving Credit Commitment and Term Loan Outstandings of each Lender will be as set forth on Schedule I hereto.  Each Lender hereby acknowledges and agrees that its Revolving Credit Commitment, immediately after giving effect to the assignments and assumptions set forth in this Section 2.12 and the agreement, if any, of such Lender to provide any additional revolving credit commitments hereunder on the Initial Borrowing Date, is as set forth on Schedule I hereto.

(d)           As consideration for the sales, assignments and transfers contemplated in this Section 2.12, each Assignee shall on the Initial Borrowing Date pay to the Administrative Agent for the account of each Assignor (which shall promptly distribute such payment to such Assignor) in immediately available funds an amount equal to the aggregate amount of Loans assigned by such Assignor to such Assignee pursuant to this Section 2.12.  The Administrative Agent shall notify each Assignee of the amount of such payment to be made to the Administrative Agent.

(e)           Any interest, fees and other payments accrued prior to the Initial Borrowing Date with respect to each Assigned Interest shall be for the account of the respective Assignor.  Any interest, fees and other payments accrued on and after the Initial Borrowing Date with respect to each Assigned Interest shall be for the account of the respective Assignee.  Each Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding two sentences and pay to the other party any such amounts which it may receive promptly upon receipt.

(f)            Each Assignee (i) acknowledges that it has received a copy of this Credit Agreement and the Schedules and Exhibits hereto, together with copies of the most recent financial statements of Holdings and its Subsidiaries and of the Borrower and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit

70

and legal analysis and decision to enter into this Credit Agreement and the assignments and assumptions contemplated by this Section 2.12; and (ii) agrees that it will, independently and without reliance upon either Assignor, any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under this Credit Agreement.

(g)           Each Assignor represents and warrants to each Assignee that (i) it is the legal and beneficial owner of the portion of its Assigned Interest being assigned by it to such Assignee under this Section 2.12 and that such portion of its Assigned Interest is free and clear of any Lien or other adverse claim created by or through it; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Credit Agreement and to fulfill its obligations hereunder (including, without limitation, those in this Section 2.12); (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Credit Agreement, and no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Credit Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(h)           Neither Assignor makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Existing Credit Agreement, this Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Existing Credit Agreement, this Credit Agreement or any other instrument or document furnished pursuant hereto or thereto.  Neither Assignor makes any representation or warranty in connection with, or assumes any responsibility with respect to, the solvency, financial condition or statements of Holdings, the Borrower, any of their respective Subsidiaries or any Affiliates of any of the foregoing, or the performance or observance by any Credit Party or any other Person of any of its respective obligations under the Existing Credit Agreement, this Credit Agreement or any other instrument or document furnished in connection herewith or therewith.

(i)            Each Assignee represents and warrants to each Assignor, Holdings and the Borrower that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Credit Agreement and to fulfill its obligations hereunder (including, without limitation, those in this Section 2.12); (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Credit Agreement; and no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Credit Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; and (iv) it is an Eligible Transferee.

71

(j)            Each of the parties hereto hereby consents to the assignments and assumptions contemplated by this Section 2.12, notwithstanding any failure to comply with (and each of the parties hereto hereby waives) the requirements of Section 11.6(b) of this Credit Agreement in order to make such assignments and assumptions effective.

ARTICLE 3

Letters of Credit

3.1           Issuance of Letters of Credit.  Subject to the terms and conditions of this Credit Agreement and in reliance upon the representations and warranties of the Borrower set forth herein, upon the request of the Borrower pursuant to Section 3.4, the Issuing Lender shall issue Letters of Credit hereunder and for the Borrower’s account, as more specifically described below.   It is acknowledged and agreed by each party to this Credit Agreement that each of the letters of credit which were issued under the Existing Credit Agreement prior to the Initial Borrowing Date and which remain outstanding on the Initial Borrowing Date and are set forth on Schedule V (each such letter of credit, an “Existing Letter of Credit” and, collectively, the “Existing Letters of Credit”) shall, from and after the Initial Borrowing Date, constitute a Letter of Credit for all purposes of this Agreement and shall, for purposes of Sections 3.3 and 4.7, be deemed issued on the Initial Borrowing Date.  The Issuing Lender shall be entitled to all of the benefits as the Issuing Lender and to all of the obligations of the Borrower and the Lender with respect to the Existing Letters of Credit under this Credit Agreement.  The stated amount of each Existing Letter of Credit and the expiry date therefor is set forth on Schedule V.  The Issuing Lender shall not be obligated to issue any Letter of Credit for the account of the Borrower if at the time of such requested issuance:

(a)           the face amount of such requested Letter of Credit (taking the Dollar Equivalent thereof in the case of any Letter of Credit denominated in an Alternate Currency) when added to the Letter of Credit Obligations then outstanding, would (i) cause the Letter of Credit Obligations to exceed $80,000,000, or (ii) when added to the aggregate amount of Revolving Loans (including Agent Advances) then outstanding would exceed the least of (A) the Net Total Revolving Credit Commitments then in effect, (B) the Borrowing Base then in effect and (C) the maximum amount of Revolving Outstandings that are permitted to be outstanding at such time pursuant to the Senior Secured Notes Indenture and the Senior Unsecured Notes Indenture;

(b)           any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request the Issuing Lender to refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect as of the Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Lender as of the Effective Date and which the Issuing Lender deems in good faith to be material to it; or

72

(c)           a default of any Revolving Credit Lender’s obligations to fund under Section 3.6 exists, or such Revolving Credit Lender is a Defaulting Lender under Section 2.4(c), or any Revolving Credit Lender has rejected or repudiated its obligations in respect of Letters of Credit, unless the Administrative Agent and the Issuing Lender have entered into satisfactory arrangements with the Borrower to eliminate the Issuing Lender’s risk with respect to such Revolving Credit Lender, including cash collateralization of such Revolving Credit Lender’s Revolving Credit Proportionate Share of the Letter of Credit Obligations.

3.2           Terms of Letters of Credit.  The Letters of Credit shall be in a form customarily issued by the Issuing Lender or in such other form as has been approved by the Issuing Lender.  Each Letter of Credit shall be denominated in Dollars (or, if agreed by the Administrative Agent and the respective Issuing Lender in their sole discretion, such Alternate Currency or Alternate Currencies as may be approved by them for the respective Letter of Credit) and shall be issued on a sight basis only.  At the time of issuance, the amount and the terms and conditions of each Letter of Credit, and the form of any drawings thereunder, shall be subject to approval by the Administrative Agent, the Issuing Lender and the Borrower.  In no event may the term of any stand-by Letter of Credit issued hereunder exceed 12 months (except that such Letters of Credit may provide for annual renewal) nor the term of any trade Letter of Credit exceed 180 days, and all Letters of Credit issued hereunder shall expire no later than the date that is (x) in the case of standby Letters of Credit, ten Business Days prior to the Maturity Date and (y) in the case of any trade Letters of Credit, 30 Business Days prior to the Maturity Date.

3.3           Revolving Credit Lenders’ Participation.  Immediately upon the issuance or amendment by the Issuing Lender of any Letter of Credit in accordance with the procedures set forth in Section 3.1, each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation to the extent of such Revolving Credit Lender’s Revolving Credit Proportionate Share (based upon its Revolving Credit Commitment) of the liability with respect to such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto, other than amounts owing to the Issuing Lender consisting of Issuing Lender Fees) and any security therefor or guaranty pertaining thereto.

3.4           Notice of Issuance.  Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower shall deliver to the Administrative Agent and the Issuing Lender a written notice no later than 1:00 P.M. New York City time at least three Business Days (or such shorter period as may be agreed to by the Issuing Lender) in advance of the proposed date of issuance of a letter of credit request in the form attached as Exhibit B-2 (a “Letter of Credit Request”).  The transmittal by the Borrower of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of Section 3.1 or 5.2.  A Letter of Credit Request may be given in writing or by facsimile.  Promptly after the issuance of or amendment to any standby Letter of Credit, the Issuing Lender shall notify the Administrative Agent and the Borrower of such issuance or amendment in writing, and such notice shall be accompanied by a copy of such Letter of Credit or amendment thereto.  Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender, in writing, of such issuance or amendment.  If requested by a Revolving Credit Lender, the Administrative

73

Agent shall provide such Revolving Credit Lender with copies of such Letter of Credit or amendment.  On the first Business Day of each week, the Issuing Lender shall provide the Administrative Agent with a report showing the daily aggregate outstandings for trade Letters of Credit for the previous week.

3.5           Payment of Amounts Drawn Under Letters of Credit.  In the event of a drawing under a Letter of Credit, the respective Issuing Lender shall notify the Administrative Agent, who shall notify each Revolving Credit Lender, of such drawing and, subject to satisfaction or waiver of the conditions specified in Section 5.2 hereof and the other terms and conditions of Borrowings contained herein, the Revolving Credit Lenders shall, on the date of such drawing (or if the Administrative Agent’s notice contemplated above is delivered after 12:00 Noon (New York City time) on the date of such drawing, the Business Day after such drawing), make Revolving Loans (constituting Base Rate Loans) in the amount of such drawing (or the Dollar Equivalent thereof in the case of any drawing under a Letter of Credit denominated in a currency other than Dollars), the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuing Lender for the amount of such drawing or payment.  Borrowings of Base Rate Loans pursuant to this Section 3.5 shall not be subject to the minimum amount requirement of Section 2.3(a)(iii).  If for any reason, proceeds of Revolving Loans are not received by the Issuing Lender on such date in an amount equal to the amount of such drawing (or the Dollar Equivalent thereof in the case of any drawing under a Letter of Credit denominated in a currency other than Dollars), the Borrower shall be obligated to and shall reimburse the Issuing Lender, on the Business Day immediately following such date, in Dollars in an amount in same day funds equal to the excess of the amount of such drawing (or the Dollar Equivalent thereof in the case of any drawing under a Letter of Credit denominated in a currency other than Dollars) over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount until paid in full at the rate set forth in Section 4.2 or 4.4, as applicable; provided, however, that any such payments shall not prejudice any rights that the Borrower may have against any Revolving Credit Lender as a result of any default by such Revolving Credit Lender in funding such Revolving Loans, as provided in the final sentence of Section 2.4(c).

3.6           Payment by Revolving Credit Lenders.  (a)  In the event that the Borrower does not reimburse the Issuing Lender for the amount of any drawing pursuant to Section 3.5 (in the case of any drawing under a Letter of Credit denominated in a currency other than Dollars, taking the Dollar Equivalent thereof on the date of the respective drawing) and the proceeds of Revolving Loans incurred for such purpose are insufficient for such purpose, the Administrative Agent shall promptly notify each Revolving Credit Lender of the unreimbursed amount (expressed in Dollars) and of such Revolving Credit Lender’s respective participation therein.  Each Revolving Credit Lender shall make available to the Issuing Lender in Dollars an amount equal to its respective participation in same day funds, at the office of such Issuing Lender specified in such notice, not later than 1:00 P.M. New York City time on the Business Day after the date notified by the Administrative Agent.  In the event that any Revolving Credit Lender fails to make available to the Issuing Lender the amount of such Revolving Credit Lender’s participation in such Letter of Credit as provided in this Section 3.6, the Issuing Lender shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest at the Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter.

74

(b)           The Administrative Agent or the Issuing Lender, as the case may be, shall distribute to each Lender which has paid all amounts payable by it under this Section 3.6 with respect to any Letter of Credit, such Lender’s Revolving Credit Proportionate Share of all payments subsequently received by the Administrative Agent or the Issuing Lender, as the case may be, from the Borrower in reimbursement of drawings honored under such Letter of Credit when such payments are received.

3.7           Nature of Issuing Lender’s Duties.  In determining whether to pay under any Letter of Credit, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they substantially comply on their face with the requirements of that Letter of Credit.  As between the Borrower, the Issuing Lender and each other Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letter of Credit issued by the Issuing Lender by, the respective beneficiaries of such Letter of Credit; provided, however, that nothing in this sentence shall relieve the Issuing Lender of liability for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and unappealable decision).  In furtherance and not in limitation of the foregoing, neither the Issuing Lender nor any of the other Lenders shall be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under such Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign such Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for failure of the beneficiary of such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, facsimile or otherwise, whether or not they be in cipher, (v) for errors in interpretation of technical terms, (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit, or of the proceeds thereof, (vii) for the misapplication by the beneficiary of such Letter of Credit of the proceeds of any drawing honored under such Letter of Credit, or (viii) for any consequences arising from actions or omissions taken or omitted in good faith or from causes beyond the control of the Issuing Lender or the other Lenders; provided, however, that nothing in this sentence shall relieve the Issuing Lender of liability for its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and unappealable decision).

3.8           Obligations Absolute.  The obligations of the Borrower to reimburse the Issuing Lender (in Dollars) for drawings honored under a Letter of Credit issued by it and the obligations of the Revolving Credit Lenders under Section 3.6 shall be unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Credit Agreement under all circumstances including, without limitation, the following circumstances:

(a)           any lack of validity or enforceability of any Letter of Credit;

(b)           the existence of any claim, set-off, defense or other right which the Borrower or any Affiliate of the Borrower may have at any time against a beneficiary or any

75

transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Issuing Lender, any Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated herein or any unrelated transaction (other than the defense that the amount owed has already been paid in accordance with the terms of this Credit Agreement); provided, however, that nothing contained herein shall preclude the Borrower from asserting any such claim, defense or counterclaim in a separate judicial proceeding or by compulsory counterclaim;

(c)           any draft, demand, certificate or any other documents presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(d)           the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;

(e)           payment by the Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(f)            failure of any drawing under a Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of any drawing; or

(g)           the fact that a Default or Event of Default shall have occurred and be continuing;

provided, however, that the Borrower shall have no obligation to reimburse the Issuing Lender and the Lenders shall have no obligation under Section 3.6 in the event of the Issuing Lender’s willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final and unappealable decision) in determining whether documents presented under the Letter of Credit comply with the terms of such Letter of Credit or with respect to any other express obligation the Issuing Lender may have under this Credit Agreement in making any payment pursuant to any Letter of Credit.

ARTICLE 4

Interest, Fees and Expenses

4.1           Interest on Eurodollar Rate Loans.  Subject to the provisions of Section 4.4 hereof, interest on Eurodollar Rate Loans shall be payable in arrears (i) on the last day of each Interest Period with respect to such Eurodollar Rate Loans (and, in the case of any Interest Period in excess of three months, on each date which occurs at three month intervals after the first day of the respective Interest Period), (ii) at the date of any Conversion thereof (or portion thereof) to a Base Rate Loan, (iii) upon any prepayment, except pursuant to Section 2.6(d), (on the amount prepaid) and (iv) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, in each case at an interest rate per annum equal during each Interest Period for such Eurodollar Rate Loan to the Eurodollar Rate in effect for such Interest Period plus the relevant Applicable Margin.  The Administrative Agent upon determining the Eurodollar Rate for any Interest Period shall promptly notify the Borrower and the Lenders thereof.  Each

76

determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

4.2           Interest on Base Rate Loans.  Subject to the provisions of Section 4.4 hereof, interest on Base Rate Loans shall be payable quarterly in arrears (i) on the last Business Day of each calendar quarter, (ii) upon any prepayment, except pursuant to Section 2.6(d), (on the amount prepaid) and (iii) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, in each case at an interest rate per annum equal to the Base Rate plus the relevant Applicable Margin.  Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

4.3           Notice of Continuation and Notice of Conversion.  (a)  With respect to any Borrowing consisting of Eurodollar Rate Loans, the Borrower may, subject to the provisions of Section 4.3(c) and the condition that no Default or Event of Default then exists, elect to maintain such Borrowing or any portion thereof equal to at least $1,000,000 as Eurodollar Rate Loans by selecting a new Interest Period for such Borrowing (or portion thereof), which new Interest Period shall commence on the last day of the immediately preceding Interest Period.  Each selection of a new Interest Period (a “Continuation”) shall be made by notice given by the Borrower to the Administrative Agent not later than 12:00 Noon New York City time on the third Business Day prior to the date of any such Continuation.  Such notice (a “Notice of Continuation”) shall be by telephone, telecopy, telex, facsimile or cable, confirmed immediately in writing if by telephone, in substantially the form of Exhibit B-3, which shall be completed in such manner as is necessary to comply with all limitations on the Loans outstanding hereunder.  If the Borrower shall fail to, or does not have the right to, select a new Interest Period for any Borrowing consisting of Eurodollar Rate Loans in accordance with this Section 4.3(a), such Loans will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Loans.

(b)           The Borrower may on any Business Day, upon notice (each such notice, a “Notice of Conversion”) given to the Administrative Agent, and subject to the provisions of Section 4.3(c) and the condition that no Default or Event of Default then exists, Convert the entire amount of or a portion of any Loans of one Type into a Borrowing of such Loans of the other Type; provided, however, (i) that any Conversion of any Eurodollar Rate Loans into Base Rate Loans shall only be made on the last day of an Interest Period for such Eurodollar Rate Loans and (ii) prior to the Syndication Date, Base Rate Loans Converted into Eurodollar Loans shall be subject to the provisions of Section 2.3(a)(v).  Each such Notice of Conversion shall be given not later than 12:00 Noon New York City time on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into Eurodollar Rate Loans (it being understood and agreed that any Notice of Conversion with respect to a proposed Conversion into Eurodollar Loans on or after the Effective Date may be given by the Borrower to the Administrative Agent prior to the Effective Date (subject to the preceding provisions of this Section 4.3(b)).  Subject to the restrictions specified above, each Notice of Conversion shall be by telephone, telecopy, telex, facsimile or cable, confirmed immediately in writing if by telephone, in substantially the form of Exhibit B-4.  Each Conversion of Eurodollar Rate Loans of any Tranche into Base Rate Loans of such Tranche shall be in an aggregate amount for all applicable Lenders of not less than $250,000.  Each Conversion of Base Rate Loans of any Tranche into Eurodollar Rate Loans of

77

such Tranche shall be in an aggregate amount for all applicable Lenders of not less than $1,000,000.

(c)           Notwithstanding anything contained in Section 2.3 or Sections 4.3(a) and (b) above to the contrary:

(i)            if, on or prior to the first day of any Interest Period, the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Loans comprising any requested Borrowing, Continuation or Conversion, the right of the Borrower to select or maintain Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as, or Converted into, a Base Rate Loan; provided that, promptly after the Administrative Agent reasonably determines that the circumstances giving rise to such suspension no longer exist, the Administrative Agent shall notify the Borrower and the Lenders, and the obligation of the Lenders to make, Convert and Continue Eurodollar Rate Loans shall be reinstated;

(ii)           if the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, Continuation or Conversion, notify the Administrative Agent that the Eurodollar Rate for Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Loans for such Borrowing, the right of the Borrower to select Eurodollar Rate Loans for such Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as, or Converted into, a Base Rate Loan; provided that, promptly after the Administrative Agent and the Required Lenders reasonably determine that the circumstances giving rise to such suspension no longer exist, the Administrative Agent shall notify the Borrower and the Lenders, and the obligation of the Lenders to make, Convert and Continue Eurodollar Rate Loans shall be reinstated; and

(iii)          there shall not be at any one time more than twelve Interest Periods in effect with respect to Eurodollar Rate Loans.

(d)           Each Notice of Continuation and Notice of Conversion shall be irrevocable by and binding on the Borrower.  In the case of any Borrowing, Continuation or Conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date for such Borrowing, Continuation or Conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in Article 5, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Eurodollar Rate Loan to be made by such Lender as part of such Borrowing, Continuation or Conversion.

78

4.4           Interest After Default.  Interest on any amount of matured principal of the Loans, and interest on the amount of principal of the Loans outstanding as of the date a Default or an Event of Default occurs, and at all times thereafter until the earlier of the date upon which (i) all Obligations have been paid and satisfied in full or (ii) such Default or Event of Default shall have been cured or waived, shall be payable on demand at a rate equal to 2% in excess of the rate then borne by such Loans, or, if higher, the Base Rate in effect from time to time plus the sum of (x) the Applicable Margin for Base Rate Loans then in effect and (y) 2%.

4.5           Reimbursement of Expenses.  (a)  From and after the Effective Date, the Borrower shall promptly reimburse each of the Administrative Agent and the Collateral Agent for all Expenses of such Agent as the same are paid or incurred by such Agent and upon receipt of invoices therefor and, if requested by the Borrower, such reasonable backup materials and information (other than backup materials and information relating to the calculation of breakage costs) as the Borrower shall reasonably request.

(b)           If any payment of principal of, or any Conversion of, any Eurodollar Rate Loan is made other than on the last day of an Interest Period applicable thereto for any reason or the day the Borrower has notified the Administrative Agent such payment or Conversions shall occur, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Eurodollar Rate Loan.

4.6           Unused Line Fee.  The Borrower shall pay to the Administrative Agent for the benefit of each of the Lenders (other than a Defaulting Lender for so long as such Lender is a Defaulting Lender) a non-refundable fee (the “Unused Line Fee”) at a per annum rate equal to the Applicable Unused Line Fee Percentage of the daily unused portion of such Lender’s Revolving Credit Commitment, which Unused Line Fee shall (i) accrue from the Effective Date until the Maturity Date or any earlier date on which the Total Revolving Credit Commitments are terminated and (ii) be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the Maturity Date or any earlier date on which the Total Revolving Credit Commitments are terminated.

4.7           Letter of Credit Fees.  (a)  The Administrative Agent shall be entitled to charge to the account of the Borrower (i) for the ratable benefit of the Revolving Credit Lenders in accordance with their respective Revolving Credit Proportionate Shares, a fee (the “Letter of Credit Fee”), in an amount equal to the Applicable Margin then in effect for Revolving Loans maintained as Eurodollar Rate Loans per annum of the daily amount of Undrawn Letter of Credit Outstandings during the immediately preceding month, due and payable monthly in arrears on the last Business Day of each calendar month, and on the Maturity Date or any earlier date on or after the termination of the Total Revolving Credit Commitments when no Letters of Credit are outstanding and (ii) as and when incurred by the Administrative Agent or any Lender, any administrative charges, fees, costs and expenses charged to the Administrative Agent or any Lender for the Borrower’s account by the Issuing Lender (other than any fees charged to the

79

Administrative Agent or any Lender which would be duplicative of the Letter of Credit Fee paid to the Administrative Agent for the benefit of the Lenders) (the “Issuing Lender Fees”) in connection with the issuance of any Letters of Credit by the Issuing Lender.  Each determination by the Administrative Agent of Letter of Credit Fees hereunder shall be conclusive and binding for all purposes, absent manifest error.  In addition, the Borrower agrees to pay to the Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the “Facing Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 0.25% on the daily amount of Undrawn Letter of Credit Outstandings, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500, it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof.  Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable monthly in arrears on the last Business Day of each calendar month and on the Maturity Date or any earlier date on or after the termination of the Total Revolving Credit Commitments when no Letters of Credit are outstanding.

(b)           Letter of Credit Fees payable in respect of Undrawn Letter of Credit Outstandings as of the date a Default or an Event of Default occurs, and at all times thereafter until the earlier of the date upon which (i) all Obligations have been paid and satisfied in full or (ii) such Default or Event of Default shall have been cured or waived, shall be payable on demand at a rate equal to the rate at which the Letter of Credit Fees are charged pursuant to Section 4.7(a) above, plus 2% per annum.

4.8           Incremental Revolving Credit Commitments.  The Borrower may agree to pay to any Incremental Revolving Lender such up-front fees, and amounts as contemplated by the last paragraph of Section 2.1, as are specified in the Incremental Commitment Agreement pursuant to which such Incremental Revolving Credit Commitment has been provided, with such amounts to be payable at the times set forth in such Incremental Commitment Agreement.  It is understood that the interest and regularly accruing fees with respect to the extensions of credit provided pursuant to any Incremental Revolving Credit Commitment, as well as the regularly accruing fees with respect to any Revolving Credit Commitment provided pursuant to any Incremental Commitment Agreements, shall be as provided in this Credit Agreement.

4.9           Other Fees and Expenses.  The Borrower agrees to pay (without duplication) fees to the Administrative Agent, the Syndication Agent, the Collateral Agent and the Co-Lead Arrangers (or their respective affiliates as specified therein) in the amounts and at the times set forth in the Fee Letter.

4.10         Authorization to Charge Account.  The Borrower hereby authorizes the Administrative Agent, subject to prior notice to the Borrower, to charge the Borrower’s Revolving Loan account with the amount of all Fees, Expenses and other payments to be paid hereunder, under the Fee Letter and under the other Credit Documents as and when such

80

payments become due, provided that any such Expenses attributable to services provided by third party accountants, consultants, advisors and other professionals retained by the Administrative Agent or any of its affiliates shall have been invoiced to the Borrower or the Administrative Agent or its respective affiliate, with a copy of said invoice provided to the Borrower.  The Borrower confirms that any charges which the Administrative Agent may so make to the Borrower’s Revolving Loan account as herein provided will be made as an accommodation to the Borrower and solely at the Administrative Agent’s discretion.

4.11         Indemnification in Certain Events.  (a)  If after the Effective Date, either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to any Agent, the Issuing Lender or any of the Lenders (or, in the case of a Lender which is not a banking institution, any Affiliate of such Lender funding such Lender (any such Affiliate, a “Funding Affiliate”)), or (ii) any Agent, the Issuing Lender, or any of the Lenders (or, in the case of a Lender which is not a banking institution, any Funding Affiliate) complies with any future guideline or request from any central bank or other Governmental Authority or (iii) any Agent, the Issuing Lender, or any of the Lenders (or, in the case of a Lender which is not a banking institution, any Funding Affiliate) reasonably determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or any Agent, the Issuing Lender, or any of the Lenders (or, in the case of a Lender which is not a banking institution, any Funding Affiliate) complies with any future request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of such Person’s (or any Funding Affiliate’s) capital as a consequence of its obligations hereunder to a level below that which such Person could have achieved but for such adoption, change or compliance (taking into consideration such Person’s (or any Funding Affiliate’s) policies with respect to capital adequacy) by an amount deemed by such Person to be material, and any of the foregoing events described in clauses (i), (ii) or (iii) increases the cost or reduces the rate of return to any Agent, the Issuing Lender, or any of the Lenders of (A) (i) with respect to an event described in clauses (i) and (ii), making or maintaining its Eurodollar Rate Loans, and (ii) with respect to an event described in clause (iii), funding or maintaining its Commitment or Loans or (B) issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by any Agent, the Issuing Lender or any Lender, then the Borrower shall within 15 days after demand by the Administrative Agent, pay to the Administrative Agent, for the account of each applicable Agent or Lender or the Issuing Lender, as the case may be, additional amounts sufficient to indemnify the applicable Agent, the Lenders or the Issuing Lender against such increase in cost or reduction in amount receivable allocable to such Agent’s, such Lenders’ or the Issuing Lender’s, as the case may be, funding or maintaining its Commitment or Loans or issuing, making or maintaining any Letter of Credit or purchasing or maintaining any participation therein.  A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall be submitted to the Borrower by the applicable Agent or the applicable Lender or the Issuing Lender, as the case may be, and shall be conclusive absent manifest error.

81

(b)           Each Lender, the Issuing Lender or each Agent will notify the Borrower and the Administrative Agent of any event occurring after the Effective Date which will entitle such Lender, the Issuing Lender or such Agent to payment pursuant to Section 4.11(a) as promptly as practicable after it obtains knowledge thereof, specifying the event giving rise to such claim and setting out in reasonable detail an estimate of the basis and computation of such claim.  Upon receipt of such notice, the Borrower shall compensate such Lender, the Issuing Lender or Agent in accordance with Section 4.11(a) from the date such costs are incurred (including, without limitation, where such costs are retroactively applied); provided, however, that the Borrower shall not be required to compensate a Lender, the Issuing Lender or Agent for costs incurred earlier than 90 days prior to the date of the notice required to be delivered to the Borrower pursuant to this Section 4.11(b).

4.12         Calculations.  All calculations of (i) interest hereunder and (ii) Fees, including, without limitation, Unused Line Fees and Letter of Credit Fees, shall be made by the Administrative Agent on the basis of a year of 360 days, or, if such computation would cause the interest and Fees chargeable hereunder to exceed the Highest Lawful Rate, 365/366 days, in each case for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.  Each determination by the Administrative Agent of an interest rate or payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

4.13         Change of Applicable Lending Office.  Each Lender agrees that on the occurrence of any event giving rise to the operation of Sections 2.9, 4.3(c) or 4.11 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Sections.  Nothing in this Section 4.13 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.9, 4.3 or 4.11.

ARTICLE 5

Conditions Precedent

5.1           Conditions to Initial Loans and Letters of Credit.  The obligation of each Lender to make Loans hereunder and the obligation of the Issuing Lender to issue Letters of Credit, in each case on the Initial Borrowing Date, is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Loans or the issuance of such Letters of Credit on the Initial Borrowing Date, the following conditions precedent:

(a)           Execution of Agreement; Notes.  On or prior to the Initial Borrowing Date, the Effective Date shall have occurred and there shall have been delivered to the Administrative Agent for the account of each Lender that has requested same the appropriate Revolving Note and/or Term Note in the amount, maturity and as otherwise provided herein.

82

(b)           Officer’s Certificate.  On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from the Borrower dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Section 5.1(d)(C), (h), (i), (j), (k), (l) and (w) and Section 5.2 exist as of such date, provided the certificate shall not be required to certify as to the acceptability of any items to the Administrative Agent and/or the Required Lenders or as to whether the Administrative Agent and/or the Required Lenders are satisfied with any of the matters described in said Sections.

(c)           Opinions of Counsel.  On the Initial Borrowing Date, the Administrative Agent shall have received opinions, addressed to each Agent and each of the Lenders and dated the Initial Borrowing Date, (i) from Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel to Holdings and the Borrower, which opinion shall cover the matters contained in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) from Davies Ward Phillips & Vineberg LLP, Canadian counsel to WSC, which opinion shall cover the matters contained in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (iii) from local counsel reasonably satisfactory to the Administrative Agent, opinions each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall cover the perfection of the security interest granted pursuant to the Security Agreements and such other matters incident to the transaction contemplated herein as the Administrative Agent may reasonably request.

(d)           Security Agreements.  (i)  On the Initial Borrowing Date, each U.S. Credit Party shall have duly authorized, executed and delivered the U.S. Security Agreement in the form of Exhibit F-1 (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the “U.S. Security Agreement”) together with:

(A)          proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the U.S. Security Agreement;

(B)           certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports as of a recent date, listing all effective financing statements that name Holdings, the Borrower or any of their respective Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (A) above and in such other jurisdictions in which Collateral is located on the Initial Borrowing Date or which may result in the existence of perfected security interests against Holdings, the Borrower or any of their respective Subsidiaries, together with copies of such other financing statements that name Holdings, the Borrower or any of their respective Subsidiaries as debtor (none of which shall cover any of the Collateral except (x) to the extent evidencing Permitted Liens or (y) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

(C)           evidence that, with respect to all Certificated Units of the Borrower and its Subsidiaries on the Initial Borrowing Date, a notation of the security interest of DBTCA or BTCC, as a Collateral Agent, has been made on the certificate of title with respect thereto (or

83

that the Borrower has deposited (or will substantially currently with the Initial Borrowing Date deposit) an application for such notation with the applicable Governmental Authority, together with any necessary fee in connection therewith) which notation shall, under applicable state law, perfect the Collateral Agent’s security interest therein (except to the extent the UCC is controlling, in which case the Financing Statements filed pursuant to preceding clause (A) shall perfect such security interests);

(D)          subject to Section 11.19, evidence of the completion of all other recordings and filings of, or with respect to, the U.S. Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable, to perfect the security interests intended to be created by the U.S. Security Agreement; and

(E)           subject to Section 11.19, evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the U.S. Security Agreement have been taken, and the U.S. Security Agreement shall be in full force and effect.

(ii)           On the Initial Borrowing Date, WSC shall have duly authorized, executed and delivered a Canadian Security Agreement together with:

(A)          evidence of registration of such Canadian Security Agreement in such jurisdictions as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the security interest intended to be created by such Canadian Security Agreement; and

(B)           all discharges, subordination agreements, waivers and confirmations as may be necessary or, in the opinion of the Collateral Agent, desirable to ensure that all obligations purported to be secured by such Canadian Security Agreement are secured by first priority liens on the property and assets of WSC with such exceptions as are permitted herein.

(e)           Collateral Access Agreements.  To the extent available on the Initial Borrowing Date, the Administrative Agent shall have received Collateral Access Agreements substantially in the form of Exhibit G (as modified, amended, or supplemented from time to time in accordance with the terms hereof and thereof, the “Collateral Access Agreements”) with respect to Rental Equipment locations as may be requested by the Administrative Agent, which Collateral Access Agreements shall be in full force and effect; provided that, notwithstanding the foregoing, the Borrower, in obtaining the Collateral Access Agreements required under this Section 5.1(e), shall not be obligated to make significant payments to landlords or alter the respective lease terms with respect to any Rental Equipment locations in any way which is materially adverse to the Borrower.

(f)            Collection Bank Agreements; Concentration Account Agreement.  On the Initial Borrowing Date, the Administrative Agent shall have received fully executed copies of the Collection Bank Agreement and the Concentration Account Agreement, each of which shall be in full force and effect.

(g)           Borrowing Base Certificate.  On the Initial Borrowing Date, the Borrower shall have delivered to the Administrative Agent a Borrowing Base Certificate meeting the

84

requirements of Section 7.1(e) and which Borrowing Base Certificate shall indicate (in a manner satisfactory to the Administrative Agent) that on such date and after giving effect to all Credit Events on such date and after giving effect to the effectiveness of the assignment and transfers contemplated by the Bank Assignment Agreement, the Borrower shall be able to incur additional Revolving Outstandings of $100,000,000 or more in compliance with the restrictions of Section 2.2(a).

(h)           Indebtedness.  On the Initial Borrowing Date, Holdings, the Borrower and their respective Subsidiaries shall have no outstanding Indebtedness except (i) pursuant to this Credit Agreement, (ii) the Senior Unsecured Notes, (iii) the Senior Secured Notes, and (iv) other Existing Indebtedness, if any, as shall be permitted to remain outstanding by the Administrative Agent and which is listed on Schedule III hereto.  With respect to each issue of Indebtedness which is to remain outstanding as described in clauses (i) through (iv) of the immediately preceding sentence there shall exist no default or event of default, change of control or similar event which would require any offers to repurchase same, and no uncured breach thereof.

(i)            Approvals.  All necessary material governmental (domestic and foreign) and third party approvals and/or consents in connection with the transactions contemplated hereby shall have been obtained and remain in full force and effect.  There shall not have been any statute, rule, regulation, injunction or order applicable to the transaction as contemplated hereby, or the financing thereof, promulgated, enacted, entered or enforced by any state or federal government or governmental or regulatory authority or agency or by any federal or state court or tribunal, nor shall there be pending any action or proceeding by or before any such authority, court or tribunal, involving a substantial likelihood of an order, that would prohibit, restrict, delay or otherwise materially adversely affect the transactions contemplated hereby.

(j)            Material Adverse Change, etc.  Since March 31, 2005, nothing shall have occurred (and neither the Administrative Agent nor the Lenders shall have become aware of any facts, conditions or other information not previously known to them) which has had or could reasonably be expected to have a Material Adverse Effect.

(k)           Litigation.  On the Initial Borrowing Date, there shall be no actions, suits, investigations or proceedings pending or threatened (a) with respect to this Credit Agreement, any other Credit Document or any document executed in connection therewith, or (b) which the Administrative Agent shall determine has had or could reasonably be expected to have a Material Adverse Effect.

(l)            Corporate Proceedings.  (i)  On the Initial Borrowing Date, the Administrative Agent shall have received certificates from each Credit Party dated the Effective Date and in the form of Exhibit H with appropriate insertions, together with copies of the Governing Documents of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

(ii)           On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent,

85

and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

(m)          Plans; Collective Bargaining Agreements; Existing Indebtedness Agreements; Shareholders’ Agreements; Management Agreements; Employment Agreements; Tax Sharing Agreements; Material Contracts.  On or prior to the Initial Borrowing Date, there shall have been delivered or made available to the Administrative Agent true and correct copies, of the following documents, in each case as same will be in effect on the Initial Borrowing Date:

(i)            all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions, certifications, and schedules), and for each Plan that is a “single-employer plan”, as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and, other than Employment Agreements provided in Section 5.1(m)(vi), any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any “multiemployer plan”, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan);

(ii)           all collective bargaining agreements or any other similar agreement or arrangements covering the employees of Holdings, the Borrower or any of their respective Subsidiaries (collectively, the “Collective Bargaining Agreements”);

(iii)          each agreement evidencing or relating to Existing Indebtedness in an aggregate amount in excess of $1,000,000 (collectively, the “Existing Indebtedness Agreements”);

(iv)          all agreements entered into by Holdings, the Borrower or any of their respective Subsidiaries (other than the Unrestricted Subsidiaries) (x) governing the terms and relative rights of such entity’s capital stock or other equity interests or (y) with any shareholders or other equity holders relating to any such entity with respect to such entity’s capital stock or other equity interests (collectively, the “Shareholders’ Agreements”);

(v)           any material agreements (or the forms thereof) with members of, or with respect to, the management of Holdings, the Borrower or any of their respective Subsidiaries (collectively, the “Management Agreements”);

86

(vi)          any employment agreements (or the forms thereof together with a list of employees who are parties to such agreements) entered into by Holdings, the Borrower or any of their respective Subsidiaries (collectively, the “Employment Agreements”);

(vii)         any tax sharing, tax allocation and other similar agreement entered into by Holdings, the Borrower or any of their respective Subsidiaries (collectively, the “Tax Sharing Agreements”);

(viii)        any lease agreement between the Borrower or one or more of its Subsidiaries, on the one hand, and the Unit Subsidiary, on the other hand, pursuant to which Non-Qualified Units from time to time held by the Unit Subsidiary are leased to the Borrower and its Subsidiaries (collectively, the “Master Lease Agreements”); and

(ix)           any other Material Contracts;

all of which documents relating to the Plans, Foreign Pension Plans, Collective Bargaining Agreements, Existing Indebtedness Agreements, Shareholders’ Agreements, Management Agreements, Employment Agreements, Tax Sharing Agreements, Master Lease Agreements and Material Contracts shall be in the form and substance reasonably satisfactory to the Administrative Agent and shall, except as contemplated by the Credit Documents, be in full force and effect on the Initial Borrowing Date.

(n)           Solvency Certificate.  On or prior to the Initial Borrowing Date, the Lenders shall have received a solvency certificate from the chief financial officer of the Borrower in the form of Exhibit I.

(o)           Financial Statements; Projections; etc.  On or prior to the Initial Borrowing Date, the Lenders shall have received (i) true and correct copies of the Financial Statements referred to in Section 6.10(b), which Financial Statements shall be in form and substance reasonably satisfactory to the Administrative Agent and (ii) detailed annual five-year financial projections (setting forth yearly projections for each fiscal year during such five-year period) (including details as to rental rates, utilization rates, fleet capital expenditures and corresponding balance sheets, statements of operations and cash flow) of Holdings and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent (together with those projections heretofore provided to the Lenders, the “Projections”).

(p)           Insurance Policies.  On or prior to the Initial Borrowing Date, the Administrative Agent shall have received (i) evidence of insurance coverage (including, without limitation, certificates of insurance) for the business and properties of Holdings, the Borrower and their respective Subsidiaries showing compliance with the requirements of Section 7.10 and (ii) endorsements, (x) naming the Collateral Agent as loss payee with respect to all casualty coverages and containing other customary loss payable provisions and (y) naming the Collateral Agent as additional insured for all general liability coverages, all in form and substance reasonably satisfactory to the Administrative Agent.

(q)           Payment of Fees.  On the Initial Borrowing Date, all costs, fees and expenses, and all other compensation contemplated by this Credit Agreement or the Fee Letter due to the Administrative Agent, the Syndication Agent, the Collateral Agent, the Co-Lead

87

Arrangers or the Lenders (including, without limitation, reasonable legal fees and expenses) shall have been paid to the extent invoiced and due.

(r)            Collateral Examination.  On or prior to the Initial Borrowing Date, the Lenders shall have received a collateral examination report concerning all Rental Equipment of Holdings, the Borrower and their respective Subsidiaries, which collateral examination shall be prepared by a third party, and shall be in form and substance, reasonably satisfactory to the Administrative Agent.

(s)           Subsidiaries Guaranty.  (i)  On the Initial Borrowing Date, each U.S. Subsidiary Guarantor shall have duly authorized, executed and delivered a U.S. Subsidiaries Guaranty in the form of Exhibit J-1 (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the “U.S. Subsidiaries Guaranty”) and the U.S. Subsidiaries Guaranty shall be in full force and effect.

(ii)           On the Initial Borrowing Date, WSC shall have duly authorized, executed and delivered a Canadian Subsidiaries Guaranty and such Canadian Subsidiaries Guaranty shall be in full force and effect.

(t)            Pledge Agreements.  On the Initial Borrowing Date, each U.S. Credit Party shall have duly authorized, executed and delivered a U.S. Pledge Agreement in the form of Exhibit K-1 (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the “U.S. Pledge Agreement”), and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the U.S. Pledge Agreement Collateral referred to therein and then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting U.S. Pledge Agreement Collateral and (y) together with executed and undated endorsements for transfer in the case of equity interests constituting certificated U.S. Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the U.S. Pledge Agreement have been taken, and the U.S. Pledge Agreement shall be in full force and effect.

(u)           Mortgages.  On or prior to the Initial Borrowing Date (or such later date to which the Collateral Agent shall agree), the Collateral Agent shall have received:

(i)            fully executed counterparts of Mortgages (or assignments and amendments satisfactory to the Collateral Agent to the Mortgages granted pursuant to the Existing Credit Agreement), in the form of Exhibit L, which Mortgages shall cover such of the Real Property owned by the Credit Parties and listed on Part B of Schedule IV, together with evidence that counterparts of each of the Mortgages (and the aforesaid assignments and amendments, if any) have been delivered to the title company insuring the Lien of the Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, to effectively create a valid and enforceable first priority mortgage lien (subject to Permitted Encumbrances relating thereto) on the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors; and

88

(ii)           Mortgage Policies on the Mortgages for the Mortgaged Properties issued by a title insurance company reasonably satisfactory to the Collateral Agent and in amounts satisfactory to the Collateral Agent and assuring the Collateral Agent that each of the Mortgages on such Mortgaged Properties is a valid and enforceable first priority mortgage lien on such Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances, and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and shall include, as appropriate, an endorsement for future advances under this Credit Agreement and the Notes and for any other matter that the Collateral Agent in its discretion may reasonably request, shall not include an exception for mechanics’ liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request.

(v)           Custodian Agreement.  On the Initial Borrowing Date, each Credit Party and Maynard Becker and Donna Finnerty, as Custodians shall have executed and delivered a Custodian Agreement in the form of Exhibit M (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the “Custodian Agreement”), and the Custodian Agreement shall be in full force and effect.

(w)          Existing Credit Agreement.  (i)  On the Initial Borrowing Date, the Administrative Agent shall have received fully executed counterparts to the Bank Assignment Agreement in the form of Exhibit S, and all conditions to the effectiveness of the assignments and transfers contemplated thereby shall have been satisfied.

(ii)           On the Initial Borrowing Date, all transactions contemplated under the Bank Assignment Agreement shall have been consummated, and all amounts owing under the Existing Credit Agreement and related documents through and including the Effective Date shall have been paid in full (other than principal on loans and the Existing Letters of Credit).

(iii)          On or prior to the Initial Borrowing Date, the Administrative Agent shall have received fully executed counterparts to an acknowledgment and agreement to the Intercreditor Agreement in the form of Exhibit T, acknowledging, among other things, the Collateral Agent as the “Collateral Agent” under and as defined in the Intercreditor Agreement, and all conditions to the effectiveness of such agreement shall have been satisfied.

5.2           Conditions to All Credit Events.  On the date of the making of any Loan or the issuance of any Letter of Credit, both at the time of making thereof and after giving effect thereto and to the application of the proceeds therefrom, the following statements shall be true to the satisfaction of the Administrative Agent (and each delivery or deemed delivery of each Notice of Borrowing and a Letter of Credit Request, and the acceptance by the Borrower of the proceeds of such Loan or the issuance of such Letter of Credit, shall constitute a representation and warranty by each of Holdings and the Borrower that on the date of such Loan or issuance of such Letter of Credit at the time of making thereof and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

(a)           the representations and warranties contained in this Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the date

89

of such Loan or issuance of such Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

(b)           no event has occurred and is continuing, or would result from such Loan or the issuance of any Letter of Credit or the application of the proceeds thereof, which would constitute a Default or an Event of Default;

(c)           with respect to the issuance of any Letter of Credit, none of the events set forth in Section 3.1 has occurred and is continuing or would result from the issuance of such Letter of Credit; and

(d)           there shall be no requirement to make a mandatory payment of Revolving Loans pursuant to Section 2.5(d) that has not been satisfied.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all of the applicable conditions specified above exist as of the date of such Credit Event.  All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the location where the closing occurs for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance as specified herein or otherwise satisfactory to the Administrative Agent.

ARTICLE 6

Representations and Warranties

To induce the Lenders to enter into this Credit Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, each of Holdings and the Borrower makes the following representations, warranties and agreements, as to itself and as to each of its respective Subsidiaries (other than the Unrestricted Subsidiaries), all of which shall survive the execution and delivery of this Credit Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Article 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date, in which case they will be true and correct as of such earlier date):

6.1           Corporate Status.  Each Credit Party (i) is a duly organized and validly existing corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization and has the corporate, limited liability company or partnership power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions

90

where it is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

6.2           Corporate Power and Authority.  Each Credit Party has the corporate, limited liability company or partnership, as the case may be, power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate, limited liability company or partnership, as the case may be, action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors and general equitable principles (regardless of whether enforcement is sought in equity or at law) and (ii) federal securities or other laws or regulations or public policy insofar as they may restrict the enforceability of rights to indemnification.

6.3           No Violation.  Neither the execution, delivery and performance by any Credit Party of any of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of any of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or violate or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Collateral Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of any Governing Document of Holdings, the Borrower or any of their respective Subsidiaries, except, in the case of clauses (i) and (ii), any contraventions, conflicts, inconsistencies, breaches and defaults which are not reasonably likely to adversely affect any Lender or to have a Material Adverse Effect.  In no event shall any Credit Event hereunder conflict or be inconsistent with or violate or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, the Senior Unsecured Notes Indenture or the Senior Secured Notes Indenture.

6.4           Litigation.  There are no actions, suits or proceedings pending or threatened with respect to (i) any Credit Document or (ii) Holdings, the Borrower or any of their respective Subsidiaries that, after giving effect to expected insurance proceeds and indemnity payments, are reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect.

6.5           Use of Proceeds.  (a)  [Intentionally Omitted].

(b)           All proceeds of Revolving Loans shall be utilized by the Borrower (i) to finance, in part, the repayment of Existing Indebtedness of the Borrower (including the Senior Unsecured Notes and the Senior Secured Notes) and (ii) for general corporate purposes

91

(including distributions permitted by Section 8.6(h)), Capital Expenditures and working capital of the Borrower and its Subsidiaries, including acquisitions permitted hereunder.

(c)           No part of the proceeds of any Loan and no Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.  Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulations T, U, or X of the Board of Governors of the Federal Reserve System.

6.6           Governmental Approvals.  Except for the filing of the Mortgages and the filing of the financing statements and for any other filings, registrations or recordings required under the Collateral Documents (all of which have been made or will be made as required) and any consents to assignments of any Government Lease, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance by the Credit Parties of the Credit Documents or (ii) the legality, validity, binding effect or enforceability of any Credit Document as against each Credit Party which is a party thereto.

6.7           Investment Company Act.  None of Holdings, the Borrower or any of their respective Subsidiaries is registered, or required to register, as an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

6.8           Public Utility Holding Company Act.  None of Holdings, the Borrower or any of their respective Subsidiaries is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

6.9           True and Complete Disclosure.  All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings or the Borrower in writing to any Agent or any Lender for purposes of or in connection with this Credit Agreement or any other Credit Document or any transaction contemplated herein or therein does not, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Holdings or the Borrower in writing to any Agent or any Lender will not, as of the date as of which such information is dated or certified, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information (taken as a whole) not misleading as of such time, in each case in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 6.9, such factual information shall not include the Latest Projections or pro forma financial information.

6.10         Financial Condition; Financial Statements.  (a)  On and as of the Initial Borrowing Date after giving effect to all Indebtedness incurred, and to be incurred, and Liens created and to be created, and the use of the proceeds thereof, by each Credit Party in connection with this Credit Agreement, (x) the sum of the assets, at a fair valuation, of the Borrower and its Subsidiaries, taken as a whole, will exceed their debts, (y) the Borrower and its Subsidiaries,

92

taken as a whole, will not have incurred nor intend to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) the Borrower does not have unreasonably small capital with which to conduct its businesses. For purposes of this Section 6.10(a), “debt” means any reasonably expected liability on a claim, and “claim” means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

(b)           The (i) audited consolidated balance sheets of Holdings and its Subsidiaries and of the Borrower and its Subsidiaries as of, and audited statements of operations, shareholder’s equity and cash flows for the fiscal year ended, December 31, 2004 and (ii) unaudited consolidated balance sheets of Holdings and its Subsidiaries and of the Borrower and its Subsidiaries as of, and unaudited statements of operations, shareholder’s equity and cash flows for the fiscal quarter ended, March 31, 2005 furnished to the Administrative Agent and the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the financial condition at such dates of such balance sheets and results of operations for the fiscal periods then ended.  Since March 31, 2005, nothing has occurred which has had or would be reasonably likely to result in a Material Adverse Effect.

(c)           The Latest Projections have been prepared by the Borrower in good faith and were based on assumptions that the Borrower believed, at the time of delivery thereof to the Administrative Agent, to be reasonable.  The Borrower believed, at the time of delivery thereof to the Administrative Agent, that the Latest Projections were reasonable and attainable, it being recognized by the Agents and the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during any period or periods covered by such projections may differ materially from the projected results.

6.11         Locations of Offices, Records, Inventory and Rental Equipment.  The address of the principal place of business and chief executive office of each Credit Party as of the Initial Borrowing Date is set forth on Schedule VI.  The books and records of each Credit Party, and all its chattel paper and records of Accounts and Unit Certificates, are, as of the Initial Borrowing Date, maintained exclusively at the respective locations listed on Schedule VI.  As of the Initial Borrowing Date, there is no jurisdiction (or, with respect to the Rental Equipment, State) in which any Credit Party has any chattel paper, records of Account, Rental Equipment (except for Rental Equipment in transit) or Unit Certificates other than those jurisdictions (or States) identified on Schedule VI.  Schedule VI also contains a complete list of the legal names and addresses of each facility or warehouse at which Rental Equipment is stored as of the Initial Borrowing Date.  None of the receipts received by the Borrower from any warehouseman states that the goods covered thereby are to be delivered to bearer or to the order of a named Person other than the Borrower or to a named Person and such named Person’s assigns.

6.12         Security Interests.  Subject to Section 11.19 and any effective restriction on the assignment of any Government Lease contained therein (or in any applicable governmental rule or regulation related thereto), on and after the Initial Borrowing Date, each of the Collateral Documents create, as security for the Obligations, a valid and enforceable

93

perfected security interest in and Lien on all of the Collateral, superior to and prior to the rights of all third persons and subject to no other Liens other than Liens permitted by Section 8.2.  At all times on or after the Initial Borrowing Date, the respective grantor under each Collateral Document shall have good and marketable title to all the Collateral subject thereto free and clear of all Liens other than Permitted Liens.  No filings or recordings are required in order to perfect the security interests created under any Collateral Document except for filings or recordings required pursuant to the terms of any such Collateral Document.

6.13         Tax Returns and Payments.  Each of Holdings, the Borrower and each of their respective Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority, all federal returns and all other material returns, statements, forms and reports for taxes required to be filed by or with respect to the income, properties or operations of Holdings, the Borrower and any of their respective Subsidiaries.  Such returns accurately reflect all liability for taxes of Holdings, the Borrower and their respective Subsidiaries for the periods covered thereby.  Each of Holdings, the Borrower and each of their respective Subsidiaries has paid all material taxes payable by it other than taxes which are not due, and other than those contested in good faith by proper proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP and, if any Lien secures any such taxes, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien.  Except as set forth on Schedule VII, there is no material action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of Holdings or the Borrower, threatened by any authority regarding any taxes relating to Holdings, the Borrower or any of their respective Subsidiaries.  As of the Initial Borrowing Date, none of Holdings, the Borrower or any of their respective Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of material taxes of Holdings, the Borrower or any of their respective Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings, the Borrower or any of their respective Subsidiaries not to be subject to the normally applicable statute of limitations with respect to any material taxes.

6.14         Compliance with ERISA.  (i)  Schedule VIII identifies each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code, as appropriate; no Reportable Event has occurred; no Plan which is a Multiemployer Plan is insolvent or in reorganization; no Plan subject to Title IV of ERISA has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans subject to Title IV of ERISA, exceeds $1,000,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan subject to Title IV of ERISA have been timely made; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to

94

Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or, to the best knowledge of Holdings, any Subsidiary of Holdings or any ERISA Affiliate, threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $1,000,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan, and none of Holdings, the Borrower or any of their respective Subsidiaries maintains any Plan the obligations with respect to which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(ii)           Neither Holdings nor the Borrower nor any of their respective Subsidiaries maintains or has maintained any Foreign Pension Plans that has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  None of Holdings, the Borrower or any of their respective Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan.

6.15         Subsidiaries.  Schedule IX hereto lists each Subsidiary of the Borrower, and the direct and indirect ownership interest of the Borrower therein, in each case existing on the Initial Borrowing Date.  Holdings is the record and beneficial owner of 100% of the capital stock of the Borrower, and the Borrower is the record and beneficial owner of 100% of the capital stock of the Unit Subsidiary.  On the Initial Borrowing Date, Holdings has no significant assets or liabilities other than its ownership of the capital stock of the Borrower and any liabilities directly related thereto, and on such date Holdings owns no other capital stock of any other Person.

6.16         Intellectual Property; etc.  Holdings, the Borrower and each of their respective Subsidiaries have obtained all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions (other than Permitted Liens), that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted.

6.17         Compliance with Statutes, etc.  (a)  Each of Holdings, the Borrower and their respective Subsidiaries is in compliance with all applicable statutes, regulations and orders

95

of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such instances of noncompliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Each of Holdings, the Borrower and their respective Subsidiaries is in compliance with all applicable Environmental Laws governing its business for which failure to comply could reasonably be expected to have a Material Adverse Effect and none of Holdings, the Borrower or any of their respective Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with such Environmental Laws in the manner set forth above.  All licenses, permits, registrations or approvals required for the business of Holdings, the Borrower and each of their respective Subsidiaries, as conducted as of the Initial Borrowing Date, under any Environmental Law have been secured and each of Holdings, the Borrower and their respective Subsidiaries is in substantial compliance therewith, except such licenses, permits, registrations or approvals, the failure to secure or to comply therewith could not reasonably be expected to have a Material Adverse Effect.  None of Holdings, the Borrower or any of their respective Subsidiaries is in any material respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which Holdings, the Borrower or any such Subsidiary is a party and which would materially and adversely affect the ability of Holdings, the Borrower or any such Subsidiary to operate its business or Real Property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute material noncompliance, breach of or default thereunder, except in each such case, such noncompliances, breaches and/or defaults as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There are as of the Initial Borrowing Date no Environmental Claims pending or, to the best knowledge of the Borrower, threatened, which question the validity, term or entitlement of Holdings, the Borrower or any of their respective Subsidiaries for any permit, license, order or registration required for the operation of any facility which Holdings, the Borrower or any of their respective Subsidiaries currently operates.  There are no facts, circumstances, conditions or occurrences concerning the business or operations of Holdings, the Borrower or any of their respective Subsidiaries, or any Real Property at any time owned or operated by Holdings, the Borrower or any of their respective Subsidiaries, or, to the best of their knowledge, on any property adjoining or adjacent to any such Real Property, that are reasonably expected (i) to form the basis of a material Environmental Claim against Holdings, the Borrower or any of their respective Subsidiaries or any currently owned Real Property of Holdings, the Borrower or any of their respective Subsidiaries, or (ii) to cause such currently owned Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such environmental claims or restrictions that individually, or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(c)           Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, by Holdings, the Borrower or any of their respective Subsidiaries, any Real Property of Holdings, the Borrower or any of their respective Subsidiaries or (ii) released or disposed of on any such Real Property, except Hazardous Materials generated, used, treated or stored on, or transported to or from, any Real Property of Holdings, the Borrower

96

or any of their respective Subsidiaries in the ordinary course of business and in material compliance with Environmental Laws.

6.18         Properties.  Each of Holdings, the Borrower and their respective Subsidiaries has good title to all material properties (excluding intellectual property which is covered in Section 6.16) owned by it free and clear of all Liens, other than Permitted Liens.  Part A of Schedule IV contains a true and complete list of each Real Property owned and leased by Holdings, the Borrower or their respective Subsidiaries on the Initial Borrowing Date and the type of interest therein held by Holdings, the Borrower or such Subsidiary.

6.19         Labor Relations; Collective Bargaining Agreements.  (a)  Set forth on Schedule X hereto is a list (including dates of termination) of all Collective Bargaining Agreements in effect on the Initial Borrowing Date.

(b)           None of Holdings, the Borrower nor any of their respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect.  There is (i) no significant unfair labor practice complaint pending against Holdings, the Borrower or any of their respective Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending against Holdings, the Borrower or any of their respective Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against any of them and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Holdings, the Borrower or any of their respective Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against any of them except (with respect to any matter specified in clause (i) and (ii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

6.20         Restrictions on Subsidiaries.  Except for restrictions contained in the Credit Documents, the Senior Unsecured Notes Documents, the Senior Secured Notes Documents and in agreements with respect to other Existing Indebtedness, as of the Initial Borrowing Date there are no effective contractual or consensual restrictions on the Borrower or any of its Subsidiaries which prohibit or otherwise restrict (i) the transfer of cash or other assets (x) between Holdings and any of its Subsidiaries or (y) between any Subsidiaries of Holdings or (ii) the ability of Holdings or any of its Subsidiaries to grant security interests to the Lenders in the Collateral (except that certain Government Leases may have restrictions on the assignment thereof).

6.21         Status of Accounts.  Each Account is based on an actual and bona fide lease or sale and delivery of goods (including Rental Equipment) or rendition of services to customers, made by the Borrower and its Subsidiaries in the ordinary course of its business; the goods, Inventory and Rental Equipment being sold or leased and the Accounts created are its property and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever other than the Liens created pursuant to the Collateral Documents and Permitted Liens, and, except as otherwise reported or reserved against on the Borrower’s or its Subsidiaries’ books and records or to the extent excluded from the Borrowing Base, the Borrower’s and its Subsidiaries’ customers have

97

accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any dispute, offset, defense, or counterclaim.

6.22         Material Contracts.  None of Holdings, the Borrower, or any of their respective Subsidiaries is in breach of or in default under any Material Contract.

6.23         Existing Indebtedness and Operating Leases.  (a)  Part A of Schedule III sets forth a true and complete list of all Existing Indebtedness (excluding any existing Indebtedness with an aggregate principal amount then outstanding of less than $1,000,000, so long as the aggregate principal amount of outstanding Existing Indebtedness excluded pursuant to this parenthetical does not exceed $4,000,000) of Holdings, the Borrower and their respective Subsidiaries as of the Initial Borrowing Date, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

(b)           Part B of Schedule III sets forth a true and complete list of all Operating Leases of Real Property leased by Holdings, the Borrower and their respective Subsidiaries as of the Initial Borrowing Date, in each case showing the aggregate annual lease payments with respect to each such Operating Lease, the respective lessee thereunder and any other entity which has directly or indirectly guaranteed any obligations of the lessee thereunder.

6.24         Guarantee of Certain Notes; Subordinated Guarantor Senior Indebtedness; Credit Agreement; etc.  (a)  No Subsidiary of Holdings has guaranteed the Senior Unsecured Notes or the Senior Secured Notes, other than the Subsidiary Guarantors.

(b)           Except as set forth on Schedule XX, all obligations of the Unit Subsidiary as a Subsidiary Guarantor (including, without limitation, its guarantee of the principal of, interest on, and other amounts relating to, the Outstandings) under the Subsidiaries Guaranty constitute “Subordinated Guarantor Senior Indebtedness” under, and as defined in, each of the Senior Unsecured Notes Indenture and the Senior Secured Notes Indenture.

(c)           This Credit Agreement constitutes the “Credit Agreement” under, and as defined in, the Senior Unsecured Notes Indenture.

6.25         Unit Subsidiary.  Unit Subsidiary is a direct Wholly-Owned Domestic Subsidiary of the Borrower (all of the equity interests in which are pledged to the U.S. Pledgee pursuant to the Pledge Agreement).  All Non-Qualified Units owned by Holdings or any of its Subsidiaries which are located in the United States of America or any State or territory thereof are owned by the Unit Subsidiary or, if acquired by the Borrower or any of its Subsidiaries after the Effective Date, shall within five Business Days after the month in which such acquisition occurred, be contributed to the equity of the Unit Subsidiary.

6.26         Rental Equipment; Business of the Credit Parties.  (a)  Each U.S. Credit Party that owns Rental Equipment holds such Rental Equipment for sale or lease and is in the business of selling goods of that kind.

(b)           Each Canadian Subsidiary Guarantor that owns Rental Equipment (i) holds such Rental Equipment for sale or lease, or has leased such Rental Equipment, or (ii) is

98

to furnish such Rental Equipment, or has furnished such Rental Equipment, under a contract of service.

(c)           No Certificate of Title is required under applicable law to be issued with respect to any Rental Equipment constituting a storage container.

6.27         Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; etc.  Schedule XI attached hereto contains (i) the exact legal name of Holdings, the Borrower and each Subsidiary Guarantor, (ii) the type of organization of Holdings, the Borrower and each Subsidiary Guarantor, (iii) whether or not Holdings, the Borrower and each Subsidiary Guarantor is a registered organization, (iv) the jurisdiction of organization of Holdings, the Borrower and each Subsidiary Guarantor, (v) the Borrower’s and each Subsidiary Guarantor’s Location (or, in the case of a Canadian Subsidiary, such Canadian Subsidiary’s registered head office and principal place of business) and (vi) the organizational identification number (if any) of Holdings, the Borrower and each Subsidiary Guarantor.  To the extent that Holdings, the Borrower or any Subsidiary Guarantor does not have an organizational identification number on the date hereof and later obtains one, Holdings, the Borrower or such Subsidiary Guarantor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted pursuant to the Collateral Documents fully perfected and in full force and effect.

6.28         Insurance.  Schedule XII hereto set forth a true and complete listing of all insurance maintained by Holdings, the Borrower and each of their respective Subsidiaries as of the Effective Date.

6.29         Ownership of Rental Equipment.  All Rental Equipment (x) located in the United States or any State thereof is owned by the Borrower or a US Subsidiary Guarantor organized under the laws of a State of the United States and (y) all Rental Equipment located in Canada is owned by a Canadian Subsidiary Guarantor organized under the laws of a Qualified Canadian Jurisdiction.

6.30         No Permitted Units Financing or Attributable Debt.  None of Holdings, the Borrower, or any of their respective Subsidiaries have incurred or will incur any Permitted Units Financing (as defined in the Senior Unsecured Notes Indenture) under Section 4.09(b)(13)(i) or any Attributable Debt (as defined in the Senior Unsecured Notes Indenture) under Section 4.09(b)(12) of the Senior Unsecured Notes Indenture.

6.31         Intercreditor Agreement.  The intercreditor provisions contained in the Intercreditor Agreement are enforceable against the holders of the Senior Secured Notes and the trustee under the Senior Secured Notes Indenture and, except as set forth on Schedule XXI, all Obligations hereunder are within the definition of “First Lien Obligations” included in such provisions.

99

6.32         Foreign Assets Control Regulations, Etc.

(a)           None of the execution, delivery or performance of the Credit Documents by the Credit Parties nor the use of the proceeds of the Loans hereunder will violate (i) the United States Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (iii) Executive Order No. 13,224, 66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the “Terrorism Order”) or (iv) the PATRIOT Act.  No part of the proceeds from the Revolving Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b)           No Credit Party is or will become a “blocked person” as described in Section 1 of the Terrorism Order.

Notwithstanding anything to the contrary set forth in this Article 6, none of the representations, warranties or agreements contained in this Article 6 shall apply to any Unrestricted Subsidiary.

ARTICLE 7

Affirmative Covenants

Subject to Section 1.5 and Section 11.19, each of Holdings and the Borrower hereby covenants and agrees that on the Effective Date and thereafter, for so long as this Credit Agreement is in effect and until the Total Commitments have terminated, no Letters of Credit or Notes are outstanding and all Loans and Letter of Credit Obligations, together with interest, Fees, Expenses and all other Obligations then due and payable, are paid in full:

7.1           Financial Information.  The Borrower shall furnish to the Administrative Agent (who shall then make available to the Lenders) the following information within the following time periods:

(a)           as soon as available and in any event within 90 days (or 120 days in the case of the item described in clause (B) below only) after the end of each fiscal year of Holdings, (i) audited Financial Statements of Holdings as of the close of such fiscal year and for such fiscal year, together with a comparison to the Financial Statements for the prior year, in each case accompanied by (A) a report thereon of the Auditors thereof unqualified as to scope, which report shall state that such consolidated financial statements fairly present the consolidated financial position of Holdings and its consolidated Subsidiaries as at the date indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise stated therein) and that the examination by such Auditors has been made in accordance with the standards of the Public Company Accounting Oversight Board (United States), (B) such Auditors’ management letter to Holdings, and (C) a written statement signed by the Auditors stating that in the course of the annual audit of the consolidated Financial

100

Statements of Holdings and its consolidated Subsidiaries, which audit was conducted by the Auditors in accordance with the standards of the Public Company Accounting Oversight Board (United States), such Auditors have not obtained any knowledge of the existence of any Default or Event of Default under any provision of, if applicable, Sections 8.9, 8.10 or 8.11 of, this Credit Agreement, or, if such Auditors shall have obtained from such examination any such knowledge, they shall disclose in such written statement the existence of the Default or Event of Default and the nature thereof, it being understood that such Auditors shall not be required hereunder to perform any special audit procedures and (ii) a compliance certificate signed by a Responsible Officer of the Borrower substantially in the form of Exhibit O, which certificate shall (A) include a schedule in form satisfactory to the Administrative Agent of the calculations used in determining, as of the end of such fiscal year, whether the Borrower was in compliance with the covenants set forth in Articles 7 and 8 of this Credit Agreement for such year (it being understood and agreed that if such certificate is delivered with respect to a fiscal year for which Sections 8.9, 8.10 and 8.11 are not being tested for a fiscal period ending on the last day of such fiscal year due to no Trigger Event having occurred, such certificate shall still provide the calculations for Sections 8.9, 8.10 and 8.11 as if a Trigger Event had occurred and such fiscal year were a Test Period or, in the case of Section 8.11, the 13 consecutive fiscal month period tested thereunder ended on the last day of such fiscal year, but the certificate shall not be required to indicate whether or not the Borrower was in compliance with such covenants)and (B) either (x) certify that no changes are required to be made to any of Schedule VI or XI hereto, Annexes C, F, H, I, J or K of the U.S. Security Agreement, Annexes A through F of the U.S. Pledge Agreement or Schedules 2.1(1)(f), 2.1(1)(h), 4.1(d) or 4.1(e) (or any analogous Schedules) to any Canadian Security Agreement, in each case so as to make the information set forth therein accurate and complete as of the date of such certificate, or (y) to the extent that any such information is no longer accurate and complete as of such date, list in reasonable detail all information necessary to make all such Schedules and Annexes accurate and complete (as which time such Schedules and/or such Annexes, as the case may be, shall be deemed modified to reflect such information).  To the extent that Holdings’ or the Borrower’s, as the case may be, annual report on Form 10-K contains any of the foregoing items, the Lenders will accept Holdings’ or the Borrower’s, as the case may be, report on Form 10-K in lieu of such items;

(b)           as soon as available and in any event within 45 days after the end of each fiscal quarter of Holdings or the Borrower, as applicable, (except the last fiscal quarter of any fiscal year) (i) Financial Statements as at the end of such period and for the fiscal year to date, together with a comparison to the Financial Statements for the same periods in the prior year, all in reasonable detail and duly certified by a Responsible Officer of Holdings or the Borrower, as applicable, as having been prepared substantially in accordance with GAAP (subject to the absence of footnotes and audit and normal year-end adjustments) and (ii) a compliance certificate signed by a Responsible Officer of the Borrower substantially in the form of Exhibit O, which certificate shall (A) include a schedule in form satisfactory to the Administrative Agent of the calculations used in determining, as of the end of such fiscal quarter, whether the Borrower was in compliance with the covenants set forth in Articles 7 and 8 of this Credit Agreement for such quarter (it being understood and agreed that if such certificate is delivered with respect to a fiscal quarter for which Sections 8.9, 8.10 and 8.11 are not being tested for a fiscal period ending on the last day of such fiscal quarter due to no Trigger Event having occurred, such certificate shall still provide the calculations for Sections 8.9, 8.10 and 8.11 as if a Trigger Event had occurred and such fiscal quarter were the last fiscal quarter of a

101

Test Period or, in the case of Section 8.11, the 13 consecutive fiscal month period tested thereunder ended on the last day of such fiscal quarter, but the certificate shall not be required to indicate whether or not the Borrower was in compliance with such covenants), and (B) either (x) certify that no changes are required to be made to any of Schedules VI or XI hereto, Annexes C, F, H, I, J or K of the U.S. Security Agreement, Annexes A through F of the U.S. Pledge Agreement or Schedules 2.1(1)(f), 2.1(1)(h), 4.1(d) or 4.1(e) (or any analogous Schedules) to any Canadian Security Agreement, in each case so as to make the information set forth therein accurate and complete as of the date of such certificate, or (y) to the extent that such information is no longer accurate and complete as of such date, list in reasonable detail all information necessary to make all such Schedules and Annexes accurate and complete (at which time such Schedules and/or such Annexes, as the case may be, shall be deemed modified to reflect such information).  To the extent that Holdings’ or the Borrower’s, as the case may be, quarterly report on Form 10-Q contains any of the foregoing items, the Lenders will accept Holdings’ or the Borrower’s, as the case may be, report on Form 10-Q in lieu of such items;

(c)           as soon as available and in any event within 30 days after the end of each fiscal month of the Borrower (except the last fiscal month of any fiscal quarter, with respect to which such reports shall be delivered within 45 days after the end of the fiscal month (other than the last quarter of the fiscal year, with respect to which such reports shall be delivered within 90 days after the end of the fiscal month)), a consolidated balance sheet for the Borrower and its consolidated Subsidiaries as at the end of such fiscal month and consolidated statements of operations and cash flows for the Borrower and its consolidated Subsidiaries for such fiscal month and for the fiscal year to date, together with a comparison to the consolidated balance sheet, statement of operations and statement of cash flows for the Borrower and its consolidated Subsidiaries for the same periods in the prior year, all in reasonable detail and duly certified by a Responsible Officer of the Borrower as having been prepared substantially in accordance with GAAP (subject to the addition of footnotes and audit and normal year-end adjustments);

(d)           not later than 60 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2005, monthly consolidated projections (in substantially the same form as the Projections) for Holdings and its Subsidiaries and for the Borrower and its Subsidiaries for the following fiscal year and annual projections for each subsequent fiscal year through and including the fiscal year in which the Maturity Date occurs;

(e)           upon request by the Administrative Agent at any time if a Default or Event of Default shall exist and in any event within 30 days after the end of each month (or more frequently if requested by the Administrative Agent in the exercise of its Permitted Discretion), a Borrowing Base certificate (the “Borrowing Base Certificate”) in substantially the form of Exhibit P, duly completed, as of the last day of such month (or such other date as the Administrative Agent may specify in such request) and certified by a Responsible Officer of the Borrower and subject only to adjustment upon completion of the normal year-end audit.  In addition, each Borrowing Base Certificate shall have attached to it such additional schedules and/or other information, including monthly aging reports, as the Administrative Agent may reasonably request;

(f)            as soon as possible after the end of each calendar month, but in any event not later than 30 days after the end of such month (or more frequently as the Administrative

102

Agent may reasonably request), (A) a certificate setting forth the Average Rental Rate as of the end of the immediately preceding month, (B) a certificate setting forth the Average Lease Term as of the last day of the immediately preceding fiscal month, (C) the Utilization as of the end of the immediately preceding month and the average Utilization for the 13 months then last ended (calculated by taking the average of the Utilization for each of such 13 months then last ended), and (D) the average age of all Rental Equipment not constituting storage units (taken as a whole) and the average age of all Rental Equipment constituting storage units (taken as a whole), in each case as of the end of the immediately preceding month;

(g)           promptly and in any event within five Business Days after becoming aware of the occurrence of any event which constitutes a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of the Borrower specifying the nature thereof and the Borrower’s proposed response thereto, each in reasonable detail;

(h)           promptly following the request of the Administrative Agent, a comparison of consolidated actual results of operations, cash flow and Capital Expenditures for the Borrower and its Subsidiaries for the fiscal month most recently ended and for the period from the beginning of the current fiscal year through the end of such fiscal month with amounts projected for such fiscal month and for the period from the beginning of the current fiscal year through the end of such fiscal month pursuant to the Latest Projections;

(i)            promptly upon the earlier of the delivery, filing or making thereof, written notice to the Administrative Agent (which notice shall include, where applicable, the hyperlink thereto) that a 10-K, 10-Q, 8-K, proxy statement, annual report, quarterly report, registration statement or other filing or communication by Holdings, the Borrower or any of their respective Subsidiaries to holders of its publicly traded securities or the Securities and Exchange Commission or any successor thereto (the “SEC”) from time to time pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, has been delivered, filed or made;

(j)            promptly and in any event within five Business Days after becoming aware of the occurrence of any of the following events, the Borrower will provide the Administrative Agent with notice of such event (and copies of relevant documents if requested):

(i)            any Material Contract of Holdings, the Borrower or any of their respective Subsidiaries is terminated or amended or any new Material Contract is entered into which is reasonably likely to have an adverse effect on the Lenders (in which event the Borrower shall provide the Administrative Agent with a copy of such Material Contract); or

(ii)           any of the material terms (other than price) upon which material suppliers of the Borrower or any of its Subsidiaries do business with the Borrower or such Subsidiary are changed or amended the results of which are reasonably likely to have a Material Adverse Effect; or

(iii)          any order, judgment or decree in excess of $2,500,000 (after reasonably expected insurance and indemnity recovery) shall have been entered against Holdings,

103

the Borrower or any of their respective Subsidiaries or any of their respective properties or assets; or

(iv)          any notification of violation of any Requirement of Law shall have been received by Holdings, the Borrower or any of their respective Subsidiaries from any Governmental Authority the results of which could reasonably be expected to have a Material Adverse Effect;

(k)           (A) within 60 days after the end of each fiscal year of the Borrower a new appraisal (satisfactory to the Administrative Agent) of the Rental Equipment of the Borrower and the Subsidiary Guarantors (on a scope substantially similar to the scope of the appraisal of the Rental Equipment of the Borrower and the Subsidiary Guarantors conducted by Daley Hodkin delivered to the Administrative Agent in February 2005) performed by a third party and on a valuation basis acceptable to the Administrative Agent and (B) within 60 days after the occurrence of a Trigger Event, an update on a desk top basis of the appraisal most recently delivered pursuant to preceding clause (A), provided that, so long as no Default or Event of Default exists, the Borrower shall not be required to provide more than one such update in any calendar year, provided further that if a Default or an Event of Default has occurred and is continuing the Administrative Agent shall be permitted to request an update on a physical inspection basis at any time;

(l)            at the request of the Administrative Agent (but, so long as no Default or Event of Default has occurred and is continuing, in no event more frequently than semi-annually), an update of the collateral examination report delivered to the Lenders pursuant to Section 5.1(r) in form and substance reasonably satisfactory to the Administrative Agent;

(m)          Environmental Matters.  Promptly after any officer of Holdings or the Borrower obtains knowledge thereof, notice of one or more of the following environmental matters which could reasonably be expected to have a Material Adverse Effect:

(i)            any material pending or threatened Environmental Claim against Holdings, the Borrower or any of their respective Subsidiaries or any Real Property owned, leased or operated by Holdings, the Borrower or any of their respective Subsidiaries;

(ii)           any condition or occurrence on or arising from any Real Property owned, leased or operated by Holdings, the Borrower or any of their respective Subsidiaries that (a) results in material noncompliance by Holdings, the Borrower or any of their respective Subsidiaries with any applicable Environmental Law or (b) could be expected to form the basis of a material Environmental Claim against Holdings, the Borrower or any of their respective Subsidiaries or any such Real Property;

(iii)          any condition or occurrence on any Real Property owned, leased or operated by Holdings, the Borrower or any of their respective Subsidiaries that could be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Holdings, the Borrower or any of their respective Subsidiaries of such Real Property under any Environmental Law; and

104

(iv)          the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Holdings, the Borrower or any of their respective Subsidiaries as required by any Environmental Law or any governmental, regulatory or other administrative agency; provided, that in any event the Borrower shall deliver to each Lender all notices received by Holdings, the Borrower or any of its Subsidiaries from any government or governmental, regulatory or administrative agency under, or pursuant to, CERCLA or any other Environmental Law which identify Holdings, the Borrower or any of their respective Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify Holdings, the Borrower or any of their respective Subsidiaries of potential liability under CERCLA or any other Environmental Law.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings’ or the Borrower’s response thereto; and

(n)           from time to time, such further information, including customer address lists, regarding the Collateral, business affairs and financial condition of Holdings, the Borrower and/or each of their respective Subsidiaries as the Administrative Agent may reasonably request.

Notwithstanding anything to the contrary contained in clause (f) of this Section 7.1, the information delivered to the Administrative Agent pursuant to sub-clauses (C) and (D) of Section 7.1(f) shall only be delivered to those Lenders which have requested same from the Administrative Agent in writing and delivered a copy of such request to the Borrower.

7.2           Real Estate Appraisals.  In the event that the Administrative Agent or the Required Lenders at any time after the Effective Date determine in its or their good faith discretion (as a result of events or circumstances affecting the Administrative Agent or the Required Lenders after the Effective Date) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order (any such appraisal a “Required Appraisal”) are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 120 days after receiving written notice thereof from the Administrative Agent or the Required Lenders, as the case may be, such Required Appraisals shall be delivered, at the expense of the Borrower, to the Administrative Agent, which Required Appraisals, and the respective appraiser, shall be satisfactory to the Administrative Agent.

7.3           Corporate Franchises.  Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights and authority to do business, provided that transactions permitted by Section 8.1 will not constitute a breach of this Section 7.3, and provided further that none of Holdings, the Borrower or any of their respective Subsidiaries shall be required to preserve any material right or authority to do business if such Person shall reasonably determine that such preservation is no longer desirable in the ordinary course of business, and the loss thereof could not reasonably be expected to have a Material Adverse Effect.

105

7.4           Compliance with Statutes, etc.  (a)  Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable Environmental Laws) except to the extent non-compliance (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.  None of Holdings, the Borrower or any of their respective Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any of its Real Property, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except to the extent the failure to comply with the foregoing requirements, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  If required to do so under any applicable Environmental Law, Holdings and the Borrower agree to undertake, and agree to cause each of their respective Subsidiaries to undertake, any cleanup, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property in accordance with, in all material respects, the requirements of all such applicable Environmental Laws and in accordance with, in all material respects, all applicable orders and directives of all governmental authorities; provided that none of Holdings, the Borrower or any of their respective Subsidiaries shall be required to take any such action where same is being contested by appropriate legal proceedings in good faith by Holdings, the Borrower or such Subsidiary.

(b)           At the request of the Administrative Agent or the Required Lenders at any time and from time to time when an Event of Default has occurred and is continuing, but in any event no more frequently than once a year with respect to any particular parcel of Real Property, the Borrower will provide, at the Borrower’s sole cost and expense, an environmental site assessment report or update concerning any Real Property of Holdings, the Borrower or any of their respective Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or release of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided, however, no such request may be made unless the Administrative Agent or the Required Lenders reasonably believe that (i) Holdings, the Borrower or any of their respective Subsidiaries is in material noncompliance with any Environmental Law with respect to such Real Property and such noncompliance is reasonably likely to result in a liability of Holdings, the Borrower and any of their respective Subsidiaries in excess of $5,000,000 (after expected insurance and indemnity recovery) in the aggregate or (ii) an Event of Default is in existence.  If the Borrower fails to provide the same after 60 days’ written notice, the Administrative Agent may order the same, and Holdings and/or the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their agents access to such Real Property at all reasonable times and without unreasonably interfering with the Borrower’s operations and specifically grants the Administrative Agent and the Lenders an irrevocable nonexclusive license, subject to the rights of tenants, to undertake such an assessment all at the Borrower’s sole expense.

7.5           ERISA.  As soon as possible and, in any event, within twenty days after Holdings, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower or its designee will deliver to the Administrative Agent a certificate of the chief financial officer of the Borrower

106

setting forth the full details as to such occurrence and the action, if any, that Holdings, the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, any other Governmental Authority with respect to Plans or Foreign Pension Plans, a Plan or Foreign Pension Plan participant or the Plan or Foreign Pension Plan administrator with respect thereto:  that a Reportable Event (or similar event with respect to a Foreign Pension Plan) has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following thirty days or similar occurrence with respect to a Foreign Pension Plan; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or similar occurrence with respect to a Foreign Pension Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan or Foreign Pension Plan has been or may be reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA or a similar provision of applicable law; that a Plan subject to Title IV of ERISA or a Foreign Pension Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans and Foreign Pension Plans subject to Title IV of ERISA or a similar provision of applicable law, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Effective Date by $250,000; that proceedings may be or have been instituted to terminate a Plan or a Foreign Pension Plan or appoint a trustee to administer a Plan or a Foreign Pension Plan which is subject to Title IV of ERISA or a similar provision of applicable law; that a proceeding has been instituted pursuant to Section 515 of ERISA or a similar provision of applicable law to collect a delinquent contribution to a Plan or a Foreign Pension Plan; that Holdings, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate will or may be reasonably expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or from a Foreign Pension Plan under a similar provision of applicable law or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or from a Foreign Pension Plan under a similar provision of applicable law or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code or a similar provision of applicable law) under Section 4980B of the Code or a similar provision of applicable law; or that Holdings, the Borrower or any of their respective Subsidiaries may be reasonably expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA or a similar provision of applicable law) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or any other applicable continuation of coverage laws or regulations) or any Plan or any Foreign Pension Plan in addition to the liability that existed on the Effective Date to any

107

such plan or plans.  The Borrower will deliver to each of the Lenders (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series or otherwise in the form prescribed by the applicable Governmental Authority) of each Plan that is a defined benefit plan as defined in Section 3(35) of ERISA or Foreign Pension Plan under a similar provision of applicable law (including, to the extent required, the related financial and actuarial statements and opinions and other schedules) required to be filed with the Internal Revenue Service or any other applicable Governmental Authority and (ii) copies of any material records, documents or other information that must be furnished to the PBGC or any other applicable Governmental Authority with respect to any Plan pursuant to Section 4010 of ERISA or other applicable under law.  In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other applicable Governmental Authority, and any material notices received by Holdings, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate with respect to any defined benefit plan as defined in Section 3(35) of ERISA shall be delivered to the Lenders no later than ten days after the date such annual report has been filed with the Internal Revenue Service or any other applicable Governmental Authority or such records, documents and/or information has been furnished to the PBGC or any other applicable Governmental Authority or such notice has been received by Holdings, the Borrower, such Subsidiary or the ERISA Affiliate, as applicable.

7.6           Good Repair.  Each of Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, use its best efforts to provide that its material properties and equipment used or useful in its business (including Rental Equipment) in whomsoever’s possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted and, subject to Section 8.4, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto.

7.7           Books and Records.  Each of Holdings and the Borrower agrees to maintain, and to cause each of their respective Subsidiaries to maintain, books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice, and agrees that such books and records will reflect the Lenders’ interest in its Accounts.  Holdings and the Borrower agree that the Collateral Agent or its agents may enter upon the premises of Holdings, the Borrower or any of their respective Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all upon the occurrence and during the continuance of an Event of Default, for the purposes of (i) inspecting the Collateral, (ii) inspecting and/or copying (at the Borrower’s expense) any and all records pertaining thereto, (iii) discussing the affairs, finances and business of Holdings or the Borrower or any of their respective Subsidiaries with any officers, employees and directors of Holdings or the Borrower or with Auditors (it being understood that Holdings or the Borrower shall be entitled to have a representative present at any such discussions) and (iv) verifying Eligible Accounts Receivable and/or Eligible Rental Equipment.  The Borrower shall give the Collateral Agent fifteen days prior written notice of any change in the location of any facility owned or leased by Holdings or the Borrower or any of their respective Subsidiaries where Collateral is located or in the location of its chief executive office or place of business from the locations specified in Schedule VI, and to execute in advance of such change, cause to be filed and/or delivered to the Collateral Agent any financing statements, Collateral Access Agreements

108

or other documents required by the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent.  The Borrower agrees to advise the Administrative Agent promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of more than 10% (measured by net book value) of the Collateral, or any event (other than a change in price) which could have a material adverse effect on the value of more than 10% (measured by net book value) of the Collateral or on the security interests granted to the Collateral Agent, on behalf of the Lenders therein.

7.8           Collateral Records.  Each of Holdings and the Borrower agree to execute and deliver, and to cause each of their respective Subsidiaries to execute and deliver, to the Collateral Agent, from time to time, solely for the Collateral Agent’s convenience in maintaining a record of the Collateral, such written statements and schedules as the Collateral Agent may reasonably require, including, without limitation, those described in Section 7.1 of this Credit Agreement, designating, identifying or describing the Collateral pledged or granted to the Collateral Agent (for the benefit of the Lenders) under the Collateral Documents.  The failure by Holdings, the Borrower or any of their respective Subsidiaries, however, to promptly give the Collateral Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Collateral Agent’s security interests (for the benefit of the Lenders) in the Collateral.

7.9           Security Interests.  Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries to, defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein other than claims or demands pursuant to the Credit Documents.  Subject to Section 11.19, Holdings and the Borrower shall comply, and shall cause each of their respective Subsidiaries to comply, with the requirements of all state, federal and foreign laws in order to grant to the Collateral Agent (for the benefit of the Lenders) valid and perfected first priority security interests in the Collateral, subject to Existing Liens and to any other Permitted Liens, in each instance, which pursuant to operation of law are prior to the perfected security interests created under the Collateral Documents.  The Collateral Agent is hereby authorized by Holdings and the Borrower to file or register any UCC and PPSA financing statements or similar instrument and amendments thereto, whether or not the signatures of Holdings or the Borrower or any of their respective Subsidiaries appears thereon, that (i) indicate the Collateral (A) as “all assets” of such Person, or words of similar effect, regardless of whether any particular asset included in the Collateral falls within the scope of Article 9 of the UCC or the PPSA, or (B) as being of an equal or lesser scope or with greater detail and (ii) contain any other information required by, inter alia, Part 5 of Article 9 of the UCC or the PPSA for the sufficiency or filing office acceptance of any financing statement or similar instrument or amendment, including (A) whether such Person is an organization, the type of organization, any organization identification number issued to such Person, and any employer or taxpayer identification number issued to such Person and (B) in the case of a financing statement filed or registered as a fixture filing or indicating any Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which such Collateral relates.  Each of Holdings and the Borrower agrees to furnish any such information to the Collateral Agent promptly upon request.  Each of Holdings and the Borrower also ratifies its authorization for each of the Collateral Agent to file or register any like financing statements or similar instruments or amendments thereto if filed prior to the date hereof.

109

7.10         Insurance; Casualty Loss.  Holdings and the Borrower agree to maintain, and to cause each of their respective Subsidiaries to maintain, public liability insurance, flood insurance, third party property damage insurance and replacement value (or such higher coverage as the Borrower may obtain) insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks in at least such amounts and against at least such risks as are described on Schedule XII or, with respect to any lesser coverages (whether as to the amount or scope of coverage), as are at all times satisfactory to the Administrative Agent in its commercially reasonable judgment.  All policies covering the Collateral are to name the Collateral Agent as an additional insured and the Collateral Agent as loss payee in case of loss, as its interests may appear, and are to contain such other provisions as the Administrative Agent may reasonably require to fully protect the Administrative Agent’s, the Collateral Agent’s and the Lenders’ interest in the Collateral and to any payments to be made under such policies.  The Borrower shall provide written notice to the Administrative Agent of the occurrence of any of the following events within ten Business Days after the occurrence of such event: any Collateral is (i) damaged or destroyed, or suffers any other loss, or (ii) condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such Collateral or to materially diminish its marketability (collectively, a “Casualty Loss”), and in either case either (x) a Default or an Event of Default has occurred and is continuing or (y) the amount of the damage, destruction, loss or diminution in value is in excess of $5,000,000.  With respect to each Casualty Loss, the Borrower may, in its sole discretion, either apply such amounts (x) to the payment of the outstanding Term Loans in accordance with the requirements of Section 2.5(g)(iii) or (y) to repair or replace the assets subject to the Casualty Loss or to purchase other assets of the same or similar type as those for which the Borrower or other applicable Credit Party received such insurance proceeds (although in the event that a Default or an Event of Default then exists, such amount shall be applied to repay outstanding Term Loans in accordance with Section 2.5(l) and, if required in accordance with the terms thereof, to reduce the Total Revolving Credit Commitments in accordance with Section 2.5(e)(v)).  Holdings, the Borrower and/or the respective Subsidiary shall diligently file and prosecute their claim or claims for any award or payment in connection with a Casualty Loss.  In the event of a Casualty Loss, if a Default or Event of Default has occurred and is continuing, the Borrower shall pay to the Collateral Agent, promptly upon receipt thereof, any and all net insurance proceeds and payments received by Holdings, the Borrower or any of their respective Subsidiaries on account of damage, destruction, loss, condemnation or eminent domain proceedings, which proceeds shall be applied as provided in the last parenthetical of the preceding sentence or as otherwise determined by the Required Lenders in their sole discretion).  After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such Casualty Loss shall be made without the consent of the Collateral Agent and (ii) the Collateral Agent may participate in any such proceedings and the Borrower shall deliver to the Collateral Agent such documents as may be requested by the Collateral Agent to permit such participation and shall consult with the Collateral Agent, its attorneys and agents in the making and prosecution of such claim or claims.  Each of Holdings and the Borrower hereby irrevocably authorizes and appoints the Collateral Agent its attorney-in-fact, after the occurrence and during the continuance of an Event of Default, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and each of Holdings and the Borrower shall, upon demand of the

110

Collateral Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Collateral Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever, other than the right of Holdings or the Borrower to any insurance proceeds remaining after application thereof by the Collateral Agent as provided in this Section 7.10.

7.11         Taxes.  Each of Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, pay and discharge all federal income and other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, or payable by it pursuant to the Tax Sharing Agreements, in each case on a timely basis, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Holdings, the Borrower or of any of their respective Subsidiaries; provided, that none of Holdings, the Borrower or any of their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings diligently pursued if it has maintained adequate reserves (in the good faith judgment of the management of such Person) with respect thereto in accordance with GAAP and which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to any related Lien (if any).

7.12         End of Fiscal Years; Fiscal Quarters.  Each of Holdings and the Borrower will, for financial reporting purposes, cause (i) each of their, and each of their respective Subsidiaries’, fiscal years to end on December 31 of each year and (ii) each of their and each of their respective Subsidiaries’, fiscal quarters to end on dates consistent therewith.

7.13         Further Assurances.  (a)  Holdings and the Borrower shall take, and shall cause each of their respective Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Collateral Agent may at any time reasonably determine to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Collateral Agent on the Collateral including, without limitation, (i) filing or registering notices of liens, UCC and PPSA financing statements and amendments, renewals and continuations thereof, (ii) obtaining, providing or making notations of security interests upon Unit Certificates, (iii) cooperating with the Collateral Agent’s representatives, keeping stock records, obtaining waivers from landlords and from warehousemen and their landlords and (iv) paying claims which might, if unpaid, become a Lien on the Collateral other than a Permitted Lien.  Furthermore, Holdings and the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 7.13 has been complied with.  Notwithstanding anything to the contrary contained in this Section 7.13, the Collateral Agent shall not (except in the circumstances described in the second and third sentences of Section 11.19) request that the Borrower obtain or provide any Unit Certificates with respect to any Non-Qualified Units unless an Event of Default has occurred and is continuing; provided that if any Unit Certificates are obtained, a notation of the Collateral Agent’s security interest shall be made thereon as required by Section 7.18(b).  All actions required to be taken pursuant to this Section 7.13, as well as pursuant to Section 11.19, shall be at the cost and expense of the Borrower.

111

(b)           Within 90 days following the acquisition of any Real Property owned by the Borrower or any Subsidiary Guarantor, having a fair market value equal to or greater than $2,000,000, the Borrower will, or cause the respective Subsidiary Guarantor to, grant to the Collateral Agent for the benefit of the Secured Creditors, a Mortgage on any such Real Property.  Each such Mortgage shall be granted pursuant to documentation substantially similar to the Mortgages (as defined in the Existing Credit Agreement) executed under the Existing Credit Agreement as amended or to be amended, if applicable, to reflect the terms of this Credit Agreement (with such modifications as may be appropriate in consideration of the State in which such Real Property is located) and shall constitute a valid and enforceable perfected mortgage Lien on the respective Real Property superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Encumbrances.  Each such Mortgage and all instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to such Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full.  In connection with the delivery of any such Mortgage pursuant to this Section 7.13(b), the Borrower shall deliver, or cause to be delivered (in each case within the above-mentioned 90 day period), (i) a Mortgage Policy on the Mortgage on such Real Property issued by a title insurance company reasonably satisfactory to the Collateral Agent and assuring the Collateral Agent that such Mortgage is a valid and enforceable first priority mortgage lien on such Real Property free and clear of all defects and encumbrances except Permitted Encumbrances, and such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and shall include, as appropriate, an endorsement for future advances under this Credit Agreement and the Notes and for any other matter that the Collateral Agent in its discretion may reasonably request, shall not include an exception for mechanics’ liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request; (ii) a survey of such Real Property, in form and substance reasonably satisfactory to the Collateral Agent, certified by a licensed professional surveyor reasonably satisfactory to the Collateral Agent and of a date reasonably acceptable to the Collateral Agent, and (iii) opinions of counsel from counsel, and in form and substance, reasonable satisfactory to the Administrative Agent.

7.14         Maintenance of Separateness.  Each Credit Party will, and will cause each of its Subsidiaries to, satisfy customary corporate and organizational formalities, including the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records.  The Credit Parties shall take all actions as may be required to maintain an executive committee for the Unit Subsidiary with at least one member that is not and, at all times during the one-year period immediately preceding the time of initial appointment of such member to such executive committee, was not an employee, officer, director, shareholder, or partner of the Borrower or any of its Affiliates or any other Person prohibited under the Unit Subsidiary’s Governing Documents to be such member.  In dealing with their respective creditors, none of Holdings, the Borrower or any of their respective Subsidiaries shall act in a manner which would cause its creditors to believe that any such Person was not a separate corporate entity from the other such Persons.  Without limiting the foregoing, the consolidated financial statements of each of Holdings and the Borrower shall, through appropriate footnote disclosure, indicate the assets from time to time held by the Unit Subsidiary, as opposed to Holdings or the Borrower, as the case may be, and their other Subsidiaries.  Furthermore, no Credit Party nor any of its

112

Subsidiaries shall take any action, or conduct its affairs in a manner, which would be reasonably likely to result in the separate existence of the Unit Subsidiary being ignored, or in the assets and liabilities of the Unit Subsidiary being substantively consolidated with those of any of Holdings, the Borrower or any of their respective Subsidiaries (other than the Unit Subsidiary) in a bankruptcy, reorganization or other insolvency proceeding.  Finally, the Credit Parties shall not permit the Unit Subsidiary to voluntarily incur any liabilities other than (i) the Unit Subsidiary’s Subsidiaries Guaranty, (ii) the guaranty by the Unit Subsidiary of the Senior Unsecured Notes, the Senior Secured Notes and the Indebtedness permitted under Section 8.3(n), in each instance, to the extent permitted under Sections 8.3(d), (l) and (n), respectively, and (iii) liabilities under the Unit Subsidiary Management Agreement, the Master Lease Agreements and the Custodian Agreement.

7.15         Collateral Access Agreements.  The Borrower shall exercise reasonable good faith efforts to obtain and deliver to the Administrative Agent, such Collateral Access Agreements with respect to Rental Equipment locations for which no Collateral Access Agreement was delivered to the Administrative Agent on or prior to the Initial Borrowing Date and shall exercise reasonable good faith efforts to obtain and deliver such other Collateral Access Agreements as may be requested by the Administrative Agent from time to time (such Collateral Access Agreements to be so delivered to the Administrative Agent promptly upon request and in any event, within 90 days after the respective request has been made); provided that, notwithstanding the foregoing, the Borrower, in obtaining the Collateral Access Agreements required under this Section 7.15, shall not be obligated to make significant payments to landlords or alter the respective lease terms with respect to any Rental Equipment locations in any way which is materially adverse to the Borrower.

7.16         New Subsidiaries.  To the extent Holdings, the Borrower or any of their respective Subsidiaries creates or acquires any Wholly-Owned Domestic Subsidiary or Wholly-Owned Canadian Subsidiary after the Initial Borrowing Date in accordance with the other provisions of this Credit Agreement, each such Wholly-Owned Subsidiary shall be required (i) in the case of any such Wholly-Owned Domestic Subsidiary, to become a party to the U.S. Subsidiaries Guaranty, the U.S. Pledge Agreement and the U.S. Security Agreement, in any such case by executing counterparts of the U.S. Subsidiary Joinder Agreement in the form of Exhibit N and taking the actions specified therein, and (ii) in the case of any such Wholly-Owned Canadian Subsidiary, to execute and deliver a Canadian Subsidiaries Guaranty and a Canadian Security Agreement.  In connection with the foregoing, to the extent requested by the Administrative Agent or the Collateral Agent, the Borrower shall be required to cause to be delivered such relevant documentation (including opinions of counsel) of the type described in Section 5.1 as the respective Subsidiary would have delivered if it were a Credit Party on the Initial Borrowing Date.

7.17         Permitted Acquisitions.  (a)  Subject to the provisions of this Section 7.17 and the requirements contained in the definition of Permitted Acquisition, Holdings, Unrestricted Subsidiaries, the Borrower and the Borrower’s Wholly-Owned Subsidiaries (other than the Unit Subsidiary) may from time to time after the Initial Borrowing Date effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition):  (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or

113

immediately after giving effect thereto; (ii) the Borrower shall have given the Administrative Agent at least 10 Business Days’(five (5) Business Days’ in the case of a Permitted Acquisition by Holdings or an Unrestricted Subsidiary) prior written notice of any Permitted Acquisition; (iii) the Borrower shall certify, and the Administrative Agent shall have been satisfied in its reasonable discretion that, to the best of the Borrower’s knowledge, the proposed Permitted Acquisition could not reasonably be expected to result in materially increased tax, ERISA, environmental or other liabilities with respect to Holdings, the Borrower or any of the Borrower’s Subsidiaries; (iv) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (v) the Borrower provides to the Administrative Agent and the Lenders as soon as available but not later than five Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition; (vi) no proceeds of Revolving Loans may be used to pay the purchase price or any other amounts related to Permitted Acquisitions (whether by direct acquisition by the Borrower or any of the Borrower’s Wholly-Owned Subsidiaries (other than the Unit Subsidiary) or by distributing cash to Holdings to enable Holdings or any of the Unrestricted Subsidiaries to make such Permitted Acquisition) except that (A) $100,000,000 in the aggregate of proceeds of Revolving Loans may be used in any fiscal year of the Borrower for such purpose (including, subject to Section 8.6, by distributing cash to Holdings for such purpose), but only if for each instance of any such use of proceeds of Revolving Loans (1) (x)  Average Excess Availability for the period of 60 consecutive days (or such lesser number of consecutive days as may have elapsed from the Effective Date) ending on (and including) the day on which such Permitted Acquisition is consummated, on a pro forma basis as if such Permitted Acquisition (and any Credit Events to occur in connection therewith) had occurred on the first day of such 60 (or lesser, as the case may be) day period, is greater than or equal to $75,000,000 and (y) Excess Availability is greater than $75,000,000 on the date of consummation of such Permitted Acquisition after giving effect to such Permitted Acquisition and any Credit Events in connection therewith and (2) the Senior Secured Leverage Ratio for the four consecutive fiscal quarter period of the Borrower (taken as one accounting period) most recently ended prior to the date of the consummation of such Permitted Acquisition for which Financial Statements were required to be delivered pursuant to Section 7.1(a) or (b), on a pro forma basis as if such Permitted Acquisition and any Credit Events in connection therewith had occurred on the first day of such period, is less than 3.50:1.00; and (B) in addition to the amount of proceeds of Revolving Loans permitted under clause (A) above, an additional $100,000,000 in the aggregate of proceeds of Revolving Loans may be used during the term of this Credit Agreement for such purpose (including, subject to Section 8.6, by distributing cash to Holdings for such purpose) so long as the Average Excess Availability and Excess Availability tests in clauses (A)(1)(x) and (y) above are satisfied therefore (except that the $75,000,000 amounts referenced in such clauses shall instead be $65,000,000 amounts); and (vii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (iv), inclusive, containing the Senior Secured Leverage Ratio calculation required by the preceding clause (vi)(A)(2) (if applicable) and setting forth (x) the aggregate

114

amount of proceeds of Revolving Loans to be used to pay the purchase price and any other amounts related to such Permitted Acquisition, (y) the aggregate amount of proceeds of Revolving Loans used to pay the purchase price and any other amounts related to all other Permitted Acquisitions consummated since the Effective Date and (z) the aggregate amount of proceeds of Revolving Loans used to pay the purchase price and any other amounts related to all Permitted Acquisitions consummated during such fiscal year.  Notwithstanding the foregoing, no greater than $50,000,000 in the aggregate of proceeds of Revolving Loans may be used pursuant to clause (vi)(A) of the immediately preceding sentence in any fiscal year of the Borrower to pay the purchase price or any other amounts related to (x) any Permitted Acquisitions by Holdings or any Unrestricted Subsidiaries or (y) any Permitted Acquisitions by the Borrower or any of the Borrower’s Wholly-Owned Subsidiaries with respect to acquisition of assets located outside the United States and Canada or of any Person that, as a result of such acquisition, shall become a Non-Canadian Foreign Subsidiary of the Borrower.

(b)           At the time of each Permitted Acquisition (x) involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person (in each case by a Credit Party, or a Person that is required to be a Credit Party pursuant to this Credit Agreement), all capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the respective Pledge Agreement (although in the case of an acquisition of any Subsidiary or Person which, after giving effect thereto, becomes a Non-Canadian Foreign Subsidiary, if the granting of a pledge of more than 66-2/3% of the voting capital stock or voting equity interests of such Non-Canadian Foreign Subsidiary would give rise to “deemed dividend” tax consequences under Section 956 of the Code, then not more than 65% of the outstanding voting capital stock or equity interests (plus 100% of the non-voting capital stock or equity interests) shall be required to be pledged to the Collateral Agent pursuant to the relevant Pledge Agreement) and/or (y) involving the acquisition of any Units, whether directly or by the acquisition of a Subsidiary which owns such Units (but not in the event such Units are acquired by, or such acquired Subsidiary constitutes, a Non-Canadian Foreign Subsidiary), the provisions of Section 7.18 shall be complied with at the time of the consummation of the respective Permitted Acquisition.

(c)           The Borrower shall cause each Subsidiary (other than a Non-Canadian Foreign Subsidiary) which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Section 7.16, to the satisfaction of the Administrative Agent.

7.18         Unit Subsidiary; Provisions Relating to Units; etc.  (a)  Holdings and the Borrower shall at all times cause the Unit Subsidiary to be a Wholly-Owned Domestic Subsidiary of the Borrower.  Each of Holdings and the Borrower shall take all action so that all Non-Qualified Units (other than storage containers) at any time owned or acquired by Holdings, the Borrower or any of their respective Domestic Subsidiaries (other than the Unit Subsidiary), or which are owned or acquired by any Subsidiary of Holdings (other than the Unit Subsidiary) and are located in the United States of America or any State or territories thereof, are (or have been) on or prior to the Effective Date (or, if acquired thereafter, within five Business Days after the end of the month in which such acquisition occurred) contributed as a capital contribution to the equity of the Unit Subsidiary.  As a result of the requirements of the immediately preceding

115

sentence, all Non-Qualified Units (other than storage containers) at any time held by Holdings or the Borrower and their respective Subsidiaries (other than Units located outside the United States of America and the States and territories thereof which are owned by Foreign Subsidiaries), shall be transferred to the Unit Subsidiary, which shall be the exclusive owner thereof.

(b)           With respect to all Certificated Units at any time acquired by Holdings, the Borrower or any of their Subsidiaries after the date hereof, Holdings and the Borrower shall take, or cause to be taken, all action as is necessary so that, in any event within 30 days after any such acquisition of Certificated Units the security interest of the Collateral Agent therein is noted on the certificate of title issued with respect to the respective Unit.

7.19         Use of Proceeds.  The Borrower will use the proceeds of the Revolving Loans only as provided in Section 6.5.

7.20         Rental Equipment; Business of the Credit Parties.  (a)  All Rental Equipment owned by the U.S. Credit Parties shall at all times be held for sale or lease by the respective U.S. Credit Party that owns such Rental Equipment and such U.S. Credit Party shall at all times be in the business of selling goods of that kind.

(b)           All Rental Equipment owned by the Canadian Subsidiary Guarantors shall at all times (i) be held for sale or lease, or shall have been leased, by the respective Canadian Subsidiary Guarantor that owns such Rental Equipment or (ii) be furnished (or held to be furnished) under a contract of service.

7.21         Ownership of Rental Equipment.  All Rental Equipment (x) located in the United States or any State thereof shall at all times be owned by the Borrower or a U.S. Subsidiary Guarantor organized under the laws of a State of the United States and (y) all Rental Equipment located in Canada shall at all times be owned by a Canadian Subsidiary Guarantor organized under the laws of a Qualified Canadian Jurisdiction.

7.22         No Permitted Units Financing or Attributable Debt.  Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, incur or have outstanding any Indebtedness of the type described in Section 6.30.

7.23         Repayment of Senior Unsecured Notes.      Holdings and the Borrower shall cause the Senior Unsecured Notes to be repaid in full at least 90 days prior to their scheduled maturity with any or a combination of (1) proceeds from the Holdings IPO or any other equity or debt offering by Holdings not prohibited by this Credit Agreement, (2) unsecured debt permitted under Section 8.3(n) or (3) subject to satisfaction of the requirements of Section 8.13(i)(B)(3), proceeds of Revolving Loans.

ARTICLE 8

Negative Covenants

Subject to Section 1.5 and Section 11.19, each of Holdings and the Borrower hereby covenants and agrees that as of the Effective Date, and thereafter, for so long as this Credit Agreement is in effect and until the Total Commitments have terminated, no Letter of

116

Credit or Notes are outstanding and the Loans and Letter of Credit Obligations, together with interest, Fees, Expenses and all other Obligations then due and payable are paid in full:

8.1           Consolidation, Merger, Sale or Purchase of Assets, etc.  Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person or agree to do any of the foregoing at any future time pursuant to a binding agreement, except that the following shall be permitted:

(a)           (i) Capital Expenditures made by the Borrower and its Domestic Subsidiaries and Canadian Subsidiaries (including the purchase of assets in the form of additional Rental Equipment) to the extent within the limitations set forth in Section 8.4 and (ii) Capital Expenditures made by the Borrower’s Non-Canadian Foreign Subsidiaries;

(b)           the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 8.5 and Dividends permitted pursuant to Section 8.6;

(c)           (i) any Domestic Subsidiary of the Borrower (excluding the Unit Subsidiary) may be merged or consolidated with or into, or be liquidated into, the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower (excluding the Unit Subsidiary) (so long as the Borrower or such Wholly-Owned Domestic Subsidiary of the Borrower is the surviving corporation), or all or any part of the business, properties and assets of any Domestic Subsidiary of the Borrower (excluding the Unit Subsidiary) may be conveyed, leased, sold or transferred to the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower (excluding the Unit Subsidiary except as required by this Credit Agreement), (ii) any Canadian Subsidiary of the Borrower may be merged or consolidated with or into, or be liquidated into, any Wholly-Owned Canadian Subsidiary of the Borrower (so long as such Wholly-Owned Canadian Subsidiary is the surviving corporation), or all or any part of the business, properties and assets of any Canadian Subsidiary of the Borrower may be conveyed, leased, sold or transferred to any Wholly-Owned Canadian Subsidiary of the Borrower or to the Borrower, (iii) any Non-Canadian Foreign Subsidiary may be merged or consolidated with or into, or be liquidated into, any Non-Canadian Foreign Subsidiary that is a Wholly-Owned Subsidiary (so long as such Wholly-Owned Subsidiary is the surviving corporation), or all or any part of the business, properties and assets of any Non-Canadian Foreign Subsidiary may be conveyed, leased, sold or transferred to any Non-Canadian Foreign Subsidiary that is a Wholly-Owned Subsidiary and (iv) all or any part of the capital stock of, or the business, property and assets of, any Foreign Subsidiary of the Borrower may be transferred (by way of Dividend) to the Borrower;

(d)           the sale, lease or disposal to third parties (not Holdings or any Subsidiary thereof) in the ordinary course of business of Inventory and Rental Equipment and the purchase, lease or other acquisition from third parties (not Holdings or any Subsidiary thereof) of equipment, Inventory and Rental Equipment in the ordinary course of business;

117

(e)           the sale or other disposition to third parties (not Holdings or any Subsidiary thereof) of obsolete or excess equipment in the ordinary course of business;

(f)            operating leases (and other leases or subleases) of property entered into or terminated in the ordinary course of business; provided that to the extent that any such lease or sublease, as the case may be, constitutes a Capital Lease, such lease or sublease, as the case may be, shall be permitted to be entered into under this Section 8.1(f) only if also permitted to be entered into under Section 8.3(b);

(g)           sales and leases to the Borrower of Non-Qualified Units from time to time held by the Unit Subsidiary pursuant to the Master Lease Agreements, provided that in the case of any such sale the respective Non-Qualified Units are contemporaneously sold to a third party as provided in Section 8.1(d);

(h)           the sale or return of automobiles and trucks which the Borrower and its Subsidiaries customarily replace periodically with substitute automobiles and trucks in the ordinary course of business;

(i)            the Borrower or any Subsidiary may, in the ordinary course of business, enter into licensing agreements with Persons for the use of intellectual property or other intangible assets, and settlements, permissions, consents to use, and similar arrangements concerning intellectual property or other intangible assets, provided that in the case of any such agreements, settlements, permissions, consents and similar arrangements to which any Credit Party is a party, such Credit Party uses reasonable commercial efforts to procure that each such license or other agreements is permitted to be assigned pursuant to the respective Security Agreement to which such Credit Party is a party and does not otherwise prohibit the granting of Lien therein by the respective Credit Party pursuant to such Security Agreement; provided, further, that notwithstanding anything to the contrary contained in this Section 8.1, the Borrower shall be permitted to license trade names and related intellectual property pursuant to the Trade Name License Agreement;

(j)            the abandonment or other disposition of intellectual property and other property that is, in the reasonable judgment of the Person owning such intellectual property and other property, no longer economically practicable to maintain or useful in the conduct of the business of such Person;

(k)           the sale of (i) approximately 7 acres located at Jackson Road east of Route 73, Berlin, New Jersey, (ii) approximately 2 acres located at 4015 Hawkins NE, Albuquerque, New Mexico, and (iii) approximately 6.5 acres located at 1625 Western Drive, West Chicago, Illinois;

(l)            in connection with the sale of any Rental Equipment to a third party as permitted by clause (d) above, the sale of Leases and conditional sales contracts relating to such Rental Equipment, in each case, in the ordinary course of business for fair market value to third parties; provided that in no event is any such sale with any recourse to the seller of such leases and/or conditional sales contracts except for (i) usual and customary warranties in connection with the sale of the respective Rental Equipment or (ii) guaranties of the residual value of such

118

Leases so long as the amount of guarantees of the type described above in this clause (ii) (calculated taking the maximum potential liability thereunder) at no time outstanding exceeds $5,000,000 in the aggregate;

(m)          any Permitted Acquisitions (so long as the applicable requirements set forth in the definition of “Permitted Acquisitions” and in Section 7.17 are satisfied);

(n)           sales or other dispositions of assets to third parties (not Holdings or any Subsidiary thereof), in addition to the sales or dispositions permitted by the foregoing clauses (a) through (n), for fair market value not to exceed $5,000,000 in a fiscal year of the Borrower or $25,000,000 in the aggregate since the Effective Date; provided, however, that the Net Sale Proceeds therefrom are applied to the repayment of outstanding Loans to the extent required by Section 2.5(j);

(o)           the Credit Agreement Parties may enter into agreements to effect transactions which would result in a Change of Control on the terms and conditions set forth on Schedule XIII;

(p)           the Borrower and its Subsidiaries may make the following sales and dispositions of Rental Equipment if in the ordinary course of business: (i) if any Rental Equipment is being moved in the ordinary course of business from the United States of America or a State thereof to Canada or a Qualified Canadian Jurisdiction (for use in said jurisdiction), the Borrower or the respective Qualified Credit Party which owns such Rental Equipment may sell or transfer the respective Rental Equipment to a Canadian Subsidiary Guarantor, (ii) if any Rental Equipment is being moved in the ordinary course of business from Canada or a province thereof to the United States of America or a State thereof, the respective Canadian Subsidiary which owns such Rental Equipment may sell or transfer the respective Rental Equipment to the Borrower (which shall transfer same to the Unit Subsidiary if, and to the extent, required by Section 7.18) or the Unit Subsidiary and (iii) Non-Canadian Foreign Subsidiaries may sell or transfer assets to any other Non-Canadian Foreign Subsidiary which is a Wholly-Owned Subsidiary; and

(q)           sales or contributions of Rental Equipment by the Borrower or any Domestic Subsidiary of the Borrower to Williams Scotsman Mexico, S. de R.L. de C.V. or WS Servicios de Mexico S. de R.L. de C.V. or their respective Subsidiaries (and contributions to such entities of accounts receivable resulting from such sales or forgiveness of such accounts receivable) in an aggregate amount not to exceed $5,000,000 in any fiscal year of the Borrower.

Notwithstanding anything to the contrary contained above, (x) in no event shall Holdings or the Borrower sell or otherwise dispose, or permit any of their respective Subsidiaries to sell or otherwise dispose, of any of their interests in any Subsidiary except as expressly permitted pursuant to preceding Section 8.1(c) and Section 8.6(i), (y) in no event shall the Unit Subsidiary be merged with or into or consolidated with or into any other Person or be liquidated and (z) in no event shall the Unit Subsidiary transfer any Non-Qualified Units or any interest therein (except (i) for the sale or lease thereof pursuant to the Master Lease Agreements, provided that in the case of any such sale the respective Non-Qualified Units are contemporaneously sold to a third party pursuant to Section 8.1(d) or (ii) pursuant to Section 8.1(q)) to Holdings, the

119

Borrower or any of their other Subsidiaries or any other Person.  To the extent the Required Lenders waive the provisions of this Section 8.1 with respect to the sale of any Collateral, or any Collateral is sold or transferred (by dividend, contribution or otherwise) as permitted by this Section 8.1, such Collateral in each case (so long as the Collateral is not being sold or transferred to Holdings (other than cash distributed to Holdings in accordance with the terms of this Credit Agreement), the Borrower or any of the Borrower’s Domestic Subsidiaries or Canadian Subsidiaries and Section 2.5(j), to the extent applicable, is complied with as to such Collateral) shall be sold or transferred free and clear of the Liens in favor of the Collateral Agent and the Lenders created by the Collateral Documents and the Collateral Agent shall take such actions as it deems appropriate in connection therewith or may be reasonably requested by the Borrower to evidence such Lien release, in each case at the Borrower’s expense.

8.2           Liens.  Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to (i) the capital stock of the Borrower or any of its Subsidiaries or (ii) any property or assets of any kind (real or personal, tangible or intangible) of Holdings, the Borrower or any of their respective Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings, the Borrower or any of their respective Subsidiaries, but excluding sales of Leases and conditional sales contracts relating to Rental Equipment, in either case with residual guarantees to the extent permitted under Section 8.1(l)) or assign any right to receive income, or file or register or permit the filing or registration of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute including the PPSA (other than precautionary filings covering leases of equipment), except Liens, sales and assignments described below (herein referred to as “Permitted Liens”):

(a)           Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without penalty or that are not yet due and payable or Liens for taxes being contested in good faith and by appropriate proceedings diligently pursued for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established and which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

(b)           Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law or which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlord’s Liens, Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods, and other similar Liens arising in the ordinary course of business, and (x) which, if any such property or asset is material, do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings diligently pursued, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

(c)           Liens created by or pursuant to this Credit Agreement or the other Credit Documents;

120

(d)           Liens existing on the Effective Date and listed on Schedule XIV hereto and renewals and extensions thereof so long as the principal amount of the Indebtedness secured thereby is not increased and no additional assets are encumbered thereby (“Existing Liens”);

(e)           Liens (other than any Lien imposed by or created under ERISA or any Environmental Law) incurred or deposits made in the ordinary course of business (x) in connection with liability insurance, workers’ compensation, unemployment insurance and other types of social security, or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations (i) in respect of borrowed money or (ii) in respect of which a Letter of Credit has been issued), provided that the aggregate amount (in the case of this clause (y)) does not exceed $7,500,000;

(f)            leases or subleases granted to third Persons not interfering with the ordinary course of business of the Borrower or any of its Subsidiaries;

(g)           Capital Leases to the extent permitted under Section 8.3(b);

(h)           Liens (x) arising pursuant to purchase money mortgages securing Indebtedness representing the purchase price (or financing of the purchase price within 180 days after the respective purchase) of property or other assets acquired by the Borrower or any Subsidiary, and any extensions, renewals or replacements of such Liens, provided that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100% of the purchase price of the assets being purchased and (iii) the Indebtedness secured thereby or any refinancing thereof is permitted by Section 8.3(b); or (y) existing on specific tangible assets at the time acquired by the Borrower or any Subsidiary or on assets of a Person at the time such Person first becomes a Subsidiary or was merged into the Borrower or any Subsidiary; provided that (i) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or Person by the Borrower or such Subsidiary, (ii) in the case of any such acquisition of a Person, any such Lien attaches only to specific tangible assets of such Person and not assets of such Person generally and (iii) the Indebtedness secured thereby or any refinancing thereof is permitted by Section 8.3(b);

(i)            easements, servitudes, rights-of-way, restrictions and other similar charges or encumbrances on Real Property not interfering in any material respect with the business of the Borrower and its Subsidiaries;

(j)            Liens created under ERISA (or such other applicable law relating to Foreign Pension Plans) and under Environmental Laws that are being diligently contested in good faith and as to which adequate reserves have been established to the extent required by GAAP and secure obligations not in excess of $5,000,000 in the aggregate;

(k)           Permitted Encumbrances;

(l)            any attachment or judgment Lien securing assets with a value less than $2,000,000 not constituting an Event of Default under Section 9.1(h) that is being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP;

121

(m)          the leasehold interests of customers in Rental Equipment, in each case to the extent the respective lease is entered into by the Borrower or its respective Subsidiary in the ordinary course of its business and is not pursuant to a sale-leaseback or similar financing transaction;

(n)           Liens on the assets of Non-Canadian Foreign Subsidiaries securing Indebtedness outstanding under Section 8.3(i);

(o)           Liens granted by Holdings and/or the Borrower to secure the performance of, and reimbursement obligations with respect to, bid, performance, payment, surety, indemnity, or other similar bonds arising in the ordinary course of business (collectively, “Surety Bonds”) and in favor of the provider of any such Surety Bond (any such provider, a “Surety”), so long as the obligations so secured are outstanding under Section 8.3(f) and do not exceed the basket amount contained in Section 8.3(f) less the aggregate amount of all obligations secured by Liens permitted under clause (y) of Section 8.2(e); provided, that (i) such Liens shall extend only to (A) the assets, interests and other property described in Schedule XV and (ii) nothing herein shall permit Holdings, the Borrower or any of its Subsidiaries to deposit funds due or to become due under any contract for which any Surety has issued a Surety Bond into any account over which the Borrower (or the Collateral Agent) does not have unilateral control or into any trust account for the benefit of any Surety and any such action by Holdings, the Borrower or any of its Subsidiaries shall be deemed to be an immediate Event of Default; and

(p)           Liens other than those described in the preceding clauses (a) through (o) so long as neither (i) the aggregate amount of obligations at any time secured thereby, nor (ii) the aggregate fair market value of the assets subject thereto, exceeds $7,500,000 at any time.

8.3           Indebtedness.  Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness incurred pursuant to this Credit Agreement and the other Credit Documents;

(b)           Capitalized Lease Obligations and Indebtedness of the Borrower and its Subsidiaries secured by Liens permitted by Section 8.2(h) in an aggregate amount not to exceed $15,000,000 outstanding at any time;

(c)           Existing Indebtedness (other than under the Senior Unsecured Notes or the Senior Secured Notes);

(d)           Indebtedness of the Borrower evidenced by the Senior Unsecured Notes in an aggregate principal amount not to exceed $550,000,000 (less the amount of principal repayments thereof made after the original issuance thereof), and unsecured guarantees thereof by the Subsidiary Guarantors, so long as the guarantee of the Unit Subsidiary is subordinated on the terms as provided in the Senior Unsecured Notes Indenture as in effect on the Effective Date (as defined in the Existing Credit Agreement);

122

(e)           (i) Indebtedness of any Qualified Credit Party or any Wholly-Owned Subsidiary of the Borrower (in each instance, other than the Unit Subsidiary) owing to another Qualified Credit Party or Wholly-Owned Subsidiary of the Borrower, in each case to the extent making such loan is permitted in Section 8.5(i) or (k), (ii) Indebtedness among Non-Canadian Foreign Subsidiaries, (iii) Indebtedness of the Borrower owing to Non-Canadian Foreign Subsidiaries arising from loans and advances made in accordance with Section 8.5(o)(ii) and (iv) Indebtedness of Non-Canadian Foreign Subsidiaries owing to the Borrower or its Subsidiaries arising from loans and advances made in accordance with Section 8.5(q);

(f)            Indebtedness of the Borrower and/or Holdings evidenced by guarantees, performance bonds and surety bonds (including reimbursement obligations relating thereto) incurred in the ordinary course of business (and not to support Indebtedness for borrowed money) for purposes of insuring the performance of the Borrower or any of its Domestic Subsidiaries or Canadian Subsidiaries in an aggregate principal amount, without duplication, not to exceed (i) $100,000,000 at any time outstanding during the fiscal year of the Borrower ending December 31, 2005, (ii) $125,000,000 at any time outstanding during the fiscal year of the Borrower ending December 31, 2006, and (iii) $150,000,000 at any time outstanding during the fiscal year of the Borrower ending December 31, 2007 and any fiscal year of the Borrower ending thereafter;

(g)           Indebtedness under Interest Rate Agreements determined in good faith by the Borrower to be related to outstanding Indebtedness permitted to remain outstanding pursuant to this Section 8.3 and which the Borrower in good faith determines are non-speculative in nature;

(h)           Indebtedness of the Borrower or any of the Borrower’s Subsidiaries incurred to refinance any outstanding Indebtedness described in Section 8.3(c), in each case so long as the principal amount of such Indebtedness outstanding of the time of the refinancing thereof is not increased as a result of any such refinancing, the weighted average maturity thereof is not decreased and no greater Liens or security interests are granted, and no additional guarantees provided, in connection therewith;

(i)            Indebtedness of Non-Canadian Foreign Subsidiaries, provided that such Indebtedness shall not be guaranteed by the Borrower, any Domestic Subsidiary or any Canadian Subsidiary or otherwise supported by any such entity (or any of its assets) in any manner;

(j)            Indebtedness of Foreign Subsidiaries under Hedge Agreements providing protection against fluctuations in currency values in connection with such Foreign Subsidiaries’ operations so long as such Foreign Subsidiary has determined that the entering into of such Hedge Agreements are bona fide hedging activities and not for speculative purposes;

(k)           Indebtedness which may exist as a result of guarantees expressly permitted under clause (ii) of the proviso to Section 8.1(l) (subject to compliance with the dollar limitations contained therein);

(l)            Indebtedness of the Credit Parties evidenced by the Senior Secured Notes and the other Senior Secured Notes Documents in an aggregate principal amount not to exceed

123

$150,000,000 (less the amount of any repayments of principal thereof made after the original issuance thereof), which Indebtedness may be secured by a second priority Lien on the Collateral that is subject to the terms of the Intercreditor Agreement, provided that the Unit Subsidiary’s guarantee of the Senior Secured Notes is subordinated to the Obligations on terms substantially similar to the subordination of the Unit Subsidiary’s guarantee of the Senior Unsecured Notes;

(m)          Indebtedness of the Borrower or any of the Borrower’s Subsidiaries, in addition to other Indebtedness permitted under clauses (a) through (l) above and clause (n) below, in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; and

(n)           unsecured Indebtedness of the Borrower having (i) no amortization of principal, (ii) a scheduled maturity date no earlier than 5 ½ years after the Initial Borrowing Date, (iii) cash interest not to exceed 12 ½% per annum (in the case of floating rate Indebtedness, based on the interest rate as of the date of the original issuance thereof) and (iv) covenants and events of default customary for public high yield senior unsecured note offerings, the proceeds of which shall be used to prepay the Senior Secured Notes and/or the Senior Unsecured Notes or to refinance prior Indebtedness permitted under this clause (n), in each instance, as provided in Section 8.13(i)(A), (B) or (C), as appropriate, and unsecured guarantees thereof by Holdings and the Subsidiary Guarantors, provided that the Unit Subsidiary’s guarantee of any such Indebtedness is subordinated on terms substantially similar to the subordination of the Unit Subsidiary’s guarantee of the Senior Unsecured Notes.

8.4           Capital Expenditures.  (a)  The Borrower will not, and will not permit any of its Domestic Subsidiaries or Canadian Subsidiaries to, make any Capital Expenditures, except that during any fiscal year of the Borrower set forth below, the Borrower and its Domestic Subsidiaries and Canadian Subsidiaries may make Capital Expenditures, so long as the aggregate amount of such Capital Expenditures (less proceeds of sales of Rental Equipment in the ordinary course of business) does not exceed in any fiscal year of the Borrower set forth below the amount set forth below opposite such fiscal year:

Fiscal Year Ending	Amount
December 31, 2005	$130,000,000
December 31, 2006	$140,000,000
December 31, 2007	$150,000,000
December 31, 2008	$160,000,000
December 31, 2009	$175,000,000
December 31, 2010	$180,000,000

(b)           Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Domestic Subsidiaries and Canadian Subsidiaries pursuant to clause (a) above in any fiscal year of the Borrower (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b) and after giving effect to any reduction in such permitted expenditure amount pursuant to clause (c) below) is greater than the amount of such Capital Expenditures made by the Borrower and its Domestic Subsidiaries and Canadian Subsidiaries during such fiscal year, the lesser of (i) such excess and (ii) 50% of the applicable permitted scheduled Capital Expenditure amount for such fiscal year

124

as set forth in such clause (a) above (such lesser amount, the “CapEx Rollover Amount”) may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year.

(c)           In addition to any amounts set forth in clause (a) or (b) above, in any fiscal year of the Borrower the Borrower and its Domestic Subsidiaries and Canadian Subsidiaries may make Capital Expenditures in an amount equal to 20% of the amount set forth in clause (a) above for such fiscal year; provided, that (i) no Capital Expenditures were made pursuant to this clause (c) during the prior fiscal year and (ii) if Capital Expenditures are made during a fiscal year pursuant to this clause (c), then the amount of Capital Expenditures permitted for the subsequent fiscal year pursuant to clause (a) above shall be reduced by the amount of such Capital Expenditures made during such fiscal year pursuant to this clause (c).

(d)           Notwithstanding the foregoing, the Borrower and its Domestic Subsidiaries and Canadian Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a), (b) or (c)) with the insurance proceeds received by the Borrower or any of its Domestic Subsidiaries and Canadian Subsidiaries from any Casualty Loss so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid in accordance with Section 7.10.

(e)           To the extent any Capital Expenditures made pursuant to clauses (a), (b) or (c) above involve the purchase or lease of real property, such Capital Expenditures may not be made unless, to the best of the Borrower’s knowledge, such purchase or lease will not result in any material increase in the contingent liabilities (including environmental liabilities) of the Borrower or any of its Subsidiaries.

8.5           Investments.  Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities issued by, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date or in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing “Investment” and, collectively, “Investments”), except:

(a)           the Borrower or any of its Subsidiaries may acquire and hold accounts receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with the customary trade terms of the Borrower or its applicable Subsidiary, as the case may be;

(b)           loans and advances to employees, officers and directors in the ordinary course of business in an aggregate principal amount not to exceed $2,000,000 at any time outstanding shall be permitted;

(c)           subject to continued compliance with Section 7.18 and the last paragraph of Section 8.1 in the case of any Investments being made by the Unit Subsidiary, any Investment

125

by any Qualified Subsidiary Guarantor in the Borrower or in another Qualified Subsidiary Guarantor (except that loans and advances to the Unit Subsidiary shall not be permitted);

(d)           subject to Section 8.17, Investments in cash, Cash Equivalents and, in the case of Foreign Subsidiaries, Foreign Cash Equivalents shall be permitted;

(e)           Investments by the Borrower and its Subsidiaries permitted under Section 8.1 and Capital Expenditures permitted under Section 8.4 shall be permitted;

(f)            Investments existing on the Effective Date and listed on Schedule XVI hereto, without giving effect to any additions thereto or replacements thereof, shall be permitted;

(g)           Investments which may be deemed to exist as a result of the entering into of Interest Rate Agreements to the extent permitted by Section 8.3(g);

(h)           Holdings may purchase or acquire stock or securities of or make capital contributions to the Borrower;

(i)            the Borrower and Qualified Subsidiary Guarantors may make intercompany loans and advances to each other (but loans and advances may not be made to the Unit Subsidiary), provided that in the case of any such loan or advance made pursuant to this clause (i) that is evidenced by a promissory note or other instrument, such promissory note or other instrument shall be in each case pledged pursuant to the relevant Pledge Agreement;

(j)            the Borrower, any Wholly-Owned Subsidiary of the Borrower (other than the Unit Subsidiary), Holdings or any Unrestricted Subsidiary may make Permitted Acquisitions in accordance with the terms of this Credit Agreement;

(k)           so long as no Default or Event of Default is then in existence or would exist immediately after giving effect thereto, the Borrower and its Wholly-Owned Subsidiaries may make intercompany loans and advances (but loans and advances may not be made to the Unit Subsidiary) to pay Dividends to the extent permitted by Section 8.6, provided that any such loans or advances that are made by a Non-Canadian Foreign Subsidiary to a Credit Party shall, in each case, be subordinated to the Obligations on terms satisfactory to the Administrative Agent;

(l)            the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(m)          the Borrower and the Qualified Subsidiary Guarantors may purchase or acquire stock or securities of, or make capital contributions (but not of Eligible Accounts Receivable) to, their respective Wholly-Owned Subsidiaries which are Qualified Subsidiary Guarantors so long as any such capital contributions are made in compliance with Section 7.18 (if applicable);

(n)           the Non-Canadian Foreign Subsidiaries may purchase or acquire stock or securities of, or make capital contributions to, other Non-Canadian Foreign Subsidiaries;

126

(o)           the Non-Canadian Foreign Subsidiaries may make loans and advances to (i) one another and (ii) the Borrower, provided that any and all such loans and advances made pursuant to this clause (ii) are (x) in cash constituting funds repatriated by any such Non-Canadian Foreign Subsidiary to the Borrower and (y) subordinated to the Obligations on terms satisfactory to the Administrative Agent;

(p)           Investments by Foreign Subsidiaries which may be deemed to exist as a result of the entering into of Hedge Agreements to the extent permitted by Section 8.3(j);

(q)           so long as no Default or Event of Default is then in existence or would exist immediately after giving effect thereto, the Borrower and its Subsidiaries may from time to time make cash capital contributions, or loans or advances, to any Non-Canadian Foreign Subsidiary of the Borrower so long as (x) such Non-Canadian Foreign Subsidiary uses all of the proceeds therefrom within 30 days to either (I) effect a Permitted Acquisition in accordance with Section 7.17 or (II) make Capital Expenditures and (y) the amount of all such capital contributions, loans and advances, (as expended in connection with the respective Permitted Acquisition or Capital Expenditure, as the case may be) shall (and shall be deemed to) constitute a utilization of the relevant basket amounts in Section 7.17(a)(vi) and shall, when added to all other relevant expenditures pursuant to this clause (q) and Section 7.17, not cause either of said basket amounts to be exceeded;

(r)            Investments referred to in Section 8.1(q);

(s)           loans to Holdings to the extent permitted by Sections 8.6(c), (f), (h), (j) and (k); and

(t)            any Investments in addition to those contemplated by the foregoing clauses (a) through (s), provided that all Investments made pursuant to this clause (t) shall be permitted by the Senior Unsecured Notes Documents and the Senior Secured Notes Documents and shall not exceed $20,000,000 at any time outstanding.

8.6           Dividends, etc.  Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of the Person paying such dividend) or return any capital to, its equityholders or authorize or make any other distribution, payment or delivery of property or cash to its equityholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration (other than consideration in the form of common stock of the Person paying such dividend), any shares of any class of its capital stock or any other of its equity interests now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares or other equity interests), or set aside any funds for any of the foregoing purposes and Holdings and the Borrower will not permit any of their respective Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of or other equity interests in Holdings, the Borrower or any of their respective Subsidiaries now or hereafter outstanding (or any warrants for or options or stock or similar appreciation rights issued by such Person in respect of any such shares or other equity interests) (all of the foregoing “Dividends”), except that:

127

(a)           any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower which owns equity interest therein;

(b)           Holdings may pay regularly scheduled Dividends on the Permitted Preferred Stock pursuant to the terms thereof solely through the issuance of additional preferred shares of such Permitted Preferred Stock;

(c)           the Borrower may pay Dividends or make loans to Holdings to enable Holdings to (i) pay reasonable and customary corporate and administrative expenses in the ordinary course (including those related to Holdings being a public company) and (ii) make payments expressly permitted pursuant to Section 8.7;

(d)           so long as the payments relate to a period for which the Borrower is a member of the same consolidated group as Holdings for federal income tax purposes, the Borrower may make payments required pursuant to the Tax Sharing Agreement as in effect on the Effective Date and delivered to the Administrative Agent pursuant to Section 5.1(m) or as amended pursuant to Section 8.13(iii);

(e)           Holdings may repurchase Holdings Common Stock or options to purchase Holdings Common Stock held by current or former directors, executives, officers, members of management or employees of Holdings, the Borrower or any of their respective Subsidiaries (or their spouses or estates), provided that no Default or Event of Default then exists or would exist immediately after giving effect thereto;

(f)            the Borrower may pay cash Dividends or make loans to Holdings for the purpose of enabling Holdings (x) to make the purchases referred to in clause (e) above, so long as all proceeds thereof are promptly used by Holdings to make such purchases and (y) to pay fees and expenses related to the Holdings IPO or any other offering of debt or equity securities by Holdings not prohibited by this Credit Agreement; provided that, in each case, no Default or Event of Default then exists or would exist immediately after giving effect thereto;

(g)           non-cash repurchases of capital stock of Holdings which may be deemed to occur upon exercise of stock options if such capital stock represents a portion of the exercise price of such options;

(h)           the Borrower may pay cash Dividends or make loans to Holdings for the purpose of enabling Holdings or any Unrestricted Subsidiary to consummate a Permitted Acquisition, provided that (1) the applicable requirements set forth in the definition of “Permitted Acquisition” and in Section 7.17 are satisfied as of the date of the making of such Dividend or loan (as if Section 1.5 were not in effect), (2) the aggregate amount of such cash Dividends and loans by the Borrower to Holdings pursuant to this clause (h) shall not exceed the aggregate amount of proceeds of Revolving Loans permitted under Section 7.17 to be used in connection with Permitted Acquisitions, except that not more than $50,000,000 of the $100,000,000 of proceeds of Revolving Loans permitted to be used in connection with Permitted Acquisitions in any fiscal year of the Borrower under Section 7.17(a)(vi)(A) (less the amount of proceeds of Revolving Loans used by the Borrower or any of its Wholly-Owned Subsidiaries under Section 7.17(a)(vi)(A) in connection with Permitted Acquisitions referred to in clause (y)

128

of the last sentence of Section 7.17(a)) shall be permitted to be dividended or lent by the Borrower to Holdings during such fiscal year of the Borrower, (3) all proceeds thereof are, within 30 days of the making of such Dividend or loan, used by Holdings to make such Permitted Acquisition (and if not so timely used, shall promptly be paid to the Borrower as a common stock contribution), and (4) there exists no Default or Event of Default at the time of such Dividend or loan or after giving effect thereto;

(i)            the Borrower may distribute to Holdings the capital stock of any of the Existing Non-Canadian Foreign Subsidiaries; provided that (1) all transfers of assets from the Borrower or any of its Subsidiaries to any such Existing Non-Canadian Foreign Subsidiary during the period commencing on May 16, 2005 and ending on and including the date of such Dividend are made in the ordinary course of business and consistent with historical practices, (2) neither the Borrower nor any Guarantor (other than Holdings) is (or at any time after such Dividend will be) a guarantor of or otherwise liable with respect to any Indebtedness or other obligations of any Existing Non-Canadian Foreign Subsidiary, (3) no assets of the Borrower or any Guarantor (other than in the case of Holdings, the capital stock of the applicable Existing Non-Canadian Foreign Subsidiary) secure (or at any time after such Dividend will secure) any Indebtedness of or other obligations of any of the Existing Non-Canadian Foreign Subsidiaries and (4) no Default or Event of Default exists at the time of such Dividend or will result from such Dividend;

(j)            Holdings may make repurchases of options to purchase Holdings Common Stock as disclosed in a writing delivered by the Borrower to the Administrative Agent and the Syndication Agent (and the Borrower may pay cash Dividends or make loans to Holdings for the purpose of enabling Holdings to make such repurchases so long as the proceeds thereof are promptly used by Holdings to make such repurchases), provided that (i) no Default or Event of Default exists at the time of any such Dividend, loan or repurchase or would exist immediately after giving effect thereto and (ii) the aggregate amount of such repurchases does not exceed $5,500,000; and

(k)           the Borrower may pay Dividends and make loans to Holdings for any other lawful purpose;

provided that the aggregate amount of Dividends and loans by the Borrower to Holdings pursuant to clauses (c), (f) and (k) above and of repurchases of capital stock or options by Holdings pursuant to clause (e) above shall not exceed $10,000,000 in the aggregate in any fiscal year of the Borrower; provided further that the Borrower and Holdings may make additional Dividends, loans and repurchases of capital stock or options pursuant to such clauses (c), (e), (f) and (k) so long as (1) the Consolidated Interest Coverage Ratio for the four consecutive fiscal quarter period (taken as one accounting period) of the Borrower most recently ended prior to the date of such Dividend, loan or repurchase, on a pro forma basis as if the Dividend, loan or repurchase had occurred on the first day of such period, is at least 2.00:1.00, (2) (x) Average Excess Availability for the period of 60 consecutive days (or such lesser number of consecutive days as may have elapsed from the Effective Date) ending on (and including) the day on which such Dividend, loan or repurchase is consummated, on a pro forma basis as if the Dividend, loan or repurchase (and any Credit Events to occur in connection therewith) had occurred on the first day of such 60 (or lesser, as the case may be) day period, is greater than $75,000,000 and

129

(y) Excess Availability is greater than $100,000,000 on the date of consummation of such Dividend, loan or repurchase after giving effect to such Dividend, loan or repurchase and any Credit Events in connection therewith, and (3) the aggregate amount of cash expended by Holdings and the Borrower pursuant to this proviso shall not exceed $25,000,000 in the aggregate during any fiscal year of the Borrower.

8.7           Transactions with Affiliates.  Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, enter into any transaction or series of transactions after the Effective Date, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to Holdings, the Borrower or such Subsidiary as would be obtainable by Holdings, the Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, provided that the foregoing restrictions shall not apply to (i) payments by Holdings, the Borrower and any of their respective Subsidiaries to the Equity Investors and their respective Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement, or in respect of other investment banking activities, in each case as approved by the board of directors of such Person in good faith, so long as the amount of any such fees, expenses, or other amounts paid for any such service provided shall not exceed the usual and customary fees for similar services rendered by or obtainable from Persons other than the Equity Investors and their Affiliates to such Credit Party, (ii) employment arrangements entered into in the ordinary course of business with officers, directors or similar executives of Holdings, the Borrower, and their respective Subsidiaries, (iii) customary fees paid to members of the Board of Directors of Holdings, the Borrower, and their respective Subsidiaries, (iv) subject to, in the case of the Unit Subsidiary, continued compliance with the requirements of Section 7.18 and the last paragraph of Section 8.1, transactions between the Borrower and any of its Wholly-Owned Subsidiaries or among Wholly-Owned Subsidiaries of the Borrower; (v) transactions expressly permitted pursuant to Sections 8.5 and 8.6; (vi) any issuance of securities, or other payments, benefits, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or deferred compensation plans approved by the Board of Directors of Holdings, the Borrower or the respective Subsidiary (other than the Unit Subsidiary); (vii) loans or advances to employees in the ordinary course of business in accordance with past practices of Holdings, the Borrower or its Subsidiaries (other than the Unit Subsidiary), but in any event not to exceed $2,000,000 in aggregate amount at any time outstanding (calculated without regard to any write-downs or write-offs thereof); (viii) payments pursuant to the Tax Sharing Agreement as in effect on the Effective Date or as amended pursuant to Section 8.13(iii); (ix) indemnification agreements with, and the payment of fees and indemnity to, directors, officers and employees of Holdings, the Borrower or any Subsidiary of the Borrower (other than the Unit Subsidiary) in each case in the ordinary course of business; (x) any severance, noncompetition or confidentiality agreement entered into by Holdings, the Borrower or any Subsidiary (other than the Unit Subsidiary) with its employees in the ordinary course of business; (xi) Holdings’ entrance into and, subject to continued compliance with the terms and conditions set forth herein, Holdings’ performance of its obligations under (a) the Investor Stockholders Agreement dated as of May 22, 1997 among Holdings, Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P., Scotsman Partners L.P., Odyssey Partners, L.P. and BT Investment Partners, Inc. (as same is amended pursuant to Amendment No. 1 thereto, dated as of September 1, 1998) and (b) the Second Amended and Restated Management Stockholders’ and Optionholders’ Agreement dated as of May 22, 1997 among Holdings,

130

Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P., Scotsman Partners, L.P., the Management Stockholders (as defined therein) and the Permitted Transferees (as defined therein) of the Management Stockholders who become parties thereto pursuant to the terms and provisions contained therein; and (xii) any transactions described on Schedule XIX attached hereto.

Notwithstanding the foregoing, Holdings and the Borrower shall not, and shall not permit their respective Subsidiaries to, enter into any agreements with any Affiliates thereof (or any officers or management of such Affiliates), or any other Person providing for management services (other than the Unit Subsidiary Management Agreement, any other Management Agreements whereby one or more Subsidiaries of the Borrower pay fees for management services solely to the Borrower and any management services agreement described on Schedule XIX attached hereto).

8.8           Changes in Business.  Holdings and the Borrower will not, and will not permit their respective Subsidiaries to, engage in any business except (i) all or any part of the business of selling and leasing storage containers, mobile offices and modular structures and related equipment or any other equipment sold or leased to a similar customer base and (ii) any business or services related, ancillary or complementary to such businesses.

8.9           Senior Secured Leverage Ratio.  The Borrower will not permit the Senior Secured Leverage Ratio for (x) any Test Period ended on or prior to December 31, 2006 to be greater than 3.75:1.00 and (y) any Test Period ended after December 31, 2006, to be greater than 3.50:1.00.

8.10         Consolidated Interest Coverage Ratio.  The Borrower will not permit the Consolidated Interest Coverage Ratio for (x) any Test Period ended prior to December 31, 2007 to be less than 1.70:1.00 and (y) any Test Period ended on or after December 31, 2007, to be less than 1.90:1.00; provided that if the Holdings IPO shall be consummated, such ratio shall become 2.00:1.00 commencing on the first day of the first fiscal quarter of the Borrower that begins not earlier than 12 calendar months after the date of the consummation of the Holdings IPO.

8.11         Utilization.  The Borrower will not permit the Utilization for any period of 13 consecutive fiscal months of the Borrower (calculated by taking the average of the Utilization for each of the 13 fiscal months in such period) ending (x) with the fiscal month most recently ended prior to the occurrence of a Trigger Event or (y) during a Trigger Event Compliance Period to be less than 73%.

8.12         Creation of Subsidiaries.  Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, create or acquire any Subsidiaries without the written consent of the Required Lenders, except (i) as permitted in Section 7.17 and (ii) each of Holdings and the Borrower may create Non-Canadian Foreign Subsidiaries from time to time so long as (x) to the extent such Non-Canadian Foreign Subsidiary is owned by a Credit Party, the equity interests of such Non-Canadian Foreign Subsidiary is pledged to the Collateral Agent pursuant to the relevant Pledge Agreement (although if the granting of a pledge of more than 66-2/3% of the voting capital stock or voting equity interests of such Non-Canadian Foreign Subsidiary would give rise to “deemed dividend” tax consequences under Section 956 of the

131

Code, then not more than 65% of the outstanding voting capital stock or equity interests (plus 100% of the non-voting capital stock or equity interests) shall be required to be pledged to the Collateral Agent pursuant to the relevant Pledge Agreement) and (y) all Investments (and any other contribution) made by Holdings or any of its Subsidiaries in or to any such Non-Canadian Foreign Subsidiary are permitted under Section 8.5.

8.13         Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Governing Documents, Preferred Stock and Certain Other Agreements; etc.  Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to:

(i)            make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), exchange or purchase, redeem or acquire for value (whether as a result of a Change of Control, the consummation of asset sales or otherwise) any Senior Unsecured Note, any Senior Secured Note or any Indebtedness permitted in Section 8.3(n), except that (A) the Borrower may make (and give any notice in respect of) one or more voluntary prepayments, redemptions or acquisitions for value of Senior Secured Notes up to and including the full outstanding amount thereof; provided that, (1)(x) Average Excess Availability for the period of 60 consecutive days (or such lesser number of consecutive days as may have elapsed from the Effective Date) ending on (and including) the day on which each such prepayment, redemption or acquisition, as the case may be, of Senior Secured Notes is made, on a pro forma basis as if such prepayment, redemption or acquisition, as the case may be, (and any Credit Events to occur in connection therewith) had occurred on the first day of such 60 (or lesser, as the case may be) day period, is greater than or equal to $75,000,000 (it being agreed that the requirement in this clause (x) shall not be applicable if such prepayment, redemption or acquisition, as the case may be, is made solely from proceeds of the Holdings IPO and/or unsecured debt permitted under Section 8.3(n)) and (y) Excess Availability is greater than $75,000,000 on the date of each such prepayment, redemption or acquisition, as the case may be, after giving effect to such prepayment, redemption or acquisition, as the case may be, and any Credit Events in connection therewith, (2) with respect to each prepayment, redemption or acquisition of Senior Secured Notes that results in the prepayment, redemption and/or acquisition for value on or after the Effective Date of an aggregate amount greater than $75,001,000 of Senior Secured Notes, the Senior Secured Leverage Ratio for the four consecutive fiscal quarter period of the Borrower (taken as one accounting period) most recently ended prior to the date of such prepayment, redemption or acquisition, as the case may be, on a pro forma basis as if such prepayment, redemption or acquisition, as the case may be, had occurred on the first day of such period, is less than 3.25:1.00 (3.50:1.00 if such prepayment, redemption or acquisition is made upon or within 60 days following the consummation of the Holdings IPO) and (3) no Default or Event of Default exists at the time of such prepayment, redemption or acquisition, as the case may be, or will result from such prepayment, redemption or acquisition, as the case may be, (B) the Borrower may (and in any event shall) refinance the Senior Unsecured Notes in full at least 90 days prior to their scheduled maturity date with any or a combination of (1) proceeds from the Holdings IPO or any other equity or debt offering by Holdings not prohibited by this

132

Credit Agreement, (2) unsecured debt permitted under Section 8.3(n) or (3) proceeds of Revolving Loans (provided that if proceeds of Revolving Loans are used, (x) Average Excess Availability for the period of 60 consecutive days (or such lesser number of consecutive days as may have elapsed from the Effective Date) ending on (and including) the day on which such refinancing is consummated, on a pro forma basis as if such refinancing (and any Credit Events to occur in connection therewith) had occurred on the first day of such 60 (or lesser, as the case may be) day period, is greater than or equal to $75,000,000, (y) Excess Availability is greater than $75,000,000 on the date of such refinancing after giving effect to such refinancing and any Credit Events in connection therewith and (z) no Default or Event of Default exists at the time of such refinancing or would result therefrom) and (C) the Borrower may refinance any Indebtedness permitted under Section 8.3(n) with other Indebtedness permitted under Section 8.3(n) or any other equity or debt offering by Holdings not prohibited by this Credit Agreement; provided that (x) Average Excess Availability for the period of 60 consecutive days (or such lesser number of consecutive days as may have elapsed from the Effective Date) ending on (and including) the day on which such refinancing is consummated, on a pro forma basis as if such refinancing (and any Credit Events to occur in connection therewith) had occurred on the first day of such 60 (or lesser, as the case may be) day period, is greater than or equal to $75,000,000, (y) Excess Availability is greater than $75,000,000 on the date of such refinancing after giving effect to such refinancing and any Credit Events in connection therewith and (z) no Default or Event of Default exists at the time of such refinancing or would result therefrom;

(ii)           amend or modify, or permit the amendment or modification of, any provision of any Senior Unsecured Notes Document, any Senior Secured Notes Document or any indenture, note or other documentation governing or otherwise relating to any Indebtedness permitted under Section 8.3(n), except any amendment or modification which is not adverse to the Lenders in any respect (it being understood and agreed that (i) the Borrower may, in connection with a tender for the redemption or acquisition for value of, or exercise of a call with respect to, Senior Secured Notes or Senior Unsecured Notes permitted under clause (i) above, amend the Senior Secured Notes Documents or the Senior Unsecured Notes Documents, as the case may be, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Administrative Agent, to remove covenants contained in such documents and (ii) with respect to each of the Senior Unsecured Notes Documents, the Senior Secured Notes Documents and the documentation governing or otherwise relating to any Indebtedness permitted under Section 8.3(n), in no event shall any amendment be permitted which relates to the Unit Subsidiary’s guaranty of the Senior Unsecured Notes, the Senior Secured Notes or such other Indebtedness, as the case may be, or the subordination provisions applicable thereto);

(iii)          amend, modify or change in any way adverse to the interests of the Lenders, any Tax Sharing Agreement, any Management Agreement, the Master Lease Agreements, the Unit Subsidiary Management Agreement, the Trade Name License Agreement, any of its Governing Documents (including, without limitation, by the filing or modification of any certificate of designation) or any agreement entered into by it, with respect to its capital stock (including any Shareholders’ Agreement), or enter into

133

any new Tax Sharing Agreement, Management Agreement or agreement with respect to its capital stock which could in any way be adverse to the interests of the Lenders in their capacity as such; or

(iv)          amend, modify or change in any way adverse to the Lenders any preferred stock (or any certificates of designation relating thereto).

8.14         Issuance of Stock.  (a) prior to the Holdings IPO, Holdings shall not issue any shares of capital stock after the Effective Date, other than (i) shares of Holdings Common Stock to the extent not resulting in a Change of Control, (ii) shares of Permitted Preferred Stock on terms and conditions, and pursuant to documentation, in form and substance satisfactory to the Administrative Agent and the Required Lenders, and (iii) shares of Permitted Preferred Stock paid as pay-in-kind Dividends on the Permitted Preferred Stock and (b) neither Holdings nor the Borrower will permit any of their respective Subsidiaries directly or indirectly to, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities) of such Subsidiary to any Person other than Holdings (but only in the case of equity interests in Foreign Subsidiaries not constituting Canadian Subsidiaries), and, in the case of any Subsidiary of the Borrower, the Borrower or a Wholly-Owned Subsidiary of the Borrower, except, (x) to the extent permitted by Sections 7.3, 7.17, 8.1(c), 8.2 and 8.5 and (y) for the issuance of directors’ qualifying shares to the extent required by applicable law.

8.15         Limitation on Restrictions Affecting Subsidiaries.  Each of Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of the Borrower or any Subsidiary of Holdings or the Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to Holdings, the Borrower or any of their respective Subsidiaries, (b) make loans or advances to Holdings, the Borrower or any of their respective Subsidiaries, (c) transfer any of its properties or assets to Holdings, the Borrower or any of their respective Subsidiaries or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Credit Agreement and the other Credit Documents, (iii) Indebtedness permitted pursuant to Sections 8.3(c), (d), (h), (i) (as to the relevant Non-Canadian Foreign Subsidiary only), (l) and (n), (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings, the Borrower or any of their respective Subsidiaries, (v) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of Holdings, the Borrower or any of their respective Subsidiaries, (vi) any agreement relating to Indebtedness incurred by a Subsidiary of the Borrower prior to the date on which such Subsidiary was acquired by the Borrower and outstanding on such acquisition date, (vii) the extension or continuation of contractual obligations in existence on the date hereof, provided that any such encumbrances or restrictions contained in such continuation are no less favorable to the Lenders, than those encumbrances and restrictions under or pursuant to the contractual obligations continued hereby, (viii) restrictions imposed under the agreements relating to Indebtedness permitted under Section 8.3(b), provided that such restrictions apply only to the property securing such Indebtedness as permitted hereunder and (ix) restrictions imposed on the transfer of rights under contracts related to sales of Leases or conditional sales made pursuant to

134

Section 8.1(l) so long as any guarantees of such Leases do not exceed the dollar limitations contained in clause (ii) of the proviso contained in such Section 8.1(l).

8.16         No Additional Bank Accounts.  The Borrower will not, and will not permit any of its Domestic Subsidiaries or Canadian Subsidiaries to, directly or indirectly, open, maintain or otherwise have any checking, savings, any other deposit accounts or any other accounts at any bank or other financial institution where money or any other assets is or may be deposited or maintained with any Person, other than (A) in the case of the Credit Agreement Parties and their respective Domestic Subsidiaries (i) the Concentration Account, the Collection Accounts, the Disbursement Account, any cash collateral account established pursuant to Section 2.5(g) and the accounts set forth on Schedule XVII and (ii) local accounts in the ordinary course of business and in compliance with Section 8.17, it being understood that in no event shall Holdings, the Borrower or any of their respective Domestic Subsidiaries be permitted to direct any payments on behalf of any Accounts or Leases or any other Collateral to such local accounts, (B) in the case of any Canadian Subsidiary, in an account subject to a Canadian Bank Control Agreement and (C) in the case of a Domestic Subsidiary or Canadian Subsidiary of the Borrower acquired by the Borrower after the Effective Date pursuant to a Permitted Acquisition, accounts of such Subsidiary so long as within 120 days of the consummation of such Permitted Acquisition, such Subsidiary is in compliance with this Section 8.16 without giving effect to this clause (C).

8.17         No Excess Cash.  (a)  The Borrower will not, and will not permit any of its Domestic Subsidiaries to, directly or indirectly, maintain in the aggregate in all of the checking, savings or other accounts (other than the Disbursement Accounts, the Collection Accounts, the Concentration Account, the payroll accounts and the Deferred Compensation Program Investment Account set forth on Schedule XVII) of the Borrower and its Domestic Subsidiaries total cash balances and investments (including Investments in Cash Equivalents) in excess of $500,000 at any time during which any Revolving Loans are outstanding hereunder.

(b)           Holdings and the Borrower will not permit their respective Canadian Subsidiaries to maintain in the aggregate in all of the checking, savings or other accounts of such Canadian Subsidiaries total cash balances and investments (including Investments in Cash Equivalents and Foreign Cash Equivalents) in excess of $10,000,000 for fifteen or more consecutive days at any time during which Revolving Loans are outstanding hereunder.

8.18         Account Terms.  The Borrower shall, and shall cause each of its Subsidiaries to, promptly pay when due, or in conformity with customary trade terms consistent with past practices, all of their trade accounts payable, except for late payment in the ordinary course of business, the lateness of which payment, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.19         Permitted Preferred Stock.  At all times prior to the Maturity Date and thereafter until the payment in full in cash of all Obligations then due and payable hereunder and under the other Credit Documents, the Borrower shall pay Dividends on the Permitted Preferred Stock only in additional shares of Permitted Preferred Stock.

135

8.20         Unit Subsidiary.  Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement, in no event shall (i) the Unit Subsidiary be liquidated and/or dissolved, (ii) the Unit Subsidiary be merged or consolidated with or into Holdings, the Borrower or any of their respective other Subsidiaries or any other Person, (iii) the Unit Subsidiary become a “Guarantor” as opposed to a “Subordinated Guarantor” under the Senior Unsecured Notes Indenture or the Senior Secured Notes Indenture or (iv) the Borrower permit the “Subordinated Guaranty” of the Unit Subsidiary contained in the Senior Unsecured Notes Indenture or the Senior Secured Notes Indenture to be released.

8.21         Change of Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization etc.  Neither Holdings, the Borrower nor any Subsidiary Guarantor shall change its legal name, its type of organization, its status as a registered organization (in the case of a registered organization), its jurisdiction of organization, its Location, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Collateral Documents and so long as same do not involve (x) a registered organization ceasing to constitute same or (y) Holdings, the Borrower or any Subsidiary Guarantor changing its jurisdiction of organization or location from the United States or a State thereof to a jurisdiction of organization or location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of each change to the information listed on Schedule XI (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Schedule XI which shall correct all information contained therein for Holdings, the Borrower or the respective Subsidiary Guarantor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby pursuant to the Collateral Documents at all times fully perfected and in full force and effect.

ARTICLE 9

Events of Default and Remedies

9.1           Events of Default.  Upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)           Payments.  The Borrower shall (i) default in the payment when due of any principal of any Loans or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on any Loans or any drawings under Letters of Credit which have not been reimbursed by the Borrower (including through the incurrence of Revolving Loans), or (iii) default, and such default shall continue for five or more days after written demand therefor by the Administrative Agent, in the payment when due of any Fees, Expenses or any other amounts owing hereunder or under any other Credit Document; or

(b)           Representations, etc.  Any representation or warranty made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

136

(c)           Covenants.  Holdings or the Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.1(e), 7.1(g), 7.1(h), 7.1(j)(iii), 7.1(j)(iv), 7.1(m), 7.3, 7.4, 7.8, 7.12, 7.17, 7.18, 7.20, 7.23, 11.19 or Article 8, (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.14 (with respect to the Unit Subsidiary) and such default shall continue unremedied for a period of at least 10 days, or (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.1(a), 9.1(b) or clause (i) or (ii) of this Section 9.1(c)) contained in this Credit Agreement or the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Lenders; or

(d)           Default Under Other Agreements.  (i) Holdings, the Borrower or any of their respective Subsidiaries (other than any Unrestricted Subsidiaries) shall (x) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (y) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness of Holdings, the Borrower or any of their respective Subsidiaries (other than an Unrestricted Subsidiary) shall be declared by the holders thereof or a representative therefor to be due and payable prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to this Section 9.1 unless the aggregate principal amount of all such Indebtedness referred to in clauses (i) and/or (ii) above exceeds $10,000,000; or

(e)           Bankruptcy, etc.  Holdings, the Borrower or any of their respective Subsidiaries (other than an Unrestricted Subsidiary) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against Holdings, the Borrower or any of their respective Subsidiaries (other than an Unrestricted Subsidiary), and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Borrower or any of their respective Subsidiaries (other than an Unrestricted Subsidiary); or Holdings, the Borrower or any of their respective Subsidiaries (other than an Unrestricted Subsidiary) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Borrower or such Subsidiary; or there is commenced against Holdings, the Borrower or any of their respective Subsidiaries (other than an Unrestricted Subsidiary), any such proceeding which remains undismissed for a period of 60 days; or Holdings, the Borrower or any of their respective Subsidiaries (other than an Unrestricted Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings, the Borrower or any of their respective Subsidiaries (other than an Unrestricted Subsidiary) suffers any appointment of any custodian, receiver, trustee or the like for it or any substantial part of its property to continue

137

undischarged or unstayed for a period of 60 days; or Holdings, the Borrower or any of their respective Subsidiaries (other than an Unrestricted Subsidiary) makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings, the Borrower or any of their respective Subsidiaries (other than an Unrestricted Subsidiary) for the purpose of effecting any of the foregoing; or

(f)            ERISA.  (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof after the Effective Date under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, ..63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan subject to Title IV of ERISA shall have an Unfunded Current Liability, a material contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or any other applicable continuation of coverage laws) or Plans or Foreign Pension Plans; (ii) there shall result from any such event or events the imposition of a Lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) such Lien, security interest or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or

(g)           Collateral Documents.  Any Collateral Document shall cease to be in full force and effect (except in accordance with the terms thereof), or shall cease to give the Collateral Agent on behalf of the Lenders the perfected Liens, rights, powers, priorities or privileges purported to be created thereby in favor of the Collateral Agent, any Credit Party shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Collateral Document and such default shall continue unremedied for a period of at least 30 days after notice to the Borrower by the Administrative Agent or the Required Lenders; or

(h)           Judgments.  One or more judgments or decrees shall be entered against Holdings, the Borrower or any of their respective Subsidiaries (other than an Unrestricted Subsidiary) involving liability of $5,000,000 or more in the aggregate for all such judgments or decrees (in each case, to the extent not paid or covered by insurance provided by a carrier that has acknowledged coverage) and all such judgments or decrees shall not have been vacated, discharged or stayed pending appeal within 60 days from the entry thereof; or

138

(i)            Change of Control.  A Change of Control shall occur; or

(j)            Guaranty.  Any Guaranty shall cease to be in full force and effect (except in accordance with the terms thereof), or any Guarantor shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant thereto or any Guarantor shall deny or disaffirm any of its obligations thereunder and such default, denial or disaffirmation shall continue unremedied for a period of at least 30 days after notice to the Borrower by the Administrative Agent or the Required Lenders; or

(k)           Intercreditor Agreement.  The Intercreditor Agreement or any material provision thereof shall cease to be in full force and effect except in accordance with the terms thereof;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may, and shall upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Credit Agreement (provided that, if an Event of Default specified in Section 9.1(e) shall occur with respect to the Borrower or the Unit Subsidiary, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clause (i) below shall occur automatically without the giving of any such notice):  (i) declare the Total Commitments terminated, whereupon the Commitments of each Lender shall forthwith terminate immediately and any accrued and unpaid Unused Line Fee shall forthwith become due and payable without any other notice of any kind and declare the principal of and any accrued interest in respect of all Loans and all other Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (ii) direct the Collateral Agent to enforce any or all of the Liens and security interests created pursuant to the Collateral Documents; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; and/or (iv) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.1(e) in respect of the Borrower, it will pay) to the Administrative Agent at its Payment Office such additional amounts of cash, to be held as security for the Borrower’s reimbursement obligations in respect of Letter of Credit then outstanding equal to 105% of the aggregate of all Letters of Credit Obligations.

If a Default or an Event of Default resulting from the failure of any of the Credit Parties to comply with the covenant contained in Section 8.9, 8.10 or 8.11 occurs during a Trigger Event Compliance Period, the termination of such Trigger Event Compliance Period shall not result in, or otherwise constitute, the cure or waiver of such Default or Event of Default.

139

ARTICLE 10

The Agents

10.1         Appointment.  (a)  Each Lender hereby designates BofA as Administrative Agent (for purposes of this Section 10, the term “Administrative Agent” shall include BofA as Collateral Agent under the Collateral Documents), in each case to act as specified herein and in the other Credit Documents.  Each Lender hereby appoints DBTCA as Syndication Agent, in each case to act as specified herein and in the other Credit Documents.  Each Lender hereby appoints Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc. as Co-Documentation Agents, in each case to act as specified herein and in the other Credit Documents.  Each Lender hereby irrevocably authorizes, and each holder of any Note or participation in any Letter of Credit by the acceptance of a Note or participation shall be deemed irrevocably to authorize, each Agent to take such action on its behalf under the provisions of this Credit Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  Each Agent may perform any of its duties herein by or through its respective officers, directors, agents, employees or affiliates.  Subject to the various Credit Documents, the Collateral Agent shall hold all Collateral and the Administrative Agent shall hold all payments of principal, interest, Fees, charges and Expenses received pursuant to this Credit Agreement or any other Credit Document for the benefit of the Lenders to be distributed as provided herein and therein.  Each Agent may perform any of its duties hereunder by or through its agents or employees.

(b)           The provisions of this Article 10 are solely for the benefit of the Agents and the Lenders, and neither Holdings, the Borrower nor any of their respective Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof (other than Sections 10.9 and 10.10(c)).  In performing its functions and duties under this Credit Agreement, each Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Holdings, the Borrower or any of their respective Subsidiaries.

10.2         Nature of Duties.  No Agent shall have any duties or responsibilities except those expressly set forth in this Credit Agreement and the other Credit Documents.  No Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or thereunder or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct.  The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Credit Agreement or any of the other Credit Documents a fiduciary relationship in respect of any Lender; and nothing in this Credit Agreement or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Credit Agreement or any of the other Credit Documents except as expressly set forth herein or therein.

10.3         Lack of Reliance on the Agents.  (a)  Independently and without reliance upon any Agent, each Lender, to the extent it deems appropriate, has made and shall continue to

140

make (i) its own independent investigation of the financial or other condition and affairs of Holdings, the Borrower and their respective Subsidiaries in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings, the Borrower and their respective Subsidiaries, and, except as expressly provided in this Credit Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loans or at any time or times thereafter.

(b)           No Agent shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or any of the other Credit Documents (or for the validity, perfection or priority of any Liens purported to be created or granted pursuant thereto) or the financial or other condition of Holdings, the Borrower or any of their respective Subsidiaries. No Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or any of the other Credit Documents, or the financial condition of Holdings, the Borrower or any of their respective Subsidiaries, or the existence or possible existence of any Default or Event of Default.

10.4         Certain Rights of the Agents.  Each Agent shall have the right to request instructions from the Required Lenders at any time.  If any Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Credit Agreement or any of the other Credit Documents, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders and such Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

10.5         Reliance by the Agents.  Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person.  Each Agent may consult with legal counsel (including counsel for Holdings and the Borrower with respect to matters concerning Holdings, the Borrower and their respective Subsidiaries), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

10.6         Indemnification.  To the extent that any Agent is not reimbursed and indemnified by Holdings or the Borrower, each Lender will reimburse and indemnify such Agent and any affiliate thereof, in proportion to its percentage voting interest as in effect from time to time for purposes of determining the Required Lenders (for this purpose, determined as if there were no Defaulting Lenders and, from and after any date upon which all Obligations have been

141

paid in full, with such determinations to be made immediately prior to giving effect to such repayment in full), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against such Agent and any affiliate thereof in performing its duties hereunder or under any other Credit Document, or in any way relating to or arising out of this Credit Agreement or any other Credit Document; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and unappealable decision).  The agreements contained in this Section shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations.

10.7         Each Agent in its Individual Capacity.  With respect to its obligation to lend under this Credit Agreement, the Loans made by it and the Notes issued to it, and its participation in Letters of Credit issued hereunder, each Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms “Lenders”, “Required Lenders”, “holders of Revolving Notes”, “holders of Term Notes” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  Each Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or Borrower or any Affiliate thereof as if it were not performing the duties specified herein, and may accept fees and other consideration from Holdings, the Borrower or an Affiliate thereof for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

10.8         Holders of Notes.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

10.9         Resignation by the Agents; Successor Agents; etc.  (a)  The Administrative Agent may, upon five Business Days’ notice to the Lenders and the Borrower, resign at any time (effective upon the appointment of a successor Administrative Agent pursuant to the provisions of this Section 10.9) by giving written notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, upon five days’ notice and written approval by the Borrower (which approval shall not be unreasonably withheld or be required at any time while an Event of Default exists), to appoint a successor Administrative Agent.  If no successor Administrative Agent (i) shall have been so appointed by the Required Lenders, and (ii) shall have accepted such appointment, within thirty days after the retiring Administrative Agent’s giving of notice of resignation, then, upon five days’ notice, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative

142

Agent.  In the event that no successor Administrative Agent is appointed pursuant to the foregoing provisions, the Administrative Agent’s resignation shall become effective on the date which is forty-five days after the retiring Administrative Agent’s giving of notice of resignation, and the Required Lenders shall perform the duties of the Administrative Agent hereunder.

(b)           The Syndication Agent and each Co-Documentation Agent may, upon five Business Days’ notice to the Borrower, the Administrative Agent and the Lenders, resign at any time (effective upon the fifth Business Day after the giving of such notice).

(c)           Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Credit Agreement and the other Credit Documents.

(d)           After any retiring Agent’s resignation hereunder as such, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Credit Agreement.

10.10       Collateral Matters.  (a)  Each Lender authorizes and directs the Collateral Agent to enter into the Collateral Documents for the benefit of the Lenders. Each Lender hereby agrees, and each holder of any Note or participant in Letters of Credit by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Credit Agreement or any of the Collateral Documents, and the exercise by the Required Lenders, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

(b)           The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, upon the direction of the Administrative Agent to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Total Commitments and payment and satisfaction of all of the Obligations arising under or in respect of this Credit Agreement and the other Credit Documents, (ii) constituting property being sold or disposed of if the Credit Party disposing of such property certifies to the Administrative Agent and the Collateral Agent that the sale or disposition is made in compliance with Section 8.1 (and the Agents may rely conclusively on any such certification, without further inquiry), (iii) constituting property in which no Credit Party owned any interest at the time the Lien was granted or at any time thereafter or (iv) constituting property leased to a Credit Party under a lease that has expired or been terminated in a transaction permitted under this Agreement.  The Collateral Agent may, in its discretion with the prior written authorization of the Administrative Agent, release its Liens on Collateral valued in the aggregate not in excess of $2,000,000 during each Fiscal Year without the prior written authorization of any Lender.  Upon request by the

143

Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.10.

(c)           Upon any sale and transfer (by dividend, contribution or otherwise) of Collateral which is permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Required Lenders, or all of the Lenders, as applicable, and upon at least five (5) Business Days’ (or such shorter period as is acceptable to the Collateral Agent) prior written request by the Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders pursuant to the Collateral Documents upon the Collateral that was sold or transferred; provided that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse, representation or warranty, (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Holdings, the Borrower or any of their respective Subsidiaries in respect of) all interests retained by Holdings, the Borrower or any of their respective Subsidiaries, including, without limitation, the proceeds of the sale, all of which shall continue to constitute part of the Collateral and (iii) the Collateral Agent shall not be required to release any Lien in Collateral sold or transferred by Holdings, the Borrower or any of their respective Subsidiaries to any other of Holdings, the Borrower or any of their respective Subsidiaries except for cash and cash equivalents distributed to Holdings in accordance with the terms of this Credit Agreement and Collateral transferred to an Unrestricted Subsidiary in accordance with the terms of this Credit Agreement.  In the event of any foreclosure or similar enforcement action with respect to any of the Collateral, the Collateral Agent shall be authorized to deduct all of the Expenses reasonably incurred by the Collateral Agent from the proceeds of any such sale, transfer or foreclosure.

(d)           The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by Holdings, the Borrower or any of their respective Subsidiaries or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or in any other Credit Document or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

10.11       Co-Collateral Agents; Separate Collateral Agents.  (a)  If at any time or times it shall be necessary or, in the judgment of the Collateral Agent, desirable, then the Collateral Agent shall be entitled to appoint one or more separate collateral agents, sub-collateral agents or co-collateral agents, and in such case the Collateral Agent, the Borrower and each of

144

the other Credit Parties having an interest in the Collateral with respect to which such separate or sub-collateral agent or co-collateral agent is to act shall execute and deliver all instruments and agreements necessary or proper to constitute another bank, trust company or other entity, or one or more individuals approved by the Collateral Agent, either to act as co-collateral agent or co-collateral agents jointly with the Collateral Agent originally named herein or any successor or successors, or to act as a separate or sub-collateral agent or agents of the Collateral Agent and the Secured Creditors in respect of any or all of the Collateral.  If the Borrower and each of the other Credit Parties having an interest in the Collateral with respect to which such separate or sub-collateral agent or co-collateral agent is to act shall not have joined in the execution of such instruments or agreements within 10 days after the receipt of a written request from the Collateral Agent so to do, or if a Default or an Event of Default shall be continuing, the Collateral Agent may act under the foregoing provisions of this Section 10.11 without the concurrence of the Borrower or any other Credit Party, and the Borrower and each of the other Credit Parties hereby irrevocably appoint the Collateral Agent as their agent and attorney to act for them under the foregoing provisions of this Section 10.11 in either of such contingencies.

(b)           Every separate or sub-collateral agent (and all references herein to a “separate collateral agent” shall be deemed to refer also to a “sub-collateral agent” or a “collateral sub-agent”) and every co-collateral agent, other than any collateral agent which may be appointed as successor to any Collateral Agent, shall, to the extent permitted by applicable law, be appointed and act and be such, subject to the following provisions and conditions, namely:

(i)            all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Collateral Agent hereunder shall be conferred, reserved or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, jointly or severally, as shall be provided in the instrument appointing such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

(ii)           no power given hereby to, or which it is provided hereby may be exercised by, any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents shall be exercised hereunder by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents except (subject to applicable law) jointly with, or with the consent or at the direction in writing of, the Collateral Agent;

(iii)          all provisions of this Credit Agreement and any relevant Collateral Document relating to the Collateral Agent or to releases of Collateral shall apply to any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

145

(iv)          no collateral agent constituted under this Section 10.11 shall be personally liable by reason of any act or omission of any other separate or co-collateral agent or the Collateral Agent hereunder; and

(v)           the Collateral Agent at any time by an instrument in writing, executed by it, may accept the resignation of any such separate collateral agent or co-collateral agent and the Collateral Agent or the Required Lenders may individually or jointly remove any such separate collateral agent or co-collateral agent, and in that case, by an instrument in writing executed by the Collateral Agent or the Required Lenders, as the case may be, and the Collateral Agent or the Required Lenders, as the case may be, may appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, anything herein contained to the contrary notwithstanding.  If the Borrower and each of the other Credit Parties shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Collateral Agent so to do, or if a Default or an Event of Default shall be continuing, the Collateral Agent shall have the power to accept the resignation of or remove any such separate collateral agent or co-collateral agent and to appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, and to execute any such instrument without the concurrence of the Borrower or any other Credit Party, and the Borrower and each of the other Credit Parties hereby irrevocably appoint the Collateral Agent their agent and attorney to act for them in such connection in either of such contingencies. If the Collateral Agent shall have appointed a separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents as above provided, the Collateral Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate collateral agent or co-collateral agent, the successor to any such separate collateral agent or co-collateral agent to be appointed by the Borrower and each of the other Credit Parties and the Collateral Agent, or by the Collateral Agent alone, as hereinabove provided in this Section 10.11.

(c)           Without limiting the foregoing, each of the parties to this Credit Agreement (and each other Credit Party) hereby agrees to the appointment of each of DBTCA and BTCC, as sub-collateral agent of the Collateral Agent, for the purposes set forth in Section 10.15 of the U.S. Security Agreement.

10.12       Actions with Respect to Defaults.  In addition to the Administrative Agent’s right to take actions on its own accord as permitted under this Credit Agreement, the Administrative Agent shall take such action with respect to an Event of Default as shall be directed by the Required Lenders; provided that, (i) until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of the Lenders and (ii) the Administrative Agent shall not be required to take any action as shall be directed by the Required Lenders if doing so would be contrary to any Credit Document or applicable law or would expose the Administrative Agent to liability.

10.13       Delivery of Information.  No Agent shall be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other

146

information received by such Agent from Holdings, the Borrower, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (i) as specifically provided in this Credit Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

10.14       The Syndication Agent and the Co-Documentation Agents.  Notwithstanding any other provision of this Credit Agreement or any provision of any other Credit Document, the Syndication Agent and each Co-Documentation Agent is named as such for recognition purposes only, and in their respective capacities as such shall have no powers, rights, duties, responsibilities or liabilities with respect to this Credit Agreement or the other Credit Documents or the transactions contemplated hereby and thereby.  Without limitation of the foregoing, the Syndication Agent shall not, and none of the Co-Documentation Agents shall, solely by reason of this Credit Agreement or any other Credit Document, have any fiduciary relationship in respect of any Lender or any other Person.

ARTICLE 11

Miscellaneous

11.1         Submission to Jurisdiction; Waivers.  Each of Holdings and the Borrower hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Credit Agreement or any of the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in the County of New York, the Courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as applicable, at its address set forth in Section 11.5 or at such other address for such Persons which the Administrative Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e)           to the extent permitted by law, waives the right to assert any setoff, counterclaim or cross-claim in respect of, and all statutes of limitations which may be relevant

147

to, such action or proceeding (other than compulsory counterclaims), provided that nothing in this clause (e) shall preclude a separate action asserting any such claims; and

(f)            waives due diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment.

11.2         Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS CREDIT AGREEMENT, THE OTHER CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

11.3         Governing Law.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS CREDIT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS).

11.4         Delays: Partial Exercise of Remedies.  No delay or omission of any Agent, the Issuing Lender or the Lenders to exercise any right or remedy hereunder, whether before or after the occurrence of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default.  No single or partial exercise by any Agent, the Issuing Lender or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

11.5         Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered:  if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the address set forth in the definition of “Payment Office” contained in this Credit Agreement; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent.  All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent or any Credit Party shall not be effective until received by the Administrative Agent or such Credit Party.

11.6         Benefit of Agreement.  (a)  This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and assigns of the parties hereto, provided that neither Holdings nor the Borrower may assign or transfer any of its interests or obligations hereunder, without the prior written consent of the Lenders and provided further, that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this Section 11.6, provided that (i) nothing in this Section 11.6 shall prevent or prohibit any Lender from pledging its rights under this Credit Agreement and/or its Loans and/or Notes hereunder to

148

a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and (ii) with prior notification to the Administrative Agent and the Borrower (but without the consent of the Administrative Agent or the Borrower), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to its trustee or such collateral agent, as the case may be.  No pledge pursuant to the last proviso in the immediately preceding sentence shall release the transferor Lender from any of its obligations hereunder.

(b)           Each Lender shall have the right to transfer, assign or grant participations in all or any part of its remaining rights and obligations hereunder on the basis set forth below in this clause (b).

(A)          Assignments.  Each Lender may assign pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit Q-1 hereto (an “Assignment and Assumption Agreement”) all or a portion of its rights and obligations hereunder pursuant to this clause (b)(A) to (x)(i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company, (ii) one or more Lenders or (iii) any fund that invests in bank loans and is managed or advised by the same investment advisor of a Lender or by an Affiliate of such investment advisor or (y) one or more other Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), provided that any assignments of Revolving Credit Commitments pursuant to clause (x) above shall require the consent of each Issuing Lender, which consents shall not be unreasonably withheld or delayed; provided further that any assignments pursuant to clause (y) above shall be not less than $1,000,000 in the case of such Lender’s Term Loan or $5,000,000 in the case of such Lender’s Revolving Credit Commitment (or, in each case, if less, the entire amount of the assigning Lender’s Commitments and outstanding Loans at such time), and shall require the consents of (i) the Administrative Agent, (ii) in connection with any assignment of all or any portion of Total Revolving Credit Commitments, each Issuing Lender and (iii) when no Default under Section 9.1(a) or 9.1(e) then exists and no Event of Default then exists, the Borrower, each of which consents shall not be unreasonably withheld or delayed.  Any assignment to another Lender pursuant to this clause (b)(A) will become effective upon the payment to the Administrative Agent by either the assigning or the assignee Lender of a nonrefundable assignment fee of $3,500 (provided that (i) no such fee shall be payable in the event of assignments from any Lender to a fund that invests in loans and is managed or advised by the same investment advisor as such assigning Lender (or by an Affiliate of such investment advisor) and (ii) contemporaneous assignments by a Lender to two or more Eligible Transferees that are funds that invest in loans which are managed or advised by the same investment advisor (or an Affiliate thereof) shall be treated as one assignment for the purposes of the aforementioned assignment fee) and the recording by the Administrative Agent of such assignment, and the resultant effects thereof on the Loans and Commitments of the assigning Lender and the assignee Lender, in a register maintained by the Administrative Agent as agent of the Borrower for this purpose (the “Register”), the Administrative Agent hereby agreeing to effect such recordation no later

149

than five Business Days after its receipt of a written notification by the assigning Lender and the assignee Lender of the proposed assignment.  Assignments pursuant to clause (b)(A) will only be effective if the Administrative Agent shall have received a written notice in the form of Exhibit Q-2 hereto from the assigning Lender and the assignee.  No later than five Business Days after its receipt of such written notice, the Administrative Agent will record such assignment, and the resultant effects thereof on the Loans and Commitments of the assigning Lender, in the Register, at which time such assignment shall become effective.  Notwithstanding the foregoing, the Administrative Agent may, but shall not be required to, record any assignment in the Register on or after the date on which any proposed amendment, modification or supplement in respect of this Credit Agreement has been circulated to the Lenders for approval until the earlier of (x) the effectiveness of such amendment, modification or supplement in accordance with Section 11.10 or (y) 30 days following the date on which such proposed amendment, modification or supplement was circulated to the Lenders.  Upon the effectiveness of any assignment pursuant to clause (b)(A)(y), (x) the assignee will become a “Lender” for all purposes of this Credit Agreement and the other Credit Documents with the Loans and a Commitment as so recorded by the Administrative Agent in the Register, and to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder with respect to the portion of its Commitment being assigned and (y) the Borrower shall issue new Notes (in exchange for the Note or Notes of the assigning Lender) to the assigning Lender (to the extent such Lender’s Commitments and outstanding Loans are not reduced to zero as a result of such assignment) and to the assignee Lender, in each case to the extent requested by the assigning Lender or assignee Lender, as the case may be, to the extent needed to reflect the revised Commitments and outstanding Loans of such Lenders.  The Administrative Agent will (x) notify the Issuing Lender with respect to outstanding Letters of Credit within 5 Business Days of the effectiveness of any assignment hereunder and (y) prepare on the last Business Day of each calendar quarter during which an assignment has become effective pursuant to this clause (b)(A) a new Schedule I giving effect to all such assignments effected during such quarter and will promptly provide same to the Borrower and each of the Lenders.  To the extent that an assignment of all or any portion of a Lender’s rights and obligations hereunder would, at the time of such assignment, result in increased payment obligations under Section 2.9, 4.5 or 4.11 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased amounts (although the Borrower shall be obligated to pay any other increased amounts of the type described above resulting from changes after the date of the respective assignment).  The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 11.6 other than those resulting from the Administrative Agent’s willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final and unappealable decision).  The Register shall be available for inspection by the Borrower and any Lender at any reasonable time during normal business hours of the Administrative Agent upon reasonable prior notice.

(B)           Participations.  Each Lender may transfer, grant or assign participations in all or any part of such Lender’s interests and obligations hereunder pursuant to this

150

clause (b)(B) to any Eligible Transferee, provided that (i) such Lender shall remain a “Lender” for all purposes of this Credit Agreement and the transferee of such participation shall not constitute a Lender hereunder, (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any of the Loans or the Commitments in which such participant is participating (it being understood that a waiver of a mandatory reduction in the Total Commitments or the waiver of the application of any prepayment to the Loans shall not constitute the extension of the final scheduled maturity of any Loan or Commitment), (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or Fees or postpone the payment or reduce the amount thereof or (z) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement.  In the case of any such participation, the participant shall not have any rights under this Credit Agreement or any of the other Credit Documents (the participant’s rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Sections 2.9 (to the extent that such participant complies with such Section, including clause (b) thereof, as if it were a Lender), 2.10, 4.5 and 4.11 on the same basis as if it were a Lender to the extent that the Lender granting such participation would be entitled to such benefit if the participation had not been made.  In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 11.7 of this Credit Agreement.

(c)           Notwithstanding any other provisions of this Section 11.6, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any State.

(d)           (I) If any Lender becomes a Defaulting Lender, (II) upon the occurrence of any event giving rise to the operation of Section 2.9, 4.3(c)(ii) or 4.11 with respect to such Lender (and not other Lenders generally) or (III) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 11.10(a), the Borrower shall have the right, with the consents of the Administrative Agent and each Issuing Lender (which consents shall not be unreasonably withheld), if no Default or Event of Default then exists to replace such Lender (the “Replaced Lender”), either in whole or, if such Lender is both a Revolving Credit Lender and a Term Loan Lender, with respect to its Revolving Credit Commitment (and related Obligations) only or its Term Loan Outstandings only, in each case at the option of the Borrower, with one or more Eligible Transferees (collectively, the “Replacement Lender”), provided that (i) at the time of any replacement pursuant to this Section 11.6(d), the Replacement Lender shall enter into one or

151

more Assignment and Assumption Agreements pursuant to Section 11.6(b)(A) (and with all fees payable pursuant to said Section 11.6(b)(A) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire (x) the Revolving Credit Commitment and related outstanding Revolving Loans of, and participations in Letters of Credit by, the Replaced Lender, in instances where a Revolving Credit Lender is being replaced, and (y) the outstanding Term Loans of the Replaced Lender, in instances where a Term Loan Lender is being replaced and, in each case in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender (or the Revolving Loans or Term Loans, as the case may be, of the Replaced Lender if only such Loans are being acquired pursuant to the respective replacement), (B) in the case of any replacement of a Revolving Credit Lender, an amount equal to all drawings under Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, (C) an amount equal to the increased costs incurred by the Borrower and owing to the Replaced Lender (or, if the respective Replaced Lender is both a Revolving Credit Lender and a Term Loan Lender, and is only being replaced with respect to a single such Tranche, the respective increased costs owing with respect thereto) pursuant to Sections 2.9 and 4.11 and (D) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (or, if the respective Replaced Lender is both a Revolving Credit Lender and a Term Loan Lender, and is only being replaced with respect to a single such Tranche, the Fees owing with respect to such Tranche) pursuant to Article 4 and (y) in the case of any replacement of a Revolving Credit Lender, the Issuing Lender the amount of all unreimbursed drawings under Letters of Credit attributable to such Replaced Lender and (ii) all obligations of the Borrower owing to the Replaced Lender (other than (x) those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid and (y) if the respective Replaced Lender is both a Revolving Credit Lender and a Term Loan Lender and is only being replaced with respect to a single such Tranche, obligations relating to the Tranche with respect to which such Lender is not being replaced) shall be paid in full by the Borrower to such Replaced Lender concurrently with such replacement.  Upon the execution of the respective Assignment and Assumption Agreements and the payment of amounts referred to in clauses (i) and (ii) above the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder (unless such Lender was both a Revolving Credit Lender and a Term Loan Lender hereunder, and was only replaced with respect to a single such Tranche), except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such Replaced Lender.  In no event may the Borrower replace a Lender which is also an Issuing Lender or whose Affiliate is an Issuing Lender or replace any such Lender as a Revolving Credit Lender unless (x) all Letters of Credit issued by such Lender and its Affiliates have expired or have been terminated or canceled and such Lender and/or Affiliate, as the case may be, shall have been reimbursed for all payments made by it under the Letters of Credit issued by it or (y) such Lender and/or Affiliate, as the case may be, shall have been indemnified in a manner satisfactory to it for any outstanding Letters of Credit issued by it and other obligations, absolute or contingent, with respect to Letters of Credit issued by it.

(e)           Each Lender party to this Credit Agreement on the Effective Date hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by the preceding clause (b)(A) will upon its becoming party to this Credit Agreement represent, that it is an Eligible Transferee which makes or acquires loans in the ordinary course of its business and

152

that it will make or acquire the Loans for its own account in the ordinary course of such business, provided that subject to the preceding clauses (a) through (d), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

11.7         Confidentiality.  Subject to Section 11.6, the Lenders shall hold all non-public information obtained pursuant to the requirements of this Credit Agreement which has been identified as such by Holdings or the Borrower in accordance with such Lenders’ customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to its Affiliates, employees, auditors, advisors, or counsel in connection with the evaluation or administration of the Loans or as reasonably required by any bona fide actual or potential transferee or participant in connection with the contemplated transfer of any Loans or participation therein, or by any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such transferee or participant, or such contractual counterparty or professional advisor, as the case may be, agrees to be bound by the provisions of this Section 11.7), or as required in connection with the exercise of remedies under any of the Credit Documents, or as required in connection with any litigation or proceeding (including, without limitation, bankruptcy proceeding) to which any Lender or any of its Affiliates may be a party, or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Lender shall use its reasonable best efforts (in accordance with customary banking procedures) to notify Holdings or the Borrower of any disclosure in connection with any litigation or proceeding, other than any litigation or proceeding against any Credit Party, or any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further, that in no event shall any Lender be obligated or required to return any materials furnished by Holdings, the Borrower, any of their respective Subsidiaries or any Equity Investor.

11.8         Indemnification.  (a)  Each of Holdings and the Borrower shall, jointly and severally, and hereby agrees to jointly and severally, indemnify, defend and hold harmless each Agent, the Issuing Lender and each of the Lenders and their respective Affiliates, directors, officers, agents and employees (the “Indemnitees”) from and against (x) any and all losses, claims, damages, Taxes, liabilities or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from the gross negligence or willful misconduct of the respective Indemnitee (as determined by a court of competent jurisdiction in a final and unappealable decision)) arising out of or by reason of any litigations, investigations, claims or proceedings which arise out of or are in any way related to (i) this Credit Agreement, any of the other Credit Documents or any of the transactions contemplated hereby or thereby, (ii) the issuance of Letters of Credit, (iii) any actual or proposed use by the Borrower of the proceeds of any Loans or (iv) the Agents’ or the Lenders’ entering into this Credit Agreement, any of the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in any settlement agreed to by Holdings or the Borrower, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in

153

connection with any of the foregoing (whether or not such lender is a party thereto) and (y) any such losses, claims (including Environmental Claims), damages, liabilities, deficiencies, judgments, fees and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) or expenses incurred in connection with any removal, remedial or other action under any Environmental Laws taken by the Borrower, any of its Subsidiaries or any of the Lenders (except to the extent resulting from the gross negligence or willful misconduct of the respective Indemnitee (as determined by a court of competent jurisdiction in a final and unappealable decision)) or in connection with compliance by Holdings, the Borrower or any of their respective Subsidiaries, or any of their respective properties, with any Environmental Laws or in connection with the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries.

(b)           If and to the extent that any of the Obligations of either Holdings or the Borrower under this Section 11.8 are unenforceable for any reason, each of Holdings and the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law.  Each of Holdings’ and the Borrower’s Obligations hereunder shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Credit Agreement.

(c)           In addition, each of Holdings and the Borrower shall, upon demand, pay to each Agent and any Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by such Agent or such Lender in (i) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (ii) in collecting the Loans, (iii) in foreclosing or otherwise collecting upon the Collateral or any part thereof and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing.

11.9         Entire Agreement; Successors and Assigns.  This Credit Agreement and the other Credit Documents constitute the entire agreement among Holdings, the Borrower, the Administrative Agent and the Lenders, and supersedes any prior agreements among them (other than the Fee Letter, which remains in effect), and shall bind and benefit Holdings, the Borrower, the Administrative Agent and the Lenders and their respective successors and permitted assigns.

11.10       Amendment or Waiver.  (a)  Subject to the provisions of following clause (c), neither this Credit Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations owed to such Lender being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note (it being understood that any waiver of the application of any prepayment or the method of application of any prepayment to the Loans or Notes or any mandatory reduction to the commitments shall not constitute an extension of the final maturity date of such Loan or Note) or extend the stated expiration date of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest on any Loan or Note

154

or of Fees (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount of any Loan or Note (it being understood that any amendment or modification to the financial definitions in this Credit Agreement, other than any amendment or modification to the amounts or percentages in the pricing grid or the level of the Consolidated Leverage Ratio, in either instance, contained in the Applicable Margin definition, or to Section 1.2 shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 11.10 (except for technical amendments with respect to additional extensions of credit permitted in this Credit Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Credit Commitments on the Effective Date), (iv) reduce the respective percentage specified in the definition of Required Lenders or Aggregate Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Credit Agreement may be included in the determination of the Required Lenders or the Aggregate Supermajority Lenders, as the case may be, on substantially the same basis as the extensions of Term Loans and Revolving Credit Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement; provided, further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of the Issuing Lender, amend, modify or waive any provision of Article 3 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (4) without the consent of the Administrative Agent, amend, modify or waive any provision of Article 10 or any other provision as same relates to the rights or obligations of the Administrative Agent, (5) without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Tranche in the case of an amendment to the definition of Majority Lenders), amend the definition of Majority Lenders or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 2.5 (although the Required Lenders may (i) waive in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application as amongst the various Tranches of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (ii) agree to inclusion of additional extensions of credit made after the Initial Borrowing Date (and not pursuant to commitments as in effect on the Initial Borrowing Date) on substantially the same basis as other similar extensions of credit, pursuant to Section 2.5), or (6) without the consent of the Aggregate Supermajority Lenders (i) increase any percentage specified in the definition of Adjusted Net Book Value Percentage or specified in Section 2.2(a)(ii)(B), in any such case above the respective percentage set forth in such definition or such Section, as the case may be, on the Effective Date, (ii) increase the sum of the aggregate principal amount of outstanding Term Loans plus the Total Revolving Credit Commitments to an

155

amount in excess of $800,000,000 or (iii) release any Subsidiary Guarantor from its respective Subsidiaries Guaranty (except as expressly provided in Section 8.1(c) or in the respective Subsidiaries Guaranty).

(b)           If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Credit Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 11.10(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 11.6(d) so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitments and/or repay the respective Tranche or Tranches of outstanding Loans of such Lender giving rise to such non-consenting Lender’s right to consent to such proposed change, waiver, discharge or termination, provided that, unless the Commitments that are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 11.10(a).

(c)           Notwithstanding anything to the contrary contained above in this Section 11.10, (x) additional Subsidiaries may become parties to the various Credit Documents as contemplated herein and therein (which shall not require the approval of any other Credit Parties or Lenders) and (y) amendments and modifications to the Collateral Documents in connection with the provision of any Incremental Revolving Credit Commitments by Incremental Revolving Credit Lenders may be made as contemplated in Section 2.1(e)(ii) (with the consent of the Administrative Agent and/or the Collateral Agent, as appropriate).

11.11       Nonliability of Administrative Agent, Collateral Agent and Lenders.  The relationship between Holdings, the Borrower and their respective Subsidiaries, on the one hand, and the Lenders, the Administrative Agent and the Collateral Agent, on the other hand, shall be solely that of debtors and creditors.  None of the Administrative Agent, the Collateral Agent or any Lender shall have any fiduciary responsibilities to Holdings, the Borrower, or any of their respective Subsidiaries.  None of the Administrative Agent, the Collateral Agent or any Lender undertakes any responsibility to Holdings, the Borrower, or any of their respective Subsidiaries to review or inform Holdings, the Borrower, or any of their respective Subsidiaries of any matter in connection with any phase of the business or operations of Holdings, the Borrower, or any of their respective Subsidiaries.

156

11.12       Independent Nature of Lenders’ Rights.  The amounts payable at any time hereunder to each Lender under such Lender’s Note or Notes shall be a separate and independent debt.

11.13       Counterparts.  This Credit Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

11.14       Effectiveness.  This Credit Agreement shall become effective on the date (the “Effective Date”) on which (i) Holdings, the Borrower, the Lenders and the Administrative Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same (including by way of facsimile transmission) to the Administrative Agent and (ii) the conditions contained in Sections 5.1 and 5.2 are met to the satisfaction of the Administrative Agent and the Required Lenders.  Unless the Administrative Agent has received actual notice from any Lender that the conditions contained in Sections 5.1 and 5.2 have not been met, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent’s good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met.  The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

11.15       Headings Descriptive.  The headings of the several sections and subsections of this Credit Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

11.16       Maximum Rate.  Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrower, the Administrative Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Administrative Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate.  If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower.  All sums paid or agreed to be paid to the Administrative Agent or any

157

Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrower to the Administrative Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness.  The terms and provisions of this Section 11.16 shall control every other provision of this Credit Agreement and all agreements among the Borrower, the Administrative Agent and the Lenders.

11.17       Right of Setoff.  In addition to and not in limitation of all rights of offset that any Lender or the Issuing Lender may have under applicable law, each Lender and the Issuing Lender shall, upon the occurrence of any Event of Default and whether or not such Lender or such Issuing Lender has made any demand or the Obligations of any Credit Party are matured, have the right, upon prior notice to Holdings or the Borrower, to appropriate and apply to the payment of the Obligations of Holdings or the Borrower or any of their respective Subsidiaries all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other Indebtedness or property then or thereafter owing by such Lender or such Issuing Lender, including, without limitation, any and all amounts in the Concentration Account or the Disbursement Account. Each Lender or the Issuing Lender exercising such rights shall notify the Administrative Agent thereof and any amount received as a result of the exercise of such rights shall be reallocated among the Lenders and the Issuing Lender as set forth in Section 2.10 hereof; provided, however, that failure of the Borrower to receive such notice shall not impair any Lender’s or the Issuing Lender’s rights hereunder.

11.18       Other Credit Documents.  The Lenders hereby authorize the Administrative Agent and the Collateral Agent to enter into or otherwise become bound by the various Credit Documents (or amendments thereto) attached as exhibits to this Credit Agreement on their behalf.

11.19       Certain Provisions Regarding Perfection of Security Interests.  (a)  Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Credit Documents, the Lenders acknowledge and agree that, except to the extent that further actions are required to be taken in accordance with the terms of Section 7.13 of this Credit Agreement, (i) with respect to Non-Certificated Units from time to time held by the Unit Subsidiary, certificates of title have not been issued with respect thereto and, accordingly, no notation of a security interest has been made under the titling statutes of any State in connection therewith and (ii) with respect to Units from time to time leased to customers, “fixture filings” will not be made under the provisions of the UCC or the PPSA (or other applicable law) as in effect in the relevant jurisdiction, both because of the administrative difficulty of ascertaining whether any such Unit is or becomes a fixture and the inability of the Borrower and its Subsidiaries to provide the relevant information which would be required to make such filings.  Notwithstanding the penultimate sentence of Section 7.13, if the Borrower or any of its Subsidiaries becomes aware that a Certificate of Title is required to be issued with respect to any Non-Certificated Unit under applicable law, the Borrower shall take all steps as may be necessary so that a certificate of title is issued with respect thereto, on which the security interest of the Collateral Agent is noted.  Furthermore, in the event the Administrative Agent or the Required Lenders reasonably believes that Certificates of Title may be required to be issued in connection with Non-Certificated Units located in any jurisdiction, the Borrower shall promptly

158

(and in any event within 30 days after its receipt of the respective request) following a request by the Administrative Agent or the Required Lenders, cause special counsel or special counsels designated by it (who shall be reasonably acceptable to the Administrative Agent or the Required Lenders) to issue, with respect to the laws of a requested jurisdiction or jurisdictions, an opinion in form reasonably satisfactory to the Administrative Agent and the Required Lenders as to whether Certificates of Title are required to be issued with respect to any Non-Certificated Units under the laws of such jurisdiction or jurisdictions and, whether based thereon or upon the advice of their own counsel, if at any time the Administrative Agent or the Required Lenders inform the Borrower that they in good faith believe that Certificates of Title are required to be issued with respect to any Non-Certificated Unit under applicable law and further request that the actions described in this sentence be taken, then the Borrower shall take all steps as may be necessary so that, within 90 days from the date of the respective request, a certificate of title is issued with respect thereto, on which the security interest of the Collateral Agent is noted; provided that unless an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders shall not, in any event, request an opinion with respect to any one jurisdiction more than once in a calendar year.  So long as Sections 7.18(a) and 8.12 of this Credit Agreement are complied with, the provisions of this Credit Agreement and the other Credit Documents shall be deemed modified to the extent necessary to permit the foregoing (and so that no violation of this Credit Agreement or the other Credit Documents exists or shall exist as a result of the actions permitted to be taken (or not taken) in accordance with the provisions of preceding clauses (i) and (ii) of the first sentence of this Section 11.19 unless and until (and then to the extent) required to be taken in accordance with the two preceding sentences) (including, without limitation, all conditions precedent, representations, warranties, covenants and other agreements herein and therein).

(b)           Automobiles and Trucks.  The Borrower and its Subsidiaries were not required to take steps necessary to perfect the security interests purported to be created by the Security Agreements in automobiles and trucks.  The Collateral Agent or the Required Lenders at any time may, but shall not be required to, request that the Borrower and/or of the Subsidiary Guarantors take any and all actions with respect to such automobiles and/or trucks necessary to create a first priority perfected lien of the Collateral Agent on any automobiles or trucks pledged pursuant to the relevant Security Agreements.

(c)           All provisions of this Credit Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the provisions set forth in preceding clause (b) (and to permit the taking of the actions to the extent required pursuant to such clause rather than as otherwise provided in the Credit Documents); provided, that (x) to the extent any representation and warranty would not be true because such actions were not taken on the Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with clause (b) of this Section 11.19 and (y) all representation and warranties relating to the Collateral Documents shall be required to be true immediately after the actions required to be taken by clause (b) of this Section 11.19 have been taken (or were required to be taken).

159

11.20       Limitation of Liability.  NO CLAIM MAY BE MADE BY ANY CREDIT PARTY, ANY LENDER OR ANY OTHER PERSON PARTY HERETO AGAINST ANY AGENT, ANY LENDER OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH PARTY HERETO WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

11.21       Acknowledgements Regarding Security Bond Obligations.  For greater certainty, and without limiting the powers of the Collateral Agent hereunder or under any of the other Credit Documents, the Borrower hereby acknowledges that the Collateral Agent shall, for purposes of holding any security interest granted by any Credit Party in any of its property or assets pursuant to the laws of the Province of Quebec to secure obligations of such Credit Party under any debenture or bond (any such obligations, “Security Bond Obligations”), be the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of the Civil Code of Quebec, as amended) for each Secured Creditor and in particular for all present and future holders of any debenture or bond (the Secured Creditors and any such holders, collectively, the “Secured Creditor Grantors”).  Each Security Creditor Grantor hereby constitutes, to the extent necessary, the Collateral Agent as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec, as amended) in order to hold security granted by any Credit Party in the Province of Quebec to secure Security Bond Obligations.  Each assignee of any Secured Creditor Grantor shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (fondé de pouvoir) upon becoming a Lender under this Credit Agreement as contemplated in Section 11.6(b)(A) and/or by receiving the benefits of the Collateral Documents.  Notwithstanding the provisions of Section 32 of An Act Respecting the Special Powers of Legal Persons (Quebec), the Collateral Agent may acquire and be the holder of any debenture or bond.  The Borrower hereby acknowledges that such debenture or bond constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec, as amended.

11.22       PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the PATRIOT Act, such Lender and the Administrative Agent are required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender and the Administrative Agent, as the case may be, to identify the Credit Parties in accordance with the PATRIOT Act.

11.23       Amendment and Restatement.  (a)  This Credit Agreement is an amendment and restatement of the Existing Credit Agreement and does not constitute a novation of the Existing Credit Agreement. All “Obligations” under the Existing Credit Agreement (to the extent not paid on or prior to the Effective Date), and all security interests, Liens, and collateral

160

assignments granted to the Administrative Agent (as defined in the Existing Credit Agreement) or the Collateral Agent (as defined in the Existing Credit Agreement) under the Existing Credit Agreement or any of the other “Credit Documents” defined therein, hereby are renewed and continued in full force and effect, and hereafter shall be governed by this Credit Agreement or, to the extent appropriate, such other Credit Document as further amended or modified from time to time.  All existing “Credit Documents” previously executed in connection with the Existing Credit Agreement shall continue in full force and effect, except to the extent such agreement is amended, restated or replaced in connection with this Credit Agreement, and any and all references therein to the Existing Credit Agreement (regardless of terminology) shall refer to and mean this Credit Agreement.  Without limiting the foregoing, the Credit Agreement Parties acknowledge and agree that any and all obligations of BofA, DBTCA and the other lenders under the Existing Credit Agreement (by virtue of the Bank Assignment Agreement or otherwise) are governed by the terms of this Credit Agreement (as an amendment and restatement in its entirety of the Existing Credit Agreement).

(b)           The Borrower and Holdings acknowledge and agree that as of the close of business on June 27, 2005, the aggregate amount of Revolving Outstandings under and as defined in the Existing Credit Agreement (excluding the undrawn amount of the Existing Letters of Credit) is $141,770,606.13, and the aggregate amount of Term Loan Outstandings under and as defined in the Existing Credit Agreement is $205,776,241.50.  As of the date hereof, none of the Credit Parties or any of their respective Affiliates has offset rights, counterclaims or defenses of any kind against any of their obligations, indebtedness or liabilities under the Existing Credit Agreement.  As of the date hereof immediately prior to the amendment and restatement of the Existing Credit Agreement contemplated herein, there exists no Default or Event of Default under and as defined in the Existing Credit Agreement.

ARTICLE 12

Holdings Secured Guaranty

12.1         The Holdings Secured Guaranty.  In order to induce the Agents, each Issuing Lender and the Lenders to enter into this Credit Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Hedge Agreements, and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of such Hedge Agreements, Holdings hereby agrees with the Guaranteed Creditors as follows:  Holdings hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Obligations of the Borrower to the Guaranteed Creditors.  If any or all of the Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such Guaranteed Obligations to the Guaranteed Creditors, or order, on demand, together with any and all reasonable expenses which may be incurred by the Agents and the other Guaranteed Creditors in collecting any of the Obligations.  This guaranty constitutes a guaranty of payment and not of collection, and applies to all Obligations of the Borrower arising in connection with this Credit Agreement and the other Credit Documents, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such Guaranteed Obligations are from

161

time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such Guaranteed Obligations may be or hereafter become barred by any statute of limitations, and whether or not such Guaranteed Obligations may be or hereafter become otherwise unenforceable.

12.2         Bankruptcy.  Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 9.1(e), and unconditionally and irrevocably promises to pay all such Guaranteed Obligations to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

12.3         Nature of Liability.  The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of any of the Guaranteed Obligations of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which such Guaranteed Creditors repay to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

12.4         Independent Obligation.  The obligations of Holdings hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions.  Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to Holdings.

12.5         Authorization.  Holdings authorizes each Guaranteed Creditor without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a)           subject to the prior agreement of the Borrower (to the extent required by the Credit Agreement), change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Holdings Secured Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

162

(b)           take and hold security for the payment of any of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any of the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c)           exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

(d)           release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

(e)           settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

(f)            apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of Holdings or the Borrower remain unpaid; and/or

(g)           consent to or waive any breach of, or any act, omission or default under, this Credit Agreement or any of the instruments or agreements referred to herein, or, with the agreement of the Borrower, amend, modify or supplement this Credit Agreement or any of such other instruments or agreements.

12.6         Reliance.  It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

12.7         Subordination.  Any obligations of the Borrower now or hereafter owing to Holdings are hereby subordinated in right of payment to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; provided that payment may be made by the Borrower on any such obligations owing to Holdings so long as the same is not prohibited by this Credit Agreement; and provided further, that if the Administrative Agent so requests at a time when an Event of Default exists, all such obligations of the Borrower to Holdings shall be collected, enforced and received by Holdings as trustee for the Guaranteed Creditors and be paid over to the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Holdings Secured Guaranty.  Prior to the transfer by Holdings of any note or negotiable instrument evidencing any obligations of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.  Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any claim or right of subrogation which it may at any time otherwise have as a result

163

of this Holdings Secured Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full.

12.8         Waiver.  (a)  Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any such Guaranteed Creditor’s power whatsoever.  Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations.  Subject to the terms of the Credit Documents, any of the Guaranteed Creditors may, at its or their election, foreclose on any security held by any Agent, any Issuing Lender, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy any of the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid.  Holdings waives, to the fullest extent permitted by law, any defense arising out of any such election by any of the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

(b)           Holdings waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings Secured Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations.  Holdings assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that no Guaranteed Creditor shall have any duty to advise Holdings of information known to them regarding such circumstances or risks.

12.9         Limitation on Enforcement.  The Guaranteed Creditors agree that this Holdings Secured Guaranty may be enforced only by the action of the Administrative Agent, in each case acting upon the instructions of the Required Lenders, and that no other Guaranteed Creditor shall have any right individually to seek to enforce or to enforce this Holdings Secured Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Guaranteed Creditors upon the terms of this Credit Agreement.  The Guaranteed Creditors further agree that this Holdings Secured Guaranty may not be enforced against any Affiliate, director, officer, employee or stockholder of Holdings.

*              *              *

164

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Credit Agreement as of the date first above written.

Address:
8211 Town Center Drive	WILLIAMS SCOTSMAN INTERNATIONAL,
Baltimore, Maryland 21236	INC. (f/k/a Scotsman Holdings, Inc.)
Attention: John Ross
Telephone: (410) 931-6000
Facsimile: (410) 931-6117	By:	/s/ Robert C. Singer
Title: Executive Vice President and Chief Financial Officer

Address:	WILLIAMS SCOTSMAN, INC.
8211 Town Center Drive
Baltimore, Maryland 21236
Attention: John Ross	By:	/s/ Robert C. Singer
Telephone: (410) 931-6000	Title: Executive Vice President and Chief Financial Officer
Facsimile: (410) 931-6117

BANK OF AMERICA, N.A., Individually and as Administrative Agent

	By:	/s/ Kevin W. Corcoran
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually and as Syndication Agent

	By:	/s/ Mark E. Funk
Title: Managing Director

	By:	/s/ Frank Fazio
Title: Director

CITICORP USA, INC., Individually and as Co-Documentation Agent

By:	/s/ Sebastien Delasnerie
Title: Vice President

WELLS FARGO BANK, N.A., Individually and as Co-Documentation Agent

By:	/s/ Reginald Goldsmith
Title: Vice President

LEHMAN COMMERCIAL PAPER INC., Individually and as Co-Documentation Agent

By:	/s/ Ritnam Bhalla
Title: Authorized Signatory

WACHOVIA BANK, N.A.

By:	/s/ James O'Connell
Title: Associate

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Julianne Low
Title: Assistant Vice President

GMAC COMMERCIAL FINANCE LLC

By:	/s/ Robert McIntyre
Title: Director

MERRILL LYNCH CAPITAL, a division of
Merrill Lynch Business Financial Services Inc.

By:	/s/ Richard Holston
Title: Vice President

GE CAPITAL CORPORATION

By:	/s/ Wafa Shalabi
Title: Duly Authorized Signatory

JPMORGAN CHASE BANK, N.A.

By:	/s/ Marc H. Lauri
Title: Vice President

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ Jason Hanes
Title: Senior Associate

HSBC BUSINESS CREDIT (USA) INC.

By:	/s/ Dan Bueno
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ James P. Sierakowski
Title: Vice President

LASALLE BUSINESS CREDIT, LLC

By:	/s/ Wayne D. Hillock
Title: Senior Vice President

TEXTRON FINANCIAL CORPORATION

By:	/s/ Ralph J. Infante
Title: Senior Vice President

SIEMENS FINANCIAL SERVICES, INC.

By:	/s/ Frank Amodio
Title: Vice President—Credit

UPS CAPITAL CORPORATION

By:	/s/ Michael Tobin
Title: Senior Vice President

SUNTRUST BANK

By:	/s/ Benjamin Emmons
Title: Managing Director

WEBSTER BUSINESS CREDIT CORPORATION

By:	/s/ Gordon Massave
Title: Assistant Vice President

SANDY SPRING BANK

By:	/s/ Roy S. Lewis
Title: Vice President

CIBC, INC.

By:	/s/ Jonathan Rabinowitz
Title: Executive Director CIBC World Markets Corp. as Agent

FIRST DOMINION FUNDING I

By:	/s/ David H. Lerner
Title: Authorized Signatory

FIRST DOMINION FUNDING II

By:	/s/ David H. Lerner
Title: Authorized Signatory

FIRST DOMINION FUNDING III

By:	/s/ David H. Lerner
Title: Authorized Signatory

SCHEDULE I

LENDER COMMITMENTS
AND TERM LOAN OUTSTANDINGS

Lender	Revolving Credit Commitment	Term Loan Outstanding

Bank of America, N. A.	$70,000,000	$136,420,000

Deutsche Bank Trust Company Americas	$35,000,000

Wachovia Bank, N.A.	$34,250,000

The CIT Group/Business Credit, Inc.	$33,500,000

GMAC Commercial Finance LLC	$33,500,000

Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.	$27,500,000

GE Capital Corporation	$27,500,000

JPMorgan Chase Bank, N.A.	$27,500,000

National City Business Credit, Inc.	$24,000,000

HSBC Business Credit (USA) Inc.	$20,000,000

Wells Fargo Bank, N.A.	$19,250,000

PNC Bank, National Association	$19,000,000

LaSalle Business Credit, LLC	$19,000,000

Textron Financial Corporation	$15,000,000

Siemens Financial Services, Inc.	$15,000,000

UPS Capital Corporation	$15,000,000

SunTrust Bank	$15,000,000

Citicorp USA, Inc.	$10,000,000

Lehman Commercial Paper Inc.	$10,000,000

Schedule I

Lender	Revolving Credit Commitment	Term Loan Outstanding

Webster Business Credit Corporation	$10,000,000

Sandy Spring Bank	$10,000,000

CIBC, Inc.	$10,000,000

First Dominion Funding I		$5,820,000

First Dominion Funding II		$3,880,000

First Dominion Funding III		$3,880,000

Total	$500,000,000	$150,000,000

SCHEDULE II

LENDER ADDRESSES

Lender	Address

Bank of America, N. A.	335 Madison Avenue
New York, NY 10017
	Attention:	Kevin Corcoran
	Telephone:	212-503-7632
	Facsimile:	212-503-7340

Deutsche Bank Trust Company Americas	60 Wall Street
2nd Floor
New York, NY 10005
	Attention:	Steve Lapidus
	Telephone:	212-250-3419
	Facsimile:	212-797-4655

Wachovia Bank, N.A.	1133 Avenue of the Americas
New York, NY 10036
	Attention:	James O’Connell
	Telephone:	212-545-4435
	Facsimile:	212-545-4283

The CIT Group/Business Credit, Inc.	1211 Avenue of the Americas
22nd Floor
New York, NY 10036
	Attention:	Julianne Low
	Telephone:	212-790-9105
	Facsimile:	212-536-1295

GMAC Commercial Finance LLC	1290 Avenue of the Americas
3rd Floor
New York, NY 10104
	Attention:	Robert McIntyre
	Telephone:	212-884-7128
	Facsimile:	212-884-7692

Schedule II

Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.	222 N. LaSalle
Chicago, IL 60601
	Attention:	Andrew Sepe
	Telephone:	212-236-1558
	Facsimile:	212-236-0048

GE Capital Corporation	201 Merritt 7
P.O. Box 5201
Norwalk, CT 06856-5201
	Attention:	Howard Weinberg
	Telephone:	203-956-4115
	Facsimile:	203-956-4240

JPMorgan Chase Bank, N.A.	One Chase Square
Floor 25
Rochester, NY 14643
	Attention:	John Hariaczyi
	Telephone:	585-258-6903
	Facsimile:	585-258-7440

National City Business Credit, Inc.	1965 East 6th Street
Suite 400 Locator #3049
Cleveland, OH 44114
	Attention:	Jason Hanes
	Telephone:	216-222-9508
	Facsimile:	216-222-9555

HSBC Business Credit (USA) Inc.	452 Fifth Avenue
5th Floor
New York, NY 10018
	Attention:	Dan R. Bueno
	Telephone:	212-525-2518
	Facsimile:	212-525-2520

Wells Fargo Bank, N.A.	1445 Ross Drive
Suite 4560, 45th Floor
Dallas, TX 75202
	Attention:	Reginald Goldsmith
	Telephone:	214-721-6413
	Facsimile:	214-721-6422

PNC Bank, National Association	100 West Road
Suite 319
Towson, MD 21204
	Attention:	James P. Sierakowski
	Telephone:	410-832-7554
	Facsimile:	410-825-6257

Schedule II

LaSalle Business Credit, LLC	135 S. LaSalle
#425
Chicago, IL 60603
	Attention:	Dan Laven
	Telephone:	312-904-6036
	Facsimile:	312-904-6450

Textron Financial Corporation	11575 Great Oaks Way
Suite 210
Alpharetta, GA 36022
	Attention:	Ralph Infante
	Telephone:	770-360-1442
	Facsimile:	770-360-1672

Siemens Financial Services, Inc.	170 Wood Avenue South
Iselin, NJ 08830
	Attention:	Sharon Rooney
	Telephone:	732-590-6624
	Facsimile:	732-590-6648

UPS Capital Corporation	35 Glenlake Parkway
Atlanta, GA 30328
	Attention:	Courtney Alexander
	Telephone:	404-828-4856
	Facsimile:	404-828-3775

SunTrust Bank	303 Peachtree Street NE
2nd Floor
Atlanta, GA 30308
	Attention:	Haynes Gentry
	Telephone:	404-581-1792
	Facsimile:	404-588-7061

Citicorp USA, Inc.	388 Greenwich Street
19thFloor
New York, NY 10013
	Attention:	Shane Azzara
	Telephone:	212-816-2290
	Facsimile:	212-816-2813

Lehman Commercial Paper Inc.	745 7th Avenue
7th Floor
New York, NY 10019
	Attention:	Paul Arzonian
	Telephone:	212-526-5803
	Facsimile:	646-758-4980

Schedule II

Webster Business Credit Corporation	1 State Street
7th Floor
New York, NY 10004
	Attention:	Gordon Massave
	Telephone:	212-806-4581
	Facsimile:	212-806-4510

Sandy Spring Bank	9112 Guilford Road
Columbia, MD 21046
	Attention:	Roy S. Lewis
	Telephone:	800-399-5919 x6536
	Facsimile:	301-483-6652

CIBC, Inc.	300 Madison Avenue
4th Floor
New York, NY 10017
	Attention:	Jonathan Rabinowitz
	Telephone:	212-856-6549
	Facsimile:	212-856-3991

First Dominion Funding I	c/o CSFB Alternative Capital, Inc. Eleven Madison Avenue
New York, NY 10010
	Attention:	Elizabeth Mutton
	Telephone:	212-538-8209
	Facsimile:	212-538-8290

First Dominion Funding II	c/o CSFB Alternative Capital, Inc. Eleven Madison Avenue
New York, NY 10010
	Attention:	Elizabeth Mutton
	Telephone:	212-538-8209
	Facsimile:	212-538-8290

First Dominion Funding III	c/o CSFB Alternative Capital, Inc. Eleven Madison Avenue
New York, NY 10010
	Attention:	Elizabeth Mutton
	Telephone:	212-538-8209
	Facsimile:	212-538-8290

SCHEDULE III

Existing Indebtedness and Operating Leases

Part A:		Existing Indebtedness of Holdings, the Borrower and their respective subsidiaries.

	1.	Agreement of Indemnity, dated March 31, 2004, among the Borrower, Holdings and Zurich America Insurance Company and its subsidiaries and affiliates, with respect to surety bonds.

	2.	General Contract of Indemnity between the Borrower and the Midwest Employers Casualty Company, with respect to surety bonds.

	3.	Senior Secured Notes; principal amount outstanding: $150,000,000.

	4.	Senior Unsecured Notes; principal amount outstanding: $550,000,000.

	5.	Capital leases listed on Attachment A hereto.

Part B:		Existing Operating Leases of Real Property leased by Holdings, the Borrower and their respective Subsidiaries:

	1.	See Part B of Schedule III-United States branches (see schedule attached).

	2.	Canadian branches (see schedule attached).

Attachment A of SCHEDULE III

Please see attached.

Williams Scotsman, Inc.
Capital and Operating leases (Equipment & Auto’s)
Active as of April 1, 2005

Lease Type	Lessor	Dist Name	Unit Description	Term	Contract Expiration	Fxd charge current
Capital	AMI	TRUCKLEASE CORP	04 FORD / 1FDWXW47PX4EC60448	60	02/18/09	916.86
Capital	AMI	TRUCKLEASE CORP	04 FORD / NOT BUILT	60	02/10/09	605.70
Capital	AMI	TRUCKLEASE CORP	04 TOYOTA / JNAU2U1J14A455044	60	02/24/09	731.87
Capital	AMI	TRUCKLEASE CORP	04 FORD / 1FDXX46P54EA19525	60	02/26/09	740.26
Capital	AMI	TRUCKLEASE CORP	04 FORD / 1FDXF47P24EB18997	60	02/24/09	893.15
Capital	AMI	TRUCKLEASE CORP	04 FORD / 1FTRX12W14NB33952	60	03/22/09	473.32
Capital	AMI	TRUCKLEASE CORP	04 CHEV / 1GBE4C1234F51356	60	03/17/09	904.47
Capital	AMI	TRUCKLEASE CORP	04 FORD / 1FDAW57P54EC34089	60	03/31/09	868.79
Capital	AMI	TRUCKLEASE CORP	04 FORD* / 1FTSE34P94HA80070	60	03/31/09	574.02
Capital	AMI	TRUCKLEASE CORP	04 GMC / NOT AVAILABLE	60	03/29/09	791.27
Capital	AMI	TRUCKLEASE CORP	04 GMC / NOT AVAILABLE	60	03/29/09	654.30
Capital	AMI	TRUCKLEASE CORP	04 GMC / NOT AVAILABLE	60	03/29/09	654.30
Capital	AMI	TRUCKLEASE CORP	04 GMC / NOT AVAILABLE	60	03/29/09	704.48
Capital	AMI	TRUCKLEASE CORP	04 FORD / 1FDXX46P84ED30897	60	06/15/09	1,184.13
Capital	AMI	TRUCKLEASE CORP	04 CHEV / 1GCHC39U941163923	60	07/16/09	501.19
Capital	AMI	TRUCKLEASE CORP	04 EVACO / NOT BUILT	72	02/26/10	610.38
Capital	AMI	TRUCKLEASE CORP	04 EVACO / NOT BUILT	72	02/26/10	622.70
Capital	AMI	TRUCKLEASE CORP	04 EVACO / NOT AVAILABLE	72	02/26/10	333.43
Capital	AMI	TRUCKLEASE CORP	04 EVACO / NOT BUILT	72	02/26/10	312.56
Capital	AMI	TRUCKLEASE CORP	04 INTERNATIONAL / 1HTMMAAN25H688391	60	04/19/09	1,371.15
Capital	AMI	TRUCKLEASE CORP	04 EVACO / NOT AVAILABLE	72	05/06/10	619.04
Capital	AMI	TRUCKLEASE CORP	04 EVACO / NOT AVAILABLE	120	06/21/14	364.82
Capital	AMI	TRUCKLEASE CORP	04 EVACO / NOT AVAILABLE	120	06/21/14	364.82
Capital	AMI	TRUCKLEASE CORP	04 EVACO / NOT AVAILABLE	120	06/21/14	367.18
Capital	AMI	TRUCKLEASE CORP	04 EVACO / NOT AVAILABLE	120	06/21/14	367.18
Capital	AMI	TRUCKLEASE CORP	04 EVACO / NOT AVAILABLE	120	06/21/14	365.21
Capital	AMI	TRUCKLEASE CORP	04 EVACO / NOT AVAILABLE	120	06/21/14	365.21
Capital	AMI	TRUCKLEASE CORP	98 LANDOLL / NOT AVAILABLE	72	06/21/10	197.73
Capital	AMI	TRUCKLEASE CORP	98 LANDOLL / NOT AVAILABLE	72	06/21/10	198.60
Capital	AMI	TRUCKLEASE CORP	98 LANDOLL / NOT AVAILABLE	72	06/21/10	229.24
Capital	AMI	TRUCKLEASE CORP	99 LANDOLL / NOT AVAILABLE	72	06/21/10	316.69
Capital	AMI	TRUCKLEASE CORP	98 LANDOLL / NOT AVAILABLE	72	06/21/10	257.41
Capital	AMI	TRUCKLEASE CORP	99 LANDOLL / NOT AVAILABLE	72	06/21/10	250.68
Capital	AMI	TRUCKLEASE CORP	99 LANDOLL / NOT AVAILABLE	72	06/21/10	256.88
Capital	AMI	TRUCKLEASE CORP	99 LANDOLL / NOT AVAILABLE	72	06/21/10	255.11
Capital	AMI	TRUCKLEASE CORP	99 LANDOLL / NOT AVAILABLE	72	06/21/10	256.31
Capital	AMI	TRUCKLEASE CORP	97 LANDOLL / NOT AVAILABLE	72	06/21/10	174.35
Capital	AMI	TRUCKLEASE CORP	04 EVACO / NOT AVAILABLE	120	06/21/14	368.31
Capital	AMI	TRUCKLEASE CORP	97 LANDOLL / NOT AVAILABLE	72	06/21/10	218.94
Capital	AMI	TRUCKLEASE CORP	98 LANDOLL / NOT AVAILABLE	72	06/21/10	182.21
Capital	AMI	TRUCKLEASE CORP	99 LANDOLL / NOT AVAILABLE	72	06/21/10	270.51
Capital	FORD	FORD MOTOR CREDIT	04 THUNDERBIRD / 1FAHP60A64Y104080	36	01/30/07	799.74
Capital	FORD	FORD MOTOR CREDIT	05 FORD F 550 / 1FDAF57P95EA83210	60	11/05/09	883.84
Capital	FORD	FORD MOTOR CREDIT	04 FORD E 350 / FTSS34P04HA75882	60	09/23/09	620.68
Capital	FORD	FORD MOTOR CREDIT	04 FORD F 450 / 1FDXF46P34ED99368	60	11/23/09	740.41
Capital	FORD	FORD MOTOR CREDIT	05 SUPERCAB XL/XLT / 1FTSX20545EA72132	60	10/31/09	655.09
Capital	FORD	FORD MOTOR CREDIT	04 ECONOLINE SUPER / 1FDSE35LX4HB45189	60	11/01/09	617.49
Capital	GE	GE	05 EVACO / 1E9DE392X5A283047	72	11/05/10	489.84
Capital	GE	GE	05 FORD E 350 / 1FTSE34P05HA96420	60	02/08/10	558.10
Capital	GE	GE	05 FORD F 350 / 1FTWF31P35EA49256	60	02/17/10	704.72
Capital	GE	GE	05 EVACO / 1E9DE39295A283220	72	03/02/11	497.41
Capital	GE	GE	05 FORD F 150 / 1FTVF1259NA81397	60	03/22/10	572.67
Capital	GE	GE	05 EVACO / 1E9DE39205A283221	72	03/01/11	537.24
Capital	GE	GE	05 CORVETTE / 1G1YY24U155111096	36	03/01/08	907.82
Capital	GE	GE	05 INTERNATIONAL / 1HTMLAFK76H204038	60	04/01/10	1,145.71
Capital	GE	GE	05 INTERNATIONAL / 1HTMMAAL55H133482	60	04/01/10	1,539.54
Capital	GE	GE	05 FORD F 350 / 1FDWF36P75EC01320	60	03/01/10	773.00

Lease Type	Lessor	Dist Name	Unit Description	Term	Contract Expiration	Fxd charge current
Capital	GE	GE	05 FORD E 350 / 1FDWE35P9HA55666	60	04/01/10	644.21
Capital	GE	GE	05 CHEV SILVERADO / 1GBHC24285E140507	60	04/01/10	649.50
Capital	De Lage Landen Financial Services, Inc.		2004 Toyota model 7FGAU50 / 60473	60	02/17/09	892.91
Capital	Toyota Motor Credit Corp.		2004 Toyota model 7FGU80 / 60128	60	02/19/09	1,260.47
Capital	Toyota Motor Credit Corp.		2004 Toyota model 7FGU80 / 60128	1	02/19/09	—
Capital	Citicapital		2004 Komatsu FG50R2-7 / AT33B50024	72	07/31/10	486.48
Capital	De Lage Landen Financial Services, Inc.		2004 CAT Model DP100-D / 3DP10125	60	12/31/09	1,570.49
Capital	De Lage Landen Financial Services, Inc.		2005 CAT GP50K-LP / LPAT33B50061	72	02/28/12	604.42
Capital	Chesapeake Industrial Leasing		Used CAT DP100 / 3DP00251	48	05/01/09	1,272.24

PART B of SCHEDULE III

Please see attached.

United States Branches

Please see attached.

WILLIAMS SCOTSMAN, INC.
United States - Leased Properties as of May 1, 2005

ALBANY, GA BRANCH 3268 Palmyra Road Albany GA 31707	13.0 acs.	$3,600.00	$0.00	10/1/2001	7/2/2006	9/30/2006	no	yes	No
ALBANY, NY 6 Industry Drive Waterford NY 12188	3.0 acs.	$4,300.00	$0.00	12/1/2002	6/3/2007	11/30/2007	no	yes
ALBUQUERQUE DROP LOT 9521 Central N.W. Albuquerque NM 87121	87121	1.0 acs.	$3,000.00	$1,000.00	10/20/1995			no	yes	30 Days
ALLLENTOWN BRANCH 2780 Route 100 Allentown PA 18062	10.0 acs.	$6,450.00	$0.00	11/1/2000	9/1/2010	10/31/2010	yes	yes	No
ATLANTA STORAGE LOT Lot 60, Patrick Ind’l Park Winder GA 30680	5.0 acs.	$3,000.00	$12,858.00	3/1/2004	11/30/2005	2/28/2006	yes	yes	No
AUSTIN BRANCH 2900 N IH-35 Georgetown TX 78626	6.0 acs.	$3,250.00	$0.00	3/1/2004	9/1/2005	2/28/2006	no	yes	No
BAKERSFIELD YARD 6801 Meaney Avenue Bakersfield CA 93308	5.0 acs.	$339.07	$0.00	1/1/2006	8/3/2010	12/31/2010	no	yes	No
BIRMINGHAM BRANCH 120 Kerr Road Moody AL 35004	7.0 acs.	$2,000.00	$0.00	11/1/2004	8/2/2005	10/31/2005	no	yes	No
BOISE BRANCH 4430 E. Franklin Road Meridian ID 83642	2.0 acs.	$2,894.43	$2,500.00	1/15/2002	7/18/2006	1/14/2007	no	yes
BOSTON DROP LOT 41 Industrial Park Drive Pelham NH 3076	3076	3.0 acs.	$4,500.00	$0.00	11/1/2001			no	yes	Yes
CASPER BRANCH 2383 Nuclear Drive Casper WY 82604	1.0 acs.	$1,750.00	$0.00	1/1/2006	9/2/2006	12/31/2006	no	yes
CENTRAL NORTHWEST REGION OFFICE 990 Grove Street Evanston IL 60201	0.0 acs.	$1,103.00	$2,328.00	12/17/2004	6/19/2005	12/16/2005	no	no
CHARLESTON WV BRANCH 322-B Call Road Charleston WV 25312	10.0 acs.	$2,233.00	$0.00	6/1/2005	3/1/2006	5/31/2006	no	yes
CHARLOTTE BRANCH 3925 Trailer Drive Charlotte NC 28269	10.0 acs.	$12,376.49	$27,500.00	9/1/2005	3/3/2007	8/31/2007	yes	yes	No
CHERRY HILL BRANCH 1901 Old Cuthbert Road Cherry Hill NJ 8034	18.0 acs.	$10,666.66	$0.00	1/1/2002	7/4/2006	12/31/2006	yes	yes	No
CHICAGO SOUTH BRANCH (MSI) 15755 S. Springfield Avenue Markham IL 60428-4469	3.0 acs.	$3,600.00	$0.00	2/24/2005	11/25/2007	2/23/2008	no	yes	No

WILLIAMS SCOTSMAN, INC.
United States - Leased Properties as of May 1, 2005

CLEVELAND STORAGE LOT 1041 Lake Road Medina OH 44256	5.0 acs.	$2,600.00	$0.00	3/1/2005	9/1/2005	2/28/2006	yes	yes	No
COLUMBUS BRANCH 2150 Cloverleaf Street Columbus OH 43232	5.0 acs.	$3,300.00	$0.00	9/1/2001	3/3/2006	8/31/2006	no	yes
DALLAS-FT.WORTH (Inc.9/01) 4590 Carey Road Fort Worth TX 76119	15.0 acs.	$13,510.99	$0.00	9/1/1999	3/3/2009	8/31/2009	no	yes	No
DENVER BRANCH 4500 E. 60th Avenue Commerce City CO 80022	4.0 acs.	$3,850.00	$0.00	2/1/2005	8/4/2005	1/31/2006	no	yes	No
DETROIT BRANCH 8122 Park Place Brighton MI 48116	10.0 acs.	$8,131.80	$10,000.00	2/1/2001	11/2/2005	1/31/2006	no	yes	No
DORAVILLE STORAGE LOT (SMI) 4663 Virginia Avenue Doraville GA 30360	2.0 acs.	$1,400.00	$0.00	6/9/1993			yes	yes
DURHAM BRANCH 905 Ellis Road Durham NC 27703	11.0 acs.	$12,070.04	$11,842.20	10/4/2001	6/5/2006	10/3/2006	no	yes	No
DURHAM STORAGE LOT Hwy 70 West Kinston NC 28502	3.0 acs.	$680.00	$0.00	3/1/1993	2/28/1993	2/28/1993	yes	yes		Attention Needed
FRESNO BRANCH 2809 S. Chestnut Avenue Fresno CA 93725	9.0 acs.	$9,968.86	$0.00	9/1/1999	7/2/2007	8/31/2007	no	yes	Yes
GRAND JUNCTION BRANCH 760 21 ½ Road Grand Junction CO 81505	0.63 acs.	$1,541.00	$0.00	7/1/2000	1/31/2006	7/31/2006	yes	yes
GREENVILLE, SC BRANCH 198 Freeman Farm Road Duncan SC 29334	6.0 acs.	$5,010.00	$5,010.00	3/5/2005	9/5/2006	3/4/2007	no	yes	No
HARTFORD BRANCH 576 West Johnson Avenue Cheshire CT 6410	9.0 acs.	$6,302.83	$0.00	1/1/2006	9/2/2011	12/31/2011	yes	yes
INDIANAPOLIS BRANCH 1313 Harding Court Indianapolis IN 46217	5.0 acs.	$5,750.00	$0.00	12/1/2004	6/3/2005	11/30/2005	no	yes	Yes
JACKSON BRANCH 131 Enterprise Drive Madison MS 39110	4.0 acs.	$1,966.74	$0.00	6/15/2004	12/15/2005	6/14/2006	yes	yes	No
JACKSONVILLE BRANCH 325 Clark Road Jacksonville FL 32218	15.0 acs.	$7,268.51	$0.00	1/1/2006	7/4/2010	12/31/2010	yes	yes	No
KANSAS CITY BRANCH 8201 NE 38th Street Kansas City MO 64161	2.187 acs.	$3,200.00	$0.00	6/21/2003	12/22/2007	6/20/2008	no	yes	No
KANSAS CITY PROPERTY (09/04) 6817 Stadium Drive Kansas City MO 64129	7.0 acs.	$5,575.00	$0.00	6/1/2004	3/31/2009	5/31/2009	no	yes	No

WILLIAMS SCOTSMAN, INC.
United States - Leased Properties as of May 1, 2005

LAS VEGAS BRANCH 3435 Kier Road Las Vegas NV 89030	8.0 acs.	$18,259.59	$0.00	12/17/1999	9/17/2009	12/16/2009	yes	yes	No
LONG ISLAND BRANCH 47 Windsor Place Central Islip NY 11722	3.0 acs.	$4,800.00	$7,500.00	10/1/2004	7/2/2005	9/30/2005	yes	yes	No
LOS ANGELES BRANCH 12211 & 11811 Greenstone Avenue SantaFeSrings CA 90670	16.0 acs.	$29,618.52	$26,920.08	2/1/1997	8/4/2006	1/31/2007	yes	yes	Yes
LOUISVILLE BRANCH 2707 Millers Lane Louisville KY 40216	6.0 acs.	$4,551.67	$4,550.00	11/1/2001	7/3/2006	10/31/2006	no	yes	No
MEMPHIS BRANCH 5012 Malone Road Memphis TN 38118	10.0 acs.	$5,800.00	$0.00	10/1/2003	8/31/2006	9/30/2006	no	yes	No
MILWAUKEE BRANCH 516 West Street Watertown WI 53094	2.0 acs.	$1,108.42	$0.00	2/1/2008	8/4/2010	1/31/2011	no	yes	No
MINNEAPOLIS BRANCH 19740 Kenrick Avenue Lakeville MN 55044	1.0 acs.	$4,370.00	$6,600.00	10/15/2002	9/14/2005	10/14/2005	yes	yes	No
MOBILE BRANCH 8550 Bellingrath Road Theodore AL 36582	3.0 acs.	$1,600.00	$1,200.00	12/1/2005	6/3/2010	11/30/2010	no	yes	No
MOBILE PROPERTY Bellingrath Road Theodore AL 36582	15.0 acs.	$2,400.00	$0.00	1/1/2004	7/4/2006	12/31/2006	no	yes	No
NASHVILLE BRANCH (08/04) 111 Forbus Drive Christiana TN 37037	7.98 acs.	$8,000.00	$0.00	8/1/2004	6/1/2009	7/31/2009	yes	yes
NATIONAL ACCTS/YARDLEY 301 Oxford Valley Road #503 A&B Yardley PA 19067	0.0 acs.	$3,658.77	$6,600.00	1/15/2005	7/18/2005	1/14/2006	yes	yes	No
NEW ORLEANS BR. (SMI) 2004 West Airline Highway LaPlace LA 70068	6.0 acs.	$800.00	$0.00	9/1/1998	6/2/2004	8/31/2004	no	yes	No	Attention Needed
NEW ORLEANS BRANCH 3777 W. Airline Hwy. Reserve LA 70084	19.0 acs.	$17,763.37	$0.00	12/1/2005	12/1/2019	11/30/2020	no	yes	No
NEW YORK CITY BRANCH 170 Central Avenue South Kearney NJ 7032	10.0 acs.	$30,000.00	$50,000.00	3/1/1998	12/2/2007	5/31/2008	no	yes
NORCROSS/SE AREA OFC 3200 Clinton Ct Norcross GA 30071	4.0 acs.	$7,596.34	$6,250.00	10/1/1995	7/2/2005	9/30/2005	no	yes	No
OMAHA BRANCH 17409 Storage Road Omaha NE 68136	1.0 acs.	$2,423.01	$2,250.00	11/1/2005	5/4/2006	10/31/2006	yes	yes	No
OMAHA - DROP LOT 17402 Storage Road Omaha NE 68136	68136	1.2 acs.	$950.00	$0.00	12/15/2004	11/1/2006	12/31/2006	no	yes	No

WILLIAMS SCOTSMAN, INC.
United States - Leased Properties as of May 1, 2005

ORLANDO LOT - SETR 11351 South Orange Ave Orlando FL 32824	4.5 acs.	$1,900.00	$0.00	1/1/2005	7/4/2007	12/31/2007	yes	yes
PACIFIC NORTHWEST (MAJOR PROJECTS) 1390 Valentine Avenue Pacific WA 98047	1.0 acs.	$6,490.00	$0.00	6/1/2002	12/1/2006	5/31/2007	no	yes	No
PASCO BRANCH 1925 North 4th Avenue Pasco WA 99301	0.0 acs.	$1,500.00	$0.00	4/1/2001	1/30/2006	3/31/2006	yes	yes	No
PHOENIX BRANCH 3232 S. 48th Street Phoenix AZ 85040	10.0 acs.	$14,317.62	$17,000.00	9/15/2003	3/17/2008	9/14/2008	yes	yes	No
PORTLAND BRANCH 7933 N. Upland Drive Portland OR 97203	6.5 acs.	$15,532.03	$13,500.00	11/2/2000	7/4/2005	11/1/2005	no	yes	No
PROVIDENCE BRANCH 115 Lydia Ann Road Smithfield RI 2917	4.0 acs.	$4,326.00	$4,000.00	9/1/2002	3/3/2007	8/31/2007	no	yes	No
RIVERSIDE BRANCH 9400 Galena Street Riverside CA 92509	13.0 acs.	$16,298.64	$15,000.00	9/12/2003	3/14/2008	9/11/2008	yes	yes	Yes
SACRAMENTO BRANCH 4911 Allison Parkway Vacaville CA 95688	11.0 acs.	$15,318.00	$13,500.00	10/1/2002	10/1/2011	9/30/2012	yes	yes	no
SALT LAKE CITY BRANCH 500 West 3300 South Salt Lake City UT 84115	4.0 acs.	$10,491.67	$0.00	10/1/2002	7/4/2008	12/31/2008	no	yes	No
SAN ANTONIO BRANCH 16847 IH 35 N #2 Selma TX 78154	12.0 acs.	$5,881.36	$0.00	2/1/2002	8/4/2011	1/31/2012	yes	yes	No
SAN DIEGO BRANCH 2650 Cactus Road San Diego CA 92145	5.0 acs.	$14,857.00	$28,000.00	5/1/2002	5/1/2011	4/30/2012	no	yes	No
SAN JOSE BRANCH 12705 Monterey Hwy San Martin CA 95046	10.0 acs.	$17,023.93	$10,000.00	12/1/2007	9/1/2015	11/30/2015	yes	yes	No
SAVANNAH BRANCH 2700 Louisville Road Savannah GA 31401	7.0 acs.	$6,500.00	$0.00	9/15/2004	3/17/2006	9/14/2006	yes	yes	No
SEATTLE BRANCH (A) Smokey Point Blvd Marysville WA 98271	10.0 acs.	$10,214.00	$0.00	2/1/2005	1/31/2007	1/31/2008	no	yes	No
SEATTLE BRANCH (B) 14219 Smokey Point Blvd Bldg 15 Marysville WA 98270	5.0 acs.	$19,127.31	$0.00	2/1/2005	1/31/2007	1/31/2008	no	yes	No
SOC AREA OFFICE (Houston) 3838 N. Sam Houston Pkwy, #170 Houston TX 77032	3.0 acs.	$3,152.79	$3,179.44	11/1/2001	7/4/2006	12/31/2006	no	yes	No
SOUTHERN MD BRANCH 2460 Old Washington Road Waldorf MD 20601	5.0 acs.	$5,230.00	$0.00	6/1/2004	12/1/2008	5/31/2009	yes	yes	No

WILLIAMS SCOTSMAN, INC.
United States - Leased Properties as of May 1, 2005

SPOKANE BRANCH 17207 E. Dalton Avenue Spokane WA 99216	2.0 acs.	$2,530.92	$0.00	12/1/2002	9/1/2005	11/30/2005	no	yes	No
ST. LOUIS SOUTH BRANCH 2960 Arnold Tenbrook Road Arnold MO 63010	9.0 acs.	$12,500.00	$0.00	8/1/2002	7/1/2005	7/31/2005	no	yes	No
TALLAHASSEE 4742-A Blountstown Hwy. Tallahassee FL 32304	5.0 acs.	$2,956.25	$0.00	12/1/2002	6/3/2007	11/30/2007	no	yes	No
WASHINGTON, DC BRANCH 12019 Livingston Road Manassas VA 20109	5.0 acs.	$6,333.92	$0.00	1/31/2002	8/3/2006	1/30/2007	yes	yes
WEST PALM BEACH (SMI) 6100 North Military Trail West Palm Beach FL 33407	4.0 acs.	$10,650.00	$2,919.00	5/1/2004	11/1/2007	4/30/2008	yes	yes	No

Canadian Branches

Please see attached.

WILLIAMS SCOTSMAN, INC.
Canada - Leased Properties as of May 1, 2005

Name/Address	Acreage	Rent per Month	Security Deposit	Commencement	Option Date	Expiration	Option to Purchase	Phase I	Early Term Option	Warning

WSC - CALGARY -DOWNTOWN OFFICE 144-4 Avenue S.W Calgary, Alberta CN T2P 3N4	0.0 acs.	$3,117.15	$2,000.00	12/1/2004	9/1/2005	11/30/2005	yes	no
WSC - CALGARY PROPERTY 12221 Barlow Trail NE Calgary AB CN T3J 4S1	2.02 acs.	$4,416.66	$2,333.33	6/1/2001	5/31/2005	5/31/2006	no	yes	No
WSC - EDMONTON BRANCH 11743 - 231 Street Edmonton Alberta CN 0	16.0 acs.	$10,700.00	$1,000,00	2/1/2001	11/2/2005	1/31/2006	yes	yes	No
WSC - FT MCMURRAY P.O. Box 6289 Fort McMurray AB T9H 5N3	5.0 acs.	$5,000.00	$0.00	5/1/2004	10/31/2008	4/30/2009	no	yes	No
WSC - OTTAWA BRANCH 3455 Hawthorne Road Ottawa, Ontario CN K1G 4G2	2.0 acs.	$2,100.00	$1,700.00	4/1/2003	10/2/2005	3/31/2006	no	yes	Yes
WSC - SARNIA BRANCH 1271 Confederation Street Sarnia Ontario CN N7S 4M7	0.8 acs.	$2,600.00	$0.00	2/1/2003	8/4/2007	1/31/2008	no	yes	Yes
WSC - TORONTO BRANCH 13932 Woodbine Avenue Gormley Ontario CN L0H 1G0	1.0 acs.	$17,000.00	$6,420.00	1/1/2005	7/4/2009	12/31/2009	no	yes	No
WSC-VANCOUVER BRANCH 19520 Telegraph Trail Surrey BC 00000	0.0 acs.	$4,908.00	$18,000.00	1/1/2005	7/4/2006	12/31/2006	no	yes	No

PART A OF SCHEDULE IV

Please see attached.

Name/Address	Acreage	Rent per Month	Security Deposit	Commencement	Option Date	Expiration	Option to Purchase	Phase I	Early Term Option	Warning
ALBANY, GA BRANCH 3268 Palmyra Road Albany GA 31707	13.0 acs.	$3,600.00	$0.00	10/1/2001	7/2/2006	9/30/2006	no	yes	No
ALBANY, NY 6 Industry Drive Waterford NY 12188	3.0 acs.	$4,300.00	$0.00	12/1/2002	6/3/2007	11/30/2007	no	yes
ALBUQUERQUE BRANCH 4016 Hawkins N.E. Albuquerque NM 87109	2.0 acs.	Owned	$0.00	12/15/1994			no	yes
ALBUQUERQUE DROP LOT 9521 Central N.W. Albuquerque NM 87121	1.0 acs.	$3,000.00	$1,000.00	10/20/1995			no	yes	30 Days
ALLENTOWN BRANCH 2780 Route 100 Allentown PA 18062	10.0 acs.	$6,450.00	$0.00	11/1/2000	9/1/2010	10/31/2010	yes	yes	No
ATLANTA BRANCH 2310 Alcovy Road Dacula GA 30019	20.0 acs.	Owned	$0.00				yes	yes
ATLANTA STORAGE LOT Lot 60, Patrick Ind’l Park Winder GA 30680	5.0 acs.	$3,000.00	$12,858.00	3/1/2004	11/30/2005	2/28/2006	yes	yes	No
AUBURN BRANCH 325 Rodman Road Auburn ME 4210	9.0 acs.	Owned	$0.00				yes	yes
AUSTIN BRANCH 2900 N IH-35 Georgetown TX 78626	6.0 acs.	$3,250.00	$0.00	3/1/2004	9/1/2005	2/28/2006	no	yes	No
BAKERSFIELD YARD 6801 Meaney Avenue Bakersfield CA 93308	5.0 acs.	$339.07	$0.00	1/1/2006	8/3/2010	12/31/2010	no	yes	No
BALTIMORE BRANCH - NEW 7539 Harmans Road Harmans MD 21077	18.0 acs.	Owned	$0.00	9/26/2003			yes	yes
BERLIN BRANCH P.O. Box 120, 101 Jackson Road Berlin NJ 08009	25.0 acs.	Owned	$0.00				yes	yes
BIRMINGHAM BRANCH 120 Kerr Road Moody AL 35004	7.0 acs.	$2,000.00	$0.00	11/1/2005	8/2/2006	10/31/2006	no	yes	No
BOISE BRANCH 4430 E. Franklin Road Meridian ID 83642	2.0 acs.	$2,894.43	$2,500.00	1/15/2002	7/18/2006	1/14/2007	no	yes
BOSTON BRANCH 48 Dick Tracy Dr., Pelham Industrial Park Pelham NH 03076	16.0 acs.	Owned	$0.00	12/28/1987			yes	yes

Name/Address	Acreage	Rent per Month	Security Deposit	Commencement	Option Date	Expiration	Option to Purchase	Phase I	Early Term Option	Warning
BOSTON DROP LOT 41 Industrial Park Drive Pelham NH 3076	3.0 acs.	$4,500.00	$0.00	11/1/2001			no	yes	Yes
CASPER BRANCH 2383 Nuclear Drive Casper WY 82604	1.0 acs.	$1,750.00	$0.00	1/1/2005	9/2/2005	12/31/2005	no	yes
CENTRAL NORTHWEST REGION OFFICE 990 Grove Street Evanston IL 60201	0.0 acs.	$1,103.00	$2,328.00	12/17/2004	6/19/2005	12/16/2005	no	no
CHARLESTON BRANCH 171 Farmington Road Summerville SC 29483	3.0 acs.	Owned	$0.00				yes	yes
CHARLESTON PROPERTY Lot 9, Slate Stone Drive Summerville SC 29483	1.0 acs.	Owned	$0.00				yes	yes
CHARLESTON WV BRANCH 322-B Call Road Charleston WV 25312	10.0 acs.	$2,233.00	$0.00	6/1/2005	3/1/2006	5/31/2006	no	yes
CHARLOTTE BRANCH 3925 Trailer Drive Charlotte NC 28269	10.0 acs.	$12,376.49	$27,500.00	9/1/2005	3/3/2007	8/31/2007	yes	yes	No
CHERRY HILL BRANCH 1901 Old Cuthbert Road Cherry Hill NJ 8034	18.0 acs.	$10,666.66	$0.00	1/1/2002	7/4/2006	12/31/2006	yes	yes	No
CHERRY HILL PROPERTY 1900 Old Cuthbert Road Cherry Hill NJ 8034	3.0 acs.	Owned	$0.00				yes	yes
CHICAGO SOUTH BRANCH(MSI) 15755 S. Springfield Avenue Markham IL 60428-4469	3.0 acs.	$3.600.00	$0.00	2/24/2005	11/25/2007	2/23/2008	no	yes	No
CHICAGO BRANCH 1625 Western Drive West Chicago IL 60185	6.0 acs.	Owned	$0.00				yes	yes
CINCINNATI BRANCH 125 Distribution Drive Hamilton OH 45014	15.0 acs.	Owned	$0.00				yes	yes
CLEVELAND BRANCH 1271 Industrial Parkway Brunswick OH 44212	8.0 acs.	Owned	$0.00				yes	yes
CLEVELAND STORAGE LOT 1041 Lake Road Medina OH 44256	5.0 acs.	$2,600.00	$0.00	3/1/2005	9/1/2005	2/28/2006	yes	yes	No

Name/Address	Acreage	Rent per Month	Security Deposit	Commencement	Option Date	Expiration	Option to Purchase	Phase I	Early Term Option	Warning
COLUMBIA BRANCH 10724 Broad River Road Irmo SC 29063	5.0 acs.	Owned	$0.00				yes	yes
COLUMBUS BRANCH 2150 Cloverleaf Street Columbus OH 43232	5.0 acs.	$3,300.00	$0.00	9/1/2001	3/3/2006	8/31/2006	no	yes
CORPORATE HEADQUARTERS 8211 Town Center Drive Baltimore MD 21236	3.0 acs.	Owned	$0.00	3/5/1987			yes	yes
DALLAS-FT. WORTH (inc. 9/01) 4590 Carey Road Forth Worth TX 76119	15.0 acs.	$13,510.99	$0.00	9/1/1999	3/3/2009	8/31/2009	no	yes	No
DENVER BRANCH 4500 E. 60th Avenue Commerce City CO 80022	4.0 acs.	$3,850.00	$0.00	2/1/2005	8/4/2005	1/31/2006	no	yes	No
DENVER PROPERTY 10701 E. 104th Ave Commerce City CO 80123	25.0 acs.	Owned	$0.00				yes	yes
DETROIT BRANCH 8122 Park Place Brighton MI 48116	10.0 acs.	$8,131.80	$10,000.00	2/1/2001	11/2/2005	1/31/2006	no	yes	No
DORAVILLE STORAGE LOT (SMI) 4663 Virginia Avenue Doraville GA 30360	2.0 acs.	$1,400.00	$0.00	6/9/1993			yes	yes
DURHAM BRANCH 905 Ellis Road Durham NC 27703	11.0 acs.	$12,070.04	$11,842.20	10/4/2001	6/5/2006	10/3/2006	no	yes	No
DURHAM STORAGE LOT Hwy 70 West Kinston NC 28502	3.0 acs.	$680.00	$0.00	3/1/1993	2/28/1993	2/28/1993	yes	yes
FRESNO BRANCH 2809 S. Chestnut Avenue Fresno CA 93725	9.0 acs.	$9,968.86	$0.00	9/1/1999	7/2/2007	8/31/2007	no	yes	Yes
FT MYERS BRANCH 16131 Old U.S. Route 41 Ft. Meyers FL 33912	8.0 acs.	Owned	$0.00				yes	yes	N/A
FT. LAUDERDALE BRANCH 1400 N.W. 209th Avenue Pembroke Pines FL 33029	6.0 acs.	Owned	$0.00	10/1/1994			yes	yes
FT. MYERS CONTAINER LOT 8190 Katanga Court Ft.Myers FL 33916	1.0 acs.	Owned	$0.00	8/1/1996			yes	yes
GRAND JUNCTION BRANCH 760 21 1/2 Road Grand Junction CO 81505	0.63 acs.	$1,541.00	$0.00	7/1/2000	1/31/2006	7/31/2006	yes	yes

Name/Address	Acreage	Rent per Month	Security Deposit	Commencement	Option Date	Expiration	Option to Purchase	Phase I	Early Term Option	Warning
GREENVILLE, SC BRANCH 198 Freeman Farm Road Duncan SC 29334	6.0 acs.	$5,010.00	$5,010.00	3/5/2005	9/5/2006	3/4/2007	no	yes	No
HARRISBURG BRANCH 804 Katie Court Harrisburg PA 17109	4.0 acs.	Owned	$0.00	10/14/1997			yes	yes
HARTFORD BRANCH 576 West Johnson Avenue Cheshire CT 6410	9.0 acs.	$6,302.83	$0.00	1/1/2006	9/2/2011	12/31/2011	yes	yes
HOUSTON BRANCH 10855 John Ralston Road Houston TX 77044	40.0 acs.	Owned	$0.00				yes	yes
INDIANAPOLIS BRANCH 1313 Harding Court Indianapolis IN 46217	5.0 acs.	$5,750.00	$0.00	5/1/2005	4/30/2006	4/30/2006	no	yes	Yes
JACKSON BRANCH 131 Enterprise Drive Madison MS 39110	4.0 acs.	$1,966.74	$0.00	6/15/2004	12/15/2005	6/14/2006	yes	yes	No
JACKSONVILLE BRANCH 325 Clark Road Jacksonville FL 32218	15.0 acs.	$7,268.51	$0.00	1/1/2006	7/4/2010	12/31/2010	yes	yes	No
KANSAS CITY BRANCH 8201 NE 38th Street Kansas City MO 64161	2.187 acs.	$3,200.00	$0.00	6/21/2003	12/22/2007	6/20/2008	no	yes	No
KANSAS CITY PROPERTY (09/04) 6817 Stadium Drive Kansas City MO 64129	7.0 acs.	$5,575.00	$0.00	6/1/2004	3/31/2009	5/31/2009	no	yes	No
LAS VEGAS BRANCH 3435 Kier Road Las Vegas NV 89030	8.0 acs.	$18,259.59	$0.00	12/17/1999	9/17/2009	12/16/2009	yes	yes	No
LONG ISLAND BRANCH 47 Windsor Place Central Islip NY 11722	3.0 acs.	$4,800.00	$7,500.00	10/1/2004	7/2/2005	9/30/2005	yes	yes	No
LOS ANGELES BRANCH 12211 & 11811 Greenstone Avenue SantaFeSrings CA 90670	16.0 acs.	$29,618.52	$26,920.08	2/1/1997	8/4/2006	1/31/2007	yes	yes	Yes
LOUISVILLE BRANCH 2707 Millers Lane Louisville KY 40216	6.0 acs.	$4,551.67	$4,550.00	11/1/2001	7/3/2006	10/31/2006	no	yes	No
MEMPHIS BRANCH 5012 Malone Road Memphis TN 38118	10.0 acs.	$5,800.00	$0.00	10/1/2003	8/31/2006	9/30/2006	no	yes	No
MILWAUKEE BRANCH 516 West Street Watertown WI 53094	2.0 acs.	$1,108.42	$0.00	2/1/2008	8/4/2010	1/31/2011	no	yes	No

Name/Address	Acreage	Rent per Month	Security Deposit	Commencement	Option Date	Expiration	Option to Purchase	Phase I	Early Term Option	Warning
MINNEAPOLIS BRANCH 19740 Kenrick Avenue Lakeville MN 55044	1.0 acs.	$4,370.00	$6,600.00	10/15/2002	9/14/2005	10/14/2005	yes	yes	No
MOBILE BRANCH 8550 Bellingrath Road Theodore AL 36582	3.0 acs.	$1,600.00	$1,200.00	12/1/2005	6/3/2010	11/30/2010	no	yes	No
MOBILE PROPERTY Bellingrath Road Theodore AL 36582	15.0 acs.	$2,400.00	$0.00	1/1/2004	7/4/2006	12/31/2006	no	yes	No
NASHVILLE BRANCH (08/04) 111 Forbus Drive Christiana TN 37037	7.98 acs.	$8,000.00	$0.00	8/1/2004	6/1/2009	7/31/2009	yes	yes
NATIONAL ACCTS./YARDLEY 301 Oxford Valley Road #503 A&B Yardley PA 19067	0.0 acs.	$3,658.77	$6,600.00	1/15/2005	7/18/2005	1/14/2006	yes	yes	No
NEW ORLEANS BR. (SMI) 2004 West Airline Highway LaPlace LA 70068	6.0 acs.	$800.00	$0.00	9/1/1998	6/2/2004	8/31/2004	no	yes	No
NEW ORLEANS BRANCH 3777 W. Airline Hwy. Reserve LA 70084	19.0 acs.	$17,763.37	$0.00	12/1/2005	12/1/2019	11/30/2020	no	yes	No
NEW YORK CITY BRANCH 170 Central Avenue South Kearney NJ 7032	10.0 acs.	$30,000.00	$50,000.00	3/1/1998	12/2/2007	5/31/2008	no	yes
NORCROSS/SE AREA OFC 3200 Clinton Ct Norcross GA 30071	4.0 acs.	$7,596.34	$6,250.00	10/1/1995	7/2/2005	9/30/2005	no	yes	No
NORFOLK BRANCH 800 Professional Place West Chesapeake VA 23320	5.0 acs.	Owned	$3,600.00	1/1/1997			yes	yes
OMAHA - DROP LOT 17402 Storage Road Omaha NE 68136	1.2 acs.	$950.00	$0.00	12/15/2004	11/1/2006	12/31/2006	no	yes	No
OMAHA BRANCH 17409 Storage Road Omaha NE 68136	1.0 acs.	$2,423.01	$2,250.00	11/1/2005	5/4/2006	10/31/2006	yes	yes	No
ORLANDO BRANCH 801 Jetstream Drive Orlando FL 32824	30.0 acs.	Owned	$0.00				yes	yes
ORLANDO LOT - SETR 11351 South Orange Ave Orlando FL 32824	4.5 acs.	$1,900.00	$0.00	1/1/2005	7/4/2007	12/31/2007	yes	yes
ORLANDO STORAGE LOT-MFO 482 Thorpe Road Orlando FL 32824	3.0 acs.	Owned	$0.00				yes	yes

Name/Address	Acreage	Rent per Month	Security Deposit	Commencement	Option Date	Expiration	Option to Purchase	Phase I	Early Term Option	Warning
PACIFIC NORTHWEST (MAJOR PROJECTS) 1390 Valentine Avenue Pacific WA 98047	1.0 acs.	$6,490.00	$0.00	6/1/2002	12/1/2006	5/31/2007	no	yes	No
PASCO BRANCH 1925 North 4th Avenue Pasco WA 99301	0.0 acs.	$1,500.00	$0.00	4/1/2001	1/30/2006	3/31/2006	yes	yes	No
PHOENIX BRANCH 3232 S. 48th Street Phoenix AZ 85040	10.0 acs.	$14,317.62	$17,000.00	9/15/2003	3/17/2008	9/14/2008	yes	yes	No
PITTSBURGH BRANCH 451 Moon-Clinton Road Coraopolis PA 15108	19.0 acs.	Owned	$0.00				yes	yes
PORTLAND BRANCH 7933 N. Upland Drive Portland OR 97203	6.5 acs.	$15,532.03	$13,500.00	11/2/2000	7/4/2005	11/1/2005	no	yes	No
PROVIDENCE BRANCH 115 Lydia Ann Road Smithfield RI 02917	4.0 acs.	$4,326.00	$4,000.00	9/1/2002	3/3/2007	8/31/2007	no	yes	No
RICHMOND BRANCH 129 Roxbury Ind. Center Charles City, VA 23030	9.0 acs.	Owned	$0.00	8/30/1995			yes	yes
RIVERSIDE BRANCH 9400 Galena Street Riverside CA 92509	13.0 acs.	$16,298.64	$15,000.00	9/12/2003	3/14/2008	9/11/2008	yes	yes	Yes
ROANOKE BRANCH 7545 Milk-A-Way Drive Roanoke VA 24019	3.0 acs.	Owned	$0.00	4/27/1999			yes	yes
SACRAMENTO BRANCH 4911 Allison Parkway Vacaville CA 95688	11.0 acs.	$15,318.00	$13,500.00	10/1/2002	10/1/2011	9/30/2012	yes	yes	no
SALT LAKE CITY BRANCH 500 West 3300 South Salt Lake City UT 84115	4.0 acs.	$10,491.67	$0.00	10/1/2002	7/4/2008	12/31/2008	no	yes	No
SAN ANTONIO BRANCH 16847 IH 35 N #2 Selma TX 78154	12.0 acs.	$5,881.36	$0.00	2/1/2002	8/4/2011	1/31/2012	yes	yes	No
SAN DIEGO BRANCH 2850 Cactus Road San Diego CA 92145	5.0 acs.	$14,857.00	$28,000.00	5/1/2002	5/1/2011	4/30/2012	no	yes	No
SAN JOSE BRANCH 12705 Monterey Hwy San Martin CA 95046	10.0 acs.	$17,023.93	$10,000.00	12/1/2007	9/1/2015	11/30/2015	yes	yes	No
SAVANNAH BRANCH 2700 Louisville Road Savannah GA 31401	7.0 acs.	$6,500.00	$0.00	9/15/2004	3/17/2006	9/14/2006	yes	yes	No

Name/Address	Acreage	Rent per Month	Security Deposit	Commencement	Option Date	Expiration	Option to Purchase	Phase I	Early Term Option	Warning
SEATTLE BRANCH (A) Smokey Point Blvd Marysville WA 98271	10.0 acs.	$10,214.00	$0.00	2/1/2005	1/31/2007	1/31/2008	no	yes	No
SEATTLE BRANCH (B) 14219 Smokey Point Blvd Bldg 15 Marysville WA 98270	5.0 acs.	$19,127.31	$0.00	2/1/2005	1/31/2007	1/31/2008	no	yes	No
SOC AREA OFFICE (Houston) 3838 N. Sam Houston Pkwy, #170 Houston TX 77032	3.0 acs.	$3,152.79	$3,179.44	11/1/2001	7/4/2006	12/31/2006	no	yes	No
SOUTHERN MD BRANCH 2460 Old Washington Road Waldorf MD 20601	5.0 acs.	$5,230.00	$0.00	6/1/2004	12/1/2008	5/31/2009	yes	yes	No
SPOKANE BRANCH 17207 E. Dalton Avenue Spokane WA 99216	2.0 acs.	$2,530.92	$0.00	12/1/2002	9/1/2005	11/30/2005	no	yes	No
ST. LOUIS SOUTH BRANCH 2960 Arnold Tenbrook Road Arnold MO 63010	9.0 acs.	$12,500.00	$0.00	8/1/2002	7/1/2005	7/31/2005	no	yes	No
SYRACUSE BRANCH/DROP LOT 1115 County Rte 57 Schroeppel NY 13135	5.0 acs.	Owned	$0.00	3/12/1997			yes	yes
TALLAHASSEE 4742-A Blountstown Hwy. Tallahasse FL 32304	5.0 acs.	$2,956.25	$0.00	12/1/2002	6/3/2007	11/30/2007	no	yes	No
TAMPA BRANCH 5002 E. Hillsborough Avenue Tampa FL 33610	14.0 acs.	Owned	$0.00				yes	yes
TOLEDO BRANCH 1446 Albon Road Holland OH 43528	5.6 acs.	Owned	$0.00				no	yes
TOLEDO BRANCH EXTENSION 1428 Alabon Road Holland OH 43528	8.049 acs.	Owned	$0.00				yes	yes
TULSA BRANCH 1830 N. 170th East Avenue Tulsa OK 74116	4.0 acs.	Owned	$0.00	11/26/1996			yes	yes
TULSA PROPERTY Lots 7-11, Block 3 Eastpark 2nd Addn Amended Catoosa OK 74015	4.0 acs.	Owned	$0.00				yes	yes
WASHINGTON, DC BRANCH 12019 Livingston Road Manassas VA 20109	5.0 acs.	$8,333.92	$0.00	1/31/2002	8/3/2006	1/30/2007	yes	yes

Name/Address	Acreage	Rent per Month	Security Deposit	Commencement	Option Date	Expiration	Option to Purchase	Phase I	Early Term Option	Warning
WEST PALM BEACH (SMI) 6100 North Military Trail West Palm Beach FL 33407	4.0 acs.	$10,650.00	$2,919.00	5/1/2004	11/1/2007	4/30/2008	yes	yes	No
WSC - CALGARY - DOWNTOWN OFFICE 144-4 Avenue S.W. Calgary Alberta CN T2P 3N4	0.0 acs.	$3,117.15	$2,000.00	12/1/2004	9/1/2005	11/30/2005	yes	no
WSC - CALGARY PROPERTY 12221 Barlow Trail NE Calgary AB CN T3J 4S1	2.02 acs.	$4,416.66	$2,333.33	6/1/2001	5/31/2005	5/31/2006	no	yes	No
WSC - EDMONTON BRANCH 11743 - 231 Street Edmonton Alberta CN 0	18.0 acs.	$10,700.00	$1,000.00	2/1/2001	11/2/2005	1/31/2006	yes	yes	No
WSC - FT MCMURRAY P.O. Box 6289 Fort McMurray AB T9H 5N3	5.0 acs.	$5,000.00	$0.00	5/1/2004	10/31/2008	4/30/2009	no	yes	No
WSC - OTTAWA BRANCH 3455 Hawthorne Road Ottawa, Ontario CN K1G 4G2	2.0 acs.	$2,100.00	$1,700.00	4/1/2003	10/2/2005	3/31/2006	no	yes	Yes
WSC - SARNIA BRANCH 1271 Confederation Street Sarnia Ontario CN N7S 4M7	0.8 acs.	$2,600.00	$0.00	2/1/2003	8/4/2007	1/31/2008	no	yes	Yes
WSC - TORONTO BRANCH 13932 Woodbine Avenue Gormley Ontario CN LOH 1G0	1.0 acs.	$17,000.00	$6,420.00	1/1/2005	7/4/2009	12/31/2009	no	yes	No
WSC - VANCOUVER BRANCH 19520 Telegraph Trail Surrey BC 00000	0.0 acs.	$4,908.00	$18,000.00	1/1/2005	7/4/2006	12/31/2006	no	yes	No

PART B OF SCHEDULE IV

Please see attached.

WILLIAMS SCOTSMAN, INC. CURRENT MORTGAGED PROPERTIES
2005

Location	Property Address	Acreage	Mtg.	Date Acq.	Purchase Price
Albuquerque Branch	4015 Hawkins N.E. Albuquerque, NM 87109	2.04 acs	Yes	12/15/94	$285,000.00
Boston Branch	Pelham Industrial Park	12 acs	Yes	12/28/87	$250,000.00
	Pelham, NH 03076	4 acs		7/27/95	$70,000.00
Cherry Hill Branch	1900 Old Cuthbert Road Cherry Hill, NJ 08034	3.87 acs	Yes	9/25/80	$215,000.00
Chicago Branch	1625 Western Drive West Chicago, IL 60185	6.5 acs	Yes	6/14/89	$447,881.55
Cleveland Branch	1271 Industrial Parkway Brunswick, OH 44212	8.04 acs	Yes	3/31/80	$160,999.48
Corporate Hqtrs.	8211 Town Center Drive Baltimore, MD 21236	3.05 acs	Yes	3/5/87	$356,850.00
Denver	10701 E. 104th Avenue Blocks 1 & 2 Fry Tract Commerce City, CO 80123	25.34 acs	Yes	04/10/02	$1,682,998.70
Ft. Myers Branch	16131 Old U.S. 41	2.88 acs	Yes	8/9/84	$175,000.00
	Ft. Myers, FL 33912	3.00 acs		6/22/95	$118,000.00
		5.82 acs		6/29/95	$215,239.00
Ft. Myers Container Lot	Southside Industrial Park Katanga Court, Ft. Myers, FL	1.875 acs	Yes	8/1/96	$150,000.00
Houston Branch	10855 John Ralston Rd. Houston, TX 77044	40.0 acs	Yes	5/23/00	$1,350,000.00
Orlando Branch	801 Jetstream Drive Orlando, FL 32824	30.8 acs	Yes	2/25/00	$2,167,794.77
Orlando Storage Lot	482 Thorpe Road Orlando, FL 32824	3.94 acs	Yes	9/94	MFO Acq.
Pittsburgh Branch	451 Moon-Clinton Rd. Coraopolis, PA 15108	19.0 acs	Yes	4/30/97	$735,000.00
Richmond Branch	129 Roxbury Industrial Ctr. Charles City, VA 23030	9.32 acs	Yes	8/30/95	$102,520.00
Syracuse Branch	1115 County Route 57 Phoenix, NY 13135	5.0 acs	Yes	3/12/97	$39,900.00
Tampa Branch	5002 E. Hillsborough Ave. Tampa, FL 33610	14.25 acs	Yes	5/6/99	$1,975,000.00

SCHEDULE V

Existing Letters of Credit

Please see attached.

SCHEDULE OF LETTERS OF CREDIT OUTSTANDING
($ in thousands)

Revised:         27-May-05

L/C #	Amount	Issuer	Beneficiary	Expiration Date	Anniversary Date	Purpose

S13761	74	BT	Travelers	*	5/22	Large ded. W/C & Gen Liab (prev carrier) (1)

S13762	203	BT	Royal	*	5/22	Current large ded & Gen Liab/WC (prev carrier) (1)

S13965	12,775	BT	Zurich	*	4/13	Current large ded ($350K per claim): Gen Liab, WC and Auto Increased from $1.5M effective May 9, 2002 (1)

S14872	595	BT	Midwest Employers	*	10/7	Issued in connection with Evergreen acq. (2)

S16087	172	DB	City National Bank	*	9/28	Aurora Modular Bankrupcy

S16412	375	DB	US Bank National Association ND	2/24/06		To cover the liability associated with our credit card account with US Bank

S16549	2,000	DB	Fidelity & Deposit Company (Zurich)	*	5/19	Surety Bonds

	16,194

*                 Automatic Renewal

(1)          L/Cs required where WSI has a deductible program because claims are first paid by the insurance carrier and then they seek reimbursement of the deductible from us. Since they are out-of-pocket for a period of time, the L/C protects them.

(2)          Because WSI is self-insured for W/C in the state of Washington, the state requires that a bond be posted to secure any W/C claims we would be obligated to pay. Midwest Employers posts that bond for us.  In turn Midwest Employers wants an L/C from us in the event we default on our W/C claim obligations and the bond is “called” by the State.

SCHEDULE VI

Location of Offices, Records, Inventory and Rental Equipment

1.                                       The principal place of business and Chief Executive Office of each Credit Party is located at:

8211 Town Center Drive
Baltimore, Maryland 21236

2.                                       The books, records, chattel paper, records of Account and Unit Certificates of Rental Equipment are maintained exclusively at the following locations:

(a) for each Credit Party (except for the minute books of Williams Scotsman of Canada, Inc.):

8211 Town Center Drive
Baltimore, Maryland 21236

(b) the minute books of Williams Scotsman of Canada, Inc. are located at the following location:

Davies Ward Phillips & Vineberg LLP
44th Floor, 1st Canadian Place
Toronto, Ontario, Canada
M5X 1B1

3.                                       Rental Equipment (except for Rental Equipment in transit) is located (a) in the case of Holdings and its Domestic Subsidiaries, in the District of Columbia and in every state in the United States, except Alaska and Hawaii, and (b) in the case of Williams Scotsman of Canada, Inc., in the following Canadian provinces: Ontario, Alberta, British Columbia and Quebec.

4.                                       Rental Equipment is stored at the branch offices and drop lots listed on the attached Williams Scotsman Property Recap Report attached as Part A to Schedule IV.

SCHEDULE VII

Tax Matters

Please see attached.

WILLIAMS SCOTSMAN, INC.
Schedule of Tax Audits

JURISDICTION	COMPANY BEING AUDITED	TYPE OF AUDIT	PERIOD COVERED	ISSUES IDENTIFIED	AMOUNT AT ISSUE	ARE ISSUES RECURRING

Alabama	Williams Scotsman, Inc.	Sales & Use Tax	2001-2004	Audit not yet started	N/A	N/A
California	Williams Scotsman, Inc.	Sales & Use Tax	7/1/99-12/31/03	Use Tax on Branch related purchases	$7,539.00	No - Branches notified to pay sales tax
Tennessee	Williams Scotsman, Inc.	Sales & Use Tax	1999, 2000 & 2001	Audited not yet started	N/A	N/A

Canada	Williams Scotsman of Canada, Inc.	GST	2001-2004	Audit not yet started	N/A	N/A

SCHEDULE VIII

ERISA Matters

The Williams Scotsman, Inc. 401(k) Plan.

Williams Scotsman, Inc. Executive Deferred Compensation Plan.

SCHEDULE IX

Subsidiaries

Borrower:	Williams Scotsman, Inc.

Subsidiaries of Borrower:	Willscot Equipment, LLC
(100% Owned by Borrower)

Space Master International, Inc.
(100% Owned by Borrower)

Evergreen Mobile Company
(100% Owned by Borrower)

Truck & Trailer Sales, Inc.
(100% Owned by Borrower)

Canada:	Williams Scotsman of Canada, Inc.
(100% Owned by Borrower)

Spain:	Williams Scotsman Europe, S.L.
(100% Owned by Borrower)

Mexico:	Williams Scotsman Mexico, S. de R.L. de C.V.
(99% Owned by Borrower; 1% Owned by
Space Master International, Inc.)

WS Servicios de Mexico, S. de R.L. de C.V.
(99% Owned by Borrower; 1% Owned by
Space Master International, Inc.)

SCHEDULE X

Collective Bargaining Agreements

None.

SCHEDULE XI

Legal Names; Type of Organization;
Whether a Registered Organization; Jurisdiction of Organization

Legal Name	Type and Jurisdiction of Organization	Registered	Location	Organizational Identification Number
Williams Scotsman International, Inc.	Delaware corporation	Yes	8211 Town Center Drive Baltimore, Maryland 21236	2358175
Williams Scotsman, Inc.	Maryland corporation	Yes	8211 Town Center Drive Baltimore, Maryland 21236	D00245704
Willscot Equipment, LLC	Delaware limited liability company	Yes	8211 Town Center Drive Baltimore, Maryland 21236	2750281
Space Master International, Inc.	Georgia corporation	Yes	8211 Town Center Drive Baltimore, Maryland 21236	K017867
Evergreen Mobile Company	Washington corporation	Yes	8211 Town Center Drive Baltimore, Maryland 21236	600109189
Truck & Trailer Sales, Inc.	Missouri corporation	Yes	8211 Town Center Drive Baltimore, Maryland 21236	00238354
Williams Scotsman of Canada, Inc.	Ontario corporation	Yes	8211 Town Center Drive Baltimore, Maryland 21236	001291982

SCHEDULE XII

Insurance

Please see attached.

WILLIAMS SCOTSMAN, INC. INSURANCE POLICY DIGEST
Updated 4/15/05	2005 - 2006 POLICY YEAR	Note: Scotsman Holdings, Inc. and all subsidiaries are included as Named Insureds

TYPE OF POLICY	POLICY #	EFF. DATES	INSURER	AGENT	POLICY LIMITS	COVERAGES		DEDUCTIBLE

Commercial Gurl’	GLO2983562	4/1/05 - 4/1/06	Zurich	A	per occur.- $1 M;	Premises-		$500,000
Liability:					Genl. Aggr. $2 M	Operations		per occurrence
Occurrence Form

Products-Completed Operations Aggregate - $2M
Combined BI & PD each occurrence - $1M
each occurrence - $1M
Personal & Advertising Injury - $ 1M
Fire Legal Damage - $500,000 Medical Expense - $5,000
$20 M maximum aggregate limit on:

Products-Completed Operations Contractual Liab Personal Injury Protection Advertising Injury Liability Employees as Additional Insureds
Host Liquor Liability Blanket Additional Insureds
Per Locations or Per Project Aggregate

Umbrella Liability	EAU701460	4/1/05 - 4/1/06	AXIS	A	$5M-each occurrence & aggregate for BI & PD	Occurrence Form

Excess Liability	UXP000536000	4/1/05 - 4/1/06	Arch Specialty	A	$15M over AXIS Umbrella	Occurrence Form

Excess Liability	XTM0007668099	4/1/05 - 4/1/06	Fireman’s Fund	A	$45M over Arch Specialty Excess	Occurrence Form

Excess Liability	ECO55291975	4/1/05 - 4/1/06	Ohio Casualty	A	$10M over Fireman’s Fund Excess	Occurrence Form

Automobile Liability:
all States except TX	BAP2983563	4/1/05 - 4/1/06	Zurich	A	$2M-Combined Single Limit	BI & PD to others		$500,000
						Property Damage Liab. Deduct.		$500,000
					Statutory PIP	Physical Damage
					Uninsured Motorists Statutory Minimum	-	Comprehensive ACV	$500,000
						-	Collision ACV	$500,000
						Non-Owned & Hire Auto
Texas Automobile	TAP2983564	4/1/05 - 4/1/06	Zurich	A	coverage same as other auto policy	Texas Vehicles Only		deduct - Same as above auto

1

WILLIAMS SCOTSMAN, INC. INSURANCE POLICY DIGEST
Updated 4/15/05	2005 - 2006 POLICY YEAR	Note: Scotsman Holdings, Inc. and all subsidiaries are included as Named Insureds

TYPE OF POLICY	POLICY #	EFF. DATES	INSURER	AGENT	POLICY LIMITS	COVERAGES	DEDUCTIBLE

Workers’ Compensation and Employers Liability Ins.:
All other states	WC 2983560	4/1/05 - 4/1/06	Zurich	A	Coverage A-Statutory	Covers all locations except for monopolistic States (1) and a separate policy for Wisconsin	$500,000
					Coverage B-Employers Liability $1M
Wisconsin	WC 2983561	4/1/05 - 4/1/06	Zurich	A	Workers Comp. & Empl Liab.		$500,000
(1) Monopolistic States:						(1) Monopolistic States:
Ohio	735310		Ohio Bureau WC	B	Statutory	Ohio - Group Rated thru ABC
Washington State	904352-00		Dept. of L & I	C	Statutory	self insured in Washington State
West Virginia	96003080-101		Bureau of Empl. Programs		Statutory

Property Insurance:	NO5NA02900	4/1/05 - 4/1/06	Lloyds of	A	Blanket Real &	Real Property	$250,000
Real & Personal Property Forms			London		Business Personal Property - $5,000,000 Extra Expense - $2,500,000 Flood Aggregate $10M (except Zones A&V) Flood Aggregate $5M (Zones A&V) Earthquake $10M (except CA & WA) Earthquake $5M (CA & WA)	Business Personal Prop Debris Removal	*see deductible note below
					Sublimits:

					$1,000,000	Real/Personal Property @ Unnamed Loc Acquired Real Prop reported w/i 180 days Ordinance of Law Prop in due course of Transit (see policy for additional sublimits)
					$2,500,000
					$2,500,000
					$250,000

Special Contingent Property Coverage					Any 1 occurrence - $10,000,000	Owned Units on Lease	$250,000
Floater						@ customer’s sites

Builders Risk Coverage - Special Form					$15,000,000 - Monthly Reporting Flood/Earthquake-$5M Agg.	Large Bldg. projects in course of construction.	$250,000

Electronic Data Equipment					included in blanket		$250,000

*   Special Deductibles on Property Policy: Flood $250,000; Earthquake 5% of values with a min. of $250,000 (CA & WA); Earthquake $250,000 (other states); Windstorm 2% of values subject to a $250,000 minimum for Tier One County locations from Texas to Virginia and for Wind & Hail in Named Storms.

2

WILLIAMS SCOTSMAN, INC. INSURANCE POLICY DIGEST
Updated 4/15/05	2005 - 2006 POLICY YEAR	Note: Scotsman Holdings, Inc. and all subsidiaries are included as Named Insureds

TYPE OF POLICY	POLICY #	EFF. DATES	INSURER	AGENT	POLICY LIMITS	COVERAGES	DEDUCTIBLE

Excess Property	NHD340146	4/1/05 - 4/1/06	RSUI	A	$257,305,682 Excess of primary $5,000,000	Same as above	$5,000,000

Crime Coverage	104286019	4/1/05 - 4/1/06	Travelers	A	Employee Dishonesty-$1,000,000 per loss		$25,000
					Forgery or Alteration-$1,000,000 per loss		$25,000
					Computer / Funds Transfer Fraud - $1,000,000 per loss		$25,000

Boiler & Machinery	FBP2277064	4/1/05 - 4/1/06	HSB	A	$5,000,000 Limit	Covers 8211 Town Center Drive only	$10,000

Canadian Insurance:
Canadian Property Ins.	NO5NA02900	4/1/05 - 4/1/06	Lloyds of London	A	Blanket Real & Business	Real Property	$250,000
					Personal Property - $5,000,000	Business Personal Prop	$250,000

Commercial General Liability	GLO2983562	4/1/05 - 4/1/06	Zurich	A	General Liability aggregate $2,000,000 products / completed operations personal / advers. Injury	premises & operations general aggregate $1,000,000 aggregate $1,000,000 aggregate	$500,000
					Employers liability $500,000	workers compensation	n/a
					Repatriation $25,000 (each employee)	$250,000 - policy limit	n/a

Canadian Automobile	AF9993747	4/1/05 - 4/1/06	Zurich	A	Automobile $1,000,000 CSL		$500,000

3

WILLIAMS SCOTSMAN, INC. INSURANCE POLICY DIGEST
Updated 4/15/05	2005 - 2006 POLICY YEAR	Note: Scotsman Holdings, Inc. and all subsidiaries are included as Named Insureds

TYPE OF POLICY	POLICY #	EFF. DATES	INSURER	AGENT	POLICY LIMITS	COVERAGES	DEDUCTIBLE

International Insurance

International Package	GEP351625900	4/1/05 - 4/1/06	Zurich	A	per occur.- $1 M; Genl. Aggr. $2 M Products-Completed Operations Aggregate - $1M Combined BI & PD each occurrence - $1M each occurrence - $1 M Personal & Advertising Injury - $ 1M Fire Legal Damage - $100,000 Medical Expense - $10,000	Premises-Operations Products-Completed Operations Contractual Liab Personal Injury Protection Advertising Injury Liability Employees as Additional Insureds Host Liquor Liability	$0

					Automobile $1,000,000 CSL	BI & PD to others Property Damage Liab. Deduct.	$0

					Foreign Voluntary WC and Employers Liability - $1,000,000	WC coverage for employees injured abroad while within the scope of their duties	$0

					Repatriation Expense - $50,000 any one emp $250,000 Policy Limit	Reimburses for additional expenses as reasonably may be incurred over and above normal transportation costs for repatriation of injured, sick or deceased employees	$0

Mexican Insurance:

Package	474673	7/1/04 - 7/1/05	Zurich	A	per occur.- $1 M; Genl. Aggr. $2 M Products-Completed Operations Aggregate - $1M Combined BI & PD each occurrence - $1M each occurrence - $1 M Personal & Advertising Injury - $ 1M Fire Legal Damage - $100,000 Medical Expense - $10,000	Premises-Operations Products-Completed Operations Contractual Liab Personal Injury Protection Advertising Injury Liability Employees as Additional Insureds Host Liquor Liability	$0

4

WILLIAMS SCOTSMAN, INC. INSURANCE POLICY DIGEST
Updated 4/15/05	2005 - 2006 POLICY YEAR	Note: Scotsman Holdings, Inc. and all subsidiaries are included as Named Insureds

TYPE OF POLICY	POLICY #	EFF. DATES	INSURER	AGENT	POLICY LIMITS	COVERAGES	DEDUCTIBLE

Executive Protection:

Fiduciary Liability	14MGU04A4705	12/15/04 - 12/15/05	US Specialty	A	$15M each loss, and aggregate	the Company and its reps. As Fiduciaries on certain benefit plans.	$10,000

Employment Practices Liab.	14MGU04A4705	12/15/04 - 12/15/05	US Specialty	A	$ 15M each loss, and aggregate	The Corp., its directors, officers, & employees for wrongful empl. Prac.	$150,000

Directors & Officers Liability	14MGU04A4705	12/15/04 - 12/15/05	US Specialty	A	$15M each loss, and aggregate	Reimbursement of monies paid for settlement of claims against officers and directors	$0 to officers & directors $100,000 to corp.

Outside Directorship Liab.	14MGU04A4705	12/15/04 - 12/15/05	US Specialty	A	$15M each loss, and aggregate note: limits shared with D & O

K & R / Extortion	6472742	12/1/04 - 12/1/05	AIG	A	$1,000,000	Reimburse Corp. for monies paid on behalf of directors, officers & employees	$1,000

miscellaneous coverage:

New York Disability	1591183-7	1/1/04 - 12/31/04	Zurich	A	Per NY state statutes	Required for all NY Employees	$0

Workers Comp. Stop gap	6316	10/1/03 - 10/1/04	Midwest Empl.	D	Statutory coverage for any claim in excess of $350,000. $2,000,000. Employers Liability	Stop Loss coverage for Wash. State Workers Comp. self insured status	$350,000

Additional Employee Benefit: (W/S is not beneficiary)
Business Travel Accident	GTA36023	7/1/04 - 7/1/05	UNUM	A	Principal Amount for: Death, quadriplegia, mjr dismemberment, partial amounts for lesser perm injuries	Private Aircraft Exclusion Principal Sum per Class: Executive officer: $250,000 Sales & salaried emp: $150,000 Service emp: $75,000	$0

AGENT/ BROKER/ TPA

(A.) Riggs, Connselman, Michaels, & Downes 555 Fairmount Avenue Towson, Maryland 21286	(B.) Ross, Brittain & Schonberg Co. 6000 Freedom Square Drive Ste 540 Cleveland, Ohio 44131	(C.) Sedgwick of Wa. 3500 Two Union Square 601 Union Street Seattle, WA 98101	(D.) Bush Cottou & Scott Suite 102 11714 Northcreek Pkwy, No. Bothell, Wa 98041-3018
Laurie Gatton	Brian K. Brittain	Tom Youell	Dale Ahrens

5

SCHEDULE XIII

Section 8.l(o) Conditions

The Credit Agreement Parties may enter into agreements contemplated in Section 8.1(o) of the Credit Agreement, provided that the respective agreement shall expressly provide that it is terminable by the Credit Agreement Party which entered into such agreement with no break-up, termination or similar fees or damages payable by any Credit Agreement Party or any of its Subsidiaries in excess of $10,000,000 (calculated according to the maximum amount thereof payable in accordance with the terms of such agreement).  Notwithstanding the foregoing, it is understood and agreed that nothing in this Schedule XIII or in the Credit Agreement shall permit any Credit Agreement Party (or any of its Subsidiaries) to consummate the respective transactions pursuant to any such agreement (or otherwise) unless either (i) the Required Lenders have specifically consented thereto in writing or (ii) concurrently with, or prior to, the consummation of such transaction the Borrower shall have (x) terminated the Total Commitment, all Interest Rate Agreements with Interest Rate Creditors (as defined in the U.S. Security Agreement) and all outstanding Letters of Credit (or cash collateralized all such Letters of Credit in a manner satisfactory to the Administrative Agent) and (y) repaid in full all Loans and all other Obligations under the Credit Documents then due and payable.

SCHEDULE XIV

Existing Liens

1.                                       Liens in the United States (please see attached).

2.                                       Liens in Canada (please see attached).

Search Result Summary Chart

Last Updated:  06/13/05

Diary Number:  15101-012

Paul, Weiss Attorney(s):  B. Gruder, D. Tayar

Paul, Weiss Paralegal:  K. Sheppard

Service Company:  CSC/Jeff Boyle/212-299-9100

Record of UCC Filings Found:

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Banker Trust Company	Evergreen Mobile Company	Wa.-Dept. of Licensing	03/29/2002	2002-095-7901-1		All assets of the Debtor
UCC1	Deustche Bank Trust Company Americas (FKA Bankers Trust Company), as Collateral Agent	Evergreen Mobile Company	Wa.-Department of Licensing	08/19/2003	2003-232-0965-8		All assets of the Debtor

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Nationsbanc Leasing Corporation	Space Master International, Inc.	Ga Cooperative-Fulton County	05/28/1996	060-1996-010200

All debtor’s right, title, & interest in 1976 Lockheed 1329-25 Jetstar II aircraft, all accessions to substitutions for, & replacements, products, & proceeds of any of the foregoing, including insurance proceeds payable by reason of loss damage to any of the foregoing rental proceeds by reason of any lease of any of the foregoing and all books & records pertaining to any of the foregoing

2

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Bankers Trust Company.	Space Master International	Ga Cooperative-Fulton County	04/01/2002	060-2002-04499		All assets of the Debtor
UCC1	Deutsche Bank Trust Company Americas (FKA Bankers Trust Company), as Collateral Agent	Space Master International, Inc.	Ga Cooperative-Fulton County	08/20/2003	060-2003-10470		All assets of the Debtor
UCC1	Bankers Trust Company	Truck & Trailer Sales, Inc.	MO-SOS	03/06/2002	20018000380		In Lieu of filing for file #:181089414 filed on 7/9/01 with MD SOS. Collateral Description is All assets of the Debtor
UCC1	Bankers Trust Company	Truck & Trailer Sales, Inc.	MO-SOS	03/29/2002	20020046418K		All assets of the Debtor
UCC1	Deutsche Bank Trust Company Americas (FKA as Bankers Trust Company) as Collateral Agent	Truck & Trailer Sales, Inc.	MO SOS	08/19/2003	20030086517C		All assets of the Debtor
UCC1	Banker Trust Company	Willscot Equipment, LLC	DE SOS	04/01/2002	20822399		All assets of Debtor
UCC1	Deutsche Bank Trust Company Americas (FKA Bankers Trust Company), as Collateral Agent	Willscot Equipment LLC	DE SOS	08/19/2002	32159062		All assets of Debtor

3

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	BT Commercial Corporation	Willscot Equipment, LLC	MO-SOS	07/05/2001	20018000382		Copy of Attachment was not available
UCC1	BT Commercial Corporation	Willscot Equipment, LLC	Wa.-Dept. of Licensing	09/22/1998	98-265-0006		All assets of the Debtor.

4

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	BT Commercial Corp., as Collateral Agent	Williams Scotsman, Inc.	Ca. SOS	09/21/1998	9826560503		All assets of the Debtor
UCC1	Les Schwab Tire Centers of California, Inc.	Williams Scotsman, Inc.	Ca. SOS	09/25/2000	0027860609		Contractual Security agreement in all present & future products & goods & proceeds thereof, purchased by debtor from SP
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman, Inc.	Ca. SOS	07/07/2001	0116560035		Caterpillar GPL40LP Lift Truck S/N: T20C60550 & Substitutions, replacements, additions & accessions
UCC1	Wells Fargo Financial Leasing	Williams Scotsman, Inc.	Ca. SOS	05/12/2004	041460597		2 Rod Print Engine W. Controller & Integrated Stacker
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman, Inc.	Co SOS	08/04/2000	20002070900		Caterpillar GPL40LP Lift Truck S/N: T20C60615 & Substitutions, replacements, additions & accessions

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description

5

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Bankers Trust Company	Williams Scotsman Inc.	De SOS	04/01/2002	20822308		All assets of the debtor
UCC1	Great America Leasing Corporation	Williams Scotsman Inc.	Ga- Cooperative Authority-Gwinnett County	06/19/2000	067-2000-006690		Various copier Fax systems covered under Lease Agrmt
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Ga-Cooperative Authority-Gwinnett County	05/15/2001	007-2001-004899		One Eagle Pitcher R80 Lift Truck S/N: 49A03877 and substitutions, replacements, additions & accessions
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	07/31/2000	181054244		Caterpillar DP100D Lift Truck S/N:3DP00261 & Substitutions, replacements, additions & accessions
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	07/31/2000	181054245		Caterpillar DP70D Lift Truck S/N:T20C60615 & Substitutions, replacements, additions & accessions
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	07/31/2000	181054282		Caterpillar DP100D Lift Truck S/N:3DP00263 & Substitutions, replacements, additions & accessions

6

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	07/31/2000	181054354		Caterpillar DP100D Lift Truck S/N:3DP00264 & Substitutions, replacements, additions & accessions
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	07/31/2000	181054514		Caterpillar DP100D Lift Truck S/N:3DP00262 & Substitutions, replacements, additions & accessions
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	07/31/2000	1810254721		Caterpillar DP100D Lift Truck S/N:3DP00266 & Substitutions, replacements, additions & accessions
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	08/30/2000	181057570		Caterpillar DP100D Lift Truck S/N:3DP00277 & Substitutions, replacements, additions & accessions
UCC1	Toyota Motor Credit Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	10/26/2000	181063359		One New Toyota Forklift/61142 Model:7FGU30 189" FAS Mast Sidesheshifter, Solid Pneumatics
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	02/16/2001	181074286		Caterpillar DP100D Lift Truck S/N:3DP00281 & Substitutions, replacements, additions & accessions

7

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Toyota Motor Credit Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	04/02/2001	181078752		One New Toyota Forklift Model:7FGU45 Serial: 60028 Sidesheshifter, 60" forks, Solid Pneumatics Tires
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	04/10/2001	181079745		Caterpillar DP70D Lift Truck S/N T20C60550 & Substitutions, replacements, additions & accessions
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	04/10/2001	18179746		Caterpillar DP100D Lift Truck S/N:3DP00256 & Substitutions, replacements, additions & accessions
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	05/07/2001	181082767		Caterpillar DP100D Lift Truck S/N:3DP00289 & Substitutions, replacements, additions & accessions
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	05/15/2001	181083686		Caterpillar DP90-D Lift Truck S/N:T32B50064 & Substitutions, replacements, additions & accessions
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	05/15/2001	181083832		One Pitcher R Lift Truck S/N:49A03877A & Substations, Replacements, Additions & Accessions

8

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC3	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	09/28/2001	181083832		Amendment-Change serial number to read as 49A03877
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	05/24/2001	181084675		Caterpillar GPL40LP Lift Truck S/N:2CM00223 & Substitutions, replacements, additions & accessions
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	05/24/2001	181084827		One Wiggins WD 15.54 Lift Truck S/N:WLC012029 & Substitutions, Replacements, Additions & Accessions
UCC1	Tatonka Capital Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	07/12/2001	181089711		Relocateable building consisting of (12) 24'x64' modular offices made up of (24) 12' x 64' units & all rights & interests of WSI
UCC3	Tatonka Capital Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	08/15/2001	181089711		Assignment of collateral to Desert Community Bank
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	07/27/2001	181090980		One Eagle Pitcher RT80 Lift Truck S/N:4RT01218 & Substitutions, Replacements, Additions & Accessions

9

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	07/27/2001	181092250		Caterpillar DP100D Lift Truck S/N:3DP00328 & Substitutions, replacements, additions & accessions
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	08/08/2001	181092251		One Wiggins WD 15.54 Lift Truck S/N:WLC012029 & Substitutions, Replacements, Additions & Accessions
UCC1	Kansas State Bank of Manhattan	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	08/31/2001	181094612

One Refurbished 1992 Kalmar DC-12 Forklift S/N T330122759 & 3 refurbished Taylor Forklifts, 1994 Taylor Forklift, S/N S-H5-2268687, 1993 Taylor Forklift, S/N
S-H5-21946 & 1992 Taylor Forklift, S/N
S-H5-21454

UCC3	Kansas State Bank of Manhattan	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	02/20/2002	181094612		Amendment-adding Organizational ID# D00245704
UCC1	Citicorp Del Lease, Inc. as Agent for Harrison Credit Corp.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	10/22/2001	181099143		1 Used Caterpillar Model #GPL40 Serial #:1CM00876 Simplex Mast, Sideshifter Equipment Location:936 Oplinger Road, Wescosville, Lehigh, Pa 18106

10

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Citicorp Del lease, Inc. as Agent for Harrison Credit Corp.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	11/08/2001	181099143		1 Used Caterpillar Model #GPL40 Serial #:2CM00200 Simplex Mast, Sideshifter Equipment Location:710 East Club Boulevard, Durham NC 27704
UCC1	Citicorp Del lease, Inc. as Agent for Harrison Credit Corp.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	11/08/2001	181101071		1 Used Caterpillar Model #GPL40 Serial #:2CM00220 Simplex Mast, Sideshifter Equipment Location:9400 Galena Street, Riverside, Ca. 92509
UCC1	Citicorp Del lease, Inc. as Agent for Harrison Credit Corp.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	11/08/2001	181101071		1 Used Caterpillar Model #GPL40 Serial #:1CM00576 Simplex Mast, Sideshifter Equipment Location:11811 Greenstone Avenue, Santa Fe Springs, Los Angeles Ca 90670
UCC1	Citicorp Del lease, Inc. as Agent for Harrison Credit Corp.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	11/13/2001	181101407		1 Used Caterpillar Model #V155C Serial #:8TG00374 Two Stage Mast, 96" Pallet ForksSideshifter Equipment Location:10 Industrial Hwy mail Stop 74, Lester, Pa. 19113

11

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	07/27/2001	181092250		Caterpillar DP90D Lift Truck S/N:T32B50064 & Substitutions, replacements, additions & accessions
UCC1	Kansas State Bank of Manhattan	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	11/26/2001	181102211		1 1990 Reconditioned DC 13.6 Forklift S/N T34012.1969
UCC3	Kansas State Bank of Manhattan	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	02/19/2002	181102211		Amendment-adding Organizational ID# D00245704
UCC1	Citicorp Del lease, Inc. as Agent for Harrison Credit Corp.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	11/26/2001	181102269		1 Used Caterpillar Model #GPL40 Serial #:1CM00790 Simplex Mast Sideshifter Equipment Location:800 Professional Place West, Chesapeake, Chesapeake (IND City, Va. 23320)
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	11/27/2001	181102411		Caterpillar DP70D Lift Truck S/N:9CP01159 & Substitutions, replacements, additions & accessions
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	12/12/2001	181103853		One (1) KD Manitou MA470 Lift Truck S/N 158020 & Substitutions, replacements, additions & accessions

12

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Dell Financial Services, L.P.	Bradley Media Group	Md.-Dept. of Assessments & Taxation	12/17/2001	181104169		All computer equipment & peripherals (collectively “Equipment”) wherever located under Equip. Lease #003889993-003 dd. 12/10/2001
UCC3	Dell Financial Services, LP	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	09/04/2003	181104169		Amendment-Changed name of Debtor to WSI
UCC1	Citicorp Del lease, Inc. as Agent for Harrison Credit Corp.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	01/29/2002	181108041		1 New Caterpillar Model #DP100D Serial #3Dpoo347 219", AST 96" Forks Equipment Location: 1554 J.P. Hennessey Drive, La Vergne, Rutherford, TN 37086
UCC1	Kansas State Bank of Manhattan	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	02/05/2002	181108667		One New Caterpillar Model DP45K Forklift S/N AT19C80071

13

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Tatonka Capital Corporation	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	02/20/2002	181110062

All rights & interests of WSI to all monies due or to become due, incl. modifications, revisions & renewals, thereof & any & all amendments, to Lease Agrmt dd. 9/25/2001 btw Denton Regional Medical Center, Inc. & WSI due pursuant to Assignment & Specification Agrmt dd. 10/18/2001 btw WSI & Tatonka

UCC1	Kansas State Bank of Manhattan	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	02/20/2002	181110163		One Wiggins Fork Lift S/N WLC012079 & 1994 Taylor Forklift S/N S-H5-22687, 1993 Taylor Forklift S/N S-H5-21946, 1992 Taylor Forklift S/N S-H5-21454
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	02/28/2002	181110896		Caterpillar GP50-G Lift Truck S/N:AT33A50072 & Substitutions, replacements, additions & accessions
UCC1	Bankers Trust Company	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	03/06/2002	181111476		In lieu of filing for 56 various UCC1 filings. Collateral Description: All assets of the Debtor

14

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	BT Commercial Corporation	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	05/03/2002	181111476		Amendment to correct name of SP from Bankers Trust Company
UCC1	Fleet Business Credit, LLC	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	03/19/2002	181112646		REF:008-1652414-000 (342566) 1 Konica Copier 7020 26NE25108 1313 Harding Court Indianapolis IN 46217
UCC1	Bankers Trust Company	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	03/29/2002	181113792		All assets of the Debtor
UCC3	Deutsche Bank Trust Company (FKS Bankers Trust Company), as Collateral Agent	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	06/30/2003	181113792

SP releases all right & interest to Equipment Portfolio, inc l. (i) Equip leases, (ii) the equip. shown & described on exhibit A of UCC3, (iii) the lease rights as defined in the Assignment Agrmt dd. 6/27/2003

15

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Equipmentlease Corporation	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	04/01/2002	181113954

Lease #:E427, Schedule #:E427*A*1, Mustang Skid Steer, Serial #: 9-134895, Model # 2105/Serial: 801091, Econoline Trailer, Lowe Auger Attachment, Serial # 423DPRE4321000947 located at 5002 Hillsborough Ave., Tampa Fl 33610-4815

UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	04/03/2002	181114314		Caterpillar GP40-LP Lift Truck S/N:AT29B50079 & Substitutions, replacements, additions & accessions
UCC1	Equipmentlease Corporation	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	04/11/2002	181115215

Lease #:E427, Schedule #:E427*A*3, Mustang Skid Steer, Serial #:9-134895, Model #2105/Serial: 12135305, MOD.#2105/Serial #801087 Translift Model #TL2517, Lowe Auger Attachment, Serial # 8602Z located at 801 Jetstream Drive, Orlando, Fl
32824-7109

16

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Equipmentlease Corporation	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	04/11/2002	181115618		Lease #E427, Schedule #:E427*A*3, Translift Model #TL2517, Serial #8602Z located at 1400 N.W. 209th Ave., Pembroke Pines, FL 33029
UCC1	All American Investment Group, LLC	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	04/12/2002	181115462		One (1) 2002 Yale Forklift Model GDP 210DB, S/N B876E01521Z
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	04/15/2002	181115453		Caterpillar GP40-LP Lift Truck S/N:AT29B500266 & Substitutions, replacements, additions & accessions
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	04/03/2002	181114314		Caterpillar GP40-LP Lift Truck S/N:AT29B50079 & Substitutions, replacements, additions & accessions
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	04/30/2002	181117071		Caterpillar DP40-LP Lift Truck S/N:3CM10493n & Substitutions, replacements, additions & accessions
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	05/02/2002	181117405		Caterpillar 236 SKID Steer Loader S/N 4YZ04540 & Substitutions, replacements, additions & accessions. Total amt. of indebtness:$38,410.20

17

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	08/07/2002	181127370		Caterpillar GP40k-LP Lift Truck S/N: AT29B00315n & Substitutions, replacements, additions & accessions
UCC1	Prime Business Leasing, Inc.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	12/18/2002	181139067		1-2003 Wiggings Model #W220Y-108 Triple Mast-218" Sideshifting Fork Positione, Location 6 Industry Drive, Waterford, New York, 12188
UCC1	Citicorp Del lease, Inc. as Agent for Harrison Credit Corp.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	02/06/2003	181143420		1 New Caterpillar Model #DP100D Serial #:3DP00401 219" Simplex Mast 96 Forks Sideshifter
UCC1	Bradford Bank	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	02/12/2003	181143877		1-1998 Eagle-Picher/Caterpillar Forklift Serial #5BB01110, Equip. location 4742 Blountstown Highway Tallahassee, Fl 32304
UCC1	Citicorp Del Lease, Inc.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	03/24/2003	181147454		1 Used Caterpillar Model #GP25 Serial #5AM05385-191 “Triple Mast, 42” Forks, Sidshifter
UCC1	Bradford Bank	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	06/02/2003	181155341		1-2001 Caterpillar Model Gp40KL Triple Mast, Sideshifter, Cab 60" Forks, Location: 2780 Route 100, Macungle, Pa. 18062

18

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Deutsche Bank Trust Company Americas (FKA Bankers Trust Company), as Collateral Agent	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	08/19/2003	181162110		All assets of the Debtor
UCC1	Citicorp Del Lease, Inc.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	10/09/2003	181166501		One Used Caterpillar Model #:DP90 Serial #2DP00173-148"Mast, 96" Forks, Sideshifter
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	10/03/2003	181167458		All computer equipment & peripherals (collectively “Equipment”) wherever located under Equip. Lease#006310484-011 dd.09/26/2003
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	10/16/2003	181168491		All computer equipment & peripherals (collectively “Equipment”) wherever located under Equip. Lease#006310484-012 dd.10/09/2003
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	10/31/2003	181169155		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-013 dd.10/13/2003

19

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	10/31/2003	181169160		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-014 dd.10/16/2003
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	10/31/2003	181169155		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-015 dd.10/20/2003
UCC1	Citicorp Del Lease, Inc.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	11/18/2003	181171108		One Used Caterpillar Model #:DP100 Serial#:3DP00194-210 MAST, 96" Forks, Sideshifter
UCC1	Citicorp Del Lease, Inc.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	11/10/2003	181171602		One Used Caterpillar Model#:GPL40 Serial #: 1CM02478-No Specs
UCC1	Dell Financial Services, L.P.	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	12/03/2003	181172909		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-016 dd.11/18/2003

20

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Dell Financial Services, L.P.	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	11/24/2003	181172919		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-017 dd.11/18/2003
UCC1	Dell Financial Services, L.P.	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	11/24/2003	181172919		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-018 dd.11/18/2003
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	11/25/2003	181173665		In lieu of filing for file #:101613A dd. 12/08/1998 filed with SC SOS. Collateral Desc.:1 Caterpillar DP100-D Lift Truck S/N 3DP00194 & Substitutions, replacements, additions & accessions
UCC1	Dell Financial Services, L.P.	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	12/09/2003	181174532		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-019 dd.12/04/2003

21

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	12/12/2003	181174968		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-020 dd.12/08/2003
UCC1	American Express Business Finance	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	01/07/2004	181175714		Kyocerta MITA 4035 Digital Copier 960912-990885
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	01/23/2003	181172001		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-022 dd.01/08/2004
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	01/13/2004	181178526		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-0210 dd.01/08/2004
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	01/13/2004	181178527		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-023 dd.01/08/2004

22

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	01/22/2004	181178812		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-024 dd.01/16/2004
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	01/22/2004	181179071		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-025 dd.01/16/2004
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	01/29/2004	181179386		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-026 dd.01/26/2004
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	02/09/2004	181179681		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-028 dd.01/29/2004
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	02/02/2004	181179905		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-027 dd.01/29/2004

23

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	02/20/2004	181181788		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-031 dd.02/17/2004
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	03/01/2004	181181852		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-033 dd. 02/17/2004
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	02/20/2004	18118153		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-029 dd. 02/17/2004
UCC1	Dell Financial Services, L.P.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	03/01/2004	181181854		All computer equipment & periphels (collectively “Equipment”) wherever located under Equip. Lease#006310484-032 dd. 02/17/2004
UCC1	Citicorp Vendor Finance, Inc.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	03/02/2004	181182622		Kyocera equipment

24

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	De Lage Landen Financial Services, Inc.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	03/22/2004	181185075		1 Toyota 7FGAU50 60473 including all components, additions, upgrades, attachments, accessions, substitutions, replacements & proceeds of the foregoing
UCC1	De Lage Landen Financial Services, Inc.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	04/07/2004	181186891		1 Hyster Model H360HD-EC; S/N:E019E0234B
UCC1	De Lage Landen Financial Services, Inc.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	04/13/2004	181187442		1 Hyster H360HD, E019E02134B, including all components, additions, upgrades, attachments, accessions, substitutions, replacements & proceeds of the foregoing
UCC1	Citicorp Leasing, Inc.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	05/10/2004	181190610		1 New Caterpillar Model #GP40KLP Serial #AT29C50050-159” Mast & Sideshifter
UCC1	De Lage Landen Financial Services, Inc.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	10/15/2004	181208046		1 MAHA R80-10K 5BB01159, including all components, additions, upgrades, attachments, accessions, substitutions, replacements & proceeds of the foregoing

25

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Union Bank	Williams Scotsman Inc.	Md.-Dept. of Assessments & Taxation	11/17/2004	181211231		LSE#2100029 IR2200 KFH04533
UCC1	De Lage Landen Financial Services, Inc.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	12/20/2004	181214598		1 Caterpillar DP100-D 3DP10125, including all components, additions, upgrades, attachments, accessions, substitutions, replacements & proceeds of the foregoing
UCC1	NMHG Financial Services, Inc.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	01/20/2005	181217600		All equipment now hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions thereto & therefore & all proceeds incl. insurance proceeds
UCC1	De Lage Landen Financial Services, Inc.	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	02/16/2005	181220438		1 CAT GP50K-LP AT33B50061, including all components, additions, upgrades, attachments, accessions, substitutions, replacement & proceeds of the foregoing

26

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Gelco Corporation DBA GE Fleet Services	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	02/17/2005	181220837

Intl’ Model 4200, 11FT Knapheide Premium Grade Utility Body, GE Unit #2005009 VIN #1 HTMLAFK76H204038, including all components, additions, upgrades, attachments, accessions, substitutions, replacement & proceeds of the foregoing

UCC1	Wells Fargo Financial Leasing	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	03/04/2005	181222135		1 Konica Minolta 7228 Digital Copier System with Peripherals S/N: 27ME02056
UCC1	Gelco Corporation DBA GE Fleet Services	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	03/28/2005	181224514

Intl’ Model 4300, 21FT 10 Ton Steel Kodiak hauler with 4000 Lbs Independent Hydraulic Wheel Lift GE Unit#2005006 VIN #1HTMMAAN35H1 10607, including all components, additions, upgrades, attachments, accessions, substitutions, replacement & proceeds of the foregoing

27

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Gelco Corporation DBA GE Fleet Services	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	05/04/2005	181229009

Intl’ Model 4300, 21FT Century Steel 2 Car Carrier with Wheel Lift GE Unit#2005011 VIN# 1HTMMAAL55H133482, including all components, additions, upgrades, attachments, accessions, substitutions, replacement & proceeds of the foregoing

UCC1	Bradford Bank	Williams Scotsman, Inc.	Md.-Dept. of Assessments & Taxation	05/09/2005	181229374		1 Model DP100 Caterpillar Forklift, S/N: 3dp00251 (Used) Location: 2829 South Chestnut Avenue, Fresno, Ca. 93725-2211
UCC1	BT Commercial Corporation	Williams Scotsman, Inc.	MO SOS	07/05/2001	20018000376		All assets of the Debtor
UCC1	Ford Motor Credit Company	Williams Scotsman, Inc.	MO SOS	01/11/2005	20050005481G		Kranz Service Body VIN#1 FDAX56P05EB32022
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman, Inc.	NJ Dept. Treasury Commercial Recording	12/08/2000	2017292		1 CAT SSL Model 246, S/N 55Z01796

28

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Caterpillar Financial Services Corporation	Williams Scotsman, Inc.	Oklahoma County-OK	08/29/2000	0046840		1 Caterpillar DP100-D 3DP00261, including all components, additions, upgrades, attachments, accessions, substitutions, replacements & proceeds of the foregoing
UCC1	BT Commercial Corporation, as Agent	Williams Scotsman, Inc.	Wa-Dept. of Licensing	02/01/2001	2001-032-051		All assets of the Debtor
UCC1	Les Scwab Tire Center of WA, Inc.	Williams Scotsman, Inc.	Wa-Dept. of Licensing	03/21/2002	2002-088-5479-9

Contractual Security Agrmt in all present & future products & goods & proceeds thereof, purchased by Debtor from SP incl. but not limited to: all new, used, & recapped tires; all new & used wheels; and all batteries & related products

UCC1	De Lage Financial Services, Inc.	Williams Scotsman, Inc.	Wa-Dept. of Licensing	10/07/2002	2002-282-7438-6		K&E 6806-2 L0001268, including all components, additions, upgrades, attachments, accessions, substitutions, replacements & proceeds of the foregoing

29

SCHEDULE XIV

CANADIAN LIENS

British Columbia

Registration No.	Debtor	Secured Party	Collateral
214559B as amended by 431604C	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	All present and after-acquired personal property of the debtor, excluding consumer goods.
294542A, as amended by 214462B and 431601C	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	All present and after-acquired personal property of the debtor, excluding consumer goods.
431563C	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	All present and after-acquired personal property of the debtor, excluding consumer goods.

Alberta

Registration No.	Debtor	Secured Party	Collateral
01090516889	Williams Scotsman of Canada, Inc.	Caterpillar Financial Services Limited	1996 Caterpillar R80 4WD and all proceeds therefrom
01101223426	Williams Scotsman of Canada, Inc.	Caterpillar Financial Services Limited	2001 Cat Eagle Picher RT80-4WD and all proceeds therefrom
02032214369, as amended by 03081428546, 05062410708 and 05062826143	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	All present and after-acquired personal property of the debtor. Proceeds: chattel paper, documents of title, goods, instruments, intangibles, money and securities.
02032214443 as amended by 03081428611, 05062410724 and 05062826176	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	Land charge
03081428736 as amended by 05062410732 and 05062826200	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	All present and after-acquired personal property of the debtor Proceeds: goods, chattel paper, securities documents of title, instruments, money and intangibles.

03081428801 as amended by 05062410773	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	Land charge
05062410641 as amended by 05062826242	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	All present and after-acquired personal property of the debtor Proceeds: goods, chattel paper, securities documents of title, instruments, money and intangibles.
05062803068 as amended by 05062826267	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	Land charge

Saskatchewan

Registration No.	Debtor	Secured Party	Collateral
117819526	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Administrative Agent	All present and after-acquired personal property of the debtor
119826155	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Administrative Agent	All present and after-acquired personal property of the debtor
122224184	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Administrative Agent	All present and after-acquired personal property of the debtor

Manitoba

Registration No.	Debtor	Secured Party	Collateral
200205924506 as amended by 200317069714, 200511226111 and 200511232413	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	The security interest is taken in all of the debtor’s present and after-acquired personal property

200317212703, as amended by 200511225719 and 200511231719	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	The security interest is taken in all of the debtor’s present and after-acquired personal property
200510460501, as amended by 200511226910 and 200511232812	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	The security interest is taken in all of the debtor’s present and after-acquired personal property

Quebec

Registration No.	Debtor	Secured Party	Collateral
03-0225668-0002	Williams Scotsman of Canada, Inc.	Deutsche Bank Trust Company Americas to be assigned at closing to Bank of America, N.A., as Collateral Agent

All present and future movable property of the grantor, tangible or intangible, wherever situate, including, without limitation, all of its claims, property in stock, equipment, present and future, intellectual property, present and future.

05-0371075-001	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent

All present and future movable property of the grantor, tangible or intangible, wherever situate, including, without limitation, all of its claims, property in stock, equipment, present and future, intellectual property, present and future.

Ontario

File No.	Debtor	Secured Party	Collateral
616311198	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Administrative Agent	I, E, A, O, MVI
087060177	Williams Scotsman of Can Inc.	Ottawa South Truck Centre Ltd.	E, MVI, 1992 Ford CTV
897292953	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Administrative Agent	I, E, A, O, MVI
881598465	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Administrative Agent	I, E, A, O, MVI
877035546	Williams Scotsman of Canada, Inc.	Caterpillar Financial Services Ltd.	E,O,MVI, 2001 Caterpillar RT80-4WD VIN
876224853	Williams Scotsman of Canada, Inc.	Caterpillar Financial Services Ltd.	E,O,MVI, 1996 Eagle Picher R80 4WD VIN

SCHEDULE XV

Surety Liens

(a)   All the rights of the Borrower in, and growing in any manner out of, all contracts referred to in the Surety Bonds, or in, or growing in any manner out of the Surety Bonds; (b) all the rights, title and interest of the Borrower in and to all machinery, equipment, plant, tools and materials which are, or may hereafter be, about or upon the site or sites of any and all of the contractual work referred to in the Surety Bonds, including materials purchased for or chargeable to any and all contracts referred to in the bonds, materials which may be in process of construction, in storage elsewhere, or in transportation to any and all of said sites; (c) all the rights, title and interest of the Borrower in and to all subcontracts let or to be let in connection with any and all contracts referred to in the Surety Bonds, and in and to all surety bonds supporting such subcontracts; (d) all actions, causes of actions, claims and demands whatsoever which the Borrower may have or acquire against any subcontractor, laborer or materialman, or any person furnishing or agreeing to furnish or supply labor, material supplies, machinery, tools or other equipment in connection with or on account of any and all contracts referred to in the Surety Bonds; and against any surety or sureties of any subcontractor, laborer, or materialman; (e) any and all percentages retained and any and all sums that may be due or hereafter become due on account of any and all contracts referred to in the Surety Bonds in which the Borrower has an interest.

SCHEDULE XVI

Existing Investments

1.               There is a Deferred Compensation Plan for Executives which provides certain key management with an optional deferred compensation program.  The funds in this program total approximately $390,540.70 as of March 31, 2005.  The funds are invested in certain mutual funds and similar investment vehicles.  The Borrower retains ownership of these funds until they are distributed to the respective employees.

2.               Schedule XVII is hereby incorporated by reference.

3.               See Schedule IX.

4.               Williams Scotsman Europe, S.L. owns 8.5% of the outstanding equity of Wiron, S.A.

SCHEDULE XVII

Bank Accounts

Please see attached.

Bank	Purpose

Bank of America 231 S La Salle Street Chicago, IL	Disbursement Lockbox Local Corporate Miscellaneous Deposit Account Willscot Equipment Branch Disbursement/Zero Balance Account Williams Scotsman Pay Flex Account

Bank of America/Nevada	Account held to do business in State of Nevada

Bank of America/Positive Pay Dallas, TX 75283-2406	Disbursement/Positive Pay Account

M & T Bank Baltimore, MD	Disbursement/Payroll

Deutsche Bank Trust Co Americas P.O Box 318 Church Street Station New York, NY 10008-0318	Line of Credit

Deutsche Bank Trust Co Americas P.O Box 318 Church Street Station New York, NY 10008-0318	Franchise Taxes

Chase Bank	Met Life Dental Insurance

Bank of Novia Scotia 44 King Street West Toronto, Ontario Canada M5H 1H1	Disbursement Lockbox Payroll Concentration

Bank of America, Mexico Paseo de la Reforma 265 P.H. 1 Col Cuahutemoc 06500 Mexico D.F.	Checking Account

SCHEDULE XVIII

HOLDINGS ARTICLE 7 AND 8 COVENANTS

Section 7.3 of the Credit Agreement to the extent relating to Holdings’ (but not the Unrestricted Subsidiaries’) corporate existence

Sections 7.8, 7.9 and 7.17(b) of the Credit Agreement, in each instance, to the extent relating to obligations and agreements of Holdings (but not any of the Unrestricted Subsidiaries) thereunder

Sections 8.1 and 8.2 of the Credit Agreement, in each instance, to the extent relating to equity interests in the Borrower

SCHEDULE XIX

1.     ExlService Holdings, Inc. (“EXL”) provides consulting assistance to Holdings and/or some of the Subsidiaries of Holdings in connection with a Sarbanes-Oxley compliance program.  EXL was paid $26,000 and approximately $191,000 in 2004, and the first quarter of 2005, respectively, in fees and expense reimbursements.

2.     Holdings and/or some of the Subsidiaries of Holdings use services from WESCO International, Inc. (“WESCO”) relating to plumbing, heating, air conditioning and electrical parts and supplies in order to maintain their fleet.  WESCO was paid approximately $1,272,615 and $273,529 in 2004 and the first quarter of 2005, respectively, for such services.

3.     Services Agreement, dated September 1, 2004, between Williams Scotsman, Inc. and Williams Scotsman Europe, S.L.

4.     Employment Agreement for Robert Singer, dated as of March 25, 2005

5.     Employment agreements to be entered into at the time of the Holdings IPO with the following executive officers:  Gerard Holthaus, John Donegan and Bill Lebuhn.

Schedule XX

The obligations of the Unit Subsidiary with respect to Bank Products (other than Interest Rate Obligations (as defined in the Subsidiaries Guaranty) and reimbursement obligations in respect of indemnities and other payments made by the Collateral Agent (in its capacity as such) under any Collection Account Agreements or Concentration Account Agreements) may not constitute “Subordinated Guarantor Senior Indebtedness” under, and as defined in, the Senior Unsecured Notes Indenture and the Senior Secured Notes Indenture.

Schedule XXI

Obligations with respect to Bank Products (other than Interest Rate Obligations (as defined in the Intercreditor Agreement) and reimbursement obligations in respect of indemnities and other payments made by the Collateral Agent (in its capacity as such) under any Collection Account Agreements or Concentration Account Agreements) may not be within the definition of “First Lien Obligations” as defined in the Intercreditor Agreement.

EXHIBIT A-1

FORM OF TERM NOTE

$___________	New York, New York

______ __, ____

FOR VALUE RECEIVED, WILLIAMS SCOTSMAN, INC., a Maryland corporation (the “Borrower”), hereby promises to pay to __________ or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the office of Bank of America, N.A. (the “Administrative Agent”) located at 335 Madison Avenue, New York, New York 10017 on the Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of _____________ DOLLARS ($__________) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement.

The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Credit Agreement.

This Note is one of the Term Notes referred to in the Amended and Restated Credit Agreement, dated as of June __, 2005, among Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.), the Borrower, the financial institutions from time to time party thereto, the Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement).  This Note is secured by the Collateral Documents (as defined in the Credit Agreement) and is entitled to the benefits of the Guaranties (as defined in the Credit Agreement).  This Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement, and Term Loans may be converted from one Type (as defined in the Credit Agreement) into another Type to the extent provided in the Credit Agreement.

In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit A-1

THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS).

WILLIAMS SCOTSMAN, INC.

By
Name:
Title:

EXHIBIT A-2

FORM OF REVOLVING NOTE

$___________	New York, New York

______ __, ____

FOR VALUE RECEIVED, WILLIAMS SCOTSMAN, INC., a Maryland corporation (the “Borrower”), hereby promises to pay to __________ or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the office of Bank of America, N.A. (the “Administrative Agent”) located at 335 Madison Avenue, New York, New York 10017 on the Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of _____________ DOLLARS ($__________) or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement.

The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Credit Agreement.

This Note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement, dated as of June __, 2005, among Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.), the Borrower, the financial institutions from time to time party thereto, the Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement).  This Note is secured by the Collateral Documents (as defined in the Credit Agreement) and is entitled to the benefits of the Guaranties (as defined in the Credit Agreement).  This Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement, and Revolving Loans may be converted from one Type (as defined in the Credit Agreement) into another Type to the extent provided in the Credit Agreement.

In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit A-2

THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS).

WILLIAMS SCOTSMAN, INC.

By
Name:
Title:

EXHIBIT B-1

FORM OF NOTICE OF BORROWING

[DATE]

To:                              Bank of America, N.A., as Administrative Agent

(the “Administrative Agent”) for the various

financial institutions (the “Lenders”)
party to the Credit Agreement referred to below

335 Madison Avenue
New York, NY  10017

Attention:

Ladies and Gentlemen:

The undersigned, Williams Scotsman, Inc. (the “Borrower”), refers to the Amended and Restated Credit Agreement, dated as of June __, 2005, among Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.), the Borrower, the Lenders, the Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc, as Co-Lead Arrangers and Joint Book Runners (as further amended, modified or supplemented from time to time, the “Credit Agreement,” the capitalized terms defined therein being used herein as therein defined), and hereby gives you irrevocable notice pursuant to Section 2.3 of the Credit Agreement that the undersigned hereby requests a Borrowing of Revolving Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.3 of the Credit Agreement:

(i)            The aggregate principal amount of the Proposed Borrowing is $___________.1

(ii)           The Business Day of the Proposed Borrowing is ______________, __.2

(iv)          The Proposed Borrowing is to consist of [Base Rate Loans] [Eurodollar Rate Loans].3

1                         Shall be an amount not less than $1,000,000 in the case of Eurodollar Rate Loans.

2                         In the case of Eurodollar Rate Loans, shall be a Business Day at least three Business Days after the date hereof.

Exhibit B-1

[(v)          The initial Interest Period for the Proposed Borrowing is [one month] [two months] [three months] [six months] [nine months] [twelve months].4

[(vi)         The proceeds of the proposed Borrowing are to be deposited in the Disbursement Account.]5

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)  the representations and warranties contained in Article 6 of the Credit Agreement are true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); and

(B)  no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

Very truly yours,

WILLIAMS SCOTSMAN, INC.

By
Name:
Title:

3                         Loans incurred prior to the occurrence of the Syndication Date and maintained as Eurodollar Rate Loans shall be subject to Section 2.3(a)(v) of the Credit Agreement.  In addition, the right of the Borrower to choose Eurodollar Rate Loans is subject to Section 4.3(c) of the Credit Agreement.

4                         To be included for a Proposed Borrowing of Eurodollar Rate Loans.  Interest Periods of nine and twelve months are only available to the extent approved by all Lenders of the relevant Tranche of Loans to be incurred pursuant to the Proposed Borrowing.

5                         To be included for a Proposed Borrowing which shall consist of only Revolving Loans maintained as Base Rate Loans for the purpose of covering the amount of checks presented for payment and other disbursements from the Disbursement Account pursuant to Section 2.3(b) of the Credit Agreement.

EXHIBIT B-2

FORM OF LETTER OF CREDIT REQUEST

No. _______________  Dated  ______________1

To:                              Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), and _______, as Issuing Lender (the “Issuing Lender”), under the Amended and Restated Credit Agreement, dated as of June __, 2005, among Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.), a Delaware corporation, Williams Scotsman, Inc., a Maryland corporation (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”), the Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners.

Ladies and Gentlemen:

Pursuant to Section 3.4 of the Credit Agreement, the undersigned hereby requests that the Issuing Lender issue a [trade] [standby] Letter of Credit on _____________2 (the “Date of Issuance”) in the aggregate stated amount of [U.S. $]3___________.4

For purposes of this Letter of Credit Request, unless otherwise defined, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

1                    Date of Letter of Credit Required.

2                    Date of Issuance (at least three Business Days from the date hereof or such shorter period as may be acceptable to the Issuing Lender).

3                    All Letters of Credit must be denominated in U.S. dollars, except that with the consent of the Administrative Agent and the respective Issuing Lender, a Letter of Credit may be denominated in an Alternate Currency (as provided in the Credit Agreement), in such case, the relevant Alternate Currency should be specified.

4                    Aggregate initial stated amount of Letter of Credit.

Exhibit B-2

The beneficiary of the requested Letter of Credit will be ______________,5 and such Letter of Credit will be in support of ______________6 and will have a stated termination date of _________________.7

The undersigned hereby certifies that:

(1)   the representations and warranties contained in the Credit Documents will be true and correct in all material respects on and as of the Date of Issuance, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); and

(2)   no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.

Copies of all documentation with respect to the supported transaction are attached hereto.

WILLIAMS SCOTSMAN, INC.

By
Name:
Title:

5                    Insert name and address of beneficiary.

6                    Insert description of supported obligations and name of agreement, if any, or, in the case of trade Letters of Credit, the commercial transaction, to which it relates.

7                    Insert last date upon which drafts may be presented (not later than (x) 12 months after the Date of Issuance in the case of standby Letters of Credit (except that such Letters of Credit may provide for annual renewal), (y) 180 days after the Date of Issuance in the case of trade Letters of Credit and (z) ten (or in the case of trade Letters of Credit, 30) Business Days prior to the Maturity Date.

EXHIBIT B-3

FORM OF NOTICE OF CONTINUATION

[DATE]

To:                              Bank of America, N.A., as
Administrative Agent
(the “Administrative Agent”) for the various
financial institutions (the “Lenders”) party
to the Credit Agreement referred to below
335 Madison Avenue
New York, New York  10017

Attention:

Ladies and Gentlemen:

The undersigned, Williams Scotsman, Inc. (the “Borrower”), refers to the Amended and Restated Credit Agreement, dated as of June __, 2005, among Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.), the Borrower, the Lenders, the Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), and hereby gives you irrevocable notice pursuant to Section 4.3(a) of the Credit Agreement, that the undersigned hereby elects to maintain the Eurodollar Rate Loan (or portion thereof) described below as a Eurodollar Rate Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation (the “Proposed Continuation”) as required by Section 4.3(a) of the Credit Agreement:

(i)            $[aggregate principal amount to be continued]1 of the Eurodollar Rate Loan presently outstanding with an Interest Period expiring on ________ __, ____ is to be continued as a Eurodollar Rate Loan.

(ii)           The date of the Borrowing pursuant to which such Eurodollar Rate Loan was made is ____________, ____ and the Interest Period applicable thereto was [one month] [two months] [three months] [six months] [nine months] [twelve months].

(iii)          The Eurodollar Rate Loan to be continued as a Eurodollar Rate Loan shall have an Interest Period of [one month] [two months] [three months] [six months], [nine months] [twelve months].2

1                    Shall be an amount equal to at least $1,000,000.

Exhibit B-3

The undersigned hereby certifies that on the date hereof, and on the date of the Proposed Continuation, no Default or Event of Default has occurred and is continuing.

Very truly yours,

WILLIAMS SCOTSMAN, INC.

By
Name:
Title:

2               Interest Periods of nine and twelve months are only available to the extent approved by all Lenders of the relevant Tranche of Loans to be Continued pursuant to the Proposed Continuation.

EXHIBIT B-4

FORM OF NOTICE OF CONVERSION

[DATE]

To:                              Bank of America, N.A., as
Administrative Agent (the
“Administrative Agent”) for the
various financial institutions (the
“Lenders”) party to the Credit
Agreement referred to below
335 Madison Avenue
New York, New York  10017

Attention:

Ladies and Gentlemen:

The undersigned, Williams Scotsman, Inc. (the “Borrower”), refers to the Amended and Restated Credit Agreement, dated as of June __, 2005, among Williams Scotsman International Inc. (formerly known as Scotsman Holdings, Inc.), the Borrower, the Lenders, the Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners (as amended, restated, modified or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), and hereby gives you notice, irrevocably, pursuant to Section 4.3(b) of the Credit Agreement, that the undersigned hereby requests a conversion of a Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the “Proposed Conversion”) as required by Section 4.3(b) of the Credit Agreement:

(i)            The Business Day of the Proposed Conversion is ___________ __, ____.1

1                    Shall be a Business Day at least three Business Days, in the case of a Proposed Conversion into Eurodollar Rate Loans, after the date hereof or at least one Business Day in the case of a Proposed Conversion into Base Rate Loans; provided that notice is given by 12:00 Noon New York time.  Conversions of Eurodollar Rate Loans to Base Rate Loans shall only be made on the last day of an Interest Period for such Eurodollar Rate Loans.  In addition, prior to the Syndication Date, Base Rate Loans Converted into Eurodollar Loans shall be subject to the provisions of Section 2.3(a)(v) of the Credit Agreement.

Exhibit B-4

(ii)           The Loans to be converted are [Revolving Loans] [Term Loans] in an aggregate principal amount of $___________.2

(iii)          The Loans are, on the date hereof, maintained as [Base Rate Loans] [Eurodollar Rate Loans].3  The Loans to be converted pursuant to the Proposed Conversion are to be converted into [Eurodollar Rate] [Base Rate] Loans.

[(iv)         The Loans to be converted into Eurodollar Rate Loans shall initially have an Interest Period of [one month][two months][three months][six months][nine months] [twelve months]4

The undersigned hereby certifies that on the date hereof, and on the date of the Proposed Conversion, no Default or Event of Default has occurred and is continuing.

Very truly yours,

WILLIAMS SCOTSMAN, INC.

By
Name:
Title:

2                    Conversion of Eurodollar Rate Loans into Base Rate Loans shall be in an aggregate amount not less than $250,000. Conversion of Base Rate Loans into Eurodollar Rate Loans shall be in an aggregate amount of not less $1,000,000.

3                    Bracketed language should be modified as appropriate, if any Eurodollar Rate Loans are being converted, such Loans (and the Interest Period(s) then applicable thereto) should be specifically described, and each such Interest Period must end in accordance with its terms on or prior to the Business Day of the Proposed Conversion specified in preceding clause (i).

4                    Insert clause (iv) in the event the Loan is to be converted into a Eurodollar Rate Loan.

EXHIBIT C-1

(Lockbox - Without Activation)

FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT

This Agreement is entered into as of June 28, 2005, among Williams Scotsman, Inc. (“WSI”), Willscot Equpment, LLC, Space Master International, Inc., Truck & Trailer Sales, Inc., and Evergreen Mobile Company (each a “Company” and, collectively, the “Companies”), Bank of America, N.A., as Collateral Agent for various Secured Creditors (together with any successor collateral agent, “Collateral Agent”), and Bank of America, N.A. (“Bank”) with respect to the following:

A.                                   Bank has agreed to establish and maintain for the Companies post office number [        ] the “Lockbox Address”) and deposit account number [              ] (the “Account”).  Bank performs the services described in Exhibit A, which includes receiving mail at the Lockbox Address, processing it and depositing checks and other payment instructions (“Checks”) into the Account (the “Lockbox Service”).

B.                                     The Companies, Williams Scotsman International, Inc. and Collateral Agent are parties to an Amended and Restated U.S. Security Agreement, dated as of March 26, 2002, amended and restated as of August 18, 2003, and amended and restated as of June 28, 2005 (the “Security Agreement”) pursuant to which the Companies have assigned to Collateral Agent for the benefit of various Secured Creditors (as defined in the Security Agreement) a security interest in the Account and in Checks mailed to the Lockbox Address.

C.                                     The Companies, Collateral Agent and Bank are entering into this Agreement to evidence Collateral Agent’s security interest in the Account and such Checks and to provide for the disposition of net proceeds of Checks deposited in the Account.

Accordingly, the Companies, Collateral Agent and Bank agree as follows:

1.                                       (a)                                  This Agreement evidences Collateral Agent’s control over the Account. Notwithstanding anything to the contrary in the agreement between Bank and the Companies governing the Account, Bank will comply with instructions originated by Collateral Agent as set forth herein directing the disposition of funds in the Account without further consent of any of the Companies.

(b)                                 Each Company represents and warrants to Collateral Agent and Bank that it has not assigned or granted a security interest in the Account or any Check deposited in the Account, except to Collateral Agent.

(c)                                  No Company will permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, other than Collateral Agent’s security interest referred to herein.

2.                                       Bank shall prevent Companies from making any withdrawals from the Account.  Collateral Agent and each Company instruct the Bank to initiate a standing daily transfer of the previous day’s end-of-day ledger balance (deposits intact) in the Account to Collateral Agent at its account specified below (the “Collateral Agent Account”):

Bank Name: Fleet National Bank

ABA No.: 011900571

Account Name: Fleet Capital Corporation

Account No.: 9369337536

and Bank shall comply with such instruction within a reasonable period of time following the effective date of this Agreement, and continuing on each Business Day thereafter.  A “Business Day” is each day except Saturdays, Sundays and Bank holidays.  Funds are not available if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal.

3.                                       Bank agrees it shall not offset, charge, deduct or otherwise withdraw funds from the Account, except as permitted by Section 4, until it has been advised in writing by Collateral Agent that all of the Companies’ obligations that are secured by the Checks and the Account are paid in full.  Collateral Agent shall notify Bank promptly in writing upon payment in full of the Companies’ obligations.

4.                                       Bank is permitted to charge the Account:

(a)                                  for its fees and charges relating to the Account or associated with the Lockbox Service and this Agreement; and

(b)                                 in the event any Checks deposited into the Account is returned unpaid for any reason or for any breach of warranty claim and,

(c)                                  for any account adjustments as it relates to encoding errors or other adjustments as a result of customary banking practices.

5.                                       (a)                                  If the balances in the Account are not sufficient to compensate Bank for any fees, account adjustments or charges due Bank in connection with the Account, the Lockbox Service or this Agreement, the Companies agree to pay Bank on demand the amount due Bank.  The Companies will have breached this Agreement if it has not paid Bank, within 10 Business Days after such demand, the amount due Bank.

(b)                                 If the balances in the Account are not sufficient to compensate Bank for any account adjustment as described in Section 4 or returned Checks, the Companies agree to pay Bank on demand the amount due Bank. If the Companies fail to so pay Bank immediately upon demand, Collateral Agent agrees to pay Bank within 10 Business Days after Bank’s demand to Collateral Agent to pay any amount received by Collateral Agent with respect to such returned Checks or account adjustments. The failure to so pay Bank shall constitute a breach of this Agreement.

(c)                                  Each of the Companies hereby authorizes Bank, without prior notice, from time to time to debit any other account any of the Companies may have with Bank for the amount or amounts due Bank under subsection 5(a) or 5(b).

6.                                       (a)                                  Each Business Day, Bank will send any Checks not processed in accordance with the Lockbox Service set-up documents as well as any other materials, such as invoices, received at the Lockbox Address plus information regarding the deposit for the day to the address specified below for the Companies or as otherwise specified in writing by WSI to Bank.

(b)                                 In addition to the original Bank statement provided to WSI, Bank will provide Collateral Agent with a duplicate of such statement.

7.                                       (a)                                  Bank will not be liable to any of the Companies or Collateral Agent for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this

2

Agreement other than those Damages which result directly from its acts or omissions constituting gross negligence or intentional misconduct.

(b)                                 In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

(c)                                  Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of any of the Companies or Collateral Agent or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

(d)                                 Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.

(e)                                  Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against any of the Companies, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against any of the Companies, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

(f)                                    Bank shall be permitted to comply with any writ, levy order or other similar judicial or regulatory order or process concerning the Lockbox Address, the Account or any Check and shall not be in violation of this Agreement for so doing.

8.                                       The Companies on the one hand shall jointly and severally indemnify Bank and Collateral Agent on the other hand shall severally indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to Bank’s allocated costs of staff counsel, other reasonable attorney’s fees and any fees and expenses) in any way arising out of or relating to disputes or legal actions concerning Bank’s provision of the services described in this Agreement. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank.  Each of the Companies’ and Collateral Agent’s obligations under this section shall survive termination of this Agreement.

9.                                       The Companies on the one hand shall jointly and severally pay to Bank and Collateral Agent on the other hand shall severally pay to Bank, upon receipt of Bank’s invoice, all reasonable costs, expenses and attorneys’ fees (including reasonable allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank’s rights in a case arising under Title 11, United States Code.  The Companies jointly and severally agree to pay Bank, upon receipt of Bank’s invoice, all reasonable costs, expenses and attorneys’ fees (including reasonable allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

3

10.                                 Termination and Assignment of this Agreement shall be as follows:

(a)                                  This Agreement shall terminate when the Collateral Agent provides notice to WSI and Bank that all of the Companies’ obligations which are secured by Checks and the Account are paid in full. Collateral Agent may also terminate or it may assign this Agreement upon 30 day’s prior written notice to WSI and Bank, provided, however, that any such assignment shall only be to an affiliate or wholly-owned subsidiary of Collateral Agent.  Bank may terminate this Agreement upon 30 days’ prior written notice to WSI and Collateral Agent.  None of the Companies may terminate this Agreement or the Lockbox Service except with the written consent of Collateral Agent and upon prior written notice to Bank.

(b)                                 Notwithstanding subsection 10(a), Bank may terminate this Agreement at any time by written notice to WSI and Collateral Agent if any of the Companies or Collateral Agent breaches any of the terms of this Agreement, or any other agreement with Bank.

11.                                 (a)                                  Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

(b)                                 The parties each agree that it shall be deemed to make and renew each representation and warranty in subsection 11(a) on and as of each day on which Company uses the services set forth in this Agreement.

12.                                 (a)                                  This Agreement may be amended only by a writing signed by WSI on behalf of itself and each of the other Companies, Collateral Agent and Bank; except that Bank’s charges are subject to change by Bank upon 30 days’ prior written notice to WSI; and provided, however, that the Bank and Collateral Agent may agree to amend Section 2 of this Agreement to provide for the transfer of funds in the Account to an account other than the Collateral Agent’s Account, without the consent of any of the Companies.  This Section shall survive the termination of this Agreement.

(b)                                 This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

(c)                                  This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement.  This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

(d)                                 This Agreement shall be interpreted in accordance with California law without reference to that state’s principles of conflicts of law.

13.                                 Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing.  Such notice shall be effective upon receipt.

4

14.                                 Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Bank and any of the Companies or Collateral Agent.

5

In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

Williams Scotsman, Inc.

By:	Address for notices:
Name:	8211 Town Center Drive
Title:	Baltimore, MD 21236-5904
Tel: 410-931-6000
Fax: 410-931-6117

Willscot Equipment, LLC

By: Williams Scotsman, Inc.

By:	Address for notices:
Name:	8211 Town Center Drive
Title:	Baltimore, MD 21236-5904

Space Master International, Inc.

By:	Address for notices:
Name:	8211 Town Center Drive
Title:	Baltimore, MD 21236-5904

Truck & Trailer Sales, Inc.

By:	Address for notices:
Name:	8211 Town Center Drive
Title:	Baltimore, MD 21236-5904

Evergreen Mobile Company

By:	Address for notices:
Name:	8211 Town Center Drive
Title:	Baltimore, MD 21236-5904

6

Bank of America, N.A., as Collateral Agent

By:	Address for notices:
Name:	335 Madison Avenue
Title:	New York, NY 10017
Attn: Business Capital/URGENT
Tel: 212-503-7632
Fax: 212-503-7330 and,

20800 Swenson Drive
Suite 350
Waukesha, WI 53187
Attn: Laura Williams
Tel: 262-798-4835
Fax: 262-798-4882

Bank of America, N.A. (“Bank”)

By:	Address for notices:
Name:	600 Peachtree Street, 10th Flr
Title:	Atlanta, GA 30308
Attn: Elise McEachern
Tel: 404-607-5378
Fax: 404-607-6059 and,

600 Peachtree Street, 10th Flr
Atlanta, GA 30308
Attn: Connie Barker
Tel: 404-607-5375
Fax: 404-607-5482

7

EXHIBIT A

TO DEPOSIT ACCOUNT CONTROL AGREEMENT

STANDARD TERMS AND CONDITIONS

The Lockbox Service involves processing Checks that are received at a Lockbox Address. With this Service, each Company instructs its customers to mail checks it wants to have processed under the Service to the Lockbox Address.  Bank picks up mail at the Lockbox Address according to its mail pick-up schedule.  Bank will have unrestricted and exclusive access to the mail directed to the Lockbox Address.  Bank will provide each Company with the Lockbox Service for a Lockbox Address when such Company has completed and Bank has received Bank’s then current set-up documents for the Lockbox Address.

If Bank receives any mail containing a Company’s lockbox number at Bank’s lockbox operations location (instead of the Lockbox Address), Bank may handle the mail as if it had been received at the Lockbox Address.

PROCESSING

Bank will handle Checks received at the Lockbox Address according to the applicable deposit account agreement, as if the Checks were delivered by one of the Companies to Bank for deposit to the Account, except as modified by these Terms and Conditions.

Bank will open the envelopes picked up from the Lockbox Address and remove the contents.  For the Lockbox Address, Checks and other documents contained in the envelopes will be inspected and handled in the manner specified in the Companies’ set-up documents.  Bank captures and reports information related to the lockbox processing, where available, if Company has specified this option in the set-up documents.  Bank will endorse all Checks Bank processes on a Company’s behalf.

If Bank processes an unsigned check as instructed in the set-up documents, and the check is paid, but the account owner does not authorize payment, the Companies agree to indemnify Bank, the drawee bank (which may include Bank) and any intervening collecting bank for any liability or expense incurred by such indemnitee due to the payment and collection of the check.

If a Company instructs Bank not to process a check bearing a handwritten or typed notation “Payment in Full” or words of similar import on the face of the check, each Company understands that Bank has adopted procedures designed to detect Checks bearing such notations; however, Bank will not be liable to any of the Companies or any other party for losses suffered if Bank fails to detect Checks bearing such notations.

RETURNED CHECK

Unless the Companies and Bank agree to another processing procedure, Bank will reclear a Check once which has been returned and marked “Refer to Maker,” “Not Sufficient Funds” or “Uncollected Funds.”  If the Check is returned for any other reason or if the Check is returned a second time, Bank will debit the Account and return the Check to the applicable Company.  Each Company agrees that Bank will not send a returned item notice to a Company for a returned Check unless such Company and Bank have agreed otherwise.

ACCEPTABLE PAYEES

8

For the Lockbox Address, each Company will provide to Bank the names of Acceptable Payees (“Acceptable Payee” of a Company means such Company’s name and any other payee name provided to Bank by such Company as an acceptable payee for Checks to be processed under the Lockbox Service).  Bank will process a check only if it is made payable to an Acceptable Payee and if the check is otherwise processable.  Each Company warrants that each Acceptable Payee is either (i) a variation of a Company’s name or (ii) is an affiliate of a Company which has authorized Checks payable to it to be credited to the Account. Bank may treat as an Acceptable Payee any variation of any Acceptable Payee’s name that Bank deems to be reasonable.

CHANGES TO PROCESSING INSTRUCTIONS

A Company may request Bank orally or in writing to make changes to the processing instructions (including changes to Acceptable Payees) for any Lockbox Address by contacting its Bank representative, so long as such changes do not conflict with the terms of the Deposit Account Control Agreement. Bank will not be obligated to implement any requested changes until Bank has actually received the requests and had a reasonable opportunity to act upon them. In making changes, Bank is entitled to rely on instructions purporting to be from any of the Companies.

9

Exhibit C-2

FORM OF CANADIAN BANK CONTROL AGREEMENT

Agreement (as amended, modified or supplemented from time to time, this “Agreement”), dated as of ●, among ● (the “Obligor”), Bank of America, N.A., not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”), and ● (the “Deposit Account Bank”), as the bank with which one or more accounts are maintained by the Obligor (with all such accounts now or at any time in the future maintained by the Obligor with the Deposit Account Bank being herein called the “Deposit Accounts”).

RECITALS:

(a)                                  the Obligor and the Collateral Agent have entered into an amended and restated security agreement dated as of March 26, 2002, amended and restated as of August 18, 2003 and amended and restated as of June 28, 2005, (as the same may be further amended and restated, modified or supplemented from time to time, the “Security Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Security Agreement), the Obligor has granted a security interest to the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Agreement) in all of the right, title and interest of the Obligor in and into, inter alia, any and all accounts and in all moneys, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”); and

(b)                                 the Obligor desires that the Deposit Account Bank enter into this Agreement in order to provide for the rights of the parties under this Agreement with respect to its Deposit Accounts;

In consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1                                             Obligor’s Dealings with Deposit Accounts; Notice of Exclusive Control.

Until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Obligor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give instructions in respect of the Deposit

Accounts; provided, however, that the Obligor may not, and the Deposit Account Bank agrees that it shall not permit the Obligor to, without the Collateral Agent’s prior written consent, close any Deposit Account.  If the Collateral Agent shall give to the Deposit Account Bank a notice of the Collateral Agent’s exclusive control of the Deposit Accounts, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.

Section 2                                             Collateral Agent’s Right To Give Instructions As To Deposit Accounts.

(1)                                  Notwithstanding the foregoing or any separate agreement that the Obligor may have with the Deposit Account Bank, the Collateral Agent shall be entitled, for purposes of this Agreement, at any time to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from the Obligor.  The Obligor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any such instructions from the Collateral Agent without any further consent from the Obligor.  Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment.  The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Obligor may give to the Deposit Account Bank.  In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Obligor, the instructions from the Collateral Agent shall prevail.

(2)                                  It is understood and agreed that the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Security Agreement or any other Credit Document (as defined in the Security Agreement), nor seek confirmation thereof from the Obligor or any other Person (as defined in the Security Agreement).

Section 3                                             Obligor’s Exculpation And Indemnification Of Depository Bank.

The Obligor hereby irrevocably authorizes and instructs the Deposit Account Bank to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonours items presented for payment from any Deposit Account.  The Obligor further confirms that the Deposit Account Bank shall have no liability to the Obligor for wrongful dishonour of such items in following such instructions from the Collateral Agent.  The Deposit Account Bank shall have no duty to inquire or determine whether the Obligor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Obligor and the Collateral Agent, to give any such instructions.  The Obligor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any loss, cost or expense that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent.

Section 4                                             Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts.

The Deposit Account Bank hereby subordinates any claims and security interests it may have against, or with respect to, any Deposit Account at any time established or maintained with it by the Obligor (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Creditors) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Obligor or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Obligor has not separately paid or reimbursed the Deposit Account Bank therefor.(1)

Section 5                                             Representations, Warranties and Covenants of Deposit Account Bank.

(1)   If the respective Deposit Account Bank is unwilling to agree to this paragraph, then the Collateral Agent may take the action described in Section 4.28 of the Security Agreement.

The Deposit Account Bank represents and warrants to the Collateral Agent that:

(a)                                  All account agreements in respect of each Deposit Account in existence on the date hereof are listed on Annex A hereto and copies of all such account agreements have been furnished to the Collateral Agent.  The Deposit Account Bank will promptly furnish to the Collateral Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Obligor.

(b)                                 The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

(c)                                  On the date hereof the Deposit Account Bank maintains no Deposit Accounts for the Obligor other than the Deposit Accounts specifically identified in Annex A hereto.

(d)                                 Any items or funds received by the Deposit Account Bank for the Obligor’s account will be credited to said Deposit Accounts specified in paragraph (c) above or to any other Deposit Accounts hereafter established by the Deposit Account Bank for the Obligor in accordance with this Agreement.

(e)                                  The Deposit Account Bank will promptly notify the Collateral Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Obligor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

Section 6               Deposit Account Statements and Information.

The Deposit Account Bank agrees, and is hereby authorized and instructed by the Obligor, to furnish to the Collateral Agent at its address indicated below copies of all account statements and other information relating to each Deposit Account that the Deposit Account Bank sends to the Obligor and to disclose to the Collateral Agent all information requested by the Collateral Agent regarding any Deposit Account.

Section 7                                             Conflicting Agreements.

This Agreement shall have control over any conflicting agreement between the Deposit Account Bank and the Obligor.

Section 8               Merger or Consolidation of Deposit Account Bank.

Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

Section 9               Notices.

(1)                                  All notices and other communications provided for in this Agreement shall be in writing (including facsimile) and sent to the intended recipient at its address or telex or facsimile number set forth below:

If to the Collateral Agent, at:

Bank of America, N.A.
335 Madison Avenue
New York, New York 10017.
Attention:	Business Capital/URGENT.
Telephone:	(212) 503-7632
Facsimile:	(212) 503-7330

If to the Obligor, at:

c/o Williams Scotsman, Inc.
8211 Town Center Drive
Baltimore, Maryland 21236-5997
Attention:	John B. Ross
Telephone:	(410) 931-6000 ext.6105
Facsimile:	(410)931-6117

If to the Deposit Account Bank, at:

Attention:
Telephone:
Facsimile:

or, as to any party, to such other address or telex or facsimile number as such party may designate from time to time by notice to the other parties.

(2)                                  Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, or telexed or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if telexed or faxed); provided that notices to the Collateral Agent shall not be effective until actually received by it.

Section 10             Amendment.

This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

Section 11             Binding Agreement.

This Agreement shall bind the parties hereto and their successors and assigns and shall inure to the benefit of the parties hereto and their successors and assigns.  Without limiting the provisions of the immediately preceding sentence, the Collateral Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor Collateral Agent (at such time, if any, as such entity becomes the Collateral Agent under the Security Agreement, or at any time thereafter) who shall thereafter succeed to the rights of the existing Collateral Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.

Section 12             Continuing Obligations.

The rights and powers granted herein to the Collateral Agent will be affected neither by any purported revocation by the Obligor of this Agreement or the rights granted to the Collateral Agent hereunder, or by the bankruptcy, insolvency, conservatorship or receivership of the Obligor or the Deposit Account Bank, or by the lapse of time.  The rights of the Collateral Agent hereunder and in respect of the Deposit Accounts and the other Collateral, and the obligations of the

Obligor and Deposit Account Bank hereunder, shall continue in effect until the security interests of Collateral Agent in the Deposit Accounts and such other Collateral have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

Section 13             Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

Section 14             Counterparts.

This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

[OBLIGOR]

By:
Name: ●
Title: ●

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name: ●
Title: ●

[DEPOSIT ACCOUNT BANK]

By:
Name: ●
Title: ●

EXHIBIT D

FORM OF SECTION 2.9(b)(ii) CERTIFICATE

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 28, 2005, among Williams Scotsman International Inc. (formerly known as Scotsman Holdings, Inc.), a Delaware corporation, Williams Scotsman, Inc., a Maryland corporation, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners (as amended, modified or supplemented from time to time, the “Credit Agreement”).  Pursuant to the provisions of Section 2.9(b)(ii) of the Credit Agreement, under penalties of perjury the undersigned hereby certifies to the Administrative Agent and to the Borrower that:

1.                                       The Lender is the sole record and beneficial owner of the loans or the obligations evidenced by the Note(s) in respect of which it is providing this certificate.

2.                                       The Lender is not a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).  In this regard, the Lender further represents and warrants that:

(a)           the Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b)           the Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

3.                                       The Lender is not a “10-percent shareholder” (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower.

4.                                       The Lender is not a controlled foreign corporation related to the Borrower (within the meaning of Section 881(c)(3)(C) of the Code).

We have furnished you with a certificate of our non-U.S. person status on Internal Revenue Service Form W-8BEN.  The undersigned shall promptly notify the Borrower and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.

[NAME OF LENDER]

By
Name:
Title:

Date:  ________ __, ____

EXHIBIT E-1

FORM OF OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP, SPECIAL COUNSEL TO HOLDINGS AND THE BORROWER

To the Lenders party to the Credit Agreement referred to below and Bank of America, N.A., as Administrative Agent and Collateral Agent for said Lenders, Deutsche Bank Trust Company Americas, as Syndication Agent, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners

Ladies and Gentlemen:

We have acted as special counsel to Williams Scotsman, Inc., a Maryland corporation (the “Borrower”), Williams Scotsman International, Inc., a Delaware corporation (“Holdings”), Willscot Equipment, LLC, a Delaware limited liability company (“Willscot”), Space Master International, Inc., a Georgia corporation (“SMI”), Evergreen Mobile Company, a Washington corporation (“Evergreen”), Truck & Trailer Sales, Inc., a Missouri corporation (“Sales”), and Williams Scotsman of Canada, Inc., an Ontario corporation (“WSC,” and together with Willscot, SMI, Evergreen and Sales, the

“Subsidiaries,” and the Subsidiaries together with Holdings and the Borrower, the “Principal Parties,” and each a “Principal Party”), in connection with the Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of June 28, 2005, among the Borrower, Holdings, the financial institutions listed on the signature pages of the Credit Agreement (the “Lenders”), Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Deutsche Bank Trust Company Americas, as Syndication Agent, Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers, and Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc., as co-documentation agents.  Capitalized terms used herein and not otherwise defined have the respective meanings given those terms in the Credit Agreement.  This opinion is being furnished to you at the request of the Borrower as provided by Section 5.1(c) of the Credit Agreement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, each dated (unless otherwise noted) as of the date of this letter (collectively, the “Documents”):

1.             The Credit Agreement;

2.             The Revolving Note(s) issued on the date hereof;

3.             The Term Note(s) issued on the date hereof;

4.             The U.S. Subsidiaries Guaranty;

5.             The U.S. Pledge Agreement;

6.             The U.S. Security Agreement;

7.             The Bank Assignment Agreement;

8.             The Acknowledgment and Agreement With Respect to Intercreditor Agreement;

9.             The Grant of Security Interest in United States Trademarks executed by the Borrower (the “Borrower Trademark Agreement”);

10.           The Grant of Security Interest in United States Trademarks executed by SMI (the “SMI Trademark Agreement,” and together with the Borrower Trademark Agreement, the “Trademark Agreement”);

11.           The Grant of Security Interest in United States Copyrights executed by the Borrower (the “Borrower Copyright Agreement”);

12.           The Grant of Security Interest in United States Copyrights executed by SMI (the “SMI Copyright Agreement,” and together with the Borrower Copyright Agreement, the “Copyright Agreement”);

13.           The Amended and Restated Custodian Agreement, among the Borrower, SMI, Willscot, Evergreen, Sales, Bank of America, N.A., as Administrative Agent under the Credit Agreement and as Collateral Agent pursuant to the Credit Documents, Maynard Becker and Donna Finnerty;

14.           The Third Amended and Restated Management Agreement dated as of the date hereof, by and between Willscot and the Borrower;

15.           The Third Amendment to the Master Lease Agreement dated as of the date hereof, by and between Willscot and the Borrower; and

16.           The Collection Bank Agreement.

In addition, we have examined those certificates, agreements and documents that we deemed relevant and necessary as a basis for our opinion.  We have also relied upon the factual matters contained in the representations and warranties of the

Principal Parties made in the Documents and upon certificates of public officials and the Principal Parties.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

In addition, we have assumed, without independent investigation, (i) the due organization, valid existence and good standing of each Principal Party under the laws of their jurisdictions of organization, (ii) the enforceability of the Documents against each party thereto other than the Principal Parties, (iii) the necessary power and authority of each Principal Party to execute, deliver and perform its obligations under each of the Documents to which it is a party, (iv) that the execution, delivery and performance of the Documents by each party thereto have been duly authorized by all necessary action and do not violate the party’s charter or other organizational documents or the laws of its jurisdiction of organization (except, with respect to Holdings and Willscot, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the Uniform Commercial Code of the State of Delaware (the “DE-UCC”)),  (v) that the Borrower has taken all necessary action to authorize the Documents and the transactions contemplated thereby as managing member of Willscot and (vi) that each Document has been duly executed and delivered by each Principal Party that is a party to that Document.

Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on an officer’s certificate of the Borrower and without any independent verification or investigation.

Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that:

1.     Each Document (other than the Collection Bank Agreement) constitutes the legal, valid and binding obligation of each Principal Party which is a party to it, enforceable against that Principal Party in accordance with its terms.

2.     The execution and delivery by each Principal Party of each of the Documents to which it is a party and the performance by each Principal Party of its obligations under the Documents do not (i) violate any Covered Law (as defined below) (including Regulations U or X of the Board of Governors of the Federal Reserve System of the United States), (ii) violate any order, writ, injunction or decree of which we have knowledge, of any United States or New York court or governmental authority or agency binding upon the Principal Party or to which the Principal Party is subject, (iii) breach or result in a default under any agreement or instrument listed on Schedule 1 to which the Principal Party is a party or by which the Principal Party is bound, or (iv) result in the creation or imposition of any Lien upon any of the assets of the Principal Party under the terms of any such agreement or instrument (except for Liens in favor of the Collateral Agent for the benefit of the Lenders contemplated by the Documents).  In giving the opinions set forth in clauses (iii) and (iv) above, we have relied upon an Officer’s Certificate of the Borrower dated the date of this letter and delivered to the

Administrative Agent (the “Officer’s Certificate”) as to the factual matters set forth therein.

3.     Except for filings which are necessary to perfect the security interests granted under the Documents and any other filings, authorizations or approvals as are specifically provided for in the Documents, no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency are necessary under any Covered Law for the execution, delivery or performance by any Principal Party of the Documents to which it is a party, except for any authorizations, approvals or filings which have previously been obtained or made and are in full force and effect.

4.     Except as set forth in the next sentence, the obligations of Willscot as a Subsidiary Guarantor under the U.S. Subsidiaries Guaranty constitute “Subordinated Guarantor Senior Indebtedness” under and as defined in the Senior Unsecured Notes Indenture and the Senior Secured Notes Indenture.  We wish to point out that the obligations of Willscot with respect to Bank Products (other than Interest Rate Obligations (as defined in the Subsidiaries Guaranty)) do not constitute “Subordinated Guarantor Senior Indebtedness” under, and as defined in, the Senior Unsecured Notes Indenture and the Senior Secured Notes Indenture.  In giving the opinion set forth in this paragraph 4, we have relied upon the Officer’s Certificate as to the factual matters set forth therein.

5.     None of the Principal Parties is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.     None of the Principal Parties is a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

7.     After giving effect to the making of the Loans on the date of this letter, and assuming that the Collateral Agent has, at the date of this letter, possession of the certificates representing the common stock of the Borrower, SMI, Sales, Evergreen and WSC as listed on Annex C to the U.S. Pledge Agreement (the “Pledged Stock”) in the State of New York, together with related stock powers which have been duly executed in blank by Holdings and the Borrower, and maintains continuous possession of the Pledged Stock and stock powers in the State of New York, the Collateral Agent has a valid and perfected security interest, for the benefit of the Secured Creditors named in the U.S. Pledge Agreement, to secure the Obligations (as defined in the U.S. Pledge Agreement), in all right, title and interest of Holdings and the Borrower in and to the Pledged Stock (the “Pledged Stock Security Interest”).  Assuming that, on the date of this letter, the Lenders and the Agents do not have notice of any adverse claim to the Pledged Stock, the Pledged Stock Security Interest has priority over any other security interest in the Pledged Stock which can be perfected under the Uniform Commercial Code of the State of New York (the “NY-UCC”).  Insofar as this opinion relates to any security interest in any Pledged Stock issued by a corporation not organized under the laws of a state of the United States of America, or the enforceability of any Pledge Agreement with respect to such Pledged Stock, we express no opinion as to any steps which may be required under the relevant local law or organizational documents with respect to the Pledged Stock, and our opinion is given only to the extent that (i) New York law is applicable and (ii) each share of Pledged Stock constitutes a “certificated security” within the meaning of § 8-102 of the NY-UCC and each share is registered in the name of its pledgor.

8.     After giving effect to the making of the Loans on the date of this letter, the U.S. Security Agreement creates a valid security interest in favor of the Collateral

Agent, for the benefit of the Secured Creditors named in the U.S. Security Agreement, to secure the Obligations (as defined in the U.S. Security Agreement), in all right, title and interest of Holdings, the Borrower and the Subsidiaries (collectively, the “Debtors”) in and to the Collateral (as defined in the U.S. Security Agreement), to the extent that Article 9 of the NY-UCC is applicable thereto (the “Security Interest”).  For Holdings and Willscot, the UCC-1 financing statements listed on Schedule 2 to this letter (the “Delaware Financing Statements”) are in appropriate form for filing, and the Office of the Secretary of State of the State of Delaware is the office in the State of Delaware in which filings are required to perfect the Security Interest to the extent that it can be perfected by filing under the DE-UCC.  Assuming the Delaware Financing Statements have been duly transmitted for filing to the Office of the Secretary of State of the State of Delaware with the appropriate filing fees tendered, or duly accepted for filing by that office, then to the extent that a security interest in the Collateral may be perfected by filing under the DE-UCC, those filings have resulted in the perfection of the Security Interest.

9.     After giving effect to the making of the Loans on the date hereof, the U.S. Security Agreement together with the Trademark Agreement and Copyright Agreement create a valid security interest in favor of the Collateral Agent, for the benefit of the Lenders and the Administrative Agent to secure the Obligations (as defined in the U.S. Security Agreement), in all right, title and interest of the Borrower and SMI (the “Grantors”) in and to the registered U.S. trademarks, the registration numbers of which are listed in Annex H to the U.S. Security Agreement (the “Trademark Collateral”) and the registered U.S. Copyrights, the registration numbers of which are listed in Annex J to the U.S. Security Agreement (the “Copyright Collateral”), to the extent that Article 9 of the NY-UCC is applicable thereto, assuming that each trademark and copyright that comprises the Trademark Collateral and the Copyright Collateral is valid and is owned by the Grantors.

10.   Assuming that (i) the security interest in the Trademark Collateral is a perfected security interest under the laws of the States in which each Grantor is organized, to the extent that such law governs the perfection of a security interest in the Trademark Collateral, (ii) the registration of each trademark comprising the Trademark Collateral has been duly effected and maintained in the United States Patent and Trademark Office (the “PTO”) under Title 15 of the United States Code, and (iii) the Trademark Agreement is duly acknowledged by the Grantors and properly filed with and recorded by the PTO, with payment of the required filing fees and charges, within three months after the date of its execution, and after giving effect to the making of the Loans on the date hereof, the security interest in the Trademark Collateral will be a perfected security interest.

11.   Assuming that (i) the security interest in the Copyright Collateral is a perfected security interest under the laws of the States in which each Grantor is organized, to the extent that such law governs the perfection of a security interest in the Copyright Collateral, (ii) the registration of each copyright comprising the Copyright Collateral has been duly effected and maintained in the Copyright Office of the United States Library of Congress (the “Copyright Office”) under Title 17 of the United States Code, and (iii) the Copyright Agreement is duly acknowledged by the Grantors and properly filed with and recorded by the Copyright Office, with payment of the required filing fee and charges, within one month after the date of its execution, and after giving effect to the making of the Loans on the date hereof, the security interest in the Copyright Collateral will be a perfected security interest.

The foregoing opinion is subject to the following assumptions, exceptions and qualifications:

(a)   The enforceability of the Documents may be:  (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally; (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (iii) subject to the qualification that certain remedial provisions of the U.S. Security Agreement and the U.S. Pledge Agreement (collectively, the “Security Documents”) are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not make the remedies afforded by such Security Documents inadequate for the practical realization of the rights and benefits purported to be provided thereby except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable New York laws, rules, regulations and court decisions and by constitutional requirements in and of the State of New York.

(b)   In giving the opinions set forth above, we express no opinion as to any matter relating to or the effect of the Federal Assignment of Claims Act, 41 U.S.C. § 3727 and similar state or local statutes or regulations.  In addition, in giving the opinions set forth above, with your permission, we have made no investigation and express no opinion as to any matter relating to certificate of title, motor vehicle registration or any similar or related laws, rules or regulations.  We have therefore assumed, with your permission and without any investigation, that no action is required under any certificate of title, motor vehicle registration or any similar or related laws, rules and regulations in connection with any of the opinions expressed above, including without limitation, with respect to the enforceability of any Document or compliance with any laws, rules or regulations.

(c)   We call your attention to the fact that, with respect to the opinion set forth in paragraph 8, the NY-UCC and DE-UCC rules governing perfection may not be applicable to “goods” (as defined in the NY-UCC or the DE-UCC) covered by a certificate of title.

(d)   We express no opinion as to:  (i) the enforceability of any provisions in the Credit Agreement or the U.S. Subsidiaries Guaranty purporting to preserve and maintain the liability of any party thereto despite the fact that the guarantied debt is unenforceable due to illegality; (ii) the enforceability of any provisions contained in the Documents that purport to establish (or may be construed to establish) evidentiary standards; (iii) the enforceability of any provisions contained in the Security Documents or the U.S. Subsidiaries Guaranty that constitute waivers which are prohibited under the NY-UCC or by any other New York law or which provide that certain terms thereof may be waived or modified only in writing prior to default; (iv) the enforceability of forum selection clauses in the federal courts; (v) the enforceability of rights to indemnification and contribution to the extent such rights may be limited by federal or state laws and the public policy considerations underlying such laws; or (vi) the validity, priority, or enforceability of the trademarks and copyrights that comprise the Trademark Collateral and the Copyright Collateral, respectively.

(e)   The opinions set forth in paragraphs 7 and 8 above are qualified as follows:  (i) in the case of the distribution of cash proceeds or interest in respect of any of the Pledged Stock, the security interest of the Collateral Agent therein will be perfected only if possession of such cash proceeds or interest is obtained by the Collateral Agent and (ii) in the case of non-identifiable cash proceeds, continuation of perfection of such security interest is limited to the extent set forth in Section 9-315 of the NY-UCC.

(f)    In giving the opinions set forth in paragraphs 7, 8, 9, 10 and 11 above, we express no opinion as to:  (i) any Principal Party’s right, title or interest in or to any Collateral; (ii) the perfection and effect of perfection or non-perfection of a security interest in the Collateral subject to any laws other than the laws of the State of New York or, in the case of paragraph 8 above, the DE-UCC; (iii) the perfection of security interests in fixtures, as-extracted collateral, timber to be cut and ownership interests in real property cooperative organizations; or (iv) the creation, validity, perfection, priority or enforceability of any security interest sought to be created in (x) except as specifically set forth in paragraphs 9, 10 and 11, any trademarks, trade names, service marks or copyrights or (y) any items of property to the extent that a security interest in them is excluded from the coverage of Article 9 of the NY-UCC or the DE-UCC.  In addition, (x) except as specifically set forth in paragraphs 7, 8, 10 and 11 above, we express no opinion as to the perfection of any security interest and (y) except as specifically set forth in paragraph 7 above, we express no opinion as to the priority of any security interest.

(g)   We wish to point out that in the case of proceeds (as defined in Article 9 of the NY-UCC or the DE-UCC, as applicable), the continuation of perfection of any security interest in them is limited to the extent set forth in Section 9-315 of the NY-UCC or the DE-UCC, as applicable.

(h)   We call to your attention the fact that (i) Article 9 of the DE-UCC requires the filing of continuation statements within the period of six months prior to the expiration of each five year period from the date of the original filing of financing statements in order to maintain the effectiveness of the filings referred to in this opinion, and (ii) additional filings may be necessary if any Debtor changes its name, identity or corporate structure or the jurisdiction in which it is organized.

The opinions expressed above are limited to the laws and regulations of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the Uniform Commercial Code of the State of Delaware and the federal laws and regulations of the United States that, in each case, in our experience, are normally applicable to credit transactions of the type contemplated by the Credit Agreement (collectively, the “Covered Laws”).  This opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.  Please be advised that no member of this firm is admitted to practice in the State of Delaware.

This opinion is furnished by us solely for your benefit in connection with the transactions referred to in the Credit Agreement and may not be circulated to, or relied upon by, any other Person, except that it may be circulated to any prospective Lender in accordance with the Credit Agreement and may be relied upon by any person who, in the future, becomes a Lender.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

EXHIBIT E-2

FORM OF OPINION OF DAVIES WARD PHILLIPS & VINEBERG LLP

Bank of America, N.A.

335 Madison Avenue

New York, New York  10017

As Administrative Agent under the

Credit Agreement referred to below and

Collateral Agent under the Documents

referred to below

- and to -

Each of the Secured Creditors party to such

Credit Agreement, the other Credit Documents

and the Interest Rate Agreements

(all as defined in the Security Agreement referred to

below)

- and to -

Ogilvy Renault LLP
200 Bay Street
Suite 3800
Toronto, ON  M5J 2Z4

Dear Sirs:

Re:  Williams Scotsman of Canada, Inc.

We have acted as counsel to Williams Scotsman of Canada, Inc. (the “Guarantor”) in connection with its amended and restated guarantee (the “Guarantee”) dated as of March 26, 2002 and amended and restated as of June 28, 2005 of the obligations of Williams Scotsman, Inc. (the “Borrower”) under the amended and restated credit agreement made as of June 28, 2005 among Williams Scotsman International, Inc., the Borrower, the financial institutions listed on Schedule I thereto, as lenders, Bank of America, N.A., originally as administrative agent and changed on June 29, 2005 to collateral agent, Deutsche Bank Trust Company Americas, as syndication agent, Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc. as co-documentation agents, and Banc of America Securities LLC and Deutsche Banc Securities Inc. as co-lead arrangers and joint book runners (the credit agreement, as so amended and restated, being referred to herein as the “Credit Agreement”), the other Credit Documents and the Interest Rate Agreements.

Unless otherwise indicated, all capitalized terms used but not otherwise defined in this opinion letter have the respective meanings given to them in the Security Agreement (as defined below).

In our capacity as counsel to the Guarantor, we have examined executed copies of the following documents (the “Documents”):

(a)                                  the Guarantee;

(b)                                 the amended and restated pledge agreement (the “U.S. Pledge Agreement”), dated as of March 26, 2002, amended and restated as of August 18, 2003, and amended and restated as of June 28, 2005 between Bank of America, N.A. (the “Collateral Agent”), the Borrower, Williams Scotsman International, Inc., Willscot Equipment, LLC, Space Master International, Inc., Truck & Trailer Sales, Inc., Evergreen Mobile Company, and US Bank National Association; and

(c)                                  the amended and restated security agreement (the “Security Agreement”), dated as of March 26, 2002, amended and restated as of August 18, 2003 and amended and restated as of June 28, 2005 between the Guarantor and the Collateral Agent.

Items (a) and (c) above are collectively referred to below as the “Ontario Documents”.

We have also examined the unanimous shareholder agreement, dated November 29, 1998, executed by the Borrower in respect of the Guarantor (the “USA”), a certificate of an officer of the Guarantor (the “Officer’s Certificate”), such corporate records of the Guarantor and certificates of public officials and others and originals, copies or facsimiles of such other agreements, instruments, certificates and documents as we have deemed necessary or advisable as a basis for the opinions expressed below.  In particular, as to certain matters of fact relevant to the opinions expressed below, we have relied, without any independent investigation, exclusively on the following documents:

(a)                                  copies of the articles of incorporation and by-laws of the Guarantor, certified to us by an officer of the Guarantor as being complete and in full force and effect as of the date of this opinion, copies of which have been provided to you;

(b)                                 a certificate of status dated June 22, 2005 with respect to the Guarantor issued by the Ontario Ministry of Consumer and Business Services;

(c)                                  the Officer’s Certificate, a copy of which has been provided to you;

(d)                                 a certificate with a currency date of June 26, 2005 issued under the Personal Property Security Act (Ontario) (the “PPSA”), in respect of a search against the name of the Guarantor, showing, inter alia: (i) a financing statement bearing the Registration No. 20020510103015337571 and the File No. 881598465, which was filed by Stikeman Elliott LLP against the Guarantor for and on behalf of the Collateral Agent on May, 10, 2002 for a registration period of 7 years with collateral classified as Inventory, Equipment, Accounts, Other, Motor Vehicle Included; (ii) a financing change statement bearing the Registration No. 20030813113615900113 and the File No. 881598465, which was filed by Stikeman Elliott LLP against the Guarantor for and on behalf of the Collateral Agent on August 13, 2003; (iii) a financing change statement bearing the Registration No. 20050622150718621214 and the File No. 881598465, which was filed by Davies Ward Phillips & Vineberg LLP against the Guarantor for and on behalf of the Collateral Agent on June 22, 2005; (iv) a financing change statement bearing the Registration No. 20050624123318621347 and the File No. 881598465, which was filed by Davies Ward Phillips & Vineberg LLP against the Guarantor for and on behalf of the Collateral Agent on June 24, 2005 for a registration period expiring May 10, 2013 with collateral classified as Inventory, Equipment, Accounts, Other, Motor Vehicle Included; (v) a financing change statement bearing the Registration No. 20050629 1150 1862 1617 and the File No. 881598465, which was filed by Davies Ward Phillips & Vineberg LLP against the Guarantor amending the name and capacity of the Administrative Agent to Collateral Agent; (vi) a financing statement bearing the Registration No. 20030813161015900153 and the File No. 897292953, which was filed by Stikeman Elliott LLP against the Guarantor for and on behalf of the Collateral Agent on August 13, 2003 for a registration period of 6 years with collateral classified as Inventory, Equipment, Accounts, Other, Motor Vehicle Included; (vii) a financing change statement bearing the Registration No. 20050622150418621213 and the File No. 897292953, which was filed by Davies Ward Phillips & Vineberg LLP against the Guarantor for and on behalf of the Collateral Agent on June 22, 2005; (viii) a financing change statement bearing the Registration No. 20050624123518621348 and the File No. 897292953, which was filed by Davies Ward Phillips & Vineberg LLP against the Guarantor for and on behalf of the Collateral Agent on June 24, 2005 for a registration period expiring August 13, 2013 with collateral classified as Inventory, Equipment, Accounts, Other, Motor Vehicle Included; (ix) a financing change statement bearing the Registration No. 20050629 1148 1862 1616 and the File No. 897292953, which was filed by Davies Ward Phillips & Vineberg LLP against the

Guarantor amending the name and capacity of the Administrative Agent to Collateral Agent; (x) a financing statement bearing the Registration No. 20050622150218621212 and the File No. 616311198, which was filed by Davies Ward Phillips & Vineberg LLP against the Guarantor for and on behalf of the Collateral Agent on June 22, 2005 for a registration period of 5 years with collateral classified as Inventory, Equipment, Accounts, Other, Motor Vehicle Included; (xi) a financing change statement bearing the Registration No. 20050624123018621345 and the File No. 616311198, which was filed by Davies Ward Phillips & Vineberg LLP against the Guarantor for and on behalf of the Collateral Agent on June 24, 2005 for a registration period expiring June 22, 2013 with collateral classified as Inventory, Equipment, Accounts, Other, Motor Vehicle Included and (xii) a financing change statement bearing Registration No. 20050629 1145 1862 1615 and the File No. 616311198, which was filed by Davies Ward Phillips & Vineberg LLP against the Guarantor amending the name and capacity of the Administrative Agent to Collateral Agent.

For the purposes of the opinions expressed below, we have, without independent investigation or verification, assumed:

(a)                                  the genuineness of all signatures, the legal capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or true copies or as reproductions, including transmission by facsimile machines, and the authenticity of all of the originals of such copies;

(b)                                 that there have been no erroneous statements of fact made in any certificates of public officials and we have relied on the completeness and accuracy of the public records and the currency of the information contained therein as of the dates indicated therein, although such records are known on occasion to contain errors and to be otherwise incomplete;

(c)                                  that each of the Ontario Documents has been duly authorized, executed and delivered by and constitutes a legal, valid, and binding obligation of each party thereto other than the Guarantor, enforceable against such party in accordance with its terms;

(d)                                 that none of the collateral described in any of the Documents constitutes consumer goods within the meaning of the PPSA;

(e)                                  that the U.S. Pledge Agreement constitutes a legal, valid and binding agreement under New York law (in accordance with which it is expressed to be governed), enforceable against the parties thereto in accordance with its terms and that the provisions of the U.S. Pledge Agreement will be interpreted and understood under the laws of New York to have the same meaning and content as they would have under the laws of the Province of Ontario;

(f)                                    that the Collateral Agent and the Guarantor have not agreed to postpone the time for attachment of any security interest created by the Security Agreement;

(g)                                 that the Collateral Agent and the Borrower have not agreed to postpone the time for attachment of any security interest created by the U.S. Pledge Agreement;

(h)                                 that the Collateral Agent or a person on its behalf (other than the Borrower or the Borrower’s agent) is in possession of the Pledged Shares (as defined in paragraph 4 below) and holds the same as collateral under the U.S. Pledge Agreement; and

(i)                                     that to the extent that any of the Documents are to be performed in any jurisdiction other than the Province of Ontario, such performance will not be illegal under the laws of such jurisdiction.

The opinions expressed below are also subject to the following limitations, qualifications and restrictions:

(a)                                  the enforceability of the Documents is subject to bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, and other laws affecting the rights of creditors generally;

(b)                                 the effect of general principles of equity and that equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction;

(c)                                  the enforcement of any of the Documents may be limited by the fact that a judgment of a Canadian court may be awarded only in Canadian currency;

(d)                                 to the extent that any party to the Documents is liable to indemnify any other party pursuant to any of the Documents, the provisions relating to such indemnification may be unenforceable to the extent that a court decides that any payment required to be made thereunder would derogate from the court’s discretion in respect of the costs of and incidental to a proceeding or a step in a proceeding, or would be inconsistent with the court’s determination by whom and to what extent such costs shall be paid;

(e)                                  provisions contained in any of the Documents purporting to sever from the relevant Document any provision prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such Document would be enforced only to the extent that a court determines that such prohibited or unenforceable provision could be severed without impairing the interpretation and application of the remainder of such Document;

(f)                                    a court of competent jurisdiction may require a creditor to give a debtor a reasonable period of time to pay amounts stated to be payable on demand or on default, and may delay a creditor’s enforcement of its security in respect of such obligations;

(g)                                 the power of a court to grant relief from forfeiture or to stay proceedings before it and to stay executions and judgments;

(h)                                 any provisions contained in the Documents which purport to confer a unilateral and unfettered discretion on the Collateral Agent or its agents may be unenforceable to the extent that a court may require that such discretion be exercised reasonably and in good faith;

(i)                                     to the extent that any certificate or determination provided for in any of the Documents and expressed to be “conclusive” may be subject to challenge in a court on grounds of fraud, collusion, mistake on the face of the certificate, or mistake on the basis that the certificate differed in a material respect from the certificate contemplated in such provision and notwithstanding provisions in the Documents to the contrary, a court may permit the Guarantor to introduce evidence in proceedings with respect to the Documents for the purpose of proving that a determination, account or certificate of the Collateral Agent is incorrect;

(j)                                     the effectiveness of provisions in any Document purporting to make the  Guarantor responsible for any actions or omissions of the Collateral Agent, its agents or any receiver, manager or receiver/manager may be limited by law;

(k)                                  no opinion is expressed as to the enforceability of any provision in any Document to the extent it purports to exculpate the Collateral Agent and the Secured Creditors or any party claiming through or under any of them, or any receiver, agent or receiver/manager from liability in respect of acts or omissions which may be illegal, fraudulent or negligent or involve wilful misconduct;

(l)                                     the enforceability of provisions in the Documents by which the Guarantor purports to waive any legal or equitable defences or rights otherwise available to it or agrees not to challenge the validity or enforceability of remedies under the Documents may be limited by law to the extent that such waiver by, or agreement of, the Guarantor is not expressed with sufficient particularity or would otherwise be prohibited by Applicable Laws;

(m)                               no opinion is expressed as to the enforceability of any provision of any of the Documents which states that amendments, modifications or waivers of or with respect to such Document that are not in writing will not be effective;

(n)                                 a Document may not be enforceable to the extent the Document provides for the payment to or receipt by any person of interest in an amount or rate prohibited by section 347 of the Criminal Code (Canada);

(o)                                 notwithstanding any provision contained in the Documents which provides that any receiver, manager or receiver/manager appointed thereunder shall for all purposes be deemed to be the agent of the Guarantor, in certain circumstances the receiver, manager or receiver/manager may be held by a court to be acting as an agent of the Collateral Agent and not the Guarantor;

(p)                                 no opinion is expressed with respect to any provision of the Guarantee which provides that the Guarantor will be liable as principal debtor or obligor, and not as guarantor or surety, in respect of any of the obligations guaranteed pursuant to the Guarantee;

(q)                                 no opinion is expressed as to the ranking or priority of any mortgage, charge, pledge, assignment or security interest granted pursuant to the Documents;

(r)                                    no opinion is expressed as to the creation, validity, enforceability or perfection of any mortgage, charge, pledge, assignment or security interest in, or as to the enforceability of, any Document in so far as it relates to any contractual rights which, by their terms, or any other property, which by its nature, cannot be the subject of such mortgage, charge, assignment or security interest, or cannot be the subject thereof without the consent, authorization or approval of third parties and such consent, authorization or approval has not been obtained;

(s)                                  no examination has been made for the purposes of the opinions expressed herein, and no opinion is expressed herein, with respect to the title to, or ownership or location of, any collateral owned or purported to be owned by the Guarantor or any other person;

(t)                                    an assignment of a debt or account will not be binding on the account debtor to the extent that such debt or account is paid or otherwise discharged before notice of the assignment is given to the account debtor, together with a direction to pay the same to the  Collateral Agent;

(u)                                 no opinion is expressed as to whether it may be necessary, in connection with the enforcement of any of the Documents, for the Collateral Agent, or any person proposing to acquire, own or operate all or any part of the collateral under such documents, to obtain any licence, franchise, permit, consent, approval, registration or other authorization or exemption;

(V)                                 the rights of the Secured Creditors and the Collateral Agent to enforce the provisions of the Documents may be prejudiced by any release by the Secured Creditors or by the Collateral Agent of the obligations of the Guarantor, in whole or in part, under the Guarantee;

(w)                               we express no opinion as to whether the Security Agreement complies with Part VII of the Financial Administration Act (Canada) in respect of any assignment of Crown debts (as defined in such Act) and with your assent, we have not taken steps to provide the notices or obtain the acknowledgements provided for in Part VII of that Act, and our opinions in paragraphs 5, 7 and 9 below are expressly qualified by this qualification.  An assignment of Crown debts not complying with that Act is ineffective as between assignor and assignee and as against the Crown and therefore the Collateral Agent would not have a valid security interest in Crown debts unless such Act is complied with;

(x)                                   security interests in certain types of personal property such as copyrights, trademarks, patents and other forms of intellectual property, fixtures, ships, railways and railway cars and certain other types of property are or may be governed by or subject to federal or provincial laws other than the PPSA.  With your assent, we have not taken steps to register or arrange for the registration of, any of the Documents or notice thereof under the PPSA or any other Ontario or federal statute; in particular, we have not effected registrations under the Bank Act (Canada), the Patent Act (Canada), the Trade-marks Act (Canada), the Copyright Act (Canada), the Industrial Designs Act (Canada) the Integrated Circuit Topography Act (Canada) (or any other statute relating to intellectual property), the Plant Breeders’ Rights Act (Canada), the Canada Shipping Act, the Canada Transportation Act or the Railways Act (Ontario). Our opinion in paragraph 9 below is expressly qualified by this qualification;

(y)                                 where any collateral subject to a security interest granted under the Security Agreement  includes fixtures or goods that may become fixtures or rights to payment under a lease, mortgage or charge of real property to which the PPSA applies, a notice in the prescribed form under the PPSA must be registered in the appropriate land registry or land titles office in order to preserve the priority of the security interest in relation to the rights of other persons with interests in the real property. We have not taken steps to register such  notices, and our opinion in paragraph 10 below is expressly qualified by this qualification;

(z)                                   where any collateral subject to a security interest granted under the Security Agreement includes a motor vehicle classified as equipment of the Guarantor that is sold by the Guarantor out of the ordinary course of business, the buyer of such motor vehicle will take it free and clear of the security interest created in the Security Agreement unless the vehicle identification number of the motor vehicle is set out in a financing statement duly registered under the PPSA in which the Collateral Agent is the secured party;

(aa)                            insofar as the Security Agreement constitutes a mortgage, charge, pledge, assignment or security interest of, upon or in any lease, agreement or other document or any rent, income or interest derived therefrom, the opinions below are subject to the qualification that the rights of  the Collateral Agent may be affected by the equities between the immediate parties thereto;

(bb)                          no opinion is expressed as to the creation, perfection or enforceability of a security interest in any collateral under the Security Agreement to the extent that such collateral is not identifiable or traceable;

(cc)                            the exercise of certain rights and remedies provided in the Documents may be affected by the provisions of the PPSA including, without limitation, sections 16, 17 and 39 and Part V of the PPSA to the extent that those rights and remedies are inconsistent with or contrary to the provisions of the PPSA;

(dd)                          we have relied on the Certificate of Status and the Officer’s Certificate for the purpose of giving the opinion expressed in paragraph 1 below;

(ee)                            perfection of the security interest in the Pledged Shares (as defined below) by possession continues only so long as the Collateral Agent or a person on its behalf other than the Borrower or the Borrower’s agent continues to hold the same as collateral; and

(ff)                                while registration of a financing statement pursuant to the PPSA may perfect a security interest in the trade-marks, patents, copyrights and industrial designs of the Guarantor, the security interest therein may be subject to the interest of a third party who registers a transfer or assignment of a trade-mark, patent, copyright or industrial design of the Guarantor, or of an interest therein, pursuant to the applicable federal statute governing such property, unless the interest of the Collateral Agent and the Secured Creditors has been registered by way of a transfer or assignment pursuant to such statute prior to the registration made by such third party.

The opinions expressed below are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein, in each case, in force as at the date hereof (collectively, “Applicable Laws”).  In particular, without limiting the generality of the immediately preceding sentence, no opinion is expressed with respect to the laws of any other jurisdiction to the extent such laws may govern the validity, perfection, effect of perfection or non-perfection or enforcement of the security interests created by any Documents as a result of the application of Ontario conflict of laws rules, including, without limitation, the provisions of the PPSA.  In addition, we express no opinion on whether, pursuant to those conflicts of laws rules, Ontario laws would govern the validity, perfection, effect of perfection or non-perfection or enforcement of those security interests, or any other issues relating to the U.S. Pledge Agreement or the security interest provided for therein. We further express no opinion in respect of any provisions of New York law (or any other laws other than Applicable Laws) that are referred to in the U.S. Pledge Agreement.

Based and relying upon and subject to the foregoing, we are of the opinion that:

1.                                                                                       The Guarantor is incorporated and existing under the laws of the Province of Ontario.

2.                                                                                       The Guarantor has all necessary corporate power and authority to execute and deliver each of the Ontario Documents and to perform its obligations under the Ontario Documents.

3.                                                                                       The execution and delivery by the Guarantor of each of the Ontario Documents and the performance of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Guarantor.

4.                                                                                       The authorized capital of the Guarantor consists of an unlimited number of common shares, of which 1000 common shares have been issued and are outstanding as fully paid and non-assessable.  The said 1000 issued and outstanding common shares of the Guarantor (the “Pledged Shares”) are registered on the share register of the Guarantor in the name of the Borrower.

5.                                                                                       The execution and delivery by the Guarantor of the Ontario Documents and the performance by it of its obligations thereunder, and the execution and delivery by the Borrower of the U.S. Pledge Agreement and the performance by it of its obligations thereunder (including the transfer of the Pledged Shares to the Collateral Agent), do not contravene, result in a breach of or constitute a default under (i) the articles or by-laws of the Guarantor, (ii) the USA, or (iii) any Applicable Laws.

6.                                                                                       Each Ontario Document has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor by the Collateral Agent and (to the extent applicable) the Secured Creditors, in accordance with its respective terms.

7.                                                                                       The Security Agreement creates in favour of the Collateral Agent for the benefit of the Secured Creditors a security interest under the PPSA in all right, title and interest of the Guarantor in and to the collateral to which the PPSA is applicable referred to therein, in which the Guarantor now has rights, and is sufficient to create a security interest in any collateral to which the PPSA is applicable referred to therein, in which the Guarantor hereafter acquires rights, when those rights are acquired by the Guarantor, in each case to secure payment and performance of the obligations referred to therein.

8.                                                                                       The U.S. Pledge Agreement creates in favour of the Collateral Agent for the benefit of the Secured Creditors (as defined therein), a security interest under the PPSA in all right, title and interest of the Borrower in and to the collateral referred to therein to which the PPSA is applicable in which the Borrower now has rights, and is sufficient to create a security interest in any collateral to which the PPSA is applicable referred to therein, in which the Borrower hereafter acquires rights, when those rights are acquired by the Borrower to secure payment and performance of the obligations referred to therein, and the security interest of the Collateral Agent in the Pledged Shares has been perfected by possession.

9.                                                                                       No authorization, consent, approval, or licence of, or other action by, or filing with, any Ontario or Canadian federal government or regulatory authority or agency is required by Applicable Laws to be obtained by the Guarantor or the Borrower at this time in connection with the execution and delivery by the Guarantor of the Ontario Documents or by the Borrower of the U.S. Pledge Agreement and the performance of their respective obligations thereunder.

10.                                                                                 All consents, approvals or authorizations required under the articles or by-laws of the Guarantor, the USA and Applicable Laws and all necessary corporate action by the Guarantor has been obtained or taken to authorize the transfer on the share register of the Guarantor of the Pledged Shares to the Collateral Agent or its nominee, and a subsequent transfer on the share register of the Guarantor by the Collateral Agent or its nominee, to any other party the Collateral Agent may determine in connection with any sale or other proceedings in respect of the Pledged Shares pursuant to the U.S. Pledge Agreement.

(a)                                  a certificate with a currency date of June 26, 2005 issued under the Personal Property Security Act (Ontario) (the “PPSA”), in respect of a search against the name of the Guarantor, showing, inter alia: (i) a financing statement bearing the Registration No. 20020510103015337571 and the File No. 881598465, which was filed by Stikeman Elliott LLP against the Guarantor for and on behalf of the Collateral Agent on May, 10, 2002 for a registration period of 7 years with collateral classified as Inventory, Equipment, Accounts, Other, Motor Vehicle Included; (ii) a financing change statement bearing the Registration No. 20030813113615900113 and the File No. 881598465, which was filed by Stikeman Elliott LLP against the Guarantor for and on behalf of the Collateral Agent on August 13, 2003; (iii) a financing change statement bearing the Registration No. 20050622150718621214 and the File No. 881598465, which was filed by Davies Ward Phillips & Vineberg LLP against the Guarantor for and on behalf of the Collateral Agent on June 22, 2005; (iv) a financing change statement bearing the Registration No. 20050624123318621347 and the File No. 881598465, which was filed by Davies Ward Phillips & Vineberg LLP against the Guarantor for and on behalf of the Collateral Agent on June 24, 2005 for a registration period expiring May 10, 2013 with collateral classified as Inventory, Equipment, Accounts, Other, Motor Vehicle Included; (v) a financing change statement bearing the Registration No. 20050629 1150 1862 1617 and the File No. 881598465, which was filed by Davies Ward Phillips & Vineberg LLP against the Guarantor amending the name and capacity of the Administrative Agent to Collateral Agent; (vi) a financing statement bearing the Registration No. 20030813161015900153 and the File No. 897292953, which was filed by Stikeman Elliott LLP against the Guarantor for and on behalf of the Collateral Agent on August 13, 2003 for a registration period of 6 years with collateral classified as Inventory, Equipment, Accounts, Other, Motor Vehicle Included; (vii) a financing change statement bearing the Registration No. 20050622150418621213 and the File No. 897292953, which was filed by Davies Ward Phillips & Vineberg LLP against the Guarantor for and on behalf of the Collateral Agent on June 22, 2005; (viii) a financing change statement bearing the Registration No. 20050624123518621348 and the File No. 897292953, which was filed by Davies Ward Phillips & Vineberg LLP against the Guarantor for and on behalf of the Collateral Agent on June 24, 2005 for a registration period expiring August 13, 2013 with collateral classified as Inventory, Equipment, Accounts, Other, Motor Vehicle Included; (ix) a financing change statement bearing the Registration No. 20050629 1148 1862 1616 and the File No. 897292953, which was filed by Davies Ward Phillips & Vineberg LLP against the Guarantor amending the name and capacity of the Administrative Agent to Collateral Agent; (x) a financing statement bearing the Registration No. 20050622150218621212 and the File No. 616311198, which was filed by Davies Ward Phillips & Vineberg LLP against the Guarantor for and on behalf of the Collateral Agent on June 22, 2005 for a registration period of 5 years with collateral classified as Inventory, Equipment, Accounts, Other, Motor Vehicle Included; (xi) a financing change statement bearing the Registration No. 20050624123018621345 and the File No. 616311198, which was filed by Davies Ward Phillips & Vineberg LLP against the Guarantor for and on behalf of the Collateral Agent on June 24, 2005 for a registration period expiring June 22, 2013 with collateral classified as Inventory, Equipment, Accounts, Other, Motor Vehicle Included and (xii) a financing change statement bearing Registration No. 20050629 1145 1862 1615 and the File No. 616311198, which was filed by Davies Ward Phillips & Vineberg LLP against the Guarantor amending the name and capacity of the Administrative Agent to Collateral Agent;

We wish to draw to your attention to the fact that a security interest perfected by registration under the PPSA will remain effective only for the registration period specified (or deemed to be specified) in a financing statement filed in respect thereof under the PPSA.  The registration period of a security interest may be extended by successive registrations under the PPSA of an appropriate form of financing change statement, in each case effected prior to the expiry of the then current registration.  In addition, the PPSA requires that (subject to certain exceptions) if there is a change in the name or address of the debtor (as defined in the PPSA) or a transfer of the debtor’s interest in the collateral subject to a security interest, timely registration must be effected of a financing change statement in the prescribed form.  Failure to comply with any of the foregoing requirements will result in a security interest becoming unperfected under the PPSA.  We assume no responsibility for maintaining or updating any such filing(s). In addition, failure to maintain registrations and other notices against or in respect of title to the real property of the Guarantor in the appropriate land registry office and in such other offices and with such other agencies as may from time to time be provided for by Applicable Laws or otherwise may adversely affect the security interests granted under the Ontario Documents. We assume no responsibility for making, maintaining or updating any such registrations and/or notices.

The opinions and advice expressed herein are provided solely for the benefit of the addressees in connection with the Documents and may not be used, relied upon or referred to by the addressees for any other purpose or by any other person for any purpose whatsoever, in each case, without our prior written consent; provided that any permitted assignee or participant of the rights of the Secured Creditors under the Credit Documents and the Interest Rate Agreements and any future agent of the Secured Creditors pursuant to the Credit Agreement may rely upon such opinions and advice as if this letter were addressed to them, and further provided that Ogilvy Renault S.E.N.C.R.L., S.R.L. / LLP may refer to, but not rely on, opinions and advice expressed herein in Ogilvy Renault S.E.N.C.R.L., S.R.L. / LLP’s reporting letter to Bank of America, N.A. and the Secured Parties.

Yours very truly,

DAVIES WARD PHILIPPS & VINEBERG LLP

EXHIBIT F-1

FORM OF AMENDED AND RESTATED U.S. SECURITY AGREEMENT

among

WILLIAMS SCOTSMAN INTERNATIONAL, INC.,

WILLIAMS SCOTSMAN, INC.,

CERTAIN SUBSIDIARIES

and

BANK OF AMERICA, N.A.
as COLLATERAL AGENT

Dated as of March 26, 2002

and

Amended and Restated as of August 18, 2003

and

Amended and Restated as of June 28, 2005

AMENDED AND RESTATED U.S. SECURITY AGREEMENT

AMENDED AND RESTATED U.S. SECURITY AGREEMENT, dated as of March 26, 2002, amended and restated as of August 18, 2003, and amended and restated as of June 28, 2005 (such date hereinafter being referred to as the “Amendment and Restatement Effective Date”), made by each of the undersigned assignors (each an “Assignor” and, together with any other entity that becomes an assignor hereunder pursuant to Section 10.14 hereof, the “Assignors”) in favor of Bank of America, N.A. (“BofA”), as Collateral Agent, for the benefit of the Secured Creditors (as defined below), and acknowledged and agreed to by U.S. Bank National Association, as trustee (together with any successor trustee, the “Senior Secured Notes Trustee”) for the benefit of the holders from time to time of the Senior Secured Notes (as defined below).  Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined (or, at any time on or after the first date when all Credit Document Obligations (as defined below) shall have been repaid in full and all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent and the Total Commitments under the Credit Agreement have been terminated and thereafter for so long as no Credit Agreement is in effect, the Credit Agreement as in effect on such date immediately prior to such repayment and termination, provided that all determinations required to be made to the satisfaction of the Administrative Agent and all matters required to be acceptable to the Administrative Agent in each case as provided in any such definition shall, after such date, instead be required to be made to the satisfaction of the Collateral Agent or be required to be acceptable to the Collateral Agent, as the case may be).

W I T N E S S E T H:

WHEREAS, Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.) (“Holdings”) and Williams Scotsman, Inc. (the “Borrower”) are parties to a certain Credit Agreement, dated as of March 26, 2002, with the lenders party thereto, Deutsche Bank Trust Company Americas (“DBTCA”), as administrative agent, and certain other Persons, as amended by a First Amendment, dated as of February 27, 2003, a Second Amendment, dated as of August 11, 2003, a Third Amendment, dated as of December 22, 2003, a Fourth Amendment, dated as of September 24, 2004 and a Fifth Amendment, dated as of April 15, 2005 (as so amended, the “Existing Credit Agreement”);

WHEREAS, the Assignors (other than Holdings) and the Senior Secured Notes Trustee have entered into an Indenture, dated as of August 18, 2003 (as amended, modified or supplemented from time to time, the “Senior Secured Notes Indenture”), providing for (i) the issuance by the Borrower of its 10% Senior Secured Notes due 2008 and all Senior Secured Notes issued upon any exchange offer as contemplated in the Senior Secured Notes Indenture (the “Senior Secured Notes”) to the holders thereof from time to time (the “Senior Secured Noteholders” and, together with the Senior Secured Notes Trustee, the “Second Lien Creditors” and, together with the First Lien Creditors, the “Secured Creditors”) and (ii) the guaranty by the Guarantors (as defined in the Senior Secured Notes Indenture) and the Subordinated Guarantor

(as defined in the Senior Secured Notes Indenture) of the Borrower’s obligations under the Senior Secured Notes Indenture and the Senior Secured Notes (each such guaranty, together with the Senior Secured Notes Indenture and the Senior Secured Notes, are herein called the “Senior Secured Notes Documents”);

WHEREAS, pursuant to the Holdings Secured Guaranty, Holdings has guaranteed to the First Lien Creditors the payment when due of all Guaranteed Obligations as described therein;

WHEREAS, pursuant to the U.S. Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the First Lien Creditors the payment when due of all Guaranteed Obligations as described therein;

WHEREAS, each Assignor and DBTCA, as collateral agent, entered into the U.S. Security Agreement, dated as of March 26, 2002 and amended and restated as of August 18, 2003 (as amended, modified or supplemented through, but not including, the Amendment and Restatement Effective Date, the “Original U.S. Security Agreement”), pursuant to which the Assignors granted a security interest in the Collateral for the benefit of the Secured Creditors under, and as defined in, the Original U.S. Security Agreement;

WHEREAS, it was a condition precedent to the making of loans to, and the issuance of, and participation in, letters of credit for the account of the Borrower under the Existing Credit Agreement that each Assignor shall have executed and delivered to the Collateral Agent (as defined therein) the Original U.S. Security Agreement;

WHEREAS, it was a condition precedent to the issuance of the Senior Secured Notes by the Borrower under the Senior Secured Notes Indenture that each Assignor (other than Holdings) shall have executed and delivered the Original U.S. Security Agreement;

WHEREAS, BofA and DBTCA have purchased from the other lenders party to the Existing Credit Agreement all of such lenders’ right, title and interest in and to the Existing Credit Agreement and the documents and instruments executed and delivered in connection therewith (with certain exceptions), all pursuant to a certain Assignment and Assumption Agreement (the “Bank Assignment Agreement”), dated as of the Amendment and Restatement Effective Date, among BofA, DBTCA, the other lenders party to the Existing Credit Agreement, the administrative agent and collateral agent under the Existing Credit Agreement, the Borrower and Holdings;

WHEREAS, Holdings, the Borrower, the financial institutions from time to time party thereto (the “Lenders”), BofA, as Administrative Agent (together with any successor administrative agent, the “Administrative Agent”), DBTCA, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper, Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners, desire to amend and restate the Existing Credit Agreement in its entirety and have entered into an Amended and Restated Credit Agreement, dated as of the Amendment and Restatement Effective Date, (as further amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement or agreements extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement or agreements, whether or not with the same agent, trustee, representative, lenders or holders, the “Credit Agreement”), providing for the amendment and restatement of the Existing Credit Agreement and the making of Loans and the issuance of, and participation in, Letters of Credit for the account of the Borrower as contemplated therein (the Lenders, each Issuing Lender, the Administrative Agent and its affiliates, the Collateral Agent and each other Agent (as defined in the Credit Agreement) are herein called the “Bank Creditors”);

WHEREAS, the Borrower may from time to time be party to one or more interest rate agreements (including, without limitation, interest rate swaps, caps, floors, collars, and similar agreements) (collectively, the “Interest Rate Agreements”) with BofA, any Lender, any affiliate thereof or a syndicate of financial institutions organized by BofA or an affiliate of BofA (even if BofA or any such Lender ceases to be a Lender under the Credit Agreement for any reason), and any institution that participates, and in each case their subsequent assigns, in such Interest Rate Agreement (collectively, the “Interest Rate Creditors”, and the Interest Rate Creditors together with the Bank Creditors, collectively, the “First Lien Creditors”);

WHEREAS, pursuant to the Bank Assignment Agreement, DBTCA, as collateral agent under the Original U.S. Security Agreement, assigned and transferred all of its right, title and interest in and to the Original U.S. Security Agreement to the Collateral Agent.

WHEREAS, it is a condition precedent to the amendment and restatement of the Existing Credit Agreement as contemplated by the Credit Agreement and to the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement that the Original U.S. Security Agreement be amended and restated in its entirety;

NOW, THEREFORE, the parties hereto agree that the Original U.S. Security Agreement shall be and hereby is amended and restated in its entirety as follows:

ARTICLE I

SECURITY INTERESTS

1.1.  Grant of Security Interests.  (a)  As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent, for the benefit of the Secured Creditors (and, to the extent the following constitutes “Collateral” under, and as defined in, the Original U.S. Security Agreement, does hereby reconfirm (without interruption) its assignment, transfer, pledge and grant to the Collateral Agent under the Original U.S. Security Agreement of), a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case whether now existing or hereafter from time to time acquired:

(i)	each and every Account;

(ii)	all cash;

(iii)	the Cash Collateral Account and all moneys, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;

(iv)	all Chattel Paper (including without limitation all Tangible Chattel Paper and all Electronic Chattel Paper);

(v)	all Commercial Tort Claims;

(vi)	all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including but not limited to Trade Secret Rights;

(vii)	all Contracts, together with all Contract Rights arising thereunder;

(viii)	all Copyrights;

(ix)	all Equipment;

(x)	all Units and Unit Certificates and MSO’s;

(xi)	all Documents;

(xii)	all General Intangibles;

(xiii)	all Goods;

(xiv)	all Instruments;

(xv)	all Inventory;

(xvi)	all Investment Property;

(xvii)	all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xviii)	all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks;

(xix)	all Patents;

(xx)	all Permits;

(xxi)

all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(xxii)	all Supporting Obligations;

(xxiii)

all of such Assignor’s Collection Accounts and Lock Box Addresses and all of such Assignor’s interest in any Collection Account, and all moneys, securities and instruments deposited or required to be deposited in such Collection Accounts or Lock Box Addresses;

(xxiv)	the Disbursement Account and all moneys deposited or required to be deposited in such Disbursement Account;

(xxv)	the Concentration Account and all moneys, securities and instruments deposited or required to be deposited in such Concentration Account;

(xxvi)

each Collection Bank Agreement to which such Assignor is a party and each other agreement entered into by such Assignor with any Collection Bank and all rights of such Assignor under each such agreement;

(xxvii)	the Concentration Account Agreement and each other agreement entered into by such Assignor with the Concentration Account Bank and all rights of such Assignor under each such agreement;

(xxviii)	the BofA Account and all moneys, securities and instruments deposited or required to be deposited in the BofA Account;

(xxix)

all other Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Assignor with any Person and all moneys, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing; and

(xxx)	all Proceeds and products of any and all of the foregoing (all of the above, the “Collateral”).

(b)                                 The security interest of the Collateral Agent under this Agreement extends to all Collateral which any Assignor may acquire, or with respect to which any Assignor may obtain rights, at any time during the term of this Agreement.

(c)                                  Notwithstanding anything to the contrary contained in this Section 1.1 or elsewhere in this Agreement, in the event of any conflict between the provisions of this Agreement, the Intercreditor Agreement or any other Collateral Document and the provisions of the Senior Secured Notes Documents, the terms of this Agreement, the Intercreditor Agreement and the other Collateral Documents shall prevail.

(d)                                 Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, with respect to each Non-Canadian Foreign Subsidiary, if, at any time, the pledge and assignment as otherwise contemplated herein of more than 66-2/3% of the voting capital stock of such Non-Canadian Foreign Subsidiary would give rise to “deemed dividend” tax consequences under Section 956 of the Code, then not more 65% of the outstanding voting capital stock (plus 100% of the non-voting capital stock) of such Non-Canadian Foreign Subsidiary shall be required to be pledged pursuant to this Agreement.

(e)                                  Notwithstanding anything to the contrary contained in this Agreement, (w) the Second Lien Creditors shall not have a security interest in, and the grant of security interests pursuant to this Agreement for the benefit of the Second Lien Creditors shall not extend to, any Second Lien Excluded Collateral, and with respect to the Second Lien Creditors the term “Collateral” shall not include the Second Lien Excluded Collateral, (x) the term “Collateral” with respect to the Second Lien Obligations shall not include any Collateral owned by Holdings or in which Holdings has any direct right, title or interest, the grant or pledge of security interests hereunder by Holdings shall be solely for the benefit of the First Lien Creditors and shall not secure any of the Second Lien Obligations and Holdings shall not be an Assignor with respect to the Second Lien Obligations for any purpose whatsoever, (y) to the extent that the granting or perfecting of any assets or property of the Assignors acquired after August 18, 2003 requires the consent of a third party that has not been obtained after the Assignors (other than Holdings) have used commercially reasonable efforts to obtain such consent, the Second Lien Creditors shall not have a security interest in, and the grant of security interest pursuant to this Agreement for the benefit of the Second Lien Creditors shall not extend to, any such property or assets and (z) to the extent that a security interest in favor of the Second Lien Creditors cannot be granted or perfected in certain assets or property of the Assignors under applicable law, the Second Lien Creditors shall not have a security interest in, and the grant of security interest pursuant to this Agreement for the benefit of the Second Lien Creditors shall not extend to, any such assets or property.

(f)                                    Notwithstanding anything to the contrary contained in this Agreement, to the extent that the granting or perfecting of any Contracts or Contract Rights requires the consent of a third party that has not been obtained, the Secured Creditors shall not have a security interest in, and the grant of security interest pursuant to this Agreement for the benefit of the Secured Creditors shall not extend to, any of such Assignor’s rights or interests in any such Contract to which any Assignor is a party or any of its Contract Rights thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Assignor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such Contract (other than to the extent that any provision prohibiting such Assignor from granting a security interest in its rights and interests thereunder in favor of the Collateral Agent would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Contract and Contract Rights that does not result in any of the consequences specified in (i) or (ii) above; provided, further, that any Account or any money or other amounts due or to become due to such Assignor under any such license, contract or agreement shall at no time be excluded from the Collateral or the security interest granted by such Assignor hereunder in favor of the Collateral Agent.  The Assignors shall use commercially reasonable efforts to obtain any consent referred to in the preceding sentence.

(g)                                 Notwithstanding anything to the contrary contained in this Agreement, the Secured Creditors shall not have a security interest in, and the grant of security interest pursuant to this Agreement for the benefit of the Secured Creditors shall not extend to, and the term “Collateral” shall not include any Holdings Excluded Collateral.

1.2.  Power of Attorney.  Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith, to make changes in the Unit Certificate of any Unit which the Collateral Agent deems necessary or advisable, including, without limitation, changing the ownership thereof to the Collateral Agent or making a notation of the Collateral Agent’s interest thereon, and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1.  Necessary Filings.  Except as set forth in Section 11.19(a) and (b) of the Credit Agreement and any consents to assignments of any Government Lease, all filings, registrations, recordings and other actions necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a valid and, together with all such filings, registrations, recordings and other actions, a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests; it being understood and agreed that no actions have been taken under Section 9-104 of the UCC to establish “control” of any Deposit Accounts (other than (x) the Concentration Account, (y) the Collection Accounts, (z) the Cash Collateral Account and Deposit Accounts maintained with the Collateral Agent) except as required pursuant to Section 3.14(a).

2.2.  No Liens.  Such Assignor is, and as to all Collateral acquired by it from time to time after the Amendment and Restatement Effective Date such Assignor will be, the owner (or in the case of any Collateral in respect of which such Assignor is the licensee, the licensee) of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

2.3.  Other Financing Statements.  As of the Amendment and Restatement Effective Date, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

2.4.  Chief Executive Office, Record Locations.  The chief executive office of such Assignor on the Amendment and Restatement Effective Date is located at the address indicated on Annex A hereto for such Assignor.

2.5.  Location of Inventory and Equipment and Units.  All Inventory, Equipment and Units held on the Amendment and Restatement Effective Date are located at one of the locations shown on Annex B hereto for such Assignor.

2.6.  Units.  Subject to Section 11.19(a) of the Credit Agreement, to the extent any Unit is, or under applicable law is required to be, covered by any Unit Certificate and to the extent that any action under applicable state law in lieu of or in addition to the filing of financing statements under the Uniform Commercial Code of the relevant State are required to be taken so that the security interests in the respective Units created pursuant to this Agreement are fully perfected under applicable state law, all such actions have been taken.  Subject to Section 11.19(a) of the Credit Agreement, in the event any change in applicable law in any State where any Unit is located, or a decision, opinion, ruling, regulation, decree or order of a court, or administrative, regulatory or governmental authority, of any State in which any Unit is located (whether involving any Assignor or any unrelated third person) shall render any of the information provided pursuant to the preceding sentence inaccurate in any respect, then the Assignor that owns any Unit for which the information provided in the preceding sentence is no longer accurate shall inform (in writing) the Collateral Agent of the respective change and shall promptly take such actions or cause such actions to be taken as the Collateral Agent shall request in order to create, maintain, establish or preserve the perfection of the security interest of the Collateral Agent in such Unit.  Subject to Section 11.19(a) of the Credit Agreement, as new Units are acquired after the date of this Agreement, or to the extent that Units are moved to different states after the date of this Agreement, the relevant Assignor shall take all actions with respect thereto (including, to the extent required under applicable law, causing a Unit Certificate to be issued which contains a notation of the security interest of the Collateral Agent thereon) as shall be required under applicable State law to ensure that the security interests of the Collateral Agent therein are perfected under relevant law.  Each Assignor shall also comply with the covenants contained in Section 7.18 of the Credit Agreement, which are deemed to be incorporated by reference herein.

2.7.  Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.  The exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the organizational identification number (if any) of each Assignor, and whether or not such Assignor is a Transmitting Utility, is listed on Annex C hereto for such Assignor.  No Assignor shall change its legal name, its type of organization (including without limitation its status as (x) a Registered Organization, in the case of each Registered Organization or (y) a Transmitting Utility or a Person which is not a Transmitting Utility, as the case may be), its jurisdiction of organization, its Location or its organizational identification number (if any) from that listed on Annex C hereto for such Assignor or those that may have been established after the date of this Agreement in accordance with the immediately succeeding sentence of this Section 2.7.  No Assignor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) any Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall correct all information contained therein for the respective Assignor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.  In addition, to the extent that any Assignor does not have an organizational identification number on the Amendment and Restatement Effective Date and later obtains one, such Assignor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

2.8.  Trade Names; etc.  No Assignor has or operates in any jurisdiction under, or in the preceding twelve months has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name as specified in Annex C and such other trade or fictitious names as are listed on Annex D hereto for such Assignor.  No Assignor shall assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 30 days’ written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

2.9.  As-Extracted Collateral; Timber-to-be-Cut.  On the Amendment and Restatement Effective Date, no Assignor owns, or expects to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut.  If at any time after the date of this Agreement any Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Assignor shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

2.10.  Collateral in the Possession of a Bailee.  If any Inventory or other Goods are at any time in the possession of a bailee, the respective Assignor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall use its reasonable best efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of the respective Assignor. The Collateral Agent agrees with the Assignors that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the respective Assignor with respect to any such bailee.

2.11.  Recourse.  This Agreement is made with full recourse to each Assignor (subject, in the case of any Assignor party to the U.S. Subsidiaries Guaranty, to the limits set forth therein) and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Credit Documents, in the Interest Rate Agreements and otherwise in writing in connection herewith or therewith.

ARTICLE III

SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS;
INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL

3.1.  Additional Representations and Warranties.  As of the time when each of its Accounts arises, each Assignor shall be deemed to have represented and warranted that each such Account, and all records, papers and documents relating thereto (if any) are genuine and what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the knowledge of such Assignor, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will, to the knowledge of such Assignor, evidence true and valid obligations, enforceable in accordance with their respective terms subject to adjustments customary in the business of such Assignor in accordance with past practice, and (iv) will be in compliance and will conform with all applicable material federal, state and local laws and applicable material laws of any relevant foreign jurisdiction.

3.2.  Maintenance of Records.  Each Assignor will keep and maintain at its own cost and expense accurate records of its Accounts and Contracts, including, but not limited to, originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor’s premises to the Collateral Agent for inspection, at such Assignor’s own cost and expense, at any and all reasonable times upon prior notice to such Assignor and otherwise on a basis consistent with the respective Secured Debt Agreements.  Upon the occurrence and during the continuance of an Event of Default, at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, copies of all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor, such copies to be certified as true and complete by an appropriate officer of such Assignor).  Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Accounts and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

3.3.  Modification of Terms; etc.  No Assignor shall rescind or cancel any indebtedness evidenced by any Account of such Assignor or under any Contract of such Assignor, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or, except as permitted by the respective Secured Debt Agreements, sell any Account or Contract of such Assignor, or interest therein, without the prior written consent of the Collateral Agent, except as permitted by Section 3.4 hereof.  Each Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Accounts and Contracts of such Assignor and will do nothing to impair the rights of the Collateral Agent in such Accounts or Contracts.

3.4.  Collection.  Each Assignor shall, in accordance with its ordinary business practices, endeavor to cause to be collected from the account debtor named in each of its Accounts or obligor under any Contract of such Assignor, as and when due (including, without limitation, amounts, services or products which are delinquent, such amounts, services or products to be collected in accordance with generally accepted lawful collection procedures) any and all amounts, services or products owing under or on account of such Account or Contract, and apply forthwith upon receipt thereof all such amounts, services or products as are so collected to the outstanding balance of such Account or under such Contract, except that, so long as no Event of Default is then in existence, any Assignor may allow in the ordinary course of business as adjustments to amounts, services or products owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or such other adjustments which such Assignor deems appropriate in the exercise of its commercially reasonable business judgment.  The costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by such Assignor.

3.5.  Direction to Account Debtors; etc.  To the extent permitted by applicable law, each Assignor (other than Holdings) agrees (x) to cause all payments on account of the Accounts and Contracts to be made directly to the relevant Lockbox Addresses, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in preceding clause (x) and (z) that upon the occurrence and during the continuance of an Event of Default the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof.  Without prior notice to or assent by any Assignor, upon the occurrence and during the continuance of an Event of Default the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the relevant Collection Account in the manner provided in Section 7.4 of this Agreement.  The costs and expenses (including attorneys’ fees) of collection, whether incurred by any Assignor or the Collateral Agent, shall be borne by such Assignor.

3.6.  Instruments.  If any Assignor (other than Holdings to the extent such Instrument constitutes Holdings Excluded Collateral) owns or acquires any Instrument in excess of $100,000 constituting Collateral, such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent.

3.7.  Collection Accounts.  Each Assignor (other than Holdings) has established Collection Accounts with one or more banking institutions (each, a “Collection Bank”) in the manner set forth in the Credit Agreement and has notified each such Collection Bank that any Collection Account maintained with such Collection Bank is under the exclusive dominion and control of the Collateral Agent and that all moneys, securities, and instruments deposited in such Collection Account are to be held by such banking institution for the benefit of the Collateral Agent.  Furthermore, each Assignor (other than Holdings) and each Collection Bank has duly executed and delivered to the Collateral Agent a Collection Bank Agreement which Collection Bank Agreement acknowledges the security interest of the Collateral Agent in each Collection Account established with such Collection Bank and contains the agreement of such Collection Bank to transmit daily to the Collateral Agent for deposit in the Concentration Account all cash, instruments and other securities and all collected funds received in respect of any securities or instruments deposited in each Collection Account established with such Collection Bank.  Each Assignor (other than Holdings) hereby represents and warrants that, except as otherwise expressly provided in the Credit Agreement, it does not now maintain, and will not in the future maintain, any other account with any Collection Bank other than the Collection Accounts.  Each Assignor has, as of the execution and delivery hereof, notified each obligor with respect to its Accounts to make payments with respect thereto directly into one or more Collection Accounts, except as otherwise expressly provided in the Credit Agreement.

3.8.  Concentration Account.  The Borrower, as an Assignor, has established with BofA (the “Concentration Account Bank”), in the name of the Collateral Agent for the benefit of the Secured Creditors, a non-interest bearing account (the “Concentration Account”), which account shall be under the exclusive dominion and control of the Collateral Agent and into which there shall be deposited all payments made with respect to the Collateral (including, without limitation, all moneys, securities and instruments received in each Collection Account in the manner set forth in each Collection Bank Agreement, as the case may be).  All moneys, securities and instruments at any time deposited or held in the Concentration Account hereunder shall be held by the Concentration Account Bank for the benefit of the Collateral Agent and the Secured Creditors.  Furthermore, the Borrower and the Concentration Account Bank have duly executed and delivered to the Collateral Agent a Concentration Account Agreement which Concentration Account Agreement acknowledges the security interest and exclusive dominion and control of the Collateral Agent in the Concentration Account established with the Concentration Account Bank and contains the agreement of the Concentration Account Bank to transmit daily to the Collateral Agent for deposit in the BofA Account all cash, instruments and other securities and all collected funds received in respect of any securities or instruments deposited in the Concentration Account.  Without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the BofA Account in the manner provided in Section 7.4 of this Agreement.  The costs and expenses (including attorney’s fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by such Assignor.  If BofA is a Collection Bank, the Concentration Account may be the same account as a Collection Account at BofA.

3.9.  BofA Account.  The Collateral Agent has established with BofA, in the name of the Collateral Agent for the benefit of the Secured Creditors, a non-interest bearing account with respect to the Assignors (the “BofA Account”), which account shall be under the exclusive dominion and control of the Collateral Agent and into which there shall be deposited all payments made with respect to the Collateral (including, without limitation, all moneys, securities and instruments received in each Collection Account and the Concentration Account in the manner set forth in each Collection Bank Agreement or the Concentration Account Agreement, as the case may be).  All moneys, securities and instruments at any time deposited or held in the BofA Account hereunder shall be held by the Collateral Agent as Collateral for all purposes of this Agreement.  Without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the BofA Account in the manner provided in Section 7.4 of this Agreement.  The costs and expenses (including attorney’s fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by such Assignor.

3.10.  Receipt of Payments.  In the event an Assignor (other than Holdings) shall otherwise receive any payment in respect of its Collateral, such Assignor shall promptly (but in no event more than five Business Days of actual receipt thereof) deposit such payment into a

Collection Account.  No Assignor shall deposit or permit to be deposited, into any Collection Account, or the Concentration Account, any funds or other amounts except funds or other amounts received representing proceeds of the Collateral.

3.11.  Account Inspection.  Each Assignor (other than Holdings) will permit the Collateral Agent or its agents to verify from time to time the balances of any and all of the accounts of such Assignor (including, without limitation, the Collection Accounts and the Lock Box Addresses).

3.12.  Assignors Remain Liable Under Accounts.  Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts.  Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.13.  Assignors Remain Liable Under Contracts.  Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract.  Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.14.  Deposit Accounts; etc.  (a)  No Assignor (other than Holdings) maintains, or at any time after the date of this Agreement shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts which are both (x) maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a State of the United States and (y) permitted pursuant to Section 8.16 of the Credit Agreement.  Annex E hereto accurately sets forth, as of the Amendment and Restatement Effective Date, for each Assignor, each Deposit

Account maintained by such Assignor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective Bank with respect to such Deposit Account.  For each Deposit Account (including any Deposit Account at any time established pursuant to following clause (b), but excluding (x) the Concentration Account, (y) the Collection Accounts and (z) the Cash Collateral Account or any other Deposit Account maintained with the Collateral Agent), the respective Assignor (other than Holdings) shall cause the bank with which the Deposit Account is maintained to execute and deliver to the Collateral Agent, within 30 days after the Collateral Agent’s request therefor, a “control agreement” in the form of Annex F hereto (appropriately completed), with such changes thereto as may be acceptable to the Collateral Agent.  If any bank with which such a Deposit Account is maintained refuses to, or does not, enter into such a “control agreement”, then the respective Assignor shall promptly (and in any event within 30 days after the date of the respective request) close the respective Deposit Account and transfer all balances therein to the Cash Collateral Account or another Deposit Account meeting the requirements of this Section 3.14 (with respect to which a “control agreement” meeting the foregoing requirements has been entered into and is in full force and effect).  If any bank with which a Deposit Account is maintained refuses to subordinate all its claims with respect to such Deposit Account to the Collateral Agent’s security interest therein on terms satisfactory to the Collateral Agent, then the Collateral Agent, at its option, may (x) require that such Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such Deposit Account be terminated (within 30 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

(b)                                 After the date of this Agreement, except as permitted pursuant to Section 8.16(c) of the Credit Agreement, no Assignor shall establish any new demand, time, savings, passbook or similar account, except for (x) Collection Accounts and Concentration Accounts established in accordance with the requirements of the Credit Agreement and (y) Deposit Accounts established and maintained with banks and meeting the requirements of preceding clause (a).  At the time any Deposit Account as described in clause (y) of the preceding sentence is established, to the extent so requested by the Collateral Agent, the appropriate “control agreement” shall be entered into in accordance with the requirements of preceding clause (a) and the respective Assignor shall furnish to the Collateral Agent a supplement to Annex E hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

(c)                                  The Collateral Agent agrees that it (x) shall not deliver a Notice of Exclusive Control (as defined in the Form of Control Agreement Regarding Deposit Accounts attached hereto as Annex F) pursuant to any “control agreement” (other than with respect to the Concentration Account, any Collection Accounts, the Cash Collateral Account or any other Deposit Account maintained with the Collateral Agent) to any bank with which any Assigner has established a Deposit Account unless an Event of Default then exists and is continuing, (y) shall not give any instructions (as contemplated in the first sentence of Section 2 of Annex F) as to the withdrawal or disposition of funds in any Deposit Account subject to such “control agreement” (other than with respect to the Concentration Account, any Collection Account, the Cash

Collateral Account or any Deposit Account maintained with the Collateral Agent) unless an Event of Default then exists and is continuing and (z) shall provide the Borrower with a copy of any such Notice of Exclusive Control delivered pursuant to any such “control agreement.”

3.15.  Letter-of-Credit Rights.  If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $100,000 or more, such Assignor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its commercially reasonable efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

3.16.  Commercial Tort Claims.  All Commercial Tort Claims of each Assignor in existence on the Amendment and Restatement Effective Date are described in Annex G hereto.  If any Assignor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $500,000 or more, such Assignor shall promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

3.17.  Chattel Paper.  Upon the request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper held or owned by such Assignor.  Furthermore, if requested by the Collateral Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has “control” of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC.  Upon the request of the Collateral Agent made at any time while an Event of Default then exists and is continuing, each Assignor will promptly (and in any event within 10 days) deliver all of its Tangible Chattel Paper to the Collateral Agent.

3.18.  Further Actions.  Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Accounts, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to give effect to the purposes of this Agreement.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS

4.1.  Additional Representations and Warranties.  Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use the registered Marks and applications for Marks listed in Annex H hereto for such Assignor and that said listed Marks include all United States marks and applications for United States marks registered or listed in the United States Patent and Trademark Office that such Assignor owns or uses in connection with its business as of the Amendment and Restatement Effective Date.  Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all Marks that it uses that are material to such Assignor’s business.  Each Assignor further warrants that it has no knowledge of any third party claim received by it that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any trademark, service mark or trade name of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Assignor represents and warrants that all U.S. trademark registrations and applications listed in Annex H hereto are valid, subsisting, have not been canceled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said registrations is invalid or unenforceable, except for the registrations and applications relating to the Marks licensed under the Trade Name and Service Mark License Agreement.  Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

4.2.  Licenses and Assignments.  Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any material Mark of such Assignor (other than in the ordinary course of business in accordance with its reasonable business judgment) absent prior written approval of the Collateral Agent, which approval shall not be unreasonably withheld or delayed.

4.3.  Infringements.  Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is infringing or diluting or otherwise violating any of such Assignor’s rights in and to any Mark in any manner that could reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming that such Assignor’s use of any Mark material to such Assignor’s business violates in any material respect any property right of that party.  Each Assignor further agrees to prosecute in accordance with reasonable business practices any Person infringing any Mark in any manner that could reasonably be expected to have a Material Adverse Effect.

4.4.  Preservation of Marks.  Each Assignor agrees to use its Marks which are material to such Assignor’s business in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are reasonably necessary to preserve such Marks as trademarks or service marks under the laws of the United States (other than any such Marks which such Assignor determines, in its reasonable business judgment, are no longer used or useful in its business or operations).

4.5.  Maintenance of Registration.  Each Assignor shall, at its own expense, diligently process all documents reasonably required to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its material registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent (other than with respect to registrations and applications that such Assignor determines, in its reasonable business judgment, are no longer useful or prudent to pursue).

4.6.  Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions:  (i) declare the entire right, title and interest of such Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and use or sell the Marks and the goodwill of such Assignor’s business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Collateral Agent.

4.7.  Future Registered Marks.  If registration for any Mark which is material and/or necessary to its business is issued hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate, such Assignor shall deliver to the Collateral Agent a copy of such certificate, and a grant of security in such Mark, to the Collateral Agent and at the expense of such Assignor, confirming the grant of security in such Mark to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex K hereto or in such other form as may be reasonably satisfactory to the Collateral Agent.

ARTICLE V

SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1.  Additional Representations and Warranties.  Each Assignor represents and warrants that it is the true and lawful owner of all rights in or otherwise has the right to use (i) all United States trade secrets and proprietary information necessary to operate the business of the Assignor (the “Trade Secret Rights”), (ii) the Patents listed in Annex I hereto for such Assignor and that said Patents include all the United States patents and applications for United States patents that such Assignor owns as of the Amendment and Restatement Effective Date and (iii) the Copyrights listed in Annex J hereto for such Assignor and that said Copyrights constitute all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Assignor owns as of the Amendment and Restatement Effective Date.  Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any patent of any other Person or that such Assignor has misappropriated any trade secret or proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Patent, and to record the same.

5.2.  Licenses and Assignments.  Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any material Patent or Copyright other than in the ordinary course of business absent prior written approval of the Collateral Agent.

5.3.  Infringements.  Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributory infringement or active inducement to infringe in any Patent or Copyright or to any claim that the practice of any Patent or use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party, in each case, in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, to diligently prosecute, in accordance with its reasonable business judgment, any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right, in each case to the extent that such infringement or misappropriation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.4.  Maintenance of Patents or Copyright.  At its own expense, each Assignor shall make timely payment of all post-issuance or other fees required pursuant to 35 U.S.C. § 41 or otherwise to maintain in force its rights under each Patent or Copyright, absent prior written consent of the Collateral Agent (other than any such Patents or Copyrights which are no longer used or useful in its business or operations).

5.5.  Prosecution of Patent Applications.  At its own expense, each Assignor shall diligently prosecute all material applications for (i) United States Patents listed in Annex I hereto and (ii) Copyrights listed on Annex J hereto, in each case for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications deemed by such Assignor to be no longer useful or prudent to pursue), absent written consent of the Collateral Agent.

5.6.  Remedies.  If an Event of Default (or a Default under Section 9.1(e) of the Credit Agreement) shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions:  (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such further documents as the Collateral Agent may reasonably request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

5.7.  Other Patents and Copyrights.  Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or Copyright, in each case, which is material and/or necessary to its business, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright or Patent, or certificate or registration of, or application therefor, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the grant of security, the form of such assignment for security to be substantially in the form of Annex L or M hereto, as appropriate, or in such other form as may be reasonably satisfactory to the Collateral Agent.

ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL

6.1.  Protection of Collateral Agent’s Security.  Except as otherwise permitted by the Secured Debt Agreements, each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral.  Each Assignor will at all times maintain insurance, at such Assignor’s own expense to the extent and in the manner provided in the Secured Debt Agreements.  Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Secured Debt Agreements, the Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof.  Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

6.2.  Warehouse Receipts Non-negotiable.  To the extent practicable, each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory or Units, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

6.3.  Additional Information..  Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 15 days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be requested by the Collateral Agent.  Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.

6.4.  Further Actions.  Each Assignor will, at its own expense and upon the reasonable request of the Collateral Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

6.5.  Financing Statements.  Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby.  Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral.  Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law (and such authorization includes describing the Collateral as “all assets” of such Assignor).

ARTICLE VII

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

7.1.  Remedies; Obtaining the Collateral Upon Default.  Each Assignor agrees that, if any Event of Default (or a Default under Section 9.1(e) of the Credit Agreement (or, after all First Lien Obligations have been paid in full in cash in accordance with the terms thereof, all Commitments under the Credit Agreement have been terminated and all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent, Section 6.01(7) or 6.01(8) of the Senior Secured Notes Indenture)) shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may:

(i)                                     personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

(ii)                                  instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

(iii)                               instruct all banks which have entered into a control agreement with the Collateral Agent to transfer all moneys, securities and instruments held by such depositary bank to the Cash Collateral Account or any other account maintained with or by the Collateral Agent;

(iv)                              sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(v)                                 take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

(x)                                   forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

(y)                                 store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and

(z)                                   while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;

(vi)                              license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

(vii)                           apply any moneys constituting Collateral or proceeds thereof in accordance with the provisions of Section 7.4;

(viii)                        take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC; and

(ix)                                register any of the Units in the name of the Collateral Agent on any Unit Certificate or make any other notation which the Collateral Agent desires upon any Unit Certificate applicable to any Unit or direct such Assignor to do same;

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation.  By accepting the benefits of this Agreement and each other Collateral Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Collateral Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce this Agreement or any other Collateral Document or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement, the Intercreditor Agreement and the other Collateral Documents.

7.2.  Remedies; Disposition of the Collateral.  If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable.  Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable.  Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition.  The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned.  To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 7.2 without accountability to the relevant Assignor.  Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

7.3.  Waiver of Claims.  Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:

(i)                                     all damages occasioned by such taking of possession or any such disposition except any damages which are the result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii)                                  all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iii)                               all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

7.4.  Application of Proceeds.  (a)  All moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement or any other Collateral Document requires proceeds of collateral under such other Collateral Document to be applied in accordance with the provisions of this Agreement, the Pledgee, the Mortgagee or Collateral Agent under such other Collateral Document) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder and under each other Collateral Document, shall be applied as follows:

(i)                                     first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (iv), (v), (vi) and (vii) of the definition of “Obligations”;

(ii)                                  second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all amounts owing to any Agent of the type described in clauses (vi) and (vii) of the definition of “Obligations”;

(iii)                               third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding First Lien Primary Obligations shall be paid to the First Lien Creditors as provided in Section 7.4(e) hereof, with each First Lien Creditor receiving an amount equal to its outstanding First Lien Primary Obligations or, if the proceeds are insufficient to pay in full all such First Lien Primary Obligations, its First Lien Creditor Pro Rata Share of the amount remaining to be distributed;

(iv)                              fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii) inclusive, an amount equal to the outstanding First Lien Secondary Obligations shall be paid to the First Lien Creditors as provided in Section 7.4(e) hereof, with each First Lien Creditor receiving an amount equal to its outstanding First Lien Secondary Obligations or, if the proceeds are insufficient to pay in full all such First Lien Secondary Obligations, its First Lien Creditor Pro Rata Share of the amount remaining to be distributed;

(v)                                 fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and subject to clause (h) of this Section 7.4, to the payment of all amounts owing the Senior Secured Notes Trustee in its capacity as such pursuant to the Senior Secured Notes Indenture;

(vi)                              sixth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (v), inclusive, and subject to clause (h) of this Section 7.4 an amount equal to the outstanding Second Lien Obligations shall be paid to the Second Lien Creditors as provided in Section 7.4(e) hereof, with each Second Lien Creditor receiving an amount equal to its outstanding Second Lien Obligations or, if the proceeds are insufficient to pay in full all such Second Lien Obligations, its Second Lien Creditor Pro Rata Share of the amount remaining to be distributed; and

(vii)                           seventh, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (vi), inclusive, and following the termination of this

Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

(b)  (i)  For purposes of this Agreement, “First Lien Creditor Pro Rata Share” shall mean, when calculating a First Lien Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be.

(ii)                                  For the purposes of this Agreement, “Second Lien Creditor Pro Rata Share” shall mean, when calculating a Second Lien Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Second Lien Creditor’s Second Lien Obligations and the denominator of which is the then outstanding amount of all Second Lien Obligations.

(c)                                  When payments to First Lien Creditors are based upon their respective First Lien Creditor Pro Rata Shares, the amounts received by such First Lien Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their First Lien Primary Obligations and (ii) second, to their First Lien Secondary Obligations.  If any payment to any First Lien Creditor of its First Lien Creditor Pro Rata Share of any distribution would result in overpayment to such First Lien Creditor, such excess amount shall instead be distributed in respect of the unpaid First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, of the other First Lien Creditors, with each First Lien Creditor whose First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, of such First Lien Creditor and the denominator of which is the unpaid First Lien Primary Obligations or First Lien Secondary Obligations, as the case may be, of all First Lien Creditors entitled to such distribution.  If any payment to any Second Lien Creditor of its Second Lien Creditor Pro Rata Share of any distribution would result in overpayment to such Second Lien Creditor, such excess shall instead be distributed in respect of the unpaid Second Lien Obligations of the other Second Lien Creditors with each Second Lien Creditor whose Second Lien Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction, the numerator of which is the unpaid Second Lien Obligations of such Second Lien Creditor entitled to distribution and the denominator of which is the unpaid Second Lien Obligations of all Second Lien Creditors entitled to such distribution.

(d)                                 Each of the Secured Creditors, by their acceptance of the benefits hereof and of the other Collateral Documents, agrees and acknowledges that if the Bank Creditors receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Revolving Loans under the Credit Agreement and all unreimbursed drawings made under Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such.  If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

(e)                                  All payments required to be made hereunder shall be made (x) if to the Bank Creditors, to the Administrative Agent for the account of the Bank Creditors, (y) if to the Interest Rate Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the Interest Rate Creditors or, in the absence of such a Representative, directly to the Interest Rate Creditors and (z) if to the Second Lien Creditors, to the Senior Secured Notes Trustee under the Senior Secured Notes Indenture for the account of the Second Lien Creditors.

(f)                                    For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent, (ii) the Representative or, in the absence of such a Representative, upon the Interest Rate Creditors and (iii) the Senior Secured Notes Trustee for a determination (which the Administrative Agent, each Representative, the Interest Rate Creditors and the Senior Secured Notes Trustee agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations owed to the Bank Creditors, the Interest Rate Creditors or the Second Lien Creditors, as the case may be.  Unless it has received written notice from a Bank Creditor or an Interest Rate Creditor to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no First Lien Secondary Obligations are outstanding. Unless it has written notice from an Interest Rate Creditor to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Agreements are in existence.

(g)                                 This Agreement is made with full recourse to each Assignor (including, without limitation, with full recourse to all assets of such Assignor) and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.  It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

(h)                                 Notwithstanding anything to the contrary contained in this Agreement or in the other Collateral Documents, the Second Lien Creditors, by accepting the benefits of this Agreement and the other Collateral Documents, hereby expressly acknowledge and agree that (x) the aggregate amount that they shall be entitled to receive from the exercise of remedies in respect of the Collateral under this Agreement and the Collateral Documents, will not exceed $150,000,000 in aggregate principal amount (plus accrued and unpaid interest and fees thereon and indemnity and expense reimbursement claims to the extent set forth in this Agreement, the other Collateral Documents and the Senior Secured Notes Documents) (or such greater principal amount as is expressly permitted at such time by the terms of the Credit Agreement (or, if the

Credit Agreement is no longer in effect, such greater principal amount as is permitted at such time by the terms of the other Secured Debt Agreements), in each case so long as such greater principal amount is otherwise permitted to be so secured by the terms of the relevant Secured Debt Agreements), and (y) they shall not be entitled to receive any application pursuant to Section 7.4(a) hereof in respect of any Second Lien Excluded Collateral.

7.5.  Remedies Cumulative.  Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent.  All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others.  No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof.  No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.  In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

7.6.  Discontinuance of Proceedings.  In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE VIII

INDEMNITY

8.1.  Indemnity.  (a)  Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor that is an indemnitee under Section 6 of Annex N hereto and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 8.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable fees and disbursements of counsel and other professionals) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision).  Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof.  Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

(b)                                 Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c)                                  Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.

(d)                                 If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

8.2.  Indemnity Obligations Secured by Collateral; Survival.  Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral.  The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Loans made, under the Credit Agreement, the termination of all Letters of Credit issued under the Credit Agreement, the termination of all Interest Rate Agreements entered into with the Interest Rate Creditors, the full repayment of all the outstanding Senior Secured Notes and the payment of all other Obligations and notwithstanding the discharge thereof.

ARTICLE IX

DEFINITIONS

The following terms shall have the meanings herein specified.  Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“Account” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State.  Without limiting the foregoing, the term “account” shall include all Health Care Insurance Receivables (if any).

“Administrative Agent” shall have the meaning provided in the recitals of this Agreement.

“Agreement” shall mean this Amended and Restated U.S. Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

“Amendment and Restatement Effective Date” shall have the meaning found in the preamble to this Agreement.

“Applicable Value” shall mean, with respect to any Subsidiary of the Borrower, the aggregate amount, par value, book value as carried by the Borrower or the market value, whichever is greater, of the capital stock or other securities of such Subsidiary.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York.

“Assignor” shall have the meaning provided in the preamble to this Agreement.

“Bank Assignment Agreement” shall have the meaning provided in the recitals of this Agreement.

“Bank Creditors” shall have the meaning provided in the recitals of this Agreement.

“BofA” shall mean Bank of America, N.A. (and shall include any successor thereto).

“BofA Account” shall have the meaning provided in Section 3.9.

“Borrower” shall have the meaning provided in the recitals of this Agreement.

“BTCC” shall mean BT Commercial Corporation (and shall include any successor thereto).

“Cash Collateral Account” shall mean a cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

“Chattel Paper” shall mean “chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York.  Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Class” shall have the meaning provided in Section 10.2 of this Agreement.

“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Collateral Agent” shall mean BofA (and any successor Collateral Agent) acting as Collateral Agent pursuant to this Agreement and any other Collateral Documents, and shall include any affiliate of BofA acting as a sub-collateral agent pursuant to the Collateral Documents and shall also include DBTCA and BTCC acting as sub-collateral agents as provided herein.  As appropriate, references to the Collateral Agent shall also include any additional sub-collateral agents or co-collateral agents as may be appointed from time to time by the Collateral Agent for purposes of this Agreement in accordance with the provisions of Section 10.11 of the Credit Agreement.

“Collection Bank” shall have the meaning provided in Section 3.7.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York.

“Concentration Account” shall have the meaning provided in Section 3.8.

“Concentration Account Bank” shall have the meaning provided in Section 3.8.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments (including without limitation Rentals) under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any and all Interest Rate Agreements, Leases, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

“Copyrights” shall mean any United States copyright owned by any Assignor, including any registrations of any copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by any Assignor.

“Credit Agreement” shall have the meaning provided in the recitals of this Agreement.

“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“DBTCA” shall mean Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), and shall include any successor thereto.

“Default” shall mean any event which with notice or lapse of time, or both, would constitute an Event of Default.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York.

“Documents” shall mean “documents” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York.

“Equipment” shall mean any “equipment” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” shall mean any Event of Default (or similar term) under, and as defined in, the Credit Agreement or any Interest Rate Agreement entered into with an Interest Rate Creditor and shall in any event include, without limitation, (i) any payment default under the Credit Agreement, any Interest Rate Agreement or any Senior Secured Notes Document after the expiration of any applicable grace period and (ii) at any time after the First Lien Obligations have been paid in full, all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent and all Commitments have been terminated, any “Event of Default” (or similar term) under, and as defined in, the Senior Secured Notes Indenture.

“Existing Credit Agreement” shall have the meaning provided in the recitals of this Agreement.

“First Lien Creditor Pro Rata Share” shall have the meaning provided in Section 7.4(b)(i) of this Agreement.

“First Lien Creditors” shall have the meaning provided in the recitals of this Agreement.

“First Lien Obligations” shall mean all Credit Document Obligations and all Interest Rate Obligations.

“First Lien Primary Obligations” shall mean all principal of, premium (if any), and interest (including without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim from post-petition interest is allowed in such proceeding) on, all Loans under the Credit Agreement, all drawings under Letters of Credit issued pursuant to the Credit Agreement that have not been reimbursed by the Borrower, the contingent obligation to reimburse all drawings that may occur with respect to outstanding Letters of Credit under the Credit Agreement and all fees owing pursuant to the Credit Agreement.

“First Lien Secondary Obligations” shall mean all First Lien Obligations other than First Lien Primary Obligations.

“General Intangibles” shall mean “general intangibles” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York.

“Goods” shall mean “goods” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York.

“Holdings” shall have the meaning provided in the recitals of this Agreement.

“Holdings Excluded Collateral” shall mean all of Holding’s right, title and interest in and to all cash and cash equivalents (including, without limitation, Cash Equivalents) and any Deposit Accounts and all other collateral described in clause (xxix) of Section 1.1 (in each instance, so long as, with respect to any cash or cash equivalents contributed, distributed or otherwise transferred to Holdings by the Borrower or any of its Subsidiaries (whether or not in a Deposit Account or any other account referred to in clause (xxix) of Section 1.1), the distribution, contribution or other transfer of any such cash and cash equivalents to Holdings was not prohibited by the terms of any Credit Document).

“Indemnitee” shall have the meaning provided in Section 8.1(a) of this Agreement.

“Instrument” shall mean “instruments” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York.

“Interest Rate Agreements” shall have the meaning provided in the recitals of this Agreement.

“Interest Rate Creditors” shall have the meaning provided in the recitals of this Agreement.

“Interest Rate Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York.

“Investment Property” shall mean “investment property” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York.

“Lease” shall mean any agreement between an Assignor and any other Person for the lease or rental of Rental Equipment, Inventory or other assets or property, whether (x) by such Assignor to such Person or (y) by such Person to such Assignor.

“Lenders” shall have the meaning provided in the recitals of this Agreement.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York.

“Liens” shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor’s interest in a financing lease or analogous instrument, in, of, or on any Assignor’s property.

“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Lockbox Addresses” shall mean “Lockbox Addresses” and “P.O. Boxes” as such terms are defined in applicable Collection Bank Agreement.

“Marks” shall mean all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration of any trademarks and service marks in the United States Patent and Trademark Office or in any equivalent foreign office and any trade dress including logos and/or designs used by any Assignor, however, that Marks shall exclude in all cases all intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. §1051(c) or (d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. §1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that, upon such filing and acceptance, such intent-to-use applications shall be included in the definition of “Marks”.

“MSO” shall mean each manufacturer’s statement or certificate of origin with respect to any Units.

“Obligations” shall mean and include all of the following:

(i)                                     the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities) of each Assignor to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Assignor is a party (including, in the case of each Assignor that is a Guarantor, all such obligations, liabilities and indebtedness of such Assignor under the respective Guaranty to which it is a party) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Agreements, being herein collectively called the “Credit Document Obligations”);

(ii)                                  the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Assignor to the Interest Rate Creditors under, or with respect to (including, in the case of each Assignor that is a Guarantor, all such obligations, liabilities and indebtedness of such Assignor under the respective Guaranty to which it is a party), each Interest Rate Agreement, whether such Interest Rate Agreement is now in existence or hereafter arising, and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Interest Rate Obligations”);

(iii)                               the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, indebtedness and liabilities (including, without limitation, principal, premium and interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) owing by such Assignor to the Second Lien Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Senior Secured Notes and the other Senior Secured Notes Documents to which such Assignor is a party (including all such obligations, indebtedness and liabilities of such Assignor under any guaranty constituting a Senior Secured Notes Document) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the Senior Secured Notes and in such other Senior Secured Notes Documents (all such obligations, indebtedness and liabilities under this clause (iii) being herein collectively called the “Second Lien Obligations”);

(iv)                              any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

(v)                                 in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Assignor referred to in clauses (i) through (iii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(vi)                              all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement; and

(vii)                           all amounts owing to any Agent pursuant to any of the Credit Documents in its capacity as such;

it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

“Original U.S. Security Agreement” shall have the meaning provided in the recitals of this Agreement.

“Patents” shall mean any patent to which any Assignor now or hereafter has any right, title or interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter made by any Assignor.

“Permits” shall mean all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency, except to the extent the grant by the respective Assignor of a security interest therein pursuant to this Agreement requires the consent of any such governmental authority or agency or would give such governmental authority or agency the right to terminate such permit.

“Proceeds” shall mean all “proceeds” as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the Amendment and Restatement Effective Date and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Organization” shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York.

“Rental Equipment” shall mean all Units which are sold or leased, or held for sale or lease, by any Assignor to one or more third persons.

“Rentals” shall mean all rents payable under the Leases in respect of the use of any Rental Equipment by account debtors as lessees of such Rental Equipment to an Assignor as the lessor of such Rental Equipment.

“Representative” shall have the meaning provided in Section 7.4(e) of this Agreement.

“Required Second Lien Creditors” shall mean the holders of at least a majority of the then outstanding principal amount of all Senior Secured Notes.

“Required Secured Creditors” shall mean (i) at any time when any Credit Document Obligations are outstanding or any Commitments or Letters of Credit under the Credit Agreement exist, the Required Lenders (or, to the extent required by Section 11.10 of the Credit Agreement, each of the Lenders), (ii) at any time after all of the Credit Document Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments and Letters of Credit under the Credit Agreement have been terminated, the holders of a majority of the Interest Rate Obligations and (iii) at any time after all Credit Document Obligations and Interest Rate Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments and Letters of Credit under the Credit Agreement have been terminated, the Senior Secured Notes Trustee acting at the direction of the Required Second Lien Creditors.

“Requisite Creditors” shall have the meaning provided in Section 10.2 of this Agreement.

“Second Lien Creditor Pro Rata Share” shall have the meaning provided in Section 7.4(b)(ii) of this Agreement.

“Second Lien Creditors” shall have the meaning provided in the recitals of this Agreement.

“Second Lien Excluded Collateral” shall mean and include (i) any property or assets owned by any Unrestricted Subsidiary (as defined in the Senior Secured Notes Indenture), (ii) all capital stock or other securities of the Borrower or any Unrestricted Subsidiary and (iii) all capital stock or other securities of Restricted Subsidiaries (as defined in the Senior Secured Notes Indenture) to the extent the Applicable Value of such capital stock or other securities (on a Subsidiary by Subsidiary basis) is equal to or greater than 20% of the then aggregate principal amount of the Senior Secured Notes outstanding and (iv) all proceeds and products from any and all of the foregoing excluded Collateral described in clauses (i) through (iii), unless such proceeds or products would otherwise constitute Collateral without regard to preceding clauses (i) through (iii); provided, however, in the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC of separate financial statements of any Restricted Subsidiary of the Borrower due to the fact that such Restricted Subsidiary’s capital stock or other securities secure the Senior Secured Notes, then the capital stock or other securities of such Restricted Subsidiary shall automatically be deemed not to be part of the Collateral in which the Second Lien Creditors have a security interest and shall automatically be deemed to be part of the Second Lien Excluded Collateral, but only to the extent necessary to not be subject to such requirement.  In such event, the applicable Collateral Documents shall be deemed to be amended or modified (without the consent of any Secured Creditor) to include as Second Lien Excluded Collateral the shares of capital stock or other securities that are so deemed to no longer constitute part of the Collateral.  In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or are replaced with another rule or regulation or any other law, rule or regulation is adopted, which would permit) such Restricted Subsidiary’s capital stock and other securities to secure the Senior Secured Notes in excess of the amount or value then pledged pursuant to the Collateral Documents without the filing with the SEC of separate financial statements of such Restricted Subsidiary, then the capital stock and other securities of such Restricted Subsidiary shall automatically be deemed to be a part of the Collateral, but only to the greatest extent which would not cause the financial statements of such Restricted Subsidiary to be subject to any such financial statement requirement.

“Second Lien Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Secured Creditor Grantors” shall have the meaning provided in Section 10.17 of this Agreement.

“Secured Creditors” shall have the meaning provided in the recitals of this Agreement.

“Secured Debt Agreements” shall mean and include this Agreement, the other Credit Documents, the Interest Rate Agreements entered into with an Interest Rate Creditor and the Senior Secured Notes Documents.

“Security Bond Obligations” shall have the meaning provided in Section 10.17 of this Agreement.

“Senior Secured Noteholders” shall have the meaning provided in the recitals of this Agreement.

“Senior Secured Notes” shall have the meaning provided in the recitals of this Agreement.

“Senior Secured Notes Documents” shall have the meaning provided in the recitals of this Agreement.

“Senior Secured Notes Indenture” shall have the meaning provided in the recitals of this Agreement.

“Senior Secured Notes Trustee” shall have the meaning provided in the preamble of this Agreement.

“Software” shall mean “software” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement

Effective Date in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York.

“Termination Date” shall have the meaning provided in Section 10.8(a) of this Agreement.

“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is used in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York.

“Trade Name and Service Mark License Agreement” shall mean the Trade Name and Service Mark License Agreement, dated as of September 1, 1998, among Space Master International, Inc. as licensor, Space Master Building Systems, LLC, Space Master Manufacturing, Inc., Space Master Manufacturing of Pennsylvania, Inc. and Raymond A. Wooldridge, collectively as licensee.

“Trade Secret Rights” shall have the meaning provided in Section 5.1 of this Agreement.

“Transmitting Utility” shall mean a “transmitting utility” as such term is used in the Uniform Commercial Code as in effect on the Amendment and Restatement Effective Date in the State of New York.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Unit Certificates” shall mean certificates of title, certificates of ownership or other registration certificates issued or required to be issued under the certificate of title or other similar laws of any State for any of the Units owned or leased by any Assignor.

“Units” shall mean the mobile structures, modular units and containers generally constructed of steel or using a steel frame and undercarriage with an exterior of wood or aluminum and similar products owned by an Assignor used to provide office, classroom, storage, commercial or other space, whether in single units or physically attached to other such units (and including in such form, storage containers, mobile offices and modular structures and related equipment), which structures are capable of being transported to and assembled on remote sites, and which may be equipped with air conditioning and heating, electrical outlets, floors, partitions, plumbing, carpeting, moldings, wall coverings, lighting and other accessories.

ARTICLE X

MISCELLANEOUS

10.1.  Notices.  Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or any Assignor shall not be effective until received by the Collateral Agent or such Assignor, as the case may be.  All notices and other communications shall be in writing and addressed as follows:

(a)                                  if to any Assignor, c/o:

Williams Scotsman, Inc.
8211 Town Center Drive
Baltimore, Maryland  21236

Attention:  John Ross

Telephone No.:  (410) 931-6000

Telecopier No.:  (410) 931-6117

(b)                                 if to the Collateral Agent, at:

Bank of America, N.A.

335 Madison Avenue

New York, NY  10017

Attention:  Business Capital/URGENT

Telephone No.:  (212) 503-7632

Telecopier No.:  (212) 503-7330

(c)                                  if to any Bank Creditor other than the Collateral Agent, at such address as such Bank Creditor shall have specified in the Credit Agreement;

(d)                                 if to any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to each Assignor and the Collateral Agent;

(e)                                  if to the Senior Secured Notes Trustee or any other Second Lien Creditor, at:

U.S. Bank National Association

60 Livingston Avenue

EP MN WS3C

St. Paul, Minnesota 55107-2292

Attention:  Richard Prokosch

Telephone No.: (651) 495-3918

Telecopier No.: (651) 495-8097

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

10.2.  Waiver; Amendment.  Except as provided in Sections 10.8 and 10.14, none of the terms and conditions of this Agreement, any other Collateral Document, the Intercreditor Agreement, or any of the defined terms contained in the Credit Agreement that are incorporated herein or in any such other Collateral Document pursuant to the terms of this Agreement or in any such other Collateral Document (but only insofar as such terms are used in this Agreement or in any such other Collateral Document) may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor and the Collateral Agent (with the written consent of the Required Secured Creditors); provided, however, that (i) the terms and conditions of the Intercreditor Agreement may be changed, waived, modified or varied without the consent of any Assignor, (ii) any change, waiver, modification or variance (x) affecting the rights and benefits of a single Class of First Lien Creditors (and not all First Lien Creditors in a like or similar manner) also shall require the written consent of the Requisite Creditors of such affected Class of First Lien Creditors and (y) materially and adversely affecting the rights and benefits of the Second Lien Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of the Second Lien Creditors and (iii) notwithstanding anything to the contrary in clause (ii) above, in any other provision of this Agreement or in any other Secured Debt Agreement, the provisions of this Agreement and each of the other Collateral Documents may be changed, modified, supplemented or varied with the consent of the Assignors directly affected thereby and the Collateral Agent (with the written consent of the Required Secured Creditors (but excluding the Second Lien Creditors in their capacity as such)) to secure additional extensions of credit and add new creditors as “Secured Creditors” hereunder (either as part of an existing Class of Secured Creditors or as a newly created class), in each case without any obligation to give any notice to, or receive any consent from, the Second Lien Creditors in their capacities as such so long as such change, modification or variance does not expressly violate the provisions of the Credit Agreement or Article IV or V of the Senior Secured Notes Indenture.  For the purpose of this Agreement and each other Collateral Document, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations, (y) the Interest Rate Creditors as the holders of the Interest Rate Obligations or (z) the Second Lien Creditors as holders of the Second Lien Obligations.  For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders (or all of the Lenders if required by Section 11.10 of the Credit Agreement), (y) with respect to the Interest Rate Obligations, the holders of at least a majority of all Interest Rate Obligations outstanding from time to time under the respective Interest Rate Agreements and (z) with respect to the Second Lien Obligations, the Senior Secured Notes Trustee (acting at the direction of the Required Second Lien Creditors).

10.3.  Obligations Absolute.  The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations; whether or not such Assignor shall have notice or knowledge of any of the foregoing.

10.4.  Successors and Assigns.  This Agreement shall be binding upon each Assignor and its successors and assigns (although no Assignor may assign its rights and obligations hereunder except in accordance with the provisions of the Secured Debt Agreements) and shall inure to the benefit of the Collateral Agent and the other Secured Creditors and their respective successors and assigns.  All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

10.5.  Headings Descriptive.  The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.6.  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.  (a)  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH ASSIGNOR.  EACH ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH ASSIGNOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 10.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING

COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY ASSIGNOR IN ANY OTHER JURISDICTION.

(b)                                 EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)                                  EACH ASSIGNOR AND EACH SECURED CREDITOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10.7.  Assignor’s Duties.  It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

10.8.  Termination; Release.  (a)  On the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation in Section 8.1 hereof and in Section 6 of Annex N hereto, shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.  As used in this Agreement, “Termination Date” shall mean the date upon which the Total Commitments under the Credit Agreement have been terminated and all Interest Rate Agreements entered into with any Interest Rate Creditor have been terminated (or cash collateralized in a manner reasonably satisfactory to the Administrative Agent), no Note under the Credit Agreement is outstanding and all Loans thereunder have been repaid in full in cash in accordance with the terms thereof, all Letters of Credit issued under the Credit Agreement have been terminated (or cash collateralized in a manner satisfactory to the Administrative Agent), all

Second Lien Obligations have been paid in full in cash (or defeased or discharged) in accordance with the terms thereof and all other Obligations then due and payable have been paid in full; provided, however, at such time as (x) all First Lien Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments under the Credit Agreement have been terminated and all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent or (y) the First Lien Creditors have released their Liens on all of the Collateral then, in either case, this Agreement and the security interests created hereby shall terminate (provided that all indemnities set forth herein (including, without limitation, in Section 8.1 hereof) and in Section 6 of Annex N hereto shall survive such termination) unless, in the case of preceding clause (x), any Event of Default under the Senior Secured Notes Indenture exists as of the date on which the First Lien Obligations are repaid in full and terminated as described in such clause (x), in which case the security interests created under this Agreement in favor of the Second Lien Creditors will not be released except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Lien Obligations (although the security interests created in favor of the Second Lien Creditors will be released when such Event of Default and all other Events of Default under the Senior Secured Notes Indenture cease to exist).

(b)                                 In the event that any part of the Collateral is sold, transferred or otherwise disposed of (by dividend, contribution or otherwise) (other than to Holdings (other than cash or cash equivalents distributed to Holdings in accordance with the terms of the Credit Agreement), the Borrower or any of the Borrower’s Domestic Subsidiaries or Canadian Subsidiaries) in accordance with the terms of the Secured Debt Agreements or is otherwise released with the consent of the Collateral Agent or the Required Secured Creditors and the proceeds of such sale, transfer or other disposition, or from such release, are applied in accordance with the provisions of the respective Secured Debt Agreements, to the extent required to be so applied, such Collateral will be sold, transferred or otherwise disposed of free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the relevant Assignor, will duly and promptly assign, transfer and deliver to such Assignor or its designee (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold, transferred or otherwise disposed of, or released, and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.  In the event that any capital stock or other equity interests (or any interest therein) held by Holdings in an Unrestricted Subsidiary or any other foreign Person that is not a Subsidiary of the Borrower constituting Collateral are sold, transferred or otherwise disposed of (by dividend, contribution or otherwise), so long as (i) no Default or Event of Default is continuing and (ii) the Administrative Agent and Collateral Agent have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, signed by a Responsible Officer of Holdings certifying that such Collateral is being sold, transferred or otherwise disposed of by Holdings for a business purpose (including, without limitation, that it is being pledged in connection with local financing, sold (in whole or in part), liquidated, exchanged or contributed to a joint venture), such Collateral will be sold, transferred or otherwise disposed of free and clear of the Liens created by this Agreement, and the Collateral Agent, at the request and expense of Holdings, will duly and promptly assign, transfer and deliver to Holdings or its designee (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold, transferred or otherwise disposed of, or released, and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.  Furthermore, upon the release of any Subsidiary Guarantor from the Subsidiaries Guaranty in accordance with the provisions thereof, such Assignor (and the Collateral at such time assigned by the respective Assignor pursuant hereto) shall be released from this Agreement.

(c)                                  To the extent not otherwise provided in preceding clauses (a) and (b), the Collateral Agent shall without the consent of any Secured Creditor release all or any portion of the Collateral securing the Second Lien Obligations to the extent provided in the Senior Secured Note Indenture.

(d)                                 At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a), (b) or (c) such Assignor shall deliver to the Collateral Agent a certificate signed by a senior officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 10.8(a), (b) or (c).  At any time that the Borrower or the respective Assignor desires that a Subsidiary of the Borrower which has been released from the Subsidiaries Guaranty be released hereunder as provided in the last sentence of Section 10.8(b), it shall deliver to the Collateral Agent a certificate signed by a Responsible Officer of the Borrower and the respective Assignor stating that the release of the respective Assignor (and its Collateral) is permitted pursuant to such Section 10.8(b).

(e)                                  The Collateral Agent shall have no liability to any Secured Creditor for any release of Collateral by it which is in accordance with, or which the Collateral Agent in good faith believes to be in accordance with, the provisions of this Section 10.8.  Upon any release of Collateral pursuant to Section 10.8(a) or (b), none of the Secured Creditors shall have any continuing right or interest in such Collateral.

(f)                                    Without limiting the foregoing provisions of this Section 10.8, to the extent applicable following the qualification of the Senior Secured Notes Indenture under the Trust Indenture Act (but only insofar as this Agreement applies to the Second Lien Creditors), the parties hereto agree that if any amendments to this Agreement or any other Security Document are required in order to comply with the applicable provisions of the Trust Indenture Act, such parties shall cooperate and act in good faith to effect such amendments as promptly as practicable.

10.9.  Limited Obligations.  It is the desire and intent of each Assignor and the Secured Creditors that this Agreement shall be enforced against each Assignor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Assignor that is a Subsidiary of the Borrower and which has executed a guaranty of any of the Obligations pursuant to a Secured Debt Agreement may have been limited as provided therein.  To the extent not otherwise provided in a guaranty given by an Assignor in respect of the Second Lien Obligations, each Assignor, other than the Borrower (collectively, the “second lien assignors”), the Senior Secured Notes Trustee and each other Second Lien Creditor hereby confirm that it is the intention of all such Persons that the grant of the security interest hereunder by the second lien assignors with respect to the Second Lien Obligations and the Second Lien Obligations of

each such second lien assignor hereunder does not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law (as defined in the Senior Secured Notes Indenture), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Second Lien Obligations of the second lien assignors hereunder.  To effectuate the foregoing intention, the Senior Secured Notes Trustee, the other Second Lien Creditors and the second lien assignors hereby irrevocably agree that the Second Lien Obligations of the second lien assignors hereunder at any time shall be limited to the maximum amount (after taking into account any guaranty of the First Lien Obligations by the second lien assignors) as will result in the Second Lien Obligations of the second lien assignors hereunder not constituting a fraudulent transfer or conveyance.

10.10.  Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with each Assignor and the Collateral Agent.

10.11.  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.12.  The Collateral Agent and the other Secured Creditors.  (a)  The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement.  It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Annex N hereto.  The Collateral Agent shall act hereunder and thereunder on the terms and conditions set forth herein and in Annex N hereto.

(b)                                 In addition to the provisions of clause (a) of this Section 10.12 and the other provisions of this Agreement and the other Collateral Documents, the Secured Creditors (by their acceptance of the benefits of this Agreement and the other applicable Collateral Documents) also expressly acknowledge and agree to the other provisions of Annex N hereto.

10.13.  Benefit of Agreement.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns.

10.14.  Additional Assignors.  It is understood and agreed that any Subsidiary of the Borrower that is required to become a party to this Agreement after the Amendment and Restatement Effective Date pursuant to the requirements of the respective Secured Debt Agreements, shall become an Assignor hereunder by (x) executing a counterpart of a U.S. Subsidiary Joinder Agreement substantially in the form of Exhibit N to the Credit Agreement, and delivering same to the Collateral Agent, (y) delivering supplements to Annexes A through E, inclusive, and G through J, inclusive, hereto as are necessary to cause Annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions above to be taken to the reasonable satisfaction of the Collateral Agent.

10.15.  Appointment of DBTCA and BTCC as Sub-collateral Agents.  (a)  Each of DBTCA and BTCC is hereby appointed by the Collateral Agent to act, and each of DBTCA and BTCC agrees that it shall act, as a sub-collateral agent of the Collateral Agent hereunder with respect to any and all Units of any Assignor which from time to time, or at any time, are evidenced by a (or have a related) Certificate of Title which reflects DBTCA or BTCC, as the case may be, as the secured party.  Each Assignor, and each of the Secured Creditors, agrees to the appointment of each of DBTCA and BTCC as provided in this Section 10.15.  All parties hereto agree that DBTCA and BTCC shall have a perfected security interest in the Units described above, which security interest shall be created pursuant to this Agreement and held for the benefit of the Secured Creditors in accordance with the terms of this Agreement.

(b)                                 The parties hereto acknowledge and agree that, with respect to Certificated Units held by the Assignors prior to the Amendment and Restatement Effective Date, the related Certificates of Title may reflect either DBTCA or BTCC as the secured party thereon.  Unless and until the Collateral Agent requests the Assignors to alter the secured party to directly name the Collateral Agent, such certificates may continue to reflect DBTCA or BTCC, as the case may be, as secured party so long as DBTCA or BTCC, as the case may be, continues to act as a sub-collateral agent of the Collateral Agent hereunder.

(c)                                  With respect to all Units acquired by any Assignor on or after the Amendment and Restatement Effective Date, or where the interest of the Collateral Agent (or a sub-collateral agent) is to be noted thereon on or after the Amendment and Restatement Effective Date, the Assignor shall cause the Collateral Agent to be directly named as the secured party; provided that if for any reason DBTCA or BTCC is named as the secured party it shall act as sub-collateral agent of the Collateral Agent with respect thereto as provided above in this Section 10.15.

(d)                                 With respect to all Units of each Assignor where DBTCA or BTCC is listed as the secured party, DBTCA or BTCC, as applicable, hereby agrees, for the benefit of the Collateral Agent and the Secured Creditors, that its holds such security interests as sub-collateral agent of the Collateral Agent for the benefit of the Secured Creditors hereunder.

(e)                                  In its capacity as sub-collateral agent of the Collateral Agent hereunder, each of DBTCA and BTCC shall have all of the rights specified in Annex N to this Agreement (and shall act in accordance with the terms and conditions set forth herein and in said Annex N).  So long as each of DBTCA and BTCC executes and delivers to the Collateral Agent a copy of this Agreement, no further instrument need be signed by DBTCA or BTCC to evidence, or with respect to, its appointment as sub-collateral agent pursuant to this Section 10.15.

10.16.  Custodian Agreement.  (a)  The parties hereto acknowledge and agree that, pursuant to the Custodian Agreement, the Custodians defined therein shall act as provided therein, and shall hold certain Collateral on behalf of the Collateral Agent.  Each Assignor acknowledges and agrees that it shall cause all Unit Certificates and MSOs with respect to its Units, and all its Leases, to be delivered to the Custodians to be held by them pursuant to the Custodian Agreement.  All Collateral so held by the Custodians shall be subject to the security interests created pursuant hereto.  Each Assignor shall use good faith efforts to cause the Custodian Agreement to be complied with at all times by the Custodians, and shall at all times cause one or more Custodians to be acting pursuant thereto.

(b)                                 Any Person which becomes an Assignor after the date of this Agreement pursuant to Section 10.14 shall also become a party to the Custodian Agreement, as a “Company”, in accordance with the relevant provisions thereof.

10.17.  Acknowledgements Regarding Security Bond Obligations.  For greater certainty, and without limiting the powers of the Collateral Agent hereunder or under any of the other Credit Documents, the Borrower hereby acknowledges that the Collateral Agent shall, for purposes of holding any security interest granted by any Credit Party in any of its property or assets pursuant to the laws of the Province of Quebec to secure obligations of such Credit Party under any debenture or bond (any such obligations, “Security Bond Obligations”), be the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of the Civil Code of Quebec, as amended) for each of the First Lien Creditors and the Senior Secured Notes Trustee (on behalf of the Second Lien Creditors) and in particular for all present and future holders of any debenture or bond (the First Lien Creditors and the Senior Secured Notes Trustee (on behalf of the Second Lien Creditors) and any such holders, collectively, the “Secured Creditor Grantors”).  In accepting the benefits afforded to it hereunder, each Secured Creditor Grantor hereby constitutes, to the extent necessary, the Collateral Agent as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec, as amended) in order to hold security granted by any Credit Party in the Province of Quebec to secure Security Bond Obligations.  Each assignee of any Secured Creditor Grantor shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (fondé de pouvoir) upon becoming a Lender under the Credit Agreement as contemplated in Section 11.6(b)(A) thereof or becoming a Senior Secured Noteholder in accordance with the terms of the Senior Secured Notes Indenture, as the case may be, and/or by receiving the benefits of the Collateral Documents.  Notwithstanding the provisions of Section 32 of An Act Respecting the Special Powers of Legal Persons (Quebec), the Collateral Agent may acquire and be the holder of any debenture or bond.  The Borrower hereby acknowledges that such debenture or bond constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec, as amended.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the Amendment and Restatement Effective Date.

WILLIAMS SCOTSMAN INTERNATIONAL, INC. (formerly known as SCOTSMAN HOLDINGS, INC.), as an Assignor

By
Title:

WILLIAMS SCOTSMAN, INC., as an Assignor

By:
Title

WILLSCOT EQUIPMENT, LLC, as an Assignor

By:	WILLIAMS SCOTSMAN, INC., as Member

By:
Title

SPACE MASTER INTERNATIONAL, INC., as an Assignor

By:
Title:

TRUCK & TRAILER SALES, INC., as an Assignor

By:
Title:

EVERGREEN MOBILE COMPANY, as an Assignor

By:
Title:

Accepted and Agreed to:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), as a sub-collateral agent

By:
Title:

By:
Title:

BT COMMERCIAL CORPORATION, as a sub-collateral agent

By:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Senior Secured Notes Trustee for the Second Lien Creditors

By:
Title:

ANNEX A

to

SECURITY AGREEMENT

SCHEDULE OF CHIEF EXECUTIVE OFFICES

Name of Assignor	Address(es) of Chief Executive Office

A.                                   WILLIAMS SCOTSMAN INTERNATIONAL, INC.

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

B.                                     WILLIAMS SCOTSMAN, INC.

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

C.                                     WILLSCOT EQUIPMENT, LLC

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

D.                                    SPACE MASTER INTERNATIONAL, INC.

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

E.                                      TRUCK & TRAILER SALES, INC.

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

F.                                      EVERGREEN MOBILE COMPANY

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

ANNEX B

to

SECURITY AGREEMENT

SCHEDULE OF INVENTORY, EQUIPMENT AND UNIT LOCATIONS

Assignor	Location

A.                                   WILLIAMS SCOTSMAN INTERNATIONAL, INC.

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

B.                                     WILLIAMS SCOTSMAN, INC.

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

C.                                     WILLSCOT EQUIPMENT, LLC

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

D.                                    SPACE MASTER INTERNATIONAL, INC.

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

E.                                      TRUCK & TRAILER SALES, INC.

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

F.                                      EVERGREEN MOBILE COMPANY

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

ANNEX C

to

SECURITY AGREEMENT

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION
(AND WHETHER A REGISTERED ORGANIZATION AND/OR
A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,
LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Exact Legal Name of Each Assignor	Type of Organization (or, if the Assignor is an Individual, so indicate)	Registered Organization? (Yes/No)	Jurisdiction of Organization	Assignor’s Location (for purposes of NY UCC § 9-307)	Assignor’s Organization Identification Number (or, if it has none, so indicate)	Transmitting Utility? (Yes/No)

ANNEX D

to

SECURITY AGREEMENT

SCHEDULE OF TRADE AND FICTITIOUS NAMES

Name of Assignor	Trade and/or Fictitious Names

A.                                   WILLIAMS SCOTSMAN INTERNATIONAL, INC.

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

B.                                     WILLIAMS SCOTSMAN, INC.

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

C.                                     WILLSCOT EQUIPMENT, LLC

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

D.                                    SPACE MASTER INTERNATIONAL, INC.

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

E.                                      TRUCK & TRAILER SALES, INC.

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

F.                                      EVERGREEN MOBILE COMPANY

Location	County	State

[TO BE COMPLETED BY THE BORROWER]

ANNEX E

to

SECURITY AGREEMENT

Schedule of Deposit Accounts

Name of Assignor	Description of Deposit Account	Account Number	Name of Bank, Address and Contact Information	Jurisdiction of Bank (determined in accordance with UCC § 9-304)

ANNEX F

to

SECURITY AGREEMENT

Form of Control Agreement Regarding Deposit Accounts

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of _______ __, ____, among the undersigned assignor (the “Assignor”), Bank of America, N.A., not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”), and __________ (the “Deposit Account Bank”), as the bank (as defined in Section 9-102 of the UCC as in effect on the date hereof in the State of _______________ (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC) are maintained by the Assignor (with all such deposit accounts now or at any time in the future maintained by the Assignor with the Deposit Account Bank being herein called the “Deposit Accounts”).

W I T N E S S E T H :

WHEREAS, the Assignor, various other Assignors and the Collateral Agent have entered into an Amended and Restated Security Agreement, dated as of March 26, 2002, amended and restated as of August 18, 2003 and amended and restated as of June 28, 2005 (as further amended, amended and restated, modified or supplemented from time to time, the “Security Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Security Agreement), the Assignor has granted a security interest to the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Agreement) in all of the right, title and interest of the Assignor in and into any and all deposit accounts (as defined in Section 9-102 of the UCC) and in all moneys, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”); and

WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in each Deposit Account at any time or from time to time maintained with the Deposit Account Bank, and to provide for the rights of the parties under this Agreement with respect to such Deposit Accounts;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control. Until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give instructions in respect of the Deposit Accounts; provided, however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, without the Collateral Agent’s prior written consent, close any Deposit Account.  If the Collateral Agent shall give to the Deposit Account Bank a notice of the Collateral Agent’s exclusive control of the

Annex F

Deposit Accounts, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.

2.                                       Collateral Agent’s Right to Give Instructions as to Deposit Accounts.  (a)  Notwithstanding the foregoing or any separate agreement that the Assignor may have with the Deposit Account Bank, the Collateral Agent shall be entitled, for purposes of this Agreement, at any time to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from the Assignor.  The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any such instructions from the Collateral Agent without any further consent from the Assignor.  Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment.  The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank.  In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Assignor, the instructions from the Collateral Agent shall prevail.

(b)                                 It is understood and agreed that the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Security Agreement or any other Credit Document (as defined in the Security Agreement), nor seek confirmation thereof from the Assignor or any other Person.

3.                                       Assignor’s Exculpation and Indemnification of Depository Bank.  The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonors items presented for payment from any Deposit Account.  The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the Collateral Agent.  The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Assignor and the Collateral Agent, to give any such instructions.  The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any loss, cost or expense that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent.

4.                                       Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts.  The Deposit Account Bank hereby subordinates any claims and security

Annex F

interests it may have against, or with respect to, any Deposit Account at any time established or maintained with it by the Assignor (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Creditors) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Assignor or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.1

5.                                       Representations, Warranties and Covenants of Deposit Account Bank.  The Deposit Account Bank represents and warrants to the Collateral Agent that:

(a)                                  The Deposit Account Bank constitutes a “bank” (as defined in Section 9-102 of the UCC), that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of each Deposit Account maintained by the Assignor with the Deposit Account Bank shall be one or more States within the United States.

(b)                                 The Deposit Account Bank shall not permit any Assignor to establish any demand, time, savings, passbook or other account with it which it does not constitute a Deposit Account (as defined in Section 9-102 of the UCC).

(c)                                  The account agreements between the Deposit Account Bank and the Assignor relating to the establishment and general operation of the Deposit Accounts provide, whether specifically or generally, that the laws of ____________2 govern secured transactions relating to the Deposit Accounts and that the Deposit Account Bank’s “jurisdiction” for purposes of Section 9-304 of the UCC in respect of the Deposit Accounts is _____________.3  The Deposit Account Bank will not, without the Collateral Agent’s prior written consent, amend any such account agreement so that the Deposit Account Bank’s jurisdiction for purposes of Section 9-304 of the UCC is other than a jurisdiction permitted pursuant to preceding clause (a).  All account agreements in respect

1                    If the respective Deposit Account Bank is unwilling to agree to this paragraph, then the Collateral Agent may take the action described in Section 3.14 of the Security Agreement.  If the Deposit Account Bank does not agree to subordinations, its security interests in the Deposit Accounts maintained with it will have priority over the Collateral Agent’s security interests therein under Section 9-327 of Revised Article 9.

2                    Inserted jurisdiction(s) must be consistent with requirements of preceding clause (a).

3                    See footnote 2.

Annex F

of each Deposit Account in existence on the date hereof are listed on Annex A hereto and copies of all such account agreements have been furnished to the Collateral Agent.  The Deposit Account Bank will promptly furnish to the Collateral Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Assignor.

(d)                                 The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

(e)                                  On the date hereof the Deposit Account Bank maintains no Deposit Accounts for the Assignor other than the Deposit Accounts specifically identified in Annex A hereto.

(f)                                    Any items or funds received by the Deposit Account Bank for the Assignor’s account will be credited to said Deposit Accounts specified in paragraph (e) above or to any other Deposit Accounts hereafter established by the Deposit Account Bank for the Assignor in accordance with this Agreement.

(g)                                 The Deposit Account Bank will promptly notify the Collateral Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Assignor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

6.                                       Deposit Account Statements and Information.  The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to the Collateral Agent, at its address indicated below, copies of all account statements and other information relating to each Deposit Account that the Deposit Account Bank sends to the Assignor and to disclose to the Collateral Agent all information requested by the Collateral Agent regarding any Deposit Account.

7.                                       Conflicting Agreements.  This Agreement shall have control over any conflicting agreement between the Deposit Account Bank and the Assignor.

8.                                       Merger or Consolidation of Deposit Account Bank.  Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

Annex F

9.                                       Notices.

(a)                                  All notices and other communications provided for in this Agreement shall be in writing (including facsimile) and sent to the intended recipient at its address or facsimile number set forth below:

If to the Collateral Agent, at:

Bank of America, N.A.
335 Madison Avenue
New York, New York  10017

Attention:  Business Capital/URGENT

Fax:  (212) 503-7330

If to the Assignor, at:

If to the Deposit Account Bank, at:

or, as to any party, to such other address or facsimile number as such party may designate from time to time by notice to the other parties.

(b)                                 Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if faxed); provided that notices to the Collateral Agent shall not be effective until actually received by it.

10.                                 Amendment.  This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

11.                                 Binding Agreement.  This Agreement shall bind the parties hereto and their successors and assigns and shall inure to the benefit of the parties hereto and their successors and assigns.  Without limiting the provisions of the immediately preceding sentence, the Collateral Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor Collateral Agent (at such time, if any, as such entity becomes the Collateral Agent under the Security Agreement, or at any time thereafter) who shall thereafter

Annex F

succeed to the rights of the existing Collateral Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.

12.                                 Continuing Obligations.  The rights and powers granted herein to the Collateral Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights granted to the Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor or the Deposit Account Bank or by the lapse of time.  The rights of the Collateral Agent hereunder and in respect of the Deposit Accounts and the other Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of the Collateral Agent in the Deposit Accounts and such other Collateral have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

13.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.                                 Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[Remainder of this page intentionally left blank; signature page follows]

Annex F

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

Assignor:

[NAME]

By:
Name:
Title:

Collateral Agent:

BANK OF AMERICA, N.A.

By:
Name:
Title:

Deposit Account Bank:

[NAME]

By:
Name:
Title:

ANNEX G

to

SECURITY AGREEMENT

DESCRIPTION OF COMMERCIAL TORT CLAIMS

Name of Assignor	Description of Commercial Tort Claims

ANNEX H

to

SECURITY AGREEMENT

SCHEDULE OF MARKS

Marks	Country	Registration No.

A.                                   WILLIAMS SCOTSMAN INTERNATIONAL, INC.

Mark	Type of Mark	Registration Number	Registration Date	Expiration Date

[TO BE PROVIDED BY THE BORROWER]

B.                                     WILLIAMS SCOTSMAN, INC.

Mark	Type of Mark	Registration Number	Registration Date	Expiration Date

[TO BE PROVIDED BY THE BORROWER]

C.                                     WILLSCOT EQUIPMENT, LLC

Mark	Type of Mark	Registration Number	Registration Date	Expiration Date

[TO BE PROVIDED BY THE BORROWER]

D.                                    SPACE MASTER INTERNATIONAL, INC.

Mark	Type of Mark	Registration Number	Registration Date	Expiration Date

[TO BE PROVIDED BY THE BORROWER]

Annex H

E.                                      TRUCK & TRAILER SALES, INC.

Mark	Type of Mark	Registration Number	Registration Date	Expiration Date

[TO BE PROVIDED BY THE BORROWER]

F.                                      EVERGREEN MOBILE COMPANY

Mark	Type of Mark	Registration Number	Registration Date	Expiration Date

[TO BE PROVIDED BY THE BORROWER]

ANNEX I
to
SECURITY AGREEMENT

SCHEDULE OF PATENTS

A.            WILLIAMS SCOTSMAN INTERNATIONAL, INC.

U.S. Patent No.	Description	Date Issued (Applied)	Expiration Date

[TO BE PROVIDED BY THE BORROWER]

B.            WILLIAMS SCOTSMAN, INC.

U.S. Patent No.	Description	Date Issued (Applied)	Expiration Date

[TO BE PROVIDED BY THE BORROWER]

C.            WILLSCOT EQUIPMENT, LLC

U.S. Patent No.	Description	Date Issued (Applied)	Expiration Date

[TO BE PROVIDED BY THE BORROWER]

D.            SPACE MASTER INTERNATIONAL, INC.

U.S. Patent No.	Description	Date Issued (Applied)	Expiration Date

[TO BE PROVIDED BY THE BORROWER]

Annex I

E.             TRUCK & TRAILER SALES, INC.

U.S. Patent No.	Description	Date Issued (Applied)	Expiration Date

[TO BE PROVIDED BY THE BORROWER]

F.             EVERGREEN MOBILE COMPANY

U.S. Patent No.	Description	Date Issued (Applied)	Expiration Date

[TO BE PROVIDED BY THE BORROWER]

ANNEX J
to
SECURITY AGREEMENT

SCHEDULE OF COPYRIGHTS

NUMBERS REGISTRATION	PUBLICATION DATE	COPYRIGHT TITLE

A.            WILLIAMS SCOTSMAN INTERNATIONAL, INC.

Copyright Title	Copyright Reg. No.	Publication Date

[TO BE COMPLETED BY THE BORROWER]

B.            WILLIAMS SCOTSMAN, INC.

Copyright Title	Copyright Reg. No.	Publication Date

[TO BE COMPLETED BY THE BORROWER]

C.            WILLSCOT EQUIPMENT, LLC

Copyright Title	Copyright Reg. No.	Publication Date

[TO BE COMPLETED BY THE BORROWER]

D.            SPACE MASTER INTERNATIONAL, INC.

Copyright Title	Copyright Reg. No.	Publication Date

[TO BE COMPLETED BY THE BORROWER]

E.             TRUCK & TRAILER SALES, INC.

Copyright Title	Copyright Reg. No.	Publication Date

[TO BE PROVIDED BY THE BORROWER]

Annex J

F.             EVERGREEN MOBILE COMPANY

Copyright Title	Copyright Reg. No.	Publication Date

[TO BE PROVIDED BY THE BORROWER]

ANNEX K

TO

SECURITY AGREEMENT

GRANT OF SECURITY INTEREST
IN UNITED STATES TRADEMARKS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a __________ _________ (the “Grantor”) with principal offices at ____________________________, hereby assigns and grants to Bank of America, N.A., as Collateral Agent, with principal offices at Bank of America, N.A., 335 Madison Avenue, New York, New York 10017 (the “Grantee”), a security interest in (i) all of the Grantor’s right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the “Marks”) set forth on Schedule A attached hereto, (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks, (iii) the goodwill of the businesses with which the Marks are associated and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Amended and Restated Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of March 26, 2002, amended and restated as of August 18, 2003, and amended and restated as of June 28, 2005 (as further amended from time to time, the “Security Agreement”).  Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Marks acquired under this Grant.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement.  The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and

Annex K

provisions of which are incorporated herein by reference.  In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

Annex K

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the ____ day of ____________, ____.

[NAME OF GRANTOR], Grantor

By
Name:
Title:

BANK OF AMERICA, N.A.,
as Collateral Agent and Grantee

By
Name:
Title:

Annex K

Page4

STATE OF	)
) ss.:
COUNTY OF	)

On this ____ day of _________, ____, before me personally came ________ ________________ who, being by me duly sworn, did state as follows:  that [s]he is ______________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said ____________ and that [s]he did so by authority of the [Board of Directors] of said ____________.

Notary Public

Annex K

STATE OF	)
) ss.:
COUNTY OF	)

On this ____ day of _________, ____, before me personally came ________ _____________________ who, being by me duly sworn, did state as follows:  that [s]he is __________________ of Bank of America, N.A., that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

SCHEDULE A

MARK	REG. NO.	REG. DATE

ANNEX L
to
SECURITY AGREEMENT

GRANT OF SECURITY INTEREST
IN UNITED STATES PATENTS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a __________ _________ (the “Grantor”) with principal offices at ____________________________, hereby assigns and grants to Bank of America, N.A., as Collateral Agent, with principal offices at Bank of America, N.A., 335 Madison Avenue, New York, New York 10017 (the “Grantee”), a security interest in (i) all of the Grantor’s rights, title and interest in and to the United States patents (the “Patents”) set forth on Schedule A attached hereto, in each case together with (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Patents, and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Amended and Restated Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of March 26, 2002, amended and restated as of August 18, 2003, and amended and restated as of June 28, 2005 (as further amended from time to time, the “Security Agreement”).  Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Patents acquired under this Grant.

Annex L

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement.  The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

Annex L

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the ____ day of ____________, ____.

[NAME OF GRANTOR], Grantor

By
Name:
Title:

BANK OF AMERICA, N.A.,
as Collateral Agent and Grantee

By
Name:
Title:

Annex L

STATE OF	)
) ss.:
COUNTY OF	)

On this ____ day of _________, ____, before me personally came ________ ________________ who, being by me duly sworn, did state as follows:  that [s]he is ______________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said ____________ and that [s]he did so by authority of the Board of Directors of said ____________.

Notary Public

Annex L

STATE OF	)
) ss.:
COUNTY OF	)

On this ____ day of _________, ____, before me personally came ________ _____________________ who, being by me duly sworn, did state as follows:  that [s]he is __________________ of Bank of America, N.A., that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

SCHEDULE A

PATENT	PATENT NO.	ISSUE DATE

ANNEX M

to

SECURITY AGREEMENT

GRANT OF SECURITY INTEREST
IN UNITED STATES COPYRIGHTS

WHEREAS, [Name of Grantor], a _______________ _____________ (the “Grantor”), having its chief executive office at                                              ,                            , is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

WHEREAS, Bank of America, N.A., as Collateral Agent, having its principal offices at 335 Madison Avenue, New York, New York 10017 (the “Grantee”), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

WHEREAS, the Grantor is willing to assign to the Grantee, and to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Amended and Restated Security Agreement, dated as of March 26, 2002, amended and restated as of August 18, 2003, and amended and restated as of June 28, 2005, made by the Grantor, the other assignors from time to time party thereto and the Grantee (as further amended from time to time, the “Security Agreement”), the Grantor hereby assigns to the Grantee as collateral security, and grants to the Grantee a security interest in, the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement.  The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

Annex M

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the ____ day of ____________, ____.

[NAME OF GRANTOR], Grantor

By
Name:
Title:

BANK OF AMERICA, N.A.,
as Collateral Agent and Grantee

By
Name:
Title:

Annex M

STATE OF	)
) ss.:
COUNTY OF	)

On this __ day of _________, ____, before me personally came ___________ ______________, who being duly sworn, did depose and say that [s]he is ___________________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

Annex M

STATE OF	)
) ss.:
COUNTY OF	)

On this ____ day of _________, ____, before me personally came ________ __________________ who, being by me duly sworn, did state as follows:  that [s]he is __________________ of Bank of America, N.A., that [s]he is authorized to execute the foregoing Grant on behalf of said __________ and that [s]he did so by authority of the Board of Directors of said _____________.

Notary Public

ANNEX N

to

SECURITY AGREEMENT

THE COLLATERAL AGENT

1.  Appointment.  The Secured Creditors, by their acceptance of the benefits of the Security Agreement to which this Annex N is attached, the Pledge Agreement, the Mortgages and the other Collateral Documents, hereby irrevocably designate BofA (as well as any sub-collateral agent or co-collateral agent designated by BofA as provided in Section 10.11 of the Credit Agreement) (and, in each case, any successor Collateral Agent) to act as specified herein and therein.  Unless otherwise defined herein, all capitalized terms used herein and defined in (or incorporated by reference in) the Security Agreement, are used herein as therein defined.  Each Secured Creditor hereby irrevocably authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of the Collateral Documents shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of the Collateral Documents and any instruments and agreements referred to therein and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Collateral Agent by the terms thereof and such other powers as are reasonably incidental thereto.  The Collateral Agent may perform any of its duties hereunder or thereunder by or through its authorized agents, sub-agents or employees.

2.  Nature of Duties.  (a)  The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein or in the Collateral Documents.  The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Collateral Documents or any other Secured Debt Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in the Collateral Documents or in any other Secured Debt Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Collateral Documents except as expressly set forth herein and therein.

(b)  The Collateral Agent shall not be responsible for perfecting (or maintaining the perfection of) or insuring the Collateral (which, for purposes of this Annex N, shall mean all collateral under all of the Collateral Documents) or for the payment of taxes, charges or assessments or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c)  The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Assignor of any of the covenants or agreements contained in the Collateral Documents or in any other Secured Debt Agreement.

(d)  The Collateral Agent shall be under no obligation or duty to take any action under, or with respect to, any of the Collateral Documents if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to such tax or (ii) would require the Collateral Agent to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or (iii) would subject the Collateral Agent to in personam jurisdiction in any locations where it is not then so subject.

Annex N

(e)  Notwithstanding any other provision of this Annex N or any provision of any Collateral Document, neither the Collateral Agent nor any of its officers, directors, employees, affiliates or agents shall be personally liable for any action taken or omitted to be taken by it in accordance with, or pursuant to, this Annex N or any of the Collateral Documents except for its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

3.  Lack of Reliance on the Collateral Agent.  Independently and without reliance upon the Collateral Agent, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Assignor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of each Assignor and its Subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any Obligations or at any time or times thereafter.  The Collateral Agent shall not be responsible in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of any of the Collateral Documents or the security interests granted thereunder or the financial condition of any Assignor or any Subsidiary of any Assignor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Collateral Documents, or the financial condition of any Assignor or any Subsidiary of any Assignor, or the existence or possible existence of any Default or Event of Default.  The Collateral Agent makes no representations as to the value, condition or perfection of the Collateral or any part thereof, or as to the title of any Assignor thereto or as to the security afforded by any of the Collateral Documents.

4.  Certain Rights of the Collateral Agent.  (a)  No Secured Creditor shall have  (i) any right to individually seek to enforce any Collateral Document or to realize upon the security to be granted thereby or (ii) any right to cause the Collateral Agent to take any action with respect to the Collateral, with only the Collateral Agent having the right to take any such action at the direction of the Required Secured Creditors.  If the Collateral Agent shall request instructions from the Required Secured Creditors with respect to any act or action (including failure to act) in connection with any of the Collateral Documents, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Secured Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Secured Creditors.

(b)  Notwithstanding anything to the contrary contained herein, the Collateral Agent is authorized, but not obligated, (i) to take any action reasonably required to perfect or

Annex N

continue the perfection of the Liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have been requested by the Collateral Agent but have not yet been received, to take any action which the Collateral Agent, in good faith, believes to be desirable or reasonably required to promote and protect the interests of the Secured Creditors in the Collateral.

(c)  Notwithstanding anything to the contrary contained herein or in any of the Collateral Documents, the Collateral Agent shall not be required to take any action that (i) exposes, or in the good faith judgment of the Collateral Agent may expose, the Collateral Agent or its officers, directors, affiliates, agents or employees to personal liability, unless the Collateral Agent shall be adequately indemnified as provided herein, or (ii) is, or in the good faith judgment of the Collateral Agent may be, contrary to any of the Collateral Documents, any other Secured Debt Agreement or applicable law.

5.  Reliance.  The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining hereto or to any of the other Collateral Documents and its duties thereunder and hereunder, upon advice of counsel selected by it.

6.  Indemnification.  To the extent the Collateral Agent is not reimbursed and indemnified by the Assignors, the Secured Creditors (other than the Second Lien Creditors) will reimburse and indemnify the Collateral Agent, in proportion to their respective outstanding principal amounts of Obligations (including, for this purpose, any unpaid First Lien Primary Obligations and any unpaid First Lien Secondary Obligations, in respect of Letters of Credit, as outstanding principal) for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under any Collateral Document, or in any way relating to or arising out of its actions as Collateral Agent in respect of the Collateral Documents except to the extent resulting from the Collateral Agent’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).  The indemnities set forth in this Section 6 shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Collateral Agent is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of the Collateral Documents.  The indemnities set forth in this Section 6 are in addition to any indemnities provided by the Lenders to the Collateral Agent pursuant to the Credit Agreement, with the effect being that the Lenders shall be responsible for indemnifying the Collateral Agent to the extent the Collateral Agent does not receive payments pursuant to this Section 6 from the Secured Creditors as provided above (although in such event, and upon the payment in full of all such amounts owing to the Collateral Agent by the Lenders, the Lenders shall be subrogated to the rights of the Collateral Agent to receive payment from the respective other Secured Creditors).

Annex N

7.  The Collateral Agent in its Individual Capacity.  With respect to its obligations as a Secured Creditor under any Secured Debt Agreement to which the Collateral Agent is a party, and to act as agent under one or more of such Secured Debt Agreements, the Collateral Agent shall have the rights and powers specified herein for a Secured Creditor, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms “Secured Creditors,” “Lenders,” “Required Lenders,” “Interest Rate Creditors,” “holders of Obligations” or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity.  The Collateral Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Assignor or any affiliate or Subsidiary of any Assignor as if it were not performing the duties specified herein or in the other Secured Debt Agreements, and may accept fees and other consideration from the Assignors for services in connection with the Secured Debt Agreements and otherwise without having to account for the same to the Secured Creditors.

8.  Resignation by the Collateral Agent; Removal of Collateral Agent.  (a)  The Collateral Agent may resign from the performance of all of its functions and duties hereunder and under the other Collateral Documents at any time by giving five Business Days’ prior written notice to the Borrower, the Administrative Agent and the Senior Secured Notes Trustee.  Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clause (b) or (c) below or as otherwise provided in clause (d) below.

(b)  Upon any such notice of resignation by the Collateral Agent, the Required Secured Creditors shall appoint a successor Collateral Agent under the Collateral Documents who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if an Event of Default then exists).

(c)  If a successor Collateral Agent shall not have been appointed within 30 days following the retiring Collateral Agent’s notice of resignation, the Collateral Agent, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed (although the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing), shall then appoint a successor Collateral Agent who shall serve as Collateral Agent under the Collateral Documents until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

(d)  If no successor Collateral Agent has been appointed pursuant to clause (b) or (c) above within 45 days after the date such notice of resignation was given by the Collateral Agent, then the Collateral Agent’s resignation shall become effective and the Required Secured Creditors shall thereafter perform all the duties of the Collateral Agent hereunder and/or under any other Collateral Document until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

(e)  After all First Lien Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments and Letters of Credit with respect thereto have been terminated, the Senior Secured Notes Trustee may remove the then existing Collateral Agent hereunder and appoint a successor Collateral Agent hereunder who shall be reasonably

Annex N

acceptable to the Borrower (it being understood and agreed that for the purposes of this clause (e), the Senior Secured Notes Trustee is acceptable to the Borrower).

Page

ARTICLE I SECURITY INTERESTS	3

1.1. Grant of Security Interests	3
1.2. Power of Attorney	7

ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS	7

2.1. Necessary Filings	7
2.2. No Liens	8
2.3. Other Financing Statements	8
2.4. Chief Executive Office, Record Locations	8
2.5. Location of Inventory and Equipment and Units	8
2.6. Units	8
2.7. Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.	9
2.8. Trade Names; etc.	9
2.9. As-Extracted Collateral; Timber-to-be-Cut	10
2.10. Collateral in the Possession of a Bailee	10
2.11. Recourse	10

ARTICLE III SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL	10

3.1. Additional Representations and Warranties	10
3.2. Maintenance of Records	11
3.3. Modification of Terms; etc.	11
3.4. Collection	11
3.5. Direction to Account Debtors; etc.	12
3.6. Instruments	12
3.7. Collection Accounts	12
3.8. Concentration Account	13
3.9. BofA Account	13
3.10. Receipt of Payments	13
3.11. Account Inspection	14
3.12. Assignors Remain Liable Under Accounts	14
3.13. Assignors Remain Liable Under Contracts	14
3.14. Deposit Accounts; etc.	14
3.15. Letter-of-Credit Rights	16
3.16. Commercial Tort Claims	16
3.17. Chattel Paper	16
3.18. Further Actions	16

(i)

(continued)

(ii)

(continued)

ANNEX A	Schedule of Chief Executive Offices Address(es) of Chief Executive Office
ANNEX B	Schedule of Inventory, Equipment and Unit Locations
ANNEX C	Schedule of Legal Names, Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility), Jurisdiction of Organization, Location and Organizational Identification Numbers
ANNEX D	Schedule of Trade and Fictitious Names
ANNEX E	Schedule of Deposit Accounts
ANNEX F	Form of Control Agreement Regarding Deposit Accounts
ANNEX G	Schedule of Commercial Tort Claims
ANNEX H	Schedule of Marks
ANNEX I	Schedule of Patents
ANNEX J	Schedule of Copyrights
ANNEX K	Grant of Security Interest in United States Trademarks
ANNEX L	Grant of Security Interest in United States Patents
ANNEX M	Grant of Security Interest in United States Copyrights
ANNEX N	The Collateral Agent

(iii)

EXHIBIT F-2

FORM OF CANADIAN SECURITY AGREEMENT

Amended and restated security agreement dated as of March 26, 2002, amended and restated as of August 18, 2003 and amended and restated as of June  28, 2005, made by Williams Scotsman of Canada, Inc. (the “Obligor”), a corporation incorporated and existing under the laws of the Province of Ontario, to and in favour of Bank of America, N.A. (“BofA”), as Collateral Agent for the benefit of the Secured Creditors (as defined herein).

WHEREAS:

(a)                                  Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.) (“Holdings”) and Williams Scotsman, Inc. (the “Borrower”), are parties to a certain Credit Agreement, dated as of March 26, 2002, with the lenders party thereto, Deutsche Bank Trust Company Americas (“DBTCA”), as administrative agent, and certain other Persons, as amended by a First Amendment, dated as of February 27, 2003, a Second Amendment, dated as of August 11, 2003, a Third Amendment, dated as of December 22, 2003, a Fourth Amendment, dated as of September 24, 2004 and a Fifth Amendment, dated as of April 15, 2005 (as so amended, the “Existing Credit Agreement”);

(b)                                 the Borrower, Willscot Equipment, LLC, Space Master International, Inc., Truck & Trailer Sales, Inc., Evergreen Mobile Company  and the Senior Secured Notes Trustee have entered into an Indenture, dated as of August 18, 2003 (as amended, modified or supplemented from time to time, the “Senior Secured Notes Indenture”), providing for (i) the issuance by the Borrower of its 10% Senior Secured Notes due 2008 and all Senior Secured Notes issued upon any exchange offer as contemplated in the Senior Secured Notes Indenture (the “Senior Secured Notes”) to the holders thereof from time to time (the “Senior Secured Noteholders” and, together with the Senior Secured Notes Trustee, the “Second Lien Creditors” and, together with the First Lien Creditors, the “Secured Creditors”) and (ii) the guaranty by the Guarantors (as defined in the Senior Secured Notes Indenture) and the Subordinated Guarantor (as defined in the Senior Secured Notes Indenture) of the Borrower’s obligations under the Senior Secured Notes Indenture and the Senior Secured Notes (each such guaranty, together with the Senior Secured Notes Indenture and the Senior Secured Notes, are herein called the “Senior Secured Notes Documents”);

(c)                                  pursuant to the Canadian Subsidiaries Guaranty (as defined in the Existing Credit Agreement), the Obligor has guaranteed to the First Lien Creditors the payment when due of all Guaranteed Obligations as described therein;

(d)                                 the Obligor and DBTCA, as the collateral agent entered into the Canadian Security Agreement, dated as of March 26, 2002 and amended and restated as of August 18, 2003 (as amended, modified or supplemented through, but not including, the date hereof, the “Original Canadian Security Agreement”), pursuant to which the Obligor granted a security interest in the Collateral for the benefit of the Secured Creditors under, and as defined in, the Original Canadian Security Agreement;

(e)                                  it was a condition precedent to the making of loans to, and the issuance of, and participation in, letters of credit for the account of the Borrower under the Existing Credit Agreement that the Obligor shall have executed and delivered to the Collateral Agent (as defined therein) the Original Canadian  Security Agreement;

(f)                                    it was a condition precedent to the issuance of the Senior Secured Notes by the Borrower under the Senior Secured Notes Indenture that the Obligor shall have executed and delivered the Original Canadian  Security Agreement;

(g)                                 BofA and DBTCA have purchased from the other lenders party to the Existing Credit Agreement all of such lenders’ right, title and interest in and to the Existing Credit Agreement and the documents and instruments executed and delivered in connection therewith (with certain exceptions), all pursuant to a certain Assignment and Assumption Agreement (the “Bank Assignment Agreement”), dated as of the Effective Date, among BofA, DBTCA, the other lenders party to the Existing Credit Agreement, the administrative agent and collateral agent under the Existing Credit Agreement, the Borrower and Holdings, and which was acknowledged and accepted therein, inter alia, by the Obligor;

(h)                                 Holdings, the Borrower, the financial institutions from time to time party thereto (the “Lenders”), BofA, as Administrative Agent (together with any successor administrative agent, the “Administrative Agent”), DBTCA, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners, desire to amend and restate the Existing Credit Agreement in its entirety and have entered into an Amended and Restated Credit Agreement, dated as of the Effective Date, (as further amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement or agreements extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement or agreements, whether or not with the same agent, trustee, representative, lenders or holders, the “Amended and Restated Credit Agreement”), providing for the making of Loans and the issuance of, and participation in, Letters of Credit for the account of the Borrower as contemplated therein (the Lenders, each Issuing Lender, the Administrative Agent and its affiliates, the Collateral Agent and each other Agent (as defined in the Amended and Restated Credit Agreement) are herein called the “Bank Creditors”);

(i)                                     the Borrower may from time to time be party to one or more interest rate agreements (including, without limitation, interest rate swaps, caps, floors, collars, and similar agreements) (collectively, the “Interest Rate Agreements”) with BofA, any Lender, any affiliate thereof or a syndicate of financial institutions organized by BofA or an affiliate of BofA (even if BofA or any such Lender ceases to be a Lender under the Amended and Restated Credit Agreement for any reason), and any institution that participates, and in each case their subsequent assigns, in such Interest Rate Agreement (collectively, the “Interest Rate Creditors”, and the Interest Rate Creditors together with the Bank Creditors, collectively, the “First Lien Creditors”);

(j)                                     it is a condition precedent to the amendment and restatement of the Existing Credit Agreement as contemplated by the Amended and Restated Credit Agreement and to the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Amended and Restated Credit Agreement, that the Original Canadian Security Agreement and the Canadian Subsidiaries Guaranty be amended and restated in their entirety.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties hereto agree that the Original Canadian Security Agreement be amended and restated in its entirety as follows:

ARTICLE 1
INTERPRETATION

Section 1.1                Defined Terms.

As used in this security agreement and the recitals hereto, the following terms have the following meanings:

“Administrative Agent” means BofA acting as administrative agent for the Lenders under the Amended and Restated Credit Agreement and any successor appointed pursuant to the Amended and Restated Credit Agreement.

“Amended and Restated Credit Agreement” has the meaning ascribed thereto in the recitals of this security agreement.

“Applicable Value” means, with respect to any Subsidiary of the Borrower, the aggregate amount, par value, book value as carried by the Borrower or the market value, whichever is greater, of the capital stock or other securities of such Subsidiary.

“Bank Assignment Agreement” has the meaning ascribed thereto in the recitals of this security agreement.

“Bank Creditors” means, collectively, the Lenders, the Collateral Agent, the Issuing Lender, the Syndication Agent, the Co-Documentation Agents, the Administrative Agent and the Co-Lead Arrangers and Joint Book Runners.

“Borrower” means Williams Scotsman, Inc., a corporation incorporated and existing under the laws of the State of Maryland, and its successors and permitted assigns.

“Business Day” means any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day in which banking institutions are authorized by law or other governmental actions to close.

“Co-Documentation Agents” means Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc. acting as co-documentation agents under the Amended and Restated Credit Agreement and any successors appointed pursuant to the Amended and Restated Credit Agreement, and their respective permitted assigns.

“Co-Lead Arrangers and Joint Book Runners” means Banc of America Securities LLC and Deutsche Bank Securities Inc., as the co-lead arrangers and joint book managers, and their respective successors and permitted assigns.

“Collateral” has the meaning ascribed thereto in Section 2.1(1).

“Collateral Agent” means BofA acting as collateral agent for the Secured Creditors, and any successor thereto, or sub-collateral agent, appointed pursuant to the Amended and Restated Credit Agreement, and its permitted assigns.

“Confidential Information” means all trade secrets, confidential information, proprietary information, and confidential know-how including all unpatented inventions, all customer and supplier lists, all unpublished studies and data, prototypes, drawings, design and construction specifications and production, operating and quality control manuals, all marketing strategies and business plans, all current or proposed business opportunities, and all documents, material and media embodying other items of Confidential Information.

“Contract Rights” means all rights of the Obligor (including all Rentals and all other rights to payment) under each Contract.

“Contracts” means all contracts between the Obligor and one or more additional parties (including any and all Interest Rate Agreements, Leases, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

“Copyrights” means all copyrights, all registrations and applications that have been or shall be made or filed in the Canadian Intellectual Property Office - Copyrights or any similar office in any country and all records thereof and all reissues, extensions or renewals thereof, and all common law and other rights in the foregoing.

“Credit Document Obligations” has the meaning provided in the definition of Obligations.

“Credit Documents” means the Amended and Restated Credit Agreement and each other Credit Document under and as defined in the Amended and Restated Credit Agreement.

“Credit Parties” means, collectively, Holdings, the Borrower and the Subsidiary Guarantors.

“DBTCA” means Deutsche Bank Trust Company Americas, formerly named Bankers Trust Company, and any successor thereto and its permitted assigns.

“Default” means any event which, with notice or lapse of time, or both, would constitute an Event of Default.

“Designs” means all industrial designs and other designs and all registrations and applications that have been or shall be made or filed in the Canadian Intellectual Property Office — Designs or any similar office in any country and all records thereof and all reissues, extensions or renewals thereof, and all common law and other rights in the foregoing.

“Effective Date” means June 28, 2005.

“Event of Default” means any Event of Default (or similar term) under, and as defined in, the Amended and Restated Credit Agreement or any Interest Rate Agreement entered into with an Interest Rate Creditor and shall in any event include (i) any payment default on any of the Obligations (as defined in the respective agreements) under the Amended and Restated Credit Agreement, any Interest Rate Agreement or any Senior Secured Notes Document after the expiration of any applicable grace period and (ii) at any time after the First Lien Obligations have been paid in full, all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent and all Commitments have been terminated, any “Event of Default” (or similar term) under, and as defined in, the Senior Secured Notes Indenture.

“Existing Credit Agreement” has the meaning provided in the recitals of this security agreement.

“First Lien Creditors” means, collectively, the Bank Creditors and the Interest Rate Creditors.

“First Lien Obligations” means all Credit Document Obligations and all Interest Rate Obligations.

“Governmental Entity” means any (i) multinational, federal, provincial, state, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

“Guarantee” means the guarantee dated March 26, 2002 made by the Obligor in favour of the First Lien Creditors and the Collateral Agent, as amended and restated as of June 28, 2005 and as further amended, modified, extended, restated or supplemented from time to time.

“Holdings” means Williams Scotsman International, Inc. and its successors.

“Indemnitees” has the meaning ascribed thereto in Section 5.11(1).

“Instruments” means, (i) a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or (ii) a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder, or (iii) chattel paper or any other writing that evidences both a monetary obligation and a security interest in or a lease of specific goods, or (iv) documents of title or any other writing that purports to be issued by or addressed to a bailee and purports to cover such goods in the bailee’s possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers, or (v) any document or writing commonly known as an instrument.

“Intellectual Property” has the meaning ascribed thereto in Section 2.1(1)(h).

“Intercreditor Agreement” means the intercreditor agreement dated August 18, 2003 among the Collateral Agent, the Administration Agent and the Senior Secured Notes Trustee as the same may from time to time be amended, modified, restated or supplemented.

“Interest Rate Agreement” means any interest rate agreement (including interest rate swaps, caps, floors, collars and similar agreements) between the Borrower and any Interest Rate Creditor.

“Interest Rate Creditors” means, collectively, any Lender, any affiliate thereof or a syndicate of financial institutions organized by BofA or an affiliate of BofA (even if BofA or any such Lender subsequently ceases to be a Lender under the Amended and Restated Credit Agreement for any reason) and any institution that participates, and in each case their subsequent assigns, in any Interest Rate Agreement with the Borrower.

“Interest Rate Obligations” has the meaning provided in the definition of Obligations.

“Inventory” means (i) merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral

Agent from the Obligor’s customers, and (ii) any and all other “inventory” as such term is defined in the PPSA as in effect on the Effective Date.

“Leases” means any agreement between the Obligor and any other Person for the lease or rental of Rental Equipment, Inventory or other assets or property, whether (x) by the Obligor to such Person or (y) by such Person to the Obligor.

“Lenders” means, collectively, the financial institutions listed from time to time on Schedule I to the Amended and Restated Credit Agreement, as lenders, as well as any Person which becomes a Lender pursuant to Section 11.6 of the Amended and Restated Credit Agreement, and their respective successors and assigns.

“Licensed Trade-marks” has the meaning ascribed thereto in Section 4.9.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the PPSA or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Negotiable Collateral” has the meaning ascribed thereto in Section 2.3(3).

“Obligations” means:

(i)                                     the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including principal, premium, interest (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Obligor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities) of the Obligor owing to the Bank Creditors, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which the Obligor is a party (including all such obligations, liabilities and indebtedness under the Guarantee) and the due performance and compliance by the Obligor, with the terms, conditions and agreements of each such Credit Document (all such obligations and liabilities under this paragraph (i), except to the extent guaranteeing obligations of the Borrower under Interest Rate Agreements, being herein collectively called the “Credit Document Obligations”);
(ii)                                  the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Obligor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) of the Obligor owing to the Interest Rate Creditors, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Agreement, whether such Interest Rate Agreement is now in existence or hereafter arising, and the due performance and compliance by the Obligor with all of the terms, conditions and agreements of each Interest Rate Agreement including all obligations, liabilities and indebtedness under the Guarantee (all such obligations and liabilities under this paragraph (ii) being herein collectively called the “Interest Rate Obligations”);
(iii)                               the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, indebtedness and liabilities (including principal, premium and interest (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Obligor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) owing by the Obligor to the Second Lien Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Senior Secured Notes and the other Senior Secured Notes Documents to which the Obligor is a party (including all such obligations, indebtedness and liabilities of the Obligor under any guaranty constituting a Senior Secured Notes Document) and the due performance and compliance by the Obligor with all of the terms, conditions and agreements contained in the Senior Secured Notes and in such other Senior Secured Notes Documents (all such obligations, indebtedness and liabilities under this clause (iii) being herein collectively called the “Second Lien Obligations”);

(iv)                              any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;
(v)                                 in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Obligor referred to in paragraphs (i), (ii) and (iii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;
(vi)                              all amounts paid by an Indemnitee as to which such Indemnitee has the right to reimbursement under Section 5.11 of this security agreement; and
(vii)                           all amounts owing to any Agent pursuant to any of the Credit Documents in its capacity as such;

it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on Effective Date or extended from time to time after the Effective Date.

“Obligor” means Williams Scotsman of Canada, Inc., a corporation incorporated and existing under the laws of the Province of Ontario and its successors and permitted assigns.

“Original Canadian Security Agreement” has the meaning provided in the recitals of this security agreement.

 “Owned Trade-marks” has the meaning ascribed thereto in Section 4.9.

“Patents” means all letters patent for an invention and all registrations and applications that have been or shall be made or filed in the Canadian Intellectual Property Office - Patents or any similar office in any country and all records thereof and all renewals, reissues, extensions, divisions, continuations and continuations-in-part thereof and any and all resulting letters patent and all other rights in the foregoing.

“Person” means a natural person, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

“PPSA” has the meaning ascribed thereto in Section 1.2.

“Receivables” means, collectively:

(a)                                  any “account” as such term is defined in the Personal Property Security Act (Ontario) as in effect on the Effective Date and any right to payment for goods sold or leased or services performed whether now in existence or arising from time to time hereafter, including any right evidenced by an account, note, contract, security agreement, chattel paper or other evidence of indebtedness or security; and

(b)                                 all (i) security pledged, assigned, hypothecated or granted to or held by the Obligor to secure the accounts and rights described in paragraph (a); (ii) right, title and interest in and to any goods, the sale of which gave rise to the accounts and rights described in paragraph (a); (iii) guarantees, endorsements and indemnifications on, or of, any of the accounts and rights described in paragraph (a); (iv) powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection with the accounts and rights described in paragraph (a); (v) books, records, ledger cards, and invoices relating to the accounts and rights described in paragraph (a); (vi) evidences of the filing of financing statements and other statements and the registration of other instruments in connection with the accounts and rights described in paragraph (a) and amendments to the accounts and rights described in paragraph (a), notices to other creditors or secured parties, and certificates from filing or other registration officers; (vii) credit information, reports and memoranda relating to the accounts and rights described in paragraph (a); and (viii) other writings related in any way to the accounts and rights described in paragraph (a) and this paragraph (b).

“Rental Equipment” means all Units which are sold or leased or held for sale or lease, by the Obligor to one or more third persons.

“Rentals” means all rents payable under the Leases in respect of the use of any Rental Equipment by account debtors as lessees of such Rental Equipment to the Obligor as the lessor of such Rental Equipment.

“Representative” means, with respect to the Interest Rate Creditors, the trustee, paying agent or other similar representative for the Interest Rate Creditors.

“Required Second Lien Creditors” means the holders of at least a majority of the then outstanding principal amount of all Senior Secured Notes.

“Required Secured Creditors” shall mean (i) at any time when any Credit Document Obligations are outstanding or any Commitments or Letters of Credit under the Amended and Restated Credit Agreement exist, the

Required Lenders (or, to the extent required by Section 11.10 of the Amended and Restated Credit Agreement, each of the Lenders), (ii) at any time after all of the Credit Document Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments and Letters of Credit under the Amended and Restated Credit Agreement have been terminated, the holders of a majority of the Interest Rate Obligations and (iii) at any time after all Credit Document Obligations and Interest Rate Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments and Letters of Credit under the Amended and Restated Credit Agreement have been terminated, the Senior Secured Notes Trustee acting at the direction of the Required Second Lien Creditors.

“Restricted Asset” has the meaning ascribed thereto in Section 2.4(1).

“Second Lien Creditors” means collectively, the Senior Secured Noteholders and the Senior Secured Notes Trustee.

“Second Lien Excluded Collateral” means and includes (i) any property or assets owned by any Unrestricted Subsidiary (as defined in the Senior Secured Notes Indenture), (ii) all capital stock or other securities of the Borrower or any Unrestricted Subsidiary, (iii) all capital stock or other securities of Restricted Subsidiaries (as defined in the Senior Secured Notes Indenture) to the extent the Applicable Value of such capital stock or other securities (on a Subsidiary by Subsidiary basis) is equal to or greater than 20% of the then aggregate principal amount of the Senior Secured Notes outstanding, and (iv) all proceeds and products from any and all of the foregoing excluded Collateral described in clauses (i) through (iii), unless such proceeds or products would otherwise constitute Collateral without regard to preceding clauses (i) through (iii); provided, however, in the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC of separate financial statements of any Restricted Subsidiary of the Borrower due to the fact that such Restricted Subsidiary’s capital stock or other securities secure the Senior Secured Notes, then the capital stock or other securities of such Restricted Subsidiary shall automatically be deemed not to be part of the Collateral in which the Second Lien Creditors have a security interest and shall automatically be deemed to be part of the Second Lien Excluded Collateral, but only to the extent necessary to not be subject to such requirement.  In such event, the applicable Collateral Documents shall be deemed to be amended or modified (without the consent of any Secured Creditor) to include as Second Lien Excluded Collateral the shares of capital stock or other securities that are so deemed to no longer constitute part of the Collateral.  In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation or any other law, rule or regulation is adopted, which would permit) such Restricted Subsidiary’s capital stock and other securities to secure the Senior Secured Notes in excess of the amount or value then pledged pursuant to the Collateral Documents without the filing with the SEC of separate financial statements of such Restricted Subsidiary, then the capital stock and other securities of such Restricted Subsidiary shall automatically be deemed to be a part of the Collateral, but only to the greatest extent which would not cause the financial statements of such Restricted Subsidiary to be subject to any such financial statement requirement.

“Second Lien Obligations” has the meaning provided in the definition of Obligations.

“Secured Creditors” means, collectively, the First Lien Creditors and the Second Lien Creditors.

“Secured Debt Agreements” shall mean and include this security agreement, the other Credit Documents, the Interest Rate Agreements entered into with an Interest Rate Creditor and the Senior Secured Notes Documents.

“Securities” means a document that is, (i) issued in bearer, order or registered form, (ii) of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investments, (iii) one of a class or series or by its terms is divisible into a class or series of documents, and (iv) evidence of a share, participation or other interest in property or in an enterprise or is evidence of an obligation of the issuer, and includes an uncertificated security.

“security agreement” means this Amended and Restated Canadian Security Agreement as the same may modified, supplemented or amended from time to time in accordance with its terms.

“Security Interest” has the meaning ascribed thereto in Section 2.2(1).

“Senior Secured Noteholders” means collectively, the holders from time to time of the Senior Secured Notes.

“Senior Secured Notes Documents” means collectively, the guarantee by the Obligor, inter alia, of the Borrower’s obligations under the Senior Secured Notes, the Senior Secured Notes Indenture and the Senior Secured Notes.

“Senior Secured Notes Indenture” means the indenture, dated August 18, 2003 among, the Senior Secured Notes Trustee and the Obligor, inter alia, as the same may from time to time be amended, modified or supplemented.

“Senior Secured Notes” means collectively, the 10% senior secured notes of the Borrower due 2008 and all Senior Secured Notes issued upon the exchange offer contemplated in the Senior Secured Notes Indenture.

“Senior Secured Notes Trustee” means U.S. Bank National Association and any successor trustee;

“Software” means all computer programs and databases and portions thereof, in whatever form and on whatever medium those programs or databases are expressed, fixed, embodied or stored from time to time, and the copyright therein including, the object code and source code versions of each such program and portions thereof and all corrections, updates, enhancements, translations, modifications, adaptations and new versions thereof together with both the media upon or in which such programs, databases and portions thereof are expressed, fixed, embodied or stored (such as disks, diskettes, tapes and semiconductor chips) and all flow charts, manuals, instructions, documentation and other material relating thereto.

“Syndication Agent” means DBTCA acting as syndication agent for the Lenders under the Amended and Restated Credit Agreement and any successor appointed pursuant to the Amended and Restated Credit Agreement, and its permitted assigns.

“Termination Date” means the date upon which the Total Commitments under the Amended and Restated Credit Agreement have been terminated and all Interest Rate Agreements entered into with any Interest Rate Creditor have been terminated (or cash collateralized Collateral in a manner reasonably satisfactory to the Administrative Agent), no Note under the Amended and Restated Credit Agreement is outstanding and all Loans thereunder have been repaid in full in cash in accordance with the terms thereof, all Letters of Credit issued under the Amended and Restated Credit Agreement have been terminated (or cash collateralized in a manner satisfactory to the Administrative Agent), all Second Lien Obligations have been paid in full in cash (or defeased or discharged) in accordance with the terms thereof and all other Obligations then due and payable have been paid in full; provided, however, at such time as (x) all First Lien Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments under the Amended and Restated Credit Agreement have been terminated and all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent or (y) the First Lien Creditors have released their Liens on all of the Collateral then, in either case, this security agreement and the security interests created hereby shall terminate (provided that all indemnities set forth herein (including in Section 5.11 hereof) and in Section 6 of Annex N of the U.S. Security Agreement shall survive such termination) unless, in the case of preceding clause (x), any Event of Default under the Senior Secured Notes Indenture exists as of the date on which the First Lien Obligations are repaid in full and terminated as described in such clause (x), in which case the security interests created under this security agreement in favour of the Second Lien Creditors will not be released except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Lien Obligations (although the security interests created in favour of the Second Lien Creditors will be released when such Event of Default and all other Events of Default under the Senior Secured Notes Indenture cease to exist).

“Trade-marks” means: (i) trade-marks, whether registered or unregistered and whether in use or proposed; (ii) designs, logos, indicia, trade names, corporate names, company names, business names, trade styles and other source or business identifiers; (iii) fictitious characters and names; (iv) prints and labels on which any of the foregoing have appeared or appear or shall appear; (v) all registrations and applications that have been or shall be made or filed in the Canadian Intellectual Property Office - Trade-marks or any similar office in any country and all records thereof and all reissues, extensions, or renewals thereof, and (vi) all goodwill associated with or symbolized by any of the above and all common law and other rights in the foregoing.

“Trade-mark License Agreement” means the trade-mark licence agreement dated November 23, 1998 between the Obligor and the Borrower pursuant to which the Borrower has licensed the Trade-marks to the Obligor.

“Units” means the mobile structures generally constructed of steel or using a steel frame and undercarriage with an exterior of wood or aluminium owned by the Obligor used to provide office, classroom, storage, commercial or other space, whether in single units or physically attached to such other units (and including in such form, storage containers, mobile offices and modular structures and related equipment), which structures are capable of being transported to and assembled on remote sites, and which may be equipped with air conditioning and heating, electrical outlets, floors, partitions, plumbing, carpeting, moldings, wall coverings, lighting and other accessories.

“U.S. Security Agreement” has the meaning ascribed thereto in Section 3.2(i).

Section 1.2                Terms Incorporated by Reference.

(1)                                  Terms defined in the Personal Property Security Act (Ontario) (as amended from time to time, the “PPSA”) and used but not otherwise defined in this security agreement shall have the same meanings.

(2)                                  Except as otherwise defined herein, all capitalized terms used herein and defined in the Amended and Restated Credit Agreement shall be used herein as therein defined (or, at any time on or after the first date when all Credit

Document Obligations shall have been repaid in full and all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent and the Total Commitments under the Amended and Restated Credit Agreement have been terminated and thereafter for so long as no Amended and Restated Credit Agreement is in effect, the Amended and Restated Credit Agreement as in effect on such date immediately prior to such repayment and termination, provided that all determinations required to be made to the satisfaction of the Administrative Agent and all matters required to be acceptable to the Administrative Agent in each case as provided in any such definition shall, after such date, instead be required to be made to the satisfaction of the Collateral Agent or be required to be acceptable to the Collateral Agent, as the case may be).

Section 1.3                Statutes.

Unless specified otherwise, reference in this security agreement to a statute refers to that statute as it may be amended, or to any restated or successor legislation of comparable effect.

Section 1.4                Certain Phrases, etc.

In this security agreement the words “including” and “includes” mean “including (or includes) without limitation”.

Section 1.5                Gender and Number.

Any reference in this security agreement to gender shall include all genders and words importing the singular number only shall include the plural and vice versa.

Section 1.6                Headings, etc.

The division of this security agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.  The expressions “Article” and “Section” followed by a number mean and refer to the specified Articles or Section of this security agreement.

Section 1.7                Schedules.

The Schedules attached to this security agreement shall, for all purposes of this security agreement, form an integral part of it.

ARTICLE 2
SECURITY

Section 2.1                Grant of Security.

(1)                                  Subject to Section 2.4, the Obligor charges, assigns, hypothecates, pledges and transfers to the Collateral Agent, and grants to the Collateral Agent for the benefit of the Secured Creditors (and, to the extent the following constitutes “Collateral” under, and as defined in, the Original Canadian Security Agreement, does hereby reconfirm (without interruption) its charge, assignment, hypothecation, pledge, transfer and grant to the Collateral Agent under the Original Canadian Security Agreement of), a security interest in all the Obligor’s right, title and interest in and to the personal property and undertaking of the Obligor now owned or hereafter acquired (collectively, the “Collateral”) including any and all of the Obligor’s:

(a)                                  Inventory including goods held for sale, lease or resale, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing and materials used or consumed in the business of the Obligor;

(b)                                 equipment, machinery, furniture, fixtures, plant, vehicles and other goods of every kind and description and all licences and other rights and all records, files, charts, plans, drawings, specifications, manuals and documents relating thereto;

(c)                                  Units;

(d)                                 Receivables and all agreements, books, accounts, invoices, letters, documents and papers recording, evidencing or relating thereto;

(e)                                  money, documents of title and chattel paper;

(f)                                    Securities and Instruments, including the Securities listed in Schedule 2.1(1)(f);

(g)                                 intangibles including all security interests, goodwill, choses in action, Contracts, Contract Rights, Software and other contractual benefits;

(h)                                 Copyrights, Designs, Patents, Confidential Information, Trade Secret Rights and Trade-marks and other intellectual property (collectively, the “Intellectual Property”) including the Intellectual Property described in Schedule 2.1(1)(h);

(i)                                     insurance policies;

(j)                                     substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in Section 2.1(1)(a) through Section 2.1(1)(i), inclusive; and

(k)                                  proceeds in any form derived directly or indirectly from any dealing with all or any part of the property described in Section 2.1(1)(a), through Section 2.1(1)(j), inclusive, or the proceeds of such proceeds.

(2)                                  The security interest of the Collateral Agent under this security agreement extends to all Collateral of the kind which is the subject of this security agreement which the Obligor may acquire at any time during the continuation of this security agreement.

(3)                                  Notwithstanding anything to the contrary contained in this security agreement, (x) the Second Lien Creditors shall not have a security interest in, and the grant of security interests pursuant to this security agreement for the benefit of the Second Lien Creditors shall not extend to, any Second Lien Excluded Collateral, and with respect to the Second Lien Creditors the term “Collateral” shall not include the Second Lien Excluded Collateral, (y) to the extent that the granting or perfecting of any assets or property of the Obligor acquired after the Effective Date requires the consent of a third party that has not been obtained after the Obligor has used commercially reasonable efforts to obtain such consent, the Second Lien Creditors shall not have a security interest in, and the grant of security interest pursuant to the security agreement for the benefit of the Second Lien Creditors shall not extend to, any such property or assets and (z) to the extent that a security interest in favour of the Second Lien Creditors cannot be granted or perfected in certain assets or property of the Obligor under applicable law, the Second Lien Creditors shall not have a security interest in, and the grant of security interest pursuant to this security agreement for the benefit of the Second Lien Creditors that not extend to, any such assets or property.

Section 2.2                Obligations Secured.

(1)                                  The security interest granted hereby (the “Security Interest”) secures the payment and performance of all Obligations.

Section 2.3                Attachment.

(1)                                  The Obligor acknowledges that (i) value has been given, (ii) it has rights in the Collateral (other than after-acquired Collateral), (iii) it has not agreed to postpone the time of attachment of the Security Interest, and (iv) it has received a duplicate original copy of this security agreement.

(2)                                  If any Security or Instrument is now or at any time hereafter becomes evidenced, in whole or in part, by uncertificated securities registered or recorded in records maintained by or on behalf of the Issuer thereof in the name of a clearing agency or a custodian or of a nominee of either, the Obligor shall, at the request of the Collateral Agent, cause the Security Interest to be entered in the records of the clearing agency or custodian and provide evidence of such notation to the Collateral Agent.

(3)                                  The Obligor hereby deposits with the Collateral Agent any and all certificates evidencing the Securities listed in Schedule 2.1(1)(f), duly endorsed for transfer in blank.  If the Obligor acquires any Instrument, Security or negotiable document of title constituting Collateral (collectively, “Negotiable Collateral”), the Obligor will, within 10 Business Days after receipt, notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver to the Collateral Agent the Negotiable Collateral as security for the Obligations and shall, at the request of the Collateral Agent (i) cause the transfer of the Negotiable Collateral to the Collateral Agent to be

registered wherever, in the reasonable opinion of the Collateral Agent, such registration may be required or advisable, (ii) duly endorse the same for transfer in blank or as the Collateral Agent may reasonably direct, and (iii) upon request of the Collateral Agent, use commercially reasonable efforts to deliver to the Collateral Agent any and all consents or other documents which may be necessary to effect the transfer of the Negotiable Collateral to the Collateral Agent or any third party.

(4)                                  The Obligor will promptly inform the Collateral Agent in writing of the acquisition by the Obligor of any personal property which is not adequately described in Section 2.1(1), and the Obligor will execute and deliver, at its own expense, from time to time, amendments to this security agreement and its schedules or additional security agreements or schedules as may be reasonably required by the Collateral Agent.

Section 2.4                Scope of Security Interest.

(1)                                  To the extent that an assignment of amounts payable and other proceeds arising under or in connection with any agreement, license, permit or quota of the Obligor (each, a “Restricted Asset”) is prohibited by the terms thereof, the Security Interest created hereunder will constitute a trust created in favour of the Collateral Agent and the Secured Creditors pursuant to which the Obligor shall hold as trustee all proceeds arising under or in connection with the Restricted Asset in trust for the Collateral Agent on the following basis:

(a)                                  until the Security Interest has become enforceable, the Obligor shall be entitled to receive all such proceeds; and

(b)                                 whenever the Security Interest has become enforceable, all rights of the Obligor to receive such proceeds shall cease, the Obligor shall at the request of the Collateral Agent take all such actions to collect and enforce payment and other rights arising under the Restricted Asset in accordance with the instructions of the Collateral Agent and all such proceeds arising under or in connection with the Restricted Asset shall be immediately paid over to the Collateral Agent for the benefit of the Secured Creditors.

The Obligor shall not exercise any rights of set off with respect to amounts payable by it under or in connection with any Restricted Asset and shall use commercially reasonable efforts to ensure that no other party to the Restricted Asset shall exercise any rights of set off against any such amounts.  The Obligor shall use commercially reasonable efforts to obtain the consent of each other party to the Restricted Asset to the assignment of the Restricted Asset to the Collateral Agent in accordance with this security agreement and shall use commercially reasonable efforts to ensure that all agreements entered into on and after the Effective Date expressly permit assignments of the benefits of such agreement as collateral security to the Collateral Agent in accordance with the terms of this security agreement.

(2)                                  Until the Security Interest shall have become enforceable, the grant of the Security Interest in the Intellectual Property shall not affect in any way the Obligor’s rights to commercially exploit the Intellectual Property, defend it, enforce the Obligor’s rights in it or with respect to it against third parties in any court or claim and be entitled to receive any damages with respect to any infringement of it.

(3)                                  The Security Interest shall not extend to consumer goods.

(4)                                  The Security Interest shall not extend or apply to the last day of the term of any lease or sublease or any agreement for a lease or sublease, now held or hereafter acquired by the Obligor in respect of real property, but the Obligor shall stand possessed of any such last day upon trust to assign and dispose of it as the Collateral Agent may reasonably direct.

Section 2.5                Grant of Licence to Use Intellectual Property.

Solely for purposes of enabling the Collateral Agent to exercise its rights and remedies pursuant to Article 3 but subject to the next following sentence, and for no other purpose, the Obligor grants to the Collateral Agent an irrevocable, nonexclusive licence (exercisable without payment of royalty or other compensation to the Obligor) to use, assign or sublicense, at any time after the Security Interest shall have become enforceable, any of the Intellectual Property owned or licensed by the Obligor wherever the same may be located, including in such licence access to (i) all media in which any of the licensed items may be recorded or stored, and (ii) all Software used for compilation or print-out.  To the extent that the grant of a license under this Section 2.5 would constitute a breach or permit the acceleration or termination of any Intellectual Property licensed by the Obligor, such Intellectual Property shall not be subject to the licence in favour of the Collateral Agent but the Obligor shall, upon the reasonable request therefor from the Collateral Agent, use commercially reasonable efforts to obtain the consent of the third party to such Intellectual Property to the grant of the licence to the Collateral Agent hereunder and, upon obtaining such consent, the Obligor shall grant a license as set forth in this Section 2.5 to the Collateral Agent.

Section 2.6                Care and Custody of Collateral.

(1)                                  The Collateral Agent and the Secured Creditors shall have no obligation to keep fungible Collateral in their possession identifiable, but shall be bound to exercise in the keeping of the Collateral the same degree of care as it would exercise with respect to similar property owned by it.

(2)                                  The Collateral Agent may, after the Security Interest shall have become enforceable, (i) notify any Person obligated on any Receivable or on chattel paper or any obligor on an instrument or under any Contract to make payments to the Collateral Agent, whether or not the Obligor was previously making collections on such Receivables, chattel paper, instruments or Contracts, (ii) assume control of any proceeds arising from the Collateral,

(iii) direct the Obligor to cause, and the Obligor shall cause, all payments on account of the Receivables, chattel paper, instruments and Contracts to be made directly to the Cash Collateral Account, and (iv) direct the Obligor to promptly (and in any event within 10 days) deliver all of its chattel paper to the Collateral Agent.

(3)                                  The Collateral Agent need not see to the collection of dividends on, or exercise any option or right in connection with, the Securities and Instruments that are Collateral hereunder and need not protect or preserve them from depreciating in value or becoming worthless and is released from all responsibility for any loss of value.  The Collateral Agent shall be bound to exercise in the physical keeping of such Collateral only the same degree of care as it would exercise with respect to its own securities.

Section 2.7                Rights of the Obligor.

(1)                                  Until the Security Interest has become enforceable, the Obligor shall be entitled to vote the Securities and to receive all cash dividends.  In order to allow the Obligor to vote the Securities, the Collateral Agent shall from time to time, at the request and the expense of the Obligor, (i) execute valid proxies appointing proxyholders to attend and act at meetings of shareholders, and (ii) execute resolutions in writing, all pursuant to the relevant provisions of the Issuer’s governing legislation.  Whenever the Security Interest has become enforceable, all rights of the Obligor to vote (under any proxy given by the Collateral Agent (or its nominee) in connection herewith or otherwise) or to receive dividends shall cease and all such rights shall become vested solely and absolutely in the Collateral Agent.

(2)                                  Any dividends received by the Obligor contrary to Section 2.7(1) or any other moneys or property which may be received by the Obligor after the Security Interest has become enforceable for, or in respect of, the Collateral shall be received as trustee for the Collateral Agent and the Lenders and shall be immediately paid over to the Collateral Agent.

ARTICLE 3
ENFORCEMENT

Section 3.1                Enforcement.

The Security Interest shall be and become enforceable against the Obligor upon the occurrence and during the continuance of an Event of Default.

Section 3.2                Remedies.

Whenever the Security Interest has become enforceable, the Collateral Agent may realize upon the Collateral and enforce the rights of the Collateral Agent and the Secured Creditors by:

(a)                                  entry onto any premises where Collateral consisting of tangible personal property may be located;

(b)                                 entry into possession of the Collateral by any method permitted by law;

(c)                                  sale or lease of all or any part of the Collateral;

(d)                                 exercise and enforce all rights and remedies of a holder of the Securities and Instruments as if the Collateral Agent were the absolute owner thereof (including, if necessary, causing the Collateral to be registered in the name of the Collateral Agent or its nominee if not already done);

(e)                                  collection of any proceeds arising in respect of the Collateral;

(f)                                    collection, realization or sale of, or other dealing with, the Receivables;

(g)                                 subject to the terms of any Intellectual Property licenses and consents with respect thereto obtained pursuant to Section 2.5, license or sublicense, whether on an exclusive or nonexclusive basis, any Intellectual Property owned or licensed by the Obligor for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine (taking into account such provisions as may be necessary to protect and preserve such Intellectual Property);

(h)                                 instruction to all banks which have entered into a control agreement with the Collateral Agent to transfer all moneys, securities and instruments held by such depositary bank to an account maintained with or by the Collateral Agent;

(i)                                     application of any moneys constituting Collateral or proceeds thereof in accordance with Section 7.4 of the amended and restated security agreement dated as of March 26, 2002, amended and restated as of the August 18, 2003 date and amended and restated as of the Effective Date (as such agreement may be amended, restated, modified and/or supplemented from time the “U.S. Security Agreement”) among Holdings, the Borrower, the other assignors party thereto and BofA, as collateral agent for the secured creditors referred to therein.  Section 7.4 of the U.S. Security Agreement is hereby incorporated herein by reference and all of the provisions of such section shall apply hereto, mutatis mutandis;

(j)                                     appointment by instrument in writing of a receiver (which term as used in this security agreement includes a receiver and manager) or agent of all or any part of the Collateral and removal or replacement from time to time of any receiver or agent;

(k)                                  institution of proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

(l)                                     institution of proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

(m)                               filing of proofs of claim and other documents to establish claims to the Collateral in any proceeding relating to the Obligor; and

(n)                                 any other remedy or proceeding authorized or permitted under the PPSA or otherwise by law or equity.

Such remedies may be exercised from time to time separately or in combination and are in addition to, and not in substitution for, any other rights of the Collateral Agent and the Secured Creditors however created.  The Collateral Agent shall not be bound to exercise any right or remedy, and the exercise of rights and remedies shall be without prejudice to the rights of the Collateral Agent and the Secured Creditors in respect of the Obligations including the right to claim for any deficiency.  By accepting the benefits of this security agreement and each other Collateral Document, the Secured Creditors expressly acknowledge and agree that this security agreement and each other Collateral Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Lenders (or, if no Credit Document Obligations remain outstanding, the holders of at least a majority of the outstanding Interest Rate Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce this security agreement or any other Collateral Document or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this security agreement, the Intercreditor Agreement and the other Collateral Documents.

Section 3.3                Additional Rights.

In addition to the remedies set forth in Section 3.2, the Collateral Agent may, whenever the Security Interest has become enforceable:

(a)                                  require the Obligor, at the Obligor’s expense, to assemble the Collateral at a place or places designated by notice in writing and the Obligor agrees to so assemble the Collateral;

(b)                                 require the Obligor, by notice in writing, to disclose to the Collateral Agent the location or locations of the Collateral and the Obligor agrees to make such disclosure when so required;

(c)                                  repair, process, modify, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Obligor or otherwise;

(d)                                 carry on all or any part of the business of the Obligor and, to the exclusion of all others including the Obligor (excluding any tenant leases or other occupancy agreements entered into by the Obligor, to the extent permitted by the Amended and Restated Credit Agreement, in accordance with the Amended and Restated Credit Agreement), enter upon, occupy and use all or any of the premises, buildings, and other property of or used by the Obligor for such time as the Collateral Agent sees fit, free of charge, and, except as required by applicable law, the Collateral Agent and the Secured Creditors shall not be liable to the Obligor for any act, omission or negligence (other than wilful misconduct and gross negligence (as determined by a court of competent jurisdiction in a final and non-appealable decision) in so doing or for any rent, charges, depreciation or damages incurred in connection with or resulting from such action;

(e)                                  borrow for the purpose of carrying on the business of the Obligor or for the maintenance, preservation or protection of the Collateral and grant a security interest in the Collateral, whether or not in priority to the Security Interest, to secure repayment; and

(f)                                    commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give good and valid receipts and discharges in respect of the Collateral and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to the Obligor.

Section 3.4                Receiver’s Powers.

(1)                                  Any receiver appointed by the Collateral Agent shall be vested with the rights and remedies which could have been exercised by the Collateral Agent in respect of the Obligor or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments.  The identity of the receiver, its replacement and its remuneration shall be within the sole and unfettered discretion of the Collateral Agent.

(2)                                  Any receiver appointed by the Collateral Agent shall act as agent for the Collateral Agent for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Obligor.  The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Obligor or as agent for the Collateral Agent as the Collateral Agent may determine in a commercially reasonable manner.  The Obligor agrees to indemnify the receiver in respect of all such actions (except for actions constituting gross negligence and/or wilful misconduct as determined in a final and unappealable decision by a court of competent jurisdiction).

(3)                                  The Collateral Agent, in appointing or refraining from appointing any receiver, shall not incur liability to the receiver, the Obligor or otherwise and shall not, except as required by applicable law, be responsible for any misconduct or negligence of such receiver.

Section 3.5                Appointment of Attorney.

The Obligor hereby irrevocably appoints the Collateral Agent (and any officer thereof) as attorney of the Obligor (with full power of substitution) to exercise in the name of and on behalf of the Obligor, after the Security Interest shall have become enforceable, any of the Obligor’s right (including the right of disposal), title and interest in and to the Collateral including the execution, endorsement, assignment, delivery and transfer of the Collateral to the Collateral Agent, its nominees or transferees, and the Collateral Agent and its nominees or transferees are hereby empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Collateral to the same extent as the Obligor might do.  The attorney shall not be liable for any act, failure to act or any other matter or thing, except for its own gross negligence or wilful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).  This appointment and power of substitution, being coupled with an interest, are irrevocable and shall not terminate upon the bankruptcy, dissolution, winding up or insolvency of the Obligor.

Section 3.6                Dealing with the Collateral.

(1)                                  The Collateral Agent and the Secured Creditors shall not be obliged to exhaust their recourse against the Obligor or any other Person or against any other security they may hold in respect of the Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Collateral Agent may consider desirable.

(2)                                  The Collateral Agent and the Secured Creditors may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Obligor and with other Persons, sureties or securities as they may see fit without prejudice to the Obligations, the liability of the Obligor or the rights of the Collateral Agent and the Secured Creditors in respect of the Collateral.

(3)                                  Except as otherwise provided by law or this security agreement (including Section 2.6(3), the Collateral Agent and the Secured Creditors shall not be (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of any persons in respect of the Collateral, (iii) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal with the Collateral, or (iv) bound to protect the Collateral from depreciating in value or becoming worthless.

Section 3.7                Standards of Sale.

Without prejudice to the ability of the Collateral Agent to dispose of the Collateral in any manner which is commercially reasonable, the Obligor acknowledges that, to the extent not prohibited by law:

(a)                                  Collateral may be disposed of in whole or in part;

(b)                                 Collateral may be disposed of by public auction, public tender or private contract;

(c)                                  any assignee of such Collateral may be the Collateral Agent, a Secured Creditor or a customer of any such Person;

(d)                                 a disposition of Collateral may be on such terms and conditions as to credit or otherwise as the Collateral Agent, in its sole discretion, may deem advantageous; and

(e)                                  the Collateral Agent may establish an upset or reserve bid or price in respect of Collateral.

Section 3.8                Dealings by Third Parties.

(1)                                  No Person dealing with the Collateral Agent, any of the Secured Creditors or an agent or receiver shall be required to determine (i) whether the Security Interest has become enforceable, (ii) whether the powers which such Person is purporting to exercise have become exercisable, (iii) whether any money remains due to the Collateral Agent or the Secured Creditors by the Obligor, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made, (v) the propriety or regularity of any sale or other dealing by the Collateral Agent or any Secured Creditor with the Collateral, or (vi) how any money paid to the Collateral Agent or the Secured Creditors has been applied.

(2)                                  Any bona fide purchaser of all or any part of the Collateral from the Collateral Agent or any receiver or agent shall hold the Collateral absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the Obligor, which it specifically waives (to the fullest extent permitted by law) as against any such purchaser together with all rights of redemption, stay or appraisal which the Obligor has or may have under any rule of law or statute now existing or hereafter adopted.

Section 3.9                Registration Rights.

If the Administrative Agent shall determine to exercise its right to sell any or all of the Securities pledged hereunder, and if in the opinion of the Administrative Agent it is necessary or advisable to have any such Securities:

(a)                                  qualified for distribution by prospectus pursuant to the applicable securities legislation in any or all provinces of Canada, the Obligor will cause the Issuer thereof to (i) use its best efforts to file, and obtain a receipt from the applicable securities regulatory authorities, for a preliminary and final prospectus offering for sale such number of Securities as the Administrative Agent shall direct; and (ii) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such certificates, instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to qualify such Securities for distribution by prospectus pursuant to the applicable securities legislation in any or all provinces of Canada; or

(b)                                 sold or registered under the provisions of the U.S. Securities Act of 1933, as amended, the Obligor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Securities pledged hereunder, or that portion thereof to be sold, under the provisions of the U.S. Securities Act of 1933, as amended, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Securities pledged hereunder, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the U.S. Securities Act of 1933, as amended, and the rules and regulations applicable thereto.

The Obligor agrees to cause such Issuer to comply with the provisions of the securities legislation in effect in any or all of the provinces of Canada, the U.S. Securities Act of 1933, as amended, and the securities or “Blue Sky” laws of any jurisdictions outside Canada, in each case, which the Administrative Agent shall designate.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1                General Representations, Warranties and Covenants.

The Obligor hereby represents and warrants and covenants and agrees that:

(a)                                  Necessary Filings.  Except as set out forth in Sections 11.19 (a) and (b) of the Amended and Restated Credit Agreement, all filings, registrations and recordings necessary or appropriate to create, preserve and perfect the Security Interest granted hereby in respect of the Collateral located in jurisdictions (save and except for any filings, registrations or recordings: (A) in respect of fixtures in the appropriate land registry office; and (B) in respect of any assignment of Crown debts (as that term is defined in the Financial Administration Act (Canada)) to which Part VII of the Financial Administration Act (Canada) applies), which filings, registrations or recordings the Obligor is not required to make) have been accomplished or will be accomplished within one Business Day from the Effective Date and upon such filings, registrations or recordations, the Security Interest granted hereby in and to the Collateral constitutes or will constitute a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by such relevant laws as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be created;

(b)                                 No Liens. The Obligor is, and as to Collateral acquired by it from time to time after the Effective Date the Obligor will be, the owner or licensee of all Collateral free from any Lien, adverse claim or other right, title or interest of any other Person (other than Permitted Liens and the Security Interest), and the Obligor shall defend the Collateral to the extent of its rights therein against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent;

(c)                                  Other Financing Statements.  As of the Effective Date, in the Qualified Canadian Jurisdictions, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral except as disclosed in Schedule 4.1(c), and the Obligor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby and by the other Credit Documents to which the Obligor is a party or as permitted by the Amended and Restated Credit Agreement or in connection with Permitted Liens;

(d)                                 Chief Executive Office; Records.  The chief executive office of the Obligor is located at the address indicated on Schedule 4.1(d).  The Obligor will not move its chief executive office except to such new location as the Obligor may establish in accordance with the last sentence of this Section 4.1(d).  The originals of all documents evidencing all Receivables, Contract Rights and Trade Secret Rights of the Obligor and the only original books of account and records of the Obligor relating thereto are, and will continue to be, kept at such chief executive office, and/or one or more of the other record locations set out on Schedule 4.1(d) or at such new locations as the Obligor may establish in accordance with the last sentence of this Section 4.1(d).  All Receivables and Contract Rights and Trade Secret Rights of the Obligor are, and will continue to be, maintained at, and controlled and directed (including for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this Section 4.1(d).  The Obligor shall not establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice (or such lesser notice as shall be acceptable to the Collateral Agent in the case of a new record location to be established in connection with newly acquired Contracts) of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request; (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect; and (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel or other evidence acceptable to the Collateral Agent to the effect that all financing and continuation statements and amendments or supplements thereto (and similar documents and filings under the law of any relevant jurisdiction) have been filed in the appropriate filing office or offices, and all other actions (including the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection of and priority of) the Security Interest granted hereby (subject only to Permitted Liens) in respect of the types of Collateral referred to in Section 2.1(1);

(e)                                  Location of Inventory and Equipment.  All Inventory and equipment (including Units) held on the Effective Date by the Obligor (excluding Units at such time leased to customers) are located at one of the locations shown on Schedule 4.1(e).  All Units and other Inventory (including Units at such time leased to customers) are located in one of the jurisdictions listed on Schedule 4.1(e).  The Obligor agrees that all Inventory and equipment (including Units) now held or subsequently acquired by it (excluding Units at such time leased to customers) shall be kept at (or shall be in transport to or from) any one of the locations listed on Schedule 4.1(e), or such new location as the Obligor may establish in accordance with the last sentence of this Section 4.1(e).  The Obligor may establish a new location for Inventory and equipment (including Units but excluding Units leased to customers) if (i) it shall have given to the Collateral Agent not less than 20 days prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel or other evidence acceptable to the Collateral Agent to the effect that all financing and continuation statements and amendments or supplements thereto (and similar documents and filings under the law of any relevant jurisdiction) have been filed in the appropriate filing office or offices, and all other actions (including the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the Security Interest granted hereby (subject only to Permitted Liens);

(f)                                    Recourse.  This security agreement is made with full recourse to the Obligor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Obligor contained herein, in the other Credit Documents to which the Obligor is a party, in the Interest Rate Agreements, if any, to which the Obligor is a party, and otherwise in writing in connection herewith or therewith;

(g)                                 Trade Names, Change of Name.  The Obligor has not and does not operate in any jurisdiction under, or in the preceding twelve months has not had and has not operated in any jurisdiction under, any trade names, fictitious names or other names (including any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed on Schedule 4.1(g) Schedule 4.1(g).  The Obligor has only operated under each name set forth in Schedule 4.1(g) in the jurisdiction or jurisdictions set forth opposite each such name on Schedule 4.1(g).  The Obligor shall not change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Schedule 4.1(g) in the jurisdictions listed with respect to such names (including any names of divisions or operations) and new names and/or jurisdictions established in accordance with the last sentence of this Section 4.1(g).  The Obligor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name or, to the extent such operation might impair the creation, maintenance, perfection or priority of any Security Interest granted hereunder, operate under any existing name in any additional jurisdiction until (i) it shall have given to the Collateral Agent not less than 30 days’ prior written notice of its intention so to do, clearly describing such new name and/or jurisdiction and, in the case of a new name, the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request; and (ii) with respect to such new name and/or new jurisdiction, it shall have taken all action to maintain the Security Interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) at the request of the Collateral Agent, it shall have furnished an opinion of counsel or other evidence reasonably acceptable to the Collateral Agent to the effect that all financing and continuation statements and amendments or supplements thereto (and similar documents and filings under the law of any relevant jurisdiction) have been filed in the appropriate filing office or offices, and all other actions (including the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby (subject only to Permitted Liens) in respect of the types of Collateral referred to in Section 2.1(1).

(h)                                 Units.  Subject to Section 11.19(a) of the Amended and Restated Credit Agreement and Section 4.1(a), to the extent any Unit is, or under applicable law is required to be, covered by any Unit Certificate and to the extent that any action under any applicable law in lieu of or in addition to the filing of financing statements under the PPSA or any other personal property security legislation enacted in any relevant jurisdiction are required to be taken so that the security interests in the respective Units created pursuant to this security agreement are fully perfected under such law, all such actions have been taken.  Subject to Section 11.19(a) of the Amended and Restated Credit Agreement and Section 4.1(a), in the event any change in applicable law in any relevant jurisdiction where any Unit is located, or a decision, opinion, ruling, regulation, decree or order of a court, or administrative, regulatory or governmental authority, of any relevant jurisdiction in which any Unit is located (whether involving the Obligor or any unrelated third person) shall render any of the information provided pursuant to the preceding sentence inaccurate in any respect, then the Obligor shall inform (in writing) the Collateral Agent of the respective change and shall promptly take such actions or cause such actions to be taken as the Collateral Agent shall request in order to create, maintain, establish or preserve the perfection of the security interest of the Collateral Agent in such Unit.  Subject to Section 11.19(a) of the Amended and Restated Credit Agreement and Section 4.1(a), as new Units are acquired after the date of this security agreement, or to the extent that Units are moved to different jurisdictions after the date of this security agreement, the Obligor shall take all actions with respect thereto (including, to the extent required under applicable law, causing a Unit Certificate to be issued which contains a notation of the security interest of the Collateral Agent thereon) as shall be required under applicable law to ensure that the security interests of the Collateral Agent therein are perfected under relevant law.  Immediately upon any request of the Collateral Agent made for the purpose set forth in this sentence, the Obligor shall provide the serial numbers or vehicle identification numbers, as applicable, for each Unit and shall promptly take such actions or cause such actions to be taken as the Collateral Agent shall request in order to create, maintain, establish or preserve the perfection or priority of the Security Interest over other creditors or buyers or lessees of the Units in accordance with the PPSA or the personal property security legislation enacted in any relevant jurisdiction.  As of the Effective Date, none of the Units are self-propelled or constitute “motor vehicles” within the meaning of the PPSA and the Obligor will immediately notify the Collateral Agent if any Units become self-propelled or become “motor vehicles” within the meaning of the PPSA.  None of the Units are “equipment” (as that term is defined in the PPSA) to the Obligor.  None of the Contracts with account debtors (i) located in the Province of Ontario for the purposes of the PPSA constitute “security agreements” as defined therein; or (ii) located outside of the Province of Ontario for the purposes of the personal property security legislation enacted in such jurisdiction are subject to the perfection, registration and priority provisions of such legislation.  Subject to Section 11.19(a) of the Amended and Restated Credit Agreement and Section 4.1(a), the Obligor will take all such steps as may be necessary to perfect under the PPSA or the personal property security legislation enacted in any other relevant jurisdiction its interest in any Contracts which are subject to the perfection, registration and priority provisions of such legislation.

(i)                                     Securities and Instruments.

(i)                                     The Obligor is the legal and beneficial owner of, and it has good and marketable title to all Collateral consisting of one or more Securities and it has sufficient interest in all Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no Lien, option or adverse claim whatsoever, except the Security Interest created by this security agreement);

(ii)                                  No person, firm or corporation has or will have any written or oral option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege

(whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement to acquire any right or interest in any of the Collateral consisting of Securities or Instruments;.

(iii)                               The Obligor has full power, authority and legal right to pledge all the Collateral consisting of Securities and Instruments pledged by it pursuant to this security agreement;

(iv)                              All of the Collateral consisting of Securities and Instruments has been duly and validly issued and acquired, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(v)                                 Each of the Instruments pledged hereunder, constitutes, or when executed by the obligor thereof will to the knowledge of the Obligor constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(vi)                              the pledge, collateral assignment and delivery to the Collateral Agent of the Collateral consisting of certificated Securities pursuant to this security agreement creates a valid and perfected first priority security interest in such certificated Securities, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such the Obligor which would include the Securities (other than Permitted Liens) and the Collateral Agent is entitled to all the rights, priorities and benefits afforded by the PPSA or other relevant personal property securities legislation as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

(vii)                           “possession” (within the meaning of the PPSA) has been obtained by the Collateral Agent over all Collateral consisting of Securities and Instruments.

(j)                                     Timber.  The Obligor does not own, or expect to acquire, any property which constitutes, or would constitute, timber.  If at any time after the Effective Date, the Obligor owns, acquires or obtains rights to any timber, the Obligor shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail the timber and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

Section 4.2                After Acquired Receivables.

As of the time when each of its Receivables arises, the Obligor shall be deemed to have represented and warranted that each such Receivable, and all records, papers and documents delivered to the Collateral Agent relating thereto (if any) are genuine and in all respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the knowledge of the Obligor, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labour or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will, to the knowledge of the Obligor, be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will, to the knowledge of the Obligor, evidence true and valid obligations, enforceable in accordance with their respective terms, subject to adjustments customary in the business of the Obligor in accordance with past practice, and (iv) will be in compliance and will conform with all applicable federal, state and local laws and material applicable laws of any relevant foreign jurisdiction.

Section 4.3                Maintenance of Records for Receivables and Contracts.

The Obligor will keep and maintain at its own cost and expense accurate records of its Receivables and Contracts, including the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and the Obligor will make the same available to the Collateral Agent for inspection on the Obligor’s premises, at the Obligor’s own cost and expense, at any and all reasonable times upon one Business Day’s prior notice.  Upon the occurrence and during the continuance of an Event of Default, at the request of the Collateral Agent, the Obligor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including all documents evidencing its Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by the Obligor).  Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs, the Obligor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, its Receivables and the Contracts, as well as books, records and documents (if any) of the Obligor evidencing or pertaining to such Receivables with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

Section 4.4                Modification of Terms, etc.

The Obligor shall not rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or, except as permitted by the respective Secured Debt Agreements, sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent except as permitted by Section 4.5.  The Obligor will duly fulfill all obligations on its part to be fulfilled under or in connection with its Receivables and the Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

Section 4.5                Collection.

The Obligor shall, in accordance with its ordinary business practices, endeavour to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including amounts, services or products which are delinquent, such amounts, services or products to be collected in accordance with generally accepted lawful collection procedures) any and all amounts, services or products owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, prior to occurrence and continuance of an Event of Default, the Obligor may allow in the ordinary course of business as adjustments to amounts, services and products owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Obligor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or such other adjustments which the Obligor deems appropriate in the exercise of its commercially reasonable business judgment.  The costs and expenses (including reasonable attorneys’ fees) of collection, whether incurred by the Obligor or the Collateral Agent, shall be borne by the Obligor.

Section 4.6                Obligor Remains Liable.

Anything herein to the contrary notwithstanding, the Obligor shall remain liable to observe and perform all of the conditions and obligations to be observed and performed under or with respect to the Collateral.  Neither the Collateral Agent nor any Secured Creditor shall have any obligation or liability under or with respect to any Collateral by reason of or arising out of this security agreement or the receipt by the Collateral Agent or any Secured Creditor of any Collateral pursuant hereto, nor shall the Collateral Agent or any Secured Creditor be obligated in any manner to perform any of the obligations of the Obligor under or with respect to any Collateral.

Section 4.7                Collateral in the Possession of a Bailee.

If any Inventory or other goods are at any time in the possession of a bailee, the Obligor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall use its reasonable best efforts to promptly obtain an acknowledgement from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of the Obligor.  The Collateral Agent agrees with the Obligor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Obligor with respect to any such bailee.

Section 4.8                Intellectual Property

As of the Effective Date, the Obligor represents and warrants that, other than the rights to use certain Trade-marks licensed to the Obligor, as more particularly described in Section 4.9, there is no other Intellectual Property owned by or licensed to the Obligor which is material to and used by the Obligor in the conduct of its business.

Section 4.9                Representations and Warranties Concerning Trade-marks.

The Obligor represents and warrants that (i) pursuant to the Trade-mark License Agreement, it is the authorized licensee of the Trade-marks listed on Schedule 2.1(1)(h) (the “Licensed Trade-marks”), and the said trade-mark license is valid, subsisting and has not been cancelled, (ii) it is the true and lawful owner of the Trade-marks listed on Schedule 2.1(1)(h) (the “Owned Trade-Marks”), and that such Licensed Trade-marks and Owned Trade-marks constitute all trade-marks, registrations of trade-marks and applications for registrations of trade-marks in the Canadian Intellectual Property Office - Trade-marks or the equivalent thereof in any other country, that the Obligor owns or uses that are material to its business as of the Effective Date and that said registrations and applications are valid, subsisting and have not been cancelled.  The Obligor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all Trade-marks that it uses.  The Obligor further warrants that, it has no knowledge of any third party claim received by it, that any aspect of the Obligor’s present or contemplated business operations infringes or will infringe any trade-mark, service mark or trade name of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Obligor represents and warrants that the Obligor is not aware of any third-party claim that any registration is invalid or unenforceable, and is not aware that there is any reason that any registration is invalid or unenforceable.  The Obligor represents and warrants that upon the recordation of Confirmation of a Security Interest in Intellectual Property in the form of Schedule 4.1(a) in the Canadian Intellectual Property Office — Trade-marks, together with filings of financial statements under the PPSA and pursuant to the personal property security legislation enacted in Alberta, all filings, registrations and recordings necessary or appropriate, to the extent permitted by applicable law, to perfect any security interest granted to the Collateral Agent in the Owned Trade-marks, if any, covered by this security agreement under applicable federal and provincial law will have been accomplished.  The Obligor agrees, if and when it owns any Trade-marks, to execute such Confirmation of Security Interest in Intellectual Property covering all right, title and interest in any such Owned Trade-marks, and the associated goodwill, of the Obligor, and to record the same in the Canadian Intellectual Property Office — Trade-marks.

Section 4.10             Trade-mark Licenses and Assignments.

Except as otherwise permitted by the Amended and Restated Credit Agreement, the Obligor hereby agrees not to divest itself of any right under any material Trade-mark, including the Licensed Trade-marks, other than in the ordinary course of business in accordance with its reasonable business judgment absent the prior written approval of the Collateral Agent which shall not be unreasonably withheld or delayed.

Section 4.11             Trade-mark Infringements.

The Obligor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who the Obligor believes is infringing, diluting or otherwise violating any of the Obligor’s rights in and to any material Trade-mark, including the Licensed Trade-marks, in any manner that could reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming that the Obligor’s use of any material Trade-mark, including the Licensed Trade-marks, violates in any material respect any property right of that party.  The Obligor further agrees to prosecute in accordance with reasonable business practices any person infringing any Trade-mark, including the Licensed Trade-marks, in any manner that could reasonably be expected to have a Material Adverse Effect.

Section 4.12             Preservation of Trade-marks.

The Obligor agrees to use its Trade-marks in connection with its business sufficiently, and to take all other actions as are reasonably necessary, to preserve such Trade-marks as trade-marks under the laws of Canada and any relevant foreign jurisdiction (other than any such Trade-marks which the Obligor determines, in its reasonable business judgement, are no longer used or useful in its business or operations), provided that such use with respect to the Licensed Trade-marks shall be subject to and in accordance with the terms of the Trade-mark License Agreement.

Section 4.13             Maintenance of Trade-mark Registration.

The Obligor shall, at its own expense, diligently (i) do all things required by the Trade-mark License Agreement to remain in good standing thereunder, and (ii) process all documents, filings, applications, affidavits of use and applications for renewal required by the Trade-marks Act (Canada), or any other applicable law of Canada or any foreign equivalent thereof, to maintain registrations in respect of its material registered Trade-marks, if any, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent (other than with respect to registrations and applications that the Obligor determines, in its reasonable business judgement, are no longer useful or prudent to pursue).

Section 4.14             Future Registered Trade-marks.

If registration for any Trade-mark which is material and/or necessary to its business issues hereafter to the Obligor as a result of any application now or hereafter pending before the Canadian Intellectual Property Office — Trade-marks, or equivalent governmental agency in any foreign jurisdiction, within 30 days of receipt of the certificate evidencing such registration, the Obligor shall deliver to the Collateral Agent a copy of such certificate, and a Confirmation of Security Interest in Intellectual Property in the form of Schedule 4.1(a) in respect of such Trade-mark, to the Collateral Agent and at the expense of the Obligor, confirming the grant of a security interest in such Trade-mark to the Collateral Agent hereunder.

Section 4.15                                        Representations and Warranties Concerning Patents, Copyrights and Designs.

The Obligor represents and warrants that it is the true and lawful owner of all rights in or otherwise has the right to use (i) all trade secrets and proprietary information necessary to operate the business of the Obligor (the “Trade Secret Rights”), (ii) the Patents listed on Schedule 2.1(1)(h) and that such listed Patents include all the patents and applications for patents that the Obligor owns as of the Effective Date, (iii) the Copyrights listed in Schedule 2.1(1)(h) and that such listed Copyrights constitute all registrations of copyrights and applications for copyright registrations that the Obligor now owns, and (iv) the Designs listed in Schedule 2.1(1)(h) and that such listed Designs constitute all registrations of industrial designs and applications for industrial design registrations that the Obligor now owns.  The Obligor further warrants that it has no knowledge of any third party claim that any aspect of the Obligor’s present or contemplated business operations infringes or will infringe any patent or any copyright of any other Person or that the Obligor has misappropriated any trade secret or proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  The Obligor represents and warrants that upon the recordation of Confirmation of a Security Interest in Intellectual Property in the form of Schedule 4.1(a) in the Canadian Intellectual Property Office - Patents, together with filings of financial statements under the PPSA and pursuant to the personal property security legislation enacted in Alberta, all filings, registrations and recordings necessary or appropriate, to the extent permitted by applicable law, to perfect the security interest granted to the Collateral Agent in the Patents covered by this security agreement, if any, under applicable federal and provincial law will have been accomplished.  The Obligor agrees, if and when it owns any Patents, to execute such Confirmation of Security Interest in Intellectual Property covering all right, title and interest in each such Patent, and the associated goodwill, of the Obligor, and to record the same in the Canadian Intellectual Property Office — Patents.

Section 4.16             Patent, Copyright and Design Licenses and Assignments.

Except as otherwise permitted by the Secured Debt Agreements, the Obligor hereby agrees not to divest itself of any right under any material Patent or Copyright or Design other than in the ordinary course of business, absent prior written approval of the Collateral Agent.

Section 4.17             Patent, Copyright and Design Infringements.

The Obligor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to the Obligor with respect to any infringement, contributory infringement or active inducement to infringe in any Patent, Copyright or Design or with respect to any claim that the practice of any Patent, or the use of any Copyright or Design violates any property right of any other Person or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property rights of any Person in each case, in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  The Obligor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute, in accordance with its reasonable business judgment, any Person infringing or misappropriating any Patent, Copyright, Design or Trade Secret Right, in each case, to the extent that such infringement or misappropriation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.18             Maintenance of Patents, Copyrights and Designs.

At its own expense, the Obligor shall make timely payment of all post-issuance or other fees and take all other actions necessary to maintain in force its rights under each Patent, Copyright or Design of the Obligor, if any, absent prior written approval of the Collateral Agent (other than any such Patents, Copyrights or Designs which are no longer used or useful in its business or operations).

Section 4.19             Prosecution of Patent, Copyright and Design Applications.

At its own expense, the Obligor shall diligently prosecute all material applications for Patents, Copyrights and Designs listed in Schedule 2.1(1)(h), and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, (other than applications deemed by the Obligor to be no longer prudent to pursue) absent written consent of the Collateral Agent.

Section 4.20             Future Patents, Copyrights and Designs.

Within 30 days of the acquisition or issuance of a Patent, a Copyright registration or Design, or of filing of an application for a Patent, Copyright or Design, in each case, which is material or necessary to its business, the Obligor shall deliver to the Collateral Agent a copy of the certificate of registration of, or application for, such Patent, Copyright or Design, with a Confirmation of Security

Interest in the form of Schedule 4.1(a) in respect of such Patent, Copyright or Design to the Collateral Agent and at the expense of the Obligor, confirming the grant of a security interest in such Patent, Copyright or Design to the Collateral Agent hereunder.

Section 4.21             Remedies Concerning Intellectual Property.

In addition to the remedies set forth in Article 3, if the Security Interest becomes enforceable, the Collateral Agent may by written notice to the Obligor, take any or all of the following actions:

(a)                                  exercise, with respect to the Licensed Trade-marks, its rights pursuant to Section 2.5;

(b)                                 declare the entire right, title and interest of the Obligor in and to each of the Owned Trade-marks, if any, together with all trade-mark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney granted under Section 3.5 to execute, cause to be acknowledged and notarized and record any document required by the Canadian Trade-marks Office or any equivalent government agency or office in any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in any Owned Trade-mark to the Collateral Agent and register the same with the applicable agency;

(c)                                  take and use or sell the Owned Trade-marks and the goodwill of the Obligor’s business symbolized by the Owned Trade-marks and the right to carry on the business and use the assets of the Obligor in connection with which the Owned Trade-marks have been used;

(d)                                 in connection with the exercise of any of the other remedies provided for in this security agreement or any other Credit Document, direct the Obligor to refrain, in which event the Obligor shall refrain, from using the Owned Trade-marks or the Licensed Trade-marks in any manner whatsoever, directly or indirectly;

(e)                                  direct the Obligor to execute such other and further documents that the Collateral Agent may reasonably request to further confirm the foregoing and to transfer ownership of the Trade-marks and registrations and any pending trade-mark application in the Canadian Intellectual Property Office - Trade-marks or any equivalent government agency or office in any foreign jurisdiction to the Collateral Agent;

(f)                                    declare the entire right, title, and interest of the Obligor in each of the Patents, Copyrights and Designs, if any, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney granted under Section 3.5 to execute, cause to be acknowledged and notarized and record any document required by the Canadian Intellectual Property Office — Patents, - Copyrights or - Industrial Designs, as the case may be, or any equivalent government agency or office in any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in each Patent, each registered Copyright and each registered Design, in each case if any, to the Collateral Agent and register the same with the applicable agency;

(g)                                 in connection with the exercise of any of the other remedies provided for in this security agreement or any other Collateral Document, take and practice or sell the Patents, Copyrights and Designs, if any;

(h)                                 in connection with the exercise of any of the other remedies provided for in this security agreement or any other Collateral Document, direct the Obligor to refrain, in which event the Obligor shall refrain, from practising the Patents, the Copyrights and the Designs, if any, directly or indirectly; and

(i)                                     the Obligor shall execute such other and further documents as the Collateral Agent may reasonably request further to confirm the foregoing and to transfer ownership of the Patents, Copyrights and Designs, if any, to the Collateral Agent for the benefit of the Secured Creditors.

Section 4.22             Status of Accounts Collateral.

The Obligor agrees that it shall, with respect to the Collateral (i) maintain books and records pertaining to the Collateral in such detail, form and scope as the Collateral Agent may reasonably require, and (ii) if any amount payable under or in connection with any account in excess of Cdn.$150,000 is evidenced by a promissory note, letter of credit or other instrument, immediately pledge, endorse, assign and deliver to the Collateral Agent the promissory note or instrument, as additional Collateral.

Section 4.23             Business Outside Certain Jurisdictions.

The Obligor agrees that it shall notify the Collateral Agent in writing:

(a)                                  at least 10 Business Days prior to any of the following changes becoming effective, of (i) any proposed change in the location of any place of business of the Obligor or any of its Subsidiaries and (ii) tangible property of the Obligor or any of its Subsidiaries being stored in any place outside the Province(s) of Ontario, Quebec, Alberta, British Columbia, Manitoba and Saskatchewan; and

(b)                                 of (i) any change, to the knowledge of the Obligor, in the location of the chief executive office or head office of each account debtor of the Obligor and each of its Subsidiaries to a jurisdiction other than any province of Canada or state in the United States of America; or (ii) any new account debtor with its chief executive office or head office in a jurisdiction other than any province of Canada or state in the United States of America; or (iii) any change, to the knowledge of the Obligor, in the location of Units leased to customers of the Obligor and each of its Subsidiaries to a jurisdiction other than the jurisdictions specified under the heading “Leased Units” in Schedule 4.1(d).

Section 4.24             Insurance.

Except as otherwise permitted by the Credit Documents, the Obligor will do nothing to impair the rights of the Collateral Agent in the Collateral.  The Obligor will at all times keep its Inventory and equipment (including the Units) insured in favour of the Collateral Agent, at the Obligor’s own expense to the extent required by the Amended and Restated Credit Agreement against fire, theft and all other risks to which such Collateral may be subject; all policies or certificates with respect to such insurance shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Collateral Agent (including by naming the Collateral Agent as additional insured and loss payee) and deposited with the Collateral Agent.  If the Obligor shall fail to insure such Inventory and equipment (including the Units) to the extent required by the Amended and Restated Credit Agreement, or if the Obligor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent, shall have the right (but shall be under no obligation), upon five Business Days’ prior written notice to the Obligor, to procure such insurance and the Obligor agrees to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance.  Upon the occurrence and during the continuance of an Event of Default (or a Default under Section 9.1(e) of the Amended and Restated Credit Agreement), the Collateral Agent may apply any proceeds of such insurance required to be maintained pursuant to this Section 4.24 in accordance with Section 5.10.  The Obligor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Obligor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Obligor.

Section 4.25             Perfection and Protection of Security Interest.

The Obligor agrees that it shall perform, execute and deliver, and cause its Subsidiaries to perform, execute and deliver, all acts, agreements, and other documents as may be reasonably requested by the Collateral Agent at any time to register, file, signify, publish, perfect, maintain, protect, and enforce the Security Interest including (i) executing, recording and filing of the Credit Documents and financing or continuation statements in connection therewith, in form and substance satisfactory to the Collateral Agent, acting reasonably, and pay all taxes, fees and other charges payable in connection therewith, (ii) delivering to the Collateral Agent the originals of all instruments, documents and chattel paper and all other Collateral of which the Collateral Agent reasonably determines it should have physical possession in order to perfect and protect the Security Interest, duly endorsed or assigned to the Collateral Agent, (iii) delivering to the Collateral Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are listed, (iv) placing notations on its books of account to disclose the Security Interest, (v) delivering to the Collateral Agent all letters of credit on which the Obligor or any of its Subsidiaries is named beneficiary, and (vi) taking such other steps as are deemed necessary by the Collateral Agent, acting reasonably, to maintain the Security Interest.

Section 4.26             Additional Security.

The Obligor agrees that it shall grant, and cause each of its Subsidiaries to grant, to the Collateral Agent, for the benefit of the Secured Creditors, security interests and mortgages in such assets and properties of the Obligor or such Subsidiary as are not covered by the original Credit Documents or as may be reasonably requested from time to time by the Collateral Agent pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent constituting valid and enforceable perfected security interests superior to and prior to the rights of all third  Persons and subject to no other Liens, except for Permitted Liens.

Section 4.27             Financing Statements.

The Obligor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time request or as are necessary in the reasonable opinion of the Collateral Agent to establish and maintain a valid, enforceable and first priority (subject only to Permitted Liens) perfected security interest in the Collateral as provided herein and in the other rights and security contemplated hereby all in accordance with the PPSA or the personal property security legislation as enacted in any and all relevant jurisdictions or any other relevant law.  The Obligor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral.  The Obligor hereby authorizes the Collateral Agent to file any such financing statements without the signature of the Obligor where permitted by law.

Section 4.28                            Deposit Accounts.

(1)                                  The Obligor does not maintain, and shall not at any time after the Effective Date establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts which are permitted pursuant to Section 8.16 of the Amended and Restated Credit Agreement.  Schedule 4.28 accurately sets forth each account maintained by the Obligor (including a description thereof and the respective account number), the name of the respective bank with which such account is maintained, and the branch of the bank at which such account is maintained.  For each account, the Obligor shall cause the bank with which the account is maintained to execute and deliver to the Collateral Agent, within 30 days after the Collateral Agent’s request therefor, a “control agreement” in the form of Exhibit “A” to Schedule 4.28 (appropriately completed) with such changes thereto as may be acceptable to the Collateral Agent.  The Collateral Agent and the Obligor agree that: (i) the control agreement regarding deposit accounts between the Obligor, The Bank of Nova Scotia and Bankers Trust Company (now Deutsche Bank Trust Company Americas), a predecessor in interest of the Collateral Agent, dated as of May 10, 2002 (the “Existing Control Agreement”), which control agreement has been assigned by Deutsche Bank Trust Company Americas to the Collateral Agent by an agreement of even date herewith, constitutes a control agreement for the purposes of this Section 4.28; and (ii) the Existing Control Agreement is confirmed in all respects and shall continue in full force and effect.  If any bank with which such account is maintained refuses to, or does not, enter into such a control agreement, the Obligor shall promptly (and in any event within 30 days of the date of the respective request) close the respective account and transfer all balances therein to another account meeting the requirements of this Section 4.28 (with respect to which a “control agreement” meeting the foregoing requirements has been entered into and is in full force and effect).  If any bank with which an account is maintained refuses to subordinate all of its claims with respect to such account to the Collateral Agent’s security interest therein on terms satisfactory to the Collateral Agent, then the Collateral Agent, at its option, may (x) require that such account be terminated in accordance with the immediately preceding sentence or (y) agree to a control agreement without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such account be terminated (within 30 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

(2)                                  The Obligor shall not establish any new demand, time, savings, passbook or similar accounts, except for accounts established and maintained with banks and meeting the requirements of Section 4.28(1).  At the time such an account is established, to the extent so requested by the Collateral Agent, the appropriate control agreement shall be executed in accordance with the requirements of Section 4.28(1) and the Obligor shall furnish to the Collateral Agent a supplement to Schedule 4.28 containing the relevant information with respect to the respective account and the bank with which the same is established.

(3)                                  The Collateral Agent (x) shall not deliver a Notice of Exclusive Control (as defined in the Form of Control Agreement attached hereto as Exhibit “B”) pursuant to any “control agreement” (other than with respect to any account maintained with the Collateral Agent) to any bank with which the Obligor has established an account unless an Event of Default then exists and is continuing, (y) shall not give instructions (as contemplated in the first sentence of Section 2(1) of Exhibit “B”) as to the withdrawal or disposition of funds in any account in any such “control agreement” (other than with respect to any account maintained with the Collateral Agent) unless an Event of Default then exists and is continuing, and (z) shall provide the Borrower in accordance with the notice provisions in the Amended and Restated Credit Agreement with a copy of any such Notice of Exclusive Control delivered pursuant to any such “control agreement”.

ARTICLE 5
GENERAL

Section 5.1                Notices.

Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or the Obligor shall not be effective until received by the Collateral Agent or the Obligor, as the case may be.  All notices and other communications shall be in writing and addressed as follows:

(a)	to the Obligor at:

c/o Williams Scotsman, Inc.
8211 Town Center Drive
Baltimore, Maryland 21236-5997

	Attention:	John B. Ross

	Telephone:	(410)931-6000 ext.6105
	Facsimile:	(410)931-6117

With a copy to:

Davies Ward Phillips & Vineberg LLP
1 First Canadian Place
44th Floor
P.O. Box 63
Toronto, Ontario
M5X 1B1

	Attention:	Kent F. Beattie

	Telephone:	(416) 367-6927

	Facsimile:	(416) 863-0871

(b)	to the Collateral Agent at:

Bank of America, N.A.
335 Madison Avenue
New York, New York 10017

	Attention:	Business Capital/URGENT

	Telephone:	(212) 503-7632
	Facsimile:	(212) 503—7330

(c)           to any Bank Creditor, other than the Collateral Agent, at such address as such Bank Creditor shall have specified in the Amended and Restated Credit Agreement;

(d)           to any Interest Rate Creditor at such address as such Interest Rate Creditor shall have specified in writing to the Obligor and the Collateral Agent;

(e)	to the Senior Secured Notes Trustee or any other Second Lien Creditor, at:

U.S. Bank, National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292

Attention: Richard Prokosch

	Telephone:	(651) 495-3918
	Facsimile:	(651) 495-8097

or at such address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

Section 5.2                Discharge.

(1)                                  The Security Interest shall be discharged upon, but only upon the Termination Date.  Upon discharge of the Security Interest and at the request and expense of the Obligor, the Collateral Agent shall execute and deliver to the Obligor such releases, discharges, financing statements and other documents or instruments as the Obligor may reasonably require and transfer and deliver to the Obligor the Collateral in its possession.

(2)                                  So long as no payment default on any of the Obligations is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of the Obligor, release any or all of the Collateral, provided that (x) such release is permitted by the terms of the Secured Debt Agreements or otherwise has been approved in writing by the Required

Lenders or, to the extent required, all of the Lenders and (y) the proceeds of such Collateral are applied to the extent required pursuant to the respective Secured Debt Agreements or any consent or waiver with respect thereto.  Furthermore, upon the release of the Obligor from the Guarantee in accordance with the provisions thereof, the Obligor (and the Collateral at such time assigned by the Obligor pursuant hereto) shall be released from this security agreement.

(3)                                  At any time that the Obligor desires that the Collateral Agent take any action to give effect to any release of Collateral pursuant to the foregoing Section 5.2(1) or Section 5.2(2), it shall deliver to the Collateral Agent a certificate signed by an authorized officer stating that the release of the respective Collateral is permitted pursuant to Section 5.2(1) or Section 5.2(2); provided that, so long as no Default or Event of Default has occurred and is continuing, in the event the Obligor sells Units or other Inventory in the ordinary course as (and to the extent) permitted elsewhere in the Credit Documents, the Obligor shall not be required to deliver a certificate in connection therewith and the release of such Units or other Inventory shall be effected as contemplated by the Bailee Agreement and Custodian Agreement.  In the event that any part of the Collateral is released as provided in Section 5.2(2), the Collateral Agent, at the request and expense of the Obligor, will duly assign, transfer and deliver to the Obligor or its designee (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this security agreement.  The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 5.2.  Upon any release of Collateral pursuant to Section 5.2(1) or Section 5.2(2), none of the Secured Creditors shall have any continuing right or interest in such Collateral, or the proceeds thereof.

(4)                                  To the extent not otherwise provided in preceding clauses, the Collateral Agent shall without the consent of any Secured Creditor, release all or any portion of the Collateral securing the Second Lien Obligations to the extent provided in the Senior Secured Notes Indenture.

Section 5.3                No Merger, Survival of Representations and Warranties.

This security agreement shall not operate by way of merger of any of the Obligations and no judgment recovered by the Collateral Agent or any of the Secured Creditors shall operate by way of merger of, or in any way affect, the Security Interest, which is in addition to, and not in substitution for, any other security now or hereafter held by the Collateral Agent and the Secured Creditors in respect of the Obligations.  The representations and warranties herein set forth or contained in any certificates or documents delivered to the Collateral Agent or the Secured Creditors pursuant to this security agreement or the other Credit Documents shall not merge in or be prejudiced by and shall survive any accommodation under the Amended and Restated Credit Agreement and shall continue in full force and effect until the Security Interest has been discharged in accordance with Section 5.2.

Section 5.4                Further Assurances.

The Obligor shall from time to time, whether before or after the Security Interest shall have become enforceable, do all acts and things and execute and deliver all transfers, assignments and instruments as the Collateral Agent may reasonably require for (i) protecting the Collateral, (ii) perfecting the Security Interest, and (iii) exercising all powers, authorities and discretions conferred upon the Collateral Agent pursuant to or in connection with this security agreement, or the other Credit Documents.  The Obligor shall, from time to time after the Security Interest has become enforceable, do all acts and things and execute and deliver all transfers, assignments and instruments as the Collateral Agent may reasonably require for facilitating the sale or other disposition of the Collateral in connection with its realization.

Section 5.5                Supplemental Security.

This security agreement is in addition and without prejudice to and supplemental to all other security now held or which may hereafter be held by the Collateral Agent or the Secured Creditors.

Section 5.6                Successors and Assigns.

This security agreement shall be binding upon the Obligor, its successors and assigns, and shall enure to the benefit of the Collateral Agent and its successors and assigns.  All rights of the Collateral Agent shall be assignable and in any action brought by an assignee to enforce any such right, the Obligor shall not assert against the assignee any claim or defence which the Obligor now has or hereafter may have against the Collateral Agent or any of the Secured Creditors.

Section 5.7                Severability.

If any provision of this security agreement is deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

Section 5.8                Waivers, etc.

None of the terms and conditions of this security agreement or any of the other Collateral Documents to which the Obligor is a party may be changed, waived, modified or varied in any manner except as provided in the U.S. Security Agreement, provided that for purposes of this Section 5.8 the term “Assignor” as defined in the U.S. Security Agreement means “Obligor” as defined herein.  Nothing in this section shall be interpreted to derogate from the provisions contained in Section 5.2 of this security agreement.

Section 5.9                Collateral Agent and/or Secured Creditors not a Partner or Limited Liability Company Member

(1)                                  Nothing herein shall be construed to make the Collateral Agent or any other Secured Creditor liable as a member of any limited liability company, unlimited liability company or partnership and neither the Collateral Agent nor any other Secured Creditor by virtue of this security agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company, unlimited liability company or partnership.  The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of Collateral consisting of the entire interest owned by the Obligor in a limited liability company, unlimited liability company or partnership pursuant hereto, this security agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Creditor and/or the Obligor.

(2)                                  Except as provided in the last sentence of Section 5.9(1), the Collateral Agent, by accepting this security agreement, did not intend to become a member of any limited liability company, unlimited liability company or partnership or otherwise be deemed to be a co-venturer with respect to the Obligor or any limited liability company, unlimited liability company or partnership either before or after an Event of Default shall have occurred.  The Collateral Agent shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company, unlimited liability company or partnership or the Obligor except as provided in the last sentence of Section 5.9(1).

(3)                                  The Collateral Agent and the other Secured Creditors shall not be obligated to perform or discharge any obligation of the Obligor as a result of the Security Interest hereby granted.

(4)                                  The acceptance by the Collateral Agent of this security agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Collateral Agent or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

Section 5.10             Application of Proceeds.

(1)                                  All monies collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other monies received by the Collateral Agent hereunder or under any other Collateral Document which requires proceeds of Collateral to be applied in accordance with this security agreement, shall be applied and payments shall be made in accordance with Section 7.4 of the U.S. Security Agreement.

(2)                                  It is understood that the Obligor shall remain liable to the extent of any deficiency between (x) the amount of the proceeds of the Collateral and (y) the aggregate outstanding amount of the Obligations.

Section 5.11             Indemnity.

(1)                                  The Obligor agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor that is an indemnitee under Section 6 of Annex N to the U.S. Security Agreement and their respective successors, permitted assigns, employees, affiliates and agents (referred to individually as “Indemnitee”, and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable fees and disbursements of counsel and other professionals) (for the purposes of this Section 5.11 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this security agreement, any other Secured Debt Agreement to which the Obligor is a party or any other document executed in connection herewith or therewith to which the Obligor is a party or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights hereunder or thereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including latent or other defects, whether or not discoverable), the violation of laws any country, state, province or other Governmental Entity, any tort (including claims arising or imposed under the doctrine of strict liability, or for or on account of injury or death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 5.11(1) for losses, damages or liabilities to the extent caused by the gross negligence or wilful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and unappealable decision).  The Obligor agrees that upon written notice by any Indemnitee of the assertion of such liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgement, the Obligor shall assume full responsibility for the defence thereof.  Each Indemnitee agrees to use its best efforts to promptly notify the Obligor of any such assertion of which such Indemnitee has knowledge.

(2)                                  Without limiting the application of Section 5.11(1), the Obligor agrees to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and the Security Interest in, the Collateral, including all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance paid by the Collateral Agent with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(3)                                  Without limiting the application of Section 5.11(1) or Section 5.11(2), the Obligor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Obligor in this security agreement, any other Secured Debt Agreement to which the Obligor is a party or in any writing contemplated by or made or delivered pursuant to or in connection with this security agreement or any other Secured Debt Agreement to which the Obligor is a party.

(4)                                  If and to the extent that the obligations of the Obligor under this Section 5.11 are unenforceable for any reason, the Obligor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

Section 5.12             Indemnity Obligations Secured by Collateral; Survival.

Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral.  The indemnity obligations of the Obligor contained in Section 5.11 and Section 5.12 shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued and Loans made, under the Amended and Restated Credit Agreement, the termination of all Interest Rate Agreements entered into with the Interest Rate Creditors, the full repayment of all the outstanding Senior Secured Notes and the payment of all other Obligations and notwithstanding the discharge thereof.

Section 5.13             Collateral Agent.

By accepting the benefits of this security agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in this security agreement and in Annex N to the U.S. Security Agreement.  Notwithstanding anything to the contrary contained in Section 5.8 of this security agreement or Section 11.10 of the Amended and Restated Credit Agreement, this Section 5.13, and the duties and obligations of the Collateral Agent set forth in this Section 5.13, may not be amended or modified without the consent of the Collateral Agent.

Section 5.14             Governing Law.

This security agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 5.15             Conflicts.

Notwithstanding anything to the contrary contained in this security agreement, in the event of any conflict between the provisions of this security agreement, the Intercreditor Agreement or any other Collateral Document and the provisions of the Senior Secured Notes Documents, the terms of this security agreement, the Intercreditor Agreement and the other Collateral Documents shall prevail.

Section 5.16             Acknowledgement and Confirmation

The Obligor hereby acknowledges, confirms and agrees to and with the Collateral Agent and each of the First Lien Creditors that:

(1)                                  it has been provided with and has reviewed the terms and conditions of the Amended and Restated Credit Agreement and hereby consents to the terms and conditions of the Amended and Restated Credit Agreement;

(2)                                  it has been provided with and has reviewed the terms and conditions of this security agreement and hereby consents to the terms and conditions of this security agreement;

(3)                                  the Guarantee extends to, inter alia, the obligations of the Borrower now or hereafter incurred under, arising out of or in connection with the Amended and Restated Credit Agreement, as the same may be from time to time further amended, modified, extended, renewed, replaced, restated or supplemented and including any agreement extending the maturity of (including the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; and

(4)                                  the Guarantee and this security agreement are amendments and restatements of the Canadian Subsidiaries Guaranty and the Original Canadian Security Agreement, respectively, and do not constitute novations thereof, and the obligations thereunder are in full force and effect notwithstanding the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement and the amendment and restatement of the Original Canadian Security Agreement pursuant to this security agreement and each Credit Document to which it is a party continues to be and constitutes a legal, valid and binding obligation of the Obligor enforceable in accordance with its terms.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF each of the Obligor and the Collateral Agent has caused this security agreement to be executed by its duly authorized officer as of the date first above written.

WILLIAMS SCOTSMAN OF CANADA, INC.

By:
Name: Tom Bruyea
Title: Authorized Signing Officer

BANK OF AMERICA, N.A., as Collateral Agent

By:
Authorized Signing Officer

SCHEDULE 2.1(1)(f)
SECURITIES AND INSTRUMENTS

SECURITIES:
Issuer	Class of Securities	Number of Securities	Certificate Number

Nil.

INSTRUMENTS:
Issuer	Issue: Date and Type of Instrument	Principal Amount of Instrument	Certificate Number

Nil.

SCHEDULE 2.1(1)(h)
INTELLECTUAL PROPERTY

Patents, Patent Applications and Patent Licenses

Patents

None.

Patent Applications

None.

Patent Licenses

None.

Trade-marks, Trade Names, Predecessor Names and Trade-mark Licenses

Registered Trade-marks

None.

Other Trade-marks

None.

Trade-mark Licenses

The license to use the name of its parent, Williams Scotsman, Inc. pursuant to a trade-mark license date November 23, 1998 between Williams Scotsman, Inc. (as Licensor) and Williams Scotsman of Canada, Inc. (as Licensee).

Copyrights and Copyright Licenses

Copyrights

None.

Other Copyrights

None.

Copyright Licenses

None.

Designs and Design Licenses

Registered Designs

None

Applications

None.

Design Licenses

None.

SCHEDULE 4.1(a)
FORM OF CONFIRMATION OF SECURITY INTEREST IN INTELLECTUAL PROPERTY

WHEREAS:

A.            Williams Scotsman of Canada, Inc. (the “Debtor”), a corporation incorporated and existing under the laws of the Province of Ontario with offices at [address], is the owner of the trade-marks/patents/copyrights/industrial designs set forth in Exhibit A hereto, the registrations and applications for the trade-marks/patents/copyrights/industrial designs identified therein and the underlying goodwill associated with such trade-marks/patents/copyrights/industrial designs (collectively, the “Trade-Marks/ Patents/Copyrights/Industrial Designs”); and

B.            Bank of America, N.A., as agent for certain lenders (the “Collateral Agent”), with offices at 335 Madison Avenue, New York, New York, has entered into an agreement with the Debtor, as reflected by a separate document entitled the “Amended and Restated Security Agreement” dated as of March 26, 2002, amended and restated as of August 18, 2003 and amended and restated as of June  28, 2005, by which the Debtor granted to the Collateral Agent, a security interest in certain property, including the Trade-Marks/Patents/Copyrights/Industrial Designs, in consideration of the provision of certain credit facilities to the Debtor;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged and in accordance with the terms and obligations set forth in the Amended and Restated Security Agreement, the Debtor confirms the grant to the Collateral Agent of a security interest in and to the Trade-Marks/Patents/Copyrights/Industrial Designs.

DATED at [●] on this [●] day of [●], [●].

WILLIAMS SCOTSMAN OF CANADA, INC.

By:
Authorized Signing Officer

DATED at Toronto on this [●] day of [●], [●], before me appeared and the person who signed this instrument, who acknowledged that [he/she] signed it as a free act on [his/her] behalf or on behalf of the corporation identified and referred to herein as the Debtor.

Signature of Notary Public

EXHIBIT “A” TO CONFIRMATION
TRADE-MARKS/PATENTS/COPYRIGHTS/INDUSTRIAL DESIGNS

SCHEDULE 4.1(c)
FINANCING STATEMENTS

British Columbia

Registration No.	Debtor	Secured Party	Collateral
214559B as amended by 431604C	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	All present and after-acquired personal property of the debtor, excluding consumer goods.
294542A, as amended by 214462B and 431601C	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	All present and after-acquired personal property of the debtor, excluding consumer goods.
431563C	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	All present and after-acquired personal property of the debtor, excluding consumer goods.

Alberta

Registration No.	Debtor	Secured Party	Collateral
01090516889	Williams Scotsman of Canada, Inc.	Caterpillar Financial Services Limited	1996 Caterpillar R80 4WD and all proceeds therefrom
01101223426	Williams Scotsman of Canada, Inc.	Caterpillar Financial Services Limited	2001 Cat Eagle Picher RT80-4WD and all proceeds therefrom
02032214369, as amended by 03081428546, 05062410708 and 05062826143	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	All present and after-acquired personal property of the debtor. Proceeds: chattel paper, documents of title, goods, instruments, intangibles, money and securities.
02032214443 as amended by 03081428611, 05062410724 and 05062826176	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	Land charge
03081428736 as amended by 05062410732 and 05062826200	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	All present and after-acquired personal property of the debtor Proceeds: goods, chattel paper, securities documents of title, instruments, money and intangibles.

03081428801 as amended by 05062410773	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	Land charge
05062410641 as amended by 05062826242	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	All present and after-acquired personal property of the debtor Proceeds: goods, chattel paper, securities documents of title, instruments, money and intangibles.
05062803068 as amended by 05062826267	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	Land charge

Saskatchewan

Registration No.	Debtor	Secured Party	Collateral
117819526	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Administrative Agent	All present and after-acquired personal property of the debtor
119826155	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Administrative Agent	All present and after-acquired personal property of the debtor
122224184	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Administrative Agent	All present and after-acquired personal property of the debtor

Manitoba

Registration No.	Debtor	Secured Party	Collateral
200205924506 as amended by 200317069714, 200511226111 and 200511232413	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	The security interest is taken in all of the debtor’s present and after-acquired personal property
200317212703, as amended by 200511225719 and 200511231719	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	The security interest is taken in all of the debtor’s present and after-acquired personal property

200510460501, as amended by 200511226910 and 200511232812	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent	The security interest is taken in all of the debtor’s present and after-acquired personal property

Quebec

Registration No.	Debtor	Secured Party	Collateral
03-0225668-0002	Williams Scotsman of Canada, Inc.	Deutsche Bank Trust Company Americas to be assigned at closing to Bank of America, N.A., as Collateral Agent

All present and future movable property of the grantor, tangible or intangible, wherever situate, including, without limitation, all of its claims, property in stock, equipment, present and future, intellectual property, present and future.

05-0371075-001	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Collateral Agent

All present and future movable property of the grantor, tangible or intangible, wherever situate, including, without limitation, all of its claims, property in stock, equipment, present and future, intellectual property, present and future.

Ontario

File No.	Debtor	Secured Party	Collateral
616311198	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Administrative Agent	I, E, A, O, MVI
087060177	Williams Scotsman of Can Inc.	Ottawa South Truck Centre Ltd.	E, MVI, 1992 Ford CTV
897292953	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Administrative Agent	I, E, A, O, MVI
881598465	Williams Scotsman of Canada, Inc.	Bank of America, N.A., as Administrative Agent	I, E, A, O, MVI
877035546	Williams Scotsman of Canada, Inc.	Caterpillar Financial Services Ltd.	E,O,MVI, 2001 Caterpillar RT80-4WD VIN
876224853	Williams Scotsman of Canada, Inc.	Caterpillar Financial Services Ltd.	E,O,MVI, 1996 Eagle Picher R80 4WD VIN

SCHEDULE 4.1(d)
LOCATION OF CHIEF EXECUTIVE OFFICE AND CORPORATE MATTERS

Chief Executive Office:

12221 Barlow Trail NE
Calgary, AB  T3J 4S1

Other Record Locations:

DAVIES WARD PHILLIPS & VINEBERG LLP
P.O. Box 6300
Suite 4400
1 First Canadian Place
Toronto, ON  M5X 1B1

Trade Names:

None.

Jurisdictions of Operation:

Ontario, Manitoba, Saskatchewan, Alberta, British Columbia and Quebec

Predecessor Names:

None.

SCHEDULE 4.1(e)
LOCATION OF INVENTORY AND EQUIPMENT

Locations of Inventory and Equipment:

Eastern Offices

Williams Scotsman of Canada, Inc.

13932 Woodbine Avenue (PO Box 89)

Gormley, ON   L0H 1G0

Phone: (905) 726-3551

Fax: (905) 726-3543

Williams Scotsman of Canada, Inc.

1271 Confederation Street

Sarnia, ON  N7S 4M7

Phone: (519) 336-1010

Fax: (519) 336-5175

Williams Scotsman of Canada, Inc.

3455 Hawthorne Road

Ottawa, ON   K1G 4G2

Phone: (613) 736-9390

Fax: (613) 736-0881

Williams Scotsman of Canada, Inc.

715 - Dubois St.  CP 555

St. Eustache, Qc.  J7R 4Z1

Phone: (450) 473-4220

Fax: (450) 473-4290

Western Offices

Williams Scotsman of Canada, Inc.

12221 Barlow Trail NE

Calgary, AB  T3J 4S1

Phone: (403) 241-5357

Fax: (403) 208-0405

Williams Scotsman of Canada, Inc.

11755 - 231 Street NW

Edmonton, AB  T5S 2C5

Phone: (780) 454-4551

Fax: (780) 454-4816

Williams Scotsman of Canada, Inc.

Hwy 63 North at Confederation Way

Mailing Address Box 5762

Fort McMurray, AB T6H 4V9

Phone: 780-743-4899

Fax: 780-743-4897

Williams Scotsman of Canada, Inc.

19520 Telegraph Trail

Surrey, BC   V4N 4H1

Phone: (604) 513-5097

Fax: (604) 513-5067

Leased Units:

Ontario, Manitoba, Saskatchewan, Alberta, British Columbia and Quebec

SCHEDULE 4.1(g)
TRADE NAMES

None.

SCHEDULE 4.28
DEPOSIT ACCOUNTS

Bank of Nova Scotia
44 King Street West
Toronto, Ontario
Canada  M5H 1H1

Disbursement

Lockbox

Payroll

Concentration

EXHIBIT “A” TO SCHEDULE 4.28
FORM OF CONTROL AGREEMENT REGARDING DEPOSIT ACCOUNTS

Agreement (as amended, modified or supplemented from time to time, this “Agreement”), dated as of ●, among ● (the “Obligor”), Bank of America, N.A., not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”), and ● (the “Deposit Account Bank”), as the bank with which one or more accounts are maintained by the Obligor (with all such accounts now or at any time in the future maintained by the Obligor with the Deposit Account Bank being herein called the “Deposit Accounts”).

RECITALS:

(b)                                 the Obligor and the Collateral Agent have entered into an amended and restated security agreement dated as of March 26, 2002, amended and restated as of August 18, 2003 and amended and restated as of June 28, 2005, (as the same may be further amended and restated, modified or supplemented from time to time, the “Security Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Security Agreement), the Obligor has granted a security interest to the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Agreement) in all of the right, title and interest of the Obligor in and into, inter alia, any and all accounts and in all moneys, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”); and

(c)                                  the Obligor desires that the Deposit Account Bank enter into this Agreement in order to provide for the rights of the parties under this Agreement with respect to its Deposit Accounts;

In consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1                                             Obligor’s Dealings with Deposit Accounts; Notice of Exclusive Control.

Until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Obligor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give instructions in respect of the Deposit Accounts; provided, however, that the Obligor may not, and the Deposit Account Bank agrees that it shall not permit the Obligor to, without the Collateral Agent’s prior written consent, close any Deposit Account.  If the Collateral Agent shall give to the Deposit Account Bank a notice of the Collateral Agent’s exclusive control of the Deposit Accounts, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.

Section 2                                             Collateral Agent’s Right To Give Instructions As To Deposit Accounts.

(1)                                  Notwithstanding the foregoing or any separate agreement that the Obligor may have with the Deposit Account Bank, the Collateral Agent shall be entitled, for purposes of this Agreement, at any time to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from the Obligor.  The Obligor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any such instructions from the Collateral Agent without any further consent from the Obligor.  Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment.  The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Obligor may give to the Deposit Account Bank.  In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Obligor, the instructions from the Collateral Agent shall prevail.

(2)                                  It is understood and agreed that the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Security Agreement or any other Credit Document (as defined in the Security Agreement), nor seek confirmation thereof from the Obligor or any other Person (as defined in the Security Agreement).

Section 3                                             Obligor’s Exculpation And Indemnification Of Depository Bank.

The Obligor hereby irrevocably authorizes and instructs the Deposit Account Bank to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonours items presented for payment from any Deposit Account.  The Obligor further confirms that the Deposit Account Bank shall have no liability to the Obligor for wrongful dishonour of such items in following such instructions from the Collateral Agent.  The Deposit Account Bank shall have no duty to inquire or determine whether the Obligor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Obligor and the Collateral Agent, to give any such instructions.  The Obligor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any loss, cost or expense that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent.

Section 4                                             Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts.

The Deposit Account Bank hereby subordinates any claims and security interests it may have against, or with respect to, any Deposit Account at any time established or maintained with it by the Obligor (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Creditors) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Obligor or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Obligor has not separately paid or reimbursed the Deposit Account Bank therefor.(1)

Section 5                                             Representations, Warranties and Covenants of Deposit Account Bank.

The Deposit Account Bank represents and warrants to the Collateral Agent that:

(1)   If the respective Deposit Account Bank is unwilling to agree to this paragraph, then the Collateral Agent may take the action described in Section 4.28 of the Security Agreement.

(a)                                  All account agreements in respect of each Deposit Account in existence on the date hereof are listed on Annex A hereto and copies of all such account agreements have been furnished to the Collateral Agent.  The Deposit Account Bank will promptly furnish to the Collateral Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Obligor.

(b)                                 The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

(c)                                  On the date hereof the Deposit Account Bank maintains no Deposit Accounts for the Obligor other than the Deposit Accounts specifically identified in Annex A hereto.

(d)                                 Any items or funds received by the Deposit Account Bank for the Obligor’s account will be credited to said Deposit Accounts specified in paragraph (c) above or to any other Deposit Accounts hereafter established by the Deposit Account Bank for the Obligor in accordance with this Agreement.

(e)                                  The Deposit Account Bank will promptly notify the Collateral Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Obligor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

Section 6               Deposit Account Statements and Information.

The Deposit Account Bank agrees, and is hereby authorized and instructed by the Obligor, to furnish to the Collateral Agent at its address indicated below copies of all account statements and other information relating to each Deposit Account that the Deposit Account Bank sends to the Obligor and to disclose to the Collateral Agent all information requested by the Collateral Agent regarding any Deposit Account.

Section 7                                             Conflicting Agreements.

This Agreement shall have control over any conflicting agreement between the Deposit Account Bank and the Obligor.

Section 8               Merger or Consolidation of Deposit Account Bank.

Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

Section 9               Notices.

(1)                                  All notices and other communications provided for in this Agreement shall be in writing (including facsimile) and sent to the intended recipient at its address or telex or facsimile number set forth below:

If to the Collateral Agent, at:

Bank of America, N.A.
335 Madison Avenue
New York, New York 10017.
Attention:	Business Capital/URGENT.
Telephone:	(212) 503-7632
Facsimile:	(212) 503-7330

If to the Obligor, at:

c/o Williams Scotsman, Inc.
8211 Town Center Drive
Baltimore, Maryland 21236-5997
Attention:	John B. Ross
Telephone:	(410)931-6000 ext.6105
Facsimile:	(410)931-6117

If to the Deposit Account Bank, at:

Attention:
Telephone:
Facsimile:

or, as to any party, to such other address or telex or facsimile number as such party may designate from time to time by notice to the other parties.

(2)                                  Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, or telexed or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if telexed or faxed); provided that notices to the Collateral Agent shall not be effective until actually received by it.

Section 10             Amendment.

This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

Section 11             Binding Agreement.

This Agreement shall bind the parties hereto and their successors and assigns and shall inure to the benefit of the parties hereto and their successors and assigns.  Without limiting the provisions of the immediately preceding sentence, the Collateral Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor Collateral Agent (at such time, if any, as such entity becomes the Collateral Agent under the Security Agreement, or at any time thereafter) who shall thereafter succeed to the rights of the existing Collateral Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.

Section 12             Continuing Obligations.

The rights and powers granted herein to the Collateral Agent will be affected neither by any purported revocation by the Obligor of this Agreement or the rights granted to the Collateral Agent hereunder, or by the bankruptcy, insolvency, conservatorship or receivership of the Obligor or the Deposit Account Bank, or by the lapse of time.  The rights of the Collateral Agent hereunder and in respect of the Deposit Accounts and the other Collateral, and the obligations of the Obligor and

Deposit Account Bank hereunder, shall continue in effect until the security interests of Collateral Agent in the Deposit Accounts and such other Collateral have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

Section 13             Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

Section 14             Counterparts.

This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

[OBLIGOR]

By:
Name: ●
Title: ●

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name: ●
Title: ●

[DEPOSIT ACCOUNT BANK]

By:
Name: ●
Title: ●

EXHIBIT G

FORM OF COLLATERAL ACCESS AGREEMENT

This COLLATERAL ACCESS AGREEMENT (this “Agreement”) dated as of ____________, _____ is executed by _______________________________ (“Landlord”) in favor of Bank of America, N.A. (“BofA”), having an address at 335 Madison Avenue, New York, New York, 10017, Attention: William Fitzgerald, as Administrative Agent and Collateral Agent under the Amended and Restated Credit Agreement, dated as of June __, 2005 among Williams Scotsman International, Inc, (formerly known as Scotsman Holdings, Inc.), Williams Scotsman, Inc., a Maryland corporation (“Tenant”), the financial institutions from time to time party thereto (the “Banks”), BofA, as Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Foothill, LLC and Lehman Commercial Paper Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners (as further amended, modified, extended, renewed, restated, refinanced or supplemented from time to time, the “Credit Agreement”), with respect to the Lease dated as of ____________, _____ (the “Lease”), by and between Landlord and Tenant, pursuant to which Tenant has acquired an interest in the real property described therein and located at ________________________________ (the “Premises”).  BofA and the Banks are individually and collectively referred to herein as “Lenders”.

Recitals

A.            Lenders have made or will make loans and other extensions of credit (the “Loans”) to Tenant pursuant to the terms of the Credit Agreement.  The Loans are to be secured, in part, by a lien on all of Tenant’s equipment and other personal property (collectively, the “Equipment”).

B.            Lenders have required that Landlord execute this Agreement in connection with the Loans.

NOW, THEREFORE, in consideration of the Loans by Lenders to Tenant, and to induce Lenders to make the Loans to Tenant, Landlord hereby agrees as follows:

1.             Any Equipment installed by Tenant upon the Premises shall remain personal property and shall not become a part of the Premises.  Landlord hereby waives and relinquishes all liens, claims and demands of every kind which Landlord may now or hereafter have on the Equipment.  Lenders shall have the right to enter upon the Premises at any time during normal business hours for the purpose of (i) inspecting the Equipment and repossessing and removing the Equipment from the Premises, provided that such Equipment can be removed from the Premises without material damage to the structural integrity of the Premises, when Lenders may elect to do so pursuant to the terms of the Credit Agreement or any agreements executed in connection therewith and (ii) guarding and maintaining the Equipment or preparing and showing the same for sale and for conducting a sale of the Equipment.

Exhibit G

2.              This Agreement and all rights hereby granted to Lenders shall terminate upon the satisfaction by Tenant of all obligations under the Credit Agreement or upon complete removal of the Equipment from the Premises, whichever occurs earlier.  The terms and provisions of this Agreement shall bind Landlord and its successors and assigns and shall inure to the benefit of Lenders and their respective successors and assigns.

_______________________________(Landlord)

By:_______________________________(SEAL)

EXHIBIT H

FORM OF OFFICER’S CERTIFICATE

I, the undersigned, [President/Executive Vice President/Vice President] of [Name of Credit Party], a [corporation] [limited liability company] organized and existing under the laws of the State of ________ (the “Company”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify on behalf of the Company that:

1.             This Certificate is furnished pursuant to the Amended and Restated Credit Agreement, dated as of June __, 2005, among Williams Scotsman International Inc. (formerly known as Scotsman Holdings, Inc.) [the Company], [Williams Scotsman, Inc. (the “Borrower”)], the financial institutions from time to time party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A., and Lehman Commercial Paper Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners (such Amended and Restated Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.             The following named individuals are elected or appointed officers of the Company, each holds the office of the Company set forth opposite his name and has held such office since __________, __.1  The signature written opposite the name and title of each such officer is his genuine signature.

Name[2]	Office	Signature

3.             Attached hereto as Exhibit A is a certified copy of the [Certificate of Incorporation] [Certificate of Formation] of the Company, as filed in the Office of the Secretary of State of the State of __________ on ___________, __, together with all amendments thereto adopted through the date hereof.

1                                            Insert a date prior to the time of any corporate or other applicable action relating to the Credit Documents or related documentation.

2                                            Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

Exhibit H

4.             Attached hereto as Exhibit B is a true and correct copy of the [By-Laws] [Limited Liability Company Agreement] of the Company which were [was] duly adopted, are [is] in full force and effect on the date hereof, and have [has] been in effect since _____________, __.

5.             Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, __ [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout] [by __________],3 and said resolutions have not been rescinded, amended or modified.  Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors [by ____________]4 of the Company which deal with the execution, delivery or performance of any of the Credit Documents to which the Company is party.

[6.            On the date hereof, all of the applicable conditions set forth in Sections 5.1(d)(C), (h), (i), (j), (k), (l) and (w) and Section 5.2 of the Credit Agreement have been satisfied; provided, however, that this Certificate shall not certify as to the acceptability of any items to the Administrative Agent and/or the Required Lenders or as to whether the Administrative Agent and/or the Required Lenders are satisfied with any of the matters described in such Sections.

7.             Attached hereto as Exhibit D are true and correct copies of all Plans.

8.             Attached hereto as Exhibit E are true and correct copies of all Collective Bargaining Agreements.

9.             Attached hereto as Exhibit F are true and correct copies of all Existing Indebtedness Agreements.

10.           Attached hereto as Exhibit G are true and correct copies of all Shareholders’ Agreements.

11.           Attached hereto as Exhibit H are true and correct copies of all Management Agreements.

12.           Attached hereto as Exhibit I are true and correct copies of all Employment Agreements.

13.           Attached hereto as Exhibit J are true and correct copies of all Tax Sharing Agreements.

14.           Attached hereto as Exhibit K are true and correct copies of all Master Lease Agreements.

15.           Attached hereto as Exhibit L are true and correct copies of all Material Contracts.

16.           On the date hereof, the issuance of debt and extension of credit pursuant to the Credit Agreement will not violate the “Limitation on Indebtedness” covenants contained in each of the Senior Unsecured Notes Indenture and the Senior Secured Notes Indenture.  Attached hereto as

3                                            Insert in the case of a Credit Party that is a limited liability company.

4                                            Insert in the case of a Credit Party that is a limited liability company.

Exhibit H

Exhibit M is the financial calculations demonstrating the Company’s adherence to such covenants.]5

[7][17].         On the date hereof, the representations and warranties contained in the Credit Documents to which the Company is a party are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to each Credit Event to occur on the date hereof and the application of the proceeds thereof.

5                                            Insert bracketed items 6 through 16 in Officer's Certificate of the Borrower.

Exhibit H

[8][18].         On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Credit Event to occur on the date hereof or from the application of the proceeds thereof.

[9][19].         There is no proceeding for the dissolution or liquidation of the Company.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _______, 2005.

[NAME OF CREDIT PARTY]

Name:
Title:

Exhibit H

I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:

1.  [Name of Person making above certifications] is the duly elected and qualified [President/Executive Vice President/Vice President] of the Company and the signature above is his genuine signature.

2.  The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3, 4, 5 and [9][19] above are true and correct.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ________, 2005.

[NAME OF CREDIT PARTY]

Name:
Title:

EXHIBIT I

FORM OF SOLVENCY CERTIFICATE

To the Administrative Agent and each of the Lenders
party to the Credit Agreement referred to below:

I, the undersigned, the Chief Financial Officer of Williams Scotsman, Inc. (the “Company”) a Maryland corporation, in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof), that:

1.             This Certificate is furnished to the Lenders pursuant to Section 5.1(n) of the Amended and Restated Credit Agreement, dated as of June __, 2005 (the “Credit Agreement”) among the Company, Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.) (“Holdings”), the financial institutions from time to time party hereto (the “Lenders”), Bank of America, N.A., as Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners.  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.             For purposes of this Certificate, the terms below shall have the following definitions:

(a)           “Fair Value”

The amount at which the assets, in their entirety, of the Company and its Subsidiaries taken as whole, would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)                                 “Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Company and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

(c)           “Stated Liabilities”

The recorded liabilities (as of the Effective Date after giving effect to the Credit Events to occur on such date) of the Company and its Subsidiaries

Exhibit I

taken as a whole as of the date hereof, determined in accordance with GAAP consistently applied.

(d)           “Identified Contingent Liabilities”

The estimated and probable amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other currently known contingent liabilities of the Company and its Subsidiaries taken as a whole.

(e)                                  “Will be able to pay its Stated Liabilities, including Identified Contingent Liabilities, as they mature”

For the period from the date hereof through the Maturity Date, the Company and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay or refinance its Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

(f)                                    “Does not have Unreasonably Small Capital”

For the period from the date hereof through the Maturity Date, the Company and its Subsidiaries taken as a whole after giving effect to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Company and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern.

3.             For purposes of this Certificate, I, or officers of the Company under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a)                                  I have reviewed the financial statements (including the unaudited consolidated financial statements) referred to in Section 6.10 of the Credit Agreement.

(b)                                 I have made inquiries of certain officials of the Company and its Subsidiaries who have responsibility for financial and accounting matters regarding (i) the existence and amount of Identified Contingent Liabilities associated with the business of the Company and its Subsidiaries and (ii) whether the unaudited consolidated financial statements referred to in paragraph (a) above are in conformity with GAAP applied on a basis consistent with that of the audited financial statements as of December 31, 2004.

(c)                                  I have knowledge of and have reviewed to my satisfaction the Credit Documents and the respective Annexes and Exhibits thereto.

Exhibit I

(d)                                 With respect to Identified Contingent Liabilities, I:

1.                                       inquired of certain officials of the Company and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all Identified Contingent Liabilities known to them; and

2.                                       confirmed with officers of the Company and its Subsidiaries that, to the best of such officers’ knowledge, (i) all appropriate items were included in Stated Liabilities or Identified Contingent Liabilities made known to me in the course of my inquiry and that (ii) the amounts relating thereto were the estimable and probable amount of liability reasonably likely to result therefrom as of the date hereof.

(e)                                  I have made inquiries of certain officers of the Company and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause the Company and its Subsidiaries taken as a whole, to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay or refinance their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

4.             Based on and subject to the foregoing, I hereby certify on behalf of the Company and not in my individual capacity that, it is my belief that as of the date hereof, and after giving effect to the amendment and restatement of the Existing Credit Agreement and the transactions in connection therewith, (i) the Fair Value and Present Fair Salable Value of the assets of the Company and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) the Company and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) the Company and its Subsidiaries taken as a whole will be able to pay or refinance their Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

IN WITNESS WHEREOF, the undersigned has set his hand this ____ day of June, 2005.

WILLIAMS SCOTSMAN, INC.

By:
Name:
Title:

EXHIBIT J-1

FORM OF AMENDED AND RESTATED U.S. SUBSIDIARIES GUARANTY

AMENDED AND RESTATED U.S. SUBSIDIARIES GUARANTY, dated as of March 26, 2002 and amended and restated as of June 28, 2005 (as same may be further amended, amended and restated, modified or supplemented from time to time, this “Guaranty”), made by each Subsidiary of the Borrower whose name appears below (each such Subsidiary, a “Guarantor”, and, collectively, the “Guarantors”).  Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall have their respective meanings as set forth therein.

W I T N E S S E T H :

WHEREAS, Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.) (“Holdings”) and Williams Scotsman, Inc. (the “Borrower”) are parties to a certain Credit Agreement, dated as of March 26, 2002, with the lenders party thereto, Deutsche Bank Trust Company Americas (“DBTCA”), as administrative agent, and certain other Persons, as amended by a First Amendment, dated as of February 27, 2003, a Second Amendment, dated as of August 11, 2003, a Third Amendment, dated as of December 22, 2003, a Fourth Amendment, dated as of September 24, 2004 and a Fifth Amendment, dated as of April 15, 2005 (as so amended, the “Existing Credit Agreement”);

WHEREAS, each Guarantor is a Wholly-Owned Subsidiary of the Borrower;

WHEREAS, it was a condition precedent to the making of loans to, and the issuance of, and participation in, letters of credit for the account of the Borrower under the Existing Credit Agreement that each Guarantor shall have executed and delivered the U.S. Subsidiaries Guaranty, dated as of March 26, 2002 (as amended, modified or supplemented through, but not including, June 28, 2005, the “Original U.S. Subsidiaries Guaranty”);

WHEREAS, Bank of America, N.A. (“BofA”) and DBTCA have purchased from the other lenders party to the Existing Credit Agreement all of such lenders’ right, title and interest in and to the Existing Credit Agreement and the documents and instruments executed and delivered in connection therewith (with certain exceptions), all pursuant to a certain Assignment and Assumption Agreement (the “Bank Assignment Agreement”), dated as of June 28. 2005, among BofA, DBTCA, the other lenders party to the Existing Credit Agreement, the administrative agent and collateral agent under the Existing Credit Agreement, the Borrower and Holdings;

WHEREAS, Holdings, the Borrower, the financial institutions from time to time party thereto (the “Lenders”), BofA, as Administrative Agent (together with any successor administrative agent, the “Administrative Agent”), DBTCA, as Syndication Agent, Citicorp USA, Inc. Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners, desire to amend and restate the Existing Credit Agreement in its entirety and have entered into an Amended and Restated Credit Agreement, dated as of June

28, 2005, (as further amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement or agreements extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement or agreements, whether or not with the same agent, trustee, representative, lenders or holders, the “Credit Agreement”), providing for the amendment and restatement of the Existing Credit Agreement and the making of Loans and the issuance of, and participation in, Letters of Credit for the account of the Borrower as contemplated therein (the Lenders, each Issuing Lender, the Administrative Agent and its affiliates, the Collateral Agent and each other Agent (as defined in the Credit Agreement) are herein called the “Bank Creditors”);

WHEREAS, the Borrower may from time to time be party to one or more interest rate agreements (including, without limitation, interest rate swaps, caps, floors, collars, and similar agreements) (collectively, the “Interest Rate Agreements”) with BofA, any Lender, any affiliate thereof or a syndicate of financial institutions organized by BofA or an affiliate of BofA (even if BofA or any such Lender ceases to be a Lender under the Credit Agreement for any reason), and any institution that participates, and in each case their subsequent assigns, in such Interest Rate Agreement (collectively, the “Interest Rate Creditors”, and the Interest Rate Creditors together with the Bank Creditors, collectively, the “Secured Creditors”);

WHEREAS, it is a condition to the effectiveness of the amendment and restatement of the Existing Credit Agreement as contemplated by the Credit Agreement and to the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty as an amendment and restatement of the Original U.S. Subsidiaries Guaranty; and

WHEREAS, each Guarantor will obtain benefits from the aforesaid amendment and restatement of the Existing Credit Agreement and from the incurrence of Loans by the Borrower and the issuance of Letters of Credit for the account of the Borrower under the Credit Agreement and the Borrower’s entering into Interest Rate Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrower and participate in Letters of Credit to induce the Issuing Lender to issue Letters of Credit for the account of the Borrower and to induce the Interest Rate Creditors to enter into Interest Rate Agreements with the Borrower;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1.             Each Guarantor irrevocably and unconditionally, and jointly and severally, guarantees:

(i)            to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (a) the principal of and interest on the

Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, (b) all reimbursement obligations and unpaid drawings with respect to Letters of Credit issued under the Credit Agreement and (c) all other obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to the Bank Creditors under the Credit Agreement and the other Credit Documents (including, without limitation, indemnities, Fees and interest thereon) whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrower (all such principal, interest, liabilities and obligations under this clause (i), except to the extent consisting of obligations or liabilities with respect to Interest Rate Agreements, being herein collectively called, the “Credit Agreement Obligations”); and

(ii)           to each Interest Rate Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower under any Interest Rate Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all terms, conditions and agreements contained therein (all such obligations and liabilities, the “Interest Rate Obligations”, and the Interest Rate Obligations together with the Credit Agreement Obligations, collectively the “Guaranteed Obligations”).

Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against each Guarantor without proceeding against any other Guarantor, the Borrower, any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.  All payments by each Guarantor under this Guaranty shall be made on the same basis as payments by the Borrower under Sections 2.6 and 2.9 of the Credit Agreement.

2.             Additionally, each Guarantor, jointly and severally, and unconditionally and irrevocably guarantees the payment of any and all Guaranteed Obligations of the Borrower to the Secured Creditors whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 9.1(e) of the Credit Agreement, and unconditionally and irrevocably, and jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand, in lawful money of the United States.

3.             The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor (other than as set forth in Section 26 herein with respect to such guarantor) or of any other party as to the Guaranteed Obligations of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or (e) any payment made to any Secured Creditor on the Guaranteed Obligations which any Secured Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.  This is a guaranty of payment and not of collection.

4.             The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor of the Borrower or the Borrower be joined in any such action or actions.  Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

5.             Each Guarantor hereby waives (to the fullest extent permitted by law) notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including each Guarantor or any other guarantor or the Borrower).

6.             Any Secured Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to any Guarantor, without impairing or releasing the obligations of any Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(i)            change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(ii)           sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any of the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(iii)          exercise or refrain from exercising any rights against the Borrower, any Guarantor, any other guarantor or others or otherwise act or refrain from acting;

(iv)          settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower;

(v)           apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liabilities of the Borrower remain unpaid;

(vi)          consent to or waive any breach of, or any act, omission or default any of under the Interest Rate Agreements, the Credit Agreement or any of the other Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Agreements, the Credit Agreement or any of the other Credit Documents or any of such other instruments or agreements; and/or

(vii)         act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

7.             No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

8.             This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.  No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have.  No notice to or demand on each Guarantor in any case shall entitle any Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand.  It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

9.             Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower to the Secured Creditors; and such indebtedness of the Borrower to each Guarantor, if the Collateral Agent, after an Event of Default has occurred, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of any Guarantor under the other provisions of this Guaranty, except to the extent the Guaranteed Obligations have been paid in full in cash.  Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.  Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any claim or right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full.

10.           (a)  Each Guarantor waives any right (except as shall be required by applicable statute or law and cannot be waived) to require the Secured Creditors to:  (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever.  Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor of the Borrower or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor of the Borrower or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations.  The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full.  Each Guarantor waives (to the fullest extent permitted by law) any defense arising out of any such election by the Administrative Agent, the Collateral Agent and the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any other party or any security.

(b)           Each Guarantor waives (to the fullest extent permitted by law) all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise each Guarantor of information known to them regarding such circumstances or risks.

(c)           Each Guarantor understands, is aware and hereby acknowledges that to the extent the Guaranteed Obligations are secured by real property located in the State of California, such Guarantor shall be liable for the full amount of its liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing such Guarantor’s or any Secured Creditor’s right to proceed against any Credit Party. Each Guarantor hereby waives, to the fullest extent permitted by law, all rights and benefits under Section 2809 of the California Civil Code purporting to reduce a guarantor’s obligation in proportion to the principal obligation.  Each Guarantor hereby waives all rights and benefits under Section 580a of the California Code of Civil Procedure purporting to limit the amount of any deficiency judgment which might be recoverable following the occurrence of a trustee’s sale under a deed of trust and all rights and benefits under Section 580b of the California Code of Civil Procedure stating that no deficiency may be recovered on a real property purchase money obligation.  Each Guarantor further understands, is aware and hereby acknowledges that if the Secured Creditors elect to nonjudicially foreclose on any real property security located in the State of California any right of subrogation of such Guarantor against the Secured Creditors may be impaired or extinguished and that as a result of such impairment or extinguishment of subrogation rights, such Guarantor may have a defense to a deficiency judgment arising out of the operation of (i) Section 580d of the California Code of Civil Procedure which states that no deficiency may be recovered on a note secured by a deed of trust on real property in case such real property is sold under the power of sale contained in such deed of trust, and (ii) related principles of estoppel.  To the fullest extent permitted by law, each Guarantor waives all rights and benefits and any defense arising out of the operation of Section 580d of the California Code of Civil Procedure and related principles of estoppel, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Credit Party or any other party or any security.  In addition, each Guarantor hereby waives, to the fullest extent permitted by applicable law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such Guarantor under Section 726 of the California Code of Civil Procedure and all rights and benefits which might otherwise be available to such Guarantor under California Civil Code Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 and 3433.

(d)           Each Guarantor hereby further waives (to the fullest extent permitted by applicable law):  (1) all rights and defenses arising out of an election of remedies by the Secured Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (2) such Guarantor’s rights of subrogation and reimbursement and any other rights and defenses available to such Guarantor by reason of the California Civil Code Sections 2787 to 2855, inclusive, including, without limitation, (i) any defenses such Guarantor may have to the Guaranteed Obligations by reason of an election of remedies by the Secured Creditors and (ii) any rights or defenses such Guarantor may have by reason of protection afforded to the principal borrower with respect to the obligation so guaranteed pursuant to the antideficiency or other laws of the State of California limiting or discharging the Borrower’s indebtedness, including, without limitation, California Code of Civil Procedure Sections 580a, 580b, 580d or 726.

11.           If and to the extent that any Guarantor makes any payment to any Secured Creditor or to any other Person pursuant to or in respect of this Guaranty, any claim which such Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations to each Secured Creditor. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

12.           Notwithstanding anything else to the contrary in this Guaranty, the Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Agreement Obligations have been paid in full, the holders of at least a majority of the Interest Rate Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the Interest Rate Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the other Credit Documents.  The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, member or stockholder of any Guarantor (except to the extent such member or  stockholder is also a Guarantor hereunder).  It is understood that the agreement in this Section 12 is among and solely for the benefit of the Lenders and that if the Required Lenders so agree (without requiring the consent of any Guarantor), the Guaranty may be directly enforced by any Secured Creditor.

13.           In order to induce the Bank Creditors to amend and restate the Existing Credit Agreement and to make Loans and issue and participate in Letters of Credit pursuant to the Credit Agreement, and in order to induce the Interest Rate Creditors to execute, deliver and perform the Interest Rate Agreements, each Guarantor represents, warrants and covenants that:

(a)           Such Guarantor (i) is a duly organized and validly existing corporation or limited liability company and is in good standing under the laws of the jurisdiction of its organization, and has the corporate or limited liability company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(b)           Such Guarantor has the corporate or limited liability company power and authority to execute, deliver and carry out the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance by it of each such Credit Document.  Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting rights and remedies of creditors and general equitable principles (regardless of whether enforcement is sought in equity or at law) and (ii) federal securities or other laws or regulations or public policy insofar as they may restrict the enforceability of rights to indemnification.

(c)           Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof or thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Collateral Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries, except in the case of clauses (i) and (ii), any contraventions, conflicts, inconsistencies, breaches and defaults which are not reasonably likely to adversely effect any Lender or to have a Material Adverse Effect.

(d)           Except for the filing of the Mortgages and the filing of the financing statements and for any other filings, registrations or recordings required under the Collateral Documents (all of which have been made or will be made as required) and any consents to assignments of any Government Lease, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of this Guaranty or any other Credit Document to which such Guarantor is a party, or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.

(e)           There are no actions, suits or proceedings pending or threatened (i) with respect to any Credit Document to which such Guarantor is party or (ii) that, after giving effect to expected insurance proceeds and indemnity payments, are reasonably likely to have a Material Adverse Effect.

14.           Each Guarantor covenants and agrees that on and after the date hereof and until the termination of the Total Commitments and all Interest Rate Agreements and when no Note or Letter of Credit remains outstanding (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the applicable Issuing Lender in its sole and absolute discretion) and all Guaranteed Obligations then due and payable have been paid in full, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Article 7 or 8 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

15.           Each Guarantor hereby jointly and severally agrees to pay all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursement of counsel) of each Secured Creditor in connection with the enforcement of this

Guaranty and of the Administrative Agent in connection with any amendment, waiver or consent relating hereto.

16.           This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

17.           Except as contemplated in Section 25 hereof, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated, with respect to any Guarantor, except with the written consent of (x) the Required Lenders (or to the extent required by Section 11.10 of the Credit Agreement, with the written consent of each Lender) at all times prior to the time on which all Credit Agreement Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Interest Rate Obligations at all times after the time on which all Credit Agreement Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released).  For the purpose of this Guaranty the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Agreement Obligations or (y) the Interest Rate Creditors as the holders of the Interest Rate Obligations.  For the purpose of this Guaranty, the term “Requisite Creditors” of any Class shall mean each of (x) with respect to the Credit Agreement Obligations, the Required Lenders and (y) with respect to the Interest Rate Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Agreements.

18.           Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and the Interest Rate Agreements existing as of the date hereof has been made available to its principal executive officers and such officers are familiar with the contents thereof and that an executed (or conformed) copy of any Credit Document or Interest Rate Agreement created after the date hereof will be made available to its principal executive officers and such officers will be familiar with the contents thereof.

19.           In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement or any payment default under any Interest Rate Agreement), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of any Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.  Notwithstanding anything to the contrary contained in this Section 19, no Secured Creditor shall exercise any such right of set-off without the prior consent of the Administrative Agent or the Required Lenders, it being understood and agreed, however, that this sentence is for the sole benefit of the Secured Creditors and may be amended, modified or waived in any respect by the Required Lenders without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral.

20.           All notices, requests, demands or other communications provided for hereunder made in writing (including telexed or telecopier communication) shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to the Borrower; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

21.           If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid Secured Creditors repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Creditor or any of its property or (ii) any settlement or compromise of any such claim effected by such Secured Creditor with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon each Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such Secured Creditor.

22.           (a)  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.  Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each Guarantor hereby irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or any other Credit Document to which such Guarantor is a party that service of process was in any way invalid or ineffective.  Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

(b)           Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)           EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

23.           This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

24.           All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense.

25.           It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the requirements of the Credit Agreement shall automatically become a Guarantor hereunder by (x) executing and delivering a counterpart hereof to the Administrative Agent or (y) executing a U.S. Subsidiary Joinder Agreement substantially in the form of Exhibit N to the Credit Agreement and delivering same to the Administrative Agent, in each case as may be requested by (and in form and substance reasonably satisfactory to) the Administrative Agent.

26.           The Administrative Agent and each Guarantor hereby confirm that it is their intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy, insolvency or similar law, the Uniform Fraudulent Conveyance Act or any similar Federal, state of foreign law.  To effectuate the foregoing intention, the Administrative Agent (on behalf of itself and the other Secured Creditors) and each Guarantor hereby irrevocably agree that the Guaranteed Obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws (but excluding its obligations pursuant to any guarantee by it of the Senior Unsecured Notes or any other obligations pursuant to the Senior Unsecured Notes Indenture to the maximum extent permitted by applicable law, as contemplated by the following sentence), result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.  Notwithstanding the foregoing, to the maximum extent permitted by applicable law, liabilities of the respective Guarantor pursuant to any guarantee by it of the Senior Unsecured Notes or any other obligations pursuant to the Senior Unsecured Notes Indenture shall be ignored in making determinations pursuant to the preceding sentence, with the intent being that any such guarantee shall first be limited pursuant to the terms and conditions thereof before limiting or reducing the amount guaranteed by any Guarantor hereunder.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of June _____, 2005.

Addresses:

8211 Town Center Drive	WILLSCOT EQUIPMENT, LLC,
Baltimore, Maryland 21236	as Guarantor
Attention: John Ross
Telephone: (410) 931-6000	By:WILLIAMS SCOTSMAN, INC.,
Facsimile: (410) 931-6117	as Member

By:
Title:

8211 Town Center Drive	SPACE MASTER INTERNATIONAL, INC.,
Baltimore, Maryland 21236	as Guarantor
Attention: John Ross
Telephone: (410) 931-6000
Facsimile: (410) 931-6117
By:
Title:

8211 Town Center Drive	TRUCK & TRAILER SALES, INC.,
Baltimore, Maryland 21236	as Guarantor
Attention: John Ross
Telephone: (410) 931-6000
Facsimile: (410) 931-6117
By:
Title:

8211 Town Center Drive	EVERGREEN MOBILE COMPANY,
Baltimore, Maryland 21236	as Guarantor
Attention: John Ross
Telephone: (410) 931-6000
Facsimile: (410) 931-6117
By:
Title:

Accepted and Agreed to:

BANK OF AMERICA, N.A.
as Administrative Agent for the Lenders

By:
Title:

EXHIBIT J-2

FORM OF CANADIAN SUBSIDIARY GUARANTEE

Guarantee dated as of March 26, 2002, amended and restated as of June 28, 2005, made by WILLIAMS SCOTSMAN OF CANADA, INC., a corporation incorporated and existing under the laws of the Province of Ontario, to and in favour of the Secured Creditors.

WHEREAS:

(a)           Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.) (“Holdings”) and Williams Scotsman, Inc. (the “Borrower”), are parties to a certain Credit Agreement, dated as of March 26, 2002, with the lenders party thereto, Deutsche Bank Trust Company Americas (“DBTCA”), as administrative agent, and certain other Persons, as amended by a First Amendment, dated as of February 27, 2003, a Second Amendment, dated as of August 11, 2003, a Third Amendment, dated as of December 22, 2003, a Fourth Amendment, dated as of September 24, 2004 and a Fifth Amendment, dated as of April 15, 2005 (as so amended, the “Existing Credit Agreement”);

(b)           the Guarantor is the wholly-owned subsidiary (as construed in accordance with the Business Corporations Act (Ontario)) of the Borrower;

(c)           it was a condition precedent to the making of loans to, and the issuance of, and participation in, letters of credit for the account of the Borrower under the Existing Credit Agreement that the Guarantor shall have executed and delivered the Canadian Subsidiary Guarantee, dated as of March 26, 2002 (as amended, modified or supplemented through, but not including, the Effective Date, the “Original Canadian Subsidiary Guarantee”);

(d)           Bank of America, N.A. (“BofA”) and DBTCA have purchased from the other lenders party to the Existing Credit Agreement all of such lenders’ right, title and interest in and to the Existing Credit Agreement and the documents and instruments executed and delivered in connection therewith (with certain exceptions), all pursuant to a certain Assignment and Assumption Agreement (the “Bank Assignment Agreement”), dated as of the Effective Date, among BofA, DBTCA, the other lenders party to the Existing Credit

Agreement, the administrative agent and collateral agent under the Existing Credit Agreement, the Borrower and Holdings;

(e)           Holdings, the Borrower, the financial institutions from time to time party thereto (the “Lenders”), BofA, as Administrative Agent (together with any successor administrative agent, the “Administrative Agent”), DBTCA, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners, desire to amend and restate the Existing Credit Agreement in its entirety and have entered into an Amended and Restated Credit Agreement, dated as of the Effective Date, (as further amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement or agreements extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement or agreements, whether or not with the same agent, trustee, representative, lenders or holders, the “Amended and Restated Credit Agreement”), providing for the amendment and restatement of the Existing Credit Agreement and the making of Loans and the issuance of, and participation in, Letters of Credit for the account of the Borrower as contemplated therein (the Lenders, each Issuing Lender, the Administrative Agent and its affiliates, the Collateral Agent and each other Agent (as defined in the Amended and Restated Credit Agreement) are herein called the “Bank Creditors”);

(f)            the Borrower may from time to time be party to one or more interest rate agreements (including, without limitation, interest rate swaps, caps, floors, collars, and similar agreements) (collectively, the “Interest Rate Agreements”) with BofA, any Lender, any affiliate thereof or a syndicate of financial institutions organized by BofA or an affiliate of BofA (even if BofA or any such Lender ceases to be a Lender under the Amended and Restated Credit Agreement for any reason), and any institution that participates, and in each case their subsequent assigns, in such Interest Rate Agreement (collectively, the “Interest Rate Creditors”, and the Interest Rate Creditors together with the Bank Creditors, collectively, the “Secured Creditors”);

(g)           it is a condition to the effectiveness of the amendment and restatement of the Existing Credit Agreement as contemplated by the Amended and Restated Credit Agreement and to the making of Loans to the

Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Amended and Restated Credit Agreement that the Guarantor shall have executed and delivered this Guarantee; and

(h)           the Guarantor will obtain benefits from the aforesaid amendment and restatement of the Existing Credit Agreement and from the incurrence of Loans by the Borrower and the issuance of Letters of Credit for the account of the Borrower under the Amended and Restated Credit Agreement and the Borrower’s entering into Interest Rate Agreements and, accordingly, desires to execute this Guarantee in order to satisfy the conditions described in the preceding paragraph and to induce the Lenders to make Loans to the Borrower and participate in Letters of Credit to induce the Issuing Lender to issue Letters of Credit for the account of the Borrower and to induce the Interest Rate Creditors to enter into Interest Rate Agreements with the Borrower;

(i)            the Guarantor has, contemporaneously herewith, executed and delivered to the Collateral Agent for the benefit of and as agent of the Secured Creditors, the Guarantor Security Documents as continuing collateral security for the obligations of the Guarantor under this Guarantee.

NOW THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

ARTICLE 1
DEFINITIONS

Section 1.1                Defined Terms.

As used in this Guarantee and the recitals hereto, the following terms have the following meanings:

“Administrative Agent” means BofA acting as administrative agent for the Lenders under the Amended and Restated Credit Agreement and any successor appointed pursuant to the Amended and Restated Credit Agreement, and its permitted assigns.

“Amended and Restated Credit Agreement” means the amended and restated credit agreement dated as of the Effective Date among Holdings, the

Borrower, the Lenders, the Administrative Agent, Deutsche Bank Trust Company Americas, as syndication agent, Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc., as co-documentation agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as co-lead arrangers and joint book runners, as the same may from time to time be amended, modified, extended, renewed, restated, or supplemented and including any agreement extending the maturity of (including the inclusion of additional borrowers thereunder or any increase in the amount borrowed) all or any portion of the indebtedness under such agreement.

“Amended and Restated Credit Agreement Obligations” has the meaning ascribed thereto in Section 2.1(1)(a).

“Bank Creditors” means, collectively, the Lenders, the Collateral Agent, the Issuing Lender, the Syndication Agent, the Co-Documentation Agent, the Administrative Agent and the Co-Lead Arrangers and Joint Book Runners.

“Borrower” means Williams Scotsman, Inc., a corporation incorporated and existing under the laws of the State of Maryland, and its successors and permitted assigns.

“BofA” means Bank of America, N.A. and any successor thereto.

“Business Day” means any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day in which banking institutions are authorized by law or other governmental actions to close.

“Class” has the meaning ascribed thereto in Section 5.5.

“Co-Documentation Agent” means, collectively, Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc. acting as co-documentation agents under the Amended and Restated Credit Agreement and any successors appointed pursuant to the Amended and Restated Credit Agreement, and their respective permitted assigns.

“Co-Lead Arrangers and Joint Book Runners” means Banc of America Securities LLC and Deutsche Bank Securities Inc., as the co-lead arrangers and joint book runners, and their respective successors and permitted assigns.

“Collateral Agent” means BofA acting as collateral agent for the Secured Creditors, and any successor thereto appointed pursuant to the Amended and Restated Credit Agreement, and its permitted assigns.

“Credit Documents” means, collectively, the Amended and Restated Credit Agreement and all other Credit Documents (as such term is defined in the Amended and Restated Credit Agreement).

“Credit Parties” means, collectively, Holdings, the Borrower and the Subsidiary Guarantors.

“Effective Date” means June 28, 2005.

“Event of Default” means any Event of Default under, and as defined in, the Amended and Restated Credit Agreement and shall in any event include any payment default on any of the Guaranteed Obligations after the expiration of any applicable grace period.

“Guarantee” means this guarantee as amended, modified or supplemented from time to time.

“Guaranteed Obligations” means, collectively, the Amended and Restated Credit Agreement Obligations and the Interest Rate Obligations.

“Guarantor” means Williams Scotsman of Canada, Inc., a corporation incorporated and existing under the laws of the Province of Ontario, and its successors and permitted assigns.

“Guarantor Security Documents” means the amended and restated security agreement of even date herewith made by the Guarantor in favour of the Collateral Agent and any other security granted to the Collateral Agent or any Secured Creditor as security for the obligations of the Guarantor under this Guarantee and the other Credit Documents to which it is a party.

“Holdings” means Williams Scotsman International, Inc. and its successors.

“Insolvency Legislation” means any law relating to bankruptcy, insolvency, reorganization or relief of debtors including the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), Title 11 of the United States Code entitled “Bankruptcy” or any comparable or similar legislation in effect in any applicable jurisdiction.

“Intercorporate Indebtedness” has the meaning ascribed thereto in Section 3.5(1).

“Interest Rate Agreement” means any interest rate agreement (including interest rate swaps, caps, floors, collars and similar agreements) between the Borrower and any Interest Rate Creditor.

“Interest Rate Creditors” means, collectively, any Lender or a syndicate of financial institutions organized by BofA or an affiliate of BofA (even if BofA or any such Lender subsequently ceases to be a Lender under the Amended and Restated Credit Agreement for any reason) and any institution that participates, and in each case their subsequent assigns, in any Interest Rate Agreement with the Borrower.

“Interest Rate Obligations” has the meaning ascribed thereto in Section 2.1(1)(b).

“Issuing Lender” has the meaning ascribed thereto in the Amended and Restated Credit Agreement.

“Lenders” means, collectively, the financial institutions listed from time to time on Schedule I to the Amended and Restated Credit Agreement, as lenders, as well as any Person which becomes a Lender pursuant to Section 11.6 of the Amended and Restated Credit Agreement, and their respective successors and assigns.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower or of Holdings, the Borrower and their respective Subsidiaries taken as a whole, (ii) the value of Collateral or the amount which the Administrative Agent, the Collateral Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, (iii) the rights and remedies of any Agent, the Issuing Lender or the Lenders under any Credit Document, or (iv) on the ability of any Credit Party to perform its obligations under the Credit Documents.

“Original Currency” has the meaning ascribed thereto in Section 3.17(1).

“Other Currency” has the meaning ascribed thereto in Section 3.17(1).

“Other Taxes” has the meaning ascribed thereto in Section 3.16(2).

“Required Lenders” has the meaning ascribed thereto in the Amended and Restated Credit Agreement.

“Requisite Creditors” has the meaning ascribed thereto in Section 5.5.

“Revolving Credit Termination Date” has the meaning ascribed thereto in the Amended and Restated Credit Agreement.

“Secured Creditors” means, collectively, the Bank Creditors and the Interest Rate Creditors.

“Shares” has the meaning ascribed thereto in Section 4.1(a).

“Subsidiary Guarantors” has the meaning ascribed thereto in the Amended and Restated Credit Agreement.

“Syndication Agent” means DBTCA acting as syndication agent for the Lenders under the Amended and Restated Credit Agreement and any successor appointed pursuant to the Amended and Restated Credit Agreement, and its permitted assigns.

“Taxes” has the meaning ascribed thereto in Section 3.16(1).

“Termination Date” means the date upon which the Total Commitments under the Amended and Restated Credit Agreement have been terminated and all Interest Rate Agreements entered into with any Interest Rate Creditor have been terminated, no Note under the Amended and Restated Credit Agreement is outstanding and all Loans thereunder have been repaid in full, all Letters of Credit issued under the Amended and Restated Credit Agreement have been terminated (or cash collateralized in a manner satisfactory to the Administrative Agent) and all Guaranteed Obligations then due and payable have been paid in full.

Section 1.2                Terms Incorporated by Reference.

Capitalized terms not defined in this Guarantee shall have the meanings given to them in the Amended and Restated Credit Agreement.

Section 1.3                Statutes.

Unless specified otherwise, reference in this Guarantee to a statute refers to that statute as it may be amended, or to any restated or successor legislation of comparable effect.

Section 1.4                Certain Phrases, etc.

In this Guarantee (i) (y) the words “including” and “includes” mean “including (or includes) without limitation” and (z) the phrase “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”, and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.5                Gender and Number.

Any reference in this Guarantee to gender shall include all genders and words importing the singular number only shall include the plural and vice versa.

Section 1.6                Headings, etc.

The division of this Guarantee into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect the interpretation of this Guarantee.

ARTICLE 2
GUARANTEE

Section 2.1                Guarantee.

(1)           The Guarantor irrevocably and unconditionally guarantees:

(a)           to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (i) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Amended and Restated Credit Agreement, (ii) all reimbursement obligations and unpaid drawings with respect to Letters of Credit issued under the Amended and Restated Credit Agreement and (iii) all other obligations (including obligations which, but for any automatic stay under any applicable Insolvency Legislation, would become due) and liabilities owing by the Borrower to the Bank Creditors under the Amended and Restated Credit Agreement and the other Credit Documents (including indemnities, Fees and interest thereon) whether now existing or hereafter incurred under, arising out of or in connection with the Amended and Restated Credit Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrower (all such principal, interest, liabilities and obligations under this paragraph (a), except to the extent consisting of obligations or liabilities with respect to Interest Rate Agreements, being herein collectively called, the “Amended and Restated Credit Agreement Obligations”); and

(b)           to each Interest Rate Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for any automatic stay under any applicable Insolvency legislation, would become due) and liabilities owing by the Borrower under any Interest Rate Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all terms, conditions and agreements contained therein (all such obligations and liabilities, the “Interest Rate Obligations”).

The Guarantor promises to pay, on demand, all reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) incurred by or on behalf of the Secured Creditors and the Collateral Agent in enforcing any of their respective rights under this Guarantee and by the Collateral Agent in connection with any amendment, waiver or consent relating thereto.

(2)           Additionally, the Guarantor unconditionally and irrevocably guarantees the payment of any and all Guaranteed Obligations of the Borrower to the Secured Creditors whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 9.1(e) of the Amended and Restated Credit Agreement, and unconditionally and irrevocably, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand, in lawful money of the United States.

Section 2.2                Absolute Liability.

(1)           The Guarantor guarantees that the Guaranteed Obligations will be paid to the Collateral Agent and the Secured Creditors strictly in accordance with their terms and conditions, that the Guarantor shall be liable as principal debtor and not solely as surety with respect to the payment of the Guaranteed Obligations and that the liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

(a)           the lack of validity or enforceability of any terms of any of the other Credit Documents or the Interest Rate Agreements;

(b)           any contest by the Borrower or any other Person as to the amount of the Guaranteed Obligations, the validity or enforceability of any terms of the Credit Documents or the Interest Rate Agreements or the perfection or priority of any security granted to the Collateral Agent or the Secured Creditors;

(c)           any defence, counter-claim or right of set-off available to the Borrower;

(d)           any change in the time or times for, or place of or manner of payment of the Guaranteed Obligations or any consent, waiver, renewal, extension or other indulgences which the Secured Creditors or the Collateral Agent may grant to the Borrower or any other Person or any amendment or supplement to, or alteration or renewal of, or restatement or modification of (including any increase in the amounts available thereunder or the inclusion of additional borrowers thereunder), or other action or inaction under, any of the Credit Documents or the Interest Rate Agreements or the Guaranteed Obligations and this Guarantee shall apply to the Guaranteed Obligations as so changed, indulged, amended, supplemented, altered, renewed, restated, modified or increased;

(e)           any dealings with the security which the Secured Creditors or the Collateral Agent hold or may hold pursuant to the terms and conditions of the Credit Document or the Interest Rate Agreements, including the taking, giving up or exchange of securities, their variation or realization, the accepting of compositions and the granting of releases and discharges;

(f)            any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Borrower, the Guarantor or any other Person or any action taken with respect to this Guarantee by any trustee or receiver, or by any court, in any such proceeding, whether or not the Guarantor shall have notice or knowledge of any of the foregoing;

(g)           the assignment of all or any part of the benefits of this Guarantee;

(h)           any invalidity, non-perfection or unenforceability of any security held by the Secured Creditors or the Collateral Agent or any irregularity, default or defect in the manner or procedure by which the Collateral Agent and the Secured Creditors deals with or realizes on such security; and

(i)            any other circumstances which might otherwise constitute a defence available to, or a discharge of, the Guarantor, the Borrower or any other Person in respect of the Guaranteed Obligations or this Guarantee, except indefeasible payment in full of the Guaranteed Obligations on the Termination Date.

(2)           The Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guarantee up to the full amount of the Guaranteed Obligations without proceeding against the Borrower or any other guarantor of the Guaranteed Obligations.

ARTICLE 3
ENFORCEMENT

Section 3.1                Remedies.

The Secured Creditors and the Collateral Agent shall not be bound to exhaust their recourse against the Borrower or any other Person or realize on any security they may hold in respect of the Guaranteed Obligations before being entitled to payment under this Guarantee and the Guarantor renounces all benefits of discussion and division.

Section 3.2                Impairment of Security.

Any loss of, or loss of value of, any security granted to any of the Secured Creditors or the Collateral Agent by the Borrower or any other Person shall not discharge pro tanto or limit or lessen the liability of the Guarantor under this Guarantee.

Section 3.3                Amount of Guaranteed Obligations.

Any account settled or stated by or between the Collateral Agent and the Borrower, or if any such account has not been settled or stated immediately before demand for payment under this Guarantee, any account stated by the Collateral Agent shall, in the absence of manifest error, be accepted by the Guarantor as prima facie evidence of the amount of the Guaranteed Obligations which is due by the Borrower to the Secured Creditors and the Collateral Agent or remains unpaid by the Borrower to the Secured Creditors and the Collateral Agent.

Section 3.4                Payment on Demand.

The obligation of the Guarantor to pay the amount of the Guaranteed Obligations and all other amounts payable by it to the Secured Creditors or the Collateral Agent under this Guarantee shall arise, and the Guarantor shall make such payments, immediately after demand for same is made in writing to it.  The liability of the Guarantor shall bear interest from the date of such demand at the rate or rates of interest then applicable to the Guaranteed Obligations under and calculated in the manner provided in the Credit Documents.

Section 3.5                Assignment and Postponement.

(1)           All obligations, liabilities and indebtedness of the Borrower to the Guarantor of any nature whatsoever and all security therefor (the “Intercorporate Indebtedness”) are hereby assigned and transferred to the Collateral Agent as continuing and collateral security for the Guarantor’s obligations under this Guarantee.  Until the occurrence of an Event of Default, the Guarantor may receive payments in respect of the Intercorporate Indebtedness in accordance with their terms.  The Guarantor shall not assign all or any part of the Intercorporate Indebtedness to any Person other than the Collateral Agent or the Secured Creditors.

(2)           Upon the occurrence and during the continuance of an Event of Default, all Intercorporate Indebtedness shall be held in trust for the Secured Creditors and the Collateral Agent and shall be collected, enforced or proved subject to, and for the purpose of, this Guarantee and any payments received by the Guarantor in respect of the Intercorporate Indebtedness shall be segregated from other funds and property held by the Guarantor and immediately paid to the Collateral Agent on account of the Guaranteed Obligations.

(3)           Upon the occurrence and during the continuance of an Event of Default, the Secured Creditors and the Collateral Agent shall be entitled to receive indefeasible payment of the Guaranteed Obligations in full before the Guarantor receives any payment on account of any Intercorporate Indebtedness.  In such case, the Intercorporate Indebtedness shall not be released or withdrawn or set off against any amount, obligation, liability or other indebtedness owing to the Borrower by the Guarantor unless the Collateral Agent’s written consent to the release or withdrawal or set off is first obtained.  The Guarantor shall not permit the prescription of the Intercorporate Indebtedness by any statute of limitations or ask for or obtain any security or negotiable paper for, or other evidence of, the Intercorporate Indebtedness unless the same is delivered forthwith to the Collateral Agent.

Section 3.6                Suspension of Guarantor Rights.

(1)           The Guarantor agrees that so long as there are any Guaranteed Obligations, the Guarantor shall not exercise any rights which it may at any time have by reason of the performance of any of its obligations under this Guarantee (i) to be indemnified by the Borrower, (ii) to claim contribution from any other guarantor of the debts, liabilities or obligations of the Borrower, or (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Creditors or the Collateral Agent under any of the Credit Documents.

(2)           The Guarantor waives (to the fullest extent permitted by law) all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonour, notices of acceptance of this Guarantee, and notices of the existence, creation or incurring of new or additional indebtedness.  The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.

Section 3.7                No Prejudice to Secured Creditors or Collateral Agent.

The Secured Creditors and the Collateral Agent shall not be prejudiced in any way in the right to enforce any provision of this Guarantee by any act or failure to act on the part of the Borrower, the Secured Creditors or the Collateral Agent (save and except any act on the part of the Secured Creditors or the Collateral Agent to expressly terminate this Guarantee on the Termination Date).  The Collateral Agent and the Secured Creditors may, at any time and from time to time, in such manner as any of them may determine is expedient, without any consent of, or notice to, the Guarantor and without impairing or releasing the obligations of the Guarantor (i) change the manner, place, time or terms of payment of, or renew, increase, refinance, accelerate or alter, the Guaranteed Obligations, (ii) renew, increase, accelerate, replace, refinance or otherwise vary any credit or credit facilities to, or the terms or conditions of any transaction with, the Borrower or any other Person, (iii) release, compound or vary the liability of the Borrower or any other Person liable in any manner under or in respect of the Guaranteed Obligations, (iv) exercise or enforce or refrain from exercising or enforcing any right or security against the Borrower, the Guarantor or any other Person, and (v) apply any sums from time to time received to the Guaranteed Obligations.  In their dealings with the Borrower, the Collateral Agent and the Secured Creditors need not enquire into the authority or power of any Person purporting to act for or on behalf of the Borrower.

Section 3.8                Rights of Subrogation.

Any rights of subrogation acquired by the Guarantor by reason of payment under this Guarantee shall not be exercised until the Guaranteed Obligations and all other amounts due to the Secured Creditors have been paid or repaid in full and such rights of subrogation shall be no greater than the rights held by the Secured Creditors.  In the event (i) of the liquidation, winding-up or bankruptcy of the Borrower (whether voluntary or compulsory), (ii) that the Borrower makes a bulk sale of any of its assets within the provisions of any bulk sales legislation, or (iii) that the Borrower makes any composition with creditors or enters into any scheme of arrangement, then the Secured Creditors shall have the right to rank in priority to the Guarantor for their full claims in respect of the Guaranteed Obligations and receive all dividends or other payments until their claims have been paid in full.  The Guarantor shall continue to be liable, less any payments made by it, for any balance which may be owing to the Secured Creditors by the Borrower.  No valuation or retention of their security by the Secured Creditors shall, as between the Secured Creditors and the Guarantor, be considered as a purchase of such security or as payment or satisfaction or reduction of all or any part of the Guaranteed Obligations.  If any amount is paid to the Guarantor at any time when all the

Guaranteed Obligations and other amounts due to the Secured Creditors have not been paid in full, the amount shall be held in trust for the benefit of the Secured Creditors and shall immediately be paid to the Collateral Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured.  The Guarantor shall have no recourse against the Secured Creditors for any invalidity, non-perfection or unenforceability of any security held by the Secured Creditors or any irregularity or defect in the manner or procedure by which the Secured Creditors realize on such security.

Section 3.9                No Set-off.

To the fullest extent permitted by law, the Guarantor shall make all payments under this Guarantee without regard to any defence, counter-claim or right of set-off available to it.

Section 3.10             Successors of the Borrower.

Any change or changes in the name of, or reorganization (whether by way of reconstruction, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) of, the Borrower or its business shall not affect or in any way limit or lessen the liability of the Guarantor under this Guarantee or under any of the Guarantor Security Documents.  This Guarantee and the Guarantor Security Documents shall extend to any person, firm or corporation acquiring all or substantially all of the assets of the Borrower.

Section 3.11             Continuing Guarantee.

This Guarantee is a continuing guarantee.  It extends to all present and future Guaranteed Obligations, applies to and secures the ultimate balance of the Guaranteed Obligations due or remaining due to the Collateral Agent and the Secured Creditors and shall be binding as a continuing obligation of the Guarantor until the Termination Date.  This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Secured Creditors or the Collateral Agent upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though the payment had not been made.

Section 3.12             Supplemental Security.

This Guarantee is in addition and without prejudice to and supplemental to all other guaranties and securities held or which may hereafter be held by the Secured Creditors or the Collateral Agent.

Section 3.13             Security for Guarantee.

The Guarantor acknowledges that this Guarantee is intended to secure payment of the Guaranteed Obligations and that the payment of the Guaranteed

Obligations and the other obligations of the Guarantor under this Guarantee are secured pursuant to the terms and provisions of the Guarantor Security Documents.

Section 3.14             Right of Set-off.

Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent and each of the Secured Creditors are authorized by the Guarantor and may, to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Collateral Agent or the Secured Creditors to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing irrespective of whether or not (i) the Secured Creditors or the Collateral Agent have made any demand under this Guarantee, or (ii) any of the obligations comprising the Guaranteed Obligations are contingent or unmatured.  The Collateral Agent and the Secured Creditors agree promptly to notify the Guarantor after any such set-off and application made by the relevant Collateral Agent or Secured Creditor provided that the failure to give notice shall not affect the validity of the set-off and application.  The rights of the Collateral Agent and the Secured Creditors under this Section 3.14 are in addition and without prejudice to and supplemental to other rights and remedies which the Collateral Agent and the Secured Creditors may have.

Section 3.15             Interest Act (Canada).

The Guarantor acknowledges that certain of the rates of interest applicable to the Guaranteed Obligations may be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.  For purposes of the Interest Act (Canada), whenever any interest is calculated using a rate based on a year of 360 days such rate determined pursuant to such calculation, when expressed as an annual rate is equivalent to (i) the applicable rate based on a year of 360 days, (ii) multiplied by the actual number of days in the calendar year in which the period for such interest is payable (or compounded) ends, and (iii) divided by 360.

Section 3.16             Taxes and Other Taxes.

(1)           All payments to the Secured Creditors and the Collateral Agent by the Guarantor under this Guarantee or under any of the Guarantor Security Documents shall be made free and clear of and without deduction or withholding for any and all taxes, levies, imposts, deductions, charges or withholdings and all related liabilities (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to as “Taxes”) imposed by any jurisdiction (or any political subdivision or taxing authority of it), unless such Taxes are required by applicable Law to be deducted or withheld.  If the Guarantor shall be required by applicable Law to deduct or withhold any such Taxes from or in respect of any amount payable under this Guarantee or under any of the Guarantor Security Documents, (i) the amount payable shall be increased (and for greater certainty, in the case of interest, the amount of interest shall be increased) as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to any additional amounts paid under this Section 3.16), the Secured Creditors and the Collateral Agent receive an amount equal to the amount they would have received if no such deduction or withholding had been made, (ii) the Guarantor shall make such deductions or withholdings, and (iii) the Guarantor shall immediately pay the full amount deducted or withheld to the relevant Governmental Entity in accordance with applicable Law.

(2)           The Guarantor agrees to immediately pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits taxes or similar levies (all such taxes, charges, duties and levies being referred to as “Other Taxes”) which arise from any payment made by the Guarantor under this Guarantee or under any of the Guarantor Security Documents or from the execution, delivery or registration of, or otherwise with respect to, this Guarantee or any of the Guarantor Security Documents.

(3)           The Guarantor shall indemnify the Secured Creditors and the Collateral Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Guarantor under this Section 3.16) paid by the Secured Creditors or the Collateral Agent and any liability (including penalties, interest and expenses) arising from or with respect to such Taxes or Other Taxes, whether or not they were correctly or legally asserted, excluding, in the case of any Secured Creditor and the Collateral Agent, and subject to the next following sentence, Taxes imposed on its net income or net profits (or any branch of profits tax imposed in lieu of net income taxes) or capital taxes or receipts and franchise taxes.  If any Taxes on the worldwide net income, profits or gains of any Secured Creditor or the Collateral Agent are asserted, imposed, levied or assessed against such Secured Creditor or the Collateral Agent in respect of any amount payable pursuant to this Section 3.16, the Guarantor will indemnify such Secured Creditor or the Collateral Agent, as the case may be, against such payment or liability together with any interest, penalties and expenses payable or incurred in connection therewith.  Payment under this indemnification shall be made within 30 days from the date the Collateral Agent or the relevant Secured Creditor, as the case may be, makes written demand for it.  A certificate as to the amount of such Taxes or Other Taxes submitted to the Guarantor by the Collateral Agent or the relevant Secured Creditor shall be prima facie evidence, absent manifest error, of the amount due from the Guarantor to the Collateral Agent or the Secured Creditors, as the case may be.

(4)           The Guarantor shall furnish to the Collateral Agent and the Secured Creditors the original or a certified copy of a receipt evidencing payment of Taxes or Other Taxes made by the Guarantor within 30 days after the date of any payment of Taxes or Other Taxes.

(5)           If a Secured Creditor or the Collateral Agent is, in its sole opinion, entitled to claim a refund or able to apply for or otherwise take advantage of any tax credit, tax deduction or similar benefit by reason of any withholding or deduction made by the Guarantor in respect of a payment made by it under this Guarantee, which payment shall have been increased pursuant to this Section 3.16, then such Secured Creditor or the Collateral Agent, as the case may be, will use reasonable effort to obtain the refund, credit, deduction or benefit and upon credit or receipt of it will pay to the Guarantor, the amount (if any) not exceeding the increased amount paid by the Guarantor, as equals the net after-tax value to such Guarantor of that part of the refund, credit, deduction or benefit as it considers is allocable to such withholding or deduction having regard to all of its dealings giving rise to similar credits, deductions or benefits in relation to the same tax period and to the cost of obtaining the same.  Nothing contained in this Section 3.16 shall interfere with the right of the Secured Creditor or the Collateral Agent to arrange its tax affairs in whatever manner it deems fit and in particular, neither any Secured Creditor nor the Collateral Agent shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of any deduction or withholding in priority to any other relief, claims, credits or deductions available to it and neither any Secured Creditor nor the Collateral Agent shall be obligated to disclose to the Guarantor any information regarding its tax affairs, tax computations or otherwise.

Section 3.17             Judgment Currency.

(1)           If, for the purposes of obtaining judgment in any court, it is necessary to convert all or any part of the Guaranteed Obligations or any other amount due to a Secured Creditor or the Collateral Agent in respect of the Guarantor’s obligations under this Guarantee in any currency (the “Original Currency”) into another currency (the “Other Currency”), the Guarantor, to the fullest extent that it may effectively do so, agrees that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Secured Creditor or the Collateral Agent, as the case may be, could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgement is paid or satisfied.

(2)           The obligations of the Guarantor in respect of any sum due in the Original Currency from it to any Secured Creditor or the Collateral Agent shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Secured Creditor or the Collateral Agent, as the case may be, of any sum adjudged to be so due in such Other Currency such Secured Creditor or the Collateral Agent, as the case may be, may, in accordance with its normal banking procedures, purchase the Original Currency with such Other Currency.  If the amount of the Original Currency so purchased is less than the sum originally due to the Secured Creditor or the Collateral Agent, as the case may be, in the Original Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Secured Creditor or the Collateral Agent, as the case may be, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Secured Creditor or the Collateral Agent, as the case may be, in the Original Currency, the Secured Creditor or the Collateral Agent, as the case may be, agrees to remit such excess to the Guarantor.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1                Representations and Warranties.

The Guarantor hereby represents and warrants to and in favour of the Collateral Agent and the Secured Creditors, acknowledging and confirming that each Secured Creditor and the Collateral Agent is relying thereon without independent inquiry in connection with the acceptance of this Guarantee, that:

(a)           Shares.  As of the Effective Date, the authorized capital of the Guarantor consists of an unlimited number of common shares of which only 1000 common shares (and no more) have been issued and are outstanding as fully paid and non-assessable.  The Borrower is the registered and beneficial owner of all of the issued and outstanding common shares in the capital of the Guarantor (the “Shares”).  As of the Effective Date, the Guarantor is not a party to any unanimous shareholder’s declaration, shareholders’ agreement or other agreement relating to the Shares or within the meaning of Section 108 of the Business Corporations Act (Ontario).  The Guarantor does not own beneficially or of record any shares or other securities in any Person.

(b)           Incorporation and Qualification.  The Guarantor is a corporation duly incorporated, organized and validly existing under the laws of the Province of Ontario and, and as of the Effective Date, is extra-provincially registered to carry on business in the Provinces of Quebec,

Manitoba, Saskatchewan, Alberta and British Columbia, but is not qualified, licensed or registered to carry on business in any other jurisdiction nor could failure to be so qualified have a Material Adverse Effect.

(c)           Corporate Power.  The Guarantor has all requisite corporate power and authority to (i) own, lease and operate its properties and assets and to carry on the business in which it is engaged and presently proposes to engage, and (ii) enter into and perform its obligations under the Credit Documents to which it is a party.

(d)           Conflict With Other Instruments.  The execution and delivery by the Guarantor and the performance by it of its obligations under, and compliance with the terms, conditions and provisions of, the Credit Documents to which it is a party will not (i) conflict with or result in a breach of any of the terms or conditions of (t) its constating documents or by-laws, (u) any applicable law, rule or regulation, (v) any contractual restriction binding on or affecting it or its properties, or (w) any judgment, injunction, determination, order, decree, writ or award which is binding on it, or (ii) result in, require or permit (x) the imposition of any encumbrance in, on or with respect to any of its assets or property (except in favour of the Collateral Agent and the Secured Creditors) or (y) the acceleration of the maturity of any Indebtedness binding on or affecting the Guarantor, except in each of the foregoing cases (except clause(t)), any contravention, conflicts, encumbrances or accelerations which are not reasonably likely to adversely affect any Lender or to have a Material Adverse Effect.

(e)           Corporate Action, Governmental Approvals, etc.  The execution and delivery of each of the Credit Documents by the Guarantor and the performance by the Guarantor of its obligations under the Credit Documents to which it is a party has been duly authorized by all necessary corporate action including the obtaining of all necessary shareholder consents.  Except for the filing of financing statements and financing change statements and for any other filings, registrations or recordings required under the Guarantor’s Security Documents (all of which have been made or will be made within one Business Day hereof, save and except for any filings, registrations or recordings in respect of fixtures in the appropriate land registry office and in respect of any assignment of Crown debts (as that term is defined in the Financial Administration Act (Canada) to which Part VII of the Financial Administration Act (Canada) applies), no authorization, consent, approval, registration, qualification, designation, declaration, filing, recording or registration with or exemption by any Governmental

Entity or other Person, is or was necessary in connection with (i) the execution, delivery and performance of obligations under the Credit Documents to which the Guarantor is a party; or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

(f)            Execution and Binding Obligation.  This Guarantee and the other Credit Documents to which the Guarantor is a party have been duly executed and delivered by the Guarantor and constitute legal, valid and binding obligations of the Guarantor enforceable against it in accordance with their respective terms, subject only to any limitation under applicable laws relating to (i) bankruptcy, insolvency, arrangement or creditors’ rights generally, and (ii) the discretion that a court may exercise in the granting of equitable remedies.

(g)           Litigation.  There are no actions, suits, arbitrations, investigations or proceedings pending or threatened (i) with respect to any Credit Document to which the Guarantor is a party or (ii) that, after giving effect to expected insurance proceeds and indemnity payments, are reasonably likely to have a Material Adverse Effect.

Section 4.2                Survival of Representations and Warranties.

The representations and warranties herein set forth or contained in any certificates or documents delivered to the Collateral Agent or the Secured Creditors pursuant hereto shall not merge in or be prejudiced by and shall survive any Notes issued by, and Loans made to, the Borrower under the Amended and Restated Credit Agreement, Letters of Credit issued under the Amended and Restated Credit Agreement, and obligations under any Interest Rate Agreement, and shall continue in full force and effect until the Guaranteed Obligations and all other amounts owing hereunder shall be paid or repaid in full.

Section 4.3                Amended and Restated Credit Agreement.

Until the Guaranteed Obligations and all other amounts owing hereunder shall be paid or repaid in full and the Secured Creditors have no obligations under the Amended and Restated Credit Agreement or the Interest Rate Agreements, the Guarantor covenants and agrees that it shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Article 7 or Article 8 of the Amended and Restated Credit Agreement and so that no Default or Event of Default, is caused by the action of the Guarantor and its Subsidiaries.

ARTICLE 5
GENERAL

Section 5.1                Notices, etc.

All notices, requests, demands or other communications provided for hereunder made in writing (including telexed or telecopier communication) shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guarantee, addressed as follows:

(a)	To the Guarantor:

c/o Williams Scotsman, Inc.
8211 Town Center Drive
Baltimore, Maryland 21236-5997

	Attention:	John B. Ross

	Telephone:	(410)931-6000 ext.6105
	Facsimile:	(410)931-6117

With a copy to:

Davies Ward Phillips & Vineberg LLP
1 First Canadian Place
44th Floor
P.O. Box 63
Toronto, Ontario
M5X 1B1

	Attention:	Kent F. Beattie

	Telephone:	(416)367-6927
	Facsimile:	(416)863-0871

(b)	To the Collateral Agent at:

Bank of America, N.A.
335 Madison Avenue
New York, New York 10017

	Attention:	Business Capital/URGENT

	Telephone:	(212) 503-7632
	Facsimile:	(212) 503—7330

(c)           To any Bank Creditor, other than the Collateral Agent, at such address as such Bank Creditor shall have specified in the Amended and Restated Credit Agreement;

(d)           To any Interest Rate Creditor at such address as such Interest Rate Creditor shall have specified in writing to the Obligor and the Collateral Agent;

or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing, except that notices and communications to the Administrative Agent or any Credit Party shall not be effective until received by the Administrative Agent or such Credit Party.

Section 5.2                Currency.

All references in this Guarantee to dollars, unless otherwise specifically indicated, are expressed in lawful currency of the United States of America.

Section 5.3                Successors and Assigns.

This Guarantee shall be binding upon the Guarantor, its successors and assigns, and shall enure to the benefit of the Secured Creditors, the Collateral Agent and their respective successors and assigns.  All rights of the Collateral Agent and the Secured Creditors shall be assignable and in any action brought by an assignee to enforce any such right, the Guarantor shall not assert against the assignee any claim or defence which the Guarantor now has or hereafter may have against the Collateral Agent or any of the Secured Creditors.

Section 5.4                Severability.

If any provision of this Guarantee is deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

Section 5.5                Waivers, etc.

Neither this Guarantee nor any provision hereof may be changed, waived, discharged or terminated, with respect to any Guarantor, except with the written consent of (x) the Required Lenders (or to the extent required by Section 11.10 of the Amended and Restated Credit Agreement, with the written consent of each Lender) at all times prior to the time on which all Amended and Restated Credit Agreement Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Interest Rate Obligations at all times after the time on which all Amended and Restated Credit Agreement Obligations have been paid in full;

provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the release of any guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any guarantor other than the guarantor so added or released).  For the purpose of this Guarantee the term “Class” means each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Amended and Restated Credit Agreement Obligations or (y) the Interest Rate Creditors as the holders of the Interest Rate Obligations.  For the purpose of this Guarantee, the term “Requisite Creditors” of any Class means each of (x) with respect to the Amended and Restated Credit Agreement Obligations, the Required Lenders, or if required by Section 11.10 of the Amended and Restated Credit Agreement, all of the Lenders and (y) with respect to the Interest Rate Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Agreements.

Section 5.6                Enforcement by Secured Creditors.

Notwithstanding anything else to the contrary in this Guarantee, the Secured Creditors and the Collateral Agent agree that this Guarantee may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Amended and Restated Credit Agreement Obligations have been paid in full, the holders of at least a majority of the Interest Rate Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guarantee or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the Interest Rate Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guarantee and the other Credit Documents.  The Secured Creditors further agree that this Guarantee may not be enforced against any director, officer, employee, or shareholder (except to the extent such shareholder is a Credit Party) of the Guarantor.  It is understood that the agreement in this Section 5.6 is among and solely for the benefit of the Lenders and that if the Required Lenders so agree (without requiring the consent of the Guarantor), the Guarantee may be directly enforced by any Secured Creditor.

Section 5.7                Governing Law.

This Guarantee shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF the Guarantor has caused this Guarantee to be executed by its duly authorized officers as of the day and year first above written.

WILLIAMS SCOTSMAN OF
CANADA, INC.

By:
Name: Tom Bruyea
Title: Authorized Signing Officer

EXHIBIT K-1

FORM OF AMENDED AND RESTATED U.S. PLEDGE AGREEMENT

AMENDED AND RESTATED U.S. PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of March 26, 2002, amended and restated as of August 18, 2003, and amended and restated as of June 28, 2005 (such date hereinafter being referred to as the “Amendment and Restatement Effective Date”), made by each of the undersigned pledgors (each a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 25 hereof, the “Pledgors”) to BANK OF AMERICA, N.A., as collateral agent (together with any successor collateral agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below) and acknowledged and agreed to by U.S. BANK NATIONAL ASSOCIATION, as trustee (together with any successor trustee, the “Senior Secured Notes Trustee”) for the benefit of the holders from time to time of the Senior Secured Notes (as defined below).  Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined (or, at any time on or after the first date when all Credit Document Obligations (as defined below) shall have been repaid in full, all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent and the Total Commitments under the Credit Agreement have been terminated and thereafter for so long as no Credit Agreement is in effect, the Credit Agreement as in effect on such date immediately prior to such repayment and termination, provided that all determinations required to be made to the satisfaction of the Administrative Agent and all matters required to be acceptable to the Administrative Agent in each case as provided in any such definition shall, after such date, instead be required to be made to the satisfaction of the Collateral Agent or be required to be acceptable to the Collateral Agent, as the case may be).

W I T N E S S E T H :

WHEREAS, Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.) (“Holdings”) and Williams Scotsman, Inc. (the “Borrower”), are parties to a certain Credit Agreement, dated as of March 26, 2002, with the lenders party thereto, Deutsche Bank Trust Company Americas (“DBTCA”), as administrative agent, and certain other Persons, as amended by a First Amendment, dated as of February 27, 2003, a Second Amendment, dated as of August 11, 2003, a Third Amendment, dated as of December 22, 2003, a Fourth Amendment, dated as of September 24, 2004 and a Fifth Amendment, dated as of April 15, 2005 (as so amended, the “Existing Credit Agreement”);

WHEREAS, the Pledgors (other than Holdings) and the Senior Secured Notes Trustee have entered into an Indenture, dated as of August 18, 2003 (as amended, modified or supplemented from time to time, the “Senior Secured Notes Indenture”), providing for (i) the issuance by the Borrower of its 10% Senior Second Secured Notes due 2008 and all Senior Secured Notes issued upon any exchange offer as contemplated in the Senior Secured Notes Indenture (the “Senior Secured Notes”) to the holders thereof from time to time (the “Senior Secured Noteholders” and, together with the Senior Secured Notes Trustee, the “Second Lien Creditors” and, together with the First Lien Creditors, the “Secured Creditors”) and (ii) the guaranty by each Guarantor (as defined in the Senior Secured Notes Indenture) and the

Subordinated Guarantor (as defined in the Senior Secured Notes Indenture) of the Borrower’s obligations under the Senior Secured Notes Indenture and the Senior Secured Notes (each such guaranty, together with the Senior Secured Notes Indenture and the Senior Secured Notes, are herein called the “Senior Secured Notes Documents”);

WHEREAS, pursuant to the Holdings Secured Guaranty, Holdings has guaranteed to the First Lien Creditors the payment when due of all First Lien Obligations of the Borrower as described therein;

WHEREAS, pursuant to the U.S. Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the First Lien Creditors the payment when due of all Guaranteed Obligations as described therein;

WHEREAS, each Pledgor and the Collateral Agent entered into the U.S. Pledge Agreement, dated as of March 26, 2002 and amended and restated as of August 18, 2003 (as amended, modified or supplemented through, but not including, the Amendment and Restatement Effective Date, the “Original U.S. Pledge Agreement”), pursuant to which the Pledgors granted a security interest in the Collateral for the benefit of the Secured Creditors under, and as defined in, the Original U.S. Pledge Agreement;

WHEREAS, it was a condition precedent to the making of loans to, and the issuance of, and participation in, letters of credit for the account of the Borrower under the Existing Credit Agreement that each Pledgor shall have executed and delivered to the Collateral Agent the Original U.S. Pledge Agreement;

WHEREAS, it was a condition precedent to the issuance of the Senior Secured Notes by the Borrower under the Senior Secured Notes Indenture that each Pledgor (other than Holdings) shall have executed and delivered the Original U.S. Pledge Agreement;

WHEREAS, BofA and DBTCA have purchased from the other lenders party to the Existing Credit Agreement all of such lenders’ right, title and interest in and to the Existing Credit Agreement and the documents and instruments executed and delivered in connection therewith (with certain exceptions), all pursuant to a certain Assignment and Assumption Agreement (the “Bank Assignment Agreement”), dated as of the Amendment and Restatement Effective Date, among BofA, DBTCA, the other lenders party to the Existing Credit Agreement, the administrative agent and collateral agent under the Existing Credit Agreement, the Borrower and Holdings;

WHEREAS, Holdings, the Borrower, the financial institutions from time to time party thereto (the “Lenders”), BofA, as Administrative Agent (together with any successor administrative agent, the “Administrative Agent”), DBTCA, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper, Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners, desire to amend and restate the Existing Credit Agreement in its entirety and have entered into an Amended and Restated Credit Agreement, dated as of the Amendment and Restatement Effective Date, (as further amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement or

2

agreements extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement or agreements, whether or not with the same agent, trustee, representative, lenders or holders, the “Credit Agreement”), providing for the amendment and restatement of the Existing Credit Agreement and the making of Loans and the issuance of, and participation in, Letters of Credit for the account of the Borrower as contemplated therein (the Lenders, each Issuing Lender, the Administrative Agent and its affiliates, the Collateral Agent and each other Agent (as defined in the Credit Agreement) are herein called the “Bank Creditors”);

WHEREAS, the Borrower may from time to time be party to one or more interest rate agreements (including, without limitation, interest rate swaps, caps, floors, collars, and similar agreements) (collectively, the “Interest Rate Agreements”) with BofA, any Lender, any affiliate thereof or a syndicate of financial institutions organized by BofA or an affiliate of BofA (even if BofA or any such Lender ceases to be a Lender under the Credit Agreement for any reason), and any institution that participates, and in each case their subsequent assigns, in such Interest Rate Agreement (collectively, the “Interest Rate Creditors”, and the Interest Rate Creditors together with the Bank Creditors, collectively, the “First Lien Creditors”);

WHEREAS, pursuant to the Bank Assignment Agreement, DBTCA, as collateral agent under the Original U.S. Pledge Agreement, assigned and transferred all of its right, title and interest in and to the Original U.S. Pledge Agreement to the Collateral Agent.

WHEREAS, it is a condition precedent to the amendment and restatement of the Existing Credit Agreement and to the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement that the Original U.S. Pledge Agreement be amended and restated in its entirety;

NOW, THEREFORE, the parties hereto agree that the Original U.S. Pledge Agreement shall be and hereby is amended and restated in its entirety as follows:

1.  SECURITY FOR OBLIGATIONS.  This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

(i)            the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities) of each Pledgor to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the case of each Pledgor that is a Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the respective Guaranty to which it is a party) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and

3

in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Agreements, being herein collectively called the “Credit Document Obligations”);

(ii)           the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Pledgor to the Interest Rate Creditors under, or with respect to each Interest Rate Agreement, whether such Interest Rate Agreement is now in existence or hereafter arising, and the due performance and compliance with the terms, conditions and agreements of each such Interest Rate Agreement by such Pledgor including, in the case of Pledgors other than the Borrower, all obligations, liabilities and indebtedness under the Holdings Secured Guaranty and Subsidiaries Guaranty (as applicable), in each case, in respect of the Interest Rate Agreements, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Interest Rate Obligations”);

(iii)          the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, indebtedness and liabilities (including, without limitation, principal, premium and interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) owing by such Pledgor to the Second Lien Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Senior Secured Notes and the other Senior Secured Notes Documents to which such Pledgor is a party (including all such obligations, indebtedness and liabilities of such Pledgor under any guaranty constituting a Senior Secured Notes Document) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Senior Secured Notes and in such other Senior Secured Notes Documents (all such obligations, indebtedness and liabilities under this clause (iii) being herein collectively called the “Second Lien Obligations”);

(iv)          any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) and/or preserve its security interest therein;

(v)           in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (i) through (iii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs;

4

(vi)          all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement; and

(vii)         all amounts owing to any Agent pursuant to any of the Credit Documents in its capacity as such;

all such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (i) through (vii) of this Section 1 being collectively called the “Obligations”, it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

2.  DEFINITIONS.  (a)  Reference to singular terms shall include the plural and vice versa.

(b)           The following capitalized terms used herein shall have the definitions specified below:

“Administrative Agent” has the meaning set forth in the recitals hereto.

“Adverse Claim” has the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” has the meaning set forth in the preamble hereof.

“Amendment and Restatement Effective Date” has the meaning set forth in the preamble hereof.

“Bank Assignment Agreement” has the meaning set forth in the recitals hereto.

“Bank Creditors” has the meaning set forth in the recitals hereto.

“BofA” means Bank of America, N.A., and shall include any successor thereto.

“Borrower” has the meaning set forth in the recitals hereto.

“Canadian Corporation” has the meaning set forth in the definition of “Stock”.

“Certificated Security” has the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” has the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” has the meaning set forth in Section 3.1 hereof.

“Collateral Accounts” means any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.

5

“Credit Agreement” has the meaning set forth in the recitals hereto.

“Credit Document Obligations” has the meaning set forth in Section 1(i) hereof.

“DBTCA” means Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), and shall include any successor thereto.

“Domestic Corporation” has the meaning set forth in the definition of “Stock.”

“Existing Credit Agreement” has the meaning set forth in the recitals hereto.

“Event of Default” shall mean any Event of Default (or similar term) under, and as defined in, the Credit Agreement or any Interest Rate Agreement entered into with an Interest Rate Creditor and shall in any event include, without limitation, (i) any payment default under the Credit Agreement, any Interest Rate Agreement or any Senior Secured Notes Document (in each case after the expiration of any applicable grace period) and (ii) at any time after the First Lien Obligations have been paid in full, all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent and all Commitments have been terminated, any “Event of Default” (or similar term) under, and as defined in, the Senior Secured Notes Indenture.

“Financial Asset” has the meaning given such term in Section 8-102(a)(9) of the UCC.

“First Lien Creditors” has the meaning set forth in the recitals to this Agreement.

“First Lien Obligations” shall mean all Credit Document Obligations and all Interest Rate Obligations.

“Holdings” has the meaning set forth in the recitals hereto.

“Holdings Excluded Collateral” shall mean all of Holding’s right, title and interest in and to all cash and cash equivalents (including, without limitation, Cash Equivalents) and any deposit accounts (as defined in the UCC) and all other collateral described in clause (a) of Section 3.1 (in each instance, so long as, with respect to any cash or cash equivalents contributed, distributed or otherwise transferred to Holdings by the Borrower or any of its Subsidiaries (whether or not in a deposit account or any other account referred to in clause (a) of Section 3.1), the distribution, contribution or other transfer of any such cash and cash equivalents to Holdings was not prohibited by the terms of any Credit Document).

“Indemnitees” has the meaning set forth in Section 11 hereof.

“Instrument” has the meaning given such term in Section 9-102(a)(47) of the UCC.

“Interest Rate Agreements” has the meaning set forth in the recitals hereto.

“Interest Rate Obligations” has the meaning set forth in Section 1(ii) hereof.

6

“Investment Property” has the meaning given such term in Section 9-102(a)(49) of the UCC.

“Lenders” has the meaning set forth in the recitals hereto.

“Limited Liability Company Assets” means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned or represented by any Limited Liability Company Interest.

“Limited Liability Company Interests” means the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.

“Non-Canadian Foreign Corporation” has the meaning set forth in the definition of “Stock”.

“Notes” means all promissory notes from time to time issued to, or held by, each Pledgor.

“Obligations” has the meaning set forth in Section 1 hereof.

“Original U.S. Pledge Agreement” has the meaning set forth in the recitals hereto.

“Partnership Assets” means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned or represented by any Partnership Interest.

“Partnership Interest” means the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

“Person” means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledged Notes” has the meaning set forth in Section 3.5 hereof.

“Pledgee” has the meaning set forth in the preamble hereof.

“Pledgor” has the meaning set forth in the preamble hereof.

“Proceeds” has the meaning given such term in Section 9-102(a)(64) of the UCC.

“Required Secured Creditors” has the meaning set forth in the U.S. Security Agreement.

“Second Lien Creditors” has the meaning set forth in the recitals hereto.

7

“Second Lien Excluded Collateral” has the meaning set forth in the U.S. Security Agreement.

“Second Lien Obligations” has the meaning provided in Section 1(iii) hereof.

“Secured Creditors” has the meaning set forth in the recitals hereto.

“Secured Debt Agreements” has the meaning set forth in Section 5 hereof.

“Securities Act” means the Securities Act of 1933, as amended, as in effect from time to time.

“Security” and “Securities” has the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock and all Notes.

“Security Entitlement” has the meaning given such term in Section 8-102(a)(17) of the UCC.

“Senior Secured Noteholders” has the meaning provided in the recitals hereto.

“Senior Secured Notes” shall have the meaning set forth in the recitals hereto.

“Senior Secured Notes Documents” has the meaning set forth in the recitals hereto.

“Senior Secured Notes Indenture” has the meaning set forth in the recitals hereto.

“Senior Secured Notes Trustee” has the meaning set forth in the preamble hereto.

“Stock” means (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof (each a “Domestic Corporation”), all of the issued and outstanding shares of capital stock at any time owned by any Pledgor of any Domestic Corporation, (y) with respect to corporations incorporated or organized under the laws of Canada or any province thereof (each a “Canadian Corporation”) all of the issued outstanding shares of capital stock at any time owned by any Pledgor of any Canadian Corporation and (z) with respect to any Corporation which is not a Domestic Corporation or a Canadian Corporation (each a “Non-Canadian Foreign Corporation”), all of the issued outstanding shares of capital stock at any time owned by any Pledgor of any such Non-Canadian Foreign Corporation; provided that if, at any time, the granting of a pledge of more than 66-2/3% of the voting capital stock of any Non-Canadian Foreign Subsidiary (as defined in the Credit Agreement) would give rise to  “deemed dividend” tax consequences under Section 956 of the Code, then not more than 65% of the outstanding voting capital stock) (plus 100% of the non-voting capital stock) of such Non-Canadian Foreign Subsidiary shall be required to be pledged pursuant to this Agreement.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the

8

happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Termination Date” has the meaning set forth in Section 19 hereof.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the Amendment and Restatement Effective Date.

“Uncertificated Security” has the meaning given such term in Section 8-102(a)(18) of the UCC.

“U.S. Security Agreement” means the Amended and Restated U.S. Security Agreement, dated as of March 26, 2002, amended and restated as of August 18, 2003, and amended and restated as of June __, 2005, by and among the Pledgee, the Pledgors and the Senior Secured Notes Trustee, as same may be further amended, modified, supplemented, amended and restated or replaced from time to time in accordance with the terms thereof.

3.  PLEDGE OF SECURITIES, ETC.

3.1.  Pledge.  To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of Secured Creditors, and does hereby create (and, to the extent the following constitutes “Collateral” under, and as defined in, the Original Pledge Agreement, does hereby reconfirm (without interruption) its creation, grant, pledge and assignment to the Pledgee under the Original U.S. Pledge Agreement of) a continuing security interest (subject to those Liens permitted to exist with respect to the Collateral pursuant to the terms of all Secured Debt Agreements then in effect) in favor of the Pledgee for the benefit of Secured Creditors, in all of the right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a)           each of the Collateral Accounts (to the extent a security interest therein is not created pursuant to the U.S. Security Agreement), including any and all assets of whatever type or kind deposited by such Pledgor in such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, moneys, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or any other Secured Debt Agreement to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

9

(b)           all Securities owned by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities;

(c)           all Limited Liability Company Interests owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A)          all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B)           all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)           all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D)          all present and future claims, if any, of such Pledgor against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise;

(E)           all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing (with all of the foregoing rights only to be exercisable upon the occurrence and during the continuation of an Event of Default); and

(F)           all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and

10

other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(d)           all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A)          all the capital thereof and its interest in all profits, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B)           all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)           all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D)          all present and future claims, if any, of such Pledgor against any such partnership for moneys loaned or advanced, for services rendered or otherwise;

(E)           all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing (with all of the foregoing rights only to be exercisable upon the occurrence and during the continuation of an Event of Default); and

(F)           all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

11

(e)           all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing;

(f)            all Financial Assets and Investment Property owned by such Pledgor from time to time; and

(g)           all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, (i) with respect to each Non-Canadian Foreign Subsidiary, if, at any time, the pledge and assignment as otherwise contemplated herein of more than 66-2/3% of the voting capital stock of such Non-Canadian Foreign Subsidiary would give rise to “deemed dividend” tax consequences under Section 956 of the Code, then not more 65% of the outstanding voting capital stock (plus 100% of the non-voting capital stock) of such Non-Canadian Foreign Subsidiary shall be required to be pledged pursuant to this Agreement, (ii) the Second Lien Creditors shall not have a security interest in, and the grant of security interests pursuant to this Agreement for the benefit of the Second Lien Creditors shall not extend to, any Second Lien Excluded Collateral, and with respect to the Second Lien Creditors the term “Collateral” shall not include the Second Lien Excluded Collateral, (iii) the term “Collateral” with respect to the Second Lien Obligations shall not include any Collateral owned by Holdings or in which Holdings has any direct right, title or interest, and the grant or pledge of security interests hereunder by Holdings shall be solely for the benefit of the First Lien Creditors and shall not secure any of the Second Lien Obligations and Holdings shall not be a Pledgor with respect to the Second Lien Obligations for any purpose whatsoever, (iv) to the extent that the granting or perfecting of any assets or property of the Pledgors acquired after August 18, 2003 requires the consent of a third party that has not been obtained after the Pledgors (other than Holdings) have used commercially reasonable efforts to obtain such consent, the Secured Lien Creditors shall not have a security interest in, and the grant of security interest pursuant to this Agreement for the benefit of the Second Lien Creditors shall not extend to, any such property or assets, (v) to the extent that a security interest in favor of the Second Lien Creditors cannot be granted or perfected in certain assets or property of the Pledgors under applicable law, the Second Lien Creditors shall not have a security interest in, and the grant or pledge of security interest pursuant to this Agreement for the benefit of the Second Lien Creditors that not extend to, any such assets or property and (vi) the Secured Creditors shall not have a security interest in, and the grant of security interest pursuant to this Agreement for the benefit of the Secured Creditors shall not extend to, and the “Collateral” shall not include any Holdings Excluded Collateral.

3.2.  Procedures.  (a)  To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by the respective Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) for the benefit of the Pledgee and the Secured Creditors:

12

(i)            with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation), the respective Pledgor shall deliver such Certificated Security to the Pledgee, indorsed to the Pledgee or indorsed in blank;

(ii)           with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), the respective Pledgor shall cause the issuer of such Uncertificated Security (or, in the case of an issuer that is not a Subsidiary of such Pledgor, will use reasonable efforts to cause such issuer) to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the Secured Creditors substantially in the form of Annex H hereto (appropriately completed to the satisfaction of the Pledgee and with such modifications, if any, as shall be satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security originated by any other Person other than a court of competent jurisdiction;

(iii)          with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), the respective Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required (i) to comply with the applicable rules of such Clearing Corporation and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a) and (c), 9-106 and 8-106(d) of the UCC).  The Pledgor further agrees to take such actions as the Pledgee deems necessary or desirable to effect the foregoing;

(iv)          with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Interest credited on the books of a Clearing Corporation), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate or is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof;

(v)           with respect to any Note, physical delivery of such Note to the Pledgee, indorsed to the Pledgee or indorsed in blank; and

(vi)          with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof (except as may otherwise be provided in the Credit Agreement or U.S. Security Agreement), (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute control and dominion (and no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee) and (ii) deposit of such cash in such cash account.

13

(b)           In addition to the actions required to be taken pursuant to preceding Section 3.2(a), each Pledgor shall take the following additional actions with respect to the Securities and Collateral:

(i)            with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), the respective Pledgor shall take all actions as may be requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and

(ii)           each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Investment Property and other Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312 of the UCC).

3.3.  Subsequently Acquired Collateral.  If any Pledgor shall acquire (by purchase, stock dividend or similar distribution or otherwise) any additional Collateral at any time or from time to time after the Amendment and Restatement Effective Date, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, the respective Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee (i) a certificate executed by a principal executive officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) such supplements to Annexes A through G hereto as are necessary to cause such annexes to be complete and accurate at such time.

3.4.  Transfer Taxes.  Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

3.5.  Definition of Pledged Notes.  All Notes at any time pledged or required to be pledged hereunder are hereinafter called the “Pledged Notes”.

3.6.  Certain Representations and Warranties Regarding the Collateral.  Each Pledgor represents and warrants that on the Amendment and Restatement Effective Date:  (i) the jurisdiction of organization of such Pledgor, and such Pledgor’s organizational identification number (if any), is listed on Annex A hereto; (ii) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex B hereto; (iii) the Stock (and any warrants or options to

14

purchase Stock) held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex C hereto; (iv) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex C hereto; (v) the Notes held by such Pledgor consist of the promissory notes described in Annex D hereto where such Pledgor is listed as the lender; (vi) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (vii) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex E hereto; (viii) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex F hereto; (ix) each such Partnership Interest constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex F hereto; (x) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B through F hereto; and (xi) on the Amendment and Restatement Effective Date, such Pledgor owns no other Securities, Limited Liability Company Interests or Partnership Interests.

4.  APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.  If and to the extent deemed necessary or desirable by the Pledgee to enable it to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5.  VOTING, ETC., WHILE NO EVENT OF DEFAULT.  Unless and until there shall have occurred and be continuing an Event of Default (or a Default under Section 9.1(e) of the Credit Agreement (or, after all First Lien Obligations have been paid in full in cash in accordance with the terms thereof, all Commitments under the Credit Agreement have been terminated and all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent, Section 6.01(7) or 6.01(8) of the Senior Secured Notes Indenture)), each Pledgor shall be entitled to exercise all voting rights attaching to any and all Collateral owned by it, and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in, or be inconsistent with, any of the terms of this Agreement, the Credit Agreement, any other Credit Document, any Interest Rate Agreement or any Senior Secured Notes Document (collectively, the “Secured Debt Agreements”), or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any Secured Creditor therein.  All such rights of a Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default (or a Default under Section 9.1(e) of the Credit Agreement (or, after all First Lien Obligations have been paid in full in cash in accordance with the terms thereof, all Commitments under the Credit Agreement have been terminated and all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent, Section 6.01(7) or 6.01(8) of the Senior Secured Notes Indenture)) shall occur and be continuing and Section 7 hereof shall become applicable.

15

6.  DIVIDENDS AND OTHER DISTRIBUTIONS.  Unless and until an Event of Default (or a Default under Section 9.1(e) of the Credit Agreement (or, after all First Lien Obligations have been paid in full in cash in accordance with the terms thereof, all Commitments under the Credit Agreement have been terminated and all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent, Section 6.01(7) or 6.01(8) of the Senior Secured Notes Indenture) shall have occurred and be continuing, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor.  Subject to Section 3.2 hereof, the Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

(i)            all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii)           all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii)          all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee’s right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement.  Furthermore, so long as no Default or Event of Default has occurred and is continuing the provisions of the second sentence of this Section 6 shall not apply to dividends or distributions (except to the extent in the form of items which would constitute Collateral pursuant to clauses (a) through (f), inclusive, of Section 3.1) made in connection with any dissolution of a Subsidiary of the Borrower contemplated by Section 8.1(c) of the Credit Agreement to the extent permitted thereby and distributions (except to the extent in the form of items which would constitute Collateral pursuant to clauses (a) through (f), inclusive, of Section 3.1) to the Unit Subsidiary contemplated by Section 7.18(a) of the Credit Agreement, provided that such transactions are consummated in accordance with the applicable terms and conditions set forth in the Credit Agreement.  All dividends, distributions or other payments which are received by the respective Pledgor contrary to the provisions of this Section 6 or Section 7 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.  REMEDIES IN CASE OF AN EVENT OF DEFAULT OR CERTAIN DEFAULTS.  In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by any other Secured Debt Agreement or by law) for the protection and

16

enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the Uniform Commercial Code of the State of New York, and the Pledgee shall be entitled, without limitation, to exercise any or all of the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i)            to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 to such Pledgor;

(ii)           to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii)          to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

(iv)          to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(v)           at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; provided that at least 10 days’ notice of the time and place of any such sale shall be given to such Pledgor.  The Pledgee shall not be obligated to make such sale of Collateral regardless of whether any such notice of sale has theretofore been given.  Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of each Pledgor, and each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which it now has or may at any time in the future have under rule of law or statute now existing or hereafter enacted.  At any such sale, unless prohibited by applicable law, the Pledgee on behalf of all Secured Creditors (or certain of them) may bid for and purchase (by bidding in Obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption.  Neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

17

(vi)          to set-off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations;

provided that, upon the occurrence of a Default under Section 9.1(e) of the Credit Agreement (or, after all First Lien Obligations have been paid in full in cash in accordance with the terms thereof, all Commitments under the Credit Agreement have been terminated and all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent, Section 6.01(7) or 6.01(8) of the Senior Secured Notes Indenture), the Pledgee may exercise the rights specified in clause (i) above.

8.  REMEDIES, ETC., CUMULATIVE.  Each right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.  The exercise or beginning of the exercise by the Pledgee or any Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof.  Unless otherwise required by the respective Secured Debt Agreements, no notice to or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar other circumstances or constitute a waiver of any of the rights of the Pledgee or any Secured Creditor to any other or further action in any circumstances without demand or notice.  By accepting the benefits of this Agreement and each other Collateral Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Collateral Document may be enforced only by the action of the Pledgee, acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or any other Collateral Document or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement and the other Collateral Documents.

9.  APPLICATION OF PROCEEDS.  (a)  All moneys collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement (which for the avoidance of doubt, also shall include, without limitation, any payment or distribution of Collateral of any Pledgor upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of assets of any Pledgor in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to any Pledgor or its assets, whether voluntary or involuntary), together with all other moneys received by the Pledgee hereunder, shall be applied to the payment of the Obligations in the manner provided in Section 7.4 of the U.S. Security Agreement.

(b)           It is understood and agreed that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

18

10.  PURCHASERS OF COLLATERAL.  Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11.  INDEMNITY.  Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee, each Secured Creditor that is an indemnitee under Section 6 of Annex N to the U.S. Security Agreement and their respective successors, assigns, employees, agents and servants (individually an “Indemnitee”, and collectively, the “Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys’ fees, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities (including liabilities for penalties) or expenses of whatsoever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee).  In no event shall any Indemnitee hereunder be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies or other property actually received by it in accordance with the terms hereof.  If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, each Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.  The indemnity obligations of each Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Agreements and Letters of Credit, the full repayment of all the outstanding Senior Secured Notes and the payment of all other Obligations and notwithstanding the discharge thereof.

12.  FURTHER ASSURANCES; POWER OF ATTORNEY.  (a)  Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the UCC such financing statements, continuation statements and other documents in such offices as the Pledgee (acting on its own or on the instructions of the Required Lenders) may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

(b)           Each Pledgor hereby appoints the Pledgee such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of

19

Default, in the Pledgee’s discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

13.  THE PLEDGEE AS COLLATERAL AGENT.  The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement.  It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees (i) that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in the U.S. Security Agreement (including Annex N to the U.S. Security Agreement) and (ii) to all of the other provisions of Annex N to the U.S. Security Agreement.  The Pledgee shall act hereunder on the terms and conditions set forth herein and in the U.S. Security Agreement (including Annex N to the U.S. Security Agreement).  A successor Pledgee, as Collateral Agent, may be appointed as, and to the extent, provided in Section 8 of Annex N to the U.S. Security Agreement.

14.  TRANSFER BY THE PLEDGORS.  No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except in accordance with the terms of this Agreement and the other Secured Debt Agreements); provided that Holdings may sell, transfer or otherwise dispose of (by dividend, contribution or otherwise) any capital stock or other equity interests (or interests therein) held by Holdings in an Unrestricted Subsidiary or any other foreign Person that is not a Subsidiary of the Borrower constituting Collateral, so long as (i) no Default or Event of Default is continuing and (ii) the Administrative Agent and Collateral Agent have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, signed by a Responsible Officer of Holdings certifying that such Collateral is being sold, transferred or otherwise disposed of by Holdings for a business purpose (including, without limitation, that it is being pledged in connection with local financing, sold (in whole or in part), liquidated, exchanged or contributed to a joint venture).

15.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS.  (a)  Each Pledgor represents, warrants and covenants that:

(i)            it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral consisting of one or more Securities, Partnership Interests and Limited Liability Company Interests and that it has sufficient interest in all Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement);

(ii)           it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii)          this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforce-

20

ability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv)          except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of their Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement, (b) the validity or enforceability of this Agreement, (c) the perfection or enforceability of the Pledgee’s security interest in the Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v)           the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate or articles of incorporation, certificate of formation, operating agreement, limited liability company agreement, partnership agreement or by-laws of such Pledgor, as applicable, or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement;

(vi)          all of the Collateral (consisting of Securities, Limited Liability Company Interests or Partnership Interests) has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(vii)         each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(viii)        the pledge and collateral assignment to, and possession by, the Pledgee of the Collateral consisting of Certificated Securities and Pledged Notes pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities and Pledged Notes, and the proceeds thereof for the benefit of the First Lien Creditors, and a second priority security interest thereon for the benefit of the Second Lien Creditors, in each case subject to no prior Lien or encumbrance, except, with respect to the Second Lien Creditors, the first priority Liens in favor of the First Lien Creditors

21

granted pursuant to this Agreement, or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

(ix)           “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral consisting of Securities (including Notes which are Securities) with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC.

(b)           Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

(c)           Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Secured Debt Agreement.

16.  JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE; RECORDS.  The jurisdiction of organization of each Pledgor is specified in Annex A hereto.  The chief executive office of each Pledgor is located at the address specified in Annex G hereto.  Each Pledgor will not change the jurisdiction of its organization except to such new jurisdiction or location as such Pledgor may establish in accordance with the last sentence of this Section 16.  No Pledgor shall establish a new jurisdiction of organization until (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of its intention so to do, clearly identifying such new  jurisdiction of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new jurisdiction of organization, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.  Promptly after establishing a new jurisdiction of organization in accordance with the immediately preceding sentence, the respective Pledgor shall deliver to the Pledgee a supplement to Annex A hereto so as to cause such Annex A to be complete and accurate.

17.  PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC.  The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 19 hereof), including, without limitation:

(i)            any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

22

(ii)           any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms);

(iii)          any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

(iv)          any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

(v)           any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

18.  REGISTRATION, ETC.  (a)  If an Event of Default shall have occurred and be continuing and any Pledgor shall have received from the Pledgee a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, such Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements; provided, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance.  Each Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars and other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify, to the extent permitted by law, the Pledgee and all other Secured Creditors participating in the distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee expressly for use therein.

23

(b)           If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration.  Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion:  (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act; (ii) may approach and negotiate with a single possible purchaser to effect such sale; and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof.  In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

19.  TERMINATION; RELEASE.  (a)  On the Termination Date, this Agreement and the security interests created hereby shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof and Section 6 of Annex N to the U.S. Security Agreement shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction, discharge and/or reconveyance), and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any monies at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), a Partnership Interest or a Limited Liability Company Interest, a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv).  As used in this Agreement, “Termination Date” shall mean the date upon which the Total Commitments under the Credit Agreement have been terminated and all Interest Rate Agreements entered into with any Interest Rate Creditor have been terminated (or cash collateralized to the reasonable satisfaction of the Pledgee), no Note under the Credit Agreement is outstanding and all Loans thereunder have been repaid in full in cash in accordance with the terms thereof, all Letters of Credit issued under the Credit Agreement have been terminated (or cash collateralized in a manner satisfactory to the Administrative Agent), all Second Lien Obligations have been paid in full in cash (or defeased or discharged) in accordance with the terms thereof and all other Obligations then due and payable have been paid in full in accordance with the terms thereof; provided, however, at such time as (x) all First Lien Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments under the Credit Agreement have been terminated and all Letters of Credit have been terminated or cash collateralized in a manner

24

satisfactory to the Administrative Agent or (y) the First Lien Creditors have released their Liens on all of the Collateral then, in either case, this Agreement and the security interests created hereby shall terminate (provided that all indemnities set forth herein (including, without limitation, in Section 11 hereof) and in Section 6 of Annex N to the U.S. Security Agreement shall survive such termination) unless, in the case of preceding clause (x), any Event of Default under the Senior Secured Notes Indenture exists as of the date on which the First Lien Obligations are repaid in full and terminated as described in such clause (x), in which case the security interests created under this Agreement in favor of the Second Lien Creditors will not be released except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Lien Obligations (although the security interests created in favor of the Second Lien Creditors will be released when such Event of Default and all other Events of Default under the Senior Secured Notes Indenture cease to exist).

(b)           In the event that any part of the Collateral is sold or otherwise disposed of (by dividend, contribution or otherwise) in connection with a sale or disposition permitted by the Secured Debt Agreements (other than a sale or other disposition to any Pledgor (other than cash or cash equivalents distributed to Holdings in accordance with the terms of the Credit Agreement) or any of the Borrower’s Domestic Subsidiaries or Canadian Subsidiaries) or is otherwise released with the consent of the Collateral Agent or the Required Secured Creditors and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the respective Secured Debt Agreements, to the extent required to be so applied, the Pledgee, at the request and expense of the respective Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold, disposed of or released and has not theretofore been released pursuant to this Agreement.  In the event that any capital stock or other equity interests (or any interest therein) held by Holdings in an Unrestricted Subsidiary or any other foreign Person that is not a Subsidiary of the Borrower constituting Collateral are sold, transferred or otherwise disposed of (by dividend, contribution or otherwise), so long as (i) no Default or Event of Default is continuing and (ii) the Administrative Agent and Collateral Agent have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, signed by a Responsible Officer of Holdings certifying that such Collateral is being sold, transferred or otherwise disposed of by Holdings for a business purpose (including, without limitation, that it is being pledged in connection with local financing, sold (in whole or in part), liquidated, exchanged or contributed to a joint venture), such Collateral will be sold, transferred or otherwise disposed of free and clear of the Liens created by this Agreement, and the Collateral Agent, at the request and expense of Holdings, will duly and promptly assign, transfer and deliver to Holdings or its designee (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold, transferred or otherwise disposed of, or released, and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.  Furthermore, upon the release of any Guarantor from its Guaranty in accordance with the provisions thereof, such Pledgor and the Collateral (at such time pledged by the respective Pledgor pursuant hereto) shall be released from this Agreement.

(c)           To the extent not otherwise provided in preceding clauses (a) and (b), the Pledgee shall without the consent of any Secured Creditor, release all or any portion of the

25

Collateral securing the Second Lien Obligations to the extent provided in the Senior Secured Note Indenture.

(d)           At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 19(a), (b) or (c) hereof, the Pledgor shall deliver to the Pledgee a certificate signed by a Responsible Officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 19(a), (b) or (c).

(e)           The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with, or which it in good faith believes is in accordance with, this Section 19.

(f)            Without limiting the foregoing provisions of this Section 19, to the extent applicable following the qualification of the Senior Secured Notes Indenture under the Trust Indenture Act (but only insofar as this Agreement applies to the Second Lien Creditors), the parties hereto agree that if any amendments to this Agreement or any other Security Document are required in order to comply with the applicable provisions of the Trust Indenture Act, such parties shall cooperate and act in good faith to effect such amendments as promptly as practicable.

20.  NOTICES, ETC.  All notices and communications hereunder shall be in writing and sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be.  All such notices and other communications shall be addressed as follows:

(a)           if to any Pledgor, c/o:

Williams Scotsman, Inc.
8211 Town Center Drive
Baltimore, Maryland  21236
Attention:  John Ross
Telephone No.:  (410) 931-6000
Telecopier No.:  (410) 931-6117

(b)           if to the Pledgee, at:

26

Bank of America, N.A.
335 Madison Avenue
New York, NY  10017
Attention:  Business Capital/URGENT
Telephone No.:  (212) 503-7632
Telecopier No.:  (212) 503-7330

(c)           if to any Bank Creditor other than the Pledgee, at such address as such Bank Creditor shall have specified in the Credit Agreement;

(d)           if to any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to each Pledgor and the Collateral Agent;

(e)           if to the Senior Secured Notes Trustee or any other Second Lien Creditor, at:

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, Minnesota 55107
Attention:  Richard Prokosch
Telephone No.: (651) 495-3918
Telecopier No.: (651) 495-8097

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

21.  THE PLEDGEE.  The Pledgee will hold, directly or indirectly in accordance with this Agreement, all items of the Collateral at any time received by it under this Agreement.  It is expressly understood and agreed that the obligations of the Pledgee with respect to the Collateral, interests therein and the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in the UCC and this Agreement.

22.  WAIVER; AMENDMENT.  Except as contemplated in Section 25 hereof, none of the terms and conditions of this Agreement may be changed, waived, discharged or terminated in any manner whatsoever except in accordance with the terms of the U.S. Security Agreement.

23.  MISCELLANEOUS.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that no Pledgor may assign any of its rights or obligations under this Agreement except in accordance with the terms of the Secured Debt Agreements.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.  The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be

27

invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

24.  WAIVER OF JURY TRIAL.  EACH PLEDGOR AND EACH SECURED CREDITOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

25.  ADDITIONAL PLEDGORS.  It is understood and agreed that any Subsidiary of the Borrower that is required to become a party to this Agreement after the Amendment and Restatement Effective Date pursuant to the requirements of the respective Secured Debt Agreements, shall become a Pledgor hereunder by (x) executing a counterpart of the Joinder Agreement substantially in the form of Exhibit N to the Credit Agreement, and delivering same to the Pledgee, (y) delivering supplements to Annexes A through G, inclusive, hereto as are necessary to cause Annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions above to be taken to the reasonable satisfaction of the Pledgee.

26.  RECOURSE.  This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

27.  LIMITED OBLIGATIONS.  It is the desire and intent of each Pledgor and the Secured Creditors that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Pledgor that is a Subsidiary of the Borrower and which has executed a guaranty of any of the Obligations pursuant to a Secured Debt Agreement may have been limited as provided therein.  To the extent not otherwise provided in a guaranty given by a Pledgor in respect of the Second Lien Obligations, each Pledgor, other than the Borrower (collectively, the “second lien pledgors”), the Senior Secured Notes Trustee and each other Second Lien Creditor hereby confirm that it is the intention of all such Persons that the grant of the security interest hereunder by the second lien pledgors with respect to the Second Lien Obligations and the Second Lien Obligations of each such second lien pledgor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law (as defined in the Senior Secured Notes Indenture), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Second Lien Obligations of the second lien pledgors hereunder.  To effectuate the foregoing intention, the Senior Secured Notes Trustee, the other Second Lien Creditors and the second lien pledgors hereby irrevocably agree that the Second Lien Obligations of the second lien pledgors hereunder at any time shall be limited to the maximum amount (after taking into account any guaranty of the First Lien Obligations by the second lien pledgors) as will result in the Second Lien

28

Obligations of the second lien pledgors hereunder not constituting a fraudulent transfer or conveyance.

28.  PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER.  (a)  Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership.  The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.

(b)           Except as provided in the last sentence of paragraph (a) of this Section 28, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred.  The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 28.

(c)           The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d)           The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

*              *              *              *

29

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

WILLIAMS SCOTSMAN
INTERNATIONAL, INC. (formerly known as
SCOTSMAN HOLDINGS, INC.),
as a Pledgor

By:
Name:
Title:

WILLIAMS SCOTSMAN, INC.,
as a Pledgor

By:
Name:
Title:

WILLSCOT EQUIPMENT, LLC,
as a Pledgor

By: WILLIAMS SCOTSMAN, INC.,
as Member

By:
Name:
Title:

SPACE MASTER INTERNATIONAL, INC.,
as a Pledgor

By:
Name:
Title:

23

TRUCK & TRAILER SALES, INC.,
as a Pledgor

By:
Name:
Title:

EVERGREEN MOBILE COMPANY,
as a Pledgor

By:
Name:
Title:

Accepted and Agreed to:

BANK OF AMERICA, N.A., as Collateral
Agent

By:
Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION,
as Senior Secured Notes Trustee for the Second
Lien Creditors

By:
Name:
Title:

24

ANNEX A

to

PLEDGE AGREEMENT

JURISDICTION OF ORGANIZATION

Name of Pledgor	Jurisdiction of Organization	Organizational Identification Number

ANNEX B

to

PLEDGE AGREEMENT

LIST OF SUBSIDIARIES AND DIRECT OWNERSHIP

Pledgor	Subsidiary	Direct Ownership

LIST OF STOCK

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

ANNEX D

to

PLEDGE AGREEMENT

LIST OF NOTES

Amount	Maturity Date	Obligor	Sub-clause of Section 3.2(a) of Pledge Agreement

[TO BE PROVIDED BY THE BORROWER]

ANNEX E

to

PLEDGE AGREEMENT

LIST OF LIMITED LIABILITY COMPANY INTERESTS

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

[TO BE PROVIDED BY THE BORROWER]

ANNEX F

to

PLEDGE AGREEMENT

LIST OF PARTNERSHIP INTERESTS

Amount	Maturity Date	Obligor	Sub-clause of Section 3.2(a) of Pledge Agreement

[TO BE PROVIDED BY THE BORROWER]

ANNEX G

to

PLEDGE AGREEMENT

LIST OF CHIEF EXECUTIVE OFFICES

Pledgor	Chief Executive Office

ANNEX H

to

PLEDGE AGREEMENT

Form of Agreement Regarding Uncertificated Securities, Limited Liability
Company Interests and Partnership Interests

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of _______ __, ____, among the undersigned pledgor (the “Pledgor”), Bank of America, N.A., not in its individual capacity but solely as Collateral Agent (the “Pledgee”), and __________, as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the “Issuer”).

W I T N E S S E T H :

WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into an Amended and Restated Pledge Agreement, dated as of March 26, 2002, amended and restated as of August 18, 2003, and amended and restated as of June __, 2005 (as amended, amended and restated, modified or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all “uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”), (2) Partnership Interests (as defined in the Pledge Agreement) and (3) Limited Liability Company Interests (as defined in the Pledge Agreement), in each case issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such Uncertificated Securities, Partnership Interests and Limited Liability Company Interests being herein collectively called the “Issuer Pledged Interests”);  and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to protect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledged Interests and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, after receiving a notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

Annex H

2.             The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3.             The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests are fully paid and nonassessable.

4.             All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

335 Madison Avenue

New York, NY  10017

Attention:  Business Capital/URGENT

Telephone No.:  (212) 503-______

Telecopier No.:  (212) 503-7330

5.             Until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will, upon receiving notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to the following address:

_____________________
_____________________
_____________________
_____________________
ABA No.:  _______________________
Account in the Name of:  ___________
Account No.:  ____________________

6.             Except as expressly provided otherwise in Sections 4 and 5, all notices, shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee, the Pledgor or the Issuer shall not be effective until received by the Pledgee, the Pledgor or the Issuer, as the case may be.  All notices and other communications shall be in writing and addressed as follows:

Annex H

(a)           if to any Pledgor, at:

8211 Town Center Drive
Baltimore, Maryland  21236
Attention:  John Ross
Tel.:  (410) 931-6000
Fax:  (410) 931-6117

(b)           if to the Pledgee, at:

335 Madison Avenue
New York, NY  10017
Attention:  Business Capital/URGENT

Telephone No.:  (212) 503-______

Telecopier No.:  (212) 503-7330

(c)           if to the Issuer, at:

____________________
____________________
____________________
____________________
____________________
____________________

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.  As used in this Section 6, “Business Day” means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

7.             This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in the manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

8.             This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

Annex H

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[ ],
as Pledgor

By
Name:
Title:

BANK OF AMERICA, N.A., not in its individual
capacity but solely as Collateral Agent and Pledgee

By
Name:
Title:

[ ],
as Issuer

By
Name:
Title:

EXHIBIT L

This document is intended

to be recorded in

_________County, STATE

This Mortgage was prepared by
and when recorded should be returned to:

Jeffrey J. Temple, Esq.

White & Case LLP

1155 Avenue of the Americas

New York, New York  10036

(212) 819-8729
1140065/0001

FORM OF MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES, RENTS AND PROFITS,

FINANCING STATEMENT AND FIXTURE FILING

made by

WILLIAMS SCOTSMAN, INC.,

as the Mortgagor,

to

BANKERS TRUST COMPANY,

Collateral Agent for Various Lending Institutions,

as the Mortgagee

MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES, RENTS AND PROFITS,
FINANCING STATEMENT AND FIXTURE FILING

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, RENTS AND PROFITS, FINANCING STATEMENT AND FIXTURE FILING, dated as of March __, 2002 (as amended, modified or supplemented from time to time, this “Mortgage”), made by WILLIAMS SCOTSMAN, INC., a Maryland corporation (the “Mortgagor”), having an address at 8211 Town Center Drive, Baltimore, Maryland 21236, as the mortgagor, to BANKERS TRUST COMPANY, a New York banking institution (together with any successor mortgagee, the “Mortgagee”), having an address at 31 West 52nd Street, New York, New York 10019, as Collateral Agent, as the mortgagee for the benefit of the Secured Creditors (as defined below).

 All capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Credit Agreement described below.

W I T N E S S E T H :

WHEREAS, the Mortgagor, as borrower, Scotsman Holdings, Inc., the financial institutions from time to time party thereto (the “Lenders”),  the Mortgagee, as Administrative Agent, Fleet Capital Corporation and Congress Financial Corporation, as Co-Syndication Agents, Bank of America, N.A. and GMAC Business Credit, LLC, as Co-Documentation Agents and Deutsche Banc Alex. Brown Inc., as Sole Lead Arranger and Sole Book Manager, have entered into a Credit Agreement, dated as of the date hereof (as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of the indebtedness under such agreement or any successor agreements, whether or not with the same agent, trustee, representative lenders or holders, the “Credit Agreement”) providing for the making of Loans and the issuance of, and participation in, Letters of Credit for the account of the Borrower, as contemplated therein (the Lenders, each Issuing Lender, the Administrative Agent and its affiliates (including without limitation Deutsche Banc Alex. Brown Inc. as Sole Lead Arranger and Sole Lead Manager) the Collateral Agent and each other Agent are hereinafter collectively referred to as the “Bank Creditors”);

WHEREAS, the Mortgagor may from time to time be a party to one or more Interest Rate Agreements with Bankers Trust Company, in its individual capacity (“BTCo”), any Lender or a syndicate of financial institutions organized by BTCo or an affiliate of BTCo (even if BTCo or any such Lender ceases to be a Lender under the Credit Agreement for any reason), and any institution that participates, and in each case their successors and assigns, in such Interest Rate Agreement (collectively, the “Other Creditors,” and the Other Creditors together with the Bank Creditors, collectively, the “Secured Creditors”);

WHEREAS,  the Mortgagor is the owner of fee simple title to the Mortgaged Property (as hereinafter defined);

WHEREAS, it is a condition precedent to the extensions of credit under the Credit Agreement that the Mortgagor shall have executed and delivered to the Mortgagee this Mortgage;

WHEREAS, the Mortgagor desires to enter into this Mortgage to satisfy the condition in the preceding paragraph and to secure (and this Mortgage shall secure) the following:

(i)                                     the full and prompt payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Mortgagor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities thereon) of the Mortgagor to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which the Mortgagor is a party, and the due performance and compliance by the Mortgagor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents;

(ii)           the full and prompt payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Mortgagor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by the Mortgagor to the Other Creditors under, or with respect to, any Interest Rate Agreement, whether such Interest Rate Agreement is now in existence or hereafter arising, and the due performance and compliance by the Mortgagor with all of the terms, conditions and agreements contained therein;

(iii)          any and all sums advanced by the Mortgagee in order to preserve the Mortgaged Property or preserve its security interest in the Mortgaged Property;

(iv)          in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Mortgagor and each other Credit Party referred to above, after an Event of Default shall have occurred and be continuing, all reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Mortgaged Property or of any exercise by the Mortgagee of its rights hereunder, together with reasonable attorneys’ fees and disbursements and court costs (including without limitation all such amounts referred to in Section 4.09 hereof);

(v)           all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 4.10 hereof; and

(vi)          any and all renewals, extensions and modifications of any of the obligations and liabilities referred to in clauses (i) through (v) above, inclusive;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (vi) above being herein collectively called the “Obligations.”

NOW, THEREFORE, as security for the Obligations and in consideration of the payment of ten dollars ($10.00) and the other benefits accruing to the Mortgagor, the receipt and sufficiency of which are hereby acknowledged, THE MORTGAGOR HEREBY MORTGAGES, GIVES, GRANTS, BARGAINS, SELLS, CONVEYS AND CONFIRMS TO THE MORTGAGEE AND ITS SUCCESSORS AND ASSIGNS FOREVER, with power of sale (subject to applicable law) all of the Mortgagor’s estate, right, title and interest, whether now owned or hereafter acquired, whether as lessor or lessee and whether vested or contingent, in and to all of the following:

A.            The land described in Exhibit A hereto, together with all rights, privileges, franchises and powers related thereto that are appurtenant to said land or its ownership, including all minerals, oil and gas and other hydrocarbon substances thereon or therein; waters, water courses, water stock, water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant), sewer rights, shrubs, crops, trees, timber and other emblements now or hereafter on, under or above the same or any part or parcel thereof (the “Land”);

B.            All buildings, structures, tenant improvements and other improvements of every kind and description now or hereafter located in or on the Land, including, but not limited to, all structures, improvements, rail spurs, dams, reservoirs, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements of every kind and description now or hereafter erected or placed on the Land, together with all additions thereto and all renewals, alterations, substitutions and replacements thereof (collectively, the “Improvements”);

C.            All fixtures, attachments, appliances, equipment, machinery, building materials and supplies and other tangible property, now or hereafter attached to said Improvements or now or at any time hereafter located on the Land and/or Improvements, including, but not limited to, artwork, decorations, draperies, furnaces, boilers, oil burners, piping, plumbing, refrigeration, air conditioning, lighting, ventilation, disposal and sprinkler systems, elevators, motors, dynamos and all other equipment and machinery, appliances, fittings and fixtures of every kind located in or used in the operation of the Improvements located on the Land, together with all additions thereto and all renewals, alterations, substitutions and replacements thereof (hereinafter sometimes collectively referred to as the “Equipment”);

D.            Intentionally Omitted;

E.             All surface rights, appurtenant rights and easements, rights of way, and other rights appurtenant to the use and enjoyment of or used in connection with the Land and/or the Improvements;

F.             All streets, roads and public places (whether open or proposed) now or hereafter adjoining or otherwise providing access to the Land, the land lying in the bed of such streets, roads and public places, and all other sidewalks, alleys, ways, passages, vaults, water courses, strips and gores of land now or hereafter adjoining or used or intended to be used in connection with all or any part of the Land and/or the Improvements;

G.            Any leases, lease guaranties and in any other agreements relating to the use and occupancy of the Land and/or the Improvements or any portion thereof, including, but not limited to, any use or occupancy arrangements created pursuant to Section 365(h) of Title 11 of the United States Code (the “Bankruptcy Code”) or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Land and/or the Improvements (collectively, “Leases”);

H.            All revenues, rents, receipts, income, accounts receivable, issues and profits of the Mortgaged Property (collectively, “Rents”);

I.              To the extent assignable, all permits, licenses and rights relating to the use, occupation and operation of the Land and/or the Improvements or any business conducted thereon or therein;

J.             All real estate tax refunds payable to the Mortgagor with respect to the Land or the Improvements, and refunds, credits or reimbursements payable with respect to bonds, escrow accounts or other sums payable in connection with the use, development, or ownership of the Land and/or Improvements;

K.            Any claims or demands with respect to any proceeds of insurance in effect with respect to the Land and/or the Improvements, including interest thereon, which the Mortgagor now has or may hereafter acquire and any and all awards made for the taking by eminent domain, condemnation or by any proceedings, transfer or purchase in lieu or in anticipation of the exercise of said rights, or for a change of grade, or for any other injury to or decrease in the value of, the whole or any part of the Mortgaged Property;

L.             Any zoning lot agreements, air rights and development rights which may be vested in the Mortgagor together with any additional air rights or development rights which have been or may hereafter be conveyed to or become vested in the Mortgagor; and

M.           All proceeds and products of the conversion, voluntary or involuntary, including, but not limited to, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing, whether into cash, liquidated claims or otherwise.

All of the forgoing estates, rights, properties and interests hereby mortgaged to the Mortgagee are sometimes referred to collectively herein as the “Mortgaged Property.”

TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto the Mortgagee and to its successors and assigns forever, and the Mortgagor hereby covenants and agrees, on behalf of itself and its successors and assigns, to warrant and defend the Mortgaged Property unto the Mortgagee, its successors and assigns against the claims of all persons and parties whatsoever.

PROVIDED, HOWEVER, that if the Obligations (other than indemnities and similar obligations not then due and payable, that are stated to survive the repayment of the principal of, and interest on, the Loans) shall have been paid in cash and performed in full, then, in such case the Mortgagee shall, at the request and expense of the Mortgagor, satisfy this Mortgage (without recourse and without representations or warranties) and the estate, right, title and interest of the Mortgagee in the Mortgaged Property shall cease, and upon payment to the Mortgagee of all costs and expenses incurred for the preparation of the release or assignment hereinafter referenced and all recording costs if allowed by law, the Mortgagee shall release this Mortgage and the lien hereof by proper instrument or, at Mortgagor’s request, assign this Mortgage without recourse, representation or warranty of any kind, other than a representation that the Mortgagee has not assigned its interests in this Mortgage as of such date.

ARTICLE I

REPRESENTATIONS, WARRANTIES, COVENANTS
AND AGREEMENTS OF THE MORTGAGOR

1.01  Title to the Mortgaged Property.  The Mortgagor represents and warrants: (a) it has good fee simple title to the Mortgaged Property, free and clear of any Liens, other than the Permitted Liens related thereto, and is lawfully seized and possessed of the Mortgaged Property; (b) after recording this Mortgage is a valid first priority lien upon the Mortgaged Property (subject to the Permitted Liens related thereto); (c) it has full power and authority to encumber the Mortgaged Property in the manner set forth herein; and (d) there are no defenses or offsets to this Mortgage or to the Obligations which it secures.  The Mortgagor shall preserve such title and the validity and priority of this Mortgage and shall forever warrant and defend the same to the Mortgagee and the Mortgagee’s successors and assigns against the claims of all Persons and parties whatsoever.  The Mortgagor shall take no action nor shall it fail to take any action which could result in an impairment of the lien of this Mortgage or which could form the basis for any Person(s) to claim an interest in the Mortgaged Property (including, without limitation, any claim for adverse use or possession or any implied dedication or easement by prescription) other than Permitted Liens related thereto.  If any Lien (other than a Permitted Lien) exists against all or any portion of the Mortgaged Property, the Mortgagor shall promptly, at its expense: (a) provide the  Mortgagee with written notice of such Lien, including information relating to the amount of such Lien; and (b) pay such Lien in full or take such other action to cause such Lien to be released, or, so long as the lien of this Mortgage is not compromised, contest the same in good faith and by appropriate proceedings and otherwise in accordance with the provisions of the Credit Agreement.  From and after the occurrence of an Event of Default, the Mortgagee may, but shall not be obligated, to pay any such asserted Lien if not timely paid by the Mortgagor.

1.02  Compliance with Law.  The Mortgagor represents and warrants that it possesses all material certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the ownership, operation, leasing and management of the Mortgaged Property, including, but not limited to, all required environmental permits, other than those that Mortgagor’s failure to obtain would not have a Material Adverse Effect, all of which are in full force and effect and not the subject of any revocation proceeding, undisclosed amendment, release, suspension, forfeiture or the like, other than those which if not in full force and effect would not have a Material Adverse Effect. The present and contemplated use and occupancy of the Mortgaged Property does not conflict with or violate any such certificate, license, authorization, registration, permit or approval, including, but not limited to, any certificate of occupancy, other than conflicts or violations which would not have a Material Adverse Effect.  The  Mortgagor shall take no action nor shall it fail to take any action so as to compromise or adversely affect the zoning classification of the Mortgaged Property.

1.03  Payment and Performance of Obligations.  The Mortgagor shall pay all of the Obligations when due and payable without offset or counterclaim, and shall observe and comply in all respects with all of the terms, provisions, conditions, covenants and agreements to be observed and performed by it under this Mortgage, the other Credit Documents to which it is a party and the Interest Rate Agreements to which it is a party (collectively, the “Financing Documents”).

1.04  Maintenance, Repair, Alterations, Etc.  The Mortgagor shall:  (i) keep and maintain the Mortgaged Property in good condition and repair (normal wear and tear excepted); (ii) make or cause to be made, as and when necessary, all repairs, renewals and replacements, structural and nonstructural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen which are necessary to so maintain the Mortgaged Property, except as otherwise provided in Sections 1.05 or 1.07; (iii) restore any Improvement which may be damaged or destroyed so that the same shall, to the extent permitted by applicable law, be at least substantially equal to its value, condition and character immediately prior to the damage or destruction; (iv) not commit or permit any waste or deterioration (normal wear and tear excepted) of the Mortgaged Property; (v) not permit the Improvements to be demolished or altered in any manner that substantially decreases the value thereof; (vi) promptly pay when due all claims for labor performed and materials furnished therefor except to the extent such claims are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of all or any portion of the Mortgaged Property; and (vii) comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities having jurisdiction over the Mortgaged Property, as well as comply with the provisions of any lease, easement or other agreement affecting all or any part of the Mortgaged Property, except to the extent such noncompliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

1.05  Required Insurance; Use of Proceeds.  The Mortgagor will, at its expense, at all times provide, maintain and keep in full force and effect policies of property, hazard and liability insurance in accordance with Section 7.10 of the Credit Agreement with respect to the Mortgaged Property, together with statutory workers’ compensation insurance with respect to any work to be performed by or on Mortgagor’s behalf on or about the Mortgaged Property.  The Mortgagor shall, to the extent required by Section 7.10 of the Credit Agreement, give prompt written notice to the Mortgagee of the occurrence of any damage to or destruction of the Improvements (which term as used in this Section 1.05 shall include Equipment).  In the event of any damage to or destruction of the Mortgaged Property or any part thereof, all proceeds of property insurance paid to the Mortgagor on account of such damage or destruction shall be applied as set forth in Section 7.10 of the Credit Agreement or, after the Obligations have been accelerated or otherwise become due and payable, in accordance with the U.S. Security Agreement.  In the event of foreclosure of the lien of this Mortgage or other transfer of title or assignment of the Mortgaged Property in extinguishment, in whole or in part, of the Obligations, all right, title and interest of the Mortgagor in and to all proceeds then payable under any policy of insurance required by this Mortgage shall inure to the benefit of and pass to the successor in interest of the Mortgagor, or the purchaser or mortgagor of the Mortgaged Property.

1.06  Preservation of Property.  The Mortgagor agrees to pay for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Mortgagee’s Liens on, and security interest in, the Mortgaged Property, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices (including stamp and mortgage recording taxes or other taxes imposed on the Mortgagee by virtue of its ownership of this Mortgage), which are imposed upon the recording of this Mortgage or thereafter, all reasonable attorneys’ fees, payment or discharge of any taxes or Liens upon or in respect of the Mortgaged Property, premiums for insurance with respect to the Mortgaged Property and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Mortgaged Property and the Mortgagee’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Mortgaged Property.

1.07  Condemnation.  Should the Mortgagor receive any notice that the Mortgaged Property or any part thereof or interest therein may be taken or damaged by reason of any public improvements or condemnation proceeding or in any other similar manner (a “Condemnation”), the Mortgagor shall give prompt written notice thereof to the Mortgagee.  All compensation, awards, damages and proceeds paid to the Mortgagor or any of its Affiliates on account of such Condemnation shall be applied as set forth in Section 7.10 of the Credit Agreement or, after the Obligations have been accelerated or otherwise become due and payable, in accordance with the U.S. Security Agreement.

1.08  Inspections.  The Mortgagor hereby authorizes the Mortgagee, its agents, employees and representatives, upon reasonable prior written notice to the Mortgagor (except in an emergency or following the occurrence and during the continuance of any Event of Default, in which case notice shall not be required) to visit and inspect the Mortgaged Property or any portion(s) thereof, all at such reasonable times and as often as the Mortgagee may reasonably request.

1.09  Transfers.  Except as otherwise permitted in accordance with the terms of the Financing Documents, no part of the Mortgaged Property or any legal or beneficial interest in the Mortgaged Property shall be sold, assigned, conveyed, leased, transferred or otherwise disposed of (whether voluntarily or involuntarily, directly or indirectly, by sale of stock or any interest in the Mortgagor or by operation of law or otherwise).  Notwithstanding the foregoing, Mortgagor may grant an easement or easements upon, across or otherwise in respect to the Mortgaged Property provided that any such easement does not (i) materially interfere with Mortgagor’s use of the Mortgaged Property or Mortgagor’s ingress to or egress from the Mortgaged Property or (ii) materially and adversely affect the value of the Mortgaged Property.

1.10  After Acquired Property Interests.  All right, title and interest of the Mortgagor in and to all improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, and all conversions of the security constituted thereby (collectively, “After Acquired Property Interests”), immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by the Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though owned by the Mortgagor on the date hereof and specifically described in the granting clauses hereof.  The Mortgagor shall execute and deliver to the Mortgagee all such other assurances, mortgages, conveyances or assignments thereof as the Mortgagee may reasonably require for the purpose of expressly and specifically subjecting such After Acquired Property Interests to the Lien of this Mortgage.  The Mortgagor hereby irrevocably authorizes and appoints the Mortgagee as the agent and attorney-in-fact of the Mortgagor to, following the occurrence and during the continuance of an Event of Default, execute all such documents and instruments on behalf of the Mortgagor, which appointment shall be irrevocable and coupled with an interest, if the Mortgagor fails or refuses to do so within ten (10) days after a request therefor by the Mortgagee.

ARTICLE II

SECURITY AGREEMENT

2.01  Grant of Security;  Incorporation by Reference.

In addition to constituting a mortgage lien on those portions of the Mortgaged Property classified as real property (including fixtures to the extent they are real property), this Mortgage shall constitute a security agreement within the meaning of the Uniform Commercial Code or within the meaning of the common law with respect to those parts of the Mortgaged Property classified as personal property (including fixtures to the extent they are personal property).  The Mortgagor hereby grants to the Mortgagee a security interest in and to all of Mortgagor’s right, title and interest in and to the following property whether now owned or hereafter acquired (collectively, the “Secured Property”) for the benefit of the Mortgagee to further secure the payment and performance of the Obligations:

(a)           Those parts of the Mortgaged Property classified as personal property (including (i) fixtures to the extent they are personal property and (ii) personal property and fixtures that are leased by the Mortgagor, but only to the extent the Mortgagor can grant to the Mortgagee a security interest therein without breaching the terms of such lease);

(b)           All general intangibles, contract rights, accounts and proceeds arising from all insurance policies required to be maintained by the Mortgagor and related to the Mortgaged Property hereunder;

(c)           All proceeds of any judgment, award or settlement in any Condemnation in connection with the Mortgaged Property, together with all general intangibles, contract rights and accounts arising therefrom;

(d)           All permits, consents and other governmental approvals in connection with the construction of the Improvements or the operation of the Mortgaged Property, to the extent any of the same may be assigned, transferred, pledged or subjected to a security interest;

(e)           All plans and specifications, studies, tests and design materials relating to the design, construction, repair, alteration or leasing of the Mortgaged Property, to the extent any of the same may be assigned, transferred, pledged or subjected to a security interest; and

(f)            All cash and non-cash proceeds of the above-mentioned items.

The provisions contained in the U.S. Security Agreement are hereby incorporated by reference into this Mortgage with the same effect as if set forth in full herein.  In the event of a conflict between the provisions of this Mortgage and the U.S. Security Agreement, the U.S. Security Agreement shall control and govern and the Mortgagor shall comply therewith.

2.02  Fixture Filing and Financing Statements.

This Mortgage constitutes a security agreement, fixture filing and financing statement as those terms are used in the Uniform Commercial Code.  For purposes of this Section 2.02, this Mortgage is to be filed and recorded in, among other places, the real estate records of the County in which the Mortgaged Property is located and the following information is included:  (1) the Mortgagor shall be deemed the “Debtor” with the address set forth for the Mortgagor on the first page of this Mortgage which the Mortgagor certifies is accurate; (2) the Mortgagee shall be deemed to be the “Secured Party” with the address set forth for the Mortgagee on the first page of this Mortgage and shall have all of the rights of a secured party under the Uniform Commercial Code; (3) this Mortgage covers goods which are or are to become fixtures; (4) the name of the record owner of the land is the Debtor;  (5) the organizational identification number of the Debtor is MD:  D00245704; (6) the Debtor is a corporation organized under the laws of the State of Maryland; and (7) the legal name of the Debtor is Willliams Scotsman, Inc.  The Debtor hereby authorizes the Mortgagee to file any financing statements and terminations thereof or amendments or modifications thereto without the signature of Debtor where permitted by law.

ARTICLE III

ASSIGNMENT OF LEASES, RENTS AND PROFITS

3.01  Assignment.      The Mortgagor hereby absolutely, irrevocably and unconditionally sells, assigns, transfers and conveys to the Mortgagee all of the Mortgagor’s right, title and interest in and to all current and future Leases and Rents, including those now due, past due, or to become due by virtue of any Lease or other agreement for the occupancy or use of all or any part of the Mortgaged Property. The Mortgagor intends that this assignment constitute a present and absolute assignment and not an assignment for additional security only.  Such assignment to the Mortgagee shall not be construed to bind the Mortgagee to the performance of any of the covenants, conditions or provisions contained in any Lease or otherwise impose any obligation upon the Mortgagee.  The Mortgagor covenants that it will not hereafter collect or accept payment of any Rents more than one month prior to the due dates of such Rents except with the prior written approval of the Mortgagee, which approval may not be unreasonably withheld, and that no Rents will be waived, released, reduced, discounted or otherwise discharged or compromised by the Mortgagor, except as may be previously approved in writing by the Mortgagee.  Except as expressly permitted by the terms of the Credit Agreement, the Mortgagor agrees that it will not assign any of the Leases or Rents to any other Person.  The  Mortgagee shall have no liability for any loss which may arise from a failure or inability to collect any Rents.  The Mortgagor shall maintain all security deposits in accordance with applicable law.

3.02  Revocable License; Agent.  Notwithstanding the foregoing, but subject to the further terms of this Article III, the Mortgagee grants to the Mortgagor a revocable license to operate and manage the Mortgaged Property and to collect the Rents and hereby directs each tenant under a Lease to pay such Rents to, or at the direction of, the Mortgagor, until such time as the  Mortgagee provides notice to the contrary to such tenants.  Mortgagee agrees not to deliver such notice unless and until an Event of Default has occurred and further agrees to revoke such notice when such Event of Default is cured and Mortgagor provides reasonable evidence of same.  The Mortgagor shall hold the Rents, or a portion thereof sufficient to discharge all sums currently due in respect of the Obligations, in trust for the benefit of the Mortgagee for use in the payment of such sums.

3.03  Rents.  (a)  Upon the occurrence and during the continuance of an Event of Default, without the need for notice or demand, the license granted pursuant to this Article III shall immediately and automatically be revoked and the Mortgagee shall immediately and automatically be entitled to possession of all Rents, whether or not the Mortgagee enters upon or takes control of the Mortgaged Property.  Upon the revocation of such license, the Mortgagor grants to the Mortgagee the right, at its option, to exercise all the rights granted in Section 4.02(a) hereof.  Nothing herein contained shall be construed as constituting the Mortgagee a trustee in possession in the absence of the taking of actual possession of the Mortgaged Property by the Mortgagee pursuant to such Section 4.02(a).

(b)  From and after the termination of such license, and until such license is reinstated in accordance with the provisions hereof, the Mortgagor may, at the Mortgagee’s direction, be the agent for the Mortgagee in collection of the Rents and all of the Rents so collected by the Mortgagor shall be held in trust by the Mortgagor for the sole and exclusive benefit of the Mortgagee and the Mortgagor shall, within one (1) business day after receipt of any Rents, pay the same to the Mortgagee to be applied by the Mortgagee as provided herein.  All Rents collected shall be applied against all expenses of collection (including, but not limited to, attorneys’ fees), costs of operation and management of the Mortgaged Property and the Obligations, in whatever order or priority as to any of such items as the Mortgagee directs in its sole and absolute discretion and without regard to the adequacy of its security.  Neither demand for nor collection of Rents by the Mortgagee shall constitute any assumption by the Mortgagee of any obligations under any Lease or agreement relating thereto.

(c)  Any funds expended by the Mortgagee to take control of and manage the Mortgaged Property and collect the Rents shall become part of the Obligations secured hereby.  Such amounts shall be payable upon demand from the Mortgagor to the Mortgagee and shall bear interest from the date of expenditure at the interest rate set forth in Section 4.4 of the Credit Agreement.

3.04  Sale of Mortgaged Property.  (a)  Upon any sale of any of the Mortgaged Property by or for the benefit of the Mortgagee pursuant to this Mortgage, the Rents attributable to the part of the Mortgaged Property so sold shall be included in such sale and shall pass to the purchaser free and clear of any rights granted herein to the Mortgagor.

(b)           The Mortgagor acknowledges and agrees that, upon recordation of this Mortgage, the Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforceable against the Mortgagor and all third parties, including, without limitation, any debtor in possession or trustee in any case under the Bankruptcy Code, without the necessity of

(i) commencing a foreclosure action with respect to this Mortgage, (ii) furnishing notice to the Mortgagor or tenants under the Leases, (iii) making formal demand for the Rents, (iv) taking possession of the Mortgaged Property as a lender-in-possession, (v) obtaining the appointment of a receiver of the Rents, (vi) sequestering or impounding the Rents or (vii) taking any other affirmative action.

3.05  Bankruptcy Provisions.  Without limiting the provisions of this Article III or the absolute nature of the assignment of the Rents hereunder, the Mortgagor and the Mortgagee agree that, to the extent that the assignment of the Rents hereunder is deemed to be other than an absolute assignment, (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of the Mortgagor acquired before the commencement of a bankruptcy case and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any bankruptcy case.  Without limiting the absolute nature of the assignment of the Rents hereunder, to the extent the Mortgagor (or the Mortgagor’s bankruptcy estate) shall be deemed to hold any interest in the Rents after the commencement of a voluntary or involuntary bankruptcy case, the Mortgagor hereby acknowledges and agrees that such Rents are and shall be deemed to be “cash collateral” under Section 363 of the Bankruptcy Code.

ARTICLE IV

EVENTS OF DEFAULT AND REMEDIES

4.01  Events of Default.  The occurrence of an Event of Default under, and as defined in any of the Financing Documents which in any event shall include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period, shall constitute an event of default (each an “Event of Default”) hereunder.

4.02  Remedies Upon Default.  Upon the occurrence of an Event of Default, the Mortgagee may, in the Mortgagee’s sole discretion, either itself or by or through one or more trustees, agents, nominees, assignees or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights and remedies individually, collectively or cumulatively:

(a)           either in person or by its agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, (i) enter upon and take possession of the Mortgaged Property or any part thereof and of all books, records and accounts relating thereto or located thereon, in its own name or in the name of the Mortgagor, and do or cause to be done any acts which it deems necessary or desirable to preserve the value of the Mortgaged Property or any part thereof or interest therein, increase the income therefrom or protect the security hereof; (ii) with or without taking possession of the Mortgaged Property make such repairs, alterations, additions and improvements as the Mortgagee deems necessary or desirable and do any and all acts and perform any and all work which the Mortgagee deems necessary or desirable to complete any unfinished construction on the Mortgaged Property; (iii) make, cancel or modify Leases and sue for or otherwise collect the Rents thereof, including those past due and unpaid; (iv) make any payment or perform any act which the Mortgagor has failed to make or perform hereunder; (v) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Mortgagee; (vi) pay, purchase, contest or compromise any encumbrance, charge or Lien on the Mortgaged Property; and (vii) take such other actions as the Mortgagee deems necessary or desirable;

(b)           commence and maintain one or more actions at law or in equity or by any other appropriate remedy (i) to protect and enforce the Mortgagee’s rights hereunder, including for the specific performance of any covenant or agreement herein contained (which covenants and agreements the Mortgagor agrees shall be specifically enforceable by injunctive or other appropriate equitable remedy), (ii) to collect any sum then due hereunder, (iii) to aid in the execution of any power herein granted or (iv) to foreclose this Mortgage in accordance with Section 4.03 hereof;

(c)           exercise any or all of the remedies available to a secured party under the Uniform Commercial Code;

(d)           by notice to the Mortgagor (to the extent such notice is required to be given under the Financing Documents), but without formal demand, presentment, notice of intention to accelerate or of acceleration, protest or notice of protest, all of which are hereby waived by the Mortgagor, declare all of the Obligations immediately due and payable, and upon such declaration all of such Obligations shall become and be immediately due and payable, anything in this Mortgage or the other Financing Documents to the contrary notwithstanding; and

(e)           exercise any other right or remedy available to the Mortgagee under the Financing Documents.

4.03  Right of Foreclosure.  (a) Upon the occurrence and continuation of an Event of Default, the Mortgagee shall have the right, in its sole discretion, to proceed at law or in equity to foreclose this Mortgage with respect to all or any portion of the Mortgaged Property, either by judicial action or by power of sale.  If the Mortgaged Property consists of several lots, parcels or items of Mortgaged Property, the Mortgagee may, in its sole discretion: (i) designate the order in which such lots, parcels or items shall be offered for sale or sold or (ii) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner the Mortgagee may elect.  Should the Mortgagee desire that more than one sale or other disposition of the Mortgaged Property be conducted, the Mortgagee may, at its option, cause the same to be conducted simultaneously, or successively, on the same day or at such different days or times and in such order as the Mortgagee may elect, and no such sale shall terminate or otherwise affect the lien of this Mortgage on any part of the Mortgaged Property not sold until all Obligations have been fully paid in cash and performed.  The Mortgagee may elect to sell the Mortgaged Property for cash or credit. The Mortgagee may, to the extent permitted by law, adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, to the extent permitted by law, the Mortgagee may make such sale at the time and place to which the same shall be so adjourned.  Following the occurrence and during the continuance of an Event of Default, with respect to all components of the Mortgaged Property, the Mortgagee is hereby appointed the true and lawful attorney-in-fact of the Mortgagor (which appointment is irrevocable and coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property, and for that purpose the Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with such power, the Mortgagor hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof.  Notwithstanding the foregoing, the Mortgagor, if so requested by the Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to the Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Mortgagee, for such purpose, and as may be designated in such request.  To the extent permitted by law, any such sale or sales made under or by virtue of this Article IV shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under the Mortgagor.  Upon any sale made under or by virtue of this Article IV, the Mortgagee may, to the extent permitted by law, bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations secured hereby the net sale price after deducting therefrom the expenses of the sale and the cost of the action and any other sums which the Mortgagee is authorized to deduct by law or under this Mortgage.

(b)  Any foreclosure of this Mortgage and any other transfer of all or any part of the Mortgaged Property in extinguishment of all or any part of the Obligations may, at the Mortgagee’s option, be subject to any or all Leases of all or any part of the Mortgaged Property and the rights of tenants under such Leases.  No failure to make any such tenant a defendant in any foreclosure proceedings or to foreclose or otherwise terminate any such Lease and the rights of any such tenant in connection with any such foreclosure or transfer shall be, or be asserted to be, a defense or hindrance to any such foreclosure or transfer or to any proceedings seeking collection of all or any part of the Obligations (including, without limitation, any deficiency remaining unpaid after completion of any such foreclosure or transfer).

(c)  If the Mortgagor retains possession of the Mortgaged Property or any part thereof subsequent to a sale, the Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if the Mortgagor remains in possession after demand to remove, be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages to the Mortgagor by reason thereof are hereby expressly waived by the Mortgagor.

4.04  Application of Proceeds.  The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of, the Mortgaged Property pursuant to this Mortgage shall be applied by the Mortgagee (or the receiver, if one is appointed) in accordance with the provisions of the U.S. Security Agreement.

4.05  Appointment of Receiver.  Upon the occurrence and during the continuance of an Event of Default, the Mortgagee as a matter of strict right and without notice to the Mortgagor or anyone claiming under the Mortgagor, and without regard to the adequacy or the then value of the Mortgaged Property or the interest of the Mortgagor therein or the solvency of any party bound for payment of the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Mortgaged Property, and the Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor.  Any such receiver or receivers shall have all the usual rights, powers and duties of receivers in like or similar cases and all the rights, powers and duties of the Mortgagee in case of entry as provided in Section 4.02 hereof, including, but not limited to, the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as are approved by the court and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

4.06  Exercise of Rights and Remedies.  The entering upon and taking possession of the Mortgaged Property, the collection of any Rents and the exercise of any of the other rights contained in this Article IV, shall not, alone, cure or waive any Event of Default or notice of default hereunder or invalidate any act done in response to such Event of Default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Mortgaged Property or the collection, receipt and application of Rents, the Mortgagee shall be entitled to exercise every right provided for herein or in the Financing Documents or at law or in equity upon the occurrence of any Event of Default.

4.07  Remedies Not Exclusive.  The Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or any other agreement or any laws now or hereafter in force, notwithstanding that some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, security deed, pledge, lien, assignment or otherwise.  Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the powers herein contained, shall prejudice or in any manner affect the Mortgagee’s right to realize upon or enforce any other security now or hereafter held by the Mortgagee, it being agreed that the Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by the Mortgagee in such order and manner as it may in its absolute and sole discretion and election determine.  No remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other remedy herein or in any of the other Financing Documents or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  Every power or remedy to which the Mortgagee is entitled may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Mortgagee, and the Mortgagee may pursue inconsistent remedies.  No delay or omission of the Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed as a waiver of any Event of Default or any acquiescence therein.  If the Mortgagee shall have proceeded to invoke any right or remedy hereunder or under the Financing Documents and shall thereafter elect to discontinue or abandon it for any reason, the Mortgagee shall have the unqualified right to do so and, in such an event, the rights and remedies of the Mortgagee shall continue as if such right or remedy had never been invoked and no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of the Mortgagee thereafter to exercise any right or remedy under the Financing Documents for such Event of Default.

4.08  WAIVER OF REDEMPTION, NOTICE, MARSHALLING, ETC.  NOTWITHSTANDING ANYTHING HEREIN CONTAINED TO THE CONTRARY, TO THE EXTENT PERMITTED BY LAW, THE MORTGAGOR:  (A)  ACKNOWLEDGING THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS HEREUNDER, WILL NOT (I) AT ANY TIME INSIST UPON, OR PLEAD, OR IN ANY MANNER WHATSOEVER, CLAIM OR TAKE ANY BENEFIT OR ADVANTAGE OF ANY STAY OR EXTENSION OR MORATORIUM LAW, PRESENT OR FUTURE STATUTE OF LIMITATIONS, ANY LAW RELATING TO THE

ADMINISTRATION OF ESTATES OF DECEDENTS, APPRAISEMENT, VALUATION, REDEMPTION, STATUTORY RIGHT OF REDEMPTION, OR THE MATURING OR DECLARING DUE OF THE WHOLE OR ANY PART OF THE OBLIGATIONS, NOTICE OF INTENTION OF SUCH MATURING OR DECLARING DUE, OTHER NOTICE (WHETHER OF DEFAULTS, ADVANCES, THE CREATION, EXISTENCE, EXTENSION OR RENEWAL OF ANY OF THE OBLIGATIONS OR OTHERWISE, EXCEPT FOR RIGHTS TO NOTICES EXPRESSLY GRANTED HEREIN OR IN THE FINANCING DOCUMENTS), SUBROGATION, ANY SET-OFF RIGHTS, HOMESTEAD OR ANY OTHER EXEMPTIONS FROM EXECUTION OR SALE OF THE MORTGAGED PROPERTY OR ANY PART THEREOF, WHEREVER ENACTED, NOW OR AT ANY TIME HEREAFTER IN FORCE, WHICH MAY AFFECT THE COVENANTS AND TERMS OF PERFORMANCE OF THIS MORTGAGE, OR (II) CLAIM, TAKE OR INSIST UPON ANY BENEFIT OR ADVANTAGE OF ANY LAW NOW OR HEREAFTER IN FORCE PROVIDING FOR THE VALUATION OR APPRAISAL OF THE MORTGAGED PROPERTY OR ANY PART THEREOF, PRIOR TO ANY SALE OR SALES THEREOF WHICH MAY BE MADE PURSUANT TO ANY PROVISION HEREOF, OR PURSUANT TO THE DECREE, JUDGMENT OR ORDER OF ANY COURT OF COMPETENT JURISDICTION; OR (III) AFTER ANY SUCH SALE OR SALES, CLAIM OR EXERCISE ANY RIGHT UNDER ANY STATUTE HERETOFORE OR HEREAFTER ENACTED TO REDEEM THE MORTGAGED PROPERTY SO SOLD OR ANY PART THEREOF; AND (B) COVENANTS NOT TO HINDER, DELAY OR IMPEDE THE EXECUTION OF ANY POWER HEREIN GRANTED OR DELEGATED TO THE MORTGAGEE, BUT TO SUFFER AND PERMIT THE EXECUTION OF EVERY POWER AS THOUGH NO SUCH LAW OR LAWS HAD BEEN MADE OR ENACTED. THE MORTGAGOR, FOR ITSELF AND ALL WHO MAY CLAIM UNDER IT, WAIVES, TO THE EXTENT THAT IT LAWFULLY MAY, ALL RIGHT TO HAVE THE MORTGAGED PROPERTY MARSHALLED UPON ANY FORECLOSURE HEREOF.

4.09  Expenses of Enforcement.  In connection with any action to enforce any remedy of the Mortgagee under this Mortgage, the Mortgagor agrees to pay all costs and expenses which may be paid or incurred by or on behalf of the Mortgagee, including, without limitation, reasonable attorneys’ fees, receiver’s fees, appraiser’s fees, outlays for documentary and expert evidence, stenographer’s charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and similar data and assurances with respect to title and value as the Mortgagee may deem necessary or desirable, and neither the Mortgagee nor any other Person shall be required to accept tender of any portion of the Obligations unless the same be accompanied by a tender of all such expenses, costs and commissions.  All of the costs and expenses described in this Section 4.09, and such expenses and fees as may be incurred in the protection of the Mortgaged Property and the maintenance of the lien of this Mortgage, including the fees of any attorney employed by the Mortgagee in any litigation or proceeding, including appellate proceedings, affecting this Mortgage or the Mortgaged Property (including, without limitation, the occupancy thereof or any construction work performed thereon), including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding whether or not an action is actually commenced, shall be immediately due and payable by the Mortgagor, with interest thereon at the rate of interest set forth in Section 4.4 of the Credit Agreement and shall be part of the Obligations secured by this Mortgage.

4.10    Indemnity.  (a)  The Mortgagor agrees to indemnify, reimburse and hold the Mortgagee and each other Secured Creditor and their respective successors, permitted assigns, employees, affiliates and agents (hereinafter in this Section 4.10 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 4.10 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Mortgage or in any way connected with the administration of the transactions contemplated hereby or the enforcement of any of the terms of, or the preservation of any rights under this Mortgage, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Mortgaged Property (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any person (including any Indemnitee), or property damage) or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 4.10 for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision).  The Mortgagor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Mortgagor shall assume full responsibility for the defense thereof.  Each Indemnitee agrees to use its best efforts to promptly notify the Mortgagor of any such assertion of which such Indemnitee has knowledge.  The Mortgagor shall not be obligated to indemnify any Indemnitee for any expenses pursuant to this Section 4.10 to the extent such expenses (i) are incurred after fee simple title to the Mortgaged Property is transferred to the Mortgagee or a third party pursuant to a Permitted Release or pursuant to a foreclosure sale or a deed in lieu of foreclosure and (ii) arise out of the Mortgaged Property so transferred.

(b)           Without limiting the application of Section 4.10(a) hereof, the Mortgagor agrees to pay or reimburse the Mortgagee for all reasonable expenses, fees and costs described in Section 1.06 which are expended or incurred by the Mortgagee or any Indemnitee pursuant to Section 4.09 of this Mortgage.

(c)           Without limiting the application of Section 4.10 (a) and (b) hereof, the Mortgagor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Mortgagor in this Mortgage or in any writing contemplated by or made or delivered pursuant to or in connection with this Mortgage.

(d)           If and to the extent that the obligations of the Mortgagor under this Section 4.10 are unenforceable for any reason, the Mortgagor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

4.11         Indemnity Obligations Secured by Mortgaged Property; Survival.  Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Mortgaged Property.  The indemnity obligations of the Mortgagor contained in Section 4.10 shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding any or all of the following:  (i) full payment and discharge of all other Obligations, (ii) full payment of all Notes issued and Loans made under the Credit Agreement, (iii) termination of all Letters of Credit issued under the Credit Agreement, (iv) termination of all Interest Rate Agreements entered into with the Other Creditors and (v) release of the lien created by this Mortgage.

ARTICLE V

ADDITIONAL COLLATERAL

5.01  Additional Collateral.  (a)  The Mortgagor acknowledges and agrees that the Obligations are secured by the Mortgaged Property and various other Collateral including, without limitation, at the time of execution of this Mortgage certain personal property of the Mortgagor and other parties described in the Financing Documents.  The Mortgagor specifically acknowledges and agrees that the Mortgaged Property, in and of itself, if foreclosed or realized upon would not be sufficient to satisfy the outstanding amount of the Obligations.  Accordingly, the Mortgagor acknowledges that it is in the Mortgagor’s contemplation that the other Collateral pledged to secure the Obligations may be pursued by the Mortgagee in separate proceedings in the various States, counties and other countries where such Collateral may be located and additionally that the Mortgagor and other parties liable for payment of the Obligations will remain liable for any deficiency judgments in addition to any amounts the Mortgagee may realize on sales of other property or any other Collateral given as security for the Obligations.  Specifically, and without limitation of the foregoing, it is agreed that it is the intent of the parties hereto that in the event of a foreclosure of this Mortgage, the Indebtedness evidencing the Obligations shall not be deemed merged into any judgment of foreclosure, but rather shall remain outstanding.  It is the further intent and understanding of the parties that the Mortgagee, following an Event of Default, may pursue all of its Collateral with the Obligations remaining outstanding and in full force and effect notwithstanding any judgment of foreclosure or any other judgment which the Mortgagee may obtain.

(b)           The Mortgagor acknowledges and agrees that the Mortgaged Property and the property which may from time to time be encumbered by the other Financing Documents may be located in more than one state or country and therefore the Mortgagor waives and relinquishes any and all rights it may have, whether at law or equity, to require the Mortgagee to proceed to enforce or exercise any rights, powers and remedies it may have under the Financing Documents in any particular manner, in any particular order, or in any particular State or other jurisdiction.  Furthermore, the Mortgagor acknowledges and agrees that the Mortgagee shall be allowed to enforce payment and performance of the Obligations and to exercise all rights and powers provided under this Mortgage, or the other Financing Documents or under any provision of law, by one or more proceedings, (whether contemporaneous, consecutive or both) in any one or more states or countries in which the security is located.  Neither the acceptance of this Mortgage or any Financing Document nor the enforcement in one state or country, whether by court action, power of sale, or otherwise, shall prejudice or in any way limit or preclude enforcement of such documents through one or more additional proceedings, in that state or in any other state or country.

(c)           The Mortgagor further agrees that any particular remedy or proceeding, including, without limitation, foreclosure through court action (in a state or federal court) or power of sale, may be brought and prosecuted in the local or federal courts of any one or more states as to all or any part of the Mortgaged Property or the property encumbered by the Financing Documents, wherever located, without regard to the fact that any one or more prior or contemporaneous proceedings have been situated elsewhere with respect to the same or any other part of the Mortgaged Property and the property encumbered by the Financing Documents.

(d)           The Mortgagee may resort to any other security held by the Mortgagee for the payment of the Obligations in such order and manner as the Mortgagee may elect.

(e)           Notwithstanding anything contained herein to the contrary, the Mortgagee shall be under no duty to the Mortgagor or others, including, without limitation, the holder of any junior, senior or subordinate mortgage on the Mortgaged Property or any part thereof or on any other security held by the Mortgagee, to exercise or exhaust all or any of the rights, powers and remedies available to the Mortgagee.

ARTICLE VI

MISCELLANEOUS

6.01  Governing Law.  The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located.  All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to choice of law provisions.

6.02  Limitation on Interest.  It is the intent of the Mortgagor and the Mortgagee in the execution of this Mortgage and all other instruments evidencing or securing the Obligations to contract in strict compliance with applicable usury laws.  In furtherance thereof, the Mortgagee and the Mortgagor stipulate and agree that none of the terms and provisions contained in this Mortgage shall ever be construed to create a contract for the use, forbearance or retention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by relevant law.  If this Mortgage or any other instrument evidencing or securing the Obligations violates any applicable usury law, then the interest rate payable in respect of the Loans shall be the highest rate permissible by law.

6.03  Notices.  Except as otherwise expressly provided herein, all notices, requests, demands or other communications provided for hereunder shall be in writing and mailed, transmitted via facsimile, or delivered via courier service:  if to the Mortgagor, at the address set forth for the Mortgagor on the first page of this Mortgage, Attention: John Ross, facsimile (410) 931-6117; if to the Mortgagee, at the address set forth for the Mortgagee on the first page of this Mortgage, Attention: William Fitzgerald, facsimile (646) 324-7808; or at such other address as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective as provided in Section 10.12 of the Credit Agreement.

6.04  Captions.  The captions or headings at the beginning of each Article and Section hereof are for the convenience of the parties hereto and are not a part of this Mortgage.

6.05  Amendment.  None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever except with the prior written consent of the Mortgagee.

6.06  Obligations Absolute.  The obligations of the Mortgagor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Mortgagor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Mortgage or any other Financing Document; or (c) any amendment to or modification of any Financing Document or any security for any of the Obligations; whether or not the Mortgagor shall have notice or knowledge of any of the foregoing.

6.07  Further Assurances.  The Mortgagor shall, upon the request of the Mortgagee and at the expense of the Mortgagor:  (a) promptly correct any defect, error or omission which may be discovered in this Mortgage or any UCC financing statements filed in connection herewith; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and to subject to the liens and security interests hereof any property intended by the terms hereof to be encumbered hereby, including, but not limited to, any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property; and (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by the Mortgagee to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons.

6.08  Partial Invalidity.  If any of the provisions of this Mortgage or the application thereof to any person, party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Mortgage, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

6.09  Partial Releases.  No release from the lien of this Mortgage of any part of the Mortgaged Property by the Mortgagee shall in any way alter, vary or diminish the force or effect of this Mortgage on the balance of the Mortgaged Property or the priority of the lien of this Mortgage on the balance of the Mortgaged Property.

6.10  Priority.  This Mortgage is intended to and shall be valid and have priority over all subsequent Liens and encumbrances on the Mortgaged Property and Secured Property, including statutory Liens, excepting solely (i) taxes and assessments levied on the real estate to the extent of the maximum amount secured hereby and (ii) Permitted Liens related thereto.

6.11  Covenants Running with the Land.  All Obligations are intended by the Mortgagor and the Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property.  As used herein, the “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property.  All persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Financing Documents; provided, however, that no such party shall be entitled to any rights thereunder without prior written consent of the Mortgagee.

6.12  Successors and Assigns.  This Mortgage shall be binding upon and inure to the benefit of the Mortgagee and the Mortgagor and their respective successors and assigns.  Except as otherwise permitted by Credit Agreement, the Mortgagor shall not assign any rights, duties or obligations hereunder.

6.13  Purpose of Loans.  The Mortgagor hereby represents and agrees that the Loans secured by this Mortgage are being obtained for business or commercial purposes, and the proceeds thereof will not be used for personal, family, residential, household or agricultural purposes.

6.14  No Joint Venture or Partnership.  The relationship created hereunder and under the other Financing Documents is that of creditor/debtor.  The Mortgagee does not owe any fiduciary or special obligation to the Mortgagor and/or any of the Mortgagor’s officers, partners, agents, or representatives. Nothing herein or in any other Financing Document is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between the Mortgagor and the Mortgagee.

6.15  The Mortgagee as Agent for Secured Creditors.  It is expressly understood and agreed that the rights and obligations of the Mortgagee as holder of this Mortgage and as Collateral Agent for the Secured Creditors and otherwise under this Mortgage are only those expressly set forth in this Mortgage and in Section 10 of the Credit Agreement.  The Mortgagee shall act hereunder pursuant to the terms and conditions set forth herein and in Section 10 of the Credit Agreement.

6.16  Full Recourse.  This Mortgage is made with full recourse to the Mortgagor and to all assets of the Mortgagor, including the Mortgaged Property and the Secured Property and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Mortgagor contained herein and in the Financing Documents and otherwise in writing in connection herewith or therewith.  Notwithstanding the foregoing, the Mortgagee agrees that (a) in an action to collect any amounts due under, or otherwise in respect of this Mortgage, no shareholder, officer, director, agent, or representative of the Mortgagor (collectively referred to in this Section 6.16 as “persons”) will be personally liable for any amounts due or any other liability under this Mortgage, and no deficiency or personal judgment will be sought against such persons for payment of the Obligations secured by this Mortgage and (b) no property or assets of any such persons shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought with respect to this Mortgage, provided, however, that in no event shall the foregoing provisions of this sentence be deemed to release any such persons from liability under this Mortgage for any fraudulent action taken by such persons or for any intentional material misrepresentation made by such persons.

6.17  Reduction of Secured Amount.  In the event that the maximum principal amount secured by this Mortgage is less than the aggregate Obligations then the amount secured hereby shall be reduced only by the last and final sums that the Mortgagor repays with respect to the Obligations and shall not be reduced by  any intervening repayments of the Obligations.  So long as the balance of the Obligations exceeds the amount secured hereby, any payments of the Obligations shall not be deemed to be applied against, or to reduce, the portion of the Obligations secured by this Mortgage.

6.18  Acknowledgment of Receipt.  The Mortgagor hereby declares and acknowledges that it has received a true copy of this Mortgage.

6.19  Release Upon Full Payment.  Following the Termination Date (as hereinafter defined), this Mortgage shall be released of record, and the Mortgagee, at the request and expense of the Mortgagor, will promptly execute and deliver to the Mortgagor (without recourse and without representation or warranty of any kind) a proper instrument or instruments acknowledging the satisfaction and termination of this Mortgage or, at Mortgagor’s request, assign (without recourse and without representation or warranty of any kind, other than a representation that the Mortgagee has not assigned its interest in this Mortgage as of such date) this Mortgage; provided, however, that all indemnities set forth in Section 4.10 shall survive such termination.  As used herein, the “Termination Date” shall mean the date upon which the Total Commitment under the Credit Agreement has been terminated, all Interest Rate Agreements entered into with any Other Creditor have been terminated, no Note under the Credit Agreement is outstanding, all Loans have been repaid in full, all Letters of Credit issued under the Credit Agreement have been terminated and all Obligations then due and payable have been paid in full.  In addition, this Mortgage shall be wholly or partially released of record or assigned as provided herein, as appropriate, in the event of a sale or other transfer of all or a portion of the Mortgaged Property specifically permitted pursuant to the Credit Agreement (a “Permitted Release”).  The Mortgagee, upon written request of the Mortgagor, accompanied by all documentation (including but not limited to an Officer’s Certificate) required under the Credit Agreement demonstrating due compliance with the terms and conditions of the Credit Agreement, shall, at the expense of the Mortgagor, promptly execute and deliver to the Mortgagor (without recourse and without representation or warranty of any kind) a proper instrument or instruments evidencing the Permitted Release; but provided in the case of total release that the indemnities set forth in Section 4.10 shall survive the release of this Mortgage.

6.20  Time of the Essence.  Time is of the essence with respect to the obligations of the Mortgagor under this Mortgage.

6.21  The Mortgagee’s Powers.  Without affecting the liability of any other Person liable for the payment and performance of the Obligations and without affecting the Lien of this Mortgage in any way, the Mortgagee may, from time to time, regardless of consideration and without notice to or consent by the holder of any subordinate Lien, right, title or interest in or to the Mortgaged Property, (a) release any Persons liable for the Obligations, (b) extend the maturity of, increase or otherwise alter any of the terms of the Obligations, (c) modify the interest rate payable on the principal balance of the Obligations, (d) release or reconvey, or cause to be released or reconveyed all or any portion of the Mortgaged Property, or (e) take or release any other or additional security for the Obligations.

6.22  Rules of Usage.  The following rules of usage shall apply to this Mortgage unless otherwise required by the context:

1.             Singular words shall connote the plural as well as the singular, and vice versa, as may be appropriate.

2.             The words “herein”, “hereof” and “hereunder” and words of similar import appearing in this Mortgage shall be construed to refer to such document as a whole and not to any particular section, paragraph or other subpart thereof unless expressly so stated.

3.             References to any Person shall include such Person and its successors and permitted assigns.

4.             Each of the parties hereto and their counsel have reviewed and revised, or requested revisions to, this Mortgage, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of such documents and any amendments or exhibits thereto.

5.             Unless an express provision requires otherwise, each reference to “the Mortgaged Property” shall be deemed a reference to “the Mortgaged Property or any part thereof”, and each reference to “Secured Property” shall be deemed a reference to “the Secured Property or any part thereof.”

6.23  No Off-Set.  All sums payable by the Mortgagor shall be paid without counterclaim, other compulsory counterclaims, set-off or deduction and without abatement, suspension, deferment, diminution or reduction, and the Obligations shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (i) any damage or any condemnation of the Mortgaged Property or any part thereof; (ii) any title defect or encumbrance or any eviction from the Mortgaged Property or any part thereof by title paramount or otherwise; or (iii) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Mortgagee or the Mortgagor, or any action taken with respect to this Mortgage by any agent or receiver of the Mortgagee. The Mortgagor waives, to the extent permitted by law, all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any of the Obligations.

6.24  Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a)  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS MORTGAGE OR ANY OTHER FINANCING DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS MORTGAGE, THE MORTGAGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  THE MORTGAGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER THE MORTGAGOR, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING

WITH RESPECT TO THIS MORTGAGE OR ANY OTHER FINANCING DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS JURISDICTION OVER THE MORTGAGOR.  THE MORTGAGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE MORTGAGOR AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 6.03 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR ANY OTHER FINANCING DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE MORTGAGEE OR ANY SECURED CREDITOR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE  LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE MORTGAGOR IN ANY OTHER JURISDICTION (INCLUDING THE JURISDICTION IN WHICH THE MORTGAGED PROPERTY IS LOCATED).

(b)           THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS MORTGAGE OR ANY OTHER FINANCING DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)           THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE, THE OTHER FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

6.25  Future Advances.  This Mortgage is given to secure the Mortgagor’s obligations under, or in respect of, the Financing Documents to which the Mortgagor is “party” and shall secure not only obligations with respect to presently existing indebtedness under the foregoing documents and agreements but also any and all other indebtedness or which may hereafter be owing by the Mortgagor to the Secured Creditors under the Financing Documents, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement or the other Financing Documents, whether such advances are obligatory or to be made at the option of the Secured Creditors, or otherwise, to the same extent as if such future advances were made on the date of the execution of this Mortgage.  The lien of this Mortgage shall be valid as to all indebtedness secured hereby, including future advances, from the time of its filing for record in the recorder’s office of the county in which the Mortgaged Property is located.  This Mortgage is intended to and shall be valid and have priority over all subsequent liens and encumbrances on the Mortgaged Property and Secured Property, including statutory liens, excepting solely (i) taxes and assessments levied on the real estate to the extent of the maximum amount secured hereby and (ii) Permitted Liens related hereto.  Although this Mortgage is given to secure all future advances made by the Mortgagee and the other Secured Creditors to or for the benefit of the Mortgagor or the Mortgaged Property, whether obligatory or optional, the Mortgagor and the Mortgagee hereby acknowledge and agree that the Mortgagee and the other Secured Creditors are obligated by the terms of the Financing Documents to make certain future advances, including advances of a revolving nature, subject to the fulfillment of the relevant conditions set forth in the Financing Documents.

6.26  Addendum.  The terms and conditions set forth in the Addendum attached to this Mortgage are made an integral part hereof and are incorporated in this Mortgage by reference.

*           *           *

IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered as of the day and year first above written.

WILLIAMS SCOTSMAN, INC.

By:
Name (print):
Title (print):

STATE OF _______________)

ss.:

COUNTY OF _____________)

On this the ___ day of March, 2002, before me personally appeared ___________________, who acknowledged himself to be the __________________ of Williams Scotsman, Inc., a Maryland corporation, and that he, as such officer of Williams Scotsman, Inc. being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer on behalf of and as the act and deed of Williams Scotsman, Inc.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

NOTARY PUBLIC
State of
My Commission Expires:

[SEAL]

[revise as necessary to address state specific requirements]

EXHIBIT A

DESCRIPTION OF LAND

EXHIBIT L

[Property - Document to be revised

according to laws and regulations

where property is located]

DEUTSCHE BANK TRUST COMPANY AMERICAS, AS COLLATERAL AGENT

ASSIGNOR

to

BANK OF AMERICA, N.A., AS COLLATERAL AGENT

ASSIGNEE

___________________________________________________________________________

FORM OF ASSIGNMENT OF MORTGAGE

___________________________________________________________________________

Dated:    As of June 28, 2005

This document was prepared by

and when recorded return to:

Victoria Manthas, Esq.

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

ASSIGNMENT OF MORTGAGE

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent (“Assignor”), in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby assign unto BANK OF AMERICA, N.A., as Collateral Agent, having an address at 335 Madison Avenue, New York, New York 10017 (“Assignee”) that certain mortgage more particularly described on Schedule A attached hereto and made a part hereof (the “Mortgage”) together with the indebtedness secured thereby.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever.

This Assignment of Mortgage is made without recourse to, and without any representation or warranty by, Assignor, except (x) as specifically set forth in that certain Assignment and Assumption Agreement dated as of June 28, 2005 among Assignor, as administrative agent, payments administrator and collateral agent, Assignee, certain lenders named therein, Williams Scotsman, Inc. and Williams Scotsman International, Inc. and (y) Assignor hereby represents and warrants to Assignee that Assignor owns the Mortgage free and clear of all liens and encumbrances and has full right and power to make this assignment.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment of Mortgage as of the 28th day of June, 2005 .

[SPACE INTENTIONALLY LEFT BLANK]

WITNESS:	DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Permanent Real Estate Index Number(s): [_____________]

Address of Real Estate:
[_____________________________]

3

STATE OF ____________	)
: ss.
COUNTY OF __________	)

On this ____ day of June, 2005, before me personally appeared ___________________, and ___________________, who acknowledged themselves to be the ___________________ and the ____________________, respectively, of Deutsche Bank Trust Company Americas, and that they, as such officers of Deutsche Bank Trust Company Americas, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by themselves as such officers on behalf of and as the act and deed of Deutsche Bank Trust Company Americas, as Collateral Agent.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

_____________________________
Notary Public

State of __________
My Commission Expires:_________

[SEAL]

4

SCHEDULE A

DESCRIPTION OF MORTGAGE

AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, RENTS AND PROFITS, FINANCING STATEMENT AND FIXTURE FILING MADE AS OF MARCH 26, 2002, AND AMENDED AND RESTATED AS OF OCTOBER 15, 2003 BY WILLIAMS SCOTSMAN, INC., A MARYLAND CORPORATION, TO DEUTSCHE BANK TRUST COMPANY AMERICAS, AS COLLATERAL AGENT, AND RECORDED ON ___________ IN THE _____________________, AS DOCUMENT NO. ____________.

5

EXHIBIT L

[Property - Document to be revised

according to laws and regulations

where property is located]

FORM OF MORTGAGE MODIFICATION AGREEMENT

BETWEEN

WILLIAMS SCOTSMAN, INC., AS MORTGAGOR

AND

BANK OF AMERICA, N.A., AS COLLATERAL AGENT, AS MORTGAGEE

Dated:    As of June 28, 2005

This document was prepared by
and when recorded return to:

Victoria Manthas, Esq.
Kaye Scholer LLP
425 Park Avenue
New York, New York 10022

EXHIBIT L

MORTGAGE MODIFICATION AGREEMENT

THIS MORTGAGE MODIFICATION AGREEMENT (this “Agreement”) made as of June 28, 2005, between WILLIAMS SCOTSMAN, INC., a Maryland corporation having an address at 8211 Town Center Drive, Baltimore, Maryland 21236 (“Mortgagor”), and BANK OF AMERICA, N.A. (“BofA”), as collateral agent, having an address at 335 Madison Avenue, New York, New York 10017 (“Mortgagee”).

W I T N E S S E T H

WHEREAS, Mortgagee is the present owner and holder of that certain mortgage more particularly described in SCHEDULE B annexed hereto (the “Mortgage”) which encumbers the fee interest of Mortgagor in the premises described on SCHEDULE A annexed hereto, which Mortgage previously secured certain obligations of Mortgagor under (i) a certain Credit Agreement dated as of March 26, 2002 among Mortgagor, Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.) (“Holdings”), the lenders party thereto, Fleet Capital Corporation and Congress Financial Corporation, as co-syndication agents, BofA and GMAC Business Credit, LLC, as co-documentation agents, Deutsche Banc Alex Brown Inc., as sole lead arranger and sole book manager, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (“DBTCA”), as administrative agent (as amended through but excluding June 28, 2005, the “Existing Credit Agreement”), (ii) one or more Interest Rate Agreements (as defined in the Mortgage) and (iii) the Senior Secured Notes Documents (as defined in the Mortgage);

WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated as of June 28, 2005 among Mortgagor, Holdings, BofA, DBTCA, individually and as administrative agent, payments administrator and collateral agent, and the other lenders party to the Existing Credit Agreement, among other things, (i) BofA and DBTCA purchased the right, title and interest of the other lenders party to the Existing Credit Agreement in, to and under the Existing Credit Agreement and (ii) DBTCA, as collateral agent, assigned its right, title and interest in, to and under the Collateral Documents (as defined in the Existing Credit Agreement) (including, without limitation, in, to and under the Mortgage) to the Mortgagee;

WHEREAS, the Existing Credit Agreement has been amended and restated in its entirety pursuant to that certain Amended and Restated Credit Agreement dated as of June 28, 2005 among Mortgagor, Holdings, the lenders party thereto, BofA, as administrative agent, DBTCA, as syndication agent, Banc of America Securities LLC and Deutsche Bank Securities Inc., as co-lead arrangers and joint book runners, and Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc., as co-documentation agents (as amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders, the “Amended and Restated Credit Agreement”); and

WHEREAS, it has been agreed by and between Mortgagor and Mortgagee that the Mortgage be modified in the manner set forth below.

NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.                                       Mortgagor agrees and acknowledges that the Mortgage is in full force and effect, there have been no amendments or modifications thereto and there are no defaults thereunder.

2.                                       The Mortgage is hereby modified in the following respects:

a.                                       Certain Definitions.  For all purposes in the Mortgage:

i.                                          Bank of America, N.A., as collateral agent, shall be the Mortgagee and Bank of America, N.A., as administrative agent, shall be the Administrative Agent, in each instance as the successor to DBTCA and DBTCA shall no longer be the Mortgagee or the Administrative Agent;

ii.                                       “Credit Agreement” shall mean the Amended and Restated Credit Agreement;

iii.                                    “Lenders” shall mean those banks and other financial institutions from time to time party to the Amended and Restated Credit Agreement; and

iv.                                   “U.S. Security Agreement” shall mean the Amended and Restated U.S. Security Agreement, dated as of March 26, 2002 and amended and restated as of August 18, 2003 and amended and restated as of June 28, 2005, by and among the Mortgagee, each Credit Party and the Senior Secured Notes Trustee, as same may be amended, modified, supplemented, amended and restated or replaced from time to time in accordance with the terms thereof.

b.                                      The address for the Mortgagee in the preamble to the Mortgage shall be 335 Madison Avenue, New York, New York 10017.

c.                                       References to Deutsche Bank Trust Company Americas, DBTCA or BTCo in the second WHEREAS clause of the recitals of the Mortgage shall instead be references to Bank of America, N.A.

d.                                      The last WHEREAS clause of the recitals of the Mortgage shall be amended as follows: (1) the word “and” at the end of clause (vi) thereof is deleted, (2) the words “clauses (i) through (v) above” in clause (viii) thereof are deleted and the words “clauses (i) through (vii) above” shall be substituted therefor and (3) the words “all such obligations, liabilities, sums and expenses set forth in clauses

(i) through (vi) above” at the end thereof are deleted and the words “all such obligations, liabilities, sums and expenses set forth in clauses (i) through (viii) above” shall be substituted therefor.

e.                                       The “PROVIDED, HOWEVER” clause immediately above Article 1 of the Mortgage is amended by adding the words “and the Termination Date shall have occurred” immediately after the words “shall have been paid in cash and performed in full”.

f.                                         Section 1.14  is hereby deleted in its entirety and superseded by:

“1.14       Maturity Date.  The last stated maturity date of the Obligations secured hereby is June 28, 2010.”

g.                                      Section 6.03 is hereby amended to substitute the following in lieu of the existing notice address for Mortgagee:

“Bank of America, N.A., 335 Madison Avenue, New York, New York 10017, Attention:  Business Capital/URGENT, facsimile:  (212) 503-7330”

h.                                      Section 6.16 of the Mortgage is amended by (i) adding a “(i)” immediately before the words “be deemed to release” in the proviso at the end of the second sentence thereof and (ii) adding the following language to the end of the second sentence thereof immediately prior to the period:  “or (ii) release or otherwise affect (x) any liabilities or obligations of any such person under any guaranty entered into by any such person of all or any of the Obligations or (y) any collateral security for any such guaranty”

3.                                       Except as modified hereby, the Mortgage shall remain unchanged and in full force and effect.

4.                                       This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the date first written above.

MORTGAGOR:

Witness:	WILLIAMS SCOTSMAN, INC.

By:
Name:
Title:

MORTGAGEE:

Witness:	BANK OF AMERICA, N.A.,
as collateral agent

By:
Name:
Title:

Permanent Real Estate Index Number: [_______________________]

Address of Real Estate:
[__________________________________________]

Acknowledged by:

WITNESS:	U.S. Bank National Association, as Senior Secured Notes Trustee

_____________________________	By:
Name:
Title:

EXHIBIT L

STATE OF ________________	)
:ss.
COUNTY OF ______________	)

BEFORE ME, a Notary Public, in and for said county and state personally appeared the above named WILLIAMS SCOTSMAN, INC., a Maryland corporation, by __________________, its ___________________ who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at ___________________________, ___________________ this ____ day of July, 2005.

Notary Public

STATE OF NEW YORK	)
: ss.
COUNTY OF NEW YORK	)

BEFORE ME, a Notary Public, in and for said county and state personally appeared the above named BANK OF AMERICA, N.A., as Collateral Agent, a national banking association, by _____________________, its _____________________ who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said national banking association.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at New York, New York this ____ day of July, 2005.

Notary Public

STATE OF _______________	)
:	ss.
COUNTY OF _____________	)

BEFORE ME, a Notary Public, in and for said county and state personally appeared the above named U.S. BANK NATIONAL ASSOCIATION, as Senior Secured Notes Trustee, a national banking association, by __________________, its _____________________ who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said national banking association.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at ______________, _____________ this ____ day of July, 2005.

Notary Public

SCHEDULE A:  PREMISES

SCHEDULE B:  MORTGAGE

Amended and Restated Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, dated as of March 26, 2002, and amended and restated as of October 15, 2003, by Williams Scotsman, Inc., a Maryland corporation, to Deutsche Bank Trust Company Americas, as Collateral Agent, and recorded on _________________ as Document No. ___________________.

As such Mortgage was assigned from Deutsche Bank Trust Company Americas, as Collateral Agent, as Assignor, to Bank of America, N.A., as Collateral Agent, as Assignee, by Assignment of Mortgage dated as of June 28, 2005 and submitted for recording immediately prior hereto.

EXHIBIT M

FORM OF AMENDED AND RESTATED CUSTODIAN AGREEMENT

THIS AMENDED AND RESTATED CUSTODIAN AGREEMENT (this “Custodian Agreement”), dated as of March 26, 2002 and amended and restated as of August 18, 2003, and further amended and restated as of June 28, 2005, by and among BANK OF AMERICA, N.A., acting in its capacity as Administrative Agent under the Credit Agreement (as defined herein) and as Collateral Agent pursuant to the Collateral Documents (as defined in the Credit Agreement) for the benefit of the lenders thereunder and the other Secured Creditors as defined in the Credit Agreement, WILLIAMS SCOTSMAN, INC., a Maryland corporation, SPACE MASTER INTERNATIONAL INC., a Georgia corporation, WILLSCOT EQUIPMENT, LLC, a Delaware limited liability company, TRUCK & TRAILER SALES, INC., a Missouri corporation, EVERGREEN MOBILE COMPANY, a Washington corporation, as Companies hereunder, and MAYNARD BECKER, a resident of the State of Pennsylvania and DONNA FINNERTY, a resident of the State of Maryland, as Custodians hereunder.  Capitalized terms used herein and which are defined in Section 1 hereof are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, in the ordinary course of business, each Company buys, sells and leases various mobile structures consisting of mobile office units and modular structures (the “Units” as hereinafter further defined) and upon its purchase of each of the Units, in the ordinary course of its business, each Company receives a manufacturer’s statement or certificate of origin (“MSOs”) with respect to such Unit;

WHEREAS, as to certain Units each Company may from time to time receive or arrange for the issuance of Certificates of Title (as defined below);

WHEREAS, in the ordinary course of business, each Company enters or may enter into written agreements for the lease or rental of Units to each other or to third parties (the “Leases” as hereinafter further defined);

WHEREAS, the Borrower has entered into financing arrangements with (i) BofA pursuant to which the lenders under the Credit Agreement will, upon certain terms and conditions, make loans and provide other financial accommodations to Borrower and (ii) the Senior Secured Notes Trustee pursuant to the Senior Secured Notes Indenture, providing for the issuance by the Borrower of the Senior Secured Notes, in each case secured by substantially all of the assets and properties of the Companies, including, but not limited to, the Units; and

WHEREAS, under the terms of the financing arrangements of Borrower with BofA, each Company is required to deliver the MSOs, the Certificates of Title and the Leases to the Custodians for the Custodians to hold on behalf of BofA (for the benefit of the Secured Creditors);

WHEREAS, BofA, each Company and the Custodians desire to set forth their respective rights, obligations and responsibilities in connection with such arrangements;

NOW, THEREFORE, in consideration of the mutual benefits accruing hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.             DEFINITIONS

As used above and in this Custodian Agreement, the following terms shall have the meanings ascribed to them below:

1.1           “BofA” means Bank of America, N.A., and its successors and assigns, acting in its capacity as Administrative Agent under the Credit Agreement and as Collateral Agent under the Credit Documents and for the benefit of the Lenders thereunder and the other Secured Creditors, as defined therein.  As appropriate, references herein to BofA shall include any sub-collateral agents or co-collateral agents (other than the Custodians) appointed by BofA pursuant to Section 10.11 of the Credit Agreement and shall include, without limitation, each of DBTCA and BTCC acting as sub-collateral agent as contemplated by Section 10.15 of the U.S. Security Agreement (as defined in the Credit Agreement).

1.2           “BofA Agreements” shall mean, collectively, (a) the Credit Agreement, (b) each Interest Rate Agreement (as defined in the Credit Agreement or any of the various related Credit Documents) at any time secured pursuant to any of the Credit Documents, (c) each Senior Secured Notes Document under which the obligations of the Companies party thereto are secured pursuant to the U.S. Security Agreement and (d) each guaranty, security agreement, pledge agreement, mortgage or other Collateral Document (as defined in the Credit Agreement) or other Credit Document from time to time entered into pursuant to, or in connection with, any of the Credit Agreement, the Interest Rate Agreements or the Senior Secured Notes Documents.

1.3           “Borrower” shall mean Williams Scotsman, Inc., a Maryland corporation and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of Williams Scotsman, Inc. or on behalf of any such successor or assign.

1.4           “BTCC” shall mean BT Commercial Corporation (and shall include any successor thereto), acting as sub-collateral agent as contemplated by the Credit Agreement or any other Credit Document.

1.5           “Certificate of Title” shall mean any and all certificates of title, certificates of ownership and any other registration certificates at any time issued under the laws of any State of the United States of America, or any political subdivision or instrumentality of such State, for any of the Units at any time owned or leased by any Company.

1.6           “Collateral Instruments” shall mean, individually and collectively, (a) Certificates of Title, (b) any and all manufacturer’s statements of origin, manufacturer’s certificates of origin and other certificates, statements, bills of sale or other evidence of the transfer to or ownership of any Company of any Units at any time and from time to time, and (c) any and all Leases.

1.7           “Companies” shall mean and include the Borrower, SMI, the Unit Subsidiary, T&T and Evergreen, as well as any entity which becomes a “Company” hereunder

2

after the date hereof pursuant to the provisions of Section 4.10 hereof,  and shall include, without limitation, any of their successors and assigns, including without limitation a receiver, trustee or debtor-in-possession on behalf of any such Company or on behalf of any such successor or assign.

1.8           “Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of June 28, 2005, among Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.) (“Holdings”), the Borrower, various financial institutions (the “Lenders”), Bank of America, N.A., as Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners, as amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement or agreements extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement or agreements, whether or not with the same agent, trustee, representative, lenders or holders.

1.9           “Credit Documents” shall mean that term as defined in the Credit Agreement.

1.10         “Custodians” shall mean, individually and collectively, Maynard Becker, a resident of the State of Pennsylvania, and Donna Finnerty, a resident of the State of Maryland, and any successor, assignee, replacement or additional person at any time acting as Custodian for the benefit of BofA under the terms hereof.

1.11         “DBTCA” shall mean Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), and its successors and assigns, acting in its capacity as sub-collateral agent as contemplated by the Credit Agreement or any other Credit Document.

1.12         “Evergreen” shall mean Evergreen Mobile Company, a Washington corporation, and its successors and assigns, including without limitation, a receiver, trustee or debtor-in-possession on behalf of Evergreen Mobile Company or on behalf of any such successor or assign.

1.13         “Leases” shall mean, collectively, the written agreements between any person or entity and any Company for the lease or rental of Units by such Company to such person or entity in which such person or entity agrees to pay to Borrower or its assigns rents payable in respect of the use of any Units.

1.14         “SMI” shall mean Spacemaster International, Inc., a Georgia corporation and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of Spacemaster International, Inc. or on behalf of any such successor or assign.

1.15         “T&T” shall mean Truck & Trailer Sales, Inc., a Missouri corporation, and its successors and assigns, including without limitation, a receiver, trustee or debtor-in-

3

possession on behalf of Truck and Trailer Sales, Inc. or on behalf of any such successor or assign.

1.16         “Unit Subsidiary” shall mean WillScot Equipment, LLC, a Delaware limited liability company, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of WillScot Equipment, LLC or on behalf of any such successor or assign.

1.17         “Units” shall mean the mobile structures, modular units and containers generally constructed of steel or using a steel frame and undercarriage with an exterior of wood, aluminum or similar products which are sold or leased by the Companies to third persons in the ordinary course of business (or which are leased by a Company to another Company and then leased to such third persons) and used to provide office, classroom, storage, commercial or other space, whether in single units or physically attached to other such units (and including in such form, modular structures), which structures are capable of being transported to and assembled on remote sites, and which may be equipped with air conditioning and heating, electrical outlets, floors, partitions, plumbing, carpeting, moldings, wall coverings, lighting and other accessories.

1.18         All terms used herein which are defined in the Credit Agreement, unless otherwise defined herein, shall have the meaning set forth therein.

1.19         All terms used herein which are defined in the Uniform Commercial Code, unless otherwise defined herein or in the Credit Agreement, shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

2.             CUSTODIAN ARRANGEMENTS

2.1           Appointment.

(a)           BofA hereby designates and appoints the Custodians to act as custodian, agent and bailee on behalf of BofA for the purposes of managing, administering and handling the Collateral Instruments, and perfecting the security interests in and liens upon the Units of BofA granted pursuant to the BofA Agreements, by taking complete custody, control and possession of all originals of the Collateral Instruments in accordance with the terms and conditions contained herein. BofA hereby authorizes the Custodians to take such actions on its behalf as are expressly set forth in this Custodian Agreement. Each Custodian agrees to act as custodian, agent and bailee on behalf of BofA on the terms and conditions contained herein.

(b)           In performing their functions and duties under this Custodian Agreement, each of the Custodians shall act solely as custodian, agent and bailee of BofA and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency, trust or otherwise with or for any Company. The Custodians shall not, in any respect, be subject to the control or direction of any Company for any purpose under this Custodian Agreement.

2.2           Nature of Rights and Duties.  No Custodian shall have any duties or responsibilities except those expressly set forth in this Custodian Agreement. The duties of each

4

of the Custodians shall be mechanical and administrative in nature. Nothing in this Custodian Agreement, expressed or implied, is intended to or shall be construed to impose upon the Custodians any obligations, or grant the Custodians any rights or benefits, except as expressly set forth herein. Each of the Custodians is acting solely in his or her individual capacity under the terms hereof and not in any other capacity.

2.3           Reliance.  Each of the Custodians shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by him or her in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and with respect to all matters pertaining to this Custodian Agreement and his or her duties hereunder.

2.4           Indemnification.  Each Company, jointly and severally, hereby agrees to indemnify and hold harmless the Custodians (to the full extent permitted by law) from and against all claims, demands, losses, judgments and liabilities of whatsoever nature, and to reimburse the Custodians for all costs and expenses, including legal fees and disbursements, growing out of or resulting from any lawful action taken in respect of the Collateral Instruments, this Custodian Agreement or the administration, enforcement or exercise of any right or remedy granted to the Custodians except for the Custodians’ willful misconduct.

2.5           Successor Custodians; Resignation of Custodian.

(a)           Either of the Custodians may resign from the performance of all of his or her functions and duties hereunder at any time by giving at least thirty (30) days’ prior written notice to BofA and Borrower or either or both of the Custodians may be removed with or without cause by BofA at any time.  In the event of the resignation by either or both of the Custodians, such resignation shall take effect upon the acceptance by a successor Custodian of an appointment as successor Custodian pursuant to Section 2.5(b) or as otherwise provided below.  In the event of the removal of either or both of the Custodians, such removal shall be effective as of the date specified by BofA.  In addition, Borrower may, at any time, request that BofA remove either or both of the Custodians.  So long as no Default or Event of Default (each as defined in the BofA Agreements) exists, BofA shall exercise its rights hereunder to remove the Custodian or Custodians within sixty (60) days of the receipt by BofA of the request from Borrower (subject to the provisions of the immediately succeeding sentence).  In the event of the removal of either or both of the Custodians pursuant to Borrower’s request to BofA, such removal shall take effect upon the acceptance by a successor Custodian or Custodians of an appointment as successor Custodian pursuant to Section 2.5(b) below.

(b)           Upon any such notice of resignation by either or both of the Custodians, BofA shall appoint a successor Custodian or Custodians who shall be reasonably satisfactory to BofA and reasonably satisfactory to Borrower, which approval by Borrower shall not be unreasonably withheld or delayed.  Upon the removal of either or both of the Custodians with or without cause by BofA, BofA shall appoint a successor Custodian or Custodians who, so long as no Default or Event of Default (each defined in the BofA Agreements) exists or has occurred and is continuing, shall be reasonably satisfactory to Borrower, which approval shall not be unreasonably withheld or delayed.  At any time a Default or Event of Default (each

5

defined in the BofA Agreements) shall exist or have occurred and be continuing, no approval of a successor Custodian or Custodians by Borrower shall be required.

(c)           Upon the acceptance of any appointment as Custodian hereunder by a successor Custodian, such successor Custodian shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Custodian and the retiring Custodian shall be discharged from its duties and obligations under this Custodian Agreement. Upon the effectiveness of the appointment of a successor Custodian, the retiring Custodian shall deliver all Collateral Instruments then in his or her possession to the successor Custodian in reasonable order and with all records and accountings with respect thereto previously maintained by the retiring Custodian.  Upon termination or removal as Custodian hereunder, such Custodian shall cease to be a Custodian hereunder, but in no event shall such termination or removal relieve such Custodian from any liability resulting from any breach of his or her obligations hereunder occurring while holding the position of Custodian.

2.6           Acknowledgment of Liens.  Each of the Custodians acknowledges that the Units and the Collateral Instruments are subject to the security interests and liens of BofA.

3.             ADMINISTRATION

3.1           Delivery of Collateral Instruments.

(a)           Concurrently herewith, each Company is delivering (or has delivered) to the Custodians to hold on behalf of BofA in accordance with the terms of this Custodian Agreement in their possession, custody and control, all originals of the Collateral Instruments existing as of the date hereof.  Unless and until otherwise directed by BofA, each Company hereby agrees to deliver, or cause to be delivered, to the Custodians to hold on behalf of BofA in accordance with the terms of this Custodian Agreement, in their possession, custody and control, all originals of Collateral Instruments received by such Company or otherwise coming into the custody or control of such Company after the date hereof, in each case promptly upon the receipt by such Company of the same.

(b)           Each of the Custodians hereby agrees to take possession, custody and control of all of the Collateral Instruments delivered to it concurrently herewith and from time to time hereafter solely for the account and on behalf of BofA. The Custodians shall act only in accordance with the directions of BofA under the terms hereof with respect to the Collateral Instruments and the Companies shall have no control or dominion over the Collateral Instruments or their disposition.  The Custodians shall follow only the directions of BofA in the administering, handling or other disposition of the Collateral Instruments. The Custodians shall exercise all reasonable care to assure the safe custody of the Collateral Instruments held by either of the Custodians hereunder.  The Custodians shall take such other actions consistent herewith as BofA may reasonably request to preserve, protect and perfect the security interests and liens of BofA in the Collateral Instruments.  Without limiting the generality of the foregoing, upon the request of BofA, the Custodians shall make available and assist BofA in a reasonable manner and at no cost to the Custodians personally in delivering the originals of such Collateral Instruments to BofA, or as BofA may request.

6

3.2           Releases of Collateral Instruments.

(a)           In the event that a Company, in the ordinary course of business and as permitted by the BofA Agreements, or as otherwise permitted under Section 8.1(l), 8.1(n) or 8.1(q) of the Credit Agreement and the Senior Secured Notes Documents, is selling or otherwise disposing of or has sold or otherwise disposed of any of the Units subject to Collateral Instruments which either of the Custodians is then holding in his or her custody, control or possession under the terms of this Custodian Agreement, such Company may request the release by such Custodian of the Collateral Instruments with respect to such Unit(s) and the delivery of the originals of such Collateral Instruments to such Company. Unless and until otherwise directed by BofA, upon receipt of such request, the Custodian receiving such request shall promptly and in a timely manner (but in no event more than three (3) business days after the receipt of a Company’s request) (i) return the originals of the Collateral Instruments requested to the requesting Company and (ii) to the extent the Unit(s) being sold or otherwise disposed of are subject to Certificates of Title and the related sale or other disposition is not to Holdings or any other Credit Party, execute and deliver to such Company, concurrently with the delivery of the Certificate of Title covering the Unit being sold or otherwise disposed of, in the ordinary course of business, such documents as may be required to remove the security interests and liens of BofA (or of DBTCA or BTCC or of any other sub-collateral agent or co-collateral agent thereof in whose name a lien is noted) noted on such Certificates of Title pursuant to and in accordance with the revocable power of attorney granted to the Custodians under Section 3.3 below.  Such Company agrees that if for any reason the sale or other disposition of the Units for which it is then holding the Collateral Instruments is not effective within ten (10) days of the date the Custodian has sent the Collateral Instruments to it as provided herein, such Company shall promptly (but in no event more than five (5) days thereafter) return to the Custodian for the Custodian to hold on behalf of Secured Creditors in accordance with this Custodian Agreement (i) all originals of such Collateral Instruments and (ii) all documents executed by the Custodians pursuant to the power of attorney granted to the Custodians under Section 3.3 below in connection therewith.  The appropriate Company and the Custodians shall take or cause to be taken all further actions necessary to have the security interests and liens of BofA noted on any Certificates of Title for which such security interests and liens were removed or might be deemed removed.  The Custodians shall keep a written record of the Collateral Instruments delivered by the Custodians to a Company pursuant to this Section 3.2(a), which records shall set forth the date of the release of the Collateral Instruments to such Company and the Units to which the Collateral Instruments relate, all in reasonable detail acceptable to BofA. Upon the request of BofA, the Custodians shall furnish such records to BofA once each month, or more frequently as BofA may reasonably require.

(b)           In the event that a Company is arranging for the issuance of Certificates of Title under the laws of any State as to any of the Units subject to MSOs which either of the Custodians is then holding in his or her custody, control or possession under the terms of this Custodian Agreement, such Company may request the release by the Custodians of the originals of such MSOs to Borrower for the purpose of sending such MSOs to the appropriate governmental agency as required to obtain a Certificate of Title. Unless and until otherwise directed by BofA, upon receipt of such request, the Custodian receiving such request shall promptly and in a timely manner (i) return the originals of the MSOs requested by such Company and (ii) execute and deliver to such Company, concurrently with the delivery of the

7

MSOs, such documents as may be required to have the security interests and liens of BofA noted on the Certificate of Title to be issued pursuant to and in accordance with the power of attorney granted to the Custodians under Section 3.3 below.  Each Company agrees that in arranging for any Certificate of Title, such Company shall cause the security interests and lien of BofA to be noted on such Certificate of Title.  Each Company agrees that promptly upon receipt of any Certificate of Title issued for any Unit, such Company shall deliver such Certificate of Title to the Custodians to hold on behalf of BofA in accordance with this Custodian Agreement.  The Custodians shall keep a written record of the Collateral Instruments delivered by the Custodians to a Company pursuant to this Section 3.2(b), which records shall set forth the date of the release of the Collateral Instruments to such Company and the Units to which the Collateral Instruments relate, all in reasonable detail acceptable to BofA.  Upon the request of BofA, the Custodians shall furnish such records to BofA once each month, or more frequently as BofA may reasonably request.

3.3           Power of Attorney.  Subject to the terms and conditions contained herein, each of BofA, DBTCA and BTCC (and any other sub-collateral agent or co-collateral agent therefor) hereby appoints and constitutes each of the Custodians as its respective attorney-in-fact, without power of substitution and which appointment is revocable, solely and exclusively to execute and deliver on behalf of BofA, DBTCA or BTCC (or any other sub-collateral or co-collateral agent therefor), as the case may be, to any Company (i) such documents as may be required by the Motor Vehicle Department of the State (or any similar department or agency of that relevant State) which has issued a Certificate of Title covering a Unit being sold by any Company, in the ordinary course of business and as permitted by the BofA Agreements, or as otherwise permitted under Section 8.1(l), 8.1(n) or 8.1(q) of the Credit Agreement and the Senior Secured Notes Documents (and which is not being sold to Holdings or any other Credit Party), and for which the Custodians have received a request from such Company for the release to it of the Certificate of Title covering such Unit in order to remove the security interests and liens of BofA (and DBTCA and BTCC or any other sub-collateral or co-collateral agent therefor) from such Certificates of Title as contemplated under Section 3.2(a) above and (ii) such documents as may be required by the Motor Vehicle Department of the appropriate State (or any similar department or agency of that relevant State) in order to have the security interests and liens of BofA noted on the Certificate of Title to be issued through such Motor Vehicle Department (or any similar department or agency of that relevant State) as required under Section 3.2(b) above; provided, that, in no event may either or both of the Custodians execute any document creating any obligation or liability of BofA, DBTCA or BTCC.  Upon BofA’s written request, the Custodians shall send copies of all such documents to BofA promptly upon the execution of them.  The power of attorney granted to the Custodians herein may be revoked at any time upon written notice from BofA to either or both Custodians.  The Custodians shall have no further rights to act as attorney-in-fact for BofA, DBTCA or BTCC at any time after the delivery to them of such notice.  No Company shall accept or retain any documents executed by the Custodians pursuant to such power of attorney after the delivery of such notice to the Custodian.  Unless otherwise instructed by BofA, a Company shall only deliver any documents executed and delivered by either of the Custodians to it pursuant to this power of attorney to the Motor Vehicle Department of the State (or any similar department or agency of that relevant State) which has issued the Certificate of Title either covering the Unit which is being sold, in the ordinary course of business and as permitted by the BofA Agreements, or relating to the Unit for which the Certificate of Title is to be issued.

8

3.4           Legend.  Each Company shall, and in the event any Company fails to, each of the Custodians are hereby authorized and directed to, affix a stamp in a conspicuous place to each and all of the original Leases at any time in the custody, control or possession of either or both of Custodians with the following legend:

ALL RIGHT, TITLE AND INTEREST OF THE LESSOR HEREUNDER HAS BEEN PLEDGED TO, AND IS SUBJECT TO THE SECURITY INTERESTS OF, BANK OF AMERICA, N.A., AS AGENT AND COLLATERAL AGENT, FOR THE BENEFIT OF THE HOLDERS OF CERTAIN INDEBTEDNESS OF THE LESSOR. THE LESSOR SHALL HAVE NO RIGHT TO TRANSFER ITS RIGHT, TITLE OR INTEREST HEREUNDER TO ANY PARTY EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS OF THE RELEVANT SECURITY DOCUMENTS.

; provided that any legend affixed to any Lease prior to June ___, 2005 with references to “Deutsche Bank Trust Company Americas” or “Bankers Trust Company” shall be deemed to comply with the requirement set forth in this Section 3.4.

3.5           Reporting and Access.

(a)           Each of the Custodians agrees that the Custodians shall without cost or expense to BofA (i) account to BofA and the Companies on request respecting the Collateral Instruments held by the Custodians (such accounting to include if requested photocopies of any or all of such Collateral Instruments held by him or her), and (ii) promptly notify BofA and the Companies if either of the Custodians is aware of any legal or tax proceedings instituted with respect to any of the Collateral Instruments held by it or the Units represented thereby, and (iii) promptly notify BofA and the Companies if either of the Custodians is aware of any encumbrance or lien existing upon any of the Collateral Instruments held by either of the Custodians except for the liens of BofA thereon.  Upon the request of BofA, the Custodians shall without cost or expense to BofA deliver to BofA monthly or more frequently as BofA may reasonably require, a listing in such form and with such detail as BofA may reasonably request, of each of the Collateral Instruments in the possession of either of the Custodians.

(b)           BofA and its representatives shall at all times have free access to all of each Company’s premises and right of inspection of the Collateral Instruments and have full access to and the right to examine and make copies of any of the Collateral Instruments during normal business hours and after reasonable prior notice to the Custodians, or at any time and without notice to the Custodians if an Event of Default (as defined in the BofA Agreements) exists, and may, without cost or expense to BofA or its representatives, use such of each Company’s personnel, computer equipment and space at its place of business as may be reasonably necessary in connection with such right of inspection.  Each Company shall assist and cooperate with BofA to provide such personnel, computer equipment and space in a manner so as to avoid unnecessary interference with the business of such Company.

(c)           The Custodians shall keep and maintain complete records of the Collateral Instruments in reasonable detail and in such manner as BofA may reasonably specify.

9

(d)            The records of the Custodians do not reflect and the Custodians have not received any notice of any other assignment, pledge, security interest, claim or encumbrance with respect to the Collateral Instruments, except those of BofA referred to herein. The Custodians shall not take any action to encumber or transfer any interest in any of the Collateral Instruments, except to the extent of returning any Collateral Instruments to the Companies as permitted under Section 3.2 hereof.

3.6           Waiver of Setoff.  The Custodians do not have and shall not assert any lien, right of offset, claim, deduction, counterclaim, security or other interest against any of the Collateral Instruments at any time held by either or both of them and each of Custodians hereby waives all rights to interpose any such lien, right of offset, claim, deduction, counterclaim, security or other interest against any of the Collateral Instruments.

3.7           Compensation.  Any compensation of the Custodians hereunder shall be payable by the Companies and failure by any Company to make such payment shall not discharge the Custodians from any of his or her obligations hereunder.

4.             MISCELLANEOUS

4.1           Successors and Assigns.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of BofA and its respective successors, participants and assigns.

4.2           Notices.  All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received:  if in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

To BofA:

Bank of America, N.A.

335 Madison Avenue
New York, NY  10017

Attention:  Business Capital/URGENT
Telecopy No.:  (212) 503-7330

Telephone No.:  (212) 503-7632

with copies to:

Bank of America, N.A.

335 Madison Avenue

New York, New York  10017

Attention:  Legal Department

Telecopy No.:  (212) 503-7350

10

To the Companies:

Williams Scotsman, Inc.
8211 Town Center Drive
Baltimore, Maryland  21236
Attention:  General Counsel

to Donna Finnerty:

Ms. Donna Finnerty
c/o Williams Scotsman, Inc.
8211 Town Center Drive
Baltimore, Maryland  21236

to Maynard Becker:

Mr. Maynard Becker
c/o Williams Scotsman, Inc.
8211 Town Center Drive
Baltimore, Maryland  21236

Any party hereto may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other parties hereto in conformity with this Section 4.2.

4.3           Counterparts.  This Custodian Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

4.4           Governing Law.  The validity, construction and effect to this Custodian Agreement shall be governed by the internal laws of the State of New York.

4.5           Consent to Jurisdiction; Waiver of Jury Trial.  Each of BofA and the Custodians hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York and waives trial by jury in any action or proceeding with respect to this Custodian Agreement.

4.6           Complete Agreement; No Waiver.  This written Custodian Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement. None of the provisions hereof shall be amended, modified, waived or discharged orally or by course of conduct, except as contemplated by Section 4.9 below and in accordance with the terms of the U.S. Security Agreement.

4.7           No Third Parties Benefited.  Except as expressly provided in Section 4.1, this Custodian Agreement is solely for the benefit of the Custodians, BofA and Borrower and

11

their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Custodian Agreement.

4.8           Term.  This Custodian Agreement is a continuing agreement and shall remain in full force and effect until the satisfaction in full of all obligations of Borrower pursuant to the BofA Agreements and the termination of all financing arrangements pursuant thereto.

4.9           Additional Companies.  It is understood and agreed that any Subsidiary Guarantor that desires to become a Company hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the BofA Agreements, shall become a Company hereunder by executing a counterpart hereof and delivering same to BofA, or by executing a Joinder Agreement substantially in the form of Exhibit N to the Credit Agreement, in each case with all actions required above to be taken to the satisfaction of BofA.  From and after such date, each Subsidiary Guarantor which takes the action described above shall become a “Company” for all purposes of this Custodian Agreement, and shall comply with the provisions hereof.  Without limiting the provisions of this Agreement, each Person which becomes a Company after the date hereof shall provide written notice thereof to each of the Custodians at the time such Person becomes a party hereto as contemplated above.

12

EXHIBIT M

IN WITNESS WHEREOF, the parties have caused this Custodian Agreement to be duly executed as of the day and year first above written.

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

as Custodian

as Custodian

Each of the undersigned acknowledges and
agrees to the foregoing provisions of this
Custodian Agreement, to the extent same
relate to BTCC or DBTCA, as appropriate

BT COMMERCIAL CORPORATION

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

By:
Name:
Title:

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its respective signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof and of the foregoing Custodian Agreement; provided, that, nothing in the foregoing Custodian Agreement shall amend, modify, change or supersede the respective terms of any BofA Agreements with any of the undersigned. In the event of any conflict or inconsistencies between the terms of the foregoing Custodian Agreement and the agreements of any Company with, to or in favor of BofA or the Secured Creditors, the terms of the agreements with BofA or the Secured Creditors shall govern as between BofA or the respective Secured Creditors and the undersigned.

Each of the undersigned acknowledges and agrees that:  (i) the failure of either or both of the Custodians to fulfill their respective obligations and duties hereunder in any material respect, after not less than fifteen (15) days prior written notice by BofA to either or both of Custodians and Borrower shall constitute an Event of Default as defined in and under the BofA Agreements (except if the Custodians are removed and shall promptly upon BofA’s request comply with Section 2.5(c) of the Custodian Agreement) and (ii) it will execute and deliver such additional documents and take such additional action as may be requested by BofA to effectuate the provisions and purposes of the foregoing Custodian Agreement.

WILLIAMS SCOTSMAN, INC.

By:
Name:
Title:

WILLSCOT EQUIPMENT, LLC

By:	WILLIAMS SCOTSMAN, INC.,
as Member

By:
Name:
Title:

SPACE MASTER INTERNATIONAL, INC.

By:
Name:
Title:

TRUCK & TRAILER SALES, INC.

By:
Name:
Title:

EVERGREEN MOBILE COMPANY

By:
Name:
Title:

EXHIBIT N

FORM OF U.S. SUBSIDIARIES JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder”) is executed as of [DATE] by [NAME OF NEW SUBSIDIARY], a                               [corporation] [limited liability company] [partnership] (“Joining Party”), and delivered to Bank of America, N.A., as Administrative Agent and as Collateral Agent, for the benefit of the Secured Creditors (as defined below).  Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.) (“Holdings”), Williams Scotsman, Inc. (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent, Deustche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Foothill, LLC and Lehman Commercial Paper Inc., as Co-Documentation Agents and Bank of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners have entered into an Amended and Restated Credit Agreement dated as of June __, 2005 (as further amended, modified, extended, renewed, restated or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans and the issuance of, and participation in, Letters of Credit for the account of the Borrower as contemplated therein (the Lenders, each Issuing Bank, the Administrative Agent and its affiliates, the Collateral Agent and its affiliates (including without limitation Bank of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners) and each other Agent (as defined in the Credit Agreement) are herein called the “Bank Creditors”);

WHEREAS, the Borrower may from time to time be party to one or more interest rate agreements (including, without limitation, interest rate swaps, caps, floors, collars, and similar agreements) (collectively, the “Interest Rate Agreements”) with BofA, any Lender, any affiliate thereof or a syndicate of financial institutions organized by BofA or an affiliate of BofA (even if BofA or any such Lender ceases to be a Lender under the Credit Agreement for any reason), and any institution that participates, and in each case their subsequent assigns, in such Interest Rate Agreement (collectively, the “Interest Rate Creditors”, and the Interest Rate Creditors together with the Bank Creditors, collectively, the “Secured Creditors”);

WHEREAS, the Joining Party is a direct or indirect Subsidiary of the Borrower and desires, or is required pursuant to the provisions of the Credit Agreement, to become a  Guarantor under the U.S. Subsidiaries Guaranty, an Assignor under the U.S. Security Agreement, a Pledgor under the U.S. Pledge Agreement and a Company under the Custodian Agreement; and

WHEREAS, the Joining Party will obtain benefits from the incurrence of Loans by, and the issuance of Letters of Credit for the account of, the Borrower, in each case pursuant to the Credit Agreement and, accordingly, desires to execute this Joinder in order to (i) satisfy the requirements described in the preceding paragraph and (ii) induce the Lenders to continue to make Loans and the Issuing Lender to issue Letters of Credit to the Borrower;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

NOW, THEREFORE, the Joining Party agrees as follows:

1.             By this Joinder, the Joining Party becomes (i) a Guarantor for all purposes under the U.S. Subsidiaries Guaranty, pursuant to Section 25 thereof, (ii) an Assignor for all purposes under the U.S. Security Agreement, pursuant to Section 10.13 thereof, (iii) a Pledgor for all purposes under the U.S. Pledge Agreement, pursuant to Section 25 thereof, and (iv) a Company for all purposes under the Custodian Agreement, pursuant to Section 4.10 thereof.

2.             The Joining Party agrees that, upon its execution hereof, it will become a Guarantor under the U.S. Subsidiaries Guaranty with respect to all Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty), and will be bound by all terms, conditions and duties applicable to a Guarantor under the U.S. Subsidiaries Guaranty and the other Credit Documents.  Without limitation of the foregoing, and in furtherance thereof, the Joining Party unconditionally and irrevocably, guarantees the due and punctual payment and performance of all Guaranteed Obligations (on the same basis as the other Guarantors under the U.S. Subsidiaries Guaranty).

3.           The Joining Party agrees that, upon its execution hereof, it will become a Pledgor under, and as defined in, the U.S. Pledge Agreement, and will be bound by all terms, conditions and duties applicable to a Pledgor under the U.S. Pledge Agreement.  Without limitation of the foregoing and in furtherance thereof,  as security for the due and punctual payment of the Obligations (as defined in the U.S. Pledge Agreement), the Joining Party hereby pledges, hypothecates, assigns, transfers, sets over and delivers to the Collateral Agent for the benefit of the Secured Creditors and grants to the Collateral Agent for the benefit of the Secured Creditors a security interest in all its right, title and interest in and to all Collateral (as defined in the U.S. Pledge Agreement), whether now existing or hereafter acquired by it.

4.           The Joining Party agrees that, upon its execution hereof, it will become an Assignor under, and as defined in, the U.S. Security Agreement, and will be bound by all terms, conditions and duties applicable to an Assignor under the U.S. Security Agreement.  Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment of the Obligations (as defined in the U.S. Security Agreement), the Joining Party hereby pledges, hypothecates, assigns, transfers, sets over and delivers to the Collateral Agent for the benefit of the Secured Creditors and grants to the Collateral Agent for the benefit of the Secured Creditors a security interest in all its right, title and interest in and to all Collateral (as defined in the U.S. Security Agreement), whether now existing or hereafter acquired by it.

2

5.           The Joining Party agrees that, upon its execution hereof, it will become a Company under, and as defined in, the Custodian Agreement, and will be bound by all terms, conditions and duties applicable to a Company under the Custodian Agreement.  The Joining Party hereby further agree that, upon its execution hereof, it will notify each of the Custodians pursuant to the Custodian Agreement, in writing, of its addition as a Company under the Custodian Agreement, which notices shall be delivered in accordance with the requirements of the Custodian Agreement.

6.             The Joining Party consents, upon its execution hereof, to the security interests created in favor of the Collateral Agent for the benefit of the Secured Creditors under all Collection Bank Account Agreements, Concentration Account Agreement and any other “control” or similar agreements which may from time and time be executed and delivered pursuant to the Credit Agreement, the U.S. Security Agreement or any other Credit Document, and agrees that any of its cash or other assets which is at any time in any bank or other accounts subject to any of the forgoing agreements shall be subject to the security interests created thereby.

7.             In connection with the grant by the Joining Party, pursuant to paragraph 3 above, of a security interest in all of its right, title and interest in all Collateral (as defined in the U.S. Pledge Agreement) in favor of the Collateral Agent, the Joining Party agrees to deliver to the Collateral Agent for the benefit of the Secured Creditors, together with the delivery of this Joinder, each of the items specified in Section 3.1 of the Pledge Agreement.

8.             Without limiting the foregoing, the Joining Party hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by, and as (i) each Subsidiary Guarantor pursuant to Section 13 of the U.S. Subsidiaries Guaranty, (ii) each Assignor pursuant to Articles II, III, IV, V and VI of the U.S. Security Agreement, (iii) each Pledgor pursuant to Section 15 of the U.S. Pledge Agreement and (iv) each Company pursuant to the Custodian Agreement, in each case as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of a Subsidiary Guarantor, Assignor, Pledgor and Company pursuant to the U.S. Subsidiaries Guaranty, U.S. Security Agreement, U.S. Pledge Agreement and Custodian Agreement, respectively, and all other Credit Documents to which it is or becomes a party.

9.             Schedules VI, IX and XI to the Credit Agreement are hereby amended by supplementing such Schedules with the information for the Joining Party contained on Schedules VI, IX and XI attached hereto as Annex I.  Annexes A, B, C, D, E, F and G to the U.S. Pledge Agreement are hereby amended by supplementing such Annexes with the information for the Joining Party contained on Annexes A, B, C, D, E, F and G attached hereto as Annex II.  In addition, Annexes A, B, C, D, E, F, G, H, I, J and K to the U.S. Security Agreement are hereby amended by supplementing such Annexes with the information for the Joining Party contained on Annexes A, B, C, D, E, F, G, H, I, J and K attached hereto as Annex III.

3

10.           This Joinder shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided, however, the Joining Party may not assign any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders or as otherwise permitted by the Credit Documents.  THIS JOINDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS).  This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Joinder shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder which shall remain binding on all parties hereto.

11.           From and after the execution and delivery hereof by the parties hereto, this Joinder shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

12.           The effective date of this Joinder is [DATE].

*              *              *

4

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the date first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:
Accepted and Acknowledged by:
BANK OF AMERICA, N.A.,
as Administrative Agent and as
Collateral Agent

By:
Name:
Title:

5

EXHIBIT O

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered to you pursuant to Section [7.1(a)][7.1(b)] of the Amended and Restated Credit Agreement, dated as of June __, 2005 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.) (“Holdings”), Williams Scotsman, Inc. (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A., and Lehman Commercial Paper Inc., as Co-Documentation Agents and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runner.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

1.                                       I am the duly elected, qualified and acting _________________1 of the Borrower.

2.                                       I have reviewed and am familiar with the contents of this Compliance Certificate.  I am providing this Compliance Certificate solely in my capacity as an officer of the Borrower and not in my individual capacity.  The matters set forth herein are true to the best of my knowledge after due inquiry.

3.                                       I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the “Financial Statements”).  Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default.

4.                                       Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) the calculation of Consolidated Leverage Ratio for purposes of determining the Applicable Margin and [compliance with]2[the calculation of] the covenants in Sections 8.4, 8.9, 8.10 and 8.11 of the Credit Agreement and, except as specified therein, the Borrower and its Subsidiaries are also in compliance with all other covenants set forth in Articles 7 and 8 of the Credit Agreement.

5.                                       Attached hereto as ANNEX 3 is the information required by Section 7.1[(a)][(b)](ii)(B) of the Credit Agreement as of the date of this Compliance Certificate.

1                                            Must be a Responsible Officer.

2                                            use if calculation period is a Test Period (or in the case of Section 8.11 during a Trigger Event Compliance Period)

6.                                       Attached hereto as ANNEX 4 is the information required to establish compliance with Section 2.5 for the fiscal quarter ending on ______, ___.3

7.                                       Attached hereto as ANNEX 5 is the information required to establish compliance with Section 7.13(b) of the Credit Agreement as of the date of this Compliance Certificate.

3  For the first fiscal quarter ending after the Effective Date, the information required to be provided on ANNEX 4 shall cover the period beginning on the Effective Date and ending on the last day of the first fiscal quarter ending after the Effective Date

IN WITNESS WHEREOF, I have executed this Compliance Certificate this ____ day of ______, 20__.

WILLIAMS SCOTSMAN, INC.

By:
Name:
Title:

EXHIBIT O

ANNEX 1

[Financial Statements to be enclosed]

ANNEX 2

The information described herein is as of _________, ____4 (the “Computation Date”) and, except as otherwise indicated below, pertains to the period from __________ __, 20__ to the Computation Date, (the “Relevant Period”).

	Period or Date of Determination	Amount
Applicable Margin Test

Consolidated Leverage Ratio

a. Consolidated Debt[5] as at the Computation Date		$________

b. Consolidated EBITDA[6] for the [Test Period] [four consecutive fiscal quarters] ending on the Computation Date		$________

c. Ratio of line a to line b		____:1.00

Financial Covenants

1. Capital Expenditures (Section 8.4)[7]		$________

a.               Aggregate amount of Capital Expenditures of the Borrower and its Domestic Subsidiaries and Canadian Subsidiaries (less proceeds of sales of Rental Equipment in the ordinary course of business) for the fiscal year ending on the Computation Date

b. Maximum permitted for such fiscal year pursuant to Section 8.4		$________

2. Senior Secured Leverage Ratio (Section 8.9)		$________

a. Senior Secured Debt[8] as at the Computation Date

4                                            Insert the last day of the respective fiscal quarter or year covered by the financial statements which are required to be accompanied by this officer’s certificate.

5                                            Attach hereto in reasonable detail the calculations required to arrive at Consolidated Debt.

6                                            Attach hereto in reasonable detail the calculations required to arrive at Consolidated EBITDA.

7                                            To be included in certificate delivered pursuant to Section 7.1(a) only.

8                                            Attach hereto in reasonable detail the calculations required to arrive at Senior Secured Debt.

b. Consolidated EBITDA for the [Test Period] [four consecutive fiscal quarters] ending on the Computation Date	$________

c. Ratio of line a to line b	____:1.00

d. [Level required pursuant to Section 8.9][9]	____:1.00

2. Consolidated Interest Coverage Ratio (Section 8.10)

a. Consolidated EBITDA for the [Test Period] [four consecutive fiscal quarter period] ending on the Computation Date	$________

b. Consolidated Interest Expense[10] for the [Test Period] [four consecutive fiscal quarter period] ending on the Computation Date	$________

c. Ratio of line a to line b	____:1.00

d. [Level required pursuant to Section 8.10][11]	____:1.00

9                                            Applicable during a Test Period.

10                                        Attach hereto in reasonable detail the calculations required to arrive at Consolidated Interest Expense.

11                                        Applicable during a Test Period.

3. Utilization[12] (Section 8.11)

a. Average gross book value of units of Rental Equipment of the Qualified Credit Parties leased to customers at the end of each of the 13 consecutive calendar months[13] ended on the Computation Date:	$_________

b.              Average gross book value of units of Rental Equipment owned, leased (as lessee) or held for sale or lease (as lessor) by the Qualified Credit Parties at the end of the 13 consecutive calendar months ended on the Computation Date.

$_________

c. Average Utilization for the period of thirteen consecutive fiscal months ended on the Computation Date		%

4.  Set forth below is a description of all covenants, if any, contained in Articles 7 and 8 of the Credit Agreement with which [Holdings]14 [the Borrower] and its Subsidiaries are not in compliance:

[Insert “None” or describe in reasonable detail all non-compliances and the relevant section (and if applicable, subsection) of the Credit Agreement violated.]

12                                        Calculation of Utilization shall exclude certain “equipment held for sale” in accordance with the proviso to the definition of “Utilization” contained in the Credit Agreement.

13                                        Insert headings for a and b identifying the 13 calendar months.

14                                        Insert if required pursuant to Section 1.5 of the Credit Agreement.

ANNEX 3

1.                                       It is hereby certified that no changes are required to be made to Schedule VI or XI of the Credit Agreement, any of Annexes C, F, H, I, J and K of the U.S. Security Agreement, Annexes A through F of the U.S. Pledge Agreement or Schedules 2.1(1)(f), 2.1(1)(h), 4.1(d) or 4.1(e) (or any analogous Schedules) to any Canadian Security Agreement, in each case so as to make the information set forth therein accurate and complete as of date of this Certificate[, except as specifically set forth below:

______

______

______

All actions required to be taken by the Credit Agreement and the Collateral Documents as a result of the changes described above have been taken, and the Collateral Agent has, for the benefit of the Secured Creditors, a first priority perfected security interest in all Collateral pursuant to the various Collateral Documents to the extent required by the terms thereof.]15

15                                        The bracketed language must be inserted if there have been any changes to the information, as contemplated by Section 7.1(a)(ii) or (b)(ii) of the Credit Agreement.

ANNEX 4

1.                                       During the Relevant Period, neither the Borrower16 nor any of its Subsidiaries have received any Net Debt Proceeds which would require a mandatory repayment pursuant to Section 2.5(i) of the Credit Agreement.17

2.                                       During the Relevant Period, neither the Borrower nor any of its Subsidiaries has made any Asset Sale.18

3.                                       During the Relevant Period, neither the Borrower nor any of its Subsidiaries has received any Net Equity Proceeds.19

4.                                       During the Relevant Period, neither the Borrower nor any of its Subsidiaries has received any proceeds from a Casualty Loss in excess of $5,000,000.20

16                                        If the Holding Company Requirements are not satisfied at such time, replace “the Borrower” with “Holdings” throughout this Annex 4.

17                                        If Borrower or any of its Subsidiaries have received such Net Debt Proceeds, the certificate should describe the amounts and dates of the receipt thereof, as well as the amounts and dates of the required mandatory repayments pursuant to Section 2.5(i), together with the certification that such payments have in fact been made.

18                                        If Borrower or any of its Subsidiaries have made any Asset Sale, the certificate should describe same and state the date of each Asset Sale and the amount of Net Sale Proceeds therefrom, together with sufficient information as to mandatory repayments and/or reinvestments thereof to determine compliance with Section 2.5(j) of the Credit Agreement, together with a statement that the Holdings is in compliance with the requirements of said Section 2.5(j).

19                                        If Borrower has received Net Equity Proceeds during the Relevant Period, the dates and amounts should be specifically described, together with the dates and amounts of all required repayments pursuant to Section 2.5(k) of the Credit Agreement, together with a certification that all such required repayments have been made.

20                                        If Borrower or its respective Subsidiary has received any proceeds in connection with a Casualty Loss in excess of $5,000,000, the certificate should describe same and state the date of each receipt thereof and the amount of any proceeds received in connection with such Casualty Loss on each such date, together with sufficient information as to mandatory repayments and/or reinvestments thereof to determine compliance with Section 2.5(l) of the Credit Agreement, together with a statement that Holdings is in compliance with the requirements of said Section 2.5(l).

ANNEX 5

During the Relevant Period, neither the Borrower nor any Subsidiary Guarantor has acquired any Real Property with a fair market value greater than $ 2,000,000.21

21                                        If the Borrower or any Subsidiary Guarantor has acquired any Real Property with a fair market value greater than $ 2,000,000 during the Relevant Period, the certificate should describe such Real Property, the location thereof and the fair market value thereof.  The Borrower should also certify that it has granted, or has caused the respective Subsidiary Guarantor to have granted, to the Collateral Agent a Mortgage on any such Real Property and has taken, or has caused the respective Subsidiary Guarantor to have taken, all other actions required to be taken pursuant to Section 7.13(b) of the Credit Agreement.

EXHIBIT P

FORM OF BORROWING BASE CERTIFICATE

OFFICER’S CERTIFICATE

This Certificate is being delivered pursuant to the Amended and Restated Credit Agreement, dated as of June___, 2005, among Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.) (“Holdings”), Williams Scotsman, Inc., a Maryland corporation (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A., and Lehman Commercial Paper Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, all terms used herein shall have the meanings ascribed to them in the Credit Agreement.

The undersigned represents and warrants that (i) [he/she] is a Responsible Officer of the Borrower and (ii) the information set forth on the attached Borrowing Base Certificate is, to the best of my knowledge, true, correct and complete in all material respects (subject to year-end audit adjustments), is calculated in accordance with the Credit Agreement) and sets forth the Eligible Accounts Receivable and Eligible Rental Equipment as of the close of business ____________ ___, ______.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this ___ day of ______ ______.

WILLIAMS SCOTSMAN, INC.

By:

Name:
Title.

WILLIAMS SCOTSMAN, INC.
Borrowing Base Certificate Dated  XX/XX/XX

(1) Eligible Accounts Receivable

A) Gross Accounts Receivable:

Accounts Receivable per A/R aging report
Williams Scotsman, Inc.		61,840,622
Williams Scotsman of Canada, Inc.		6,722,033
			68,562,655
Less: Unearned Income
Williams Scotsman, Inc.		(15,042,191)
Williams Scotsman of Canada, Inc.		(2,813,126)
			(17,855,317)
Less: Logged Receipts (Unapplied Cash)
Williams Scotsman, Inc.		0
Williams Scotsman of Canada, Inc.		0

Net Gross Accounts Receivable			50,707,338

B) Less: Ineligible Accounts Receivable (Schedule A)		(13,382,482)
C) Total Eligible Accounts Receivable			37,324,855
D) Advance Rate			85%

E) Accounts Receivable Availability			31,726,127

F) Less: Sales Tax Payable			(594,072)

G) Net Eligible A/R (E – D)			31,132,055

(2) Eligible Rental Equipment

A) Net Book Value of Rental Equipment
Williams Scotsman, Inc.	283,183,109
Willscot Equipment, LLC	539,561,282
Williams Scotsman of Canada, Inc.	69,135,302
Consolidated Net Book Value		891,879,693

Equipment Held for Sale
Williams Scotsman, Inc. &
Willscot Equipment, LLC	4,411,766
Williams Scotsman of Canada, Inc.	103,989
Total Equipment Held for Sale		4,515,755

B) Less: Ineligible Rental Equipment (Schedule B)	(4,817,634)
C) Total Eligible Rental Equipment		891,577,815
D) Adj. Net Book Value Percentage (Schedule C)		70%
Rental Equipment Availability ((1)G + (2)E)			624,104,470

(3) Total Borrowing Base Before Deductions			655,236,525

Less:
(4) Excess Other Liability Amount
(5) Exposure under Interest Rate Agreements
(6) Aggregate principal amount of outstanding Term Loans
(7) Aggregate principal amount of outstanding Senior Secured Notes
(8) Reserves
(9) Borrowing Base			655,236,525

Note:  For purposes of Schedules A and B, amounts which are to be excluded per the Credit Agreement and which are not shown thereon or above, are not applicable for this borrowing base calculation.

KS DRAFT 6/22/05

EXHIBIT P

Calculation of Excess Availability

1) Revolving Credit Commitment	650,000,000
2) Less Reserves
3) Net Total Revolving Credit Commitments

4) Borrowing Base	655,236,525	(See Borrowing Base	)

5) Maximum amount of Revolving Outstandings permitted under Indentures		(see Schedule D	)

6) Total Available (least of 3, 4 and 5)	650,000,000

Less:

7) Outstanding Letter of Credit Obligations	10,945,304
8) Principal amount of outstanding Revolving Loans	115,024,074
9) Revolving Outstandings		125,969,378

10) Excess Availability		374,030,622

EXHIBIT P

Schedule A
Ineligible Accounts Receivable as of --/--/--

The sum of:
a) No invoice provided
A) Williams Scotsman, Inc.	$____________
B) Williams Scotsman of Canada, Inc.	$____________
b) Affiliated sales or leases
A) Williams Scotsman, Inc.	$____________
B) Williams Scotsman of Canada, Inc.	$____________
c) Past due (over 90 days or 120 from invoice date)
A) Williams Scotsman, Inc.	$____________
B) Williams Scotsman of Canada, Inc.	$____________
d) Payment Terms over 90 days
A) Williams Scotsman, Inc.	$____________
B) Williams Scotsman of Canada, Inc.	$____________
e) 50% past due, then whole account past due
A) Williams Scotsman, Inc.	$____________
B) Williams Scotsman of Canada, Inc.	$____________
f) Excess of an account more than 15% of the total AR not cover by LC or insurance
A) Williams Scotsman, Inc.	$____________
B) Williams Scotsman of Canada, Inc.	$____________
g) Contra Accounts
A) Williams Scotsman, Inc.	$____________
B) Williams Scotsman of Canada, Inc.	$____________
h) bankrupt accounts
A) Williams Scotsman, Inc.	$____________
B) Williams Scotsman of Canada, Inc.	$____________
i) Foreign Accounts (Non US or Canada)
A) Williams Scotsman, Inc.	$____________
B) Williams Scotsman of Canada, Inc.	$____________
j) Bill & hold, guaranteed or consignment
A) Williams Scotsman, Inc.	$____________
B) Williams Scotsman of Canada, Inc.	$____________
k) Other accounts
A) Williams Scotsman, Inc.	$____________
B) Williams Scotsman of Canada, Inc.	$____________
l) the amount of US Federal Gov. that exceed 15% of total AR and Canadian Gov.
A) Williams Scotsman, Inc.	$____________
B) Williams Scotsman of Canada, Inc.	$____________
m) Sales or leases that are not final
A) Williams Scotsman, Inc.	$____________
B) Williams Scotsman of Canada, Inc.	$____________
n) Accounts that are not legal, or up to code
A) Williams Scotsman, Inc.	$____________
B) Williams Scotsman of Canada, Inc.	$____________
o) Accounts that do not have valid, perfected first liens or do not conform with Credit Agreement
A) Williams Scotsman, Inc.	$____________
B) Williams Scotsman of Canada, Inc.	$____________
p) Accounts subject to Surety Bonds
A) Williams Scotsman, Inc.	$____________
B) Williams Scotsman of Canada, Inc.	$____________
Total Ineligible	$____________

EXHIBIT P

Schedule B

Rental Equipment Ineligibility

Rental Equipment that has been or reasonably should be classified as unrentable	4,817,634

Other ineligibles pursuant to the Credit Agreement	-

Total Ineligible Rental Equipment	4,817,634

EXHIBIT P

Schedule C

Adjusted Net Book Value Percentage

Lesser of:

(x) Orderly Liquidation Value at 12/31/04 (a)	800,392

85%	85%
680,333

and

(y) Net Book Value of Eligible Rental Equipment as of 12/31/04 (a)	877,596

70%	70%
614,317

Adjusted Net Book Value Percentage is 70% based on the above calculation.

(a)  date of last appraisal required under Credit Agreement appraisal

Schedule D

Maximum Amount of Revolving Outstandings
Permitted under Indentures

(1) Rental Equipment Availability

A) Total net book value of Eligible Rental Equipment (line (2)C of Borrowing Base)	896,645,858
B) Advance Rate	75%
C) Rental Equipment Availability		672,484,393

(2) Accounts Receivable Availability

A) Total book value of Eligible Accounts Receivable (line (1)C of Borrowing Base)	38,503,726
B) Advance Rate	85%
C) Accounts Receivable Availability		32,728,167

(3) Equipment and accounts receivable availability before deductions		705,212,561

(4) Senior Secured Notes Indenture deductions
Less:
Sales tax payable	(398,036)
Aggregate principal amount of outstanding Senior Secured Notes (line (7) of Borrowing Base)	(150,000,000)
Plus:
Aggregate principal amount of Senior Secured Notes redeemed or repurchased less net proceeds from Permitted Units Financing[1]	-

(5) Total Senior Secured Notes Indenture deductions	(150,398,036)

(6) Senior Unsecured Notes Indenture deductions
Less:
Sales tax payable	(398,036)
Net proceeds from Permitted Units Financing[2]	-
Outstanding Attributable Debt	-

(7) Total Senior Unsecured Notes Indenture deductions	(398,036)

(8) Availability after Indenture deductions ((3) less the greater of (5) and (7))		554,814,525

(9) Aggregate principal amount of outstanding Term Loans		(150,000,000)

(10) Availability		404,814,525

(11) Maximum permitted amount (greater of $300,000,000 and (10))		404,814,525

1      permitted under and as such term is defined in the Senior Secured Notes Indenture; such reduction shall apply only to the extent of any outstanding balance on such financing and for so long as it is in effect

2      permitted under and as such term is defined in the Senior Unsecured Notes Indenture; such reduction shall apply only to the extent of any outstanding balance on such financing and for so long as it is in effect

EXHIBIT Q-1

FORM OF ASSIGNMENT
AND
ASSUMPTION AGREEMENT1

This Assignment and Assumption Agreement (the “Assignment”), is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and [the] [each] Assignee identified in [item 2] [item 3] below ([the] [each an] “Assignee”).  Capitalized terms used herein but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit) (the “Assigned Interest”).  [Each] [Such] sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:

[2.	Assignee:	][2]

[2][3].                 Credit Agreement:

Amended and Restated Credit Agreement, dated as of June __, 2005, among Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.) (“Holdings”), Williams Scotsman, Inc. (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as Issuing Lender and Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A., and Lehman Commercial Paper Inc., as Co-Documentation Agents and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners (such Amended and Restated Credit

[1]	This Form of Assignment and Assumption Agreement should be used by Lenders for an assignment to a single Assignee or to funds managed by the same investment managers.

[2]

Item 2 should list the Assignee if the form is used for a single Assignee. In the case of an assignment to funds managed by the same or related investment managers, the Assignees should be listed in bracketed item 3.

Exhibit Q-1

Agreement, as in effect on the date of this Assignment, being herein called the “Credit Agreement”).

[3.                                   Assigned Interest:3

	Facility assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[4]	Percentage of Assigned Commitment/Loans[5]
[Name of Assignee]		$__________	$__________	__________%
[Name of Assignee]		$__________	$__________	__________%]

3                                            Insert this chart if this Form of Assignment and Assumption Agreement is being used for assignment to funds managed by the same or related investment managers.

4                                            Assignments made pursuant to Section 11.6(b)(A)(y) shall not be less than $1,000,000 in the case of such Lender’s Term Loan or $5,000,000 in the case of such Lender’s Revolving Credit Commitment.

5                                            Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit Q-1

[3.                                   Assigned Interest:6

Facility assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[7]	Percentage of Assigned Commitment/Loans[8]
Revolving Loan Commitment (including assigned share of outstanding Revolving Loans and Letter of Credit Outstandings)	$__________	$__________	__________%
Term Loans	$__________	$__________	__________%]

6                                            Insert this chart if this Form of Assignment and Assumption Agreement is being used by a Lender for an assignment to a single Assignee.

7                                            Assignments made pursuant to Section 11.6(b)(A)(y) shall not be less than $1,000,000 in the case of such Lender’s Term Loan or $5,000,000 in the case of such Lender’s Revolving Credit Commitment.

8                                            Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit Q-1

Effective Date ___________, ____, 20___.

The terms set forth in this Assignment are hereby agreed to

ASSIGNOR	ASSIGNEE
[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE][9]

By:	By:
Name:	Name:
Title:	Title:

[Payment Instructions:

Attention:
Reference:

Address for Notices:

Relationship Contact:	][10]

9                                            Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.

10                                        This information should only be inserted if this Form of Assignment and Assumption Agreement is being used by a Lender for an assignment to a single Assignee.

Exhibit Q-1

[Acknowledged and Agreed:

WILLIAMS SCOTSMAN, INC.

By
Name:
Title:	][11]

[	,
as Issuing Lender

By
Name:
Title:	][12]

[BANK OF AMERICA, N.A.,
as Administrative Agent

By
Name:
Title:	][13]

11                                        Insert to the extent required pursuant to Section 11.6(b)(A)(y).

12                                        Insert signature blocks for each Issuing Lender in the case of any assignment of the Revolving Credit Commitments.

13                                        Insert to the extent required pursuant to Section 11.6(b)(A).

Annex I

Williams Scotsman, Inc.

AMENDED AND RESTATED CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT

1.                                       Representations and Warranties.

1.1.                              Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Amended and Restated Credit Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto, other than this Assignment, or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Documents.

1.2.                              Assignee.  [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute an deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Amended and Restated Credit Agreement, (ii) it meets all requirements of an Eligible Transferee under the Amended and Restated Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Amended Restated Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Amended and Restated Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.10 or 7.1(a) or (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision and (v) if it is organized under the laws of a jurisdiction outside the United States, attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Amended and Restated Credit Agreement, duly completed and executed by [the] [each] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.                                       Payment.  From and after the Effective Date, the Administrative Agent shall make all payment in respect to the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective

Annex I

Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3.                                       General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment.  THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS).

EXHIBIT Q-2

FORM OF NOTICE OF ASSIGNMENT

[DATE]

Bank of America, N.A., as
Administrative Agent
335 Madison Avenue
New York, New York  10017

Attention:

re:                                   Amended and Restated Credit Agreement dated as of June __, 2005 (the “Credit Agreement”), among Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.), Williams Scotsman, Inc., the financial institutions from time to time party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A., and Lehman Commercial Paper Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners

1.  Reference is made to the above-referenced Credit Agreement; unless otherwise defined herein, all terms defined in the Credit Agreement shall have the same meanings when used herein.

2.  [NAME OF ASSIGNOR] (“Assignor”) has sold to [NAME OF ASSIGNEE] (“Assignee”) an assignment of $______ aggregate principal amount of outstanding Term Loans and $_______ of Revolving Credit Commitments 1  (together Commitments (together with the related outstanding principal of Revolving Loans and outstanding Letter of Credit Obligations)).2

3.  Assignee hereby elects to become party to, and be bound by each of the provisions of, the Credit Agreement as a “Lender” with outstanding principal of Term Loans and a Revolving Credit Commitment equal to the respective amounts set forth in clause 2 above.3

1                                            Assignments made pursuant to Section 11.6(b)(A)(y) shall not be less than $1,000,000 in the case of such Lender’s Term Loan or $5,000,000 in the case of such Lender’s Revolving Credit Commitment.

2                                            If only Term Loans or Revolving Credit Commitments are being assigned, adjust sentence accordingly.

3                                            If only Term Loans or Revolving Credit Commitments are being assigned, adjust sentence accordingly.

Exhibit Q-2

4.  Assignee hereby makes, as to itself, the representations set forth in Section 11.6 of the Credit Agreement.

5.  Assignee’s address for purposes of notices under the Credit Agreement is:

[INSERT ASSIGNEE’S ADDRESS]

6.  Attached as Annex I hereto is a true and correct copy of the Assignment and Assumption Agreement executed pursuant to and in accordance with Section 11.6(b)(A) of the Credit Agreement.

Very truly yours,

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

ANNEX I TO EXHIBIT Q-2

ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT R

FORM OF INCREMENTAL COMMITMENT AGREEMENT

[Name(s) of Lender(s)]

[Date]

Williams Scotsman, Inc., as Borrower

under the Credit Agreement referred

to below

8211 Town Center Drive

Baltimore, Maryland  21236

Attention:  John B. Ross

re:            Incremental Revolving Credit Commitment

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June    , 2005 (as further amended, modified, extended, renewed, restated or supplemented from time to time, the “Credit Agreement”), among Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.) (“Holdings”), Williams Scotsman, Inc. (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Foothill, LLC and Lehman Commercial Paper Inc., as Co-Documentation Agents and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners.  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each financial institution (each, an “Incremental Revolving Credit Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide under the Credit Agreement the Incremental Revolving Credit Commitments (each, an “Incremental Revolving Credit Commitment”) set forth opposite its name on Annex I attached hereto.  Each Incremental Revolving Credit Commitment provided pursuant to this Agreement shall be subject to the terms and conditions set forth in the Credit Agreement, including Sections 2.1(d) and (e) thereof.

Each Incremental Revolving Credit Lender and the Borrower acknowledge and agree that (i) the Incremental Revolving Credit Commitments provided pursuant to this Agreement shall constitute Revolving Credit Commitments (in the amounts specified in Annex I attached hereto) under, and as defined in, the Credit Agreement and (ii) the maturity date and interest rate (i.e., the Applicable Margin) applicable to the Revolving Loans to be made under

Exhibit R

such respective Revolving Credit Commitments as contemplated herein and in the Credit Agreement shall be identical to those applicable to the Revolving Loans under the Credit Agreement.  Each Incremental Revolving Credit Lender and the Borrower further agree that, with respect to the Incremental Revolving Credit Commitments provided by it pursuant to this Agreement, such Revolving Credit Lender shall receive such upfront fees, if any, as specified in Annex I attached hereto, which upfront fee shall be due and payable to such Incremental Revolving Credit Lender upon the Agreement Effective Date (as defined below) or as otherwise specified in Annex I.

Each Incremental Revolving Credit Lender party to this Agreement, to the extent that it is not already a Lender under the Credit Agreement, (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement; (ii) agrees that it will, independently and without reliance upon any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes each Agent (including the Administrative Agent in its capacity as Collateral Agent) to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to such by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) in the case of each such Incremental Revolving Credit Lender which is organized under the laws of a jurisdiction outside the United States and is not already a Lender, attaches the forms prescribed by the Internal Revenue Service of the United States, as described in Section 2.9 of the Credit Agreement, certifying as to such Incremental Revolving Credit Lender’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Incremental Revolving Credit Lender under the Credit Agreement and the other Credit Documents.  Upon (i) the execution of a counterpart of this Agreement by the Incremental Revolving Credit Lenders, the Administrative Agent and the Borrower, (ii) the delivery to the Administrative Agent of a fully executed copy (including by way of counterparts and by facsimile) hereof, (iii) the payment of any fees required pursuant to this Agreement and (iv) the satisfaction of any other conditions precedent set forth in Annex I hereto (such date, the “Agreement Effective Date”), each Incremental Revolving Credit Lender party hereto (i) shall be obligated to make the Incremental Revolving Loans provided to be made by it as provided in this Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement, and, to the extent that it is not already a Lender, shall become a Lender pursuant to the Credit Agreement, and (ii) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.

The Borrower acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Revolving Credit Commitments provided hereby including, without limitation, any Loans made pursuant thereto and (ii) all such Obligations (including any such Loans) shall be entitled to the  benefits of the Collateral Documents.

Exhibit R

[Each Subsidiary Guarantor acknowledges and agrees that all Obligations with respect to the Incremental Revolving Credit Commitments provided hereby and any Loans made pursuant thereto shall (i) be fully guaranteed pursuant to the Subsidiaries Guaranty in accordance with the terms and provisions thereof and (ii) be entitled to the benefits of the Collateral Documents, and attached hereto as Annex II are resolutions from each such Subsidiary Guarantor covering the matters set forth in preceding clauses (i) and (ii).]1

Attached hereto as Annex III is an opinion of ______________, counsel to the Borrower, delivered as required pursuant to Section 2.1(e)(iv) of the Credit Agreement.

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on ______________ ____, ______.  If you do not so accept this Agreement by such time, our Incremental Revolving Credit Commitments set forth in this Agreement shall be deemed canceled.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by usage of facsimile transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the applicable requirements for the modification of Credit Documents pursuant to Section 11.10 of the Credit Agreement.

*      *     *

1                    This paragraph may be inserted in the Incremental Commitment Agreement, in which case each Subsidiary Guarantor shall be required to execute and deliver a copy hereof.  Alternatively, this acknowledgment may be separately provided by the Subsidiary Guarantors pursuant to documentation reasonably satisfactory to the Administrative Agent.

Exhibit R

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS).

Very truly yours,

[NAMES OF LENDERS]

By:
Name:
Title:

Exhibit R

Agreed to and Accepted

this ____ day of __________, 200___:

WILLIAMS SCOTSMAN, INC.,
as Borrower

By:
Name:
Title:

[Consented to this ___ day of
___________, 200___:][2]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

[NAME OF EACH ISSUING LENDER]

By:
Name:
Title:

[Insert signature blocks for each Subsidiary Guarantor][3]

2                    Insert in the event any Incremental Revolving Credit Commitment hereunder is being provided by a Person that is not then an existing Lender.

3                    See footnote number 1.

Exhibit R

ANNEX 1

1.             Agreement Effective Date: ________________, ______ (the “Agreement Effective Date”)

2.             Incremental Revolving Credit Commitments (as of the Agreement Effective Date):

Lender	Incremental Revolving Credit Commitment[4]
$
$
$

3.             Upfront Fees:5

4.             Other Conditions:6

4                    Must be at least $5,000,000, in integral multiples of $1,000,000 in excess thereof.

5                    Insert upfront fees as may be agreed to by the Borrower and the Incremental Revolving Credit Lenders with respect to the Incremental Revolving Credit Commitments.

6                    Insert any conditions which may be required to be satisfied prior to the Agreement Effective Date as contemplated in the Credit Agreement.

EXHIBIT S

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of June 28, 2005, is entered into by and among each of the lending institutions identified on the signature pages hereto as an “Assignor”, in its capacity as a Lender party to the Current Credit Agreement (as defined below) (each such lending institution being referred to as an “Assignor” and all of such lending institutions collectively being referred to as the “Assignors”); DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), in its capacities as administrative agent and payments administrator under the Current Credit Agreement (in such capacities, collectively, the “Current Administrative Agent”); DBTCA, in its capacity as collateral agent under the Collateral Documents (as defined in the Current Credit Agreement) (in such capacity, the “Current Collateral Agent”); BANK OF AMERICA, N.A. (“BofA”) and DBTCA, each in its capacity as assignee (each, an “Assignee” and collectively, the “Assignees”); WILLIAMS SCOTSMAN, INC. (the “Borrower”) and WILLIAMS SCOTSMAN INTERNATIONAL, INC. (formerly known as Scotsman Holdings, Inc.) (“Holdings” and together with the Borrower, each, a “Credit Agreement Party” and collectively, the “Credit Agreement Parties”).  Unless otherwise defined herein, all capitalized terms used herein without definition shall have the respective meanings provided such terms in the Current Credit Agreement.

WITNESSETH:

WHEREAS, the Borrower, Holdings, the Assignors, BofA, DBTCA, certain other financial institutions and the Current Administrative Agent are parties to a certain Credit Agreement dated as of March 26, 2002, as amended by a First Amendment, dated as of February 27, 2003, a Second Amendment, dated as of August 11, 2003, a Third Amendment, dated as of December 22, 2003, a Fourth Amendment, dated as of September 24, 2004, and a Fifth Amendment, dated as of April 15, 2005 (as so amended, the “Current Credit Agreement”);

WHEREAS, the Assignors have made term loans to the Borrower under the Current Credit Agreement (such term loans, the “Term Loans”) and/or have commitments to make revolving credit loans and advances to or for the benefit of the Borrower (such revolving credit loans and advances, the “Revolving Loans”) and to purchase participations in certain letters of credit issued from time to time under the Current Credit Agreement on request of the Borrower.  Pursuant to the Commitments, the Assignors have extended Term Loans and Revolving Loans (collectively, the “Loans”) to the Borrower;

WHEREAS, the Assignees desire to purchase from the Assignors, and the Assignors desire to sell, transfer and assign to the Assignees, as herein provided, all of the Assignors’ rights, interests, obligations and Revolving Credit Commitments arising under the Current Credit Agreement and all other Credit Documents, including, without limitation (i) all of the Assignors’ Revolving Credit Commitments to make Revolving Loans under the Current Credit Agreement (collectively, the “Assignors’ Revolving Credit Commitments”), (ii) all of the Loans made under the Current Credit Agreement owing to the Assignors and (iii) all other rights, title and interest of, all obligations and amounts owing to, and all claims, benefits, powers, rights and privileges accruing to, the Assignors in, to and under the Credit Documents, except that such sale, transfer and assignment shall not include those rights and obligations of the Assignors specifically excluded therefrom as provided in this Agreement;

WHEREAS, the Assignors, the Current Administrative Agent, the Current Collateral Agent, the Assignees, the Borrower and Holdings also desire the Assignees to assume, as herein provided, the Assignors’ Revolving Credit Commitments and all of the other obligations of the Assignors under the Current Credit Agreement and the other Credit Documents, except that such assumption shall not include those obligations of the Assignors specifically excluded therefrom as provided in this Agreement;

WHEREAS, BofA desires to purchase from the Current Administrative Agent and the Current Collateral Agent, respectively, and the Current Administrative Agent and the Current Collateral Agent desire to sell, transfer and assign to BofA, all of the Current Administrative Agent’s and the Current Collateral Agent’s respective rights, interests and obligations arising under the Current Credit Agreement and all other Credit Documents, including, without limitation, all rights, title and interest of, all obligations and amounts owing to, and all claims, benefits, powers, rights and privileges, including without limitation those as payee, secured party, assignee, pledgee, mortgagee or otherwise, accruing to, the Current Administrative Agent or the Current Collateral Agent, as appropriate, in, to and under the Credit Documents, except that such sale, transfer and assignment shall not include those rights and obligations of the Current Administrative Agent and the Current Collateral Agent specifically excluded therefrom as provided in this Agreement;

WHEREAS, the Assignors, the Current Administrative Agent, the Current Collateral Agent, the Assignees, the Borrower and Holdings also desire BofA to assume all of the obligations of the Current Administrative Agent and the Current Collateral Agent under the Current Credit Agreement and the other Credit Documents, except that such assumption shall not include those obligations of the Current Administrative Agent and the Current Collateral Agent specifically excluded therefrom as provided in this Agreement;

WHEREAS, on the Effective Date immediately prior to the effectiveness of the assignments and assumptions set forth in Section 1 hereof, the Majority Lenders of each Tranche and the Required Lenders are agreeing to amend the Current Credit Agreement to provide, among other things, that the Borrower shall borrow from the Current Administrative Agent a Revolving Loan in the amount of $53,988,557.30 and use the proceeds of such Loan for the sole purpose of repaying in full the principal amount of, and interest accrued but unpaid on, Loans owing to the Lenders whose names and Loan balances are set forth on Schedule B hereto (such Lenders are hereinafter called the “Non-Assigning Lenders”) and all other amounts owing to the Non-Assigning Lenders under the Current Credit Agreement; and

2

WHEREAS, following the consummation of the transactions contemplated hereby, the Current Credit Agreement will be amended and restated (as so amended and restated, the “Amended and Restated Credit Agreement”) in the form approved solely by the Borrower, Holdings and the Assignees.

NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the parties hereto hereby agree as follow:

1.                                       Assignment and Assumption.  Effective on the Effective Date (as defined below) and upon receipt of the payments provided in Section 3(a) hereof,

(i)                                     subject to clause (vii) below, each of the Assignors hereby sells, assigns and transfers to each of the Assignees, without recourse, representation or warranty of any kind, express or implied (except as provided expressly in Section 7 hereof), such Assignee’s Assignment Percentage (as defined below) of such Assignor’s rights, interests, obligations and Revolving Credit Commitments arising under the Current Credit Agreement and all other Credit Documents, including without limitation such Assignee’s Assignment Percentage of (A) all of such Assignor’s Revolving Credit Commitment, (B) all of the Loans made under the Current Credit Agreement owing to such Assignor and (C) all other rights, title and interest of, all obligations and amounts owing to, and all claims, benefits, powers, rights and privileges accruing to, such Assignor in, to and under the Credit Documents (all of the foregoing, with respect to any Assignor, being referred to collectively as “such Assignor’s Assigned Assignor Rights” and, collectively for all the Assignors, being referred to as the “Assigned Assignor Rights”);

(ii)                                  subject to clause (vii) below, each of the Assignees hereby irrevocably purchases and acquires from each of the Assignors the rights, title and interest in the portion of such Assignor’s Assigned Assignor Rights assigned by such Assignor to such Assignee under clause (i) above in reliance upon the representations and warranties of each of the Assignors, the Current Administrative Agent and the Current Collateral Agent made in Section 7 hereof;

(iii)                               subject to clause (vii) below, each of the Assignees hereby irrevocably assumes from each of the Assignors, and each of the Assignors is hereby expressly and absolutely released and relieved from, all of such Assignor’s obligations arising under the Current Credit Agreement and the other Credit Documents (including without limitation those obligations relating to such Assignor’s portion of (i) the Assignors’ Revolving Credit Commitments and (ii) the Loans), in each instance, assigned by such Assignor to such Assignee under clause (i) above;

(iv)                              subject to clauses (vii) and (viii) below, each of the Current Administrative Agent and the Current Collateral Agent hereby sells, assigns and transfers to BofA, without recourse, representation or warranty of any kind, express or implied (except as provided expressly in Section 7 hereof), all of the

3

Current Administrative Agent’s and the Current Collateral Agent’s respective rights, interests and obligations arising under the Current Credit Agreement and all other Credit Documents, including without limitation all rights, title and interest of, all obligations and amounts owing to, and all claims, benefits, powers, rights and privileges, including without limitation those as payee, secured party, assignee, pledgee, mortgagee or otherwise, accruing to, the Current Administrative Agent or the Current Collateral Agent, as appropriate, in, to and under the Credit Documents (all of the foregoing being referred to collectively as the “Assigned Agent Rights” and together with the Assigned Assignor Rights, the “Assigned Rights”);

(v)                                 subject to clauses (vii) and (viii) below, BofA hereby irrevocably purchases and acquires from each of the Current Administrative Agent and the Current Collateral Agent the Current Administrative Agent’s and the Current Collateral Agent’s respective rights, title and interest in the Assigned Agent Rights in reliance upon the representations and warranties of each of the Assignors, the Current Administrative Agent and the Current Collateral Agent made in Section 7 hereof;

(vi)                              subject to clauses (vii) and (viii) below, BofA hereby irrevocably assumes from each of the Current Administrative Agent and the Current Collateral Agent, and each of the Current Administrative Agent and the Current Collateral Agent is hereby expressly and absolutely released and relieved from, all of each of the Current Administrative Agent’s and the Current Collateral Agent’s obligations arising under the Current Credit Agreement and the other Credit Documents;

(vii)                           notwithstanding the foregoing, the Assigned Rights shall expressly not include, and the Assignors, the Current Administrative Agent and the Current Collateral Agent shall expressly retain and neither of the Assignees shall assume, (A) all of the respective rights of the Assignors, the Current Administrative Agent and the Current Collateral Agent to indemnification arising under any of the Credit Documents for acts or events occurring on or before the Effective Date, (B) all obligations with respect to any Commitments (other than Revolving Credit Commitments) or to make any further Term Loans (the Borrower agreeing that such obligations, if any, are hereby terminated and discharged), (C) all obligations not expressly set forth in the Credit Documents, and (D) all obligations with respect to any Interest Rate Agreement or Other Hedging Agreement; and

(viii)                        the sale, assignment and transfer by the Current Administrative Agent and the Current Collateral Agent of their respective rights, title and interest in the Assigned Rights as provided above shall be made to BofA, in its capacities as administrative agent and collateral agent, respectively, under the Amended and Restated Credit Agreement, and the assumption by BofA of the obligations of the Current Administrative Agent and the Current Collateral Agent under the Credit Documents as provided above shall be by BofA, in its capacities as

4

administrative agent and collateral agent, respectively, under the Amended and Restated Credit Agreement.

For purposes hereof, the Assignment Percentage of either Assignee with respect to any particular Assignor shall mean such percentage of such Assignor’s Assigned Assignor Rights (or if such Assignor is owed both Revolving Loans and Term Loans, such respective percentages of different portions of such Assignor’s Assigned Assignor Rights) such that immediately after giving effect to all of the sales, assignments and transfers under clause (i) above and the Revolving Loan made by the Current Administrative Agent to repay in full the Loans and other amounts owing to the Non-Assigning Lenders, BofA and DBTCA shall own 60% and 40%, respectively, of all of the Lenders’ rights, interests, obligations and Revolving Credit Commitments arising under the Current Credit Agreement and all other Credit Documents, including without limitation (A) all of the Revolving Credit Commitments of all the Lenders, (B) all of the outstanding Loans made under the Current Credit Agreement and (C) all other rights, title and interest of, all obligations and amounts owing to, and all claims, benefits, powers, rights and privileges accruing to, all the Lenders in, to and under the Credit Documents (but excluding from the foregoing determination the rights and obligations of the type described in clause (vii) above, whether such excluded rights and obligations are held or owing by any of the Assignors, the Non-Assigning Lenders or either of BofA or DBTCA).  The Current Administrative Agent and the Assignees shall cooperate with each other to determine the Assignment Percentage of each Assignee with respect to any particular Assignor and the Current Administrative Agent shall notify each Assignee of the Assignment Percentage of such Assignee with respect to each Assignor.

2.                                       Closing.  The closing (the “Closing”) of this assignment transaction will take place at the offices of Kaye Scholer LLP, counsel to BofA, located at 425 Park Avenue, New York, New York, at 10:00 a.m., New York City time, on June 28, 2005 or at such other time, day or place as the parties hereto may mutually agree upon.

3.                                       Payment.  (a)  In consideration of the assignment by each Assignor to each Assignee as set forth above, (i) each Assignee agrees to pay to each Assignor (in the manner provided in the immediately succeeding sentence) at the Closing, in U.S. Dollars and in immediately available funds, an amount equal to the then outstanding principal balance of the Loans assigned by such Assignor to such Assignee hereunder and (ii) the Borrower agrees to pay to the Assignors, BofA, DBTCA, the Current Administrative Agent and the Current Collateral Agent, as appropriate (in the manner provided in the immediately succeeding sentence), at the Closing, in U.S. Dollars and in immediately available funds, the aggregate amount of $1,673,350.42 in payment of all accrued interest, all accrued fees, all unreimbursed expenses and all other charges and amounts owing to any of the Assignors, BofA, DBTCA, the Current Administrative Agent and the Current Collateral Agent under any of the Credit Documents through the Effective Date (whether or not then due and payable under the terms of any of the Credit Documents), including without limitation all legal fees and expenses of counsel to either of the Current Administrative Agent and/or the Current Collateral Agent owing under the Credit Documents or incurred in connection with this assignment transaction, but excluding the principal balance of the Loans outstanding on the Effective Date

5

(other than the principal balance of the Loans owing to the Non-Assigning Lenders, which are required to be repaid as a condition precedent to the effectiveness of the assignment transactions herein contemplated), contingent reimbursement obligations with respect to future drawings under the Outstanding DBTCA Letters of Credit (as defined in Section 4(b) below) and those indemnification and reimbursement obligations described in Section 14.  Amounts payable under clauses (i) and (ii) of the immediately preceding sentence shall be paid to the Current Administrative Agent for distribution to the Assignors, BofA, DBTCA, the Current Administrative Agent or the Current Collateral Agent as their respective interests exist under the Current Credit Agreement and other Credit Documents.  The Current Administrative Agent acknowledges that the aggregate amount referred to in clause (ii) of the first sentence of this Section 3(a) represents payment in full of all amounts owing to the Assignors, BofA, DBTCA, the Current Administrative Agent and the Current Collateral Agent under or with respect to the Current Credit Agreement and the other Credit Documents, other than indemnification and reimbursement obligations arising under the Current Credit Agreement and other Credit Documents, principal owing on the Loans being assigned hereunder or otherwise owned by BofA and DBTCA and contingent reimbursement obligations with respect to future drawings under the Outstanding DBTCA Letters of Credit.  The Current Administrative Agent and the Current Collateral Agent shall not be entitled to any consideration for any sales, transfers or assignments made by them hereunder, in their capacities as administrative agent, payments administrator and collateral agent under the Credit Documents.  Each Assignor agrees that it will bear its own costs (including legal costs and expenses) in connection with the assignments contemplated by this Agreement.

(b)                                 The payments required under clauses (i) and (ii) above shall be made by wire transfer to the Current Administrative Agent as follows:

Deutsche Bank Trust Company Americas
New York, NY

ABA No.: 021001033

Account Name: Commercial Loan Division

Account No.: 99401268

Attn: Vincent Catiis

Reference: Williams Scotsman

(c)                                  The Assignors, the Current Administrative Agent, the Current Collateral Agent, the Borrower and Holdings agree that, for purposes of this Agreement, the payments to the Current Administrative Agent required by Section 3(a) hereof shall constitute payment to each of the Assignors, BofA, DBTCA, the Current Administrative Agent and the Current Collateral Agent of the respective portions of such payments to which each such person is entitled under the Credit Documents and that none of the Assignees, the Borrower, Holdings or any other Credit Party (in the case of the Borrower, Holdings or any other Credit Party, so long as the Current Administrative Agent has received from the Borrower the amounts required by clause (ii) of the first sentence of Section 3(a) above) shall have any obligation to any Assignor, BofA, DBTCA, the Current Administrative Agent, the Current Collateral Agent, the Borrower,

6

Holdings or any other Person to ascertain or confirm that each of the Assignors, BofA, DBTCA, the Current Administrative Agent or the Current Collateral Agent actually receives the respective amounts owing to it.

4.                                       Effectiveness.  (a)  This Agreement (other than Section 15 hereof) shall become effective on the date (the “Effective Date”) that all of the conditions precedent to Closing described in Section 5 and Section 6 shall have been satisfied or waived.  No party shall have any rights or obligations hereunder prior to the Effective Date.

(b)                                 Upon the Effective Date, immediately after the consummation of the assignment contemplated herein, (i) each of the Current Administrative Agent and Current Collateral Agent hereby resigns as administrative agent, payments administrator and collateral agent, respectively, under all of the Credit Documents, whereupon each of the Assignees, the Borrower and Holdings agrees that BofA shall be appointed as administrative agent and collateral agent under the Credit Documents as provided in the Amended and Restated Credit Agreement executed concurrently herewith, and (ii) DBTCA in its capacity as Issuing Lender resigns from such capacity (except in respect of Letters of Credit issued by DBTCA under the Credit Agreement outstanding on the Effective Date (the “Outstanding DBTCA Letters of Credit”), which shall be deemed to be issued under the Amended and Restated Credit Agreement).

(c)                                  Notwithstanding the foregoing, (i) the resignation of the Current Administrative Agent and the Current Collateral Agent shall not relieve the Current Administrative Agent or the Current Collateral Agent of its obligations under Section 13 hereof; (ii) the resignation of DBTCA as the Current Administrative Agent shall in no way restrict the obligation of the Current Administrative Agent to the Assignors, BofA and DBTCA to apply funds received from the Assignees and the Borrower under Section 3(a) above intended for payment to the Assignors, BofA and DBTCA in accordance with the terms of the Current Credit Agreement; and (iii) the resignation of the Current Administrative Agent, the Current Collateral Agent or the Issuing Lender shall not adversely affect, reduce or limit any rights of indemnification or contribution granted to any such parties under the Current Credit Agreement or any of the other Credit Documents with respect to any acts, omissions or events occurring on or before the Effective Date.

5.                                       Assigning Parties’ Conditions to Closing.  The obligation of each of the Assignors, the Current Administrative Agent and the Current Collateral Agent to consummate this assignment transaction is subject to the fulfillment of the following conditions, prior to or at Closing, to the satisfaction of each of the Assignors, the Current Administrative Agent and the Current Collateral Agent, any of which conditions may be waived in writing by all of the Assignors, the Current Administrative Agent and the Current Collateral Agent in their sole discretion:

(a)                                  Cash Payments.  The Current Administrative Agent shall have received the payments required by Section 3(a) in the manner specified in Section 3(a) and (b); and

7

(b)                                 Representations and Warranties.  The representations and warranties of the Assignees set forth in Section 8 herein shall be true and correct in all material respects as of the Closing.

6.                                       Assignees’ Conditions to Closing.  The obligation of each of the Assignees to consummate this assignment transaction is subject to the fulfillment of the following conditions, prior to or at Closing, to the satisfaction of each of the Assignees, any of which conditions may be waived in writing by the Assignees in their sole discretion:

(a)                                  Representations and Warranties.  The representations and warranties of the Assignors, the Current Administrative Agent and the Current Collateral Agent set forth in Section 7 and of the Borrower in Section 9 shall be true and correct in all material respects as of the Closing.

(b)                                 Compliance with Conditions.  Each of the Assignors, the Current Administrative Agent and the Current Collateral Agent shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c)                                  Delivery of Documents and Collateral.  As of the Closing, the Assignors, the Current Administrative Agent and/or the Current Collateral Agent, as the case may be, shall have delivered to BofA, as administrative agent under the Amended and Restated Credit Agreement, (i) UCC-3 financing statements, in form and substance reasonably satisfactory to the Assignees, assigning to BofA., as collateral agent, each of the Assignors’, the Current Administrative Agent’s or the Current Collateral Agent’s, as the case may be, rights in all financing statements against the Borrower, Holdings or any other Credit Party under or with respect to any of the Credit Documents, (ii) the original Current Credit Agreement (and the amendments thereof described in the Recitals of this Agreement) and other Credit Documents (other than the Notes, which shall be delivered in accordance with the provisions of Section 13(b)), (iii) assignments, in form and substance reasonably satisfactory to the Assignees, of all filings with governmental authorities by the Current Administrative Agent, any of the Assignors or the Current Collateral Agent with respect to intellectual property of the Borrower, Holdings or any other Credit Party or other collateral as to which filings, other than under the Uniform Commercial Code, were made, (iv) all collateral (including, without limitation, stock certificates) in the possession of any of the Assignors, the Current Administrative Agent or the Current Collateral Agent securing any obligations of the Borrower, Holdings or any other Credit Party to any of the Assignors, the Current Administrative Agent, the Collateral Agent or any other Secured Creditor under or in connection with the Current Credit Agreement or any other Credit Document or any obligations of any person guaranteeing in whole or in part such obligations of the Borrower and (v) assignments, in form and substance reasonably satisfactory to the Assignees, of all mortgages and deeds of trust executed by the Borrower, Holdings or any other Credit Party for the benefit of the Current Administrative Agent, the Current Collateral Agent and/or the Assignors.

8

(d)                                 Amended and Restated Credit Agreement.  The Borrower, Holdings, DBTCA and BofA, individually and as administrative agent, shall have executed and delivered the Amended and Restated Credit Agreement, dated as of the date hereof, among such parties, and all conditions precedent referred to in Article 5 thereof (other than the consummation of this assignment transaction and the payment required by the Assignees under Section 3(a)) shall have been satisfied.

(e)                                  Repayment in Full of Non-Assigning Lenders Obligations.  The Borrower shall have repaid in full the principal and accrued interest on the Loans and other amounts owing to the Non-Assigning Lenders in accordance with Section 15.

(f)                                    Requisite Lenders.  The Assignors, BofA and DBTCA shall constitute the Majority Lenders under each Tranche and the Required Lenders.

7.                                       Representations and Warranties of Assigning Parties.  (a) Each of the Assignors hereby represents and warrants to the Assignees, the Borrower and Holdings as follows, which representations and warranties shall survive the execution and delivery of this Agreement and the assignment transaction herein contemplated (each representation and warranty made by any Assignor hereunder is made only as to itself and not as to any of the other Assignors):

(i)                                     Such Assignor has a Revolving Credit Commitment in the amount set forth on Schedule A.

(ii)                                  Such Assignor owns all of its right, title and interest in, to and under the Credit Documents and the Loans outstanding as of the Closing free and clear of all liens, security interests, claims, charges, encumbrances and other adverse claims created by or through such Assignor.

(iii)                               Immediately prior to giving effect to the payments required by Section 3 hereof, (A) the outstanding principal balance of the Revolving Loans and Term Loans owing to such Assignor under the Current Credit Agreement is as set forth on Schedule A hereto, (B) the outstanding amount of accrued and unpaid interest on outstanding Loans owing by the Borrower to such Assignor under the Current Credit Agreement is as set forth on Schedule A hereto, (C) the amount of fees, costs, expenses and other amounts (excluding amounts included in clauses (A) and (B) above) owing by the Borrower to such Assignor under the Current Credit Agreement is as set forth on Schedule A hereto, (D) other than as provided under clauses (A), (B) and (C) above, no outstanding amounts are owing by the Borrower, Holdings or any other Credit Party to such Assignor as of the Closing and (E) there is not in effect with such Assignor or any of its affiliates any Interest Rate Agreement or Other Hedging Agreement involving the Borrower, Holdings or any of their respective Subsidiaries.

9

(iv)                              Such Assignor has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and all requisite corporate and other approvals, actions, consents, authorizations, filings, and notices, if any, required for such Assignor to enter into this Agreement and to carry out the transactions contemplated hereby have been duly obtained or made and are in full force and effect.

(b)                                 Each of the Current Administrative Agent and the Current Collateral Agent hereby represents and warrants to the Assignees, the Borrower and Holdings as follows, which representations and warranties shall survive the execution and delivery of this Agreement and the assignment transaction contemplated hereby:

(i)                                     Such person is the administrative agent and payments administrator under the Credit Agreement (in the case of the Current Administrative Agent) or the collateral agent under the Collateral Documents (in the case of the Current Collateral Agent).

(ii)                                  Such person’s right, title and interest in, to and under the Credit Documents is free and clear of all liens, security interests, claims, charges, encumbrances and other adverse claims created by or through such person.

(iii)                               The aggregate amounts owing by the Borrower to the Current Administrative Agent and the Current Collateral Agent under the Current Credit Agreement and other Credit Documents as of the Closing are as set forth on Schedule A hereto.

(iv)                              Immediately prior to giving effect to the payments required by Section 3 hereof, according to the records maintained in the ordinary course of business of the Current Administrative Agent, the principal amount of Revolving Loans and Term Loans owing by the Borrower to each Assignor under the Current Credit Agreement as of the Closing is as set forth on Schedule A hereto corresponding to the respective outstanding principal amounts identified on Schedule A hereto.

(v)                                 Such person has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and all requisite corporate and other approvals, actions, consents, authorizations, filings and notices, if any, required for such person to enter into this Agreement and to carry out the transactions contemplated hereby have been duly obtained or made and are in full force and effect.

(vi)                              To the knowledge of such person, immediately prior to the consummation of the assignments contemplated by this Agreement each of the Credit Documents is in full force and effect in the form delivered to BofA, as administrative agent, pursuant to Section 6(c)(ii) and has not been terminated.  There has been no amendment or waiver to the Current Credit Agreement

10

except as described in the Recitals to this Agreement and as set forth in Section 15 hereof.

(vii)                           Immediately prior to the repayment in full of the principal and accrued interest on the Loans and other amounts owing to the Non-Assigning Lenders pursuant to Section 15 hereof, according to the records maintained in the ordinary course of business of the Current Administrative Agent, the principal amount of Loans owing by the Borrower to each Non-Assigning Lender under the Current Credit Agreement is as set forth on Schedule B hereto corresponding to the respective outstanding principal amounts identified on Schedule B hereto.

(c)                                  Except as specifically set forth in Sections 7(a) and 7(b) hereof, no Assignor, Current Administrative Agent, Current Collateral Agent or any legal counsel employed or retained by any such Persons makes any representations or warranties, express or implied, to the Assignees and shall not be responsible to the Assignees for (i) the execution, effectiveness, genuineness, legality, validity, enforceability, collectibility, regulatory status or sufficiency of the Current Credit Agreement or any of the other Credit Documents, (ii) the perfection, priority, value and adequacy of any collateral security or guaranty, (iii) the taking of any action, or the failure to take any action, with respect to any of the Credit Documents, (iv) any representations, warranties, recitals or statements made in any of the Credit Documents or in any written or oral financial or other statements, instruments, reports, certificates or documents, (v) the financial condition of the Borrower, Holdings or any other Person, or (vi) any other matter having any relation to any of the foregoing.

8.                                       Representations and Warranties of Assignees.  Each of the Assignees hereby represents and warrants to the Assignors, the Current Administrative Agent, the Current Collateral Agent, the Borrower and Holdings as follows, which representations and warranties shall survive the execution and delivery of this Agreement and the assignment transaction herein contemplated (each representation and warranty made by either Assignee hereunder is made only as to itself and not as to the other Assignee):

(i)                                     Such Assignee has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and all requisite corporate and other approvals, actions, consents, authorizations, filings and notices, if any, required for such Assignee to enter into this Agreement and to carry out the transactions contemplated hereby have been duly obtained or made and are in full force and effect.

(ii)                                  Such Assignee represents and warrants that, in connection with this assignment transaction, it has made its own independent investigation of each of (A) the legality, validity, enforceability or collectibility of the Loans and the Credit Documents, (ii) the perfection, priority, value or adequacy of the collateral security and guaranties, (iii) the existence or non-existence of any Events of Default or matters which would become Events of Default with the passage of time or the giving of notice or both, (iv) the financial and other condition of the

11

Borrower, Holdings and the other Credit Parties, including without limitation their solvency and their respective abilities to pay their respective debts as they become due, (v) the sufficiency of the representations, warranties, terms and covenants of the Credit Documents and (vi) all other matters reasonably related thereto.  Such Assignee further represents and warrants that it has made and shall continue to make after the Effective Date its own appraisal of all such matters and of the creditworthiness of the Borrower, Holdings and the other Credit Parties, and has not relied on any representation or warranty of any of the Assignors, the Current Administrative Agent or the Current Collateral Agent, except for such representations and warranties appearing expressly in Section 7 hereof.  Such Assignee covenants and agrees that after the Effective Date it will continue to be responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, financial affairs and status of the Borrower, Holdings and the other Credit Parties will not rely on any of the Assignors, the Current Administrative Agent or the Current Collateral Agent to apprise or keep under review on such Assignee’s behalf any such matters referred to in this paragraph.

9.                                       Representations and Warranties of Borrower and Holdings.  (a)  Each of the Borrower and Holdings, jointly and severally, represents and warrants to the Assignees as follows:

(i)                                     Immediately prior to the consummation of the assignments contemplated by this Agreement, each of the Credit Documents is (to the knowledge of the Borrower and Holdings, in the case of the Credit Documents other than the Current Credit Agreement) in full force and effect in the form delivered to BofA, as administrative agent, pursuant to Sections 6(c) and 13 without any amendment or waivers, except as so delivered to BofA, as administrative agent (and no waiver or amendment to the Current Credit Agreement has been made except as described in the Recitals to this Agreement and as set forth in Section 15 hereof).

(ii)                                  Immediately prior to the consummation of the assignments contemplated by this Agreement, each of the Credit Documents constitutes the legal, valid and binding obligation of the Credit Parties party thereto enforceable against such Credit Parties in accordance with its terms.

(iii)                               All amounts owing by the Credit Parties to the Assignors, the Current Administrative Agent and the Current Collateral Agent under the Current Credit Agreement and the other Credit Documents are owing by the Credit Parties without offset, recoupment, defense or counterclaim of any nature whatsoever.

The foregoing representations and warranties under this Section 9 survive the execution and delivery of this Agreement and the assignment transaction herein contemplated.

12

10.                                 Borrower’s and Holdings’ Releases, Agreements and Indemnities.  (a) As of the Effective Date and for purposes of the Current Credit Agreement, each of the Borrower and Holdings hereby irrevocably and unconditionally (i) releases each of the Assignors and each Non-Assigning Lender from its Revolving Credit Commitment; (ii) releases the Issuing Lender of any obligation to issue Letters of Credit and releases each of the Assignors of any obligation to purchase participations in Letters of Credit; (iii) releases each of the Assignors, each Non-Assigning Lender, the Current Administrative Agent and the Current Collateral Agent from any and all other liabilities, obligations or duties of any kind or nature whatsoever, express or implied, arising under the Current Credit Agreement or any of the other Credit Documents; (iv) acknowledges and agrees that no claim, counterclaim, setoff, cause of action, remedy, legal or equitable, or other liability of any kind or nature exists by or on behalf of the Borrower, Holdings or any other Credit Party, and hereby waives, releases, and forever discharges each of the Assignors, each Non-Assigning Lender, the Current Administrative Agent and the Current Collateral Agent from any such claim, action or other liability; and (v) acknowledges and agrees that the Borrower and Holdings will look only to the Assignees (and the other parties to the Credit Documents after the Effective Date) to fulfill the obligations of the Lenders, the Administrative Agent, the Payments Administrator and the Collateral Agent to be incurred in favor of the Borrower or Holdings as expressly set forth in the Credit Documents after the Effective Date (other than with respect to obligations not expressly assumed by the Assignees or BofA hereunder).

(b)                                 Nothing contained in this Agreement shall constitute a discharge or termination of any of the indemnities under the Current Credit Agreement or any other Credit Document with respect to acts and events occurring on or before the Effective Date.

(c)                                  Each of the Borrower and Holdings hereby irrevocably and unconditionally releases the Assignees from any and all liabilities and obligations under the Current Credit Agreement and other Credit Documents resulting from events or acts occurring prior to the Closing or otherwise arising from the Credit Documents prior to the Closing.

(d)                                 Each of the Borrower and Holdings hereby approves and consents to the sale, transfer and assignment contemplated by this Agreement and agrees to perform its obligations under the Credit Documents with the Assignees, individually and in any agency capacity, and their respective successors and assigns (as successor lender or agent in any capacity, as applicable) in the place and stead of the Assignors, the Current Administrative Agent and the Current Collateral Agent.

11.                                 Waiver of Assignment Conditions.  Each of the Assignors, the Current Administrative Agent, the Current Collateral Agent, the Borrower and Holdings hereby agrees that all requirements and conditions imposed by the Current Credit Agreement or any other Credit Document with respect to the assignment of any interests in the Assignors’ Revolving Credit Commitments, the Loans, and other interests under the Credit Documents are hereby waived in connection with the assignment transaction herein contemplated.

13

12.                                 Resignation Provisions.  Each of the Assignors, the Current Administrative Agent, the Current Collateral Agent, the Borrower, Holdings and the Assignees hereby agrees that all requirements and conditions imposed by the Current Credit Agreement or any other Credit Document with respect to the resignation of the Administrative Agent, the Payments Administrator, the Collateral Agent, the Issuing Lender or any similar agency or capacity created under any of the Credit Documents are hereby waived in connection with the assignment transaction herein contemplated.

13.                                 Further Assurances; Turnover.  (a) Each of the parties hereto shall (at the sole cost and expense of the Borrower, in the case of the Current Administrative Agent, the Current Collateral Agent and the Assignees) duly execute and deliver or cause to be duly executed and delivered to any of the other parties hereto such further documents and instruments and do and cause to be done such further acts as may be reasonably requested by such other party in order to carry out the intent of this Agreement, to enable the Assignees to administer the Credit Documents, and to give the parties hereto the full benefit of this Agreement.

(b)                                 Without limiting the generality of the foregoing, each of the Current Administrative Agent and the Current Collateral Agent covenants and agrees to provide to BofA, as administrative agent, within thirty (30) days of the Effective Date, all original Credit Documents in the possession or control of the Current Administrative Agent or the Current Collateral Agent, as the case may be, which are not otherwise provided to BofA, as administrative agent, in accordance with Section 6(c) hereof.  Each Assignor which owns one or more promissory notes of the Borrower to the order of such Assignor shall, as soon as reasonably practicable after the Effective Date, deliver such promissory notes to the Borrower for physical cancellation.  Each of the parties hereto agrees that effective upon the consummation of the sale, assignment and transfer herein contemplated all promissory notes of the Borrower to the order of any Assignor are deemed cancelled (the foregoing cancellation not relieving the Borrower of any of its outstanding obligations evidenced thereby which have been assigned to either of the Assignees hereunder, which obligations shall after such cancellation be reflected on the books and records of the lenders and administrative agent under the Amended and Restated Credit Agreement).

(c)                                  If after the Current Administrative Agent’s receipt of the payments required by Section 3 of this Agreement, any Assignor, the Current Administrative Agent or the Current Collateral Agent shall receive any payments by any account debtor of the Borrower or any other Credit Party or otherwise with respect to any property of the Borrower or any other Credit Party in respect of any of the Credit Documents, such Assignor, Current Administrative Agent or Current Collateral Agent, as appropriate, shall promptly deliver such property to BofA, as administrative agent, at 335 Madison Avenue, New York, New York 10017 (Attention: George Markowsky) and such payments to BofA, as administrative agent, via wire transfer to Fleet National Bank, a Bank of America company, 777 Main Street, Hartford, CT  06115, ABA No.: 011900571, Account Name: Fleet Capital Corporation, Account No.: 9369337536, Reference: Bank of America Business Capital and Williams Scotsman, Inc.

14

14.                                 Release of Obligations.  Each Assignor, the Current Administrative Agent and the Current Collateral Agent hereby acknowledges that, after giving effect to the consummation of the sale, assignment and transfer herein contemplated and the payment of fees, interest, expenses and other amounts as provided herein, the only obligations which shall be owing by the Borrower, Holdings or any other Credit Party to such Assignor, the Current Administrative Agent or the Current Collateral Agent, as the case may be, under or with respect to the Current Credit Agreement and other Credit Documents are those indemnification obligations of the Borrower, Holdings and any other Credit Party arising under the Credit Documents and those obligations of the Borrower, Holdings and any other Credit Party to reimburse the Current Administrative Agent and the Current Collateral Agent for its costs and expenses as provided in Section 4.5 of the Current Credit Agreement.

15.                                 Sixth Amendment to Current Credit Agreement.  Immediately prior to the effectiveness of the assignment transactions contemplated hereby, each of the Assignors (as a Lender under the Current Credit Agreement), BofA and DBTCA as Lenders under the Current Credit Agreement, the Current Administrative Agent, the Borrower and Holdings agrees to the following amendment to the Current Credit Agreement.  Notwithstanding anything to the contrary contained in the Current Credit Agreement (including, without limitation, Section 2.5(b) and 2.5(g) thereof):

(a)                                  The Borrower shall borrow from the Current Administrative Agent a Revolving Loan constituting a Base Rate Loan in the amount of $53,988,557.30 constituting an amount equal to the principal amount of all Loans owing to the Non-Assigning Lenders, all accrued interest, all accrued fees, all unreimbursed expenses and all other charges and amounts owing to the Non-Assigning Lenders under the Credit Documents through the Effective Date (whether or not then due and payable under the terms of any of the Credit Documents) and the Borrower hereby irrevocably instructs the Current Administrative Agent, and the Current Administrative Agent agrees, to apply on the Effective Date (prior to the effectiveness of the assignment transactions contemplated hereunder) the proceeds of such Loan to repay in full the Loans of the Non-Assigning Lenders and all accrued interest, accrued fees, unreimbursed expenses and all other charges and amounts owing to the Non-Assigning Lenders under the Credit Documents.

(b)                                 All applicable notice periods, minimum prepayment requirements and application of payment provisions of the Current Credit Agreement (including those contained in Section 2.5(b) and 2.5(g) thereof) are waived to effectuate the amendment set forth in this Section 15.  The requirement contained in the last sentence of Section 2.5(b) of the Current Credit Agreement requiring the Borrower to be able to incur additional Revolving Outstandings as a condition to prepay the Term Loans is hereby waived.

(c)                                  Upon application of the proceeds of the Loan referred to in Section 15(a) above in accordance with such Section 15(a), the rights and obligations of the Non-Assigning Lenders shall be terminated, released and discharged except those indemnity

15

rights that expressly survive the termination of the Current Credit Agreement and the payment of the Obligations.

The agreements set forth in this Section 15 shall become effective when the Borrower, Holdings and Assignors signatory hereto, BofA and DBTCA (in each instance as Lenders under the Current Credit Agreement) constituting in the aggregate the Majority Lenders under each Tranche and the Required Lenders have executed and delivered this Agreement.

16.                                 Miscellaneous Provisions.

(a)                                  Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without reference to principles of conflicts of laws.

(b)                                 Entire Agreement.  This Agreement sets forth the entire agreement between the parties hereto relating to the subject matter hereof, and no term or provision of this Agreement may be amended, changed, waived, discharged or terminated orally or otherwise, except in a writing signed by each such party.

(c)                                  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same instrument.

(d)                                 Survival of Terms.  All representations and warranties made herein and indemnities provided for herein shall survive the consummation of the transactions contemplated hereby.

(e)                                  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  None of the parties hereto may assign or transfer any of its rights or obligations under this Agreement without the prior consent of all of the other parties.  The preceding sentence shall not limit the rights of either of the Assignees to assign or transfer its rights and obligations under the Amended and Restated Credit Agreement and other Credit Documents in accordance with the provisions thereof.

16

EXHIBIT S

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized as of the date first above written.

ASSIGNEES

BANK OF AMERICA, N.A.

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

By:
Name:
Title:

CURRENT ADMINISTRATIVE AGENT AND CURRENT COLLATERAL AGENT

DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacities as the Current Administrative Agent and Current Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

ASSIGNOR

CIBC, INC.

By:
Name:
Title:

ASSIGNOR

COMERICA BANK

By:
Name:
Title:

ASSIGNOR

WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to Congress Financial Corporation

By:
Name:
Title:

ASSIGNOR

GMAC COMMERCIAL FINANCE LLC

By:
Name:
Title:

ASSIGNOR

LASALLE BUSINESS CREDIT, LLC

By:
Name:
Title:

ASSIGNOR

NATIONAL CITY BUSINESS CREDIT, INC.

By:
Name:
Title:

ASSIGNOR

PEOPLE’S BANK

By:
Name:
Title:

ASSIGNOR

SIEMENS FINANCIAL SERVICES, INC.

By:
Name:
Title:

ASSIGNOR

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

ASSIGNOR

WEBSTER BUSINESS CREDIT CORPORATION

By:
Name:
Title:

ASSIGNOR

MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation and successor-by-merger to Allfirst Bank, its successors and assigns

By:
Name:
Title:

ASSIGNOR

ORIX FINANCIAL SERVICES, INC.

By:
Name:
Title:

ASSIGNOR

THE CIT GROUP/BUSINESS CREDIT, INC.

By:
Name:
Title:

ASSIGNOR

TRANSAMERICA BUSINESS CAPITAL CORPORATION

By:
Name:
Title:

ASSIGNOR

TORONTO DOMINION (NEW YORK) LLC

By:
Name:
Title:

ASSIGNOR

ALLSTATE LIFE INSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

ASSIGNOR

KATONAH VII, LTD. By: Katonah Debt Advisors, LLC.

By:
Name:
Title:

ASSIGNOR

KATONAH II, LTD. By: Sankaty Advisors, LLC as Sub-Advisors

By:
Name:
Title:

ASSIGNOR

KATONAH III, LTD. By: Sankaty Advisors, LLC as Sub-Advisors

By:
Name:
Title:

ASSIGNOR

KATONAH IV, LTD. By: Sankaty Advisors, LLC as Sub-Advisors

By:
Name:
Title:

ASSIGNOR

BLACK DIAMOND CLO 2005-1 LTD.

By:
Name:
Title:

ASSIGNOR

BLACK DIAMOND CLO 2000-1, LTD.

By:
Name:
Title:

ASSIGNOR

FLAGSHIP CLO II By: Flagship Capital Management, Inc.

By:
Name:
Title:

ASSIGNOR

FLAGSHIP-CLO 2001-1 By: Flagship Capital Management, Inc.

By:
Name:
Title:

ASSIGNOR

GALAXY CLO 1999-1, LTD. By: AIG Global Investment Corp., Its Investment Advisor

By:
Name:
Title:

ASSIGNOR

KZH CRESCENT-3 LLC

By:
Name:
Title:

ASSIGNOR

TRS 1 LLC

By:
Name:
Title:

ASSIGNOR

DIAMOND SPRINGS TRADING LLC

By:
Name:
Title:

ASSIGNOR

KZH SOLEIL LLC

By:
Name:
Title:

ASSIGNOR

KZH SOLEIL-2 LLC

By:
Name:
Title:

ASSIGNOR

FIRST 2004-II CLO, LTD. By: TCW Advisors, Inc., its Collateral Manager

By:
Name:
Title:

By:
Name:
Title:

ASSIGNOR

FIRST 2004-I CLO, LTD. By: TCW Advisors, Inc., its Collateral Manager

By:
Name:
Title:

By:
Name:
Title:

ASSIGNOR

VELOCITY CLO, LTD. By: TCW Advisors, Inc., its Collateral Manager

By:
Name:
Title:

By:
Name:
Title:

ASSIGNOR

CELERITY CLO LIMITED By: TCW Advisors, Inc., as Agent

By:
Name:
Title:

ASSIGNOR

C-SQUARED CDO LTD.
By: TCW Advisors, Inc., as Portfolio Manager

By:
Name:
Title:

ASSIGNOR

CSAM FUNDING I

By:
Name:
Title:

ASSIGNOR

CSAM FUNDING II

By:
Name:
Title:

ASSIGNOR

FIRST DOMINION FUNDING I

By:
Name:
Title:

ASSIGNOR

FIRST DOMINION FUNDING II

By:
Name:
Title:

ASSIGNOR

FIRST DOMINION FUNDING III

By:
Name:
Title:

ASSIGNOR

BRANT POINT II CBO 2000-1 LTD. By: Sankaty Advisors, LLC as Collateral Manager

By:
Name:
Title:

ASSIGNOR

RACE POINT CLO, LIMITED By: Sankaty Advisors, LLC as Collateral Manager

By:
Name:
Title:

ASSIGNOR

RACE POINT II CLO, LIMITED By: Sankaty Advisors, LLC as Collateral Manager

By:
Name:
Title:

ASSIGNOR

CASTLE HILL II-INGOTS, LTD. By: Sankaty Advisors, LLC as Collateral Manager

By:
Name:
Title:

ASSIGNOR

CASTLE HILL I - INGOTS, LTD. By: Sankaty Advisors, LLC as Collateral Manager

By:
Name:
Title:

ASSIGNOR

CASTLE HILL III CLO, LIMITED By: Sankaty Advisors, LLC as Collateral Manager

By:
Name:
Title:

ASSIGNOR

BLACKROCK LIMITED DURATION INCOME TRUST By: BlackRock Financial Management, Inc., its Sub-Advisor

By:
Name:
Title:

ASSIGNOR

MAGNETITE ASSET INVESTORS LLC

By:
Name:
Title:

ASSIGNOR

MAGNETITE ASSET INVESTORS III LLC

By:
Name:
Title:

ASSIGNOR

MAGNETITE IV CLO, LIMITED

By:
Name:
Title:

ASSIGNOR

GALLATIN FUNDING I LTD. By: Bear Stearns Asset Management Inc. as its Collateral Manager

By:
Name:
Title:

ASSIGNOR

GRAYSTON CLO 2001-01 LTD

By:
Name:
Title:

ASSIGNOR

EATON VANCE SENIOR INCOME TRUST By: Eaton Vance Management as Investment Advisor

By:
Name:
Title:

ASSIGNOR

EATON VANCE SENIOR FLOATING- RATE TRUST By: Eaton Vance Management as Investment Advisor

By:
Name:
Title:

ASSIGNOR

EATON VANCE FLOATING-RATE INCOME TRUST By: Eaton Vance Management as Investment Advisor

By:
Name:
Title:

ASSIGNOR

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND By: Eaton Vance Management as Investment Advisor

By:
Name:
Title:

ASSIGNOR

GRAYSON & CO By: Boston Management and Research as Investment Advisor

By:
Name:
Title:

ASSIGNOR

BIG SKY SENIOR LOAN FUND, LTD. By: Eaton Vance Management as Investment Advisor

By:
Name:
Title:

ASSIGNOR

BIG SKY III SENIOR LOAN TRUST By: Eaton Vance Management as Investment Advisor

By:
Name:
Title:

ASSIGNOR

STONE TOWER CLO II LTD. By: Stone Tower Debt Advisors LLC, as its Collateral Manager

By:
Name:
Title:

ASSIGNOR

STONE TOWER CLO LTD. By: Stone Tower Debt Advisors LLC, as its Collateral Manager

By:
Name:
Title:

ASSIGNOR

PREMIUM LOAN TRUST I, LTD.

By:
Name:
Title:

ASSIGNOR

HARBOUR TOWN FUNDING LLC

By:
Name:
Title:

ASSIGNOR

EATON VANCE SENIOR DEBT PORTFOLIO

By:
Name:
Title:

ASSIGNOR

AIMCO CLO SERIES 2001-A

By:
Name:
Title:

By:
Name:
Title:

ASSIGNOR

CREDIT LYONNAIS - LCM I LIMITED PARTNERSHIP

By:
Name:
Title:

ASSIGNOR

GENERAL MOTORS WELFARE BENEFITS TRUST

By:
Name:
Title:

ASSIGNOR

GMAM GROUP PENSION TRUST I

By:
Name:
Title:

ASSIGNOR

METROPOLITAN LIFE INSURANCE COMPANY

By:
Name:
Title:

ASSIGNOR

MET LIFE - MADISON AVENUE CDO I LTD

By:
Name:
Title:

ASSIGNOR

MET LIFE - MADISON AVENUE CDO III, LTD

By:
Name:
Title:

ASSIGNOR

MET LIFE - MADISON AVENUE CDO IV LTD

By:
Name:
Title:

ASSIGNOR

NUVEEN FLOATING RATE INCOME FUND By: Symphony Asset Management, LLC

By:
Name:
Title:

ASSIGNOR

NUVEEN SENIOR INCOME FUND By: Symphony Asset Management, LLC

By:
Name:
Title:

ASSIGNOR

LOAN FUNDING I LLC, a wholly owned subsidiary of Citibank, N.A. By: TCW Advisors, Inc., as portfolio manager of Loan Funding I LLC

By:
Name:
Title:

By:
Name:
Title:

ASSIGNOR

INNER HARBOR CBO 2001-1 LTD. By: T. Rowe Price Associates, Inc. as Collateral Manager

By:
Name:
Title:

CREDIT AGREEMENT PARTIES

WILLIAMS SCOTSMAN, INC.

By:
Name:
Title:

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

By:
Name:
Title:

By its signature below, each of the undersigned hereby acknowledges and consents to the transactions contemplated above:

WILLSCOT EQUIPMENT, LLC

By:	WILLIAMS SCOTSMAN, INC., as Member

By:
Name:
Title:

SPACE MASTER INTERNATIONAL, INC.

By:
Name:
Title:

TRUCK & TRAILER SALES, INC.

By:
Name:
Title:

EVERGREEN MOBILE COMPANY

By:
Name:
Title:

WILLIAMS SCOTSMAN OF CANADA, INC.

By:
Name:
Title:

SCHEDULE A

[Amounts]

SCHEDULE B

[Non-Assigning Lender Amounts]

EXHIBIT T

FORM OF ACKNOWLEDGMENT AND AGREEMENT
WITH RESPECT TO INTERCREDITOR AGREEMENT

THIS ACKNOWLEDGMENT AND AGREEMENT WITH RESPECT TO INTERCREDITOR AGREEMENT (this “Agreement”), dated as of June __, 2005, by and among Bank of America, N.A., as administrative agent for the benefit of the First Lien Creditors (as defined in the Intercreditor Agreement) (in such capacity, the “New Administrative Agent”), Bank of America, N.A., as collateral agent for the benefit of the Secured Creditors (as defined in the Intercreditor Agreement) (in such capacity, the “New Collateral Agent”), and U.S. Bank National Association, in its capacity as trustee for the holders from time to time of certain Senior Secured Notes issued by Williams Scotsman, Inc. (the “Borrower”) due 2008 in the maximum aggregate principal amount of $150,000,000 (in such capacity, the “Senior Secured Notes Trustee”).

RECITALS

WHEREAS, Deutsche Bank Trust Company Americas, as administrative agent for the benefit of the First Lien Creditors (in such capacity, the “Original Administrative Agent”), Deutsche Bank Trust Company Americas, as collateral agent for the benefit of the Secured Creditors (in such capacity, the “Original Collateral Agent”), and the Senior Secured Notes Trustee entered into an Intercreditor Agreement, dated as of August 18, 2003 (the “Intercreditor Agreement”; capitalized terms used herein but not defined herein having the respective meanings set forth in the Intercreditor Agreement), which provides for, among other things, the respective rights and lien priorities of each of such persons with respect to certain property of the Borrower and certain of its affiliates;

WHEREAS, the Original Administrative Agent and the Original Collateral Agent entered into the Intercreditor Agreement in connection with the execution and delivery by the Borrower, Williams Scotsman International, Inc. f/k/a Scotsman Holdings, Inc. (“Holdings”), certain lenders, the Original Administrative Agent and certain other parties of the Credit Agreement;

WHEREAS, pursuant to a certain Assignment and Assumption Agreement (the “Bank Assignment Agreement”), dated as of the date hereof, among Bank of America, N.A., Deutsche Bank Trust Company Americas, the lenders party thereto as assignors (the “Assignors”), Deutsche Bank Trust Company Americas, in its capacities as the Original Administrative Agent and as the Original Collateral Agent, the Borrower and Holdings, each of the Assignors, the Original Administrative Agent and the Original Collateral Agent sold, transferred and assigned all of their respective rights, title and interest (with certain exceptions as therein provided) in, to and under the Credit Agreement and the documents executed and/or delivered in connection therewith;

WHEREAS, in connection with such sale, transfer and assignment and pursuant to the terms of the Bank Assignment Agreement, each of the Original Administrative Agent and the Original Collateral Agent resigned in such capacities and the New Administrative Agent and the New Collateral Agent, respectively, succeeded to the responsibilities and duties thereof with respect to the Credit Agreement and the Collateral Documents (the foregoing sale, transfer, assignment and resignation being acknowledged by the Original Administrative Agent and Original Collateral Agent as provided at the end of this Agreement);

WHEREAS, contemporaneously with the consummation of the sale, transfer and assignment contemplated by the Bank Assignment Agreement, the New Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc., as Co-Documentation Agents, Banc of America Securities LLC and Deutsche Bank Securities Inc, as Co-Lead Arrangers and Joint Book Runners, Bank of America, N.A., Deutsche Bank Trust Company Americas and certain other Lenders, the Borrower and Holdings amended and restated the Credit Agreement pursuant to an Amended and Restated Credit Agreement, dated as of the date hereof, among such parties (as amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders, the “Amended and Restated Credit Agreement”); and

WHEREAS, in connection with the transactions contemplated by the Bank Assignment Agreement and the Amended and Restated Credit Agreement, the New Collateral Agent has become the Collateral Agent under the Intercreditor Agreement and the New Administrative Agent has become the Administrative Agent under the Intercreditor Agreement;

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1.                    Collateral Agent and Certain Other Defined Terms.  Each of the parties hereto acknowledges and agrees that:

(i)                         “BofA Account” shall have the meaning provided in the U.S. Security Agreement and references in the Intercreditor Agreement to DB Account shall instead refer to the BofA Account;

(ii)                      Bank of America, N.A. shall be the Collateral Agent and the Administrative Agent as the successor to DBTCA, DBTCA shall no longer be the Administrative Agent or the Collateral Agent and references to DBTCA in

2

Section 1 of the Intercreditor Agreement shall no longer refer to DBTCA but shall instead refer to Bank of America, N.A.;

(iii)                               “Credit Agreement” shall include the Amended and Restated Credit Agreement;

(iv)                              “First Lien Primary Obligations” shall be amended to read in its entirety as follows:

“First Lien Primary Obligations” shall mean all principal of, premium (if any), and interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in such proceeding) on, all Loans under the Credit Agreement, all drawings under Letters of Credit issued pursuant to the Credit Agreement that have not been reimbursed by the Borrower, the contingent obligation to reimburse all drawings that may occur with respect to outstanding Letters of Credit under the Credit Agreement and all fees owing pursuant to the Credit Agreement.

(v)                                 “Holdings” shall mean Williams Scotsman International, Inc. f/k/a Scotsman Holdings, Inc.;

(vi)                              “Lenders” shall include those banks and other financial institutions from time to time party to the Amended and Restated Credit Agreement;

(vii)                           “U.S. Pledge Agreement” shall mean the Amended and Restated U.S. Pledge Agreement, dated as of March 26, 2002 and amended and restated as of August 18, 2003 and amended and restated as of June ___, 2005, by and among the Collateral Agent, each Credit Party and the Senior Secured Notes Trustee, as same may be amended, modified, supplemented, amended and restated or replaced from time to time in accordance with the terms thereof; and

(viii)                        “U.S. Security Agreement” shall mean the Amended and Restated U.S. Security Agreement, dated as of March 26, 2002 and amended and restated as of August 18, 2003 and amended and restated as of June ___, 2005, by and among the Collateral Agent, each Credit Party and the Senior Secured Notes Trustee, as same may be amended, modified, supplemented, amended and restated or replaced from time to time in accordance with the terms thereof.

Section 2.                    Agreement of New Agents.  The New Administrative Agent hereby assumes all of the rights and obligations of the Administrative Agent (including, without limitation, those of the Original Administrative Agent) under the Intercreditor Agreement

3

and becomes a party to the Intercreditor Agreement as the Administrative Agent.  The New Collateral Agent hereby assumes all of the rights and obligations of the Collateral Agent (including, without limitation, those of the Original Collateral Agent) under the Intercreditor Agreement and becomes a party to the Intercreditor Agreement as the Collateral Agent.

Section 3.                    Senior Secured Notes Trustee Consent.   The Senior Secured Notes Trustee hereby consents to the amendments and/or amendment and restatements of the (a) Canadian Security Agreement made by Williams Scotsman Canada, Inc. and attached hereto as Exhibit A, (b) Custodian Agreement made by certain of the Credit Parties and other persons and attached hereto as Exhibit B and (c) Mortgages in substantially the form attached hereto as Exhibit C (and other modifications to conform to the particular form of Mortgage and/or state law requirements).  Further, the Senior Secured Notes Trustee hereby consents to the assignment by the Original Collateral Agent to the New Collateral Agent of the Mortgages, Uniform Commercial Code financing statements in favor of DBTCA, as collateral agent, against any Credit Party, Collateral Access Agreements and any other Collateral Documents and documents, instruments and agreements relating to any of the foregoing.  Without limiting the foregoing and in addition thereto, the Senior Secured Notes Trustee agrees that, upon the request of the New Collateral Agent, the Senior Secured Notes Trustee will acknowledge any amendment to any Mortgage referred to in the first sentence of this Section 3 and of any other Collateral Document to provide for the substitution of the New Collateral Agent for the Old Collateral Agent thereunder and the inclusion of the Amended and Restated Credit Agreement as the “Credit Agreement” thereunder.

Section 4.                    Notices to Agents.  Each of the New Administrative Agent and the New Collateral Agent hereby notifies the Senior Secured Notes Trustee that the address of the New Administrative Agent and the New Collateral Agent for notices and other communications under Section 11 of the Intercreditor Agreement is:

Bank of America, N.A.

335 Madison Avenue, 6th Floor

New York, New York 10017

Attention:  Business Capital/URGENT

Telephone No.:      (212) 503-7632

Telecopier No.:      (212) 503-7330

Section 5.                    Acknowledgment As To Intercreditor Agreement.  The Senior Secured Notes Trustee acknowledges that the Intercreditor Agreement has not heretofore been amended or modified.  Each of the New Administrative Agent, the New Collateral Agent and the Senior Secured Notes Trustee acknowledges that, except as herein agreed, the Intercreditor Agreement as originally executed is hereby ratified and confirmed and continues in full force and effect in accordance with its terms.

4

Section 6.                    Counterparts.  This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 7.                    Governing Law.  THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

5

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the undersigned duly authorized signatories of the parties hereto as of the date and year first above written.

BANK OF AMERICA, N.A.,
as New Administrative Agent
and New Collateral Agent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Senior Secured Notes Trustee

By:
Name:
Title:

6

By its signature below, the undersigned hereby acknowledges that (i) pursuant to a certain Assignment and Assumption Agreement (the “Bank Assignment Agreement”), dated as of June __, 2005, among Bank of America, N.A., Deutsche Bank Trust Company Americas, the lenders party thereto as assignors (the “Assignors”), Deutsche Bank Trust Company Americas, in its capacities as administrative agent, payments administrator and collateral agent, Williams Scotsman, Inc. and Williams Scotsman International, Inc., each of the Assignors and Deutsche Bank Trust Company Americas, in its capacities as administrative agent, payments administrator and collateral agent, sold, transferred and assigned all of their respective rights, title and interest (with certain exceptions as therein provided) in, to and under the Credit Agreement (as defined in the Intercreditor Agreement) and the documents executed and/or delivered in connection therewith and (ii) in connection with such sale, transfer and assignment and pursuant to the terms of the Bank Assignment Agreement, Deutsche Bank Trust Company Americas, in its capacities as administrative agent, payments administrator and collateral agent, resigned in such capacities and Bank of America, N.A., as administrative agent and collateral agent, succeeded to the responsibilities and duties thereof with respect to the Credit Agreement and the Collateral Documents.

DEUTSCHE BANK TRUST COMPANY
AMERICAS,
as Original Administrative Agent and Original Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGED:

WILLIAMS SCOTSMAN, INC.

By:
Name:
Title:

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

By:
Name:
Title:

7

EXHIBIT A

Canadian Security Agreement

8

EXHIBIT B

Custodian Agreement

9

EXHIBIT C

Form of Amendment to Mortgages

10